As filed with the Securities and Exchange Commission on September 9, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NORTHWEST BANCSHARES, INC. AND
NORTHWEST SAVINGS BANK 401(K) PLAN
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	Being Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
100 Liberty Street
Warren, Pennsylvania 16365
(814) 726-2140
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
William J. Wagner
President and Chief Executive Officer
301 Second Avenue
Warren, Pennsylvania 16365
(814) 726-2140
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)
Copies to:
Eric Luse, Esq.
Marc P. Levy, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 780
Washington, D.C. 20015
(202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑
If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee
Common Stock, $0.01 par value per share	135,006,564 shares	$10.00	$1,350,065,640 (1)	$75,334
Participation Interests	5,569,111 interests			(2)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	The securities of Northwest Bancshares, Inc. to be purchased by the Northwest Savings Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     PROSPECTUS
NORTHWEST BANCSHARES, INC.
(Proposed Holding Company for Northwest Savings Bank)
Up to 73,025,000 Shares of Common Stock
(Subject to Increase to up to 83,978,750 Shares)
     Northwest Bancshares, Inc., a Maryland corporation, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Northwest Bancorp, MHC from the mutual to the stock form of organization. The shares of common stock we are offering represent the ownership interest in Northwest Bancorp, Inc. currently owned by Northwest Bancorp, MHC. In addition, at the conclusion of the offering, existing shares of Northwest Bancorp, Inc. common stock currently held by the public will be exchanged for shares of common stock of Northwest Bancshares, Inc. Northwest Bancorp, Inc.’s common stock is currently traded on the Nasdaq Global Select Market under the trading symbol “NWSB.” We expect that Northwest Bancshares, Inc.’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol “NWBI” following the completion of this stock offering.
     We are offering the shares of common stock in a “subscription offering.” Depositors of Northwest Savings Bank with aggregate account balances of at least $50 as of the close of business on June 30, 2008 will have first priority rights to buy our shares of common stock. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to our local community and the stockholders of Northwest Bancorp, Inc. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated.
     We are offering up to 73,025,000 shares of common stock for sale on a best efforts basis. We may sell up to 83,978,750 shares of common stock because of demand for the shares of common stock, as a result of regulatory considerations or changes in the market for financial institutions stock, without resoliciting purchasers. In addition to the shares we are selling in the offering, we also will simultaneously issue up to 42,998,469 shares of common stock to existing public stockholders of Northwest Bancorp, Inc. in exchange for their existing shares. The number of shares to be issued in the exchange may be increased to up to 49,448,239 shares of common stock, if we sell 83,978,750 shares of common stock in the offering. In addition, we intend to establish a charitable foundation in connection with the conversion and contribute to it $1.0 million in cash and a number of shares of common stock with an aggregate value equal to 2% of the shares sold. The aggregate value of the contribution of cash and shares of common stock will be $16.8 million at the adjusted maximum of the offering range. We must sell a minimum of 53,975,000 shares in the offering and issue 31,781,477 shares in the exchange in order to complete the offering and the exchange of existing shares of common stock.
     The minimum order is 25 shares. The offering is expected to expire at 4:00 p.m., Eastern Time, on [expiration date]. We may extend this expiration date without notice to you until [extension date], unless the Office of Thrift Supervision approves a later date, which may not be beyond [final expiration date]. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 83,978,750 shares or decreased to less than 53,975,000 shares. If the subscription and community offerings are terminated, purchasers will have their funds returned promptly, with interest. If the offering is extended beyond [extension date] or there is a change in the offering range, we will resolicit purchasers, and you will have the opportunity to maintain, change or cancel your order. If you do not provide us with a written indication of your intent, your order will be canceled and your funds will be returned to you, with interest. Funds received prior to the completion of the offering will be held in a segregated account at Northwest Savings Bank or, at our discretion, at another federally insured depository institution, and will earn interest at Northwest Savings Bank’s passbook savings rate, which is currently ___%. Stifel, Nicolaus & Company, Incorporated will assist us in selling our shares of common stock on a best efforts basis in the subscription and community offerings. We may also offer shares of common stock not subscribed for in the subscription and community offerings in a syndicated offering through a syndicate of selected dealers with Stifel, Nicolaus & Company, Incorporated serving as sole book running manager. Stifel, Nicolaus & Company, Incorporated is not required to purchase any shares of common stock that are being offered for sale.
OFFERING SUMMARY
Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	53,975,000	63,500,000	73,025,000	83,978,750
Gross offering proceeds	$539,750,000	$635,000,000	$730,250,000	$839,787,500
Estimated offering expenses excluding selling agent commissions and expenses	$4,423,500	$4,423,500	$4,423,500	$4,423,500
Estimated selling agent commissions and expenses (1)	$19,790,515	$23,244,153	$26,697,791	$30,669,475
Net proceeds	$515,535,985	$607,332,347	$699,128,709	$804,694,525
Net proceeds per share	$9.55	$9.56	$9.57	$9.58

(1)	Includes: (i) selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated in connection with the subscription and community offerings equal to 1.0% of the aggregate amount of common stock in the subscription and community offerings (net of insider purchases, shares purchased by our ESOP and shares issued to the charitable foundation), or $1.85 million, at the midpoint of the offering range, assuming that one-third of the offering is sold in the subscription and community offerings and the remaining two-thirds of the offering will be sold in a syndicated community offering; (ii) fees and selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated and any other syndicate members participating in the syndicated offering equal to 5% of the aggregate amount of common stock sold in the syndicated community offering; and (iii) other expenses estimated to be $225,000. For information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated and the other syndicate members that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription offering and the syndicated community offering to determine the estimated offering expenses, see “Pro Forma Data” on page 50 and “The Conversion and Offering-Marketing Arrangements” on page 166.
This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 27.
     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
STIFEL NICOLAUS & COMPANY, INCORPORATED
For assistance, please contact the Stock Information Center at (877)                     .
The date of this prospectus is [Prospectus date].

[MAP SHOWING NORTHWEST SAVINGS BANK’S MARKET AREA APPEARS ON INSIDE
FRONT COVER]

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SUMMARY
     The following summary explains the material aspects of the conversion, the offering and the exchange of existing shares of Northwest Bancorp, Inc. common stock for new shares of Northwest Bancshares, Inc. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this prospectus carefully, including the consolidated financial statements, the notes to the consolidated financial statements, and the section entitled “Risk Factors.”
The Companies
     Northwest Bancshares, Inc.
     Northwest Bancshares, Inc. is a newly-formed Maryland corporation that was incorporated in September 2009 to be the successor corporation to Northwest Bancorp, Inc. upon completion of the conversion. Northwest Bancshares, Inc. will own all of the outstanding shares of common stock of Northwest Savings Bank upon completion of the conversion.
     Northwest Bancshares, Inc.’s executive offices are located at 100 Liberty Street, Warren, Pennsylvania 16365. Our telephone number at this address is (814) 726-2140.
     Northwest Bancorp, MHC
     Northwest Bancorp, MHC is the federally chartered mutual holding company of Northwest Bancorp, Inc. Northwest Bancorp, MHC’s principal business activity is the ownership of 30,536,457 shares of common stock of Northwest Bancorp, Inc., or 63.0% of the issued and outstanding shares as of June 30, 2009. The remaining 17,980,430 shares of Northwest Bancorp, Inc. common stock outstanding as of June 30, 2009 were held by the public. After the completion of the conversion, Northwest Bancorp, MHC will cease to exist.
     Northwest Bancorp, Inc.
     Northwest Bancorp, Inc. is a federally chartered stock holding company that owns all of the outstanding common stock of Northwest Savings Bank. Northwest Bancorp, Inc. succeeded to the operations of Northwest Bancorp, Inc., a Pennsylvania corporation, in 2001. At June 30, 2009, Northwest Bancorp, Inc. had consolidated assets of $7.1 billion, deposits of $5.3 billion and stockholders’ equity of $632.5 million. After the completion of the conversion, Northwest Bancorp, Inc. will cease to exist, and will be succeeded by Northwest Bancshares, Inc., a new Maryland corporation. As of June 30, 2009, Northwest Bancorp, Inc. had 48,516,887 shares of common stock issued and outstanding, of which 30,536,457 shares were owned by Northwest Bancorp, MHC.
     Northwest Savings Bank
     Northwest Savings Bank is a Pennsylvania chartered savings bank headquartered in Warren, Pennsylvania. It was originally founded in 1896 and reorganized from the mutual (meaning no stockholders) structure into the mutual holding company structure in 1994, thereby becoming partially stockholder-owned. Northwest Savings Bank became the wholly owned subsidiary of Northwest Bancorp, Inc., a Pennsylvania corporation, in 1998, and the wholly-owned subsidiary of Northwest Bancorp, Inc., a federal corporation, in 2001.

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Our Business
     We are a full service retail banking institution. Our primary business lines involve gathering funds from deposits or borrowings and investing these funds in loans and investment securities. We currently operate 167 retail banking locations and 267 automated teller machines in Pennsylvania, northeastern Ohio, western New York, northern Maryland and southern Florida.
     Our primary lines of business are:
•	Retail Lending. The Retail Lending Division is responsible for originating residential mortgage loans, home equity loans, and consumer loans primarily through our community banking office network. We also offer our customers the choice of obtaining loans through our telephone banking center or online.

•	Commercial Lending. The Commercial Lending Division is focused on developing long-term relationships with our business customers. We offer a comprehensive array of financial services and loan products for businesses. We provide exceptional service with local decision-making and personal attention. We have been diversifying our commercial loan exposure by state, with 64% of our commercial loans in, or adjacent to, Pennsylvania, 19% in New York, 12% in Maryland, 4% in Ohio and 1% in Florida.

•	Deposit Products and Services. We offer a full range of traditional deposit products such as checking accounts, savings accounts, money market accounts, retirement accounts, and certificates of deposit. These products can have additional features such as direct deposit, ATM and check card services, overdraft protection, telephone banking, internet banking and mobile banking, thereby providing our customers multiple channels to access their accounts.

•	Business Services. The Business Services Division is a team of experienced bankers who are focused on building stronger, more enduring commercial deposit relationships by delivering a full array of cash management services.

•	Investment, Employee Benefits and Trust Services. We offer an expanded range of products and services that encompass full-service and discount brokerage, estate planning services, pension and 401(k) services, and investment management and trust services.

•	Consumer Finance. We operate a consumer finance company, Northwest Consumer Discount Company, with offices in 49 locations in, or adjacent to, Pennsylvania. NCDC specializes in assisting individuals with their consumer credit needs. As of June 30, 2009, NCDC had loans outstanding of $132.0 million.

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Market Area and Our Customer Base
     We are headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania, and have our highest concentration of deposits and loans in this area. As of June 30, 2009, we operate 141 community banking offices and 49 consumer finance offices located in Pennsylvania. Pennsylvania is a stable banking market with a total population of approximately 12.6 million and total households of approximately 4.9 million. The median household income in Pennsylvania was stable at $53,225 as of June 30, 2009, compared to the nationwide median income level of $54,719 according to estimates from SNL Securities. While our primary market area is in the Commonwealth of Pennsylvania, we operate 14 community banking offices located in New York, five community banking offices in Maryland, three community banking offices in Broward County, Florida and five community banking offices in Ohio. We operate in market areas that have fairly stable and diverse economies. While the western New York market exhibits similar demographic trends to our Pennsylvania market, our Florida, Maryland and Ohio markets are generally estimated to exhibit population and household income growth levels above state and national averages. We compete for deposits, loans and other services with commercial banks, brokerage houses, other savings banks and credit unions in our market areas.
Our Competitive Strengths
     Since our initial public offering in 1994 we have grown from a savings bank operating primarily in Northwestern Pennsylvania to a regional community banking organization with branch offices in Ohio, New York, Maryland, Florida and throughout Pennsylvania. We believe that our growth and success have largely been due to the following strengths that have given us a competitive advantage in our markets:
•	Maintaining a strong and experienced management team, and attracting and retaining dedicated and qualified personnel to support the growth of our franchise. Achieving our strategic objectives requires an experienced and dedicated management team, which we have developed and maintained over the years. Our management team has been an integral part of the continued growth and success of Northwest Savings Bank, including its transition to being a fully public company.

•	Being recognized as an employer of choice in all of our markets by providing employees with exceptional opportunities for advancement and growth in an attractive business environment. A strong management team requires the support of dedicated and experienced employees. Our commitment to our employees, as well as the career opportunities offered by our sustained growth, has made Northwest Savings Bank a preferred employer in the markets we serve.

•	Maintaining our ability and our reputation as an experienced and successful acquirer. Since 1994, we have completed 25 acquisition transactions. During this period, our total banking offices have increased from 41 to 167, and our assets have increased from $1.4 billion to $7.1 billion at June 30, 2009.

•	Track record of creating value for our stockholders. As a publicly traded mutual holding company, we have strived to create value for our stockholders while meeting the needs of our banking customers. Common stock purchased in our initial offering in 1994

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has appreciated 310% in value as of August 31, 2009. We will continue to focus on enhancing shareholder value as we transition to a fully converted stock holding company.
Our Business Strategy
     Our strategy is to focus on those banking activities and services that have proven to be successful and that have generated favorable returns for our stockholders. We believe that this focus will enable us to continue to grow our franchise, while maintaining our commitment to customer service, high asset quality, and sustained net earnings. The following are the key elements of our business strategy:
     Expand Our Geographic Reach
•	Complementary acquisitions. We believe that acquisition opportunities exist both within and beyond our current market area. We will consider pursuing acquisition opportunities on a selective basis in contiguous or near contiguous market areas that will afford us the opportunity to add complementary products to our existing business or expand our franchise geographically.

•	De novo branching. We have opened de novo branches to provide better service for our customers and to add to or fill in gaps in our geographic footprint. For example, we plan to open four new branches in Rochester, New York during the fourth quarter of 2009.
     Continue to Improve Our Earnings
•	Asset mix diversification. Historically, we have emphasized the origination of single family residential mortgage loans, and we will continue to emphasize these loans in the future. However, loan diversification improves our net interest margin because consumer loans and commercial business loans generally have shorter terms and higher interest rates than residential mortgage loans.

•	Managing interest rate risk. Diversifying our asset mix not only improves our margin but also reduces the exposure of our net interest income and earnings to interest rate risk. We will continue to manage our interest rate risk by diversifying the type and maturity of assets in our loan and investment portfolios.

•	Fee income. We have been focusing on increasing our fee income by offering new products and services. For example, we offer business deposits which are a source of low-cost funds and fee income as well as investment management, brokerage and trust services with almost $1.0 billion of managed assets.

•	Investment in our infrastructure. Over the past five years, we have significantly upgraded our technology capabilities by offering internet and mobile banking, an expanded ATM network, debit cards, surcharge-free ATM capabilities and electronic check clearing. We intend to capitalize on our technology capabilities to improve operating efficiencies and enhance customer service.

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     Continue to Improve Our Funding Mix
•	Reducing our cost of funds and our exposure to interest rate risk by offering and attracting more checking accounts, transaction accounts and other low cost deposits. Transaction accounts generally are our least costly source of funds and, therefore, improve our interest rate spread and the interest rate risk associated with deposits repricing more quickly than loans and investments in a rising interest rate environment.
     Increase Lending While Maintaining Asset Quality
•	Maintaining a quality loan portfolio while exercising prudent loan underwriting and administration standards. While the delinquencies in our loan portfolio have increased during the current economic recession, we intend to maintain conservative loan underwriting and administration standards in the future.
     Increase our Capital to Support Our Future Growth
•	Using the capital raised in the stock offering to take advantage of strategic growth and acquisition opportunities. Management believes that the current economic recession will increase the rate of consolidation in the banking industry. After raising additional capital from the conversion and stock offering, we will be better positioned to take advantage of growth and acquisition opportunities that arise.

•	Using the capital raised in the stock offering to increase our capital levels that may be required by the federal banking regulators in the current economic environment. The current severe economic recession has underscored the importance of capital strength. It is expected that existing minimum regulatory capital ratios will be increased by the bank regulatory agencies in response to market conditions and the recession.
     Continue Our Community-Oriented Focus
•	Operating as a regional community banking organization offering a broad range of financial products and services. As a community bank, we are uniquely positioned to understand the financial needs of our local customers. Our Community Banking Division has implemented a new sales process that emphasizes the building and fostering of customer relationships. Our new fully-integrated service and sales system will improve customer service and our operating performance.

•	Our newly established charitable foundation will strengthen our commitment to the communities we serve. The charitable foundation will be funded with $9.8 million to $15.8 million of stock and $1.0 million in cash to benefit the communities we serve.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF
NORTHWEST BANCORP, INC. AND SUBSIDIARIES
     The summary financial information presented below is derived in part from the consolidated financial statements of Northwest Bancorp, Inc. and Subsidiaries. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on pages F-1 and G-1. The information at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 is derived in part from the audited consolidated financial statements of Northwest Bancorp, Inc. that appear in this prospectus. The information at December 31, 2005 and at June 30, 2005 and 2004 and for the years then ended is derived in part from audited consolidated financial statements that do not appear in this prospectus. We changed our fiscal year end from June 30 to December 31, effective December 31, 2005. The operating data for the six months ended June 30, 2009 and 2008 and the financial condition data at June 30, 2009 were not audited. However, in the opinion of management of Northwest Bancorp, Inc., all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At
	June 30,	At December 31,				At June 30,
	2009	2008	2007	2006	2005	2005	2004
	(In Thousands)
Selected Consolidated Financial Data:
Total assets	$7,092,291	$6,930,241	$6,663,516	$6,527,815	$6,447,307	$6,330,482	$6,343,248
Investment securities held-to-maturity (1)	—	—	—	465,312	444,407	467,303	209,241
Investment securities available-for-sale	334,293	393,531	601,620	388,546	289,871	290,702	444,676
Mortgage-backed securities held-to-maturity (1)	—	—	—	251,655	189,851	235,676	392,301
Mortgage-backed securities available-for-sale	675,089	745,639	531,747	378,968	323,965	384,481	411,003
Loans receivable net:
Real estate (2)	4,460,338	4,508,393	4,172,850	3,926,859	4,100,754	3,888,287	3,583,302
Consumer	250,544	261,398	261,598	253,490	366,488	348,672	324,897
Commercial	380,636	372,101	361,174	232,092	155,027	139,925	145,742
Total loans receivable, net	5,091,518	5,141,892	4,795,622	4,412,441	4,622,269	4,376,884	4,053,941
Deposits	5,345,739	5,038,211	5,542,334	5,366,750	5,228,479	5,187,946	5,191,621
Advances from Federal Home Loan Bank and other borrowed funds	897,063	1,067,945	339,115	392,814	417,356	410,344	449,147
Shareholders’ equity	632,535	613,784	612,878	604,561	585,658	582,190	550,472

(1)	In 2007 we divested investment securities that we deemed to have a deteriorating risk profile, including several classified as held-to-maturity, which required us to reclassify all investment securities as available-for-sale.

(2)	Includes one- to four-family residential mortgage loans, home equity loans and commercial real estate loans.

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						For the Six
						Months
						Ended
	For the Six Months Ended					December	For the Year Ended
	June 30,		For the Year Ended December 31,			31,	June 30,
	2009	2008	2008	2007	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)
Selected Consolidated Operating Data:
Total interest income	$183,759	$193,686	$388,659	$396,031	$368,573	$170,449	$321,824	$300,230
Total interest expense	69,387	91,810	169,293	211,015	191,109	79,414	138,047	134,466

Net interest income	114,372	101,876	219,366	185,016	177,464	91,035	183,777	165,764
Provision for loan losses	17,517	5,689	22,851	8,743	8,480	4,722	9,566	6,860

Net interest income after provision for loan losses	96,855	96,187	196,515	176,273	168,984	86,313	174,211	158,904
Noninterest income	21,456	24,822	38,752	43,022	46,026	19,851	32,004	31,862
Noninterest expense	91,270	83,915	170,128	152,742	143,682	66,317	128,659	128,805

Income before income tax expense	27,041	37,094	65,139	66,553	71,328	39,847	77,556	61,961
Income tax expense	7,448	10,030	16,698	17,456	19,792	10,998	22,741	19,829

Net income	$19,593	$27,064	$48,171	$49,097	$51,536	$28,849	$54,815	$42,132

Earnings per share:
Basic	$0.40	$0.56	$1.00	$1.00	$1.03	$0.57	$1.10	$0.88

Diluted	$0.40	$0.56	$0.99	$0.99	$1.03	$0.56	$1.09	$0.87

At or for
the Six
Months
At or For the Six	Ended
Months Ended	At or For the Year Ended	December	At or for the Year
June 30, (1)	December 31,	31,	Ended June 30,
2009	2008	2008	2007	2006	2005 (1)	2005	2004
Selected Financial Ratios and Other Data:
Return on average assets (2)	0.56%	0.79%	0.70%	0.73%	0.79%	0.91%	0.86%	0.68%
Return on average equity (3)	6.26%	8.72%	7.75%	8.18%	8.60%	9.81%	9.74%	8.17%
Average capital to average assets	8.93%	9.10%	9.04%	8.96%	9.19%	9.23%	8.87%	8.27%
Capital to total assets	8.92%	9.00%	8.86%	9.20%	9.26%	9.04%	9.20%	8.68%
Tangible equity to tangible assets	6.48%	6.44%	6.36%	6.50%	6.79%	6.66%	6.93%	6.34%
Net interest rate spread (4)	3.36%	3.02%	3.25%	2.74%	2.77%	2.99%	3.07%	2.83%
Net interest margin (5)	3.63%	3.36%	3.57%	3.10%	3.06%	3.21%	3.24%	2.98%
Noninterest expense to average assets	2.60%	2.46%	2.48%	2.28%	2.20%	2.08%	2.03%	2.06%
Efficiency ratio	67.20%	66.23%	65.91%	66.98%	64.29%	59.81%	59.62%	65.18%
Noninterest income to average assets	0.61%	0.73%	0.56%	0.64%	0.71%	0.63%	0.50%	0.51%
Net interest income to noninterest expense	1.25	x	1.21	x	1.29	x	1.21	x	1.24	x	1.37	x	1.43	x	1.29	x
Dividend payout ratio (6)	110.00%	78.57%	88.89%	84.85%	67.96%	53.57%	44.04%	45.98%
Nonperforming loans to net loans receivable	2.41%	1.38%	1.93%	1.03%	0.92%	0.93%	0.77%	0.80%
Nonperforming assets to total assets	1.95%	1.12%	1.67%	0.87%	0.72%	0.74%	0.64%	0.57%
Allowance for loan losses to nonperforming loans	54.49%	62.72%	55.37%	84.22%	92.92%	77.67%	93.91%	94.35%
Allowance for loan losses to net loans receivable	1.31%	0.87%	1.07%	0.87%	0.85%	0.72%	0.72%	0.76%
Average interest-bearing assets to average interest-bearing liabilities	1.11	x	1.10	x	1.10	x	1.10	x	1.09	x	1.09	x	1.08	x	1.06	x
Number of full-service offices	168	166	167	166	160	153	153	152
Number of consumer finance offices	49	51	51	51	51	50	49	49

(1)	Ratios are annualized where appropriate.

(2)	Represents net income divided by average total assets.

(3)	Represents net income divided by average equity.

(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.

(5)	Represents net interest income as a percentage of average interest-earning assets.
(footnotes continued on following page)

7

(continued from previous page)

(6)	The dividend payout ratio represents dividends declared per share divided by net income per share. The following table sets forth aggregate cash dividends paid per period, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

						For the Six
						Months
	For the Six Months Ended					Ended	For the Year Ended
	June 30,		For the Year Ended December 31,			December	June 30,
	2009	2008	2008	2007	2006	31, 2005	2005	2004
	(In Thousands)
Dividends paid to public stockholders	$7,903	$7,880	$15,771	$15,696	$13,727	$6,119	$9,600	$7,151
Dividends paid to Northwest Bancorp, MHC	—	—	—	—	—	—	10,571	2,812

Total dividends paid	7,903	7,880	15,771	15,696	13,727	6,119	20,171	9,963

Our Current Organizational Structure
     In 1994 Northwest Savings Bank, a Pennsylvania savings bank, conducted an initial public offering by selling a minority of its common stock to the public. The remaining majority of its shares were retained by Northwest Bancorp, MHC. In February 1998, Northwest Bancorp, Inc., a Pennsylvania corporation, became the mid-tier stock holding company of Northwest Savings Bank and all shares of Northwest Savings Bank were exchanged for the same number of shares of Northwest Bancorp, Inc. In 2001, Northwest Bancorp, Inc., a federal corporation, succeeded to the operations of Northwest Bancorp, Inc., the Pennsylvania corporation, and owns 100% of the outstanding shares of common stock of Northwest Savings Bank. The majority of the outstanding shares of common stock of Northwest Bancorp, Inc. are owned by Northwest Bancorp, MHC, which is a mutual holding company with no stockholders.
     Pursuant to the terms of Northwest Bancorp, MHC’s plan of conversion and reorganization, Northwest Bancorp, MHC will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering, and possibly in a community and/or a syndicated community offering, the majority ownership interest of Northwest Bancorp, Inc. that is currently owned by Northwest Bancorp, MHC. In addition, we intend to contribute cash and shares of common stock to a charitable foundation we will establish in connection with the conversion. Upon the completion of the offering, Northwest Bancorp, MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, existing public stockholders of Northwest Bancorp, Inc. will receive shares of common stock of Northwest Bancshares, Inc. in exchange for their shares of Northwest Bancorp, Inc. common stock in order to maintain the public stockholders’ existing percentage ownership in our organization (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and the effect of shares issued to the charitable foundation).

8

     The following diagram shows our current organizational structure:
Our Organizational Structure Following the Conversion
     After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:
Reasons for the Conversion and the Offering
     Our primary reasons for converting and raising additional capital through the offering are:
•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any understandings or agreements regarding any specific acquisition transaction (except as described below);

•	to improve our capital position during a period of significant economic uncertainty, especially for the financial services industry (although, as of June 30, 2009, Northwest Savings Bank was considered “well capitalized” for regulatory purposes and is not

9

subject to any directive or recommendation from the Federal Deposit Insurance Corporation or the Pennsylvania Department of Banking to raise capital);
•	to support internal growth through lending in the communities we serve;

•	to finance the acquisition of branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies;

•	to form a charitable foundation to benefit the communities we serve; and

•	to use the additional capital for other general corporate purposes.
     As of June 30, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, a Pennsylvania mutual savings bank located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency with annual revenue of approximately $2.0 million. At June 30, 2009, Keystone State Savings Bank had one branch and approximately $25.0 million in assets and approximately $3.2 million of retained earnings. On August 31, 2009, the FDIC approved the merger of Keystone State Savings Bank into Northwest Savings Bank, and the merger is expected to be completed in October 2009.
Terms of the Offering
     Pursuant to Northwest Bancorp, MHC’s plan of conversion and reorganization, our organization will convert from the partially public mutual holding company form to the fully public stock holding company structure. In connection with the conversion, we are selling shares of common stock that represent the ownership interest in Northwest Bancorp, Inc. currently held by Northwest Bancorp, MHC.
     We are offering between 53,975,000 and 73,025,000 shares of common stock to eligible depositors of Northwest Savings Bank, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan and, to the extent shares remain available, to natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, to our existing public stockholders and to the general public. The number of shares of common stock to be sold may be increased to up to 83,978,750 as a result of regulatory considerations, demand for our shares, or changes in the market for financial institution stocks. Unless the number of shares of common stock to be offered is increased to more than 83,978,750 shares or decreased to fewer than 53,975,000 shares, or the offering is extended beyond [extension date], purchasers will not have the opportunity to modify or cancel their stock orders once submitted. If the number of shares of common stock to be sold is increased to more than 83,978,750 shares or decreased to fewer than 53,975,000 shares, or if the offering is extended beyond [extension date], purchasers will have the opportunity to maintain,

10

cancel or change their orders for shares of common stock during a designated resolicitation period or have their funds returned promptly with interest. If you do not provide us with written indication of your intent, your stock order will be canceled, your funds will be returned to you with interest calculated at Northwest Savings Bank’s passbook savings rate and any deposit account withdrawal authorizations will be canceled.
     The purchase price of each share of common stock to be offered for sale in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Stifel, Nicolaus & Company, Incorporated, our conversion advisor and marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the offering.
How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price
     The offering range and exchange ratio are based on an independent appraisal of the estimated market value of Northwest Bancshares, Inc., assuming the conversion, the exchange and the offering are completed and the charitable foundation is funded with a grant of cash and stock. RP Financial, LC., an appraisal firm experienced in appraisals of financial institutions, has estimated that, as of August 28, 2009, this estimated pro forma market value ranged from $867.4 million to $1,173.8 million, with a midpoint of $1,020.6 million. Based on this valuation, the 63% ownership interest of Northwest Bancorp, MHC being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Northwest Bancshares, Inc. will range from 53,975,000 shares to 73,025,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio will range from 1.7676 shares at the minimum of the offering range to 2.3914 shares at the maximum of the offering range in order to approximately preserve the existing percentage ownership of public stockholders of Northwest Bancorp, Inc. (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and the effect of shares issued to the charitable foundation). If market conditions warrant, the appraisal can be increased by 15%. At this adjusted maximum of the offering range, the pro forma market value is $1,350.1 million, the number of shares of common stock offered for sale will be 83,978,750 and the exchange ratio will be 2.7501 shares.
     The independent appraisal is based in part on Northwest Bancorp, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Northwest Bancorp, Inc.

11

     The appraisal peer group consists of the following companies. Total assets are as of June 30, 2009.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in thousands)
Brookline Bancorp, Inc. (BRKL)	NASDAQ	Brookline, MA	$2,641,113
ESB Financial Corp (ESBF)	NASDAQ	Ellwood City, PA	$1,963,389
ESSA Bancorp, Inc. (ESSA)	NASDAQ	Stroudsburg, PA	$1,052,942
First Defiance Financial Corp. (FDEF)	NASDAQ	Defiance, OH	$2,023,563
First Niagara Financial Group (FNFG)	NASDAQ	Lockport, NY	$11,577,171
Hudson City Bancorp, Inc. (HCBK)	NASDAQ	Paramus, NJ	$57,406,339
New York Community Bancorp (NYB)	NYSE	Westbury, NY	$32,860,123
NewAlliance Bancshares (NAL)	NYSE	New Haven, CT	$8,581,440
Peoples United Financial (PBCT)	NASDAQ	Bridgeport, CT	$20,811,500
Provident Financial Serv. Inc. (PFS)	NYSE	Jersey City, NJ	$6,668,844
     The independent appraisal does not indicate actual market value. Do not assume or expect that the estimated valuation as indicated above means that, after the offering, the shares of our common stock will trade at or above the $10.00 purchase price.
     The following table presents a summary of selected pricing ratios for the peer group companies, Northwest Bancshares, Inc. (on a pro forma basis) and Northwest Bancorp, Inc. (on a historical basis). The pricing ratios are based on earnings and other information as of and for the twelve months ended June 30, 2009 and stock price information as of August 28, 2009, as reflected in RP Financial, LC.’s appraisal report, dated August 28, 2009. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 9.4% on a price-to-book value basis, a discount of 27.5% on a price-to-tangible book value basis, and a discount of 18.8% on a price-to-core earnings basis.
     Our board of directors, in reviewing and approving the independent appraisal, considered the range of price-to-core earnings multiples, the range of price-to-book value and price-to-tangible book value ratios at the different ranges of shares of common stock to be sold in the offering, and did not consider one valuation approach to be more important than the other. Instead, in approving the independent appraisal, the board of directors concluded that these ranges represented the appropriate balance of the three approaches to establishing our estimated valuation range, and the number of shares of common stock to be sold, in comparison to the peer group institutions. Specifically, in approving the independent appraisal, the board of directors believed that we would not be able to sell our shares at a price-to-book value and price-to-tangible book value that was in line with the peer group without unreasonably exceeding the peer group on a price-to-core earnings basis. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the offering as well as the trading price of Northwest Bancorp, Inc. common stock, which decreased from $20.74 per share on August 26, 2009, the closing price on the last trading day immediately preceding the announcement of the conversion, to $20.70 per share, the closing price on August 28, 2009, the effective date of the independent appraisal.

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	Price-to-core earnings		Price-to-book	Price-to-tangible
	multiple (1)		value ratio	book value ratio
Northwest Bancshares, Inc. (on a pro forma basis, assuming completion of the conversion)
Minimum	15.21	x	78.19%	93.02%
Midpoint	17.61	x	85.47%	100.40%
Maximum	19.93	x	91.74%	106.50%
Maximum, as adjusted	22.51	x	98.04%	112.49%

Valuation of peer group companies, as of
August 28, 2009
Averages	24.53	x	101.26%	146.94%
Medians	28.48	x	105.21%	146.11%

(1)	Information derived from the RP Financial appraisal report and are based upon estimated core earnings for the twelve months ended June 30, 2009. These ratios are different than the “Pro Forma Data.”
     The independent appraisal also reflects the contribution of cash and shares of common stock to the charitable foundation we are organizing in connection with the conversion. The contribution of cash and shares of common stock to the charitable foundation will reduce our estimated pro forma market value. See “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”
     RP Financial, LC. will update the independent appraisal prior to the completion of the conversion. If the estimated appraised value, including offering shares, exchange shares and shares contributed to the charitable foundation, changes to either below $867.4 million or above $1,350.1 million, we will resolicit persons who submitted stock orders. See “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”
The Exchange of Existing Shares of Northwest Bancorp, Inc. Common Stock
     At the conclusion of the conversion, shares held by existing stockholders of Northwest Bancorp, Inc. will be canceled and exchanged for shares of common stock of Northwest Bancshares, Inc. The number of shares of common stock received will be based on an exchange ratio determined as of the conclusion of the conversion and offering, which will depend upon our final appraised value. The number of shares received will not be based on the market price of our currently outstanding shares. Instead, the exchange ratio will ensure that existing public stockholders of Northwest Bancorp, Inc. will retain the same approximate percentage ownership of our organization after the offering, exclusive of their purchase of any additional shares of common stock in the offering, their receipt of cash in lieu of fractional exchange shares and the effect of shares issued to the charitable foundation. In addition, if options to purchase shares of Northwest Bancorp, Inc. common stock are exercised before consummation of the conversion, there will be an increase in the percentage of shares of Northwest Bancorp, Inc. held by public stockholders, an increase in the number of shares of common stock issued to public stockholders in the share exchange and a decrease in the exchange ratio and the offering range.
     The following table shows how the exchange ratio will adjust, based on the valuation of Northwest Bancshares, Inc. and the number of shares of common stock issued in the offering. The table also shows the number of whole shares of Northwest Bancshares, Inc. common stock a hypothetical owner of Northwest Bancorp, Inc. common stock would receive in exchange for 100 shares of Northwest Bancorp, Inc. common stock owned at the completion of the conversion, depending on the number of shares of common stock sold in the offering.

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										New Shares
			New Shares to be				Total Shares of		Equivalent	That Would
			Exchanged for				Common Stock to		Per Share	be Received
			Existing Shares of				be Outstanding		Current	for 100
	New Shares to be Sold		Northwest Bancorp,		Shares to be issued		After the	Exchange	Market	Existing
	in This Offering		Inc.		to the Foundation		Offering	Ratio	Price (1)	Shares
	Amount	Percent	Amount	Percent	Amount	Percent
Minimum	53,975,000	62.23%	31,781,477	36.64%	979,500	1.13%	86,735,977	1.7676	$17.68	176
Midpoint	63,500,000	62.21%	37,389,973	36.64%	1,170,000	1.15%	102,059,973	2.0795	20.80	208
Maximum	73,025,000	62.21%	42,998,469	36.63%	1,360,500	1.16%	117,383,969	2.3914	23.91	239
15% above Adjusted Maximum	83,978,750	62.20%	49,448,239	36.63%	1,579,575	1.17%	135,006,564	2.7501	27.50	275

(1)	Represents the value of shares of Northwest Bancshares, Inc. common stock received in the conversion by a holder of one share of Northwest Bancorp, Inc. at the exchange ratio, assuming the market price of $10.00 per share.
     No fractional shares of Northwest Bancshares, Inc. common stock will be issued to any public stockholder of Northwest Bancorp, Inc. For each fractional share that would otherwise be issued, Northwest Bancshares, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share purchase price of the common stock in the offering.
     Outstanding options to purchase shares of Northwest Bancorp, Inc. common stock also will convert into and become options to purchase new shares of Northwest Bancshares, Inc. common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion. At June 30, 2009, there were 1,802,052 outstanding options to purchase shares of Northwest Bancorp, Inc. common stock, 986,002 of which have vested. Such options will be converted into options to purchase 3,185,307 shares of common stock at the minimum of the offering range and 4,309,427 shares of common stock at the maximum of the offering range. Because Office of Thrift Supervision regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion. If all existing options were exercised for authorized, but unissued shares of common stock following the conversion, stockholders would experience dilution of approximately 3.59% at the minimum of the offering range and 3.59% at the maximum of the offering range.
How We Intend to Use the Proceeds From the Offering
     Assuming we sell 63,500,000 shares of common stock in the stock offering, and we have net proceeds of $607.3 million, we intend to distribute the net proceeds as follows:
•	$303.6 million (50.0% of the net proceeds) will be invested in Northwest Savings Bank;

•	$25.9 million (4.3% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock;

•	$1.0 million (0.2% of the net proceeds) will be contributed to the Northwest Charitable Foundation; and

•	$276.8 million (45.6% of the net proceeds) will be retained by us.

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     We may use the remaining funds we receive for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes. Northwest Savings Bank may use the proceeds it receives to support increased lending and other products and services. The net proceeds retained also may be used for future business expansion through acquisitions of banks, thrifts and other financial services companies, and opening or acquiring branch offices. We have no current arrangements or agreements with respect to any such acquisitions, except as previously described. Initially, a substantial portion of the net proceeds will be invested in short-term investments and mortgage-backed securities consistent with our investment policy.
     Please see “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.
Our Dividend Policy
     As of June 30, 2009, Northwest Bancorp, Inc. paid a quarterly cash dividend of $0.22 per share, which equals $0.88 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. Northwest Bancshares, Inc. expects the annual dividends to equal $0.50, $0.42, $0.37 and $0.32 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 5.0%, 4.2%, 3.7% and 3.2%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the dividend amount that Northwest Bancorp, Inc. stockholders currently receive, as adjusted to reflect the exchange ratio. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.
     See “Selected Consolidated Financial and Other Data of Northwest Bancorp, Inc. and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.
Purchases and Ownership by our Officers and Directors
     We expect our directors, executive officers and their associates, to purchase 55,000 shares of common stock in the offering. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own 1,686,570 shares of common stock, or 1.65% of our total outstanding shares of common stock at the midpoint of the offering range, including shares they receive in exchange for shares they currently own in Northwest Bancorp, Inc.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion
     Employee Stock Ownership Plan. Our tax-qualified employee stock ownership plan expects to purchase up to 4% of the shares of common stock we sell in the offering and issue to the charitable foundation, or 3,422,333 shares of common stock, assuming we sell the maximum as adjusted number of the shares proposed to be sold which, when combined with the existing employee stock ownership plan, will be less than 8% of the shares outstanding following the conversion. If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 4% of the shares of common

15

stock sold in the offering and issued to the charitable foundation. We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan. Assuming the employee stock ownership plan purchases 2,586,800 shares in the offering, the midpoint of the offering range, we will recognize additional compensation expense of approximately $1.3 million annually (or approximately $0.8 million after tax) over a 20-year period, assuming the loan to the employee stock ownership plan has a 20-year term and the shares of common stock have a fair market value of $10.00 per share for the full 20-year period. If, in the future, the shares of common stock have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.
     Stock-Based Incentive Plan. We also intend to implement a new stock-based incentive plan no earlier than six months after completion of the conversion. Stockholder approval of this plan will be required. If adopted within 12 months following the completion of the conversion, the stock-based incentive plan will reserve a number of shares up to 4% of the shares of common stock sold in the offering and issued to the charitable foundation, or up to 3,422,333 shares of common stock at the maximum as adjusted of the offering range, for awards of restricted stock to key employees and directors, at no cost to the recipients, in order to ensure that the aggregate number of restricted shares of common stock subject to the new stock-based incentive plan and our existing recognition and retention plan does not exceed 4% of the shares outstanding (including shares issued in exchange for existing shares of Northwest Bancorp, Inc. and issued to the charitable foundation) following completion of the conversion as required by Office of Thrift Supervision regulations. If the shares of common stock awarded under the stock-based incentive plan come from authorized but unissued shares of common stock, stockholders would experience dilution of up to approximately 2.47% in their ownership interest in Northwest Bancshares, Inc. If adopted within 12 months following the completion of the conversion, the stock-based incentive plan will also reserve a number of shares up to 10% of the shares of common stock sold in the offering and issued to the charitable foundation, or up to 8,555,833 shares of common stock at the maximum as adjusted of the offering range, for issuance pursuant to grants of stock options to key employees and directors in order to ensure that the aggregate number of shares reserved under the new stock-based incentive plan and our existing stock option plans does not exceed 10% of the shares outstanding (including shares issued in exchange for existing shares of Northwest Bancorp, Inc. and issued to the charitable foundation) following completion of the conversion as required by Office of Thrift Supervision regulations. If the shares of common stock issued upon the exercise of options come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 5.96% in their ownership interest in Northwest Bancshares, Inc. Restricted stock awards and stock option grants made under this plan would be subject to vesting over a period of not less than five years. If the stock-based incentive plan is adopted more than one year after the completion of the conversion, awards of restricted stock or grants of stock options under the plan may exceed the percentages set forth above of the shares sold in the offering and issued to the charitable foundation and have a shorter vesting period. For a description of our current stock benefit plans, see “Management—Executive Compensation—Long-Term Stock-Based Compensation.”
     The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are expected under the new stock-based incentive plan as a result of the conversion. The table also shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees.

16

	Number of Shares to be Granted or Purchased (1)
			As a
			Percentage
			of Common	Dilution
			Stock to be	Resulting	Value of Grants (2)
		At	Sold in the	From		At
	At	Maximum	Offering and	Issuance of	At	Maximum
	Minimum of	as adjusted	Issued to the	Shares for	Minimum	as adjusted
	Offering	of Offering	Charitable	Stock Benefit	of Offering	of Offering
	Range	Range	Foundation	Plans (3)	Range	Range
Employee stock ownership plan	2,198,180	3,422,333	4.0%	0.00%	$21,982	$34,223
Restricted stock awards	2,198,180	3,422,333	4.0	2.47%	21,982	34,223
Stock options	5,495,450	8,555,833	10.0	5.96%	11,156	17,368

Total	9,891,810	15,400,499	18.0%	8.15%%	$55,120	$85,814

(1)	The stock-based incentive plan may award a number of options and restricted stock equal to 10% and 4% of the shares of common stock sold in the offering and issued to the foundation, respectively, if the plan is adopted within one year after the completion of the conversion. For purposes of this table, we have assumed that the stock-based incentive plan is adopted more than one year following the completion of the conversion and that grants made under such plan are in excess of the regulatory restrictions on the size of such plan that apply if the stock-based incentive plan is adopted within one year following the conversion. However, the stock-based incentive plan may remain subject to supervisory restrictions.

(2)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $2.03 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option life of eight years; a dividend yield of 4.56%; an interest rate of 2.16%; and a volatility rate of 20.37% based on an index of publicly traded thrift institutions. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(3)	Represents the dilution of stock ownership interest. No dilution is reflected to the employee ownership because such shares are assumed to be purchased in the offering.
     We may fund our plans through open market purchases, as opposed to new issuances of common stock; however, if any options previously granted under our existing stock option plans are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test.
     The following table presents information as of June 30, 2009 regarding our existing employee stock ownership plan, our existing stock option plans, our existing recognition and retention plan, our proposed employee stock ownership plan purchases and our proposed stock-based incentive plan. The table below assumes that 117,383,969 shares are outstanding after the offering, which includes the sale of 73,025,000 shares in the offering at the maximum of the offering range, the issuance of 1,579,600 shares of common stock to the charitable foundation and the issuance of 42,998,469 shares in exchange for shares of Northwest Bancorp, Inc. using an exchange ratio of 2.3914. It also assumes that the value of the stock is $10.00 per share.

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						Percentage of
						Shares
						Outstanding
				Estimated Value of		After the
Existing and New Stock Benefit Plans	Participants	Shares		Shares		Conversion
Existing employee stock ownership plan	Employees	2,724,721	(1)	$27,247,205		2.32%
New employee stock ownership plan	Employees	2,975,420		29,754,200		2.53

Total employee stock ownership plan	Employees	5,700,141		57,001,405		4.85

Existing shares of restricted stock	Directors, Officers and Employees	39,747	(2)	397,470	(3)	0.04
New shares of restricted stock	Directors, Officers and Employees	2,975,420		29,754,200		2.53

Total shares of restricted stock	Directors, Officers and Employees	3,015,167		30,151,670		2.57
Existing stock options	Directors, Officers and Employees	4,309,427	(4)	8,748,137		3.67
New stock options	Directors, Officers and Employees	7,438,550		15,100,257	(5)	6.34

Total stock options	Directors, Officers and Employees	11,747,977		23,848,394		10.01

Total of stock benefit plans		20,463,285		$111,001,469		17.43%

(1)	As of June 30, 2009, Northwest Bancorp, Inc.’s existing employee stock ownership plan held 1,139,383 shares, all of which have been allocated. These shares will be exchanged for 2,724,721 shares using the exchange ratio at the maximum of the offering range.

(2)	As of June 30, 2009, represents 16,621 shares of restricted stock authorized for grant under our existing recognition and retention plan, which will be exchanged for 39,747 shares using the exchange ratio at the maximum of the offering range.

(3)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.

(4)	As of June 30, 2009, represents 1,304,173 shares that may be issued under our existing stock option plans, which will be exchanged for 3,118,799 shares using the exchange ratio at the maximum of the offering range. As of June 30, 2009, options to purchase a total of 1,802,052 shares have been granted and are outstanding under the existing stock option plans, which will be exchanged for options to purchase a total of 4,309,427 shares using the exchange ratio at the maximum of the offering range. A total of 54.7% of the outstanding awards or 986,002 options have vested at June 30, 2009, which will be exchanged for 2,357,925 shares using the exchange ratio at the maximum of the offering range.

(5)	The fair value of stock options to be granted under the new stock-based incentive plan has been estimated based on an index of publicly traded thrift institutions at $2.03 per option using the Black-Scholes option pricing model with the following assumptions; exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 4.56%; expected life, eight years; expected volatility, 20.37%; and rate, 2.16%.
     The value of the restricted shares awarded under the stock-based incentive plan will be based on the market value of our common stock at the time the shares are awarded. The stock-based incentive plan is subject to stockholder approval, and cannot be implemented until at least six months after completion of the offering. The following table presents the total value of all shares that would be available for award and issuance under the new stock-based incentive plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

	2,198,180 Shares	2,586,800 Shares	2,975,420 Shares	3,422,330 Shares
	Awarded at Minimum of	Awarded at Midpoint of	Awarded at Maximum of	Awarded at Maximum of
Share Price	Range	Range	Range	Range, As Adjusted
$8.00	$17,585,440	$20,694,400	$23,803,360	$27,378,640
10.00	21,981,800	25,868,000	29,754,200	34,223,300
12.00	26,378,160	31,041,600	35,705,040	41,067,960
14.00	30,774,520	36,215,200	41,655,880	47,912,620
     The grant-date fair value of the options granted under the new stock-based incentive plan will be based in part on the price of shares of common stock of Northwest Bancshares, Inc. at the time the options are granted. The value will also depend on the various assumptions used in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based incentive plan, assuming the market price and exercise price for

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the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.

		5,495,450 Options	6,467,000 Options	7,438,550 Options	8,555,833 Options
	Grant-Date Fair	at Minimum of	at Midpoint of	at Maximum of	at Maximum of
Exercise Price	Value Per Option	Range	Range	Range	Range, As Adjusted
$8.00	$1.62	$8,902,629	$10,476,540	$12,050,451	$13,860,449
10.00	2.03	11,155,764	13,128,010	15,100,257	17,368,341
12.00	2.44	13,408,898	15,779,480	18,150,062	20,876,233
14.00	2.84	15,607,078	18,366,280	21,125,482	24,298,566
     The tables presented above are provided for informational purposes only. Our shares of common stock may trade below $10 per share. Before you make an investment decision, we urge you to read this entire prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 27.
Limits on How Much Common Stock You May Purchase
     The minimum number of shares of common stock that may be purchased in the offering is 25.
     If you are not currently a Northwest Bancorp, Inc. stockholder —
     No person may purchase more than $1.5 million (150,000 shares) of common stock. If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering combined, when aggregated with your purchases, cannot exceed $6.0 million (600,000 shares) of common stock:
•	your spouse or relatives of you or your spouse living in your house;

•	companies, trusts or other entities in which you are a trustee, have a controlling beneficial interest or hold a senior position; or

•	other persons who may be your associates or persons acting in concert with you.
     Unless we determine otherwise, persons and persons exercising subscription rights through a single qualifying deposit account held jointly will be subject to the overall purchase limitation of $6.0 million (600,000 shares) in all categories of the offering combined.
     See the detailed description of purchase limitations and definitions of “acting in concert” and “associate” in “The Conversion and Offering—Limitations on Common Stock Purchases.”
     If you are currently a Northwest Bancorp, Inc. stockholder —
     In addition to the above purchase limitations, there is an ownership limitation for stockholders other than our employee stock ownership plan. Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Northwest Bancorp, Inc. common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion and offering.
     Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

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Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
     If we do not receive orders for at least 53,975,000 shares of common stock in the subscription, community and/or syndicated community offering, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:
•	increase the purchase and ownership limitations; and/or

•	seek regulatory approval to extend the offering beyond the [extension date] expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.
Alternatively, we may terminate the offering, return funds with interest and cancel deposit account withdrawal authorizations.
Conditions to Completion of the Conversion
     The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.
     We cannot complete the conversion unless:
•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Northwest Bancorp, MHC as of [voting record date] (comprised of depositors of Northwest Savings Bank as of [voting record date]);

•	The plan of conversion and reorganization is approved by a vote of at least two-thirds of the outstanding shares of common stock of Northwest Bancorp, Inc. as of [voting record date], including shares held by Northwest Bancorp, MHC (Because Northwest Bancorp, MHC owns 63.0% of the outstanding shares of Northwest Bancorp, Inc. common stock, we expect that Northwest Bancorp, MHC and our directors and executive officers will control the outcome of this vote.);

•	The plan of conversion and reorganization is approved by a vote of at least a majority of the outstanding shares of common stock of Northwest Bancorp, Inc. as of [voting record date], excluding those shares held by Northwest Bancorp, MHC;

•	We sell at least the minimum number of shares of common stock offered;

•	We receive the final approval of the Office of Thrift Supervision to complete the conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency; and

•	We receive any required final regulatory approvals or non-objection from the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to complete the conversion; however, such approval or non-objection does not constitute a recommendation or endorsement of the plan of conversion and reorganization by those agencies.

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     Subject to member, stockholder and regulatory approvals, we intend to establish and fund the charitable foundation in connection with the conversion. However, member and stockholder approval of the charitable foundation is not a condition to the completion of the conversion and offering.
     Northwest Bancorp, MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization and in favor of the establishment and funding of the charitable foundation. At [stockholder record date], Northwest Bancorp, MHC owned 63.0% of the outstanding shares of common stock of Northwest Bancorp, Inc. The directors and executive officers of Northwest Bancorp, Inc. and their affiliates owned 784,600 shares of Northwest Bancorp, Inc., or 1.62% of the outstanding shares of common stock as of [stockholder record date]. They have indicated their intention to vote those shares in favor of the plan of conversion and reorganization and in favor of the establishment and funding of the charitable foundation.
Market for Common Stock
     Publicly held shares of Northwest Bancorp, Inc.’s common stock currently trade on the Nasdaq Global Select Market under the symbol “NWSB.” Upon completion of the conversion, the shares of common stock of Northwest Bancshares, Inc. will replace Northwest Bancorp, Inc.’s existing shares. We expect that Northwest Bancshares, Inc.’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol “NWBI” after the completion of the offering. In order to list our common stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. Northwest Bancorp, Inc. currently has 20 registered market makers. Persons purchasing shares of common stock in the offering may not be able to sell their shares at or above the $10.00 price per share.
Our Issuance of Shares of Common Stock and Cash to the Charitable Foundation
     To further our commitment to the communities we serve and may serve in the future, we intend, subject to our members’ and stockholders’ approval, to establish and fund a new charitable foundation as part of the conversion. We intend to contribute to the charitable foundation $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the shares sold in the stock offering. These shares and cash will have a value of $10.8 million at the minimum of the valuation range and $14.6 million at the maximum of the valuation range, subject to adjustment to $16.8 million. As a result of the issuance of shares to the charitable foundation and the cash contribution, we expect to record an after-tax expense of approximately $6.6 million at the minimum of the valuation range and approximately $10.2 million at the adjusted maximum of the valuation range, during the quarter in which the conversion is completed.
     Under the Internal Revenue Code, a corporate entity is generally permitted to deduct up to 10% of its taxable income (taxable income before the charitable contributions deduction) in any one year for charitable contributions. Any contribution in excess of the 10% limit may generally be deducted for federal income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by a corporate entity to a charitable foundation could, if necessary, be deducted for federal income tax purposes over a six-year period. Our overall charitable contribution deduction could be limited if our future taxable income is insufficient to allow for the full deduction within the 10% of taxable income limitation, which would result in an increase to income tax expense.
     The new charitable foundation will be governed by a board of directors, initially consisting of William J. Wagner, Philip M. Tredway and Richard E. McDowell and one individual who is not affiliated with us. None of these individuals will receive compensation for their service as a director of the

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charitable foundation. In addition, some of our employees will serve as executive officers of the charitable foundation. None of these individuals will receive compensation for their service as an executive officer of the charitable foundation.
     The new charitable foundation will be dedicated to supporting charitable causes and community development activities in the communities in which we operate or may operate. In addition to traditional community contributions and community reinvestment initiatives, the charitable foundation is expected to emphasize grants or donations to support housing assistance, local education and other types of organizations or civic-minded projects. During the six months ended June 30, 2009 and the years ended December 31, 2008 and 2007, our existing charitable foundation made charitable contributions of $84,000, $88,000 and $76,000, respectively. It is possible that the new foundation and our existing foundation will merge at some point in the future but no decision on this matter has been made as of this time.
     Issuing shares of common stock to the charitable foundation will:
•	dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

•	result in an expense, and a reduction in our earnings during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit equal to 39% of such contribution.
     The establishment and funding of the charitable foundation has been approved by the board of trustees of Northwest Bancorp, MHC, and must be approved by the members of Northwest Bancorp, MHC and the stockholders of Northwest Bancorp, Inc. at their special meetings being held to consider and vote upon the plan of conversion. If members or stockholders do not approve the establishment and funding of the foundation, we will proceed with the conversion and offering without the foundation and subscribers for common stock will not be resolicited (unless required by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Pennsylvania Department of Banking). Without the foundation, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering.
     RP Financial, LC. will update its appraisal of our estimated pro forma market value at the conclusion of the offering. The pro forma market value reflected in that updated appraisal will be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions, as well as whether the charitable foundation is formed and funded with shares of our common stock.
     See “Risk Factors—The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income,” “Risk Factors—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits,” “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Northwest Charitable Foundation.”
Tax Consequences
     As a general matter, the conversion will not be a taxable transaction for federal or state income tax purposes to Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank, Northwest

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Bancshares, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Northwest Bancorp, Inc. Existing stockholders of Northwest Bancorp, Inc. who receive cash in lieu of fractional share interests in shares of Northwest Bancshares, Inc. common stock will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Persons Who May Order Shares of Common Stock in the Offering
     Subscription rights to purchase shares of common stock in a “subscription offering” have been granted in the following descending order of priority:
(i)	First, to depositors with accounts at Northwest Savings Bank with aggregate balances of at least $50.00 at the close of business on June 30, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering and issued to the charitable foundation.

(iii)	Third, to depositors with accounts at Northwest Savings Bank with aggregate balances of at least $50.00 at the close of business on [supplemental date].

(iv)	Fourth, to depositors of Northwest Savings Bank at the close of business on [voting record date].
     Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, and then to Northwest Bancorp, Inc. public stockholders as of [stockholder record date]. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering, as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering,” with Stifel, Nicolaus & Company, Incorporated as sole book running manager. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
     If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering in accordance with Northwest Bancorp, MHC’s plan of conversion and reorganization. A detailed description of share allocation procedures can be found in the section of this prospectus entitled “The Offering.”
How You May Purchase Shares of Common Stock
     In the subscription offering and community offerings, you may pay for your shares only by:
(i)	personal check, bank check or money order made payable directly to Northwest Bancshares, Inc.; or

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(ii)	authorizing us to withdraw funds from the types of Northwest Savings Bank deposit accounts designated on the stock order form.
     Northwest Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a Northwest Savings Bank line of credit check or any type of third party check or wire transfer to pay for shares of common stock. Please do not submit cash.
     You may purchase shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to Northwest Bancshares, Inc. or authorization to withdraw funds from one or more of your Northwest Savings Bank deposit accounts, provided that we receive the stock order form before 4:00 p.m., Eastern Time, on [expiration date], which is the end of the offering period. Checks and money orders will be immediately deposited in a segregated account with Northwest Savings Bank or another insured depository institution upon receipt. We will pay interest calculated at Northwest Savings Bank’s passbook savings rate from the date funds are processed until completion or termination of the conversion. On your stock order form, you may not authorize direct withdrawal from a Northwest Savings Bank individual retirement account. If you wish to use funds in an individual retirement account to purchase shares of our common stock, please see “—Using Individual Retirement Account Funds to Purchase Shares” below. You may not designate a withdrawal from Northwest Savings Bank accounts with check-writing privileges. Please provide a check instead.
     Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty. If a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook savings rate subsequent to the withdrawal. All funds authorized for withdrawal from deposit accounts at Northwest Savings Bank must be available in the accounts at the time the stock order is received. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you during the offering period. Funds will not be withdrawn from an account until the completion of the offering and will earn interest at the applicable deposit account rate until that time.
     We are not required to accept copies or facsimiles of stock order forms. By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Northwest Savings Bank, Northwest Bancshares, Inc. or the federal or state governments.
Submitting Your Order in the Subscription and Community Offerings
     You may submit your stock order form by mail using the order reply envelope provided, by overnight courier to the indicated address on the stock order form, or by delivery to our Stock Information Center, which is located at [stock information center address]. Stock order forms may not be delivered to other Northwest Savings Bank offices. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond [extension date], or the number of shares of common stock to be sold is increased to more than 83,978,750 shares or decreased to fewer than 53,975,000 shares.
Deadline for Orders of Common Stock in the Subscription or Community Offerings
     If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not

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postmarked) by the Stock Information Center located at [stock information center address] no later than 4:00 p.m., Eastern Time, on [expiration date].
     Once submitted, your order is irrevocable unless the offering is terminated or extended or the number of shares to be issued increases to more than 83,978,750 shares or decreases to less than 53,975,000 shares. We may extend the [expiration date] expiration date, without notice to you, until [extension date]. If the offering is extended beyond [extension date] or if the offering range is increased or decreased, we will be required to resolicit purchasers before proceeding with the offering. In either of these cases, purchasers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a purchaser regarding any resolicitation, the purchaser’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled. No extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond [final expiration date].
     Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 11:00 a.m., Eastern Time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.
     TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF THE OFFERING IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO THE OFFERING EXPIRATION DATE OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO THE OFFERING EXPIRATION DATE.
Using Individual Retirement Account Funds to Purchase Shares
     You may be able to subscribe for shares of common stock using funds in your individual retirement account. However, shares of common stock must be held in a self-directed retirement account, such as those offered by a brokerage firm. By regulation, Northwest Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our common stock. If you wish to use some or all of the funds in your Northwest Savings Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee or custodian, such as another bank or a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee or custodian. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at Northwest Savings Bank or elsewhere. Whether you may use such funds for the purchase of shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

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Delivery of Stock Certificates
     Certificates representing shares of common stock sold in the subscription and community offerings will be mailed by regular mail to the persons entitled thereto at the certificate registration address noted on the stock order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. It is possible that, until certificates for the common stock are delivered, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.
     If you are currently a stockholder of Northwest Bancorp, Inc., see “The Conversion and Offering—Exchange of Existing Stockholders’ Stock Certificates.”
You May Not Sell or Transfer Your Subscription Rights
     Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, in the event of an oversubscription.
How You Can Obtain Additional Information — Stock Information Center
     Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call or visit our Stock Information Center, located at [stock information center address]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays. Other Northwest Savings Bank offices will not have offering materials and will not accept stock order forms or proxy cards. The Stock Information Center’s toll-free telephone number is (877)                     .

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RISK FACTORS
     You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.
Risks Related to Our Business
Changes in interest rates could adversely affect our results of operations and financial condition.
     Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits, borrowings and trust preferred securities. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.
     Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed rate assets, whereby we would not have the opportunity to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit so long as the early withdrawal penalty is less than the interest they could receive as a result of the higher interest rates.
     Changes in interest rates also affect the current fair value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At June 30, 2009, the fair value of our investment and mortgage-backed securities portfolio totaled $1.009 billion. Net unrealized losses on these securities totaled $6.4 million at June 30, 2009.
     At June 30, 2009, our interest rate risk analysis indicated that the market value of our equity would decrease by 10.2% if there was an instantaneous parallel 200 basis point increase in market interest rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”
If the allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.
     Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on operating results. We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. If the assumptions prove to be incorrect, the allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to the allowance. Material additions to the allowance would materially decrease net income.

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     Our emphasis on the origination of commercial real estate and commercial loans is one of the more significant factors in evaluating the allowance for loan losses. As we continue to increase the amount of such loans, additional or increased provisions for loan losses may be necessary and would decrease earnings.
     Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations or financial condition.
We could record future losses on our securities portfolio.
     During the six months ended June 30, 2009, we recognized $8.7 million of impairment losses on securities, of which $4.4 million was recognized as other comprehensive loss, in the equity section of our balance sheet and $4.3 million was recognized as noninterest expense in our income statement. At June 30, 2009, we held corporate debt securities, non-government agency collateralized mortgage obligations and municipal securities with unrealized holding losses of $13.4 million, $6.0 million and $6.0 million, respectively.
     A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss that exists with respect to these securities constitutes an impairment that is other than temporary, which could result in material losses to us. These factors include, but are not limited to, continued failure by the issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continue to deteriorate and there remains limited liquidity for these securities.
     See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Balance Sheet Analysis—Securities” for a discussion of our securities portfolio and the unrealized losses related to the portfolio.
Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.
     The Internal Revenue Service may not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. The total value of the contribution would be $16.8 million at the adjusted maximum of the offering range, which would result in after-tax expense of approximately $10.2 million. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize after-tax expense up to the value of the entire contribution, or $16.8 million at the adjusted maximum of the offering range.
     In addition, even if the contribution is tax deductible, we may not have sufficient taxable income to be able to use the deduction fully. Under the Internal Revenue Code, a corporate entity is generally permitted to deduct charitable contributions in an amount of up to 10% of its taxable income (taxable income before the charitable contributions deduction) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by a corporate entity to a charitable foundation could, if necessary, be deducted for federal income tax

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purposes over a six-year period. Our taxable income over this period may not be sufficient to fully use this deduction.
Any future Federal Deposit Insurance Corporation insurance premiums or special assessments will adversely impact our earnings.
     On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment is payable on September 30, 2009. We recorded an expense of $3.3 million during the quarter ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation believes would adversely affect public confidence or to a level that will be close to or below zero. The Federal Deposit Insurance Corporation has announced that it is likely to levy an additional special assessment of up to five basis points later in 2009, the amount and timing of which are currently uncertain. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase compared to prior periods.
We hold certain intangible assets that could be classified as impaired in the future. If these assets are considered to be either partially or fully impaired in the future, our earnings and the book values of these assets would decrease.
     Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, we are required to test our goodwill and core deposit intangible assets for impairment on a periodic basis. The impairment testing process considers a variety of factors, including the current market price of our common shares, the estimated net present value of our assets and liabilities and information concerning the terminal valuation of similarly situated insured depository institutions. Future impairment testing may result in a partial or full impairment of the value of our goodwill or core deposit intangible assets, or both. If an impairment determination is made in a future reporting period, our earnings and the book value of these intangible assets will be reduced by the amount of the impairment. If an impairment loss is recorded, it will have little or no impact on the tangible book value of our shares of common stock or our regulatory capital levels.
Strong competition may limit growth and profitability.
     Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Our profitability depends upon our ability to successfully compete in our market areas.
We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
     We are subject to extensive regulation, supervision and examination by the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and the Office of Thrift Supervision. Laws and regulations govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory

29

and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit premiums could have a material impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.
     The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.
     Negative developments in the global credit and securitization markets have resulted in uncertainty in the financial markets since the latter half of 2007, and it is expected that the general economic downturn will continue through the remainder of 2009 and into 2010. Loan portfolio quality has deteriorated at many institutions, reflecting in part, the deteriorating U.S. economy and rising unemployment. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow in the debt markets.
     The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that noncurrent assets plus other real estate owned as a percentage of assets for FDIC insured financial institutions rose to 2.77% as of June 30, 2009, compared to 0.95% as of December 31, 2007. For the six months ended June 30, 2009, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that annualized return on average assets was 0.04% for FDIC insured financial institutions compared to 0.81% for the year ended December 31, 2007. The NASDAQ Bank Index declined 41.97% between December 31, 2007 and June 30, 2009. At June 30, 2009, our noncurrent assets plus other real estate owned as a percentage of assets was 1.95%, and our annualized return on average assets was 0.56% for the six months ended June 30, 2009.
     Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability. Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies, could adversely affect our stock performance.
Continued government action in response to the economic downturn may negatively affect our operations.
     In response to the developments described above, Congress adopted the Emergency Economic Stabilization Act of 2008, under which the U.S. Department of the Treasury has the authority to expend up to $700 billion to assist in stabilizing and providing liquidity to the U.S. financial system. Although it was originally contemplated that these funds would be used primarily to purchase troubled assets under the Troubled Asset Relief Program, in October 2008 the U.S. Department of the Treasury announced the Capital Purchase Program, pursuant to which it intends to purchase up to $250 billion of non-voting senior preferred shares of qualifying financial institutions to encourage financial institutions to build capital to increase the flow of financing to businesses and consumers and to support the economy. In addition, Congress temporarily increased Federal Deposit Insurance Corporation deposit insurance from $100,000 to $250,000 per depositor through December 31, 2013. The Federal Deposit Insurance

30

Corporation also announced the creation of the Temporary Liquidity Guarantee Program which is intended to strengthen confidence and encourage liquidity in financial institutions by temporarily guaranteeing newly issued senior unsecured debt of participating organizations and providing full insurance coverage for noninterest-bearing transaction deposit accounts (such as business checking accounts, interest-bearing transaction accounts paying 50 basis points or less and lawyers’ trust accounts), regardless of dollar amount until December 31, 2009. The increased insurance coverage may not be extended beyond 2009, which could negatively affect consumer confidence in financial institutions.
     The potential exists for additional federal or state laws and regulations regarding lending and funding practices and liquidity standards, and bank regulatory agencies are expected to be active in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement orders. Actions taken to date, as well as potential actions, may not have the beneficial effects that are intended. In addition, new laws, regulations, and other regulatory changes may increase our Federal Deposit Insurance Corporation insurance premiums and may also increase our costs of regulatory compliance and of doing business, and otherwise adversely affect our operations. New laws, regulations, and other regulatory changes may significantly affect the markets in which we do business, the markets for and value of our loans and investments, and our ongoing operations, costs and profitability.
Future legislative or regulatory actions responding to perceived financial and market problems could impair our ability to foreclose on collateral.
     There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. Were proposals such as these, or other proposals limiting our rights as a creditor, to be implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor. In addition, there have been legislative proposals to create a federal consumer protection agency that may, among other powers, have the ability to affect our rights as a creditor.
If our investment in the Federal Home Loan Bank of Pittsburgh becomes impaired, our earnings and stockholders’ equity could decrease.
     We are required to own common stock of the Federal Home Loan Bank of Pittsburgh to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program. The aggregate cost of our Federal Home Loan Bank common stock as of June 30, 2009 was $63.1 million. Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.
     Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of Pittsburgh, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in Federal Home Loan Bank of Pittsburgh common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

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The Federal Home Loan Bank of Pittsburgh stopped paying dividends during the fourth quarter of 2008. This will negatively affect our earnings.
     The Federal Home Loan Bank of Pittsburgh stopped paying dividends during the fourth quarter of 2008, and would be prohibited from paying dividends in the future so long as it fails to meet any of its regulatory capital requirements. As a result of its expected risk-based capital deficiency as of December 31, 2008, we may not receive dividends from the Federal Home Loan Bank of Pittsburgh in the near future. We received $1.1 million in total dividends from the Federal Home Loan Bank of Pittsburgh during the three quarters ended September 30, 2008, and the failure of the Federal Home Loan Bank of Pittsburgh to pay dividends for any quarter will reduce our earnings during that quarter. In addition, the Federal Home Loan Bank of Pittsburgh is an important source of liquidity for us, and any restrictions on their operations may hinder our ability to use them as a liquidity source.
Risks Related to the Offering
The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
     If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Northwest Bancshares, Inc. and the outlook for the financial services industry in general. Price fluctuations may be unrelated to the operating performance of particular companies.
We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
     Northwest Bancshares, Inc. intends to contribute between $257.8 million and $349.6 million of the net proceeds of the offering (or $402.3 million at the adjusted maximum of the offering range) to Northwest Savings Bank. Northwest Bancshares, Inc. may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes. Northwest Bancshares, Inc. also expects to use a portion of the net proceeds it retains to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. Northwest Savings Bank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, build new branches or acquire branches, or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan and some of our branching initiatives, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.

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Our failure to effectively reinvest the net proceeds of the offering could reduce our return on stockholders’ equity and our return on assets and negatively impact the value of our common stock.
     Net income divided by average stockholders’ equity, known as “return on average equity” and net income divided by average total assets, known as “return on average assets,” are ratios many investors use to compare the performance of a financial institution to its peers. Our return on average equity ratio for the six months ended June 30, 2009 and for the year ended December 31, 2008 was 6.26% and 7.75%, respectively, compared to an average of negative 1.23% based on trailing twelve month earnings for all publicly traded fully converted savings institutions as of August 28, 2009. Our return on average assets ratio for the six months ended June 30, 2009 and for the year ended December 31, 2008 was 0.56% and 0.70%, respectively, compared to an average of negative 0.37% based on trailing twelve month earnings for all publicly traded fully converted savings institutions as of August 28, 2009. Until we can increase our net interest income and non-interest income and effectively reinvest the additional capital raised in the offering, our return on average equity and our return on average assets may be below the industry average, which may negatively affect the value of our common stock.
The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.
     The shares of common stock that our directors and officers intend to purchase in the offering, when combined with the shares that they will receive in the exchange for their existing shares of Northwest Bancorp, Inc. common stock are expected to result in management and the board controlling approximately 5.0% of our outstanding shares of common stock at the midpoint of the offering range. In addition, our employee stock ownership plan is expected to purchase 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation, and additional stock options and shares of common stock would be granted to our directors and employees if a stock-based incentive plan is adopted in the future. This would result in management and employees controlling a significant percentage of our shares of common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage a potential sale of Northwest Bancshares, Inc. that our stockholders may desire.
The implementation of the stock-based incentive plan may dilute your ownership interest.
     We intend to adopt a new stock-based incentive plan following the offering, subject to receipt of stockholder approval. This stock-based incentive plan may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of Northwest Bancshares, Inc. While our intention is to fund this plan through open market purchases, stockholders would experience an 8.15% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering and issued to the charitable foundation. In the event we adopt the plan within one year following the conversion, shares of restricted stock to be issued and options to be granted under the stock-based incentive plan will be limited in order to ensure that the aggregate number of shares of restricted common stock and option awards subject to the new stock-based incentive plan, our existing recognition and retention plan and our existing stock option plans do not exceed 4% and 10%, respectively, of the total shares outstanding (including shares issued by Northwest Bancshares, Inc. in exchange for existing shares of Northwest Bancorp, Inc. and shares issued to the charitable foundation) following completion of the conversion and the offering. Historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders. In the event we adopt the plan more than one year following the conversion, our stock-based incentive plan will not be subject to these limitations.

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     Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.
Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.
     We intend to adopt a new stock-based incentive plan after the offering under which plan participants would be awarded restricted shares of our common stock (at no cost to them) and options to purchase shares of our common stock. If the stock-based incentive plan is implemented and approved by stockholders within one year of the completion of the offering, the number of restricted shares of common stock or options granted under any initial stock-based incentive plan may not exceed 4.0% and 10.0%, respectively, of the shares sold in the offering and issued to the charitable foundation. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based incentive plan adopted more than one year after the completion of the offering, our costs would increase further.
     Following the offering, our non-interest expenses are likely to increase as we will recognize additional annual employee compensation and benefit expenses related to the shares granted to employees and executives under our stock-based incentive plan. We cannot predict the actual amount of these new stock-related compensation and benefit expenses because applicable accounting practices require that expenses be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering has been estimated to be approximately $7.4 million ($4.5 million after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Executive Compensation—Long-Term Stock-Based Compensation.”
We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs.
     If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4.0% and 10.0%, respectively, of the shares of stock sold in the stock offering and issued to the charitable foundation. The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.”

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Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of the stock-based incentive plan may dilute your ownership interest.”
The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income.
     Subject to member and stockholder approval, we intend to establish a charitable foundation in connection with the conversion. We will make a contribution to the charitable foundation in the form of shares of common stock and $1.0 million in cash. The contribution of cash and shares of common stock will total $10.8 million at the minimum of the offering range, and up to $16.8 million at the adjusted maximum of the offering range. The aggregate contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income by approximately $10.2 million at the adjusted maximum of the offering range. We had net income of $19.6 million for the six months ended June 30, 2009 and $48.2 million for the year ended December 31, 2008, respectively. Persons purchasing shares in the stock offering will have their ownership and voting interests diluted by up to 1.16% due to the issuance of shares of common stock to the charitable foundation.
Various factors may make takeover attempts more difficult to achieve.
     Our board of directors has no current intention to sell control of Northwest Bancshares, Inc. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of Northwest Bancshares, Inc. without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:
•	Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a converted savings institution or its holding company without the prior approval of the Office of Thrift Supervision.

•	Articles of incorporation and statutory provisions. Provisions of the articles of incorporation and bylaws of Northwest Bancshares, Inc. and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, our articles of incorporation provide that certain mergers or acquisitions must be approved by stockholders owning at least 80% of our shares of common stock, unless the transaction has been approved by a majority of the disinterested directors or certain fair price and procedure requirements have been satisfied. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

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•	Issuance of stock options and restricted stock. We also intend to issue stock options and shares of restricted stock to key employees and directors that will require payments to these persons in the event of a change in control of Northwest Bancshares, Inc. These payments may have the effect of increasing the costs of acquiring Northwest Bancshares, Inc., thereby discouraging future takeover attempts.

•	Employment and change in control agreements. Northwest Bancorp, Inc. has employment agreements with each of its executive officers which will remain in effect following the stock offering. In addition, Northwest Bancshares, Inc intends to enter into change in control agreements with each of its corporate senior vice presidents (of which there are currently 11 such corporate senior vice presidents). These agreements may have the effect of increasing the costs of acquiring Northwest Bancshares, Inc., thereby discouraging future takeover attempts.
There May Be a Decrease in Stockholders’ Rights for Existing Stockholders of Northwest Bancorp, Inc.
     As a result of the conversion, existing stockholders of Northwest Bancorp, Inc. will become stockholders of Northwest Bancshares, Inc. Some rights of stockholders of Northwest Bancshares, Inc. will be reduced compared to the rights stockholders currently have in Northwest Bancorp, Inc. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Northwest Bancshares, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Northwest Bancshares, Inc. and its stockholders. The articles of incorporation and bylaws of Northwest Bancshares, Inc. include the following provisions: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (iii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Northwest Bancorp, Inc.” for a discussion of these differences.
You May Not Revoke Your Decision to Purchase Northwest Bancshares Common Stock in the Subscription Offering After You Send Us Your Subscription.
     Funds submitted or automatic withdrawals authorized in the connection with a purchase of shares of common stock in the subscription offering will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription offering are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond ___, or the number of shares to be sold in the offering is increased to more than 83,978,750 shares or decreased to less than 53,975,000 shares.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF
NORTHWEST BANCORP, INC. AND SUBSIDIARIES
     The summary financial information presented below is derived in part from the consolidated financial statements of Northwest Bancorp, Inc. and Subsidiaries. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on pages F-1 and G-1. The information at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 is derived in part from the audited consolidated financial statements of Northwest Bancorp, Inc. that appear in this prospectus. The information at December 31, 2005 and at June 30, 2005 and 2004 and for the years then ended is derived in part from audited consolidated financial statements that do not appear in this prospectus. We changed our fiscal year end from June 30 to December 31, effective December 31, 2005. The operating data for the six months ended June 30, 2009 and 2008 and the financial condition data at June 30, 2009 were not audited. However, in the opinion of management of Northwest Bancorp, Inc., all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At
	June 30,	At December 31,				At June 30,
	2009	2008	2007	2006	2005	2005	2004
	(In Thousands)
Selected Consolidated Financial Data:
Total assets	$7,092,291	$6,930,241	$6,663,516	$6,527,815	$6,447,307	$6,330,482	$6,343,248
Investment securities held-to-maturity (1)	—	—	—	465,312	444,407	467,303	209,241
Investment securities available-for-sale	334,293	393,531	601,620	388,546	289,871	290,702	444,676
Mortgage-backed securities held-to-maturity (1)	—	—	—	251,655	189,851	235,676	392,301
Mortgage-backed securities available-for-sale	675,089	745,639	531,747	378,968	323,965	384,481	411,003
Loans receivable net:
Real estate (2)	4,460,338	4,508,393	4,172,850	3,926,859	4,100,754	3,888,287	3,583,302
Consumer	250,544	261,398	261,598	253,490	366,488	348,672	324,897
Commercial	380,636	372,101	361,174	232,092	155,027	139,925	145,742
Total loans receivable, net	5,091,518	5,141,892	4,795,622	4,412,441	4,622,269	4,376,884	4,053,941
Deposits	5,345,739	5,038,211	5,542,334	5,366,750	5,228,479	5,187,946	5,191,621
Advances from Federal Home Loan Bank and other borrowed funds	897,063	1,067,945	339,115	392,814	417,356	410,344	449,147
Shareholders’ equity	632,535	613,784	612,878	604,561	585,658	582,190	550,472

(1)	In 2007 we divested investment securities that we deemed to have a deteriorating risk profile, including several classified as held-to-maturity, which required us to reclassify all investment securities as available-for-sale.

(2)	Includes one- to four-family residential mortgage loans, home equity loans and commercial real estate loans.

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						For the Six
						Months
						Ended
	For the Six Months Ended					December	For the Year Ended
	June 30,		For the Year Ended December 31,			31,	June 30,
	2009	2008	2008	2007	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)
Selected Consolidated Operating Data:
Total interest income	$183,759	$193,686	$388,659	$396,031	$368,573	$170,449	$321,824	$300,230
Total interest expense	69,387	91,810	169,293	211,015	191,109	79,414	138,047	134,466

Net interest income	114,372	101,876	219,366	185,016	177,464	91,035	183,777	165,764
Provision for loan losses	17,517	5,689	22,851	8,743	8,480	4,722	9,566	6,860

Net interest income after provision for loan losses	96,855	96,187	196,515	176,273	168,984	86,313	174,211	158,904
Noninterest income	21,456	24,822	38,752	43,022	46,026	19,851	32,004	31,862
Noninterest expense	91,270	83,915	170,128	152,742	143,682	66,317	128,659	128,805

Income before income tax expense	27,041	37,094	65,139	66,553	71,328	39,847	77,556	61,961
Income tax expense	7,448	10,030	16,968	17,456	19,792	10,998	22,741	19,829

Net income	$19,593	$27,064	$48,171	$49,097	$51,536	$28,849	$54,815	$42,132

Earnings per share:
Basic	$0.40	$0.56	$1.00	$1.00	$1.03	$0.57	$1.10	$0.88

Diluted	$0.40	$0.56	$0.99	$0.99	$1.03	$0.56	$1.09	$0.87

At or for
the Six
Months
At or For the Six	Ended
Months Ended	At or For the Year Ended	December	At or for the Year
June 30, (1)	December 31,	31,	Ended June 30,
2009	2008	2008	2007	2006	2005 (1)	2005	2004
Selected Financial Ratios and Other Data:
Return on average assets (2)	0.56%	0.79%	0.70%	0.73%	0.79%	0.91%	0.86%	0.68%
Return on average equity (3)	6.26%	8.72%	7.75%	8.18%	8.60%	9.81%	9.74%	8.17%
Average capital to average assets	8.93%	9.10%	9.04%	8.96%	9.19%	9.23%	8.87%	8.27%
Capital to total assets	8.92%	9.00%	8.86%	9.20%	9.26%	9.04%	9.20%	8.68%
Tangible equity to tangible assets	6.48%	6.44%	6.36%	6.50%	6.79%	6.66%	6.93%	6.34%
Net interest rate spread (4)	3.36%	3.02%	3.25%	2.74%	2.77%	2.99%	3.07%	2.83%
Net interest margin (5)	3.63%	3.36%	3.57%	3.10%	3.06%	3.21%	3.24%	2.98%
Noninterest expense to average assets	2.60%	2.46%	2.48%	2.28%	2.20%	2.08%	2.03%	2.06%
Efficiency ratio	67.20%	66.23%	65.91%	66.98%	64.29%	59.81%	59.62%	65.18%
Noninterest income to average assets	0.61%	0.73%	0.56%	0.64%	0.71%	0.63%	0.50%	0.51%
Net interest income to noninterest expense	1.25	x	1.21	x	1.29	x	1.21	x	1.24	x	1.37	x	1.43	x	1.29	x
Dividend payout ratio (6)	110.00%	78.57%	88.89%	84.85%	67.96%	53.57%	44.04%	45.98%
Nonperforming loans to net loans receivable	2.41%	1.38%	1.93%	1.03%	0.92%	0.93%	0.77%	0.80%
Nonperforming assets to total assets	1.95%	1.12%	1.67%	0.87%	0.72%	0.74%	0.64%	0.57%
Allowance for loan losses to nonperforming loans	54.49%	62.72%	55.37%	84.22%	92.92%	77.67%	93.91%	94.35%
Allowance for loan losses to net loans receivable	1.31%	0.87%	1.07%	0.87%	0.85%	0.72%	0.72%	0.76%
Average interest-bearing assets to average interest-bearing liabilities	1.11	x	1.10	x	1.10	x	1.10	x	1.09	x	1.09	x	1.08	x	1.06	x
Number of full-service offices	168	166	167	166	160	153	153	152
Number of consumer finance offices	49	51	51	51	51	50	49	49

(1)	Ratios are annualized where appropriate.

(2)	Represents net income divided by average total assets.

(3)	Represents net income divided by average equity.

(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.

(5)	Represents net interest income as a percentage of average interest-earning assets.
(footnotes continued on following page)

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(continued from previous page)

(6)	The dividend payout ratio represents dividends declared per share divided by net income per share. The following table sets forth aggregate cash dividends paid per period, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

						For the Six
						Months
	For the Six Months Ended					Ended	For the Year Ended
	June 30,		For the Year Ended December 31,			December	June 30,
	2009	2008	2008	2007	2006	31, 2005	2005	2004
	(In Thousands)
Dividends paid to public stockholders	$7,903	$7,880	$15,771	$15,696	$13,727	$6,119	$9,600	$7,151
Dividends paid to Northwest Bancorp, MHC	—	—	—	—	—	—	10,571	2,812

Total dividends paid	7,903	7,880	15,771	15,696	13,727	6,119	20,171	9,963

39

FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:
•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.
     These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in our organization, compensation and benefit plans;

•	our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans;

•	possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;

40

•	the level of future deposit premium assessments;

•	the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;

•	the impact of the current governmental effort to restructure the U.S. financial and regulatory system;

•	changes in the financial performance and/or condition of our borrowers; and

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page 27.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING
     Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the aggregate net proceeds will be between $515.5 million and $699.1 million, or $804.7 million if the offering range is increased by 15%.
     We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	53,975,000 Shares		63,500,000 Shares		73,025,000 Shares		83,978,750 Shares (1)
		Percent		Percent		Percent		Percent of
		of Net		of Net		of Net		Net
	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds
	(Dollars in Thousands)
Offering proceeds	$539,750		$635,000		$730,250		$839,788
Less offering expenses	24,214		27,668		31,121		35,093

Net offering proceeds	$515,536	100.0%	$607,332	100.0%	$699,129	100.0%	$804,695	100.0%

Distribution of net proceeds:
To Northwest Savings Bank	$257,768	50.0%	$303,666	50.0%	$349,564	50.0%	$402,347	50.0%
To fund the loan to employee stock ownership plan	$21,982	4.3%	$25,868	4.3%	$29,754	4.3%	$34,223	4.3%
Proceeds contributed to foundation	$1,000	0.2%	$1,000	0.2%	$1,000	0.1%	$1,000	0.1%
Retained by Northwest Bancshares, Inc.	$234,786	45.5%	$276,798	45.5%	$318,811	45.6%	$367,125	45.6%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market or general financial conditions following the commencement of the offering.
     Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Northwest Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.
Northwest Bancshares, Inc. May Use the Proceeds it Retains From the Offering:
•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering;

•	to finance the acquisition of financial institutions or other financial service companies as opportunities arise, particularly in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although, except as set forth below, we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock for, among other things, the funding of our stock-based incentive plan;

•	to invest in securities; and

42

•	for other general corporate purposes.
     On January 21, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, a mutual savings bank located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency with annual revenues of approximately $2.0 million. At June 30, 2009, Keystone State Savings Bank had one branch and approximately $25.0 million in assets. On August 31, 2009, the Federal Deposit Insurance Corporation approved the merger of Keystone State Savings Bank into Northwest Savings Bank.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.
     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval and for the funding of certain stock-based plans.
Northwest Savings Bank May Use the Net Proceeds it Receives From the Offering:
•	to fund new loans, including commercial real estate, commercial and residential construction loans, commercial business loans, one- to four-family residential mortgage loans and consumer loans;

•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although, except as previously described, we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	to acquire branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to enhance existing products and services and to support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to invest in securities; and

•	for other general corporate purposes.
     We also intend to make a $1.0 million cash contribution to fund the Northwest Charitable Foundation.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. The use of proceeds may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions, and overall market conditions. Our business strategy for the deployment of the net proceeds

43

raised in the offering is discussed in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”
     Our return on equity may be relatively low until we are able to effectively reinvest the additional capital raised in the offering. Until we can increase our non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Our failure to effectively reinvest the net proceeds of the offering could reduce our return on stockholders’ equity and our return on assets and negatively impact the value of our common stock.”
OUR POLICY REGARDING DIVIDENDS
     As of June 30, 2009, Northwest Bancorp, Inc. paid a quarterly cash dividend of $0.22 per share, which equals $0.88 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. After adjustment for the exchange ratio, we expect the annual dividends to equal $0.50, $0.42, $0.37 and $0.32 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 5.0%, 4.2%, 3.7% and 3.2% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their shares of Northwest Bancorp, Inc. common stock. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.
     Under the rules of the Office of Thrift Supervision, Northwest Savings Bank will not be permitted to pay dividends on its capital stock to Northwest Bancshares, Inc., its sole stockholder, if Northwest Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Northwest Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See “The Conversion and Offering—Liquidation Rights.”
     Unlike Northwest Savings Bank, we are not restricted by Office of Thrift Supervision regulations on the payment of dividends to our stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings and dividends from Northwest Savings Bank. However, we will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.
     Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.
     See “Selected Consolidated Financial and Other Data of Northwest Bancorp, Inc. and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.

44

MARKET FOR THE COMMON STOCK
     Northwest Bancorp, Inc.’s common stock currently trades on the Nasdaq Global Select Market under the symbol “NWSB.” Upon completion of the offering, the shares of common stock of Northwest Bancshares, Inc. will replace Northwest Bancorp, Inc.’s shares of common stock. We expect that Northwest Bancshares, Inc.’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol “NWBI” after the completion of the offering. In order to list our common stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. Northwest Bancorp, Inc. currently has 20 registered market makers.
     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. You may not be able to sell your shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.
     The following table sets forth the high and low trading prices for shares of Northwest Bancorp, Inc. common stock and cash dividends paid per share for the periods indicated. As of June 30, 2009, there were 17,980,430 shares of Northwest Bancorp, Inc. common stock issued and outstanding (excluding shares held by Northwest Bancorp, MHC). In connection with the conversion and offering, each existing publicly held share of common stock of Northwest Bancorp, Inc. will be converted into a right to receive a number of shares of Northwest Bancshares, Inc. common stock, based upon the exchange ratio that is described in other sections of this prospectus. See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”

Year Ending December 31, 2009	High		Low		Dividend Paid Per Share
Fourth quarter (through __, 2009)	$		$		$
Third quarter						0.22
Second quarter		20.59		16.02		0.22
First quarter		21.59		13.07		0.22

Year Ended December 31, 2008	High	Low	Dividend Paid Per Share
Fourth quarter	$29.86	$18.80	$0.22
Third quarter	34.34	20.05	0.22
Second quarter	28.10	21.78	0.22
First quarter	30.16	23.50	0.22

Year Ended December 31, 2007	High	Low	Dividend Paid Per Share
Fourth quarter	$30.03	$25.76	$0.22
Third quarter	29.75	25.51	0.22
Second quarter	28.99	26.08	0.20
First quarter	28.31	25.26	0.20
     On August 26, 2009, the business day immediately preceding the public announcement of the conversion, and on August 28, 2009, the closing prices of Northwest Bancorp, Inc. common stock as reported on the Nasdaq Global Select Market were $20.74 per share and $20.70 per share, respectively. At June 30, 2009, Northwest Bancorp, Inc. had approximately 6,818 stockholders of record. On the effective date of the conversion, all publicly held shares of Northwest Bancorp, Inc. common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Northwest Bancshares, Inc. common stock

45

determined pursuant to the exchange ratio. See “The Conversion Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Northwest Bancorp, Inc. common stock will be converted into options to purchase a number of shares of Northwest Bancshares, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Management.”

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
     At June 30, 2009, Northwest Savings Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of Northwest Savings Bank at June 30, 2009, and the pro forma regulatory capital of Northwest Savings Bank, after giving effect to the sale of Northwest Bancshares, Inc.’s shares of common stock at a $10.00 per share purchase price. Accordingly, the table assumes the receipt by Northwest Savings Bank of at least 50% of the net proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Northwest Savings
	Bank Historical at
	June 30, 2009		Pro Forma at June 30, 2009 Based Upon the Sale at $10.00 Per Share
			53,975,000 Shares		63,500,000 Shares		73,025,000 Shares		83,978,750 Shares(1)
		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets (2)	Amount	Assets (2)	Amount	Assets (2)	Amount	Assets (2)	Amount	Assets (2)
	(Dollars in Thousands)
Equity capital	$717,129	10.03%	$932,996	12.59%	$971,121	13.03%	$1,009,247	13.45%	$1,053,092	13.94%

Core (leverage) capital	$562,620	8.15%	$778,487	10.87%	$816,612	11.33%	$854,738	11.78%	$898,583	12.29%
Core (leverage) requirement (3)	276,172	4.00%	$286,565	4.00%	$288,401	4.00%	$290,237	4.00%	$292,348	4.00%

Excess	$286,448	4.15%	$491,922	6.87%	$528,212	7.33%	$564,501	7.78%	$606,235	8.29%

Tier 1 risk-based capital (4)	$562,620	12.43%	$778,487	17.01%	$816,612	17.81%	$854,738	18.60%	$898,583	19.51%
Tier 1 requirement (3)	180,996	4.00%	$183,075	4.00%	$183,442	4.00%	$183,809	4.00%	$184,231	4.00%

Excess	$381,624	8.43%	$595,412	13.01%	$633,170	13.81%	$670,929	14.60%	$714,352	15.51%

Total risk-based capital (4)	$619,369	13.69%	$835,236	18.25%	$873,361	19.04%	$911,487	19.84%	$955,332	20.74%
Risk-based requirement	361,992	10.00%	$457,687	10.00%	$458,605	10.00%	$459,523	10.00%	$460,579	10.00%

Excess	$257,377	3.69%	$377,549	8.25%	$414,756	9.04%	$451,964	9.84%	$494,753	10.74%

Reconciliation of capital infused into Northwest Savings Bank:
Net proceeds			$257,768		$303,666		$349,564		$402,347
Add: Northwest Bancorp, MHC capital contribution			2,062		2,062		2,062		2,062
Less:
Common stock acquired by employee stock ownership plan			(21,982)		(25,868)		(29,754)		(34,223)
Common stock acquired by stock-based benefit plan			(21.982)		(25,868)		(29,754)		(34,223)

Pro forma increase in GAAP and regulatory capital (5)			$215,867		$253,992		$292,118		$335,963

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.

(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards of 6% leverage capital and 10% risk-based capital. In addition, the Federal Deposit Insurance Corporation requires a Tier 1 risk-based capital ratio of 4% or greater.

(4)	Pro forma capital levels assume that we fund the stock-based benefit plans with purchases in the open market equal to 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation at a price equal to the price for which the shares of common stock are sold in the stock offering, and that the employee stock ownership plan purchases 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation with funds we lend. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund both of these plans. See “Management” for a discussion of the stock-based benefit plan and employee stock ownership plan. We may award shares of common stock under one or more stock-based benefit plans in excess of this amount if the stock-based benefit plans are adopted more than one year following the stock offering. Accordingly, we may increase the awards beyond current regulatory restrictions and beyond the amounts reflected in this table.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION
     The following table presents the historical consolidated capitalization of Northwest Bancorp, Inc. at June 30, 2009 and the pro forma consolidated capitalization of Northwest Bancshares, Inc. after giving effect to the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Northwest
	Bancorp, Inc.	Northwest Bancshares, Inc. $10.00 Per Share Pro Forma
	Historical at	53,975,000	63,500,000	73,025,000	83,978,750
	June 30, 2009	Shares	Shares	Shares	Shares (1)
	(Dollars in Thousands)
Deposits (2)	$5,345,739	$5,345,739	$5,345,739	$5,345,739	$5,345,739
Borrowed funds	897,063	897,063	897,063	897,063	897,063
Trust preferred securities	108,249	108,249	108,249	108,249	108,249

Total deposits and borrowed funds	$6,351,051	$6,351,051	$6,351,051	$6,351,051	$6,351,051

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (3)
Common stock $0.01 par value, 500,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	5,126	867	1,021	1,174	1,350
Paid-in capital (3)	219,335	748,925	842,473	936,021	1,043,601
Retained earnings (5)	503,692	503,692	503,692	503,692	503,692
Accumulated other comprehensive loss	(26,195)	(26,195)	(26,195)	(26,195)	(26,195)
Plus:
Northwest Bancorp, MHC capital contribution	—	2,062	2,062	2,062	2,062
Less:
Treasury stock	(69,423)	(69,423)	(69,423)	(69,423)	(69,423)
After-tax expense of contribution to charitable foundation (6)	—	(6,585)	(7,747)	(8,909)	(10,246)
Common stock to be acquired by the ESOP (7)	—	(21,982)	(25,868)	(29,754)	(34,223)
Common stock to be acquired by the stock-based incentive plan (8)	—	(21,982)	(25,868)	(29,754)	(34,223)

Total stockholders’ equity	$632,535	$1,109,380	$1,194,147	$1,278,914	$1,376,396

Pro Forma Shares Outstanding
Total shares outstanding	48,516,887	86,735,977	102,059,973	117,383,969	135,006,564
Exchange shares issued	—	31,781,477	37,389,973	42,998,469	49,448,239
Shares offered for sale	—	53,975,000	63,500,000	73,025,000	83,978,750
Shares issued to charitable foundation	—	979,500	1,170,000	1,360,500	1,579,575

Total stockholders’ equity as a percentage of total assets	8.92%	14.66%	15.60%	16.53%	17.56%
Tangible equity ratio	6.59%	12.61%	13.60%	14.57%	15.66%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering other than a deposit of $2.1 million of Northwest Bancorp, MHC held at Northwest Savings Bank. These withdrawals would reduce pro forma deposits by the amount of the withdrawals. On a pro forma basis, it also reflects a transfer to equity of $2.1 million in Northwest Bancorp, MHC deposits held at Northwest Savings Bank.

(3)	Northwest Bancorp, Inc. currently has 50,000,000 authorized shares of preferred stock and 500,000,000 authorized shares of common stock, par value $0.10 per share. On a pro forma basis, Northwest Bancshares, Inc. common stock and additional paid-in capital have been revised to reflect the number of shares of Northwest Bancshares, Inc. common stock to be outstanding, which is 86,735,977 shares, 102,059,973 shares, 117,383,969 shares and 135,006,564 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.
(Footnotes continued on next page)

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(continued from previous page)

(4)	No effect has been given to the issuance of additional shares of Northwest Bancshares, Inc. common stock pursuant to stock options to be granted under a stock-based incentive plan. If this plan is implemented within one year of the completion of the offering, an amount up to 10% of the shares of Northwest Bancshares, Inc. common stock sold in the offering and issued to the charitable foundation will be reserved for issuance upon the exercise of options. We may exceed this limit if the plan is implemented more than one year following the completion of the offering. No effect has been given to the exercise of options currently outstanding. See “Management—Benefits to be Considered Following Completion of the Conversion.”

(5)	The retained earnings of Northwest Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”

(6)	Represents the expense of the contribution to the charitable foundation based on a 39% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of our annual taxable income, subject to our ability to carry forward for federal or state purposes any unused portion of the deduction for the years following the year in which the contribution is made.

(7)	Assumes that 4% of the shares sold in the offering and issued to the charitable foundation will be acquired by the employee stock ownership plan financed by a loan from Northwest Bancshares, Inc. The loan will be repaid principally from Northwest Savings Bank’s contributions to the employee stock ownership plan. Since Northwest Bancshares, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Northwest Bancshares, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(8)	Assumes at the minimum, midpoint, the maximum and the maximum as adjusted, of the offering range that a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering and issued to the charitable foundation will be purchased by the stock-based incentive plan in open market purchases. The stock-based incentive plan will be submitted to a vote of stockholders following the completion of the offering. The funds to be used by the stock-based incentive plan to purchase the shares will be provided by Northwest Bancshares, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Northwest Bancshares, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock-based incentive plan, the credit to capital will be offset by a charge to operations. Implementation of the stock-based incentive plan will require stockholder approval. If the shares to fund the plan (restricted stock awards and stock options) are assumed to come from authorized but unissued shares of Northwest Bancshares, Inc., the number of outstanding shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range would be 94,429,607, 111,113,773, 127,797,939 and 146,984,730, respectively, total stockholders’ equity would be $1.131 million, $1.220 million, $1.309 million and $1.411 million, respectively, and total stockholders’ ownership in Northwest Bancshares, Inc. would be diluted by approximately 8.15% at the maximum of the offering range.

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PRO FORMA DATA
     The following tables summarize historical data of Northwest Bancorp, Inc. and pro forma data at and for the six months ended June 30, 2009 and at and for the year ended December 31, 2008. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the offering. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Northwest Savings Bank, to the recoverability of intangible assets or the tax effect of the recapture of the bad debt reserve. See “The Conversion and Offering—Liquidation Rights.”
     The net proceeds in the tables are based upon the following assumptions:
(i)	one-third of all shares of common stock will be sold in the subscription and community offerings, including shares purchased by insiders, with the remaining shares to be sold in the syndicated community offering;

(ii)	55,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

(iii)	our employee stock ownership plan will purchase 4% of the shares of common stock sold in the offering, and contributed to the charitable foundation with a loan from Northwest Bancshares, Inc. The loan will be repaid in substantially equal payments of principal and interest over a period of 20 years;

(iv)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1% of all shares of common stock sold in the subscription and community offerings and a fee equal to 5% of all shares sold in the syndicated community offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(v)	total expenses of the offering, including the marketing fees to be paid to Stifel, Nicolaus & Company, Incorporated, will be between $24.2 million at the minimum of the offering range and $35.1 million at the maximum of the offering range, as adjusted.
     We calculated pro forma consolidated net income for the six months ended June 30, 2009 and the year ended December 31, 2008 as if the estimated net proceeds we received had been invested at the beginning of each period at an assumed interest rate of 3.25% (1.98% on an after-tax basis), which represented a blended average made of one- to four-family loans and the one-year U.S. Treasury Bill rate as of June 30, 2009 (which we consider to reflect more accurately the pro forma reinvestment rate than an arithmetic average method in light of current market interest rates). The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.
     The pro forma tables give effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation at the same price for

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which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a seven-year period.
     We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering and issued to the charitable foundation. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over seven years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.03 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 20.37% for the shares of common stock, a dividend yield of 4.56%, an expected option life of eight years and a risk-free interest rate of 2.16%.
     We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and issued to the charitable foundation if the stock-based benefit plans are adopted more than one year following the stock offering.
     As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds from the stock offering to Northwest Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.
     The pro forma table does not give effect to:
•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.
     The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, the liquidation account we will establish in the conversion or tax bad debt reserves in the unlikely event we are liquidated.

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At or for the Six Months Ended June 30, 2009
Based Upon the Sale at $10.00 Per Share of
53,975,000	63,500,000	73,025,000	83,978,750
Shares	Shares	Shares	Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$539,750	$635,000	$730,250	$839,788
Market value of shares issued to charitable foundation	9,795	11,700	13,605	15,796
Market value of shares issued in the exchange	317,815	373,900	429,985	494,482

Pro forma market capitalization	$867,360	$1,020,600	$1,173,840	$1,350,066

Gross proceeds of offering	$539,750	$635,000	$730,250	$839,788
Less: Expenses	24,214	27,668	31,121	35,093

Estimated net proceeds	$515,536	$607,332	$699,129	$804,695

Less: Common stock purchased by employee stock ownership plan	(21,982)	(25,868)	(29,754)	(34,223)
Less: Cash contribution to charitable foundation	(1,000)	(1,000)	(1,000)	(1,000)
Less: Common stock purchased by the stock-based incentive plan	(21,982)	(25,868)	(29,754)	(34,223)
Plus: Northwest Bancorp, MHC capital contribution	2,058	2,058	2,058	2,058

Estimated net proceeds, as adjusted	$472,630	$556,654	$640,679	$737,307

For the Six Months Ended June 30, 2009
Consolidated net income:
Historical	$19,593	$19,593	$19,593	$19,593
Pro forma adjustments:
Income on adjusted net proceeds	4,685	5,518	6,351	7,309
Employee stock ownership plan (2)	(335)	(395)	(454)	(522)
Shares granted under the stock-based incentive plan (3)	(958)	(1,127)	(1,296)	(1,491)
Options granted under the stock-based incentive plan (4)	(766)	(901)	(1,037)	(1,192)

Pro forma net income	$22,219	$22,688	$23,157	$23,697

Net income per share (5):
Historical	$0.22	$0.19	$0.16	$0.14
Pro forma adjustments:
Income on adjusted net proceeds	0.06	0.06	0.06	0.06
Employee stock ownership plan (2)	—	—	—	—
Shares granted under the stock-based incentive plan (3)	(0.01)	(0.01)	(0.01)	(0.01)
Options granted under the stock-based incentive plan (4)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share (5) (6)	$0.26	$0.23	$0.20	$0.18

Offering price to pro forma net income per share	19.23	x	21.74	x	25.00	x	27.78	x
Number of shares used in net income per share calculations (5)	84,592,752	99,537,843	114,482,935	131,669,790

At June 30, 2009
Stockholders’ equity:
Historical	$632,535	$632,535	$632,535	$632,535
Estimated net proceeds	515,536	607,332	699,129	804,695
Northwest Bancorp, MHC capital contribution	2,062	2,062	2,062	2,062
Stock contribution to charitable foundation	9,795	11,700	13,604	15,795
Tax benefit of contribution of charitable foundation	4,210	4,953	5,696	6,550
Less: Common stock acquired by employee stock ownership plan (2)	(21,982)	(25,868)	(29,754)	(34,223)
Less: Common stock acquired by the stock-based incentive plan (3)	(21,982)	(25,868)	(29,754)	(34,223)
Less: After-tax effect of contribution to charitable foundation	(10,795)	(12,700)	(14,605)	(16,796)

Pro forma stockholders’ equity	$1,109,380	$1,194,147	$1,278,914	$1,376,396
Less: Intangible assets	$(177,088)	$(177,088)	$(177,088)	$(177,088)

Pro forma tangible stockholders’ equity	$932,292	$1,017,059	$1,101,826	$1,199,308

Stockholders’ equity per share (7):
Historical	$7.28	$6.19	$5.37	$4.67
Estimated net proceeds	5.94	5.95	5.96	5.96
Northwest Bancorp, MHC capital contribution	0.02	0.02	0.02	0.02
Stock contribution to charitable foundation	0.11	0.11	0.12	0.12
Tax benefit of contribution to charitable foundation	0.05	0.05	0.05	0.05
Less: Common stock acquired by employee stock ownership plan (2)	(0.25)	(0.25)	(0.25)	(0.25)

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	At or for the Six Months Ended June 30, 2009
	Based Upon the Sale at $10.00 Per Share of
	53,975,000	63,500,000	73,025,000	83,978,750
	Shares	Shares	Shares	Shares (1)
	(Dollars in Thousands, except per share amounts)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.25)	(0.25)	(0.25)	(0.25)
Less: After-tax effect of contribution to charitable foundation	(0.12)	(0.12)	(0.12)	(0.12)

Pro forma stockholders’ equity per share (7)	$12.79	$11.70	$10.90	$10.20
Intangible assets	(2.04)	(1.74)	(1.51)	(1.31)

Pro forma tangible stockholders’ equity per share (7)	$10.75	$9.96	$9.39	$8.89

Offering price as percentage of pro forma stockholders’ equity per share	78.19%	85.47%	91.74%	98.04%

Offering price as percentage of pro forma tangible stockholders’ equity per share	93.02%	100.40%	106.50%	112.49%

Number of shares outstanding for pro forma book value per share calculations (8)	86,735,977	102,059,973	117,383,969	135,006,564

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.

(2)	Assumes that 4% of shares of common stock sold in the offering and issued to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Northwest Bancshares, Inc. Northwest Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Northwest Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans” (“SOP 93-6”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Northwest Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 54,955, 64,670, 74,386 and 85,558 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)	Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the minimum, midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the offering and issued to the charitable foundation, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Northwest Bancshares, Inc. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Northwest Bancshares, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 7.2% of the amount contributed was an amortized expense (14.3% annually based upon a seven-year vesting period) during the six months ended June 30, 2009. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Northwest Bancshares, Inc., our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.47% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Six Months Ended				Maximum, as
Ended June 30, 2009	Minimum	Midpoint	Maximum	Adjusted
Pro forma net income per share	$0.26	$0.23	$0.20	$0.18
Pro forma stockholders’ equity per share	$12.72	$11.66	$10.87	$10.19

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering and issued to the charitable foundation. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $2.03 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $2.03 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 4.56%; (iv) expected life of eight years; (v) expected volatility of 20.37%; and (vi) risk-free interest rate of 2.16%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions

53

used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a seven-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.96% on the ownership interest of persons who purchase shares of common stock in the offering.

(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the six months ended June 30, 2009 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, plus the shares contributed to the charitable foundation, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with SOP 93-6. See footnote 2, above.

(6)	The retained earnings of Northwest Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”

(7)	Per share figures include publicly held shares of Northwest Bancorp, Inc. common stock that will be exchanged for shares of Northwest Bancshares, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; (ii) shares issued to the charitable foundation and (iii) shares to be issued in exchange for publicly held shares.

(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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At or for the Year Ended December 31, 2008
Based Upon the Sale at $10.00 Per Share of
53,975,000	63,500,000	73,025,000	83,978,750
Shares	Shares	Shares	Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$539,750	$635,000	$730,250	$839,788
Market value of shares issued to charitable foundation	9,795	11,700	13,605	15,796
Market value of shares issued in the exchange	317,815	373,900	429,985	494,482

Pro forma market capitalization	$867,360	$1,020,600	$1,173,840	$1,350,066

Gross proceeds of offering	$539,750	$635,000	$730,250	$839,788
Less: Expenses	24,214	27,668	31,121	35,093

Estimated net proceeds	$515,536	$607,332	$699,129	$804,695

Less: Common stock purchased by employee stock ownership plan	(21,982)	(25,868)	(29,754)	(34,223)
Less: Cash contribution to charitable foundation	(1,000)	(1,000)	(1,000)	(1,000)
Less: Common stock purchased by the stock-based incentive plan	(21,982)	(25,868)	(29,754)	(34,223)
Plus: Northwest Bancorp, MHC capital contribution	2,223	2,223	2,223	2,223

Estimated net proceeds, as adjusted	$472,795	$556,819	$640,844	$737,472

For the Twelve Months Ended December 31, 2008
Consolidated net income:
Historical	$48,171	$48,171	$48,171	$48,171
Pro forma adjustments:
Income on adjusted net proceeds	9,373	11,039	12,705	14,620
Employee stock ownership plan (2)	(670)	(789)	(908)	(1,044)
Shares granted under the stock-based incentive plan (3)	(1,916)	(2,254)	(2,593)	(2,982)
Options granted under the stock-based incentive plan (4)	(1,532)	(1,802)	(2,073)	(2,384)

Pro forma net income	$53,426	$54,365	$55,302	$56,381

Net income per share (5):
Historical	$0.57	$0.49	$0.42	$0.37
Pro forma adjustments:
Income on adjusted net proceeds	0.11	0.11	0.11	0.11
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Shares granted under the stock-based incentive plan (3)	(0.02)	(0.02)	(0.02)	(0.02)
Options granted under the stock-based incentive plan (4)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share (5) (6)	$0.63	$0.55	$0.48	$0.43

Offering price to pro forma net income per share	15.87	x	18.18	x	20.83	x	23.26	x
Number of shares used in net income per share calculations (5)	84,647,706	99,602,513	114,557,320	131,755,348

At December 31, 2008
Stockholders’ equity:
Historical	$613,784	$613,784	$613,784	$613,784
Estimated net proceeds	515,536	607,332	699,129	804,695
Northwest Bancorp, MHC capital contribution	2,217	2,217	2,217	2,217
Stock contribution to charitable foundation	9,795	11,700	13,604	15,795
Tax benefit of contribution of charitable foundation	4,210	4,953	5,696	6,550
Less: Common stock acquired by employee stock ownership plan (2)	(21,982)	(25,868)	(29,754)	(34,223)
Less: Common stock acquired by the stock-based incentive plan (3)	(21,982)	(25,868)	(29,754)	(34,223)
Less: After-tax effect of contribution to charitable foundation	(10,795)	(12,700)	(14,605)	(16,796)

Pro forma stockholders’ equity	$1,090,784	$1,175,551	$1,260,318	$1,357,800

Less: Intangible assets	$(178,758)	$(178,758)	$(178,758)	$(178,758)

Pro forma tangible stockholders’ equity	$912,026	$996,793	$1,081,560	$1,179,042

Stockholders’ equity per share (7):
Historical	$7.07	$6.01	$5.21	$4.53
Estimated net proceeds	5.95	5.95	5.96	5.96
Northwest Bancorp, MHC capital contribution	0.03	0.02	0.02	0.02
Stock contribution to charitable foundation	0.11	0.11	0.12	0.12
Tax benefit of contribution to charitable foundation	0.05	0.05	0.05	0.05
Less: Common stock acquired by employee stock ownership plan (2)	(0.25)	(0.25)	(0.25)	(0.25)

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	At or for the Year Ended December 31, 2008
	Based Upon the Sale at $10.00 Per Share of
	53,975,000	63,500,000	73,025,000	83,978,750
	Shares	Shares	Shares	Shares (1)
	(Dollars in Thousands, except per share amounts)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.25)	(0.25)	(0.25)	(0.25)

Less: After-tax effect of contribution to charitable foundation	(0.12)	(0.12)	(0.12)	(0.12)

Pro forma stockholders’ equity per share (7)	$12.58	$11.52	$10.74	$10.06
Intangible assets	(2.06)	(1.75)	(1.52)	(1.32)

Pro forma tangible stockholders’ equity per share (7)	$10.52	$9.77	$9.22	$8.74

Offering price as percentage of pro forma stockholders’ equity per share	79.49%	86.81%	93.11%	99.40%

Offering price as percentage of pro forma tangible stockholders’ equity per share	95.06%	102.35%	108.46%	114.42%

Number of shares outstanding for pro forma book value per share calculations (8)	86,735,977	102,059,973	117,383,969	135,006,564

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.

(2)	Assumes that 4% of shares of common stock sold in the offering and issued to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Northwest Bancshares, Inc. Northwest Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Northwest Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. SOP 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Northwest Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 109,909, 129,340, 148,771 and 171,117 shares were committed to be released during the year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the year were considered outstanding for purposes of net income per share calculations.

(3)	Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the stock offering and issued to the charitable foundation, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Northwest Bancshares, Inc. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Northwest Bancshares, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 14.3% of the amount contributed was an amortized expense (based upon a seven-year vesting period) during the year ended December 31, 2008. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Northwest Bancshares, Inc., our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.47% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Year				Maximum, as
Ended December 31, 2008	Minimum	Midpoint	Maximum	Adjusted
Pro forma net income per share	$0.62	$0.54	$0.48	$0.42
Pro forma stockholders’ equity per share	$12.51	$11.48	$10.72	$10.06

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant date fair value pursuant to the application of the Black-Scholes option pricing model was $2.03 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $2.03 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 4.56% ; (iv) expected life of eight years; (v) expected volatility of 20.73%; and (vi) risk-free interest rate of 2.16%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are

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different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a seven-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.96% on the ownership interest of persons who purchase shares of common stock in the offering.

(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the year ended December 31, 2008 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, plus the shares contributed to the charitable foundation, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with SOP 93-6. See footnote 2, above.

(6)	The retained earnings of Northwest Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation.”

(7)	Per share figures include publicly held shares of Northwest Bancorp, Inc. common stock that will be exchanged for shares of Northwest Bancshares, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; (ii) shares issued to the charitable foundation and (iii) shares to be issued in exchange for publicly held shares. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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COMPARISON OF VALUATION AND PRO FORMA INFORMATION
WITH AND WITHOUT THE CHARITABLE FOUNDATION
     As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $867.4 million, $1,020.6 million, $1,173.8 million and $1,350.1 million with the charitable foundation, as compared to $871.1 million, $1,024.8 million, $1,178.5 million and $1,355.3 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.
     For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the six months ended June 30, 2009 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the six-month period, with and without the charitable foundation.

													Adjusted Maximum of
	Minimum of Offering Range				Midpoint of Offering Range				Maximum of Offering Range				Offering Range
	With		Without		With		Without		With		Without		With		Without
	Foundation		Foundation		Foundation		Foundation		Foundation		Foundation		Foundation		Foundation
	(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$539,750		$548,250		$635,000		$645,000		$730,250		$741,750		$839,788		$853,013
Estimated full value	867,360		871,070		1,020,600		1,024,788		1,173,840		1,178,506		1,350,066		1,355,282
Total assets	7,569,136		7,573,217		7,653,903		7,658,718		7,738,670		7,744,220		7,836,152		7,842,546
Total liabilities	6,459,756		6,459,756		6,459,756		6,459,756		6,459,756		6,459,756		6,459,756		6,459,756
Pro forma stockholders’ equity	1,109,380		1,113,461		1,194,147		1,198,962		1,278,914		1,284,464		1,376,396		1,382,790
Pro forma net income	22,219		22,306		22,688		22,791		23,157		23,276		23,696		23,834
Pro forma stockholders’ equity per share	12.79		12.78		11.70		11.70		10.90		10.90		10.20		10.20
Pro forma tangible stockholders’ equity per share	10.75		10.75		9.96		9.97		9.39		9.40		8.89		8.89
Pro forma net income per share	0.26		0.26		0.23		0.23		0.20		0.20		0.18		0.18
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	78.19%		78.25%		85.47%		85.47%		91.74%		91.74%		98.04%		98.04%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	93.02		93.02		100.40		100.30		106.50		106.38		112.49		112.49
Offering price to pro forma net income per share	19.23	x	19.23	x	21.74	x	21.74	x	25.00	x	25.00	x	27.78	x	27.78	x
Pro forma financial ratios:
Return on assets (annualized)	0.59%		0.59%		0.59%		0.59%		0.60%		0.60%		0.60%		0.61%
Return on equity (annualized)	4.01		4.01		3.80		3.80		3.62		3.62		3.44		3.45
Equity to assets	14.66		14.70		15.60		15.65		16.53		16.59		17.56		17.63
Tangible equity ratio	12.61		12.66		13.60		13.66		14.57		14.63		15.66		15.73

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
     This discussion and analysis reflects our consolidated financial statements and other relevant statistical data. The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on pages F-1 and G-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Northwest Bancorp, Inc. provided in this prospectus.
Overview
     Historically, our principal business has consisted of attracting deposits from the general public and the business community and making loans secured by various types of collateral, including real estate and other consumer assets. We are significantly affected by prevailing economic conditions, particularly interest rates, as well as government policies concerning among other things, monetary and fiscal affairs, housing and financial institutions and regulations regarding lending and other operations, privacy and consumer disclosure. Attracting and maintaining deposits is influenced by a number of factors, including interest rates paid on competing investments offered by other financial and non-financial institutions, account maturities, fee structures, and levels of personal income and savings. Lending activities are affected by the demand for funds and thus are influenced by interest rates, the number and quality of lenders and regional economic conditions. Sources of funds for lending activities include deposits, borrowings, repayments on loans, cash flows from maturities of investment securities and income provided from operations.
     Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets, consisting primarily of loans, mortgage-backed securities and other investment securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits, borrowed funds, and trust-preferred securities. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities, as well as a function of the average balance of interest-earning assets compared to interest-bearing liabilities. Also contributing to our earnings is noninterest income, which consists primarily of service charges and fees on loan and deposit products and services, fees related to insurance and investment management and trust services, and net gains and losses on sale of assets. Interest income and noninterest income are offset by provisions for loan losses, general administrative and other expenses, including employee compensation and benefits and occupancy and equipment costs, as well as by state and federal income tax expense.
     Our net income has decreased over the past few years, totaling $48.2 million for the year ended December 31, 2008 compared to $49.1 million for the year ended December 31, 2007 and $51.5 million for the year ended December 31, 2006. Our net income was $19.6 million for the six months ended June 30, 2009 compared to $27.1 million for the six months ended June 30, 2008. Much of the reduction in our net income has resulted from increased loan loss reserves and impairment charges on securities caused by deteriorating asset quality, which has affected much of the financial institutions industry in recent years. Our provision for loan losses was $22.9 million for the year ended December 31, 2008 compared to $8.7 million for the year ended December 31, 2007 and $8.5 million for the year ended December 31, 2006. Our provision for loan losses was $17.5 million for the six months ended June 30, 2009 compared to $5.7 million for the year ended June 30, 2008. In addition, we experienced other-than-temporary impairment charges for securities, which were reflected as a reduction of noninterest income, of $4.3 million and $16.0 million during the six months ended June 30, 2009 and the year ended December 31, 2008, respectively.

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     Other than our loans for the construction of one- to four-family residential mortgage loans, we do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. We do not directly offer “subprime loans” (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (traditionally defined as loans having less than full documentation). However, our subsidiary, Northwest Consumer Discount Company, originates such loans which totaled $115.4 million as of June 30, 2009.
     As of June 30, 2009, we held $183,000 of preferred stock issued by Freddie Mac, and $28.2 million of private label collateralized mortgage obligations, some of which are collateralized by ALT-A mortgage loans. As of June 30, 2009, our available credit lines and other sources of liquidity had not been reduced compared to levels from December 31, 2008 or 2007.
Our Competitive Strengths
     Since our initial public offering in 1994 we have grown from a savings bank operating primarily in Northwestern Pennsylvania to a regional community banking organization with branch offices in Ohio, New York, Maryland, Florida and throughout Pennsylvania. We believe that our growth and success have largely been due to the following strengths that have given us a competitive advantage in our markets:
•	Maintaining a strong and experienced management team, and attracting and retaining dedicated and qualified personnel to support the growth of our franchise. Achieving our strategic objectives requires an experienced and dedicated management team, which we have developed and maintained over the years. Our management team has been an integral part of the continued growth and success of Northwest Savings Bank, including its transition to being a fully public company.

•	Being recognized as an employer of choice in all of our markets by providing employees with exceptional opportunities for advancement and growth in an attractive business environment. A strong management team requires the support of dedicated and experienced employees. Our commitment to our employees, as well as the career opportunities offered by our sustained growth, has made Northwest Savings Bank a preferred employer in the markets we serve.

•	Maintaining our ability and our reputation as an experienced and successful acquirer. Since 1994, we have completed 25 acquisition transactions. During this period, our total banking offices have increased from 41 to 167, and our assets have increased from $1.4 billion to $7.1 billion at June 30, 2009.

•	Track record of creating value for our stockholders. As a publicly traded mutual holding company, we have strived to create value for our stockholders while meeting the needs of our banking customers. Common stock purchased in our initial offering in 1994 has appreciated 310.0% in value as of August 31, 2009. We will continue to focus on creating shareholder value as we transition to a fully converted stock holding company.

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Our Business Strategy
     Our strategy is to focus on those banking activities and services that have proven to be successful and that have generated favorable returns for our stockholders. We believe that this focus will enable us to continue to grow our franchise, while maintaining our commitment to customer service, high asset quality, and sustained net earnings. The following are the key elements of our business strategy:
     Expand Our Geographic Reach
•	Complementary acquisitions. We believe that acquisition opportunities exist both within and beyond our current market area. We will consider pursuing acquisition opportunities on a selective basis in contiguous or near contiguous market areas that will afford us the opportunity to add complementary products to our existing business or expand our franchise geographically.

•	De novo branching. We have opened de novo branches to provide better service for our customers and to add to or fill in gaps in our geographic footprint. For example, we plan to open four new branches in Rochester, New York during the fourth quarter of 2009.
     Continue to Improve Our Earnings
•	Asset mix diversification. Historically, we have emphasized the origination of single family residential mortgage loans and we will continue to emphasize these loans in the future. However, loan diversification improves our net interest margin because consumer loans and commercial business loans generally have shorter terms and higher interest rates than residential mortgage loans.

•	Managing interest rate risk. Diversifying our asset mix not only improves our margin but also reduces the exposure of our net interest income and earnings to interest rate risk. We will continue to manage our interest rate risk by diversifying the type and maturity of assets in our loan and investment portfolios.

•	Fee income. We have been focusing on increasing our fee income by offering new products and services. For example, we offer business deposits which are a source of low-cost funds and fee income as well as an investment management, brokerage and trust services with almost $1.0 billion of managed assets.

•	Investment in our infrastructure. Over the past five years, we have significantly upgraded our technology capabilities by offering internet and mobile banking, an expanded ATM network, debit cards, surcharge-free ATM capabilities and electronic check clearing. We intend to capitalize on our technology capabilities to improve operating efficiencies and enhance customer service.

Continue to Improve Our Funding Mix

•	Reducing our cost of funds and our exposure to interest rate risk by offering and attracting more checking accounts, transaction accounts and other low cost deposits. Transaction accounts generally are our least costly source of funds, and therefore improve our interest rate spread and the interest rate risk associated with deposits repricing more quickly than loans and investments in a rising interest rate environment.

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     Increase Lending While Maintaining Asset Quality
•	Maintaining a quality loan portfolio while exercising prudent loan underwriting and administration standards. While the delinquencies in our loan portfolio have increased during the current economic recession, we intend to maintain conservative loan underwriting and administration standards in the future.
     Increase our Capital to Support Our Future Growth
•	Using the capital raised in the stock offering to take advantage of strategic growth and acquisition opportunities. Management believes that the current economic recession will increase the rate of consolidation in the banking industry. After raising additional capital from the conversion and stock offering, we will be better positioned to take advantage of growth and acquisition opportunities that arise.

•	Using the capital raised in the stock offering to increase our capital levels that may be required by the federal banking regulators in the current economic environment. The current severe economic recession has underscored the importance of capital strength. It is expected that existing minimum regulatory capital ratios will be increased by the bank regulatory agencies in response to market conditions and the recession.
     Continue Our Community-Oriented Focus
•	Operating as a regional community banking organization offering a broad range of financial products and services. As a community bank, we are uniquely positioned to understand the financial needs of our local customers. Our Community Banking Division has implemented a new sales process that emphasizes the building and fostering of customer relationships. Our new fully-integrated service and sales system will improve customer service and our operating performance.

•	Our newly established charitable foundation will strengthen our commitment to the communities we serve. The charitable foundation will be initially funded with $9.8 million to $15.8 million of stock and $1.0 million in cash to benefit the communities we serve.
     Our results of operations may be significantly affected by our ability to effectively implement our business strategy including our plans for expansion through strategic acquisitions. If we are unable to effectively integrate and manage acquired or merged businesses or attract significant new business through our branching efforts, our financial performance may be negatively affected.
Expected Increase in Non-Interest Expense Following the Offering
     Following the completion of the conversion and offering, our non-interest expense can be expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, the adoption of a new stock-based incentive plan, if approved by our stockholders, and implementation of our business plan, which includes the continued growth of our branch franchise.

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     Assuming that 73,025,000 shares are sold in the offering (the maximum of the offering range):
(i)	the employee stock ownership plan will acquire 2,975,420 shares of common stock with a $29.8 million loan from Northwest Bancshares, Inc. that is expected to be repaid over 20 years, resulting in an annual expense (pre-tax) of approximately $1.5 million (assuming that the shares of common stock maintain a value of $10.00 per share);

(ii)	if adopted more than one year following the offering, the new stock-based incentive plan may award a number of shares of restricted stock equal to or in excess of 4% of the shares sold in the offering and issued to the charitable foundation, or 2,975,420 shares, to eligible participants, and such awards will be expensed as the awards vest. Assuming all shares are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the awards vest over a minimum of seven years, the corresponding annual expense (pre-tax) associated with shares awarded under the stock-based incentive plan will be approximately $4.3 million; and

(iii)	if adopted more than one year following the offering, the new stock-based incentive plan may award options to purchase a number of shares equal to or in excess of 10% of the shares sold in the offering and issued to the charitable foundation, or 7,438,550 shares, to eligible participants, and such options will be expensed as the options vest. Assuming all options are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the options vest over a minimum of seven years and using the Black-Scholes option pricing model with the following assumptions: an exercise price and trading price on the date of grant of $10.00 and a fair value of $2.03 per option based upon a dividend yield of 4.56%, expected life of eight years, expected volatility of 20.37% and risk-free interest rate of 2.16%. The corresponding annual expense (pre-tax) associated with options awarded under the stock-based incentive plan will be approximately $2.2 million.
     The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the stock-based incentive plan related to restricted stock will be determined by the fair market value of the common stock on the grant date, which may be less than or greater than $10.00 per share.
Critical Accounting Policies
     Certain accounting policies are important to the understanding of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances, including, but without limitation, changes in interest rates, performance of the economy, financial condition of borrowers and laws and regulations. The following are the accounting policies we believe are critical.
     Allowance for Loan Losses. We recognize that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan, the creditworthiness of the borrower, general economic conditions and the quality of the collateral for the loan. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents

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management’s estimate of probable losses based on all available information. The allowance for loan losses is based on management’s evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent losses, information about specific borrower situations and estimated collateral values, and current economic conditions. The loan portfolio and other credit exposures are regularly reviewed by management in its determination of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes a review of historical losses, peer group comparisons, industry data and economic conditions. As an integral part of their examination process, regulatory agencies periodically review our allowance for loan losses and may require us to make additional provisions for estimated losses based upon judgments different from those of management. In establishing the allowance for loan losses, loss factors are applied to various pools of outstanding loans. Loss factors are derived using our historical loss experience and may be adjusted for factors that affect the collectibility of the portfolio as of the evaluation date. Commercial loans that are criticized are evaluated individually to determine the required allowance for loan losses and to evaluate the potential impairment of such loans under Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan” (“SFAS 114”). Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of loans deteriorate as a result of the factors discussed previously. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. The allowance is based on information known at the time of the review. Changes in factors underlying the assessment could have a material impact on the amount of the allowance that is necessary and the amount of provision to be charged against earnings. Such changes could impact future results. Management believes, to the best of their knowledge, that all known losses as of the balance sheet date have been recorded.
     Valuation of Investment Securities. All of our investment securities are classified as available for sale and recorded at current fair value. Unrealized gains or losses, net of deferred taxes, are reported in other comprehensive income as a separate component of shareholders’ equity. In general, fair value is based upon quoted market prices of identical assets, when available. If quoted market prices are not available, fair value is based upon valuation models that use cash flow, security structure and other observable information. Where sufficient data is not available to produce a fair valuation, fair value is based on broker quotes for similar assets. Broker quotes may be adjusted to ensure that financial instruments are recorded at fair value. Adjustments may include unobservable parameters, among other things. No adjustments were made to any broker quotes received by us.
     We conduct a quarterly review and evaluation of our investment securities to determine if any declines in fair value are other than temporary. In making this determination, we consider the period of time the securities were in a loss position, the percentage decline in comparison to the securities’ amortized cost, the financial condition of the issuer, if applicable, and the delinquency or default rates of underlying collateral. We consider our intent to sell the investment securities evaluated and the likelihood that we will not have to sell the investment securities before recovery of their cost basis. If impairment exists, credit related impairment losses are recorded in earnings while noncredit related impairment losses are recorded in accumulated other comprehensive income.
     Goodwill. Goodwill is not subject to amortization but must be tested for impairment at least annually, and possibly more frequently if certain events or changes in circumstances arise. Impairment testing requires that the fair value of each reporting unit be compared to its carrying amount, including goodwill. Reporting units are identified based upon analyzing each of our individual operating segments. A reporting unit is defined as any distinct, separately identifiable component of an operating segment for

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which complete, discrete financial information is available that management regularly reviews. Goodwill is allocated to the carrying value of each reporting unit based on its relative fair value at the time it is acquired. Determining the fair value of a reporting unit requires a high degree of subjective management judgment. We, through the use of an independent third party, evaluate goodwill for possible impairment using four valuation methodologies including a public market peers approach, a comparable transactions approach, a control premium approach and a discounted cash flow approach. Future changes in the economic environment or the operations of the reporting units could cause changes to these variables, which could give rise to declines in the estimated fair value of the reporting unit. Declines in fair value could result in impairment being identified. We have established June 30 of each year as the date for conducting our annual goodwill impairment assessment. The variables are selected as of that date and the valuation model is run to determine the fair value of each reporting unit. At June 30, 2009, we did not identify any individual reporting unit where the fair value was less than the carrying value.
     Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). Using this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on an ongoing basis as regulatory and business factors change. A reduction in estimated future taxable income could require us to record a valuation allowance. Changes in levels of valuation allowances could result in increased income tax expense, and could negatively affect earnings.
     Other Intangible Assets. Using the purchase method of accounting for acquisitions, we are required to record the assets acquired, including identified intangible assets, and liabilities assumed at their fair values. These fair values often involve estimates based on third-party valuations, including appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques, which are inherently subjective. Core deposit and other intangible assets are recorded in purchase accounting when a premium is paid to acquire other entities or deposits. Other intangible assets, which are determined to have finite lives, are amortized based on the period of estimated economic benefits received, primarily on an accelerated basis.
     Pension Benefits. Pension expense and obligations are dependent on assumptions used in calculating such amounts. These assumptions include discount rates, anticipated salary increases, interest costs, expected return on plan assets, mortality rates, and other factors. In accordance with U.S. generally accepted accounting principles, actual results that differ from the assumptions are amortized over average future service and, therefore, generally affect recognized expense. While management believes that the assumptions used are appropriate, differences in actual experience or changes in assumptions may affect our pension obligations and future expense.
     In determining the projected benefit obligations for pension benefits at December 31, 2008, we used a discount rate of 6.00%, which is 0.50% lower than the discount rate used at December 31, 2007 of 6.50%. We use the Citigroup Pension Liability Index rates matching the duration of our benefit payments as of the measurement date to determine the discount rate. Effective January 1, 2008, we changed the measurement date from October 31 to December 31 concurrent with our adoption of the measurement provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for

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Defined Benefit Pension and Other Postretirement Plans.” Our pre-tax pension expense is forecasted to increase from approximately $4.8 million for the year ended December 31, 2008 to approximately $7.9 million for the year ending December 31, 2009.
Balance Sheet Analysis
     Assets. Our total assets at June 30, 2009 were $7.092 billion, an increase of $162.1 million, or 2.3%, from $6.930 billion at December 31, 2008. This increase in assets was primarily attributed to an increase in cash and cash equivalents of $335.1 million, which was partially offset by a decrease in investments of $130.0 million, a decrease in loans of $38.5 million and an increase in the allowance for loan losses of $11.8 million. The net increase in total assets was funded by an increase in deposits of $307.5 million, partially offset by a decrease in borrowed funds of $170.9 million.
     Cash and equivalents. Total cash and investments increased by $205.4 million, or 16.8%, to $1.424 billion at June 30, 2009, from $1.219 billion at December 31, 2008. This increase was a result of deposit growth while we evaluated investment alternatives and maintained liquidity to repay $37.0 million of long-term borrowings due before the end of the year.
     Cash and equivalents decreased by $150.7 million, or 65.3%, to $79.9 million at December 31, 2008 from $230.6 million at December 31, 2007. This decrease was attributable to our using cash to fund loan growth and purchase investment securities.
     Loans receivable. Loans receivable decreased by $38.5 million, or 0.8%, to $5.158 billion at June 30, 2009, from $5.197 billion at December 31, 2008. Loan demand remained strong, with originations of $1.116 billion for the six-month period ended June 30, 2009. However, we sold $388.8 million of one- to four-family residential mortgage loans originated during the same period to assist with maintaining an acceptable liquidity position and lessen interest-rate risk. During the six months ended June 30, 2009 commercial loans increased by $82.8 million, or 5.8%, mortgage loans decreased by $112.9 million, or 4.6%, and consumer and home equity loans decreased by $8.4 million, or 0.6%.
     Net loans receivable increased $346.3 million, or 7.2%, to $5.142 billion at December 31, 2008 from $4.796 billion at December 31, 2007. This increase in loans was primarily attributable to growth in our consumer and commercial loan portfolios. Consumer home equity loans increased $43.6 million, or 4.4%, commercial real estate loans increased $193.6 million, or 21.4%, and commercial business loans increased $19.7 million, or 5.4%.
     Total loans 30 days or more past due decreased by $7.9 million, or 4.1%, to $184.9 million at June 30, 2009 from $192.8 million at December 31, 2008. The June 30, 2009 amount of $184.9 million consisted of 2,815 loans, while the $192.8 million of total delinquency at December 31, 2008 consisted of 3,492 loans. Delinquencies on one- to four-family mortgage and consumer loans decreased by $26.3 million, or 31.0%, and commercial real estate and commercial business loans increased $18.4 million, or 17.1%. Like most financial institutions, we experienced an increase in the amount of delinquencies during the past 18 months due to deteriorating economic conditions. The decrease in mortgage and consumer delinquency is due to comparing a 30 day month to a 31 day month. The largest increases in commercial loan delinquencies have occurred in Florida and Maryland, where economic activity has declined the most.

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     Set forth below are selected data relating to the composition of our loan portfolio by type of loan as of the dates included.

	At June 30,		At December 31,
	2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real estate:
One- to four-family	$2,396,623	45.4%	$2,492,940	47.2%	$2,430,117	48.9%	$2,411,024	53.5%
Home equity	1,038,323	19.7	1,035,954	19.6	992,335	20.0	887,352	19.7
Multi-family and commercial	1,191,107	22.5	1,100,218	20.8	906,594	18.3	701,951	15.6

Total real estate loans	4,626,053	87.6	4,629,112	87.6	4,329,046	87.2	4,000,327	88.8
Consumer:
Automobile	102,519	1.9	102,267	2.0	125,298	2.5	138,401	3.1
Education loans	25,807	0.5	38,152	0.7	14,551	0.3	11,973	0.3
Loans on savings accounts	11,576	0.2	11,191	0.2	10,563	0.2	10,313	0.2
Other (1)	116,852	2.2	115,913	2.2	117,831	2.4	109,303	2.4

Total consumer loans	256,754	4.8	267,523	5.1	268,243	5.4	269,990	6.0

Commercial business	400,926	7.6	387,145	7.3	367,459	7.4	235,311	5.2

Total loans receivable, gross	5,283,733	100.0%	5,283,780	100.0%	4,964,748	100.0%	4,505,628	100.0%

Deferred loan fees	(5,978)		(5,041)		(4,179)		(3,027)
Undisbursed loan proceeds	(119,460)		(81,918)		(123,163)		(52,505)
Allowance for loan losses (real estate loans)	(40,277)		(33,760)		(28,854)		(17,936)
Allowance for loan losses (other loans)	(26,500)		(21,169)		(12,930)		(19,719)

Total loans receivable net	$5,091,518		$5,141,892		$4,795,622		$4,412,441

			At June 30
	At December 31, 2005		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real estate:
One- to four-family	$2,805,900	59.5%	$2,693,174	60.3%	$2,615,328	63.1%
Home equity	780,451	16.5	737,619	16.5	588,192	14.2
Multi-family and commercial	594,503	12.6	534,224	11.9	454,606	11.0

Total real estate loans	4,180,854	88.6	3,965,017	88.7	3,658,126	88.3
Consumer:
Automobile	144,519	3.1	138,102	3.1	120,887	2.9
Education loans	120,504	2.5	112,462	2.5	95,599	2.3
Loans on savings accounts	9,066	0.2	8,500	0.2	8,038	0.2
Other(1)	106,390	2.3	102,787	2.3	112,163	2.7

Total consumer loans	380,479	8.1	361,851	8.1	336,687	8.1
Commercial business	157,572	3.3	142,391	3.2	149,509	3.6

Total loans receivable, gross	4,718,905	100.0%	4,469,259	100.0%	4,144,322	100.0%

Deferred loan fees	(3,877)		(4,257)		(6,630)
Undisbursed loan proceeds	(59,348)		(56,555)		(53,081)
Allowance for loan losses (real estate loans)	(16,875)		(15,918)		(15,113)
Allowance for loan losses (other loans)	(16,536)		(15,645)		(15,557)

Total loans receivable net	$4,622,269		$4,376,884		$4,053,941

(1)	Consists primarily of secured and unsecured personal loans.

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     The following table sets forth loans by state (based on borrowers’ residence) at June 30, 2009.
Loans outstanding:

					Commercial
					business and
	One- to four-family		Consumer and		commercial
	mortgage(1)	Percentage	home equity(2)	Percentage	real estate(3)	Percentage	Total(4)	Percentage
	(Dollars in thousands)
Pennsylvania	$2,013,821	85.6%	1,168,682	90.3%	989,493	65.6%	4,171,996	80.8%
New York	132,988	5.6	71,854	5.5	279,683	18.5	484,525	9.4
Ohio	15,670	0.7	13,065	1.0	7,406	0.5	36,141	0.7
Maryland	156,027	6.6	29,712	2.3	174,056	11.5	359,795	7.0
Florida	34,827	1.5	11,765	0.9	59,246	3.9	105,838	2.1

Total	$2,353,333	100.0%	1,295,078	100.0%	1,509,884	100.0%	5,158,295	100.0%

(1)	Percentage of total mortgage loans.

(2)	Percentage of total consumer loans.

(3)	Percentage of total commercial loans.

(4)	Percentage of total loans.
     The following table sets forth the maturity or period of repricing of our loan portfolio at June 30, 2009. Demand loans and loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Adjustable and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due.

		Due after	Due after	Due after
	Due in one	one year	two years	three years
	year or	through	through	through	Due after
	less	two years	three years	five years	five years	Total
			(In Thousands)
Real estate loans:
One-to four-family residential	$190,901	$126,516	$115,058	$229,379	$1,734,769	$2,396,623
Multifamily and commercial	420,091	123,190	131,849	415,076	100,901	1,191,107
Consumer loans	381,021	123,946	113,954	203,888	472,268	1,295,077
Commercial business loans	141,403	41,466	44,380	139,714	33,963	400,926

Total loans	$1,133,416	$415,118	$405,241	$988,057	$2,341,901	$5,283,733

     The following table sets forth at June 30, 2009, the dollar amount of all fixed-rate and adjustable-rate loans due after June 30, 2010. Adjustable- and floating-rate loans are included in the table based on the contractual due date of the loan.

	Fixed	Adjustable	Total
	(In Thousands)
Real estate loans:
One-to four-family residential	$2,204,859	$57,446	$2,262,305
Multifamily and commercial	386,471	646,214	1,032,685
Consumer loans	882,884	159,802	1,042,686
Commercial business loans	135,366	212,235	347,601

Total loans	$3,609,580	$1,075,697	$4,685,277

     Securities. Securities decreased by $129.8 million, or 11.4%, to $1.009 billion at June 30, 2009 from $1.139 billion at December 31, 2008. This decrease was the result of normal amortization on mortgage-backed securities. These proceeds have been accumulated in interest-earning deposits while we continue to evaluate investment alternatives. During the six months ended June 30, 2009, we recognized other-than-temporary impairment charges of $4.3 million on three private label collateralized mortgage

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obligations due to a deterioration in credit of the underlying collateral. These collateralized mortgage obligations were purchased in 2005.
     Securities increased by $5.8 million, or 0.5%, to $1.139 billion at December 31, 2008 from $1.133 billion at December 31, 2007. This increase was the result of our investing excess cash in marketable securities in order to earn a higher yield. During 2008 we recognized other-than-temporary impairment charges of $16.0 million. The other-than-temporary impairment charges were $5.5 million for preferred stock of Freddie Mac, $600,000 for a single issuer trust preferred security with a remaining amortized cost of $1.4 million at December 31, 2008 and $9.9 million for multiple pooled-trust preferred securities with remaining amortized cost of $13.7 million as of December 31, 2008.
     The following tables set forth certain information regarding the amortized cost and fair values of our investment securities portfolio and mortgage-backed securities portfolio at the dates indicated.

			At December 31,
	At June 30, 2009		2008		2007		2006
	Amortized		Amortized		Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In Thousands)
Mortgage-backed securities available for sale:
Fixed-rate pass through certificates	$160,821	$166,268	$186,659	$193,099	$73,284	$73,992	$68,720	$67,430
Variable-rate pass through certificates	250,939	257,451	276,121	277,183	306,886	309,054	199,442	198,365
Fixed-rate CMOs	48,165	45,375	60,119	57,480	73,514	71,793	87,946	85,402
Variable-rate CMOs	208,772	205,995	228,917	217,877	76,886	76,908	27,613	27,771

Total mortgage-backed securities available for sale	$668,697	$675,089	$751,816	$745,639	$530,569	$531,747	$383,721	$378,968

Investment securities available for sale:
U.S. Government, agency and GSEs	$77,651	$81,322	$97,884	$108,908	$286,359	$292,546	$214,031	$212,525
Municipal securities	240,258	236,983	268,616	267,548	262,895	267,120	14,553	14,604
Corporate debt issues	28,173	14,904	25,165	15,961	37,225	35,075	63,114	60,577
Equity securities and mutual funds	954	1,084	954	1,114	6,478	6,879	95,548	100,840

Total investment securities available for sale	$347,036	$334,293	$392,619	$393,531	$592,957	$601,620	$387,246	$388,546

			At December 31,
	At June 30, 2009		2008		2007		2006
	Amortized		Amortized		Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
				(In Thousands)
Mortgage-backed securities held to maturity:
Fixed-rate pass through certificates	$—	$—	$—	$—	$—	$—	$9,097	$8,965
Variable-rate pass through certificates	—	—		—	—	—	188,700	188,382
Fixed-rate CMOs	—	—	—	—	—	—	4,484	4,249
Variable-rate CMOs	—	—	—	—	—	—	49,374	49,335

Total mortgage-backed securities held to maturity	$—	$—	$—	$—	$—	$—	$251,655	$250,931

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     The following table sets forth information regarding the issuers and the carrying value of our mortgage-backed securities.

	At June 30,	At December 31,
	2009	2008	2007	2006
	(In Thousands)
Mortgage-backed securities:
Fannie Mae	$256,344	$288,082	$165,391	$205,127
Ginnie Mae	87,622	99,354	88,428	120,799
Freddie Mac	302,176	320,297	229,960	249,685
Other (non-agency)	28,947	37,906	47,968	55,012

Total mortgage-backed securities	$675,089	$745,639	$531,747	630,623

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     Investment Portfolio Maturities and Yields. The following table sets forth the scheduled maturities, carrying values, amortized cost, market values and weighted average yields for our investment securities and mortgage-backed securities portfolios at June 30, 2009. Adjustable-rate mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust.

	At June 30, 2009
	One Year or Less		One Year to Five Years		Five to Ten Years		More than Ten Years		Total
		Annualized		Annualized		Annualized		Annualized			Annualized
		Weighted		Weighted		Weighted		Weighted			Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized		Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Fair Value	Yield
	(Dollars in thousands)
Investment securities available for sale Government sponsored entities	$995	5.34%	$1,972	5.37%	$22,613	5.39%	$51,991	5.26%	$77,571	$81,245	5.30%
U.S. Government and agency obligations	80	1.20%	—	—	—	—	—	—	80	77	1.20%
Municipal securities	—	—	913	4.03%	39,929	4.18%	199,416	4.50%	240,258	236,983	4.44%
Corporate debt issues	—	—	500	2.91%	—	—	27,673	4.33%	28,173	14,904	4.30%
Equity securities and mutual funds	—	—	—	—	—	—	954	5.09%	954	1,084	5.09%

Total investment securities available for sale	1,075	5.03%	3,385	4.64%	62,542	4.62%	280,034	4.62%	347,036	334,293	4.62%
Mortgage-backed securities available for sale:
Pass through certificates	251,059	4.69%	11,925	4.57%	8,536	4.89%	140,240	5.43%	411,760	423,719	4.94%
CMOs	208,772	1.70%	—	—	18,936	4.81%	29,229	4.34%	256,937	251,370	2.23%

Total mortgage-backed securities available for sale	$459,831	3.33%	11,925	4.57%	27,472	4.84%	169,469	5.24%	668,697	675,089	3.90%

Total investment securities and mortgage-backed securities	$460,906	3.34%	$15,310	4.59%	$90,014	4.69%	$449,503	4.85%	$1,015,733	$1,009,382	4.15%

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     The following table sets forth information with respect to gross unrealized holding gains and losses on our portfolio of investment securities as of June 30, 2009.

		Gross Unrealized	Gross Unrealized
	Amortized Cost	Holding Gains	Holding Losses	Fair Value
		(In thousands)
Debt issued by the U.S. Government and agencies:
Due in one year or less	$80	$—	$(3)	$77

Debt issued by government-sponsored enterprises:
Due in one year or less	995	13	—	1,008
Due in greater than one year to five years	1,972	172	—	2,144
Due in greater than five years to ten years	22,613	1,553	—	24,166
Due after ten years	51,991	2,043	(107)	53,927

Equity securities	954	211	(81)	1,084

Municipal securities:
Due in greater than one year to five years	913	18	—	931
Due in greater than five years to ten years	39,929	739	(1)	40,667
Due after ten years	199,416	1,930	(5,961)	195,385

Corporate debt issues:
Due in greater than one year to five years	500	—	—	500
Due after ten years	27,673	117	(13,386)	14,404

Residential mortgage-backed securities:
Fixed-rate pass-through	160,821	5,458	(11)	166,268
Variable-rate pass-through	250,939	6,651	(139)	257,451
Fixed-rate non-agency CMO	22,329	—	(3,035)	19,294
Fixed-rate agency CMO	25,836	639	(394)	26,081
Variable-rate non-agency CMO	11,833	—	(2,964)	8,869
Variable-rate agency CMO	196,939	985	(798)	197,126

Total residential mortgage-backed securities	668,697	13,733	(7,341)	675,089

Total marketable securities available for sale	$1,015,733	$20,529	$(26,880)	$1,009,382

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     The following table sets forth information with respect to gross unrealized holding gains and losses on our portfolio of investment securities as of December 31, 2008.

		Gross Unrealized	Gross Unrealized
	Amortized Cost	Holding Gains	Holding Losses	Fair Value
		(In thousands)
Debt issued by the U.S. Government and agencies:
Due in one year or less	$91	$—	$(3)	$88

Debt issued by government-sponsored enterprises:
Due in one year or less	2,985	50	—	3,035
Due in greater than one year to five years	2,962	208	—	3,170
Due in greater than five years to ten years	30,352	2,066	—	32,418
Due after ten years	61,494	8,712	(9)	70,197

Equity securities	954	160	—	1,114

Municipal securities:
Due in greater than one year to five years	460	1	—	461
Due in greater than five years to ten years	43,160	822	(86)	43,896
Due after ten years	224,996	2,707	(4,512)	223,191

Corporate debt issues:
Due after ten years	25,165	214	(9,418)	15,961

Residential mortgage-backed securities:
Fixed-rate pass-through	186,659	6,447	(7)	193,099
Variable-rate pass-through	276,121	3,136	(2,074)	277,183
Fixed-rate non-agency CMO	25,683	—	(2,938)	22,745
Fixed-rate agency CMO	34,436	445	(146)	34,735
Variable-rate non-agency CMO	17,069	—	(2,710)	14,359
Variable-rate agency CMO	211,848	48	(8,378)	203,518

Total residential mortgage-backed securities	751,816	10,076	(16,253)	745,639

Total marketable securities available for sale	$1,144,435	$25,016	$(30,281)	$1,139,170

     We review our investment portfolio on a quarterly basis for indications of impairment. This review includes analyzing the length of time and the extent to which the fair value has been lower than the cost, the financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer and management asserts that it does not have the intent to sell the security and that it is more likely than not we will not have to sell the security before recovery of its cost basis. Other investments are evaluated using our best estimate of future cash flows. If our estimate of cash flow determines that it is expected an adverse change has occurred, other-than-temporary impairment would be recognized for the credit loss.

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     The following table shows the fair value and gross unrealized losses on our investment securities, aggregated by investment category and length of time that the individual securities had been in a continuous unrealized loss position at June 30, 2009.

	Less Than 12 Months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
			(In thousands)
U.S. Government and agencies	$7,967	$(97)	$188	$(10)	$8,155	$(107)
Municipal securities	64,183	(2,339)	52,613	(3,623)	116,796	(5,962)
Corporate issuer	8,073	(7,545)	1,964	(5,841)	10,037	(13,386)
Equity securities	298	(81)	—	—	298	(81)
Residential mortgage-backed securities – non-agency	—	—	28,163	(5,999)	28,163	(5,999)
Residential mortgage-backed securities – agency	42,718	(296)	73,271	(1,049)	115,989	(1,345)

Total temporarily impaired securities	$123,239	$(10,358)	$156,199	$(16,522)	$279,438	$(26,880)

     The following table shows the fair value and gross unrealized losses on our investment securities, aggregated by investment category and length of time that the individual securities had been in a continuous unrealized loss position at December 31, 2008.

	Less Than 12 Months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
			(In thousands)
U.S. Government and agencies	$—	$—	$1,094	$(12)	$1,094	$(12)
Municipal securities	109,255	(4,598)	—	—	109,255	(4,598)
Corporate issuer	8,618	(7,055)	2,573	(2,363)	11,191	(9,418)
Residential mortgage-backed securities – non-agency	15,256	(2,550)	21,848	(3,098)	37,104	(5,648)
Residential mortgage-backed securities – agency	269,831	(9,075)	58,256	(1,530)	328,087	(10,605)

Total temporarily impaired securities	$402,960	$(23,278)	$83,771	$(7,003)	$486,731	$(30,281)

     As of June 30, 2009, we had seven investments in corporate issues with a total book value of $7.8 million and total fair value of $2.0 million, where the book value exceeded the carrying value for more than 12 months. These investments were three single issuer trust preferred investments and four pooled trust preferred securities. The single issuer trust preferred securities were evaluated for other-than-temporary impairment by determining the strength of the underlying issuer. In each case, the underlying issuer was “well-capitalized” for regulatory purposes and was a participant in the U.S. government’s TARP program. None of the issuers have deferred interest payments or announced the intention to defer interest payments, while three have been downgraded. We believe the decline in fair value is related to the spread over three-month LIBOR, on which the quarterly interest payments are based, as the spread over LIBOR is significantly lower than current market spreads. We concluded the impairment of these investments was considered temporary. In making that determination, we also considered the duration and the severity of the losses. The pooled trust preferred securities were evaluated for other-than-temporary impairment considering duration and severity of the losses, actual cash flows, projected cash flows, performing collateral, the class of securities we owned and the amount of additional defaults the structure could withstand prior to the security experiencing a disruption in cash flows. None of these securities are projecting a cash flow disruption, nor have any of the securities experienced a cash flow disruption. Two pooled trust preferred securities have been downgraded.

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       As of June 30, 2009, we had investments in corporate issuers with a total book value of $15.6 million and total fair value of $8.1 million, where the book value exceeded the carrying value for less than 12 months. One investment, a single issuer trust preferred investment, was evaluated for other-than-temporary impairment by determining the strength of the underlying issuer. The underlying issuer was “well-capitalized” for regulatory purposes and was a participant in the government’s TARP program. The issuer has not deferred interest payments or announced the intention to defer interest payments. We concluded that the decline in fair value was related to the spread over three month LIBOR, on which the quarterly interest payments are based. The spread over LIBOR is significantly lower than current market spreads. Two other investments were pooled trust preferred investments. These securities were evaluated for other-than-temporary impairment considering duration and severity of the losses, actual cash flows, projected cash flows, performing collateral, the class of securities we owned and the amount of additional defaults the structure could withstand prior to the security experiencing a disruption in cash flows. Neither of these securities project cash flow disruption, nor have they experienced a cash flow disruption. None of the investments were downgraded during the six-month period ended June 30, 2009.
     We concluded, based on all facts evaluated, the impairment of these investments was considered temporary and management asserts that we do not have the intent to sell these securities and that it is more likely than not we will not have to sell the securities before recovery of their cost basis.
     The following table provides class, book value, fair value and ratings information for our portfolio of corporate securities that had an unrealized loss as of June 30, 2009.

		Total
				Unrealized	Moody’s/Fitch
Description	Class	Book Value	Fair Value	Losses	Ratings
			(In thousands)
North Fork Capital (1)	N/A	$1,009	$416	$(503)	Baa1/BBB+
Bank Boston Capital Trust (2)	N/A	988	484	(504)	A2/BB
Reliance Capital Trust	N/A	1,000	835	(165)	Not rated
Huntington Capital Trust	N/A	1,419	597	(822)	Baa3/BBB
MM Community Funding I	Mezzanine	1,000	74	(926)	Caa2/CCC
MM Community Funding II	Mezzanine	389	42	(347)	Baa2/BBB
I-PreTSL I	Mezzanine	1,500	168	(1,332)	Not rated/A-
I-PreTSL II	Mezzanine	1,500	183	(1,317)	Not rated/A-
PreTSL XIX	Senior A-1	8,954	4,323	(4,631)	A3/AAA
PreTSL XX	Senior A-1	5,664	2,915	(2,749)	Baa1/AAA

		$23,423	$10,037	$(13,386)

(1)	North Fork Bank was acquired by Capital One Financial Corporation

(2)	Bank Boston was acquired by Bank of America
     The following table provides collateral information on pooled trust preferred securities included in the previous table as of June 30, 2009.

				Additional
				Immediate
				Defaults Before
		Current		Causing an
		Deferrals and	Performing	Interest
Description	Total collateral	Defaults	Collateral	Shortfall
	(In thousands)
I-PreTSL I	$211,000	$35,000	$176,000	$50,500
I-PreTSL II	378,000	—	378,000	137,500
PreTSL XIX	700,535	96,000	604,535	259,500
PreTSL XX	604,154	83,000	521,154	243,500

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     Mortgage-backed securities include agency (Fannie Mae, Freddie Mac and Ginnie Mae) mortgage-backed securities and non-agency collateralized mortgage obligations. We review our portfolio of agency backed mortgage-backed securities quarterly for impairment. As of June 30, 2009, we believe that the small amount of impairment within our portfolio of agency mortgage-backed securities is temporary. As of June 30, 2009, we had 12 non-agency collateralized mortgage obligations with a total book value of $34.2 million and a total fair value of $28.2  million. During the six months ended June 30, 2009, we recognized other-than-temporary impairment of $4.3 million related to three of these investments. After recognizing the other-than-temporary impairment, our book value on these investments was $12.6 million, with a fair value of $8.2 million. We determined how much of the impairment was credit related and noncredit related by analyzing cash flow estimates, estimated prepayment speeds, loss severity and conditional default rates. We consider the discounted cash flow analysis to be our primary evidence when determining whether credit related other-than-temporary impairment exists. The impairment on the other nine collateralized mortgage obligations, with book value of $21.6 million and fair value of $20.0 million, were also reviewed considering the severity and length of impairment. After this review, we determined that the impairment on these securities was temporary.
     The following table shows issuer specific information, book value, fair value, unrealized losses and other-than-temporary impairment recorded in earnings for our portfolio of non-agency collateralized mortgage obligations as of June 30, 2009.

	Total			Impairment
			Unrealized	Recorded in
Description	Book Value	Fair Value	Losses	Earnings
		(In thousands)
AMAC 2003-6 2A2	$1,194	$1,180	$(14)	$—
AMAC 2003-6 2A8	2,471	2,449	(22)	—
AMAC 2003-7 A3	1,415	1,385	(30)	—
BOAMS 2005-11 1A8	6,497	5,690	(807)	—
CWALT 2005-J14 A3	7,147	5,038	(2,109)	(59)
CFSB 2003-17 2A2	2,008	1,965	(43)	—
WAMU 2003-S2 A4	1,596	1,586	(10)	—
CMLTI 2005-10 1A5B	2,659	1,233	(1,426)	(2,007)
CSFB 2003-21 1A13	250	238	(12)	—
FHASI 2003-8 1A24	4,401	4,022	(379)	—
SARM 2005-21 4A2	2,767	1,901	(866)	(2,224)
WFMBS 2003-B A2	1,757	1,476	(281)	—

	$34,162	$28,163	$(5,999)	$(4,290)

     Deposits. Deposit balances increased across all of our products and all of our regions as consumer spending continued to decrease and the rate of consumer savings generally increased on a national basis. In addition, we have continued our focus on generating lower cost business deposits. Deposits increased by $307.5 million, or 6.1%, to $5.346 billion at June 30, 2009 from $5.038 billion at December 31, 2008. The largest increases were in savings deposits, which increased by $105.4 million, or 7.1%, to $1.586 billion at June 30, 2009 from $1.481 billion at December 31, 2008 and time deposits, which increased by $123.7 million, or 5.0%, to $2.581 billion at June 30, 2009 from $2.457 billion at December 31, 2008.
     Deposits decreased $504.1 million, or 9.1%, to $5.038 billion at December 31, 2008 from $5.542 billion at December 31, 2007. This designed decrease in deposits was attributable to our using Federal Home Loan Bank advances as a less expensive long-term funding alternative, while allowing rate-sensitive certificates of deposit to mature and be invested elsewhere. We allowed $579.2 million of certificate of deposit funds to run off, reducing the related cost of certificates of deposit from 4.58% as of

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December 31, 2007, to 3.93% as of December 31, 2008. This provided a reduction in certificate of deposit interest expense of $34.3 million during the year ended December 31, 2008.
     The following table sets forth the dollar amount of deposits in the various types of accounts we offered at the dates indicated.

	At June 30, 2009			At December 31, 2008
	Balance	Percent (1)	Rate (2)	Balance	Percent (1)	Rate (2)
			(Dollars in thousands)
Savings accounts	$841,868	15.7%	0.76%	$760,245	15.1%	1.14%
Checking accounts	1,178,616	22.1	0.23	1,100,131	21.8	0.37%
Money market accounts	744,132	13.9	1.25	720,375	14.3	1.58%
Certificates of deposit:
Maturing within 1 year	1,555,170	29.1	2.71	1,285,695	25.5	2.88%
Maturing 1 to 3 years	784,113	14.7	3.52	829,776	16.5	3.74%
Maturing more than 3 years	241,840	4.5	4.13	341,989	6.8	4.11%

Total certificates	2,581,123	48.3	3.09	2,457,460	48.8	3.34%

Total deposits	$5,345,739	100.0%	1.81%	$5,038,211	100.0%	2.08%

	At			December 31
	2007			2006
	Balance	Percent (1)	Rate (2)	Balance	Percent (1)	Rate (2)
			(Dollars in thousands)
Savings accounts	$745,430	13.4%	1.20%	$807,873	15.1%	1.44%
Checking accounts	1,079,093	19.5	0.85%	994,783	18.5	1.05%
Money market accounts	681,115	12.3	3.63%	594,472	11.1	3.62%
Certificates of deposit:
Maturing within 1 year	2,541,053	45.9	4.70%	2,024,850	37.7	4.47%
Maturing 1 to 3 years	379,183	6.8	4.31%	801,156	14.9	4.50%
Maturing more than 3 years	116,460	2.1	4.62%	143,616	2.7	4.56%

Total certificates	3,036,696	54.8	4.65%	2,969,622	55.3	4.48%

Total deposits	$5,542,334	100.0%	3.29%	$5,366,750	100.0%	3.26%

(1)	Represents percentage of total deposits.

(2)	Represents weighted average nominal rate at fiscal year end.
     The following table sets forth the dollar amount of deposits in each state indicated as of June 30, 2009.

Deposits by state	Balance	Percent
	(Dollars in thousands)
Pennsylvania	$4,485,447	83.9%
New York	448,739	8.3
Ohio	55,571	1.0
Maryland	307,942	5.8
Florida	48,040	0.9

Total	$5,345,739	100.0%

77

     The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At June 30,	At December 31,
	2009	2008	2007	2006
		(In thousands)
Interest Rate:
Less than 2.00%	$468,550	$149,140	$9,607	$13,891
2.00% to 2.99%	686,448	855,120	26,063	100,667
3.00% to 3.99%	848,466	771,932	517,064	791,206
4.00% to 4.99%	544,794	640,500	1,362,512	1,191,995
5.00% or higher	32,865	40,768	1,121,450	871,863

Total	$2,581,123	$2,457,460	$3,036,696	$2,969,622

     The following table sets forth, by interest rate ranges, information concerning our certificates of deposit.

	At June 30, 2009
	Period to Maturity
	Less Than or	More Than	More Than
	Equal to	One to	Two to	More Than		Percent of
	One Year	Two Years	Three Years	Three Years	Total	Total
			(Dollars in thousands)
Interest Rate Range:
Less than 2.00%	$410,999	$52,643	$3,997	$11	$467,650	18.1%
2.00% to 2.99%	550,571	86,119	36,341	14,317	687,348	26.6
3.00% to 3.99%	475,853	32,745	289,920	49,948	848,466	32.9
4.00% to 4.99%	106,370	93,630	171,128	173,666	544,794	21.1
5.00% or higher	11,377	7,820	9,770	3,898	32,865	1.3

Total	$1,555,170	$272,957	$511,156	$241,840	$2,581,123	100.0%

     The following table indicates the amount of our certificates of deposit of $100,000 or more by time remaining until maturity at June 30, 2009.

Maturity Period	Certificates of Deposit
(In thousands)
Three months or less	$78,178
Over three months through six months	45,323
Over six months through twelve months	217,076
Over twelve months	246,791

Total	$587,368

     Borrowings. Borrowings decreased by $170.9 million, or 16.0%, to $897.1 million at June 30, 2009 from $1.068 billion at December 31, 2008. This decrease resulted from our using deposit growth to repay short-term borrowings. During the third and fourth quarters of 2009, we are scheduled to repay an additional $37.0 million of long-term Federal Home Loan Bank advances.
     Borrowings increased $728.8 million, or 214.9%, to $1.1 billion at December 31, 2008 from $339.1 million at December 31, 2007. The increase resulted from an increase in Federal Home Loan Bank advances of $715.0 million, or 278.2%, to $972.0 million at December 31, 2008 from $257.0 million at December 31, 2007.

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     The following table sets forth information concerning our borrowings at the dates and for the periods indicated.

	During the Six Months Ended
	June 30,		During the Years Ended December 31,
	2009	2008	2008	2007	2006
	(Dollars in Thousands)
Federal Home Loan Bank of Pittsburgh borrowings:
Average balance outstanding	$893,033	$414,834	$625,707	$305,597	$352,596
Maximum outstanding at end of any month during period	$954,439	$632,758	$972,018	$332,160	$377,592
Balance outstanding at end of period	$817,332	$632,758	$972,018	$257,025	$332,196
Weighted average interest rate during period	3.76%	4.15%	3.89%	4.59%	4.62%
Weighted average interest rate at end of period	4.04%	3.99%	3.49%	4.64%	4.58%

Reverse repurchase agreements:
Average balance outstanding	$82,257	$83,715	$88,349	$70,875	$44,860
Maximum outstanding at end of any month during period	$87,615	$87,447	$98,108	$83,432	$55,705
Balance outstanding at end of period	$79,731	$86,928	$91,436	$77,452	$55,705
Weighted average interest rate during period	1.23%	2.05%	1.75%	4.01%	4.03%
Weighted average interest rate at end of period	1.38%	1.50%	1.02%	3.25%	4.25%

Other borrowings:
Average balance outstanding	$2,566	$4,630	$4,602	$4,790	$5,333
Maximum outstanding at end of any month during period	$4,496	$4,652	$4,652	$4,923	$5,660
Balance outstanding at end of period	$—	$4,619	$4,491	$4,638	$4,913
Weighted average interest rate during period	4.99%	4.99%	4.99%	4.99%	4.99%
Weighted average interest rate at end of period	—	4.99%	4.99%	4.99%	4.99%

Total borrowings:
Average balance outstanding	$977,856	$503,179	$718,657	$381,262	$402,789
Maximum outstanding at end of any month during period	$1,009,586	$724,305	$1,067,945	$408,596	$424,766
Balance outstanding at end of period	$897,063	$724,305	$1,067,945	$339,115	$392,814
Weighted average interest rate during period	3.57%	3.89%	3.74%	4.52%	4.59%
Weighted average interest rate at end of period	3.81%	3.70%	3.29%	4.33%	4.54%
     Shareholders’ equity. Total shareholders’ equity at June 30, 2009 was $632.5 million, or $13.05 per share, an increase of $18.7 million, or 3.1%, from $613.8 million, or $12.65 per share, at December 31, 2008. This increase was primarily attributable to net income of $19.6 million and $6.1 million of accumulated other comprehensive income primarily due to the change in fair value of interest rate swaps for the six-month period ended June 30, 2009, which was partially offset by cash dividends of $7.9 million.
     Shareholders’ equity increased by $906,000, or less than 1.0%, to $613.8 million at December 31, 2008 from $612.9 million at December 31, 2007. This increase in shareholders’ equity was primarily attributable to net income of $48.2 million, which was offset by other comprehensive loss of $30.6 million, the payment of dividends of $15.8 million and stock repurchases of $3.3 million.

79

Average Balance Sheets
     The following tables set forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

		For the Six Months Ended June 30,
	At June 30,	2009				2008
	2009	Average			Average	Average			Average
	Average	Outstanding			Yield/ Cost	Outstanding			Yield/ Cost
	Yield/Cost	Balance		Interest	(12)	Balance		Interest	(12)
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable (includes FTE adjustments of $834 and $783, respectively)	6.28%	$5,194,221		$161,597	6.21%	$4,907,866		$162,478	6.58%
Mortgage-backed securities	3.92%	711,842		14,278	4.01%	688,911		16,684	4.84%
Investment securities (includes FTE adjustments of $3,047 and $3,241, respectively)	6.21%	370,922		11,603	6.26%	502,370		15,611	6.21%
Federal Home Loan Bank stock	—	63,143		—	—	39,174		717	3.66%
Interest-earning deposits	0.25%	175,431		162	0.18%	185,255		2,506	2.68%

Total interest-earning assets (includes FTE adjustments of $3,881 and $4,204, respectively)	5.64%	6,515,559		187,640	5.75%	6,323,576		197,996	6.23%

Non-interest-earning assets		496,152				497,741

Total assets		$7,011,711				$6,821,317

Interest-bearing liabilities:
Savings deposits	0.76%	$812,396		3,058	0.76%	$767,551		4,529	1.19%
NOW accounts	0.23%	727,614		1,547	0.43%	737,138		3,714	1.01%
Money market accounts	1.24%	717,288		4,795	1.35%	721,558		8,628	2.40%
Certificate accounts	3.09%	2,504,253		39,683	3.20%	2,913,135		62,410	4.31%
Borrowed funds	3.81%	977,856		17,355	3.57%	503,179		9,740	3.89%
Junior subordinated deferrable interest debentures	5.49%	108,249		2,949	5.42%	108,303		2,789	5.09%
Total interest-bearing liabilities	2.16%	5,847,656		69,387	2.39%	5,750,864		91,810	3.21%

Non-interest-bearing liabilities		538,188				449,991

Total liabilities		6,385,844				6,200,855
Shareholders’ equity		625,867				620,462

Total liabilities and stockholders’ equity		$7,011,711				$6,821,317

Net interest income				$118,253				$106,186

Net interest rate spread (10)					3.36%				3.02%

Net earning assets (6)		$667,903				$572,712

Net interest margin (11)					3.63%				3.36%

Ratio of average interest-earning assets to average interest-bearing liabilities		1.11	x			1.10	x

(Footnotes follow on next page)

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	For the Years Ended December 31,
	2008				2007				2006
	Average			Average	Average			Average	Average
	Outstanding			Yield/ Cost	Outstanding			Yield/ Cost	Outstanding			Average
	Balance		Interest	(13)	Balance		Interest	(13)	Balance		Interest	Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable (includes FTE adjustments of $1,559, $1,751 and $1,721, respectively) (1)(2)(3)	$5,016,694		$328,687	6.50%	$4,660,693		$317,321	6.78%	$4,395,274		288,037	6.59%
Mortgage-backed securities (5)	732,281		34,694	4.74%	584,053		29,385	5.03%	660,986		31,523	4.77%
Investment securities (includes FTE adjustments of $6,597, $6,798 and $6,992, respectively) (4)(5)(6)	478,933		29,250	6.11%	820,337		47,990	5.85%	861,411		49,450	5.74%
Federal Home Loan Bank stock (7)	48,167		1,428	2.96%	33,348		2,017	6.05%	34,292		1,692	4.93%
Interest-earning deposits	104,895		2,756	2.59%	150,665		7,867	5.15%	133,218		6,584	4.87%

Total interest-earning assets (includes FTE adjustments of $8,156, $8,549 and $8,713, respectively)	6,380,970		396,815	6.18%	6,249,096		404,580	6.45%	6,085,181		377,286	6.20%
Non-interest-earning assets (8)	488,579				453,922				437,607

Total assets	$6,869,549				$6,703,018				$6,522,788

Interest-bearing liabilities:
Savings deposits	$778,341		9,159	1.18%	$793,172		10,909	1.38%	$882,974		12,619	1.43%
NOW accounts	732,097		6,434	0.88%	698,585		11,038	1.58%	663,046		9,396	1.42%
Money market accounts	720,713		14,726	2.04%	637,983		23,551	3.69%	574,820		19,446	3.38%
Certificate accounts	2,716,815		106,742	3.93%	3,076,693		141,042	4.58%	2,850,548		115,524	4.05%
Borrowed funds (9)	718,657		26,893	3.74%	381,262		17,225	4.52%	402,789		18,508	4.59%
Junior subordinated deferrable interest debentures	108,287		5,339	4.86%	105,850		7,250	6.76%	203,413		15,616	7.57%

Total interest-bearing liabilities	5,774,910		169,293	2.93%	5,693,545		211,015	3.71%	5,577,590		191,109	3.43%
Non-interest-bearing liabilities	473,410				409,096				346,016

Total liabilities	6,248,320				6,102,641				5,923,606
Shareholders’ equity	621,229				600,377				599,182

Total liabilities and stockholders’ equity	$6,869,549				$6,703,018				$6,522,788

Net interest income			$227,522				$193,565				$186,177

Net interest rate spread (10)				3.25%				2.74%				2.77%

Net interest earning assets					$555,551				$507,591

Net interest margin (11)	$606,060			3.57%				3.10%				3.06%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.10	x			1.10	x			1.09	x

(1)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(2)	Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.

(3)	Interest income on tax-free loans is presented on a taxable equivalent basis including adjustments of $1,559, $1,751 and $1,721, respectively.

(4)	Interest income on tax-free investment securities is presented on a taxable equivalent basis including adjustments of $6,597, $6,798 and $6,992, respectively.

(5)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(6)	Average balances include Fannie Mae and Freddie Mac stock.

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(7)	During the quarter ended December 31, 2008, the Federal Home Loan Bank of Pittsburgh suspended dividends until further notice.

(8)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(9)	Average balances include Federal Home Loan Bank advances, securities sold under agreements to repurchase and other borrowings.

(10)	Net interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(11)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(12)	Annualized. Shown on a fully tax-equivalent basis (“FTE”). The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. GAAP basis yields were: Loans – 6.18% and 6.55%; respectively, Investment securities – 4.61% and 4.92%; respectively, interest-earning assets – 5.63% and 6.10%; respectively, GAAP basis net interest rate spreads were 3.24% and 2.89%, respectively and GAAP basis net interest margins were 3.51% and 3.23%, respectively.

(13)	Shown on a FTE basis. GAAP basis yields were: Loans – 6.47%, 6.75% and 6.55%, respectively, Investment securities – 4.73%, 5.02% and 4.93%, respectively, interest-earning assets – 6.05%, 6.32% and 6.06%, respectively, GAAP basis net interest rate spreads were 3.12%, 2.61% and 2.63%, respectively, and GAAP basis net interest margins were 3.44%, 2.97% and 2.92%, respectively.

82

Rate/Volume Analysis
     The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008, for the year ended December 31, 2008 as compared to 2007 and for the year ended December 31, 2007 as compared to 2006. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in volume multiplied by the old rate; (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes not solely attributable to rate or volume, which have been allocated proportionately to the change due to volume and the change due to rate.

	Six Months Ended June 30,			Years Ended December 31,			Years Ended December 31,
	2009 vs. 2008			2008 vs. 2007			2007 vs. 2006
	Increase (Decrease)		Total	Increase (Decrease)		Total	Increase (Decrease) Due		Total
	Due to		Increase	Due to		Increase	to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In Thousands)
Interest-earning assets:
Loans receivable	$(10,302)	$9,421	$(881)	$(12,864)	$24,230	$11,366	$10,072	$19,212	$29,284
Mortgage-backed securities	(2,961)	555	(2,406)	(2,149)	7,458	5,309	1,733	(3,871)	(2,138)
Investment securities	104	(4,112)	(4,008)	2,110	(20,850)	(18,740)	943	(2,403)	(1,460)
Federal Home Loan Bank stock	(717)	—	(717)	(1,485)	896	(589)	382	(57)	325
Interest-earning deposits	(2,266)	(78)	(2,344)	(3,314)	(1,797)	(5,111)	396	887	1,283

Total interest-earning assets	(16,142)	5,786	(10,356)	(17,702)	9,937	(7,765)	13,526	13,768	27,294

Interest-bearing liabilities:
Savings accounts	(1,735)	264	(1,471)	(1,560)	(190)	(1,750)	(451)	(1,259)	(1,710)
Interest-bearing demand accounts	(2,128)	(39)	(2,167)	(5,134)	530	(4,604)	1,109	533	1,642
Money market demand accounts	(3,782)	(51)	(3,833)	(11,879)	3,054	(8,825)	1,870	2,235	4,105
Certificate accounts	(15,033)	(7,694)	(22,727)	(18,981)	(15,319)	(34,300)	15,752	9,766	25,518
Borrowed funds	(1,568)	9,183	7,615	(5,575)	15,243	9,668	(302)	(981)	(1,283)
Junior subordinated deferrable interest debentures	176	(16)	160	(2,078)	167	(1,911)	(1,280)	(7,086)	(8,366)

Total interest-bearing liabilities	(24,070)	1,647	(22,423)	(45,207)	3,485	(41,722)	16,698	3,208	19,906

Net change in net interest income	$7,928	$4,139	$12,067	$27,505	$6,452	$33,957	$(3,172)	$10,560	$7,388

83

Comparison of Operating Results for the Six Months Ended June 30, 2009 and 2008
     General. Net income for the six months ended June 30, 2009 was $19.6 million, or $0.40 per diluted share, a decrease of $7.5 million, or 27.6%, from $27.1 million, or $0.56 per diluted share, for the six months ended June 30, 2008. The decrease in net income resulted primarily from an increase in the provision for loan losses of $11.8 million, an increase in Federal Deposit Insurance Corporation insurance premiums of $5.2 million, a write-down of a real estate owned property located in Florida of $3.9 million, an increase in investment impairment of $2.8 million, an increase in compensation and employee benefits of $1.7 million and an increase in processing expenses of $1.3 million. These items were partially offset by an increase in net interest income of $12.5 million, an increase in mortgage banking income of $3.1 million, a recovery of previously written down servicing assets of $1.3 million, a decrease in amortization of intangible assets of $916,000 and a decrease in loss on early extinguishment of debt of $705,000. A discussion of each significant change follows.
     Annualized, net income for the six months ended June 30, 2009 represented a 6.26% and 0.56% return on average equity and return on average assets, respectively, compared to 8.72% and 0.79% for the six months ended June 30, 2008.
     Interest income. Total interest income decreased by $9.9 million, or 5.1%, to $183.8 million due to a decrease in the average yield earned on interest earning assets, which was partially offset by an increase in the average balance of interest earning assets. The average yield on interest earning assets decreased to 5.63% for the six-month period ended June 30, 2009 from 6.10% for the six-month period ended June 30, 2008. The average yield on all categories of interest earning assets decreased from the previous period. Average interest earning assets increased by $192.0 million, or 3.0%, to $6.516 billion for the six-month period ended June 30, 2009 from $6.324 billion for the six-month period ended June 30, 2008.
     Interest income on loans decreased by $646,000, or 0.4%, to $160.8 million for the six-month period ended June 30, 2009, from $161.4 million for the six-month period ended June 30, 2008. The average yield on loans receivable decreased to 6.18% for the six-month period ended June 30, 2009 from 6.55% for the six-month period ended June 30, 2008. The decrease in average yield was primarily attributable to our variable rate loans adjusting downward as the prime interest rate and short-term market interest rates decreased as well as the origination of new loans in a generally lower interest rate environment. This decrease in average yield was partially offset by an increase in the average balance of loans receivable. Average loans receivable increased by $286.4 million, or 5.8%, to $5.194 billion for the six-month period ended June 30, 2009 from $4.908 billion for the six-month period ended June 30, 2008. This increase was primarily attributable to continued strong loan demand throughout our market areas. We originated $1.116 billion of loans for the six-month period ended June 30, 2009 compared to $991.7 million for the six-month period ended June 30, 2008.
     Interest income on mortgage-backed securities decreased by $2.4 million, or 14.4%, to $14.3 million for the six-month period ended June 30, 2009 from $16.7 million for the six-month period ended June 30, 2008. This decrease was primarily the result of a decrease in the average yield earned, which decreased to 4.01% for the six-month period ended June 30, 2009 from 4.84% for the six-month period ended June 30, 2008. This decrease in yield was partially offset by an increase in the average balance, which increased by $22.9 million, or 3.3%, to $711.8 million for the six-month period ended June 30, 2009 from $688.9 million for the six-month period ended June 30, 2008.
     Interest income on investment securities decreased by $4.5 million, or 34.6%, to $8.6 million for the six-month period ended June 30, 2009 from $13.1 million for the six-month period ended June 30, 2008. This decrease was due to a decrease in the average balance, which decreased by $131.5 million, or

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26.2%, to $370.9 million for the six-month period ended June 30, 2009 from $502.4 million for the six-month period ended June 30, 2008 and a decrease in the average yield, which decreased to 4.61% for the six-month period ended June 30, 2009 from 4.92% for the six month period ended June 30, 2008.
     During the fourth quarter of 2008, the Federal Home Loan Bank of Pittsburgh suspended the dividends paid on member-owned stock. This suspension was due to concern over the Federal Home Loan Bank of Pittsburgh’s capital position as a result of possible impairment of certain non-agency mortgage-backed securities. As a result, dividends on Federal Home Loan Bank of Pittsburgh stock decreased to zero for the six-month period ended June 30, 2009 from $717,000 for the six-month period ended June 30, 2008.
     Interest income on interest-earning deposits decreased by $2.3 million, or 93.5%, to $162,000 for the six-month period ended June 30, 2009 from $2.5 million for the six-month period ended June 30, 2008. The average balance decreased by $9.9 million, or 5.3%, to $175.4 million for the six-month period ended June 30, 2009 from $185.3 million for the six-month period ended June 30, 2008. The average yield decreased to 0.18% from 2.68% as a result of decreases in the overnight federal funds rate.
     Interest expense. Interest expense decreased by $22.4 million, or 24.5%, to $69.4 million for the six-month period ended June 30, 2009 from $91.8 million for the six-month period ended June 30, 2008. This decrease in interest expense was due to a decrease in the average cost of interest-bearing liabilities to 2.39% from 3.21%, which was partially offset by an increase in the average balance of interest-bearing liabilities. Average interest-bearing liabilities increased by $96.8 million, or 1.7%, to $5.848 billion for the six-month period ended June 30, 2009 from $5.751 billion for the six-month period ended June 30, 2008. The decrease in the cost of funds resulted primarily from a decrease in the level of market interest rates which enabled us to reduce the rate of interest paid on all deposit products. We believe the increase in liabilities resulted from an increase in deposits as the national savings rate increased in response to deteriorating economic conditions and a general loss of wealth due to weaknesses in the financial markets.
     Net interest income. Net interest income increased by $12.5 million, or 12.3%, to $114.4 million for the six-month period ended June 30, 2009 from $101.9 million for the six-month period month ended June 30, 2008. This increase in net interest income was attributable to the factors discussed above. Our net interest rate spread increased to 3.24% for the six-month period ended June 30, 2009 from 2.89% for the six-month period ended June 30, 2008, and our net interest margin increased to 3.51% for the six-months ended June 30, 2009 from 3.23% for the six-month period ended June 30, 2008.
     Provision for loan losses. The provision for loan losses increased by $11.8 million, or 207.9%, to $17.5 million for the six-month period ended June 30, 2009 from $5.7 million for the six-month period ended June 30, 2008. This increase was primarily a result of increasing the reserve percentages used to calculate the provision for losses due to deteriorating economic factors and the specific reserves on seven loans to different borrowers along with an increase in troubled loans. Increasing the reserve percentages resulted in an increase in the provision for loan losses of $5.2 million. The increases were made based on historical loss history, delinquency trends and geographical loan stratification. A specific reserve was increased by $764,000, resulting in reserves of $951,000, or 50% of the outstanding loan balance, for a loan secured by a strip mall in the state of Indiana. A specific reserve was increased by $855,000, resulting in reserves of $1.8 million, or 53.3% of the outstanding loan balance, for a loan secured by a housing development in Delaware. A specific reserve of $574,000 was established for a property taken into REO located in northern Virginia. Specific reserves of $696,000 were established for two real estate properties located in northern Florida. In addition, specific reserves of $1.8 million were added to

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existing reserves on a $2.7 million loan to a transportation/automobile sales company, resulting in specific reserves for this loan of $2.4 million.
     Loans with payments 90 days or more delinquent have increased to $122.6 million at June 30, 2009 from $69.0 million at June 30, 2008. In determining the amount of the current period provision, we considered the deteriorating economic conditions in our markets, including increases in unemployment and bankruptcy filings, and declines in real estate values. Net loan charge-offs increased by $1.5 million, or 35.6%, to $5.7 million for the six-month period ended June 30, 2009 from $4.2 million for the six-month period ended June 30, 2008. Annualized net charge-offs to average loans increased to 22 basis points for the six-month period ended June 30, 2009 from 17 basis points for the six-month period ended June 30, 2008. Management analyzes the allowance for loan losses as described in the section entitled “Allowance for Loan Losses.” The provision that was recorded is sufficient, in management’s judgment, to bring this reserve to a level that reflects the losses inherent in our loan portfolio relative to the types of loans in our portfolio, economic conditions and historical loss experience. Management believes, to the best of their knowledge, that all known losses as of the balance sheet dates have been recorded.
     Noninterest income. Noninterest income decreased by $3.3 million, or 13.6%, to $21.5 million for the six-month period ended June 30, 2009 from $24.8 million for the six-month period ended June 30, 2008. Net impairment losses increased by $2.8 million, or 191.4%, to $4.3 million for the six-month period ended June 30, 2009 from $1.5 million for the six-month period ended June 30, 2008; net gain on sale of investment securities decreased by $691,000, or 71.2%, to $280,000 for the six-month period ended June 30, 2009 from $971,000 for the six-month period ended June 30, 2008; trust and other financial services income decreased by $678,000, or 19.2%, to $2.9 million for the six-month period ended June 30, 2009 from $3.5 million for the six-month period ended June 30, 2008; write-downs on real estate owned increased by $3.5 million, to $3.9 million for the six-month period ended June 30, 2009 from $341,000 for the six-month period ended June 30, 2008; and other operating income decreased by $448,000, or 20.9%, to $1.7 million for the six-month period ended June 30, 2009 from $2.1 million for the six-month period ended June 30, 2008. Partially offsetting these decreases, mortgage banking income increased by $3.1 million, or 455.0%, to $3.7 million for the six-month period ended June 30, 2009 from $671,000 for the six-month period ended June 30, 2008 and the non-cash fair value of servicing assets increased by $1.4 million for the six-month period ended June 30, 2009.
     Noninterest expense. Noninterest expense increased by $7.4 million, or 8.8%, to $91.3 million for the six-month period ended June 30, 2009 from $83.9 million for the same period in the prior year. The largest increases were in compensation and employee benefits, processing expenses, marketing and Federal Deposit Insurance Corporation insurance premiums, while amortization of intangibles and loss on early extinguishment of debt decreased. Compensation and employee benefits increased by $1.7 million, or 3.8%, to $46.7 million for the six-month period ended June 30, 2009 from $45.0 million for the six-month period ended June 30, 2008. This increase is primarily a result of increased pension expense. Processing expenses increased by $1.3 million, or 15.1%, to $10.3 million for the six-month period ended June 30, 2009 from $8.9 million for the six-month period ended June 30, 2008. This increase is primarily a result of our continued implementation of new technology, including the deployment of a new customer service platform. Marketing expense increased by $535,000, or 22.2%, to $2.9 million for the six-month period ended June 30, 2009 from $2.4 million for the six-month period ended June 30, 2008. This increase is a result of publicizing our recognition as one of Forbes.com’s 100 Most Trustworthy Companies in an effort to strengthen our brand, build confidence and increase market share. Federal Deposit Insurance Corporation insurance premiums increased by $5.3 million, or 283.3%, to $7.1 million for the six-month period ended June 30, 2009 from $1.8 million for the six-month period ended June 30, 2008. This increase is a result of our offsetting 2008 Federal Deposit Insurance Corporation insurance premiums with credits accumulated in previous years and the Federal Deposit Insurance Corporation’s

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special assessment levied on all banks as of June 30, 2009. Our Federal Deposit Insurance Corporation special assessment was $3.3 million.
     Income taxes. The provision for income taxes for the six-month period ended June 30, 2009 decreased by $2.6 million, or 25.7%, compared to the same period last year. This decrease in income tax is primarily a result of a decrease in income before income taxes of $10.1 million, or 27.1%. Our effective tax rate for the six-month period ended June 30, 2009 was 27.5% compared to 27.0% experienced in the same period last year.
Comparison of Results of Operations for the Years Ended December 31, 2008 and 2007
     General. Net income for the year ended December 31, 2008 was $48.2 million, or $0.99 per diluted share, a decrease of $926,000, or 1.9%, from $49.1 million, or $0.99 per diluted share, for the year ended December 31, 2007. The decrease in net income resulted primarily from an increase in the provision for loan losses of $14.1 million, an increase in noninterest expense of $17.4 million and a decrease of $4.3 million in noninterest income. These items were partially offset by an increase in net interest income of $34.3 million. A discussion of each significant change follows.
     Net income for the year ended December 31, 2008 represents a 7.75% and 0.70% return on average equity and return on average assets, respectively, compared to 8.18% and 0.73% for the year ended December 31, 2007.
     Interest income. Interest income decreased by $7.3 million, or 1.9%, to $388.7 million for the year ended December 31, 2008 from $396.0 million for the year ended December 31, 2007. The decrease in interest income was due to a decrease in the average yield on interest-earning assets, which was partially offset by an increase in the average balance of interest-earning assets. The average rate earned on interest-earnings assets decreased by 27 basis points, to 6.18% for the year ended December 31, 2008 from 6.45% for the year ended December 31, 2007. The average balance of interest-earning assets increased by $131.9 million, or 2.1%, to $6.381 billion for the year ended December 31, 2008 from $6.249 billion for the year ended December 31, 2007. An explanation of the growth in interest-earnings assets is discussed in each category below.
     Interest income on loans receivable increased by $11.5 million, or 3.7%, to $327.1 million for the year ended December 31, 2008 from $315.6 million for the year ended December 31, 2007. This increase was attributable to an increase in the average balance of loans receivable, which was partially offset by a decrease in the average yield on loans receivable. Average loans receivable increased by $356.0 million, or 7.6%, to $5.017 billion for the year ended December 31, 2008 from $4.661 billion for the year ended December 31, 2007. This increase was attributable both to our efforts in attracting and maintaining quality consumer and commercial loan relationships as well as continued strong loan demand throughout our market area. During the year we increased commercial loan balances by $213.3 million, or 16.7%, and consumer home equity loans by $43.6 million, or 4.4%. The average yield on loans receivable decreased by 28 basis points, to 6.50% for the year ended December 31, 2008, from 6.78% for the year ended December 31, 2007. This decrease is primarily due to our variable rate loans repricing in a generally lower interest rate environment.
     Interest income on mortgage-backed securities increased $5.3 million, or 18.1%, to $34.7 million for the year ended December 31, 2008 from $29.4 million for the year ended December 31, 2007. This increase was attributable to an increase in the average balance of mortgage-backed securities, which was partially offset by a decrease in the mortgage-backed securities average yield. The average mortgage-backed securities balance increased by $148.2 million, or 25.4%, to $732.3 million for the year ended December 31, 2008 from $584.1 million for the year ended December 31, 2007. The increase in the

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average balance was primarily the result of our investing cash flows during the first six months of the year from calls and maturities in the investment portfolio into mortgage-backed securities, many of which were variable rate, in anticipation of interest rates moving higher. The average yield on mortgage-backed securities decreased by 29 basis points, to 4.74% for the year ended December 31, 2008, from 5.03% for the year ended December 31, 2007. This decrease in yield is primarily the result of the generally low interest rate environment throughout 2008.
     Interest income on investment securities decreased by $18.5 million, or 45.0%, to $22.7 million for the year ended December 31, 2008 from $41.2 million for the year ended December 31, 2007. This decrease was attributable to a decrease in the average balance of investment securities, which was partially offset by an increase in the yield on investment securities. The average investment securities balance decreased by $341.4 million, or 41.6%, to $478.9 million for the year ended December 31, 2008 from $820.3 million for the year ended December 31, 2007. This decrease was primarily from the November 2007 sale of $120.0 million of investment securities as well as the ongoing sale of zero coupon treasury strips throughout 2008. The average yield increased by 26 basis points, to 6.11% for the year ended December 31, 2008, from 5.85% for the year ended December 31, 2007. The increase in the average yield is primarily due the 6.75% taxable equivalent yield on municipal securities comprising a larger percentage of the investment securities portfolio.
     Interest expense. Interest expense decreased by $41.7 million, or 19.8%, to $169.3 million for the year ended December 31, 2008 from $211.0 million for the year ended December 31, 2007. This decrease was attributed to a decrease in the interest rate paid on all funding sources, which was partially offset by an increase in the average balance of interest-bearing liabilities. The average rate paid on all deposit accounts decreased during the year ending December 31, 2008 with savings accounts decreasing from 1.38% for the year ended December 31, 2007 to 1.18% for the year ended December 31, 2008; interest-bearing demand deposits decreasing from 1.58% for the year ended December 31, 2007 to 0.88% for the year ended December 31, 2008; money market demand accounts decreasing from 3.69% for the year ended December 31, 2007 to 2.04% for the year ended December 31, 2008 and certificate accounts decreasing from 4.58% for the year ended December 31, 2007 to 3.93% for the year ended December 31, 2008. In addition to the decrease in the rates paid on deposit accounts there was an overall decrease in the average balance of deposit accounts, which decreased by $258.5 million, or 5.0%, to $4.948 billion for the year ended December 31, 2008 from $5.206 billion for the year ended December 31, 2007. The strategic reduction of certificate accounts was offset by an increase in the average balance of borrowed funds, which increased by $337.4 million, or 88.5%, to $718.7 million for the year ended December 31, 2008, from $381.3 million for the year ended December 31, 2007. The average rate paid on borrowed funds also decreased 78 basis points to 3.74% for the year ended December 31, 2008, from 4.52% for the year ended December 31, 2007. Throughout the year, we utilized alternative funding sources, including borrowings from the Federal Home Loan Bank of Pittsburgh, to extend the maturities of our interest-bearing liabilities while continuing our efforts to control our cost of funds.
     Net interest income. Net interest income increased $34.4 million, or 18.6%, on a taxable equivalent basis, to $219.4 million for the year ended December 31, 2008 from $185.0 million for the year ended December 31, 2007. This increase was a result of the factors previously discussed, primarily due to the cost of funds decreasing more than the asset yield, contributing to a 47 basis point increase in net interest margin to 3.57% for the year ended December 31, 2008 from 3.10% for the year ended December 31, 2007.
     Provision for loan losses. Management analyzes the allowance for loan losses as described in the section “Allowance for Loan Losses.” The provision for loan losses increased $14.2 million, or 161.4%, to $22.9 million for the year ended December 31, 2008 from $8.7 million for the year ended December 31, 2007. During the year ended December 31, 2008, we made specific provisions for two large

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commercial loans located in the Florida region and one large commercial loan located in the Maryland region as well as increasing our provision to reflect deteriorating general economic factors. To the best of management’s knowledge, all known losses as of December 31, 2008 have been recorded.
     Noninterest income. Noninterest income decreased by $4.2 million, or 9.9%, to $38.8 million for the year ended December 31, 2008 from $43.0 million for the year ended December 31, 2007. This decrease in noninterest income was primarily due to an increase in the noncash other-than-temporary impairment of investment securities, which increased by $7.6 million, or 90.3%, to $16.0 million for the year ended December 31, 2008, from $8.4 million for the year ended December 31, 2007 and a noncash impairment of mortgage servicing assets of $2.2 million for the year ended December 31, 2008 compared to a recovery of previous noncash impairment of mortgage servicing assets of $65,000 in the year ended December 31, 2007. In addition, insurance commission income decreased $329,000, or 12.2%, and mortgage banking income decreased $913,000, or 57.9%. Partially offsetting the decreases were increases in service charges and fees, which increased by $4.7 million, or 16.9%, to $32.4 million for the year ended December 31, 2008, from $27.8 million for the year ended December 31, 2007; increases in trust and other financial services income of $495,000, or 8.0%; income from bank owned life insurance of $337,000, or 7.6%; and other operating income of $1.3 million, or 42.0%.
     Noninterest expense. Noninterest expense increased by $17.4 million, or 11.4%, to $170.1 million for the year ended December 31, 2008 from $152.7 million for the year ended December 31, 2007. This increase was primarily due to an increase in compensation and employee benefits of $6.9 million, an increase in processing expenses of $3.6 million, an increase in advertising of $1.8 million, an increase in federal deposit insurance premiums of $3.2 million, an increase in the penalty for early repayment of debt of $705,000 and an increase in other expenses of $467,000. The increases in operating expenses were a result of our continued upgrading of personnel and systems to build customer loyalty and improve our loan mix.
     Income taxes. Income tax expense decreased $488,000, or 2.8%, to $17.0 million for the year ended December 31, 2008 from $17.5 million for the year ended December 31, 2007. This decrease is due to a decrease in income before income taxes of $1.4 million and a decrease in the effective tax rate from 26.2% to 26.0%. The decrease in the effective tax rate was primarily due to higher percentage of earnings on tax-free assets during the current year.
Comparison of Results of Operations for the Years Ended December 31, 2007 and 2006
     General. Net income for the year ended December 31, 2007 was $49.1 million, or $0.99 per diluted share, a decrease of $2.4 million, or 4.7%, from $51.5 million, or $1.03 per diluted share, for the year ended December 31, 2006. The decrease in net income resulted primarily from an increase in noninterest expense of $9.1 million and a decrease of $3.0 million in noninterest income. These items were partially offset by an increase in net interest income of $7.6 million. A discussion of each significant change follows.
     Net income for the year ended December 31, 2007 represents an 8.18% and 0.73% return on average equity and return on average assets, respectively, compared to 8.60% and 0.79% for the year ended December 31, 2006.
     Interest income. Interest income increased $27.4 million, or 7.4%, to $396.0 million for the year ended December 31, 2007 from $368.6 million for the year ended December 31, 2006. The increase in interest income was due to both an increase in the average balance of interest-earning assets and an increase in the average yield on interest-earning assets. The average balance of interest-earning assets increased $163.9 million, or 2.7%, to $6.249 billion for the year ended December 31, 2007 from $6.085

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billion for the year ended December 31, 2006. The average rate earned on interest-earnings assets increased by 25 basis points, to 6.45% for the year ended December 31, 2007 from 6.20% for the year ended December 31, 2006. The growth in average interest-earning assets was primarily attributable to the acquisition of CSB Bank and the increase in average rate was primarily attributable to the continued change in mix of our loan portfolio, with an emphasis on increasing the percentage of consumer and commercial loans while decreasing the percentage of one- to four-family mortgage loans.
     Interest income on loans receivable increased $29.3 million, or 10.2%, to $315.6 million for the year ended December 31, 2007 from $286.3 million for the year ended December 31, 2006. This increase was attributable to increases in both the average balance of loans receivable and the average yield on those loans. Average loans receivable increased $265.4 million, or 6.0%, to $4.661 billion for the year ended December 31, 2007 from $4.395 billion for the year ended December 31, 2006. This increase was attributable both to our efforts in attracting and maintaining quality consumer and commercial loan relationships as well as the acquisition of CSB Bank. During the year ended December 31, 2007 we increased commercial loan balances by $336.8 million, or 35.9%, and consumer home equity loans by $105.0 million, or 11.8%. The average yield on loans receivable increased 19 basis points for the year ended December 31, 2007 to 6.78% from 6.59% for the year ended December 31, 2006. This increase was primarily attributable to the significant growth in consumer and commercial loans which generally carry higher rates of interest than residential mortgage loans.
     Interest income on mortgage-backed securities decreased $2.1 million, or 6.8%, to $29.4 million for the year ended December 31, 2007 from $31.5 million for the year ended December 31, 2006. This decrease was primarily attributable to a decrease in the average balance of $76.9 million, or 11.6%, to $584.1 million for the year ended December 31, 2007 from $661.0 million for the year ended December 31, 2006. This decrease was attributable to our effort to use cash flows from these securities to fund loan growth. The decrease in average balance was partially offset by an increase in the average yield of 26 basis points to 5.03% for the year ended December 31, 2007 from 4.77% for the year ended December 31, 2006 as the yield on floating rate bonds increased over the 18-month period from June 30, 2005 through December 31, 2007 with the general movement of short-term interest rates.
     Interest income on investment securities decreased $1.3 million, or 3.0%, to $41.2 million for the year ended December 31, 2007 from $42.5 million for the year ended December 31, 2006. This decrease was primarily attributable to a decrease in the average balance of $41.1 million, or 4.8%, to $820.3 million for the year ended December 31, 2007 from $861.4 million for the year ended December 31, 2006. This decrease was attributable to our effort to use cash flows from these securities to fund loan growth. The decrease in average balance was partially offset by an increase in the average yield of 11 basis points to 5.85% for the year ended December 31, 2007 from 5.74% for the year ended December 31, 2006. This increase in average yield was primarily attributable to our purchasing securities during the year yielding higher interest rates than those in the existing investment portfolio.
     Interest expense. Interest expense increased $19.9 million, or 10.4%, to $211.0 million for the year ended December 31, 2007 from $191.1 million for the year ended December 31, 2006. This increase was attributed to increases in both the average balance and the average rate paid on deposits. The average balance increased $235.0 million, or 4.7%, to $5.206 billion for the year ended December 31, 2007 from $4.971 billion for the year ended December 31, 2006. This increase was primarily due to the acquisition of CSB Bank, which contributed approximately $82.9 million to the average balance of deposits. The average rate paid on deposits increased 42 basis points to 3.58% for the year ended December 31, 2007 from 3.16% for the year ended December 31, 2006. This increase in the average rate was due to both a general increase in average short-term rates during the year and the change in mix of deposits with an increase in higher cost certificates of deposit and a decrease in low-cost passbook and statement savings accounts. Partially offsetting the increase in the cost of deposits was a decrease in interest expense on

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trust preferred debentures of $8.4 million, as we redeemed approximately $99.0 million of trust preferred securities in December 2006.
     Net interest income. Net interest income increased $7.5 million, or 4.3%, to $185.0 million for the year ended December 31, 2007 from $177.5 million for the year ended December 31, 2006. This increase was a result of the factors previously discussed, primarily due to a larger increase in interest earning assets than in interest bearing liabilities contributing to a four basis point increase in net interest margin to 3.10% for the year ended December 31, 2007 from 3.06% for the year ended December 31, 2006.
     Provision for loan losses. Management analyzes the allowance for loan losses as described in the section “Allowance for Loan Losses.” The provision recorded adjusts this allowance to a level that reflects the loss inherent in our loan portfolio as of the reporting date. The provision for loan losses increased $263,000, or 3.1%, to $8.7 million for the year ended December 31, 2007 from $8.5 million for the year ended December 31, 2006. To the best of management’s knowledge, all known losses as of December 31, 2007 were recorded as of December 31, 2007.
     Noninterest income. Noninterest income decreased $3.0 million, or 6.5%, to $43.0 million for the year ended December 31, 2007 from $46.0 million for the year ended December 31, 2006. This decrease in noninterest income was primarily due to the loss on sale of investment securities in the amount of $1.6 million and a noncash other-than-temporary impairment of Freddie Mac preferred stock of $1.9 million. The decrease was also impacted by a $4.1 million gain on the sale of education loans in the previous year. The negative effect of the prior year gain on sale of education loans and the current year losses on securities were partially offset by increases in service charges and fees of $3.3 million; trust and other financial services income of $902,000; insurance commission income of $155,000 and mortgage banking income of $1.2 million.
     Noninterest expense. Noninterest expense increased $9.0 million, or 6.3%, to $152.7 million for the year ended December 31, 2007 from $143.7 million for the year ended December 31, 2006. This increase was primarily due to an increase in compensation and employee benefits of $5.6 million, an increase in processing expenses of $3.0 million, an increase in premises and occupancy costs of $1.0 million, an increase in marketing of $924,000 and an increase in amortization of intangible assets of $623,000, all of which are partially offset by a decrease in the loss on early extinguishment of debt of $3.1 million. These increases in operating expenses were a result of our continued expansion of our existing retail office network, both de novo and through the CSB acquisition, as well as the addition of commercial lending and investment management and trust personnel.
     Income taxes. Income tax expense decreased $2.3 million, or 11.8%, to $17.5 million for the year ended December 31, 2007 from $19.8 million for the year ended December 31, 2006. This decrease was due to a decrease in income before income taxes of $4.8 million and a decrease in the effective tax rate from 27.7% to 26.2%. The decrease in the effective tax rate was primarily due to lower state incomes taxes and a higher percentage of earnings on tax free assets during the year.
Asset Quality
     We actively manage asset quality through our underwriting practices and collection procedures. Our underwriting practices tend to focus on optimizing the return of a greater risk classification while collection operatives focus on minimizing losses in the event an account becomes delinquent.
     Collection procedures. Our collection procedures generally provide that when a loan is five days past due, a computer-generated late notice is sent to the borrower requesting payment. If delinquency

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continues, at 15 days a delinquent notice, plus a notice of a late charge, is sent and personal contact efforts are attempted, either in person or by telephone, to strengthen the collection process and obtain reasons for the delinquency. Also, plans to arrange a repayment plan are made. Personal contact efforts are continued throughout the collection process, as necessary. Generally, if a loan becomes 60 days past due, a collection letter is sent and the loan becomes subject to possible legal action if suitable arrangements to repay have not been made. In addition, the borrower is given information, which provides access to consumer counseling services, to the extent required by regulations of the Department of Housing and Urban Development. When a loan continues in a delinquent status for 90 days or more, and a repayment schedule has not been made or kept by the borrower, we may send to the borrower a notice of intent to foreclose, giving 30 days to cure the delinquency. If not cured, foreclosure proceedings are initiated.
     Nonperforming assets. Loans are reviewed on a regular basis and are placed on a nonaccrual status when, in the opinion of management, the collection of additional principal and/or interest is doubtful. Loans are automatically placed on nonaccrual status when either principal or interest is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed on a nonaccrual status is reversed and charged against interest income.
     Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at the lower of the related loan balance or its fair value as determined by an appraisal, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss reserve allocations, the difference is charged against the allowance for loan losses. Any subsequent write-down of real estate owned or loss at the time of disposition is charged against earnings.

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     Loans Past Due and Nonperforming Assets. The following table sets forth information regarding our loans 30 days or more past due, nonaccrual loans 90 days or more past due, and real estate acquired or deemed acquired by foreclosure at the dates indicated. When a loan is delinquent 90 days or more, we fully reserve all accrued interest thereon and cease to accrue interest thereafter. For all the dates indicated, we did not have any material restructured loans within the meaning of Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings.” A large number of one- to four-family residential real estate loans are due on the first day of the month. Effective December 31, 2005, we changed our fiscal year-end from June 30 (a 30-day month) to December 31 (a 31-day month) causing the loans that are 30 to 59 days delinquent to increase dramatically compared to prior fiscal year ends because of the additional day.

			At December 31				At June 30,
	At June 30, 2009		2008	2007	2006	2005	2005	2004
	Number	Balance
				(Dollars in thousands)
Loans past due 30 days to 59 days:
One- to four-family residential loans	71	$3,206	$32,988	$27,270	$24,078	$26,290	$3,941	$5,765
Multifamily and commercial real estate loans	99	19,977	18,901	11,331	7,975	4,924	5,198	2,201
Consumer loans	822	7,987	11,295	10,550	9,096	12,053	5,611	4,877
Commercial business loans	48	3,847	7,770	9,947	4,325	2,450	1,000	782

Total loans past due 30 days to 59 days	1,040	35,017	70,884	59,098	45,474	45,717	15,750	13,625

Loans past due 60 days to 89 days:
One- to four-family residential loans	78	6,307	7,599	6,077	5,970	9,156	4,687	4,925
Multifamily and commercial real estate loans	54	9,152	8,432	4,984	3,846	3,399	8,156	1,023
Consumer loans	311	2,858	2,836	2,676	2,833	3,773	3,134	2,032
Commercial business loans	40	8,995	3,801	2,550	501	263	279	309

Total loans past due 60 days to 89 days	483	27,312	22,668	16,287	13,150	16,591	16,256	8,289

Loans past due 90 days or more: (1)
One- to four-family residential loans	263	27,670	20,435	12,542	10,334	12,179	11,507	11,322
Multifamily and commercial real estate loans	198	52,601	43,828	24,323	18,982	21,013	15,610	13,823
Consumer loans	692	10,569	9,756	7,582	4,578	8,322	5,514	4,536
Commercial business loans	139	31,717	25,184	5,163	6,631	1,502	979	2,824

Total loans past due 90 days or more	1,292	122,557	99,203	49,610	40,525	43,016	33,610	32,505

Total loans 30 days or more past due	2,815	$184,886	$192,755	$124,995	$99,149	$105,324	$65,616	$54,419

Total real estate owned	125	$15,890	$16,844	$8,667	$6,653	$4,872	$6,685	$3,951
Total loans 90 days or more past due and real estate owned	1,417	$138,447	$116,047	$58,277	$47,178	47,888	$40,295	36,456
Total loans 90 days or more past due to net loans receivable		2.41%	1.93%	1.03%	0.92%	0.93%	0.77%	0.80%
Total loans 90 days or more past due and real estate owned to total assets		1.95%	1.67%	0.87%	0.72%	0.74%	0.64%	0.57%

(1)	We classify as nonperforming all loans 90 days or more delinquent.

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     During the six months ended June 30, 2009 and the year ended December 31, 2008, gross interest income of approximately $3.9 million and $2.8 million, respectively, would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current during the periods. No interest income on nonaccrual loans was included in income during either period.
     The following table sets forth loans by state (based on borrowers’ residence ) at June 30, 2009.
Loans 90 or more days past due:

					Commercial
					business
					and
	One- to four-		Consumer		commercial
	family		and home		real estate
	mortgage (1)	Percentage	equity (2)	Percentage	(3)	Percentage	Total (4)	Percentage
				(Dollars in thousands)
Pennsylvania	$19,863	1.0%	8,128	0.7%	54,775	5.5%	82,766	2.0%
New York	102	0.1	412	0.6%	1,230	0.4	1,744	0.4
Ohio	108	0.7	72	0.6%	180	2.4	360	1.0
Maryland	595	0.4	555	1.9%	9,389	5.4	10,539	2.9
Florida	7,003	20.1	1,401	11.9%	18,744	31.6	27,148	25.7

Total	$27,671	1.2%	10,568	0.8%	84,318	5.6%	122,557	2.4%

(1)	Percentage of mortgage loans in specified geographic area.

(2)	Percentage of consumer loans in specified geographic area.

(3)	Percentage of commercial loans in specified geographic area.

(4)	Percentage of total loans in specified geographic area.
     Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans considered to be of lesser quality as “substandard,” “doubtful,” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the savings institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” so that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated “special mention.” At June 30, 2009, we had 259 loans, with an aggregate principal balance of $53.8 million, designated as special mention.
     We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. Our largest classified assets generally are also our largest nonperforming assets.
     The following table sets forth the aggregate amount of our classified assets at the dates indicated.

	At June 30,	At December 31,
	2009	2008	2007
		(In Thousands)
Substandard assets	$176,963	$155,245	$85,526
Doubtful assets	4,248	3,596	4,374
Loss assets	62	64	388

Total classified assets	$181,273	$158,905	$90,288

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     Allowance for Loan Losses. Our board of directors has adopted an Allowance for Loan Losses Policy designed to provide management with a systematic methodology for determining and documenting the allowance for loan losses each reporting period. This methodology was developed to provide a consistent process and review procedure to ensure that the allowance for loan losses is in conformity with GAAP, our policies and procedures and other supervisory and regulatory guidelines.
     On an ongoing basis, the Credit Review department, as well as loan officers, branch managers and department heads, review and monitor the loan portfolio for problem loans. This portfolio monitoring includes a review of the monthly delinquency reports as well as historical comparisons and trend analysis. On an on-going basis the loan officer along with the Credit Review department grades or classifies problem loans or potential problem loans based upon their knowledge of the lending relationship and other information previously accumulated. Loans that have been classified as substandard or doubtful are reviewed by the Risk Management department for possible impairment under the provisions of Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan” (“SFAS 114”). A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement including both contractual principal and interest payments. Our loan grading system for problem loans is described above in “—Classification of Assets.”
     If an individual loan is deemed to be impaired, we determine the proper measurement of impairment for each loan based on one of three methods as prescribed by SFAS No. 114: (1) the present value of expected future cash flows discounted at the loan’s effective interest rate; (2) the loan’s observable market price; or (3) the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is more or less than the recorded investment in the loan, we adjust the specific allowance associated with that individual loan accordingly.
     If a substandard or doubtful loan is not considered to be individually impaired, it is grouped with other loans that possess common characteristics for impairment evaluation and analysis under the provisions of Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.” This segmentation is accomplished by grouping loans of similar product types, risk characteristics and industry concentration into homogeneous pools. Each pool is then analyzed based on the historical delinquency, charge-off and recovery trends over the past three years which are then extended to include the loss realization period during which the event of default occurs, additional consideration is also given to the current economic, political, regulatory and interest rate environment. This adjusted historical net charge-off amount as a percentage of loans outstanding for each group is used to estimate the measure of impairment.
     The individual impairment measures along with the estimated losses for each homogeneous pool are consolidated into one summary document. This summary schedule along with the supporting documentation used to establish this schedule is prepared monthly and presented to the Credit Committee on a quarterly basis. The Credit Committee is comprised of members of Senior Management from our various departments, including mortgage, consumer and commercial lending, appraising, administration and finance as well as our President and Chief Executive Officer. The Credit Committee reviews the processes and documentation presented, reviews the concentration of credit by industry and customer, discusses lending products, activity, competition and collateral values, as well as economic conditions in general and in each of our market areas. Based on this review and discussion, the appropriate allowance for loan losses is estimated and any adjustments necessary to reconcile the actual allowance for loan losses with this estimate are determined. In addition, the Credit Committee considers whether any changes to the methodology are needed. The Credit Committee also compares our delinquency trends, nonperforming asset amounts and allowance for loan loss levels to its peer group and to state and national

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statistics. A similar review is also performed by the Risk Management Committee of the board of directors.
     In addition to the reviews by the Credit Committee and the Risk Management Committee, regulators from either the Federal Deposit Insurance Corporation or Pennsylvania State Department of Banking perform an extensive review on an annual basis of the adequacy of the allowance for loan losses and its conformity with regulatory guidelines and pronouncements. The internal audit department also performs a regular review of the detailed supporting schedules for accuracy and reports their findings to the Audit Committee of the board of directors. Any recommendations or enhancements from these independent parties are considered by management and the Credit Committee and implemented accordingly.
     Management acknowledges that this is a dynamic process and consists of factors, many of which are external and beyond management’s control, that can change. The adequacy of the allowance for loan losses is based upon estimates using all the information previously discussed as well as current and known circumstances and events. There is no assurance that actual portfolio losses will not be substantially different than those that were estimated. Management believes that all known losses as of June 30, 2009, December 31, 2008 and December 31, 2007 have been recorded.
      Management utilizes a consistent methodology each period when analyzing the adequacy of the allowance for loan losses and the related provision for loan losses. As part of the analysis, management considered the deteriorating economic data in our markets such as the continued increases in unemployment and bankruptcies as well as the declines in real estate collateral values. In addition, management considered the negative trend in asset quality, loan charge-offs and the allowance for loan losses as a percentage of nonperforming loans. As a result, Northwest Bancorp increased the allowance for loan losses during the period by $11.9 million, or 21.6%, to $66.8 million, or 1.29% of total loans, at June 30, 2009 from $54.9 million, or 1.06% of total loans, at December 31, 2008. The increase in the allowance for loan losses and the related provision for loan losses is partially attributed to the deterioration of a loan to a moving and storage company/ new car dealer in our Pennsylvania market requiring an additional reserve of $1.8 million, deterioration of a loan secured by a strip mall in the state of Indiana requiring a reserve of $1.0 million, additional deterioration of loans secured by real estate located in Florida requiring additional reserves of $700,000 and deterioration in loans secured by real estate in Maryland requiring reserves of $1.4 million. In addition, management considered how the continued increase in nonperforming loans and historical charge-offs have influenced the amount of allowance for loan losses. Nonperforming loans of $122.6 million, or 2.38% of total loans, at June 30, 2009 increased by $23.4 million, or 23.6%, from $99.2 million, or 1.91% of total loans, at December 31, 2008 and increased $53.6 million, or 77.7%, from $69.0 million, or 1.37% of total loans, at June 30, 2008. As a percentage of average loans, annualized net charge-offs remained 0.19% for the quarter ended June 30, 2009 compared to the quarter ended June 30, 2008 and increased to 0.22% for the six-month period ended June 30, 2009 from 0.17% for the six-month period ended June 30, 2008.

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     Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated. Ratios for the six months ended June 30, 2009 and 2008 and December 31, 2005 have been annualized.

						Six Months
						Ended
	Six Months Ended June 30,		Years Ended December 31,			December 31,	Years Ended June 30,
	2009	2008	2008	2007	2006	2005	2005	2004
	(In thousands)
Net loans receivable	$5,091,518	$4,997,910	$5,141,892	$4,795,622	$4,412,441	$4,622,269	$4,376,884	$4,053,941
Average loans outstanding	$5,194,221	$4,907,866	$5,016,694	$4,660,693	$4,395,274	$4,532,523	$4,234,241	$3,846,261

Allowance for loan losses Balance at beginning of period	$54,929	$41,784	$41,784	$37,655	$33,411	$31,563	$30,670	$27,166
Provision for loan losses	17,517	5,689	22,851	8,743	8,480	4,722	9,566	6,860
Charge offs:
Real estate loans	(2,407)	—	(3,962)	(2,042)	(1,148)	(282)	(676)	(176)
Consumer loans	(2,770)	(4,996)	(6,290)	(5,175)	(5,543)	(3,314)	(5,726)	(5,113)
Commercial loans	(1,067)	—	(1,358)	(973)	(926)	(43)	(3,071)	(461)

Total charge-offs	(6,244)	(4,996)	(11,610)	(8,190)	(7,617)	(3,639)	(9,473)	(5,750)
Recoveries:
Real estate loans	22	—	140	250	123	4	1	—
Consumer loans	520	816	1,060	1,073	1,214	455	750	562
Commercial loans	33	—	704	134	62	51	49	502

Total recoveries	575	816	1,904	1,457	1,399	510	800	1,064
Acquired through acquisitions	—	—	—	2,119	1,982	255	—	1,330

Balance at end of period	$66,777	$43,293	$54,929	$41,784	$37,655	$33,411	$31,563	$30,670

Allowance for loan losses as a percentage of net loans receivable	1.31%	0.87%	1.07%	0.87%	0.85%	0.72%	0.72%	0.76%
Net charge-offs as a percentage of average loans outstanding	0.22%	0.17%	0.19%	0.14%	0.14%	0.14%	0.20%	0.12%
Allowance for loan losses as a percentage of nonperforming loans	54.49%	62.72%	55.37%	84.22%	92.92%	77.67%	93.91%	94.35%
Allowance for loan losses as a percentage of nonperforming loans and real estate owned	48.23%	55.91%	47.33%	71.70%	79.81%	69.77%	78.33%	84.13%

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     Allocation of Allowance for Loan Losses. The following tables set forth the allocation of allowance for loan losses by loan category at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category. Effective January 1, 2008, we revised our methodology to calculating the allowance for loan losses. Prior to that date, we established the allowance for loan losses based on ranges applicable to various loan categories (as opposed to single amounts applicable to the loan categories), which resulted in our not having an unallocated component of the allowance prior to that date.

			At December 31,
	At June 30, 2009		2008		2007		2006
		% of Total		% of Total		% of Total		% of Total
	Amount	Loans (1)	Amount	Loans (1)	Amount	Loans (1)	Amount	Loans (1)
				(Dollars in Thousands)
Balance at end of period applicable to:
Real estate loans	$36,082	87.5%	$29,115	87.6%	$28,854	87.2%	$17,936	88.8%
Consumer loans	6,210	4.9	6,125	5.1	6,645	5.4	16,500	6.0
Commercial business loans	20,290	7.6	15,044	7.3	6,285	7.4	3,219	5.2

Total allocated allowance	62,582		50,284		41,784		37,655
Unallocated	4,195	—	4,645	—	—	—	—	—

Total	$66,777	100.0%	$54,929	100.0%	$41,784	100.0%	$37,655	100.0%

	At December 31,		At June 30,
	2005		2005		2004
		% of Total		% of Total		% of Total
	Amount	Loans (1)	Amount	Loans (1)	Amount	Loans (1)
			(Dollars in Thousands)
Balance at end of period applicable to:
Real estate loans	$16,875	88.6%	$15,918	88.7%	$15,113	88.3%
Consumer loans	13,991	8.1	13,179	8.1	11,790	8.1%
Commercial business loans	2,545	3.3	2,466	3.2	3,767	3.6%

Total allocated allowance	33,411		31,563		30,670

Unallocated	—	—	—	—	—	—

Total	$33,411	100.0%	$31,563	100.0%	$30,670	100.0%

(1)	Represents percentage of loans in each category to total loans.
Liquidity and Capital Resources
     Northwest Savings Bank is required to maintain a sufficient level of liquid assets, as determined by management and defined and reviewed for adequacy by the Federal Deposit Insurance Corporation during their regular examinations. The Federal Deposit Insurance Corporation, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The Federal Deposit Insurance Corporation allows us to consider any marketable security, whose sale would not impair our capital adequacy, to be eligible for liquidity. Liquidity is quantified through the use of a standard liquidity ratio of liquid assets to borrowings plus deposits. Using this formula, Northwest Savings Bank’s liquidity ratio was 18.0% and 14.8% as of June 30, 2009 and December 31, 2008, respectively. We adjust our liquidity level in order to meet funding needs of deposit outflows, repayment of borrowings and loan commitments. We also adjust liquidity as appropriate to meet our asset and liability management objectives. As of June 30, 2009, Northwest Savings Bank had $1.9 billion of additional borrowing capacity available with the Federal Home Loan Bank of Pittsburgh, including a $150.0 million overnight line of credit, as well as a $169.3 million borrowing capacity available with the Federal Reserve Bank and $75.0 million with a correspondent bank.
     In addition to deposits, our primary sources of funds are the amortization and repayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and

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earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rate levels, economic conditions, and competition. We manage the pricing of our deposits to maintain a desired deposit balance. In addition, we invest excess funds in short-term interest earning and other assets, which provide liquidity to meet lending requirements. Short-term interest-earning deposits amounted to $371.2 million and $24.1 million at June 30, 2009 and December 31, 2008, respectively. For additional information about our cash flows from operating, financing, and investing activities, see the Statements of Cash Flows included in the Consolidated Financial Statements.
     A portion of our liquidity consists of cash and cash equivalents, which are a product of its operating, investing, and financing activities. The primary sources of cash were net income, principal repayments on loans and mortgage-backed securities, and increases in deposit accounts.
     Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Pittsburgh, which provide an additional source of funds. At June 30, 2009 Northwest Savings Bank had advances of $817.3 million from the Federal Home Loan Bank of Pittsburgh. We borrow from the Federal Home Loan Bank of Pittsburgh to reduce interest rate risk and to provide liquidity when necessary.
     At June 30, 2009, our customers had $313.7 million of unused lines of credit available and $149.3 million in loan commitments. This amount does not include the unfunded portion of loans in process. Certificates of deposit scheduled to mature in less than one year at June 30, 2009, totaled $1.555 billion. Management believes that a significant portion of such deposits will remain with us.
     The major sources of our cash flows are in the areas of loans, marketable securities, deposits and borrowed funds.
     Deposits are our primary source of externally generated funds. The level of deposit inflows during any given period is heavily influenced by factors outside of management’s control, such as the general level of short-term and long-term market interest rates, as well as higher alternative yields that investors may obtain on competing investments such as money market mutual funds. Financial institutions, such as Northwest Savings Bank, are also subject to deposit outflows. Our net deposits increased/(decreased) by $307.5 million, $(504.1) million, $9.7 million and $54.9 million for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively.
     Similarly, the amount of principal repayments on loans and the amount of new loan originations is heavily influenced by the general level of market interest rates. Funds received from loan maturities and principal payments on loans for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $756.3 million, $1.284 billion, $1.235 billion and $1.118 billion, respectively. Loan originations for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $1.116 billion, $1.885 billion, $1.742 billion and $1.488 billion, respectively. We also sell a portion of the loans we originate, and the cash flows from such sales for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $388.8 million, $212.5 million, $250.3 million and $624.6 million, respectively.
     We experience significant cash flows from our portfolio of marketable securities as principal payments are received on mortgage-backed securities and as investment securities mature. Cash flow from the repayment of principal and the maturity of marketable securities for the six months ended June

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30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $154.0 million, $319.1 million, $333.8 million and $254.2 million, respectively.
     When necessary, we utilize borrowings as a source of liquidity and as a source of funds for long-term investment when market conditions permit. The net cash flow from the receipt and repayment of borrowings was a net increase/(decrease) of $(170.8 million), $729.2 million, $(65.8) million and $(23.7) million for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively.
     Other activity with respect to cash flow was the payment of cash dividends on common stock in the amount of $7.9 million, $15.8 million, $15.7 million and $13.7 million for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively. Dividends waived by Northwest Bancorp, MHC during the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006 were $13.4 million, $26.9 million, $25.7 million and $21.4 million, respectively. In September 2005, we initiated the first of three common stock repurchase plans. Since that time, we have used $69.4 million to repurchase a total of 2,742,800 shares of common stock at an average price of $25.31 per share.
     At June 30, 2009, stockholders’ equity totaled $632.5 million. During 2008 our board of directors declared regular quarterly dividends totaling $0.88 per share of common stock that were paid with the proceeds of maturities and payments of available-for-sale securities. Net of dividends waived by Northwest Bancorp, MHC in the amount of $26.9 million, our equity was reduced by $15.8 million in 2008 for dividends paid.
     Management monitors the capital levels of Northwest Savings Bank to provide for current and future business opportunities and to meet regulatory guidelines for “well capitalized” institutions. Northwest Savings Bank is required by the Pennsylvania State Department of Banking and the Office of Thrift Supervision to meet minimum capital adequacy requirements. At June 30, 2009, Northwest Savings Bank exceeded all regulatory minimum capital requirements and is considered to be “well capitalized.” In addition, as of June 30, 2009, management was not aware of any recommendation by a regulatory authority that, if it were implemented, would have a material effect on liquidity, capital resources or operations. See “Historical and Pro Forma Regulatory Capital Compliance” for information with respect to our regulatory capital position as of June 30, 2009.
Contractual Obligations
     We are obligated to make future payments according to various contracts. The following tables present the expected future payments of the contractual obligations aggregated by obligation type at June 30, 2009 and December 31, 2008.

	Payments Due
		One year to	Three years to
	Less than one	less than three	less than five	Five years or
	year	years	years	greater	Total
			(In Thousands)
Contractual Obligations at June 30, 2009
Long-term debt (1)	$116,316	$270,000	$285,095	$225,652	$897,063
Junior subordinated debentures (2)	5,155			103,094	108,249
Operating leases (3)	4,120	6,626	4,459	9,939	25,144

Total	$125,591	$276,626	$289,554	$338,685	$1,030,456

Commitments to extend credit	$149,272	$—	$—	$—	$149,272

(1)	See Note 11, Borrowed Funds, on page G-28 for additional information.

(2)	See Note 22, Junior Subordinated Debentures/Trust Preferred Securities, on page G-45 for additional information.

(3)	See Note 8, Premises and Equipment, on page G-25 for additional information.

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	Payments Due
		One year to	Three years to
	Less than one	less than three	less than five	Five years or
	year	years	years	greater	Total
			(In Thousands)
Contractual Obligations at December 31, 2008
Long-term debt (1)	$285,635	$196,532	$270,000	$315,778	$1,067,945
Junior subordinated debentures (2)	—	—	—	108,254	108,254
Operating leases (3)	4,280	6,931	4,366	10,310	25,887

Total	$289,915	$203,463	$274,366	$434,342	$1,202,086

Commitments to extend credit	$116,330	$—	$—	$—	$116,330

(1)	See Note 11, Borrowed Funds, on page F-26 for additional information.

(2)	See Note 22, Junior Subordinated Debentures/Trust Preferred Securities, on page F-49 for additional information.

(3)	See Note 8, Premises and Equipment, on page F-22 for additional information.
Impact of Inflation and Changing Prices
     The Consolidated Financial Statements and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike most industrial companies, nearly all of our assets and liabilities are monetary. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.
Market Risk Management
     The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring an institution’s interest rate sensitivity “gap.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to positively affect net interest income. Similarly, during a period of falling interest rates, a negative gap would tend to positively affect net interest income while a positive gap would tend to adversely affect net interest income.
     We have an Asset/Liability Committee, consisting of several members of management, which meets monthly to review market interest rates, economic conditions, the pricing of interest earning assets and interest bearing liabilities and our balance sheet structure. On a quarterly basis, this committee also reviews our interest rate risk position and our cash flow projections.
     Our board of directors has a Risk Management Committee, which meets quarterly and reviews interest rate risks and trends, our interest sensitivity position, our liquidity position and the market risk inherent in our investment portfolio.

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     In an effort to assess market risk, we use a simulation model to determine the effect of immediate incremental increases and decreases in interest rates on net income and the market value of our equity. Certain assumptions are made regarding loan prepayments and decay rates of passbook and NOW accounts. Because it is difficult to accurately project the market reaction of depositors and borrowers, the effect of actual changes in interest on these assumptions may differ from simulated results. We have established the following guidelines for assessing interest rate risk:
     Net income simulation. Given a non-parallel shift of 200 basis points in interest rates (a basis point equals one hundreds of one percent), the estimated net income may not decrease by more than 20% within a one-year period.
     Market value of equity simulation. The market value of our equity is the present value of our assets and liabilities. Given a non-parallel shift of 200 basis points in interest rates, the market value of equity may not decrease by more than 35% of total shareholders’ equity.
     The following tables illustrate the simulated impact of a non-parallel 1% or 2% upward or 1% or 2% downward movement in interest rates on net income, return on average equity, earnings per share and market value of equity. These analyses were prepared assuming that interest-earning asset levels at June 30, 2009 remain constant. The impact of the rate movements was computed by simulating the effect of an immediate and sustained shift in interest rates over a twelve-month period from June 30, 2009 levels.

Non-Parallel Shift in Interest Rates
	Increase		Decrease
Shift in interest rates over the next 12 months	1.0%	2.0%	1.0%	2.0%
Projected percentage increase/ (decrease) in net income	14.9%	19.8%	0.9%	(5.0)%
Projected increase/ (decrease) in return on average equity	1.0%	1.4%	0.1%	(0.3)%
Projected increase/ (decrease) in earnings per share	$0.14	$0.18	$0.01	$(0.05)
Projected percentage increase/ (decrease) in market value of equity	(2.9)%	(8.0)%	(4.5)%	(11.4)%
     The figures included in the tables above represent projections that were computed based upon certain assumptions including prepayment rates and decay rates. These assumptions are inherently uncertain and, as a result, we cannot precisely predict the impact of changes in interest rates. Actual results may differ significantly due to timing, magnitude and frequency of interest rate changes and changes in market conditions.
     When assessing our interest rate sensitivity, analysis of historical trends indicates that loans will prepay at various speeds (or annual rates) depending on the variance between the weighted average portfolio rates and the current market rates. In preparing the tables above, it has been assumed market rates will remain constant at current levels and as a result, our loans will be affected as follows: (i) adjustable-rate mortgage loans will prepay at an annual rate of 5% to 10%; (ii) fixed-rate mortgage loans will prepay at an annual rate of 7% to 10%, depending on the type of loan; (iii) commercial loans will prepay at an annual rate of 8% to 12%; (iv) consumer loans held by Northwest Savings Bank will prepay at an annual rate of 20%; and (v) consumer loans held by Northwest Consumer Discount Company will prepay at an annual rate of 60% to 65%. In regards to our deposits, it has been assumed that (i) fixed maturity deposits will not be withdrawn prior to maturity; (ii) the significant majority of money market accounts will reprice immediately; (iii) savings accounts will gradually reprice over three years; and (iv) and checking accounts will reprice either when the rates on such accounts reprice as interest rate levels change, or when deposit holders withdraw funds from such accounts and select other types of deposit accounts, such as certificate accounts, which may have higher interest rates. For purposes of this analysis, management has estimated, based on historical trends, that $193.0 million of our checking accounts and

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$244.0 million of our savings accounts are interest sensitive and may reprice in one year or less, and that the remainder may reprice over longer time periods.
     The above assumptions used by management are annual percentages based on remaining balances and should not be regarded as indicative of the actual prepayments and withdrawals that we may experience. Moreover, certain shortcomings are inherent in the analysis presented by the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, interest rates on certain types of assets and liabilities may fluctuate in advance of or lag behind changes in market interest rates. Additionally, certain assets, such as some adjustable-rate loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Moreover, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table.
Off-Balance Sheet Arrangements
     As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we routinely enter into commitments to securitize and sell mortgage loans.

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BUSINESS OF NORTHWEST BANCSHARES, INC.
     Northwest Bancshares, Inc. is a Maryland corporation, organized in September 2009. Upon completion of the conversion, Northwest Bancshares, Inc. will become the holding company of Northwest Savings Bank and will succeed to all of the business and operations of Northwest Bancorp, Inc. and each of Northwest Bancorp, Inc. and Northwest Bancorp, MHC will cease to exist.
     Initially following the completion of the conversion, Northwest Bancshares, Inc. will have no significant assets other than owning 100% of the outstanding common stock of Northwest Savings Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the Northwest Savings Bank Employee Stock Ownership Plan, and its ownership of wholly owned statutory trust subsidiaries through which Northwest Bancorp, Inc. has issued trust preferred securities, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” Northwest Bancshares, Inc. intends to use the support staff and offices of Northwest Savings Bank and will pay Northwest Savings Bank for these services. If Northwest Bancshares, Inc. expands or changes its business in the future, it may hire its own employees.
     Northwest Bancshares, Inc. intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.
BUSINESS OF NORTHWEST BANCORP, INC. AND NORTHWEST SAVINGS BANK
Northwest Bancorp, Inc.
     Northwest Bancorp, Inc. is a federal corporation that was formed in 2001 as the successor to a Pennsylvania corporation of the same name. Northwest Bancorp, Inc. became the stock holding company of Northwest Savings Bank in a reorganization transaction that was approved by Northwest Savings Bank’s stockholders in December 1997, and completed in February 1998. In the reorganization, each share of Northwest Savings Bank’s common stock was converted into and became a share of common stock of Northwest Bancorp, Inc., par value $0.10 per share, and Northwest Savings Bank became a wholly-owned subsidiary of Northwest Bancorp, Inc. Northwest Bancorp, MHC, which owned a majority of Northwest Savings Bank’s outstanding shares of common stock immediately prior to completion of the reorganization, became the owner of the same percentage of the outstanding shares of common stock of Northwest Bancorp, Inc. immediately following the completion of the reorganization. In August 2003, Northwest Bancorp, Inc. completed an incremental stock offering whereby it canceled 7,255,520 shares common stock owned by Northwest Bancorp, MHC and sold the same number of shares in a subscription offering. Northwest Bancorp, MHC owns approximately 63% of our outstanding shares. As of June 30, 2009, the primary activity of Northwest Bancorp, Inc was the ownership of all of the issued and outstanding common stock of Northwest Savings Bank. Northwest Bancorp, Inc. has also issued trust preferred securities through wholly owned statutory trust subsidiaries.
     Northwest Bancorp, Inc.’s principal executive office is located at 100 Liberty Street, Warren, Pennsylvania, and its telephone number at that address is (814) 726-2140.
     Northwest Bancorp, Inc.’s website (www.northwestsavingsbank.com) contains a direct link to its filings with the Securities and Exchange Commission, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any. Copies may also be obtained, without charge, by written request to Shareholder Relations, P.O. Box 128, 100 Liberty Street, Warren, Pennsylvania 16365.

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Northwest Savings Bank
     Northwest Savings Bank is a Pennsylvania-chartered stock savings bank headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania. Northwest Savings Bank is a community-oriented financial institution offering traditional deposit and loan products, investment and trust services and through a wholly-owned subsidiary, Northwest Consumer Discount Company, it also offers consumer finance services. Northwest Savings Bank’s mutual savings bank predecessor was founded in 1896.
     As of June 30, 2009, Northwest Savings Bank operated 168 community-banking offices throughout its market area in northwest, southwest and central Pennsylvania, western New York, eastern Ohio, Maryland and southeastern Florida. Northwest Savings Bank, through its wholly owned subsidiary, Northwest Consumer Discount Company, also operates 49 consumer finance offices throughout Pennsylvania. Through wholly-owned subsidiaries, Northwest Savings Bank also offers investment management and trust services. Historically, we have focused our lending activities primarily on the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences. In an effort to reduce interest rate risk and improve profit margins, we have made a strategic decision to also focus our lending efforts on shorter term consumer and commercial loans, while continuing to offer one- to four-family residential mortgage loans to customers in our market area. With the change in lending emphasis, we regularly sell a portion of the one- to four-family residential mortgage loans that we originate.
     Our principal sources of funds are deposits, borrowed funds and the principal and interest payments on loans and marketable securities. Our principal source of income is interest received on loans and marketable securities. Our principal expenses are the interest paid on deposits and the cost of employee compensation and benefits.
     Northwest Savings Bank’s principal executive office is located at 100 Liberty Street, Warren, Pennsylvania, and its telephone number at that address is (814) 726-2140.
Market Area and Competition
     We are headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania, and have our highest concentration of deposits and loans in this area. Since the early 1990s, we have expanded, primarily through acquisitions, into the southwestern and central regions of Pennsylvania, as well as western New York, eastern Ohio, Maryland and southeastern Florida. As of June 30, 2009, we operate 141 community banking offices and 49 consumer finance offices located in Pennsylvania, five community banking offices located in Ohio, 14 community banking offices located in New York, five community banking offices in Maryland and three community banking offices in Broward County, Florida. All of the aforementioned market areas have a large concentration of financial institutions. As a result, we encounter strong competition both in attracting deposits and in originating retail and commercial loans. Our most direct competition for deposits has come historically from commercial banks, brokerage houses, other savings banks and credit unions in our market areas. We expect continued competition from these financial institutions in the foreseeable future. With the continued acceptance of internet banking by our customers and consumers generally, competition for deposits has increased from institutions operating outside of our market area as well as from insurance companies.
     Pennsylvania and Western New York Market Area. Through our acquisitions and de novo branching strategy we have expanded our retail branch footprint throughout 30 counties in Pennsylvania and four counties in western New York. In addition, through our consumer finance offices we operate in

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11 additional counties in Pennsylvania. Our northwestern and southwestern Pennsylvania and western New York markets are fueled by a diverse economy driven by service businesses, technology companies and small manufacturing companies. Our southeastern market is primarily driven by service businesses and serves as a bedroom community to the cities of Baltimore, Maryland and Philadelphia. In view of the current economic downturn, our primary market area has remained a stable banking market. As of July 2009, the unemployment rates in Pennsylvania and New York were 8.5% and 8.6% compared to the national average of 9.7% according to the U.S. Bureau of Labor Statistics.
     In Pennsylvania, we ranked 6th in terms of deposit market share and total assets for institutions headquartered in the Commonwealth of Pennsylvania. Pennsylvania is a stable banking market with a total population of approximately 12.6 million and total households of approximately 4.9 million. The Pennsylvania markets in which we operate our retail branch and consumer financial offices contains more than half of Pennsylvania’s population and a similar percentage of households. Our western New York market area has a total population of approximately 1.9 million and total households of approximately 748,000 according to SNL Securities. Since 2000, many of the counties served in the Pennsylvania and western New York market area have experienced population declines with population growth rates increasing mainly in the central and southeastern portion of Pennsylvania. However, median household income has increased in all of the counties in which we conduct business in Pennsylvania since 2000 and generally decreased in our western New York markets. The median household income in Pennsylvania was stable at $53,225 as of June 30, 2009, compared to the nationwide median income level of $54,719 according to estimates from SNL Securities. The household income growth rate in Pennsylvania and our western New York market area is expected to increase above the expected national and state average growth rates over the next five years by approximately 4% according to estimates for SNL Securities.
     Maryland, Ohio and Florida Market Areas. In addition to operating in Pennsylvania and western New York, we also operate five community banking offices Ashtabula, Lake and Geauga counties in Ohio, five community banking offices Baltimore, Howard and Anne Arundel counties in Maryland and three community banking offices in Broward county in Florida. Our Maryland regional economy consists of service business, government as well as heath care services while our Florida market is primarily driven by the real estate sector. The major employment sectors in our Ohio market are similar to our northwestern Pennsylvania market. With the exception of Ashtabula county in Ohio, these markets have an expanding population base as well as higher median household income levels relative to the state and national averages. As of June 30, 2009, the median household income levels in these markets ranged from $55,150 to $101,954 according to estimates provided by SNL Securities. Over the next five years, the household income levels in each of these markets are expected to increase above state and national household income averages.
Lending Activities
     General. Historically, our principal lending activity has been the origination, for retention in our loan portfolio, of fixed-rate and, to a lesser extent, adjustable-rate mortgage loans collateralized by one- to four-family residential real estate located in our market area. We also originate loans collateralized by multifamily residential and commercial real estate, commercial business loans and consumer loans. Generally, we focus our lending activities in the geographic areas where we maintain offices.
     In an effort to manage interest rate risk, we have sought to make our interest-earning assets more interest rate sensitive by originating adjustable-rate loans, such as adjustable-rate residential mortgage loans and home equity loans, and by originating short-term and medium-term fixed-rate consumer loans. In recent years we have emphasized the origination of commercial real estate loans and commercial business loans, which generally have adjustable rates of interest and shorter maturities than one- to four-family residential real estate loans. We also purchase mortgage-backed securities and other types of

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investment securities that generally have short average lives and/or adjustable interest rates. Because we also originate a substantial amount of long-term fixed-rate mortgage loans collateralized by one- to four-family residential real estate, when possible, we originate and underwrite loans according to standards that allow us to sell them in the secondary mortgage market for purposes of managing interest-rate risk and liquidity. We currently sell in the secondary market a limited number of fixed-rate residential mortgage loans with maturities of more than 15 years, and generally retain all adjustable-rate mortgage loans and fixed-rate residential mortgage loans with maturities of 15 years or less. Although we are selling an increasing number of the mortgage loans that we originate, we continue to be a portfolio lender and at any one time we hold few loans identified as held-for-sale. We currently retain servicing on the mortgage loans we sell which generates monthly service fee income. We generally retain in our portfolio all consumer loans that we originate while we periodically sell participations in the multifamily residential, commercial real estate or commercial business loans that we originate in an effort to reduce the risk of certain individual credits and the risk associated with certain businesses or industries.
     One- to Four-Family Residential Mortgage Loans. We currently offer one- to four-family residential mortgage loans with terms typically ranging from 15 to 30 years, with either adjustable or fixed interest rates. Originations of fixed-rate mortgage loans versus adjustable-rate mortgage loans are monitored on an ongoing basis and affected significantly by such factors as the level of market interest rates, customer preference, our interest rate sensitivity position and loan products offered by our competitors. Therefore, even when management’s strategy is to increase the origination of adjustable-rate mortgage loans, market conditions may be such that there is greater demand for fixed-rate mortgage loans.
     Our fixed-rate loans, whenever possible, are originated and underwritten according to standards that permit sale into the secondary mortgage market. Whether we can or will sell fixed-rate loans into the secondary market, however, depends on a number of factors including the yield and the term of the loan, market conditions, and our current liquidity and interest rate sensitivity position. We historically have been primarily a portfolio lender, and at any one time we have held only a nominal amount of loans as held for sale. Our current strategy is to grow the consumer and commercial loan portfolios by more than we grow our portfolio of long-term fixed-rate residential mortgage loans. With this in mind, we generally retain in our portfolio fixed-rate loans with terms of 15 years or less, and sell a portion of fixed-rate loans (servicing retained) with terms of more than 15 years. Our one- to four-family residential real estate loans are amortized on a monthly basis with principal and interest due each month. These loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option, usually without a prepayment penalty.
     We currently offer adjustable-rate mortgage loans with initial interest rate adjustment periods of one, three and five years, based on changes in a designated market index. We determine whether a borrower qualifies for an adjustable-rate mortgage loan based on secondary market guidelines. One- to four-family adjustable-rate residential mortgage loans totaled $47.0 million, or 0.9% of our gross loan portfolio at June 30, 2009.
     Our one- to four-family residential mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as collateral for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed-rate mortgage loan portfolio.
     Regulations limit the amount that a savings bank may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Appraisals are either performed by our in-house appraisal staff or by an appraiser who has been deemed qualified by our

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chief appraiser. Such regulations permit a maximum loan-to-value ratio of 95% for residential property and 80% for all other real estate loans. We generally limit the maximum loan-to-value ratio on both fixed-rate and adjustable-rate mortgage loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the real estate that serves as collateral for the loan. We originate a limited amount of one- to four-family residential mortgage loans with loan-to-value ratios in excess of 80%. For one- to four-family residential mortgage loans with loan-to-value ratios in excess of 80%, we generally require the borrower to obtain private mortgage insurance. We require fire and casualty insurance, as well as a title guaranty regarding good title, on all properties securing our real estate loans.
     Some financial institutions we have acquired have held loans that are serviced by others and are secured by one- to four-family residences. At June 30, 2009, our portfolio of one- to four-family loans serviced by others totaled $11.0 million. We currently have no formal plans to enter into new residential loan participations.
     Included in our $2.4 billion portfolio of one- to four-family residential real estate loans are construction loans of $10.7 million, or 0.4% of our total loan portfolio. We offer fixed-rate and adjustable-rate residential construction loans primarily for the construction of owner-occupied one- to four-family residences in our market area to builders or to owners who have a contract for construction. Construction loans are generally structured to become permanent loans, and are originated with terms of up to 30 years with an allowance of up to one year for construction. Advances are made as construction is completed. In addition, we originate loans within our market area that are secured by individual unimproved or improved lots. Land loans for the construction of owner-occupied residential real estate properties are currently offered with fixed-rates for terms of up to 10 years. The maximum loan-to-value ratio for these loans is 80% of the as-completed appraised value, and the maximum loan-to-value ratio for our construction loans is 95% of the lower of cost or as-completed appraised value.
     Construction lending generally involves a greater degree of credit risk than permanent one- to four-family residential mortgage lending. The repayment of the construction loan is often dependent upon the successful completion of the construction project. Construction delays or the inability of the borrower to sell the property once construction is completed may impair the borrower’s ability to repay the loan.
     Multifamily Residential and Commercial Real Estate Loans. Our multifamily residential real estate loans are secured by multifamily residences, such as rental properties. Our commercial real estate loans are secured by nonresidential properties such as hotels, church property, manufacturing facilities and retail establishments. At June 30, 2009, a significant portion of our multifamily residential and commercial real estate loans were secured by properties located within our market area. Our largest multifamily residential real estate loan relationship at June 30, 2009 had a principal balance of $9.6 million, and was collateralized by multiple residential real estate rental properties. These loans were performing in accordance with their terms as of June 30, 2009. Our largest commercial real estate loan relationship at June 30, 2009, had a principal balance of $36.8 million and was collateralized by a medical and health related campus. These loans were performing in accordance with their terms as of June 30, 2009. Multifamily residential and commercial real estate loans are offered with both adjustable interest rates and fixed interest rates. The terms of each multifamily residential and commercial real estate loan are negotiated on a case-by-case basis. We generally originate multifamily residential and commercial real estate loans in amounts up to 80% of the appraised value of the property collateralizing the loan.
     Loans secured by multifamily residential and commercial real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited

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number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multifamily residential and commercial real estate is typically dependent upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.
     Home Equity Loans and Lines of Credit. Generally, our home equity loans and home equity lines of credit are secured by the borrower’s principal residence with a maximum loan-to-value ratio, including the principal balances of both the first and second mortgage loans, of 90% or less. Home equity loans are offered on a fixed rate basis with terms of up to 20 years. Home equity lines of credit are offered on an adjustable-rate basis with terms of up to 25 years. At June 30, 2009, the disbursed portion of home equity lines of credit totaled $162.2 million, or 3.1% of our total loans, with $197.1 million remaining undisbursed, and our home equity loans totaled $876.1 million, or 16.6% of our total loans. We generally underwrite home equity loans and lines of credit in a manner similar to our underwriting of one- to four-family residential real estate loans.
     Consumer Loans. The principal types of consumer loans we offer are automobile loans, sales finance loans, unsecured personal loans, credit card loans, and loans secured by deposit accounts. Consumer loans are typically offered with maturities of ten years or less.
     The underwriting standards we employ for consumer loans include a determination of the applicant’s credit history and an assessment of ability to meet existing obligations and payments on the proposed loan. The stability of the applicant’s monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.
     Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, recreation vehicles, appliances and furniture. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles.
     Commercial Business Loans. We offer commercial business loans to finance various activities in our market area, some of which are secured in part by additional real estate collateral. At June 30, 2009 the largest commercial business loan relationship had a principal balance of $11.2 million, and was secured by all fixed assets of a diagnostic imaging center.
     Commercial business loans are offered with both fixed and adjustable interest rates. Underwriting standards we employ for commercial business loans include a determination of the applicant’s ability to meet existing obligations and payments on the proposed loan from normal cash flows generated by the applicant’s business. The financial strength of each applicant also is assessed through a review of financial statements provided by the applicant.
     Commercial business loans generally bear higher interest rates than residential loans, but they also may involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower’s business. We generally obtain personal guarantees from the borrower or a third party as a condition to originating commercial business loans.

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     Loan Originations, Solicitation, Processing and Commitments. Loan originations are derived from a number of sources such as real estate broker referrals, existing customers, borrowers, builders, attorneys and walk-in customers. Historically all of our loan originators were salaried employees, and we did not pay commissions in connection with loan originations. Beginning in 2007, we implemented a program whereby certain commercial lenders are paid commissions based on predetermined goals. Upon receiving a retail loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant’s employment, income, and credit standing. In the case of a real estate loan, an in-house appraiser or an appraiser we approve appraises the real estate intended to secure the proposed loan. A loan processor in our loan department checks the loan documents file for accuracy and completeness, and verifies the information provided.
     For our retail loans, including residential mortgage loans, home equity loans and lines of credit, automobile loans, credit cards, education loans and other unsecured loans, we have implemented a credit approval process based on a laddered individual loan authority system. Local loan officers are granted various levels of authority based on their lending experience and expertise. These authority levels are reviewed by the Credit Committee on at least an annual basis.
     Our commercial loan policy assigns lending limits for commercial loans for our various commercial loan officers. These individual authorities are established by the Credit Committee. Regional loan committees may approve extensions of credit above those that may be authorized by individual officers, and the Senior Loan Committee may approve extensions of credit in excess of those that may be approved by regional loan committees. The Credit Committee meets quarterly to review the assigned lending limits and to monitor our lending policies, loan activity, economic conditions and concentrations of credit.
     The board of directors must approve all loans where the total debt relationship exceeds $7.5 million ($5.0 million for loans exceeding the maximum loan-to-value ratio or not meeting minimum debt service coverage), or as may be required by Regulation O. Loans exceeding the limits established for the Senior Loan Committee must be approved by the Executive Committee of the board of directors or by the entire board of directors. Our general policy is to make no loans either individually or in the aggregate to one entity in excess of $15.0 million. Exceptions to this policy are permitted with the prior approval from the board of directors. Fire and casualty insurance is required at the time the loan is made and throughout the term of the loan, and flood insurance as required by regulation. After the loan is approved, a loan commitment letter is promptly issued to the borrower. At June 30, 2009, we had commitments to originate $149.3 million of loans.
     If the loan is approved, the commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a description of the required collateral and required insurance coverage. The borrower must provide proof of fire and casualty insurance on the property (and, as required, flood insurance) serving as collateral, which insurance must be maintained during the full term of the loan. Property searches are requested, as needed, on all loans secured by real property.
     Loan Origination Fees. In addition to interest earned on loans, we generally receive loan origination fees. To the extent that loans are originated or acquired for our portfolio, Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS 91”), requires that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method. Fees deferred under SFAS 91 are recognized into income immediately upon prepayment or the sale of the related loan. At June 30, 2009, we had $6.0 million of net deferred loan origination fees. Loan origination fees are volatile sources of income. Such fees vary

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with the volume and type of loans and commitments originated and purchased, principal repayments, and competitive conditions in the marketplace.
     We recognized fees of $4.9 million, $7.4 million, $9.3 million and $8.8 million for the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006, respectively.
     Loans-to-One Borrower. Savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). We have established our own internal limit of loans to one borrower of $15.0 million, which may be exceeded only with the approval of the board of directors. At June 30, 2009, the largest aggregate amount loaned to one borrower totaled $36.8 million and was secured by various commercial real estate properties. Our second largest lending relationship totaled $36.1 million and was secured by several hotels and retail stores. Our third largest lending relationship totaled $16.7 million and was secured by a hotel. Our fourth largest lending relationship totaled $13.8 million and was secured by a hotel and retail stores. Our fifth largest lending relationship totaled $13.5 million and was secured by a hotel. These loans were performing in accordance with their terms at June 30, 2009.
Investment Activities
     Our board of directors has primary responsibility for establishing and overseeing our investment policy. The board of directors has delegated authority to implement the investment policy to our Chief Financial Officer. The investment policy is reviewed at least annually by the Chief Financial Officer, and any changes to the policy are subject to approval by the full board of directors. The overall objectives of the Investment Policy are to maintain a portfolio of high quality and diversified investments to maximize interest income over the long term and to minimize risk, to provide collateral for borrowings, to provide additional earnings when loan production is low, and to reduce our tax liability. The policy dictates that investment decisions give consideration to the safety of principal, liquidity requirements and potential returns. Either our Chief Financial Officer executes our securities portfolio transactions or our Treasurer executes transactions as directed by the Chief Financial Officer. All purchase and sale transactions are reported to the board of directors on a monthly basis.
     Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities. As of June 30, 2009, we held no asset-backed securities other than mortgage-backed securities.
     Statement of Financial Accounting Standards No. 115, “Investments in Debt and Equity Securities,” requires that, at the time of purchase, we designate a security as either held to maturity, available-for-sale, or trading, based upon our ability and intent. Securities available-for-sale and trading securities are reported at market value and securities held to maturity are reported at amortized cost. A periodic review and evaluation of the available-for-sale and held-to-maturity securities portfolios is conducted to determine if the fair value of any security has declined below its carrying value and whether such decline is other-than-temporary. If impairment exists, credit related impairment losses are recorded in earnings while noncredit related impairment losses are recorded in accumulated comprehensive income. The fair values of our securities are based on published or securities dealers’ market values.
     We purchase mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Historically, we invested in mortgage-backed securities to achieve positive interest rate spreads with minimal administrative expense and to lower our credit risk as a result of the guarantees

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provided by Freddie Mac, Fannie Mae or Ginnie Mae. However, in September 2008, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship. The U.S. Treasury Department has established financing agreements to ensure that Freddie Mac and Fannie Mae meet their obligations to holders of mortgage-backed securities that they have issued or guaranteed. These actions have not affected the markets for mortgage-backed securities issued by Freddie Mac or Fannie Mae.
Sources of Funds
     General. Deposits are the major source of our funds for lending and other investment purposes. In addition to deposits, we derive funds from the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, operations and, if needed, borrowings from the Federal Home Loan Bank of Pittsburgh. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.
     Deposits. Consumer and commercial deposits are generated principally from our market area by offering a broad selection of deposit instruments including checking accounts, savings accounts, money market deposit accounts, term certificate accounts and individual retirement accounts. While we accept deposits of $100,000 or more, we do not offer substantial premium rates for such deposits. We accept brokered deposits through the CDARS program, but generally do not solicit funds outside our market area. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. We regularly execute changes in our deposit rates based upon cash flow requirements, general market interest rates, competition, and liquidity requirements.
Borrowings
     Deposits are the primary source of funds for our lending and investment activities and general business purposes. We also rely upon borrowings from the Federal Home Loan Bank of Pittsburgh to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Borrowings from the Federal Home Loan Bank of Pittsburgh typically are collateralized by our stock in the Federal Home Loan Bank of Pittsburgh and a portion of our real estate loans. In addition to the Federal Home Loan Bank of Pittsburgh, we have borrowing facilities with the Federal Reserve Bank and a correspondent bank.
     The Federal Home Loan Bank of Pittsburgh functions as a central reserve bank providing credit for Northwest Savings Bank and other member financial institutions. As a member, Northwest Savings Bank is required to own capital stock in the Federal Home Loan Bank of Pittsburgh and is authorized to apply for borrowings on the security of such stock and certain of its real estate loans, provided certain standards related to creditworthiness have been met. Borrowings are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of borrowings are based either on a fixed percentage of a member institution’s net worth or on the Federal Home Loan Bank of Pittsburgh’s assessment of the institution’s creditworthiness. All of our Federal Home Loan Bank of Pittsburgh borrowings currently have fixed interest rates and original maturities of between one day and ten years.

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Subsidiary Activities
     Northwest Bancorp, Inc.’s sole consolidated subsidiary is Northwest Savings Bank. Northwest Savings Bank has seven wholly owned subsidiaries – Northwest Settlement Agency, LLC, Great Northwest Corporation, Northwest Financial Services, Inc., Northwest Consumer Discount Company, Inc., Allegheny Services, Inc., Boetger and Associates, Inc., and Northwest Capital Group, Inc. For financial reporting purposes all of these companies are included in the consolidated financial statements of Northwest Bancorp, Inc.
     Northwest Settlement Agency, LLC provides title insurance to borrowers of Northwest Savings Bank and other lenders. At June 30, 2009, Northwest Savings Bank had an equity investment in Northwest Settlement Agency, LLC of $1.3 million. For the six months ended June 30, 2009, Northwest Settlement Agency, LLC had net income of $302,000.
     Great Northwest’s sole activity is holding equity investments in government-assisted low-income housing projects in various locations in our market area. At June 30, 2009, Northwest Savings Bank had an equity investment in Great Northwest of $6.1 million. For the six months ended June 30, 2009, Great Northwest had net income of $67,000 generated primarily from federal low-income housing tax credits.
     Northwest Financial Services’ principal activity is the operation of retail brokerage activities. It also owns the common stock of several financial institutions. In addition, Northwest Financial Services holds an equity investment in one government assisted low-income housing project. At June 30, 2009, Northwest Savings Bank had an equity investment in Northwest Financial Services of $6.9 million, and for the six months ended June 30, 2009, Northwest Financial Services had a net loss of $78,000.
     Northwest Consumer Discount Company operates 49 consumer finance offices throughout Pennsylvania. At June 30, 2009, Northwest Savings Bank had an equity investment in Northwest Consumer Discount Company of $28.2 million and the net income of Northwest Consumer Discount Company for the six months ended June 30, 2009 was $1.2 million. Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, and recreation vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles.
     Allegheny Services, Inc. is a Delaware investment company that holds mortgage loans originated through our wholesale lending operation as well as municipal bonds. In addition, Allegheny Services, Inc. has loans to both Northwest Savings Bank and Northwest Consumer Discount Company. At June 30, 2009, Northwest Savings Bank had an equity investment in Allegheny Services, Inc. of $643.7 million, and for the six months ended June 30, 2009, Allegheny Services, Inc. had net income of $9.5 million.
     Boetger and Associates, Inc. is an actuarial and employee benefits consulting firm that specializes in the design, implementation and administration of qualified retirement plan programs. At June 30, 2009, Northwest Savings Bank had an equity investment of $1.6 million in Boetger and Associates and for the six months ended June 30, 2009, Boetger and Associates had net income of $37,000.
     Northwest Capital Group’s principal activity is to own, operate and ultimately divest of properties that were acquired in foreclosure. At June 30, 2009, Northwest Savings Bank had an equity investment of

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$695,000 in Northwest Capital Group and reported a net loss of $7,000 for the six months ended June 30, 2009.
     Federal regulations require insured institutions to provide 30 days advance notice to the Federal Deposit Insurance Corporation before establishing or acquiring a subsidiary or conducting a new activity in a subsidiary. The insured institution must also provide the Federal Deposit Insurance Corporation such information as may be required by applicable regulations and must conduct the activity in accordance with the rules and orders of the Federal Deposit Insurance Corporation. In addition to other enforcement and supervision powers, the Federal Deposit Insurance Corporation may determine after notice and opportunity for a hearing that the continuation of a savings bank’s ownership of or relation to a subsidiary constitutes a serious risk to the safety, soundness or stability of the savings bank, or is inconsistent with the purposes of federal banking laws. Upon the making of such a determination, the Federal Deposit Insurance Corporation may order the savings bank to divest the subsidiary or take other actions.
Personnel
     As of June 30, 2009, we had 1,697 full-time and 316 part-time employees (including employees of our wholly owned subsidiaries). None of our employees is represented by a collective bargaining group. We believe our working relationship with our employees to be good.
Legal Proceedings
     We and our subsidiaries are subject to various legal actions arising in the normal course of business. In the opinion of management, the resolution of these legal actions is not expected to have a material adverse effect on our financial position or results of operations.
Properties
     As of June 30, 2009, we conducted our business through our main office located in Warren, Pennsylvania, 132 other full-service offices and eight free-standing drive-up locations throughout our market area in northwest, southwest and central Pennsylvania, 14 offices in western New York, five offices in eastern Ohio, five offices in Maryland and three offices in south Florida. Northwest Savings Bank and its wholly owned subsidiaries also operated 49 consumer finance offices located throughout Pennsylvania. At June 30, 2009, our premises and equipment had an aggregate net book value of approximately $119.9 million.
Expense Allocation
     Northwest Savings Bank has entered into an agreement with Northwest Bancorp, Inc. and Northwest Bancorp, MHC and any successor (Northwest Bancshares, Inc.) to provide it with certain administrative support services for compensation not less than the fair market value of the services provided.
SUPERVISION AND REGULATION
General
     Northwest Savings Bank is a Pennsylvania-chartered savings bank whose deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Deposit Insurance Fund. Northwest Savings Bank is subject to extensive regulation by the Department of Banking of the Commonwealth of Pennsylvania, as its chartering agency, and by the Federal Deposit Insurance

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Corporation, as the insurer of its deposit accounts. Northwest Savings Bank must file reports with the Department of Banking of the Commonwealth of Pennsylvania and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions including, but not limited to, mergers with or acquisitions of other financial institutions. Northwest Savings Bank is examined periodically by the Department of Banking of the Commonwealth of Pennsylvania and the Federal Deposit Insurance Corporation to test Northwest Savings Bank’s compliance with various regulatory requirements. This regulation and supervision, as well as federal and state law, establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and with their examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
     Any change in these laws or regulations, whether by the Department of Banking of the Commonwealth of Pennsylvania or the Federal Deposit Insurance Corporation, could have a material adverse impact on Northwest Bancshares, Inc., Northwest Savings Bank and their respective operations.
     Northwest Bancshares, Inc., as a savings and loan holding company following the conversion, will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision. Northwest Bancshares, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
     Certain of the regulatory requirements that are or will be applicable to Northwest Savings Bank and Northwest Bancshares, Inc. are described below. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Northwest Savings Bank and Northwest Bancshares, Inc. and is qualified in its entirety by reference to the actual statutes and regulations.
Pennsylvania Savings Bank Law
     The Pennsylvania Banking Code of 1965, as amended (the “Banking Code”) contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees, and depositors, as well as corporate powers, savings and investment operations and other aspects of Northwest Savings Bank and its affairs. The Banking Code delegates extensive rulemaking power and administrative discretion to the Department of Banking of the Commonwealth of Pennsylvania so that the supervision and regulation of state-chartered savings banks is flexible and readily responsive to changes in economic conditions and in savings and lending practices.
     One of the purposes of the Banking Code is to provide savings banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws as well as other state, federal and foreign laws. A Pennsylvania savings bank may locate or change the location of its principal place of business and establish an office anywhere in, or adjacent to, Pennsylvania, with the prior approval of the Department of Banking of the Commonwealth of Pennsylvania.
     The Department of Banking of the Commonwealth of Pennsylvania generally examines each savings bank not less frequently than once every two years. Although the Department of Banking of the Commonwealth of Pennsylvania may accept the examinations and reports of the Federal Deposit Insurance Corporation in lieu of the Department of Banking of the Commonwealth of Pennsylvania’s

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examination, the current practice is for the Department of Banking of the Commonwealth of Pennsylvania to conduct individual examinations. The Department of Banking of the Commonwealth of Pennsylvania may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney, or employee of a savings bank engaged in an objectionable activity, after the Department of Banking of the Commonwealth of Pennsylvania has ordered the activity to be terminated, to show cause at a hearing before the Department of Banking of the Commonwealth of Pennsylvania why such person should not be removed.
Insurance of Deposit Accounts
     Deposit accounts at Northwest Savings Bank are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. Northwest Savings Bank’s deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) temporarily (until December 31, 2013) raised the basic limit on federal deposit insurance coverage from $100,000 to $250,000 per depositor.
     The Federal Deposit Insurance Corporation imposes an assessment against all depository institutions for deposit insurance. This assessment is based on the risk category of the institution and, prior to 2009, ranged from five to 43 basis points of the institution’s deposits. On December 22, 2008, the Federal Deposit Insurance Corporation issued a final rule that raises the current deposit insurance assessment rates uniformly by seven basis points (to a range from 12 to 50 basis points) effective for the first quarter 2009. On February 27, 2009 the Federal Deposit Insurance Corporation issued a final rule that will alter the way the Federal Deposit Insurance Corporation calculate federal deposit insurance assessment rates beginning in the second quarter at 2009. Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate. This initial base assessment rate would range, depending on the risk category of the institution, from 12 to 45 basis points. The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate. The adjustment to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits. The total base assessment rate would range from seven to 77.5 basis points of the institution’s deposits.
     On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment is payable on September 30, 2009. We recorded an expense of $3.3 million during the quarter ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation’s board of directors to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation’s board of directors believes would adversely affect public confidence or to a level that will be close to or below zero. The Federal Deposit Insurance Corporation has publicly announced that it is probable that it will levy an additional special assessment of up to five basis points later in 2009, the amount and timing of which are currently uncertain. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the

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appropriate period. In addition, the Federal Deposit Insurance Corporation materially increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase substantially compared to prior periods.
     In addition to Federal Deposit Insurance Corporation premiums, the Financing Corporation is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance cost and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended December 31, 2008, the annualized Financing Corporation assessment was equal to 1.14% for each $100 in domestic deposits maintained at an institution.
     Temporary Liquidity Guarantee Program. On October 14, 2008, the Federal Deposit Insurance Corporation announced a new program – the Temporary Liquidity Guarantee Program. This program has two components. One guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on a Federal Deposit Insurance Corporation-guaranteed debt instrument upon the uncured failure of the participating entity to make a timely payment of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until June 30, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions will pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. Northwest Savings Bank has opted not to participate in this component of the Temporary Liquidity Guarantee Program.
     The other component of the program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until December 31, 2009. An annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed on a quarterly basis to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. Northwest Savings Bank has opted to participate in this component of the Temporary Liquidity Guarantee Program.
Capital Requirements
     Any savings institution that fails any of the Federal Deposit Insurance Corporation capital requirements is subject to possible enforcement actions by the Federal Deposit Insurance Corporation. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on an institution’s operations, termination of federal deposit insurance, and the appointment of a conservator or receiver. Certain actions are required by law. The Federal Deposit Insurance Corporation’s capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.
     Northwest Savings Bank is also subject to more stringent capital guidelines of the Department of Banking of the Commonwealth of Pennsylvania. Although not adopted in regulation form, the Department of Banking of the Commonwealth of Pennsylvania utilizes capital standards of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Federal Deposit Insurance Corporation.

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Prompt Corrective Action
     Under federal regulations, a bank shall be deemed to be (i) “well capitalized” if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized). As of June 30, 2009, Northwest Savings Bank was “well-capitalized” for this purpose. See “Historical and Pro Forma Regulatory Capital Compliance.”
Loans-to-One Borrower Limitation
     Under federal regulations, with certain limited exceptions, a Pennsylvania chartered savings bank may lend to a single or related group of borrowers on an “unsecured” basis an amount equal to 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. Our internal policy, however, is to make no loans either individually or in the aggregate to one entity in excess of $15.0 million. However, in special circumstances this limit may be exceeded subject to the approval of the board of directors.
Activities and Investments of Insured State-Chartered Banks
     Federal law generally limits the activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered banks to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank’s total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors’, trustees’, and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.
The USA PATRIOT Act
     The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA Patriot Act also requires the federal banking agencies to take into consideration the effectiveness of controls designed to combat money-laundering

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activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.
Holding Company Regulation
     General. Federal law allows a state savings bank, such as Northwest Savings Bank, that qualifies as a “Qualified Thrift Lender,” as discussed below, to elect to be treated as a savings association for purposes of the savings and loan company provisions of the Home Owners’ Loan Act of 1933, as amended. Such election results in its holding company being regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. In 2001, Northwest Bancorp, Inc. and Northwest Bancorp, MHC made such election by converting from a Pennsylvania corporation and a Pennsylvania mutual holding company to a Federal corporation and Federal mutual holding company, respectively. In connection with the conversion, Northwest Bancshares, Inc. is making a similar election. Therefore, upon completion of the conversion, Northwest Bancshares, Inc. will be a savings and loan holding company within the meaning of the Home Owners’ Loan Act of 1933, as amended. As such, Northwest Bancshares, Inc. will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over Northwest Bancshares, Inc. and any nonsavings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.
     Permissible Activities. Under present law, the business activities of Northwest Bancshares, Inc. will be generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.
     Federal law prohibits a savings and loan holding company, including Northwest Bancshares, Inc., directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.
     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:
(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

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(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.
     The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
     Qualified Thrift Lender Test. To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), Northwest Savings Bank must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Northwest Savings Bank must be a “domestic building and loan association,” as defined in the Internal Revenue Code, or comply with the Qualified Thrift Lender test. Under the Qualified Thrift Lender test, a savings institution is required to maintain at least 65% of its “portfolio assets” (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12-month period. As of June 30, 2009 Northwest Savings Bank met the Qualified Thrift Lender test.
Federal Securities Laws
     We have filed with the Securities and Exchange Commission registration statements under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering and in connection with the conversion. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
     The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.
Sarbanes-Oxley Act of 2002
     The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.

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Regulatory Enforcement Authority
     Federal law provides federal banking regulators with substantial enforcement powers. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders, and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.
FEDERAL AND STATE TAXATION
     Federal Taxation. For federal income tax purposes, Northwest Bancshares, Inc. will file a consolidated federal income tax return with its wholly owned subsidiaries on a calendar year basis. The applicable federal income tax expense or benefit will be properly allocated to each subsidiary based upon taxable income or loss calculated on a separate company basis.
     We account for income taxes in accordance with SFAS 109. The asset and liability method accounts for deferred income taxes by applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws.
     Northwest Bancorp, Inc. is currently under examination by the Internal Revenue Service for the December 31, 2007 tax period. The statute of limitations is open for examinations by the Internal Revenue Service for the tax years ended December 31, 2007 and 2008.
     State Taxation. Northwest Bancshares, Inc. will be subject to the Corporate Net Income Tax and the Capital Stock Tax of the Commonwealth of Pennsylvania. Dividends received from Northwest Savings Bank qualify for a 100% dividends received deduction and are not subject to Corporate Net Income Tax. In addition, our investments in our subsidiaries will qualify as exempt intangible assets and greatly reduce the amount of Capital Stock Tax assessed.
     Northwest Savings Bank is subject to the Mutual Thrift Institutions Tax of the Commonwealth of Pennsylvania based on Northwest Savings Bank’s financial net income determined in accordance with generally accepted accounting principles with certain adjustments. The tax rate under the Mutual Thrift Institutions Tax is 11.5%. Interest on Pennsylvania and federal obligations is excluded from net income. An allocable portion of interest expense incurred to carry the obligations is disallowed as a deduction. Northwest Savings Bank is also subject to taxes in the other states in which it conducts business. These taxes are apportioned based upon the volume of business conducted in those states as a percentage of the whole. Because a majority of Northwest Savings Bank’s affairs are conducted in, or adjacent to, Pennsylvania, taxes paid to other states are not material.
     The subsidiaries of Northwest Savings Bank are subject to the Corporate Net Income Tax and the Capital Stock Tax of the Commonwealth of Pennsylvania and other applicable taxes in the states where they conduct business.
     As a Maryland business corporation, Northwest Bancshares, Inc. will be required to file annual returns with the State of Maryland.

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MANAGEMENT
     The board of directors of Northwest Bancshares, Inc. will consist of nine individuals who currently serve as directors of Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank. The board of directors of Northwest Bancshares, Inc. will be divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year. The directors will be elected by the stockholders of Northwest Bancshares, Inc. for three-year terms, and until their successors are elected and have qualified. The terms of the directors of each of Northwest Bancshares, Inc. and Northwest Savings Bank are identical. The executive officers of Northwest Bancshares, Inc. are also executive officers of Northwest Bancorp, Inc. We expect that Northwest Bancshares, Inc. and Northwest Savings Bank will continue to have common directors until there is a business reason to establish separate management structures.
     The following individuals will serve as the executive officers of Northwest Bancshares, Inc. and hold the offices set forth below opposite their name.

Name	Positions Held
William J. Wagner	President and Chief Executive Officer
William W. Harvey, Jr.	Executive Vice President and Chief Financial Officer
Gregory C. LaRocca	Executive Vice President and Corporate Secretary
Steven G. Fisher	Executive Vice President — Banking Services
     Executive officers of Northwest Bancshares, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.

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     The following table provides the positions, ages and terms of office as applicable to our directors and executive officers along with the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, as of                     , 2009.

					Shares of Common
		Positions Held in Northwest	Director	Current Term	Stock Beneficially		Percent
Name (1)	Age	Bancorp, Inc.	Since (2)	to Expire	Owned (3)		of Class
DIRECTORS

John M. Bauer	67	Director	1999	2009	33,359	(5)	*
Richard L. Carr	67	Director	1982	2009	58,745	(4)	*
Thomas K. Creal, III	70	Director	1982	2011	9,605	(11)	*
Robert G. Ferrier	69	Director	1980	2010	32,946	(7)	*
A. Paul King	65	Director	2001	2011	36,235	(12)	*
Joseph F. Long	67	Director	2001	2010	49,831	(9)	*
Richard E. McDowell	65	Director	1972	2010	75,729	(8)	*
Philip M. Tredway	60	Director	2007	2009	2,557	(6)	*
William J. Wagner	55	Chairman of the Board, President and Chief Executive Officer	1994	2011	231,035	(10)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca	58	Executive Vice President and Corporate Secretary	N/A	N/A	114,674	(13)	*
William W. Harvey, Jr.	42	Executive Vice President- Finance and Chief Financial Officer	N/A	N/A	51,834	(14)	*
Steven G. Fisher	52	Executive Vice President-Banking Services	N/A	N/A	88,050	(15)	*
All Directors and Executive Officers as a Group (12 persons)							%

*	Less than 1%.

(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)	Reflects initial appointment to the board of directors of Northwest Savings Bank for directors elected prior to 1998. Each director of Northwest Bancorp, Inc. is also a trustee of Northwest Bancorp, MHC, which owns the majority of the issued and outstanding shares of common stock.

(3)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(4)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)	Includes options to purchase 15,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)	Includes options to purchase 400 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)	Includes options to purchase 20,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)	Includes options to purchase 60,600 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)	Includes options to purchase 8,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)	Includes options to purchase 20,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)	Includes options to purchase 29,350 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)	Includes options to purchase 31,100 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

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(15)	Includes options to purchase 25,050 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
The Business Background of Our Directors and Executive Officers.
     The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.
Directors
     The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated.
     William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancorp, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancorp, Inc. in July 2003. Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the board of directors in 1994. Mr. Wagner is a certified public accountant.
     John M. Bauer is co-founder and partner of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania, where he also served as President from 1989 through 2008. In 2008 he assumed the role of Co-Chairman of the company.
     Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. Mr. Carr was appointed Lead Director of Northwest Bancorp, Inc. in 2003.
     Thomas K. Creal, III is a self employed architectural consultant. He previously served as an architect in the architectural firm of Habiterra Architecture & Landscape Architecture, in Warren, Pennsylvania from 2003 until his retirement in December 2007, and was an owner/partner in the firm’s predecessor from 1970 to 2003.
     Robert G. Ferrier has been President of Ferrier’s True Value Hardware, Erie, Pennsylvania since 1957.
     A. Paul King has been President of Oral Surgery of Erie, Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. Dr. King was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000.
     Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee.
     Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1970 until August 2002.

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     Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982.
Executive Officers who are not Directors
     The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.
     Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President of the Investment and Trust Services Group and the Deposit Administration Department, and as Corporate Secretary for Northwest Savings Bank and Northwest Bancorp, Inc. He was previously Chief Executive Officer of American Federal Savings, which merged with Northwest Savings Bank in March 1992.
     William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancorp, Inc. Mr. Harvey is a certified public accountant.
     Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group. He was formerly Senior Vice President of Operations of Northwest Savings Bank.
Board Independence
     The board of directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell, and Tredway are each “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank. In addition, the board of directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.
     In determining the independence of the directors listed above, the board of directors reviewed the following transactions, none of which are required to be reported under “—Compensation Committee Interlocks and Insider Participation,” below. Directors Carr and McDowell each have a Northwest Savings Bank credit card. Directors Carr, King and McDowell have a home equity line of credit with Northwest Savings Bank. Director Ferrier has a mortgage loan and a home equity line of credit with Northwest Savings Bank. Director Bauer has a credit card and a commercial line of credit with Northwest Savings Bank. Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Carr, Bauer, King, Creal, Ferrier, Long and McDowell.
Compensation Committee Interlocks and Insider Participation
     Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell and Tredway. None of these individuals was an officer or employee of Northwest Bancorp, Inc. during the year ended December 31, 2008, or is a former officer of Northwest Bancorp, Inc.

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     The following table sets forth information with respect to loans made by Northwest Savings Bank to Director Ferrier, pursuant to which Director Ferrier received interest rate discounts available to employees of Northwest Savings Bank, as described in “—Compensation Committee Interlocks and Insider Participation.” These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

		Nature	Largest Aggregate		Principal	Principal Paid	Interest Paid
		Of	Balance over	Interest	Balance	01/01/09 to	01/01/09 to
Name	Position	Transaction	Disclosure Period	Rate	06/30/09	06/30/09	06/30/09
Robert G. Ferrier	Director	Mortgage Fixed Term	$292,435	4.875% Fixed	$278,180	$14,255	$7,143
		Home Equity Line of Credit	$35,346	Prime + 2.50% Variable	$28,375	$18,000	$1,319
     During the year ended December 31, 2008, (i) no executive of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; (ii) no executive officer of Northwest Bancorp, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; and (iii) no executive officer of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancorp, Inc.
Compensation Discussion and Analysis
     Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall corporate compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In that regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:
•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed in a competitive market environment;

•	assist in balancing the sometimes competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•	use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and to provide a retention incentive.

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     At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Senior Vice President of Human Resources. These reviews are intended to assure:
•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses and equity awards is competitive; and

•	the overall program is aligned with stockholders’ interest.
     The senior management compensation program utilizes competitive peer group information to determine base salary and annual cash bonus levels. We establish compensation levels for all positions with a goal that the total compensation paid for that position will approximate the market median (50th percentile). Market compensation is developed using national and/or regional financial industry data for executives and other management-level employees, and regional and/or local pay practices for other employees.
     Compensation Program. Compensation paid to our executive officers for 2008 consisted primarily of performance-based salary, annual cash bonuses and stock option awards. An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail asset growth as well as the performance of the individual employee. In addition, all of our employees, including executive officers, generally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service. Stock option awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provides an incentive for our key employees to remain employed with us. Approximately 350, or 17%, of our employees receive these stock option awards. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, the executive officers participate in a senior management life insurance plan and the Chief Executive Officer participates in a supplemental employee retirement plan.
     Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2008. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.
     The Compensation Committee reviewed 2008 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The Compensation Committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.
     Market Comparisons. In determining executive officer compensation, we utilize market information that is provided by our Senior Vice President of Human Resources, which is supported by survey data from two compensation consultants. We establish compensation targets for all of our employees so that their total compensation opportunity would approximate the market median (50th percentile). For the year ended December 31, 2008, our Senior Vice President of Human Resources utilized survey data from two nationally recognized compensation consultants (Watson Wyatt and

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William M. Mercer) in reviewing compensation for all employees. However, we also utilized the following peer group in determining market compensation for our executive officers:
First Commonwealth Financial Corporation
First Niagara Financial Group, Inc.
F.N.B. Corporation
National Penn Bancshares, Inc.
Provident Bancshares Corporation
S&T Bancorp, Inc.
Susquehanna Bancshares, Inc.
     Compensation data for our peer group is reviewed for reasonableness. In addition to this review, we rely primarily on certified market data for each job classification and responsibilities.
     Base Salary. Members of senior management, and all other employees, receive base salaries determined by the responsibilities, skills, performance, growth and experience related to their respective positions. Other factors considered in base salary determination are the competitiveness of total compensation and our ability to pay an appropriate and competitive salary. Base salaries are targeted consistent with our goal that our employees total compensation opportunity would approximate the market median (50th percentile). Specifically, base salaries range between 80% and 120% of the midpoint of the base salary established for each salary range. Base salaries above target (midpoint) will be limited to those whose performance clearly exceeds expectations. Performance expectations include measures of results and how results are achieved. Employees are eligible for periodic (normally annual) merit increases in their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, position of salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee reviews and approves any salary increases for executive officers. The base salary for each of the Named Executive Officers is reflected in the “Summary Compensation Table.”
     Annual Cash Incentive. We provide performance-based cash incentive awards to over 350 eligible management personnel, including executive officers, under the Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing us to control fixed compensation expense. Funding for the Management Bonus Plan is based on an assessment of our actual financial performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. Cash incentives are paid no later than March 15 of each year. For the year ended December 31, 2008, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail asset growth. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement as set forth in our strategic initiatives. Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel.
     The Management Bonus Plan sets forth eight levels of corporate performance targets, with the lowest level (Level 1) resulting in no cash incentive payments to the Named Executive Officers, and, for the 2008, the highest level (Level 8) resulting in cash incentive payments up to 35% of base salary. The performance targets for Levels 2, 5 and 8, which would result in cash incentive payments of 10%, 23% and 35% of base salary, respectively (the amounts set forth in the columns entitled “Threshold,” “Target” and “Maximum” under the “Estimated future payouts under Non-equity incentive plan awards” section of

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the table entitled “Grants Of Plan-Based Awards For The Year Ended December 31, 2008”) are as follows:

Bonus Level Under Management Bonus Plan
	Level 2	Level 5	Level 8
	(10% of	(23% of	(35% of
	Base Salary)	Base Salary)	Base Salary)
Performance Measure
Return on Average Assets	0.75% to 0.79%	0.90% to 0.94%	Greater than 1.10%
Return on Average Equity	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Return on Average Tangible Equity	12.00% to 12.99%	15.00% to 16.99%	Greater than 18.00%
Percentage Growth in Earnings Per Share	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Retail Asset Growth	4.00% to 5.99%	10.00% to 11.99%	Greater than 15.00%
     The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions. For the year ended December 31, 2008, the Compensation Committee considered certain gains and losses in determining our performance under the Management Bonus Plan. The Committee excluded from operating results income resulting from Visa’s initial public offering, gains on the sale of investment securities and gains from the reversal of tax reserves. The Committee also excluded from operating results losses resulting from the impairment write-down on investment securities, a prepayment penalty on Federal Home Loan Bank borrowings, loan loss provisions in amounts that exceeded net loan charge-offs and a valuation adjustment on the value of mortgage servicing rights.
     Long-Term Stock-Based Compensation. The purpose of our 2004 Stock Option Plan and our 2008 Stock Option Plan is to advance the interests of Northwest Bancorp, Inc. and its stockholders by providing key employees and outside directors, upon whose judgment, initiative and efforts the successful conduct of our business largely depends, with an additional incentive to perform in a superior manner. The plan was also designed to reward seniority as well as longevity and to attract and retain people of experience and ability.
     Each of our stock option plans was approved by our stockholders. The intention of the Compensation Committee with respect to the 2004 Stock Option Plan was to distribute a total of 655,552 shares to key employees in four distributions and with respect to the 2008 Stock Option Plan is to distribute a total of 1,750,000 shares to key employees and directors in up to seven distributions, with all grants based upon the level of responsibility of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.
     Grants of stock options to an individual are based primarily on the individual’s level of responsibility and their performance. During the year ended December 31, 2008, for each of the 2004 and 2008 stock option plans, the Chief Executive Officer was eligible to receive 9,500 stock options if he exceeded individual performance expectations, and 4,750 stock options if he met individual performance goals. Similarly, the other Named Executive Officers were eligible to receive 5,750 stock options if individual performance goals were exceeded, and 2,875 stock options if individual performance goals were met. For the year ended December 31, 2008, each Named Executive Officer received stock options based upon their exceeding individual performance expectations.
     In addition to stock options, Named Executive Officers also received grants of restricted stock during the year ended December 31, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. No grants were made under this plan to the Named Executive Officers during the year ended December 31, 2008.

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     Employment Agreements. We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”
     Retirement Plans. All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See “Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21, completed six or more months of continuous service and have worked 1,000 hours or more are eligible to participate in our 401(k) plan. The 401(k) plan was modified as of January 1, 2008 to allow for immediate participation in the plan after age 21. The one year of service and 1,000 hour eligibility requirements still must be met before becoming eligible for the company match. Additionally, the plan was changed to allow for the company match to be made in Northwest Bancorp stock. Employees may elect to diversify their portion of matching funds in other investment options. We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our employee stock ownership plan. Allocations under the plan are based upon an employee’s salary in relation to the salary of all other qualified employees. Annual contributions to this plan are discretionary and no contributions were made during 2008.
     Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

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Executive Compensation
     The following table sets forth for the years ended December 31, 2008, 2007 and 2006 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancorp, Inc. or Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
							Change in
							pension value
							and
							nonqualified
						Non-equity	deferred
						incentive plan	compensation	All other
Name and principal				Stock awards	Option	compensation	earnings	compensation
position	Year	Salary ($)	Bonus ($)	($)(1)	awards ($)(2)	($)	($)(3)	($)(4)	Total ($)
William J. Wagner,	2008	473,322	23,666	65,117	166,245	86,800	160,039	27,303	1,002,492
Chairman of the Board, President	2007	457,190	22,859	65,117	52,964	46,500	76,415	33,956	755,001
and Chief Executive Officer	2006	441,741	22,087	65,117	45,862	44,900	161,926	32,402	814,035

William W. Harvey, Jr.	2008	209,769	10,488	51,408	30,172	40,500	24,790	11,328	378,455
Executive Vice President- Finance	2007	180,388	9,019	51,408	28,955	19,500	9,407	13,232	308,009
and Chief Financial Officer	2006	152,900	7,645	51,408	23,066	13,300	14,862	13,093	276,274

Gregory C. LaRocca,	2008	212,307	10,615	30,845	35,248	40,500	61,764	15,953	407,232
Executive Vice President and	2007	190,527	9,526	30,845	29,383	20,000	33,102	16,652	326,035
Corporate Secretary	2006	176,867	8,843	30,845	42,766	14,500	52,169	16,365	342,355

Robert A. Ordiway,	2008	216,166	10,808	30,845	35,248	40,500	71,712	16,793	422,072
Executive Vice President,	2007	203,116	10,156	30,845	29,383	20,800	48,952	14,968	354,020
Marketing and Facilities (5)	2006	193,913	9,696	30,845	42,766	15,900	91,729	15,124	399,973

Steven G. Fisher,	2008	209,769	10,488	30,845	91,419	40,500	68,005	13,229	464,255
Executive Vice President,	2007	180,388	9,019	30,845	26,092	19,500	32,178	12,392	306,514
Banking Services	2006	152,900	7,645	30,845	21,391	13,300	43,904	11,860	281,845
(footnotes on following page)

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(footnotes from previous page)

(1)	Reflects the value of all stock awards that vested during the applicable year that were granted on March 16, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. The value is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards for 2008, 2007 and 2006 are included in Notes 1(o) and 15(d) to our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, respectively, as filed with the Securities and Exchange Commission.

(2)	Reflects the value of option awards that had been granted under the Northwest Bancorp, Inc. 2000, 2004 and 2008 Stock Option Plans. The value is the amount recognized for financial statement reporting purposes in accordance with SFAS 123(R), including the immediate expense for those executive officers that qualify for normal retirement (all Named Executive Officers except for Mr. Harvey). The assumptions used in the valuation of these awards for 2008, 2007 and 2006 are included in Notes 1(o) and 15(e) to our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, respectively, as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value only.

(4)	The compensation represented by the amounts for 2008 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

	Company
	Contributions to	Company
	Qualified Defined	Paid Life	Restricted
	Contribution	Insurance	Stock	Total All Other
Name	Plan (a)	Premiums (b)	Dividends (c)	Compensation
William J. Wagner	$5,125	$17,496	$4,682	$27,303
William W. Harvey, Jr.	$6,293	$1,339	$3,696	$11,328
Gregory C. LaRocca	$6,110	$7,625	$2,218	$15,953
Robert A. Ordiway	$6,485	$8,090	$2,218	$16,793
Steven G. Fisher	$6,293	$4,718	$2,218	$13,229

(a)	Reflects contributions by Northwest Savings Bank to qualified defined contribution plans. Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation. For the year ended December 31, 2008, Northwest Savings Bank did not make a discretionary contribution to the employee stock ownership plan.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.

(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

(5)	Mr. Ordiway retired as an executive officer effective January 30, 2009.
     Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers. See “Employment Agreements.” Amounts listed in the “Bonus” column reflect a discretionary bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule. Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2008. Amounts listed in the “Non-equity incentive plan compensation” column reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive.” Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for SFAS 87 accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the SFAS 87 discount rate as well as changes due to the accrual of plan benefits.

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     Plan-Based Awards. The following table sets forth for the year ended December 31, 2008 certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2008
									All other
								All other	option	Exercise		Grant
								stock	awards:	or base	Closing	Date Fair
		Estimated future payouts under Non-			Estimated future payouts under equity-			awards:	number of	price of	Market	Value of
		equity incentive plan awards			incentive plan awards			number of	securities	option	Price on	Stock and
		Threshold		Maximum	Threshold		Maximum	shares or	underlying	awards	Date of	Option
Name	Grant date	($)(1)	Target ($)	($)	(#)	Target (#)	(#)	units (#)	options (#)	($/Sh)	Grant	Awards ($)
William J. Wagner	(2)	48,180	110,814	168,630	—	—	—	—	—	—	—	—
	(3)	—	—	—	4,750	9,500	9,500	—	—	16.84	16.50	13,870

William W. Harvey, Jr.	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Gregory C. LaRocca	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Robert A. Ordiway	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Steven G. Fisher	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

(1)	Reflects minimum amount payable under the relevant plan if a payment is to be made to the Named Executive Officer.

(2)	On an annual basis, Named Executive Officers are eligible to receive incentive cash bonuses under the Management Bonus Plan.

(3)	On an annual basis, Named Executive Officers are eligible to receive stock options under our stock option plans. Equity incentive plan awards for the year ended December 31, 2008 were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan.
     Grants of cash bonuses reflected in the above table were made under our Management Bonus Plan. For the year ended December 31, 2008, bonuses were paid in March 2009, in the amounts listed in the “Summary Compensation Table.” For a discussion of this plan, see “Compensation Discussion and Analysis—Annual Cash Incentive.”
     Grants of stock options reflected in the above table were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan. For the year ended December 31, 2008, options were awarded in February 2009 to each Named Executive Officer in the amounts listed in the “Target” column. Stock options vest over seven years beginning one year from the date of grant, but vesting is accelerated in the event of a change in control of Northwest Savings Bank or Northwest Bancorp, Inc., or in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65, or the attainment of age 55 having completed 15 years of service, or retiring at any age having completed at least 25 years of service). The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant. For a further discussion of grants made pursuant to this plan for the year ended December 31, 2008, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

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     Outstanding Equity Awards at Year End. The following tables set forth information with respect to outstanding equity awards as of December 31, 2008 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option awards						Stock awards
									Equity
				Equity incentive					incentive plan	Equity incentive
				plan awards:					awards:	plan awards:
	Number of	Number of		number of					number of	market or
	securities	securities		securities			Number of		unearned	payout value of
	underlying	underlying		underlying			shares or units	Market value of	shares, units or	unearned shares,
	unexercised	unexercised		unexercised	Option		of stock that	shares or units of	other rights	units or other
	options (#)	options (#)		unearned options	exercise price	Option	have not vested	stock that have	that have not	rights that have
Name	exercisable	unexercisable		(#)	($)	expiration date	(#)	not vested ($)	vested (#)	not vested ($)
William J. Wagner	8,600	—		—	9.780	10/17/11	6,080 (6)	129,990	—	—
	11,000	—		—	13.302	08/21/12
	11,000	—		—	16.590	08/20/13
	11,000	—		—	25.490	12/15/14
	5,700	3,800	(1)	—	22.930	01/19/15
	3,800	5,700	(2)	—	22.180	01/18/16
	1,900	7,600	(3)	—	25.890	01/17/17
	—	9,500	(4)	—	25.030	01/16/18
	—	9,500	(5)	—	22.030	11/19/18

William W. Harvey, Jr.	4,300	—		—	9.780	10/17/11	4,800 (6)	102,624	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	3,450	2,300	(1)	—	22.930	01/19/15
	2,300	3,450	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

Gregory C. LaRocca	4,300	—		—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

Robert A. Ordiway	4,300	—		—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

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OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option awards					Stock awards
								Equity
			Equity incentive					incentive plan	Equity incentive
			plan awards:					awards:	plan awards:
	Number of	Number of	number of					number of	market or
	securities	securities	securities			Number of		unearned	payout value of
	underlying	underlying	underlying			shares or units	Market value of	shares, units or	unearned shares,
	unexercised	unexercised	unexercised	Option		of stock that	shares or units of	other rights	units or other
	options (#)	options (#)	unearned options	exercise price	Option	have not vested	stock that have	that have not	rights that have
Name	exercisable	unexercisable	(#)	($)	expiration date	(#)	not vested ($)	vested (#)	not vested ($)
Steven G. Fisher	4,300	—	—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—	—	13.302	08/21/12
	5,100	—	—	16.590	08/20/13
	5,100	—	—	25.490	12/15/14
	2,700	1,800 (1)	—	22.930	01/19/15
	1,800	2,700 (2)	—	22.180	01/18/16
	1,150	4,600 (3)	—	25.890	01/17/17
	—	5,750 (4)	—	25.030	01/16/18
	—	5,750 (5)	—	22.030	11/19/18

(1)	Remaining unexercisable options will vest equally on January 19, 2009 and 2010.

(2)	Remaining unexercisable options will vest equally on January 18, 2009, 2010 and 2011.

(3)	Remaining unexercisable options will vest equally on January 17, 2009, 2010, 2011 and 2012.

(4)	Remaining unexercisable options will vest equally over a seven-year period beginning January 16, 2009.

(5)	Remaining unexercisable options will vest equally over a seven-year period beginning November 19, 2009.

(6)	Unvested 2004 Recognition and Retention Plan shares will vest equally on March 16, 2009 and 2010.

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     Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2008 for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED
DECEMBER 31, 2008
	Option awards		Stock awards
	Number of shares		Number of shares
	acquired on exercise	Value realized on	acquired on vesting	Value realized on
Name	(#)	exercise ($)	(#)	vesting ($)(2)
William J. Wagner	—	—	3,040	82,749
William W. Harvey, Jr.	2,500	41,400 (1)	2,400	65,328
Gregory C. LaRocca	—	—	1,440	39,197
Robert A. Ordiway	—	—	1,440	39,197
Steven G. Fisher	—	—	1,440	39,197

(1)	Based on the difference between the $24.27 per share trading price on May 20, 2008 and the exercise price of $7.81.

(2)	Based on the $27.22 per share trading price of our common stock on March 16, 2008.
     Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2008 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2008
			Present value of
		Number of years	accumulated benefit	Payments during last
Name	Plan name	credited service (#)	($)	fiscal year ($)
William J. Wagner	Northwest Savings Bank Pension Plan	25	581,691	—

	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	25	644,456	—
William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	13	93,924	—
Gregory C. LaRocca	Northwest Savings Bank Pension Plan	23	415,381	—
Robert A. Ordiway	Northwest Savings Bank Pension Plan	34	781,097	—
Steven G. Fisher	Northwest Savings Bank Pension Plan	25	316,598	—

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     Nonqualified Deferred Compensation. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2008 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2008
	Executive	Registrant	Aggregate	Aggregate	Aggregate balance
	contributions in	contributions in	earnings in last	withdrawals/	at last fiscal year
Name	last fiscal year ($)	last fiscal year ($)	fiscal year ($)	distributions ($)	end ($)
William J. Wagner	—	—	613 (1)	—	17,520 (1)
William W. Harvey, Jr.	—	—	—	—	—
Gregory C. LaRocca	—	—	—	—	—
Robert A. Ordiway	—	—	—	—	—
Steven G. Fisher	—	—	—	—	—

(1)	Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”
     Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan. Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus. Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year. The interest rate paid for 2008 was 3.58%. Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.
Employment Agreements
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank are parties to a three-year employment agreement with William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director or trustee of Northwest Bancorp, MHC, Northwest Savings Bank and Northwest Bancorp, Inc. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner’s base salary ($481,800, effective July 1, 2008) is reviewed annually and may be increased but not decreased. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:
(i)	three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.
To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following

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the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank and Messrs. LaRocca, Ordiway, Harvey and Fisher (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2008, Mr. LaRocca’s base salary was $225,000; Mr. Ordiway’s base salary was $225,000; Mr. Harvey’s base salary was $225,000 and Mr. Fisher’s base salary was $225,000. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below). Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 18 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     The following provisions apply to all of the employment agreements. If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options awarded to the executive shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest

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Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancorp, MHC or Northwest Bancorp, Inc. shall make such payments. The employment agreements are binding on successors to Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank.
     The following definitions apply to all of the employment agreements.
     Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or other material breach of any provision of the employment agreement. In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry. No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank.
     Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:
(i)	reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)	in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director or trustee of Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)	in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)	a relocation of the executive’s principal place of employment by more than 30 miles;

(v)	liquidation or dissolution of Northwest Bancorp, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)	breach of the employment agreement by Northwest Bancorp, Inc. or Northwest Savings Bank.

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     “Change in control” means a change in control of a nature that:
(i)	would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)	results in a change in control of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)	a change in control shall be deemed to have occurred at such time as:
(a)	any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than Northwest Bancorp, MHC is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancorp, Inc. representing 25% or more of the combined voting power of Northwest Bancorp, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)	individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancorp, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or similar transaction in which Northwest Bancorp, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)	a proxy statement soliciting proxies from stockholders of Northwest Bancorp, Inc., by someone other than the current management of Northwest Bancorp, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancorp, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancorp, Inc. is approved by Northwest Bancorp, Inc.’s board of directors or the requisite vote of Northwest Bancorp, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northwest Bancorp, Inc. and the shareholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancorp, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
     Each of the executives has acknowledged that mutual-to-stock conversion and the second step stock offering will not be treated as a change in control under the agreements.

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Potential Payments to Named Executive Officers
     The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2008, pursuant to each individual’s employment agreement, pursuant to stock options that have been granted under our stock option plans and pursuant to our policies with respect to health care and other benefits continuation. For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$1,445,400	—	—	$481,800	$905,400	—

Bonus payment	$210,498	$70,166	—	$70,166	$70,166	$70,166

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$43,073	—	—	$38,789	—	—

William W. Harvey, Jr.
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$29,988	$29,988	—	$29,988	$29,988	$29,988

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$21,536	—	—	$38,789	—	—

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Gregory C. LaRocca
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$30,615	$30,615	—	$30,615	$30,615	$30,615

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$21,536	—	—	$14,113	—	—

Robert A. Ordiway
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$31,608	$31,608	—	$31,608	$31,608	$31,608

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$21,536	—	—	$38,789	—	—

Steven G. Fisher
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$29,988	$29,988	—	$29,988	$29,988	$29,988

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$21,536	—	—	$38,789	—	—
Defined Benefit Plan
     Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”). All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan. Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At December 31, 2008, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.
     At the normal retirement age of 65, the plan is designed to provide a single life annuity benefit. The retirement benefits for employees hired or acquired prior to January 1, 2008 is an amount equal to

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1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of five years of service with us (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2008, we made contributions to the Retirement Plan of $6.0 million.
     Effective January 1, 2008, several changes were made to the Retirement Plan. The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008. Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).
     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2008, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$25,000	$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$50,000	$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$75,000	$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$100,000	$25,051	$33,402	$41,752	$44,752	$47,752	$47,752
$125,000	$33,301	$44,402	$55,502	$59,252	$63,002	$63,002
$150,000	$41,551	$55,402	$69,252	$73,752	$78,252	$78,252
$175,000	$49,801	$66,402	$83,002	$88,252	$93,502	$93,502
$200,000	$58,051	$77,402	$96,752	$102,752	$108,752	$108,752
$230,000 plus	$67,951	$90,602	$113,252	$120,152	$127,052	$127,052
     As of the plan year ended December 31, 2008, Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher had 25, 23, 34, 13 and 25 years of credited service (i.e., benefit service), respectively.
     The accrued annual pension benefit as of December 31, 2008 for Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher are $108,119, $64,016, $105,939, $38,218 and $75,132, respectively. As of December 31, 2008, Messrs. Wagner, LaRocca, Ordiway and Fisher qualified for early retirement under the Retirement Plan. If Messrs. Wagner, LaRocca, Ordiway and Fisher had retired on December 31, 2008, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $54,665, $38,762, $74,729 and $29,844, respectively.
Supplemental Executive Retirement Plan
     Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that

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may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2008, that limit was $230,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.
     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.
     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$25,051	$33,402	$41,752	$44,752	$47,752	$47,752
$125,000	$33,301	$44,402	$55,502	$59,252	$63,002	$63,002
$150,000	$41,551	$55,402	$69,252	$73,752	$78,252	$78,252
$175,000	$49,801	$66,402	$83,002	$88,252	$93,502	$93,502
$200,000	$58,051	$77,402	$96,752	$102,752	$108,752	$108,752
$250,000	$74,551	$99,402	$124,252	$131,752	$139,252	$139,252
$300,000	$91,051	$121,402	$151,752	$160,752	$169,752	$169,752
$350,000	$107,551	$143,402	$179,252	$189,752	$200,252	$200,252
$400,000	$124,051	$165,402	$206,752	$218,752	$230,752	$230,752
     At December 31, 2008, Mr. Wagner was the only Named Executive Officer participant in the SERP and he had 25 years of credited service under the SERP. Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $184,000 for the year ended December 31, 2008.
Life Insurance Coverage
     Northwest Savings Bank generally provides group term life insurance to its employees. The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage. Pay grade level determines the multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.
     Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan. This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.
     Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next $1,000. Multiples

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range from 150% to 500% based on pay grade levels. The Named Executives Officers are all in the highest multiple of 500%. The group term life insurance plan does not have a post-retirement death benefit provision. However, four of the five Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement. Through a special agreement in the group plan carve out provision, Mr. Ordiway will be provided with a post-retirement insurance benefit equal to fifty percent of his coverage in effect at the time of retirement. As of December 31, 2008, the pre-retirement death benefit amounts from the Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $700,000 for Mr. Ordiway; and $50,000 for Mr. Fisher. As of December 31, 2008, the post-retirement death benefit for Mr. Ordiway was $563,000.
     The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.
     The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2008 totaled $39,778, consisting of the following premiums: $17,598 for Mr. Wagner; $1,441 for Mr. Harvey; $7,727 for Mr. LaRocca; $8,192 for Mr. Ordiway; and $4,820 for Mr. Fisher. However, the imputed economic benefit for this life insurance coverage during 2008 was as follows: $17,496 for Mr. Wagner; $1,339 for Mr. Harvey; $7,625 for Mr. LaRocca; $8,090 for Mr. Ordiway; and $4,718 for Mr. Fisher. The imputed economic benefit to the Named Executive Officers of the 2008 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

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Directors’ Compensation
     The following table sets forth for the year ended December 31, 2008 certain information as to the total remuneration we paid to Northwest Bancorp, Inc.’s directors. Mr. Wagner does not receive separate compensation for his service as a director.

Director Compensation Table For the Year Ended December 31, 2008
						Non-equity	Change in pension value
	Fees earned or					incentive plan	and nonqualified	All other
	paid in cash	Stock awards		Option		compensation	deferred compensation	compensation
Name	($)	($)(1)		awards ($)(2)		($)	earnings ($)(3)	($)(4)	Total ($)
John M. Bauer	56,400	17,136	(5)	35,350	(5)	—	23,573	1,584	134,043
Richard L. Carr	69,500	17,136	(6)	35,350	(6)	—	21,976	1,584	145,546
Thomas K. Creal, III	62,700	17,136	(7)	35,350	(7)	—	27,354	1,584	144,124
Robert G. Ferrier	54,800	17,136	(8)	35,350	(8)	—	27,305	1,584	136,175
A. Paul King	53,400	17,136	(9)	35,350	(9)	—	19,258	1,584	126,728
Joseph F. Long	61,300	17,136	(10)	35,350	(10)	—	21,057	1,584	136,427
Richard E. McDowell	57,600	17,136	(11)	35,350	(11)	—	23,369	1,584	135,039
Philip M. Tredway	56,100	4,494	(12)(13)	2,587	(12)(14)	—	8,548	634	72,363

(1)	For all directors other than Mr. Tredway, reflects expense related to an award of 4,000 shares of restricted stock granted to each director on March 16, 2005 with a grant date fair value of $85,680 (based on a grant date fair value of $21.42 per share). This award vests equally over a five-year period beginning March 16, 2006. All values listed (including the value for Mr. Tredway) are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R). The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

(2)	Reflects expense related to an award of 3,000 stock options granted to each director on November 19, 2008 with a grant date fair value of $8,550 (based on a grant date fair value of $2.85 per stock option). This award vests equally over a seven-year period beginning November 19, 2009. These options have an exercise price of $22.03 per option. In addition, for all directors other than Mr. Tredway, reflects expense related to an award of 10,000 stock options granted to each director on January 19, 2005 with a grant date fair value of $67,000 (based on a grant date fair value of $6.70 per stock option). This award vests equally over a five-year period beginning January 19, 2006. Options have an exercise price of $22.93 per option. All values listed are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R), including the immediate expense for those directors that qualify for normal retirement, which includes all directors except Mr. Tredway. The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(e) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Bauer, $20,323 and $3,250; Mr. Carr. $20,206 and $1,770; Mr. Creal, $24,347 and $3,007; Mr. Ferrier, $22,426 and $4,879; Mr. King, $17,034 and $2,224; Mr. Long $20,166 and $891; Mr. McDowell, $17,046 and $6,323; and Mr. Tredway, $8,312 and $236.

(4)	Reflects dividends on unvested restricted stock awards.

(5)	At December 31, 2008, Mr. Bauer had 20,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(6)	At December 31, 2008, Mr. Carr had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(7)	At December 31, 2008, Mr. Creal had 13,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(8)	At December 31, 2008, Mr. Ferrier had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(9)	At December 31, 2008, Mr. King had 25,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(10)	At December 31, 2008, Mr. Long had 25,000 stock options outstanding and 1,600 unvested shares of restricted common stock

(11)	At December 31, 2008, Mr. McDowell had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(12)	At December 31, 2008, Mr. Tredway had 5,000 stock options outstanding and 640 unvested shares of restricted stock.

(13)	Reflects expense related to an award of 800 shares of restricted stock granted on June 20, 2007 with a grant date fair value of $22,472 (based on a grant date fair value of $28.09 per share). This award vests equally over a five-year period beginning June 20, 2008.

(14)	In addition to the 3,000 options granted on November 19, 2008 as described in footnote (2) above, reflects expense related to an award of 2,000 stock options granted on June 20, 2007 with a grant date fair value of $11,600 (based on a grant date fair value of $5.80 per option). This award vests equally over a five-year period beginning June 20, 2008. Options have an exercise price of $28.09 per option.

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     The full board of directors determines director compensation. In determining director compensation, we utilize peer group data that is provided by our President, Chief Executive Officer and Chairman of the Board, which is supported by survey data from compensation consultants.
     For the year ended December 31, 2008, nonemployee directors of Northwest Bancorp, Inc. and Northwest Savings Bank were paid a retainer of $16,200 per year plus $812.50 for each board meeting of Northwest Savings Bank and Northwest Bancorp, Inc. attended. Non-employee members of the Executive, Compensation, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancorp, Inc. and Northwest Savings Bank. The chairman of the Compensation, Trust, Audit and Risk Management committees were paid an additional $750 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year. Director Carr also received a fee of $1,500 per quarter as a retainer for his service as Lead Director for Northwest Bancorp, Inc. and Northwest Savings Bank. In addition, each member of the Board of Trustees of Northwest Bancorp, MHC was paid a retainer of $3,600 per year plus a fee of $200 for each board meeting attended. As of December 31, 2008, all directors of Northwest Bancorp, Inc. and Northwest Savings Bank were trustees of Northwest Bancorp, MHC.
     We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of his directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancorp, Inc. on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal annual installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.
     We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. During the year ended December 31, 2008, the expense to Northwest Savings Bank of the Directors Plan was $194,000.
     Options granted under our 2004 and 2008 Stock Option Plans, which grants are described in the footnotes to the table above, vest over a five-year and seven-year period, respectively. All nonstatutory

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options granted under the 2004 and 2008 Stock Option Plans expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancorp, Inc., nonstatutory options may be exercised for up to five years.
     Restricted shares granted under our 2004 Recognition and Retention Plan, which grants are described in the footnotes to the table above, vest over a five-year period. Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2004 Recognition and Retention Plan.
Benefits to be Considered Following Completion of the Conversion
     Following the offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. If the stock-based incentive plan is adopted within one year following the conversion, the number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the offering and issued to the charitable foundation, which when combined with our existing stock options and shares awarded under our existing stock option plans and recognition and retention plan will not exceed 10% and 4%, respectively, of the shares outstanding following the offering, in accordance with Office of Thrift Supervision regulations.
     We may fund our plans through open market purchases, as opposed to new issuance of common stock; however, if any options previously granted under our existing stock option plans are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test. The stock-based incentive plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Northwest Bancshares, Inc. common stock eligible to be cast. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based incentive plan if the plan is adopted within one year after the stock offering:
•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Northwest Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the offering;

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•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of the grant;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Northwest Savings Bank or Northwest Bancshares, Inc.; and

•	our executive officers or directors must exercise or forfeit their options in the event that Northwest Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.
     In the event either federal or state regulators change their regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.
SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
     The table below sets forth, for each of Northwest Bancshares, Inc.’s directors and executive officers and for all of the directors and executive officers as a group, the following information:
(i)	the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Northwest Bancorp, Inc. common stock as of , 2009;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total amount of Northwest Bancshares, Inc. common stock to be held upon consummation of the conversion.

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     In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “The Conversion and Offering—Limitations on Common Stock Purchases.” Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock in the		Total Common Stock to be Held
	Number of	Offering (1)			Percentage of
	Exchange Shares to	Number of		Number of	Total
Name of Beneficial Owner	be Held (2)	Shares	Amount	Shares	Outstanding
Directors:
William J. Wagner	480,437	15,000	$150,000	495,437	0.49%
John M. Bauer	69,370	500	5,000	69,870	0.07
Richard L. Carr	122,160	2,000	20,000	124,160	0.12
Thomas K. Creal, III	19,973	1,000	10,000	20,973	0.02
Robert G. Ferrier	68,511	4,000	40,000	72,511	0.07
A. Paul King	75,350	5,000	50,000	80,350	0.80
Joseph F. Long	103,623	1,000	10,000	104,623	0.10
Richard E. McDowell	157,478	5,000	50,000	162,478	0.16
Philip M. Tredway	5,317	500	5,000	5,817	0.01

Total	1,102,219	34,000	$340,000	1,136,219	1.11%

Executive Officers:
Gregory C. LaRocca	238,464	10,000	100,000	248,464	0.24
William W. Harvey	107,788	1,000	10,000	108,788	0.11
Steven G. Fisher	183,099	10,000	100,000	193,099	0.19

Total	529,351	21,000	$210,000	550,351	0.54

Total for Directors and Executive Officers	1,631,570	55,000	$550,000	1,686,570	1.65%

*	Less than 1%.

(1)	Includes proposed subscriptions, if any, by associates.

(2)	Based on information presented in “Beneficial Ownership of Common Stock” and assumes an exchange ratio of 2.075 shares for each share of Northwest Bancorp, Inc.
THE CONVERSION AND OFFERING
     The Boards of Directors of Northwest Bancorp, Inc. and Northwest Bancorp, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of Northwest Bancorp, MHC (depositors of Northwest Savings Bank) and the stockholders of Northwest Bancorp, Inc. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.
General
     Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form. Northwest Bancorp, MHC, the mutual holding company parent of Northwest Bancorp, Inc., will be merged into Northwest Savings Bank, and Northwest Bancorp, MHC will no longer exist. Northwest Bancorp, Inc., which owns 100% of Northwest Savings Bank, will be succeeded by a new Maryland corporation named Northwest Bancshares, Inc. As part of the conversion, the ownership interest in Northwest Bancorp, Inc. of Northwest Bancorp, MHC will be offered for sale in the offering by Northwest Bancshares, Inc. When the conversion is completed, all of the outstanding common stock of Northwest Savings Bank will be owned by Northwest Bancshares, Inc., and all of the outstanding common stock of Northwest Bancshares,

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Inc. will be owned by public stockholders (including the charitable foundation we intend to establish in connection with the conversion). A diagram of our corporate structure before and after the conversion is set forth in the “Summary” section of this prospectus.
     Under the plan of conversion and reorganization, at the conclusion of the offering, each share of Northwest Bancorp, Inc. common stock owned by persons other than Northwest Bancorp, MHC will be canceled and converted automatically into new shares of Northwest Bancshares, Inc. common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Northwest Bancorp, Inc. for new shares, the public stockholders will own the same percentage of shares of common stock of Northwest Bancshares, Inc. that they owned in Northwest Bancorp, Inc. immediately prior to the conversion, excluding any shares they purchased in the offering, cash paid in lieu of fractional shares and the effect of shares issued to the charitable foundation.
     Northwest Bancshares, Inc. intends to retain between $234.8 million and $318.8 million of the net proceeds, or $367.1 million if the offering range is increased by 15% (excluding the portion of the net proceeds loaned to our employee stock ownership plan and the cash contribution to the charitable foundation), and to contribute the balance of the net proceeds to Northwest Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.
     The plan of conversion and reorganization provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:
(i)	First, to depositors with accounts at Northwest Savings Bank with aggregate balances of at least $50.00 at the close of business on June 30, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering and issued to the charitable foundation.

(iii)	Third, to depositors with accounts at Northwest Savings Bank with aggregate balances of at least $50.00 at the close of business on [supplemental date].

(iv)	Fourth, to depositors of Northwest Savings Bank at the close of business on [voting record date].
     If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer shares of common stock for sale in a community offering to members of the general public, with a preference given in the following order:
(i)	Natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula; and

(ii)	Northwest Bancorp, Inc.’s public stockholders as of [stockholder record date].
     We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the

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completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”
     We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Northwest Bancshares, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each banking office of Northwest Savings Bank and at the Northeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Northwest Bancorp, MHC’s application to convert from mutual to stock form, of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion and reorganization is also an exhibit to Northwest Bancshares, Inc.’s Registration Statement on Form S-1, which is accessible on the Securities and Exchange Commission website, www.sec.gov. See “Where You Can Find Additional Information.”
Reasons for the Conversion and Offering
     Our board of directors decided at this time to convert to a fully public stock form of ownership and conduct the offering in order to increase our capital position. Completing the offering is necessary for us to continue to grow and execute our business strategy.
     Our primary reasons for converting and raising additional capital through the offering are:
•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any understandings or agreements regarding any specific acquisition transaction (except as described below);

•	to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (although, as of June 30, 2009, Northwest Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to a directive or recommendation from the Federal Deposit Insurance Corporation or the Pennsylvania Department of Banking to raise capital);

•	to support internal growth through lending in the communities we serve;

•	to finance the acquisition of branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction, except as disclosed below;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

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•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.
     As of June 30, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency.
     As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Northwest Bancorp, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.
Approvals Required — Plan of Conversion and Reorganization
     The affirmative vote of a majority of the total eligible votes of the members of Northwest Bancorp, MHC as of [voting record date] is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Northwest Bancorp, MHC (comprised of depositors of Northwest Savings Bank) will also be approving the merger of Northwest Bancorp, MHC into Northwest Savings Bank. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Northwest Bancorp, Inc., including shares held by Northwest Bancorp, MHC, and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Northwest Bancorp, Inc. held by the public stockholders of Northwest Bancorp, Inc. as of [stockholder record date] are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by such agency. The plan of conversion and reorganization also must be approved or receive non-objection from the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to complete the conversion; however, such approval or non-objection does not constitute a recommendation or endorsement of the plan of conversion and reorganization by those agencies.
Share Exchange Ratio for Current Stockholders
     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Northwest Bancorp, Inc. common stock will, on the effective date of the conversion, be automatically converted into the right to receive a number of shares of Northwest Bancshares, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Northwest Bancshares, Inc. after the conversion as they held in Northwest Bancorp, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of our currently outstanding Northwest Bancorp, Inc. common

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stock. The exchange ratio is based on the percentage of Northwest Bancorp, Inc. common stock held by the public, the independent valuation of Northwest Bancshares, Inc. prepared by RP Financial, LC. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.7676 exchange shares for each publicly held share of Northwest Bancorp, Inc. at the minimum of the offering range to 2.3914 exchange shares for each publicly held share of Northwest Bancorp, Inc. at the adjusted maximum of the offering range.
     If you are a stockholder of Northwest Bancorp, Inc., at the conclusion of the conversion, your shares will be exchanged for shares of Northwest Bancshares, Inc. The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.
     The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many whole shares of Northwest Bancshares, Inc. a hypothetical owner of Northwest Bancorp, Inc. common stock would receive in the exchange for 100 shares of Northwest Bancorp, Inc. common stock owned at the consummation of the conversion, depending on the number of shares issued in the offering.

			New Shares to be							New Shares
			Exchanged for				Total Shares of		Equivalent	That Would
			Existing Shares of				Common Stock to		Per Share	be Received
	New Shares to be Sold		Northwest Bancorp,		Shares to be issued		be Outstanding		Current	for 100
	in This Offering		Inc.		to the Foundation		After the	Exchange	Market	Existing
	Amount	Percent	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Shares
Minimum	53,975,000	62.23%	31,781,477	36.64%	979,500	1.13%	86,735,977	1.7676	$17.68	176
Midpoint	63,500,000	62.22%	37,389,973	36.64%	1,170,000	1.15%	102,059,973	2.0795	$20.80	207
Maximum	73,025,000	62.21%	42,998,469	36.63%	1,360,500	1.16%	117,383,969	2.3914	$23.91	239
15% above Adjusted Maximum	83,978,750	62.20%	49,448,239	36.63%	1,579,575	1.17	135,006,564	2.7501	$27.50	275

(1)	Represents the value of shares of Northwest Bancshares, Inc. received in the conversion by a holder of one share of Northwest Bancorp, Inc. at the exchange ratio, assuming the market price of $10.00 per share.
Exchange of Existing Stockholders’ Stock Certificates
     The conversion of existing outstanding shares of Northwest Bancorp, Inc. common stock into the right to receive shares of Northwest Bancshares, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Northwest Bancorp, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange stock certificates of Northwest Bancorp, Inc. common stock for stock certificates of Northwest Bancshares, Inc. common stock. We expect that stock certificates evidencing shares of Northwest Bancshares, Inc. common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Northwest Bancorp, Inc. stock certificates and other required documents. You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. Shares held by public stockholders through a brokerage account in “street name” will be exchanged automatically upon the conclusion of the conversion; no transmittal forms will be mailed relating to these shares.
     No fractional shares of Northwest Bancshares, Inc. common stock will be issued to any public stockholder of Northwest Bancorp, Inc. when the conversion is completed. For each fractional share that

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would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Northwest Bancorp, Inc. stock certificates. If your shares of common stock are held in street name (such as in a brokerage account), you will automatically receive cash in lieu of fractional shares in your brokerage account.
     After the conversion, Northwest Bancorp, Inc. stockholders who hold stock certificates will not receive shares of Northwest Bancshares, Inc. common stock and will not be paid dividends on the shares of Northwest Bancshares, Inc. common stock until existing certificates representing shares of Northwest Bancorp, Inc. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Northwest Bancorp, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Northwest Bancshares, Inc. common stock into which those shares have been converted by virtue of the conversion.
     If a certificate for Northwest Bancorp, Inc. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.
     All shares of Northwest Bancshares, Inc. common stock that we issue in exchange for existing shares of Northwest Bancorp, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.
Effects of Conversion on Depositors, Borrowers and Members
     Continuity. While the conversion is being accomplished, the normal business of Northwest Savings Bank of accepting deposits and making loans will continue without interruption. Northwest Savings Bank will continue to be a state-chartered savings bank and will continue to be regulated by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. After the conversion, Northwest Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Northwest Bancorp, Inc. at the time of the conversion will be the directors of Northwest Bancshares, Inc. after the conversion.
     Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Northwest Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.
     Effect on Loans. No loan outstanding from Northwest Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

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     Effect on Voting Rights of Members. At present, all depositors of Northwest Savings Bank are members of, and have voting rights in, Northwest Bancorp, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of Northwest Bancorp, MHC and will no longer have voting rights, unless they purchase shares of Northwest Bancshares, Inc.’s common stock. Upon completion of the conversion, all voting rights in Northwest Savings Bank will be vested in Northwest Bancshares, Inc. as the sole stockholder of Northwest Savings Bank. The stockholders of Northwest Bancshares, Inc. will possess exclusive voting rights with respect to Northwest Bancshares, Inc. common stock.
     Tax Effects. We will receive an opinion of counsel or tax advisor with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Northwest Bancorp, MHC, Northwest Bancorp, Inc., the public stockholders of Northwest Bancorp, Inc. (except for cash paid for fractional shares), members of Northwest Bancorp, MHC, eligible account holders, supplemental eligible account holders, or Northwest Savings Bank. See “—Material Income Tax Consequences.”
     Effect on Liquidation Rights. Each depositor in Northwest Savings Bank has both a deposit account in Northwest Savings Bank and a pro rata ownership interest in the net worth of Northwest Bancorp, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Northwest Bancorp, MHC and Northwest Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Northwest Bancorp, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Northwest Bancorp, MHC, which is lost to the extent that the balance in the account is reduced or closed.
     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Northwest Bancorp, MHC and Northwest Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Northwest Bancorp, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
     In the unlikely event that Northwest Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to depositors as of June 30, 2008 and [supplemental date] who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Northwest Bancshares, Inc. as the holder of Northwest Savings Bank’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”
Stock Pricing and Number of Shares to be Issued
     The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. Northwest Savings Bank and Northwest Bancorp, MHC have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $230,000 and

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$10,000 for expenses and an additional $15,000 for each valuation update, as necessary. Northwest Savings Bank and Northwest Bancorp, MHC have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.
     The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC. to account for differences between Northwest Bancorp, Inc. and the peer group. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.
     The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Northwest Bancorp, Inc. RP Financial, LC. also considered the following factors, among others:
•	the present results and financial condition of Northwest Bancorp, Inc. and the projected results and financial condition of Northwest Bancshares, Inc.;

•	the economic and demographic conditions in Northwest Bancorp, Inc.’s existing market area;

•	certain historical, financial and other information relating to Northwest Bancorp, Inc.;

•	the impact of the offering on Northwest Bancshares, Inc.’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Northwest Bancshares, Inc.;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•	the issuance of shares and contribution of cash to the charitable foundation.
     Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of Northwest Bancshares, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds of 1.98% and purchases in the open market of the common stock issued in the offering by the stock-based incentive plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.
     The independent valuation states that as of August 28, 2009, the estimated pro forma market value, or valuation range, of Northwest Bancshares, Inc. ranged from a minimum of $867.4 million to a maximum of $1,173.8 million, with a midpoint of $1,020.6 million and an adjusted maximum of $1,350.1 million. The board of directors of Northwest Bancshares, Inc. decided to offer the shares of common

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stock for a price of $10.00 per share. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the percentage of Northwest Bancorp, Inc. common stock owned by Northwest Bancorp, MHC. The number of shares offered will be equal to the aggregate offering price of the shares of common stock divided by the price per share. Based on the valuation range, the 63% of Northwest Bancorp, Inc. common stock owned by Northwest Bancorp, MHC and the $10.00 price per share, the minimum of the offering range will be 53,975,000 shares, the midpoint of the offering range will be 63,500,000 shares and the maximum of the offering range will be 73,025,000 shares of common stock, with an adjusted maximum of 83,978,750 shares.
     The board of directors of Northwest Bancshares, Inc. reviewed the independent valuation and, in particular, considered the following:
•	Northwest Bancorp, Inc.’s financial condition and results of operations;

•	comparison of financial performance ratios of Northwest Bancorp, Inc. to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Northwest Bancorp, Inc. common stock.
     All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Northwest Bancorp, Inc. or Northwest Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Northwest Bancshares, Inc. to less than $867.4 million or more than $1,350.1 million the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Northwest Bancshares, Inc.’s registration statement.
     The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Northwest Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Northwest Savings Bank. Moreover, because the independent valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares of common stock at prices at or above the $10.00 price per share.
     Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $1,350.1 million, without resoliciting purchasers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 83,978,750 shares, to reflect changes in the market and financial conditions, demand for the shares of common stock or regulatory considerations. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of purchasers. The subscription price of $10.00 per share of common stock will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of

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distribution of additional shares of common stock to be issued in the event of an increase in the offering range of up to 83,978,750 shares.
     If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $839.8 million and a corresponding increase in the offering range to more than 83,978,750 shares, or a decrease in the minimum of the valuation range to less than $539.8 million and a corresponding decrease in the offering range to fewer than 53,975,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received, with interest at Northwest Savings Bank’s passbook savings rate. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Northwest Savings Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final expiration date], which is two years after the special meeting of members to vote on the conversion.
     An increase in the number of shares of common stock to be issued in the offering would decrease both a purchaser’s ownership interest and Northwest Bancshares, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a purchaser’s ownership interest and Northwest Bancshares, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”
     Copies of the independent valuation appraisal report prepared by RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Northwest Savings Bank and as specified under “Where You Can Find Additional Information.”
Subscription Offering and Subscription Rights
     In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and subject to the minimum, maximum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”
     Priority 1: Eligible Account Holders. Each Northwest Savings Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2008 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $1.5 million (150,000 shares) of our common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, the numerator of which is the amount of the Qualifying Deposit of the eligible account holder and the denominator is the total amount of Qualifying Deposits of all

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eligible account holders, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
     To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2008. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Northwest Bancorp, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding June 30, 2008.
     Priority 2: Tax-Qualified Plans. Our tax-qualified employee stock benefit plans, consisting of our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering and issued to the charitable foundation, although our employee stock ownership plan intends to purchase 4% of the shares of common stock issued in the offering and issued to the foundation. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to purchase shares in the open market.
     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Northwest Savings Bank depositor, other than directors and executive officers of Northwest Bancorp, Inc., with a Qualifying Deposit at the close of business on [supplemental date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $1.5 million (150,000 shares) of common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.
     To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at [supplemental date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

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     Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Northwest Savings Bank as of the close of business on the voting record date of [voting record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Any remaining shares will be allocated among Other Depositors in the proportion that the amount of the subscription of each Other Member whose subscription remains unsatisfied bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied. To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [voting record date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Expiration Date. The subscription offering will expire at 4:00 p.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days. Such extension may be made without notice to you, except that extensions beyond [extension date] will require the approval of the Office of Thrift Supervision and a resolicitation of subscribers in the offering. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. Subscription rights will expire whether or not each eligible depositor can be located.
Community Offering
     To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares may be offered with the following preferences:
(i)	Natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula;

(ii)	Northwest Bancorp, Inc.’s public stockholders as of [stockholder record date]; and

(iii)	Other members of the general public.
     Purchasers in the community offering may purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

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     If we do not have sufficient shares of common stock available to fill the accepted orders of persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Northwest Bancorp, Inc. as of [stockholder record date], the allocation procedures described above will apply to the stock orders of such persons. In the event of an oversubscription among members of the general public, these same allocation procedures will also apply. In connection with the allocation process, orders received for Northwest Bancshares, Inc. common stock in the community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
     The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
     Expiration Date. The community offering, if any, may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering. Northwest Bancshares, Inc. may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers in the offering.
Syndicated Community Offering
     If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock. In the syndicated community offering, any person may purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase and ownership limitations. We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Office of Thrift Supervision permits otherwise, accepted orders for Northwest Bancshares, Inc. common stock in the syndicated community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.
     If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. In such capacity, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other brokers-dealers who are Financial Industry Regulatory Authority member firms.

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Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Stifel, Nicolaus & Company, Incorporated, a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account at a bank other than Northwest Savings Bank. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among us, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.
     If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is a significant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.
Limitations on Common Stock Purchases
     The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:
(i)	No person may purchase fewer than 25 shares of common stock or more than $1.5 million (150,000 shares);

(ii)	Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering and issued to the charitable foundation, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for the tax-qualified employee stock benefit plans, including our employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $6.0 million (600,000 shares) in all categories of the offering combined;

(iv)	Current stockholders of Northwest Bancorp, Inc. are subject to an ownership limitation. As previously described, current stockholders of Northwest Bancorp, Inc. will receive shares of Northwest Bancshares, Inc. common stock in exchange for their existing shares of Northwest Bancorp, Inc. common stock at the conclusion of the offering. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Northwest Bancorp, Inc. common stock, may not exceed 5% of the shares of common stock of Northwest Bancshares, Inc. to be issued and outstanding at the completion of the conversion; and

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(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Northwest Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the shares issued in the conversion.
     Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Northwest Bancorp, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering and issued to the charitable foundation, such limitation may be further increased to 9.99%, provided that orders for Northwest Bancshares, Inc. common stock exceeding 5% of the shares issued in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.
     In the event of an increase in the offering range of up to 83,978,750 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:
(i)	to fill the tax-qualified employee stock benefit plans, including the employee stock ownership plan’s, subscriptions for up to 10% of the total number of shares of common stock sold in the offering and issued to the charitable foundation;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore, and Howard as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, then to Northwest Bancorp, Inc.’s public stockholders as of [stockholder record date] and then to members of the general public.
     The term “associate” of a person means:
(i)	any corporation or organization, other than Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or a majority-owned subsidiary of Northwest Bancorp, Inc. or Northwest Savings Bank, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of Northwest Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers

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and directors of Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or Northwest Bancshares, Inc., Inc. the term “associate” does not include any tax-qualified employee stock benefit plan of Northwest Savings Bank; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or Northwest Bancshares, Inc.
     The term “acting in concert” means:
(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
     A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
     We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons exercising subscription rights through a single qualifying deposit account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise.
     Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Northwest Bancshares, Inc. or Northwest Savings Bank and except as described below. Any purchases made by any associate of Northwest Bancshares, Inc. or Northwest Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Northwest Bancshares, Inc.”
Marketing Arrangements
     To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:
(i)	acting as our conversion advisor for the offering;

(ii)	providing administrative services and managing the Stock Information Center;

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(iii)	educating our employees regarding the offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for common stock.
     We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the offering as follows: (1) consolidation of accounts and vote calculation; (2) preparation of order forms; (3) organization and supervision of the conversion center; (4) proxy solicitation and special meeting services; and (5) subscription services.
     For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $50,000 and 1% of the dollar amount of all shares of common stock sold in the subscription and community offering. The sales fee will be reduced by the advisory and administrative fee. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families, shares purchased by our tax-qualified and non-qualified employee benefit plans. In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Stifel, Nicolaus & Company, Incorporated) shall not exceed 5% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in an amount not to exceed $50,000, and for attorneys’ fees in an amount not to exceed $175,000. Alternatively, in the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a “stand-by” firm commitment underwritten public offering (for which Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager), the underwriters will be paid a fee which shall not exceed 6% of the dollar amount of total shares sold in such offering.
     In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings and Stifel, Nicolaus & Company, Incorporated provides significant additional services in connection with the resolicitation, we may pay Stifel, Nicolaus & Company, Incorporated as additional fee for those services that will not exceed $75,000.
     We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.
     Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Northwest Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of Northwest Savings Bank’s main office apart from the area accessible to the general public. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.
Lock-up Agreements
     We and our directors and executive officers have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock during the period commencing with the filing of the registration statement for the offering and conversion and ending 90 days after completion of the offering and conversion without the prior written consent of Stifel, Nicolaus & Company, Incorporated. In addition, except for securities issued pursuant to existing employee benefit plans in accordance with past practices or securities issued in connection with a merger or acquisition by us, we have agreed not to issue, offer to sell or sell any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 90 days after completion of the offering and conversion.

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Offering Deadline
     The subscription and community offerings will expire at 4:00 p.m., Eastern Time, on [expiration date], unless extended, without notice to you, for up to 45 days. Any extension of the subscription and/or community offering beyond [extension date] would require the Office of Thrift Supervision’s approval. In such event, we would conduct a resolicitation. Purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the resolicitation period, his or her stock order will be canceled and payment will be returned promptly, with interest calculated at Northwest Savings Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. We will not execute orders until at least the minimum number of shares offered has been sold. If we have not sold the minimum by the expiration date or any extension thereof, we will terminate the offering and cancel all orders, as described above. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to vote on the conversion. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest calculated at Northwest Savings Bank’s passbook savings rate from the date of receipt.
Prospectus Delivery
     To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.
Procedure for Purchasing Shares in the Subscription and Community Offerings
     Use of Stock Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 11:00 a.m. Eastern Time, on [expiration date] at our Stock Information Center. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by bringing your stock order form to our Stock Information Center, or by overnight delivery to the indicated address on the order form. Our Stock Information Center is located at [stock information center address]. Stock order forms may not be delivered to other Northwest Savings Bank offices. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.
     If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the stock order forms will be final.

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     By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Northwest Savings Bank or the federal or state governments, and that you received a copy of this prospectus. However, signing the stock order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.
     Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. You may not submit cash or wire transfers. Payment for shares may be made by:
(i)	personal check, bank check or money order, made payable to Northwest Bancshares, Inc.; or

(ii)	authorization of withdrawal from the types of Northwest Savings Bank deposit accounts designated on the stock order form.
     Appropriate means for designating withdrawals from deposit accounts at Northwest Savings Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current passbook savings rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at Northwest Savings Bank or another depository institution and will earn interest calculated at Northwest Savings Bank’s passbook savings rate from the date payment is processed until the offering is completed or terminated.
     You may not remit Northwest Savings Bank line of credit checks, and we will not accept third-party checks, including those payable to you and endorsed over to Northwest Bancshares, Inc. You may not designate on your stock order form a direct withdrawal from a Northwest Savings Bank individual retirement account. See “—Using Individual Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Northwest Savings Bank deposit accounts with check-writing privileges. Please provide a check instead. Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date], in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.
     Regulations prohibit Northwest Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.
     We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the

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shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.
     If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or Northwest Bancshares, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.
Using Individual Retirement Account Funds to Purchase Shares
     If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account. By regulation, Northwest Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in a Northwest Savings Bank individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to another bank or a brokerage account before you place your stock order. There will be no early withdrawal or interest penalties for these transfers. The new trustee or custodian will hold the shares of common stock in a self-directed account in the same manner as we now hold the depositor’s individual retirement account funds. An annual administrative fee may be payable to the new trustee or custodian. Assistance on how to transfer individual retirement accounts maintained at Northwest Savings Bank can be obtained from the Stock Information Center. Depositors interested in using funds in an individual retirement account or any other retirement account at Northwest Savings Bank or elsewhere to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.
Delivery of Stock Certificates
     Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held by our transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.
     If you are currently a stockholder of Northwest Bancorp, Inc., see “Exchange of Existing Stockholders’ Stock Certificates.”
Other Restrictions
     Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any

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of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.
Restrictions on Transfer of Subscription Rights and Shares
     Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.
     We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.
Stock Information Center
     Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call or visit our Stock Information Center, located at [stock information center address]. The toll-free telephone number is (877)                     . The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays. Other Northwest Savings Bank offices will not have offering materials and will not accept stock order forms or proxy cards.
Liquidation Rights
     In the unlikely event of a complete liquidation of Northwest Bancorp, MHC or Northwest Bancorp, Inc. prior to the conversion, all claims of creditors of Northwest Bancorp, Inc., including those of depositors of Northwest Savings Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Northwest Bancorp, Inc. remaining, these assets would be distributed to stockholders, including Northwest Bancorp, MHC. Then, if there were any assets of Northwest Bancorp, MHC remaining, members of Northwest Bancorp, MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Northwest Savings Bank immediately prior to liquidation. In the unlikely event that Northwest Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Northwest Bancshares, Inc. as the holder of Northwest Savings Bank capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings

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institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.
     The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:
(i)	Northwest Bancorp, MHC’s ownership interest in the retained earnings of Northwest Bancorp, Inc. as of the date of its latest balance sheet contained in this prospectus; or

(ii)	the retained earnings of Northwest Savings Bank as of the date of the latest financial statements set forth in the prospectus used by Northwest Savings Bank’s mutual predecessor when it reorganized into Northwest Bancorp, MHC in 1994.
     The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Northwest Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Northwest Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at Northwest Savings Bank, would be entitled, on a complete liquidation of Northwest Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Northwest Bancshares, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Northwest Savings Bank on June 30, 2008, or [supplemental date]. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2008, or [supplemental date] bears to the balance of all deposit accounts in Northwest Savings Bank on such dates.
     If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2008 or [supplemental date] or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Northwest Bancshares, Inc. as the sole stockholder of Northwest Savings Bank.
Material Income Tax Consequences
     Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the offering is conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and Pennsylvania tax laws to the effect that no gain or loss will be recognized by Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or Northwest Bancshares, Inc. as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any,

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that subscription rights are deemed to have fair market value on the date such rights are issued. We have received an opinion of counsel Luse Gorman Pomerenk & Schick, P.C. as to the federal tax consequences of the conversion. KPMG LLP is expected to issue an opinion to us to the effect that, more likely than not, the income tax consequences under Pennsylvania law of the offering are not materially different than for federal income tax purposes.
     Luse Gorman Pomerenk & Schick, P.C., has issued an opinion to Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank and Northwest Bancshares, Inc. that for federal income tax purposes:
1.	The conversion of Northwest Bancorp, Inc. to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	The merger of Northwest Bancorp, Inc. with and into Northwest Savings Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Neither Northwest Bancorp, Inc. nor Northwest Savings Bank will recognize gain or loss as a result of such merger. (Sections 361(a) and 1032(a) of the Internal Revenue Code).

3.	The basis of the assets of Northwest Bancorp, Inc. and the holding period of such assets to be received by Northwest Savings Bank will be the same as the basis and holding period in such assets in the hands of Northwest Bancorp, Inc. immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

4.	The conversion of Northwest Bancorp, MHC, to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

5.	The merger of Northwest Bancorp, MHC with and into Northwest Savings Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

6.	The exchange of Eligible Account Holders’ and Supplemental Account Holders’ interests in Northwest Bancorp, MHC for interests in a liquidation account established in Northwest Savings Bank will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax regulations.

7.	None of Northwest Bancorp, MHC, Northwest Savings Bank, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Northwest Bancorp, MHC to Northwest Savings Bank in exchange for an interest in a liquidation account established in Northwest Savings Bank for the benefit of such persons who remain depositors or borrowers of Northwest Savings Bank.

8.	The basis of the assets of Northwest Bancorp, MHC and the holding period of such assets to be received by Northwest Savings Bank will be the same as the basis and holiday period in such assets in the hands of Northwest Bancorp, MHC immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code.)

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9.	Current stockholders of Northwest Bancorp, Inc. will not recognize any gain or loss upon their constructive exchange of Northwest Bancorp, Inc. common stock for shares of Northwest Savings Bank which will in turn be exchanged for new shares of Northwest Bancshares, Inc. common stock.

10.	Each stockholder’s aggregate basis in shares of Northwest Bancshares, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Northwest Bancorp, Inc. common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her Northwest Bancshares, Inc. common stock received in the exchange will include the period during which the Northwest Bancorp, Inc. common stock surrendered was held, provided that the Northwest Bancorp, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Northwest Bancorp, Inc. in lieu of a fractional share interest in shares of Northwest Bancshares, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Northwest Bancshares, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Northwest Bancshares, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Northwest Bancshares, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the basis of the shares of Northwest Bancshares, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Northwest Bancshares, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

15.	No gain or loss will be recognized by Northwest Bancshares, Inc. on the receipt of money in exchange for Northwest Bancshares, Inc. common stock sold in the offering.
     We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank, Northwest Bancshares, Inc. and persons receiving subscription rights and shareholders of Northwest Bancorp, Inc. The tax opinion as to items 12 and 13 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of

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short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
     We also have received a letter from RP Financial, LC. stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.
     We do not plan to apply for a private letter ruling from the Internal Revenue Service concerning the transactions described herein. Unlike private letter rulings issued by the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service or any state tax authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.
     The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Northwest Bancshares, Inc.’s registration statement. Advice regarding the Pennsylvania state income tax consequences consistent with the federal tax opinion is expected to be issued by KPMG LLP, tax advisors to Northwest Bancorp, MHC and Northwest Bancorp, Inc.
Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion
     All shares of common stock purchased in the offering by a director or an executive officer of Northwest Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Northwest Bancshares, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.
     Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our

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common stock by our stock-based incentive plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans.
     Office of Thrift Supervision regulations prohibit Northwest Bancshares, Inc. from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.
NORTHWEST CHARITABLE FOUNDATION
General
     In furtherance of our commitment to our local community, the plan of conversion and reorganization provides that we will establish a new charitable foundation, the Northwest Charitable Foundation, as a non-stock, nonprofit Delaware corporation in connection with the stock offering. The charitable foundation will be funded with cash and shares of our common stock, as further described below.
     By further enhancing our visibility and reputation in our local community, we believe that the new charitable foundation will enhance the long-term value of our community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the Northwest Charitable Foundation.
Purpose of the Charitable Foundation
     In connection with the conclusion of the conversion, we intend to contribute to Northwest Charitable Foundation cash of $1.0 million and a number of shares of common stock such that the aggregate value of the contribution to the foundation will equal 2% of the shares sold in the stock offering to Northwest Charitable Foundation, for a maximum contribution of $16.8 million of cash and shares of common stock. The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. Northwest Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Northwest Charitable Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act. Northwest Savings Bank received a satisfactory rating in its most recent Community Reinvestment Act examination by the Federal Deposit Insurance Corporation.
     Funding Northwest Charitable Foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because Northwest Charitable Foundation will benefit directly from any increases in the value of our shares of common stock. In addition, Northwest Charitable Foundation will maintain close ties with Northwest Savings Bank, thereby forming a partnership within the communities in which Northwest Savings Bank operates.
Structure of the Charitable Foundation
     Northwest Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of Northwest Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Northwest Charitable Foundation’s certificate of incorporation will further

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provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.
     The charitable foundation will be governed by a board of directors, initially consisting of William J. Wagner, Philip M. Tredway and Richard E. McDowell who are our current directors and one individual who is not affiliated with us. Office of Thrift Supervision regulations require that we select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making, and we have selected                      as a director to satisfy these requirements. While there are no plans to change the size of the initial board of directors during the year following the completion of the conversion, following the first anniversary of the conversion, the charitable foundation may alter the size and composition of its board of directors. For five years after the stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Northwest Savings Bank’s directors. Except as described below in “—Regulatory Requirements Imposed on the Charitable Foundation,” on an annual basis, directors of the charitable foundation elect one third of the board to serve for three-year terms.
     The business experience of our current directors is described in “Management.” Information with respect to                      is as follows:
     [biography of independent director to be included here]
     The board of directors of Northwest Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Northwest Charitable Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of Northwest Charitable Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by Office of Thrift Supervision regulations, all shares of our common stock held by Northwest Charitable Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.
     Northwest Charitable Foundation’s initial place of business will be located at our administrative offices. The board of directors of Northwest Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the Office of Thrift Supervision regulations governing transactions between Northwest Savings Bank and the charitable foundation.
     Northwest Charitable Foundation will receive working capital from the initial cash contribution and:
(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

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(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.
     As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Northwest Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of shares of common stock is that the amount of shares of common stock that may be sold by Northwest Charitable Foundation in any one year may not exceed 5% of the average market value of the assets held by Northwest Charitable Foundation, except where the board of directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.
Tax Considerations
     We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Northwest Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as Northwest Charitable Foundation files its application for tax-exempt status within 27 months after the date it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. We have not received a tax opinion as to whether Northwest Charitable Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by Northwest Charitable Foundation must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.
     Northwest Financial, Inc. and Northwest Savings Bank are authorized by federal law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to Northwest Charitable Foundation. We believe that the contribution to Northwest Charitable Foundation of an amount of common stock and cash that may be in excess of the 10% annual limitation on charitable deductions described below is justified given Northwest Savings Bank’s capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of Northwest Charitable Foundation to our community. See “Capitalization,” “Regulatory Capital Compliance,” and “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”
     We believe that our contribution of shares of our common stock to Northwest Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a federal or state tax deduction in the amount of the fair market value of the stock at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to Northwest Charitable Foundation. We estimate that all of the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution to Northwest Charitable Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we

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may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to Northwest Charitable Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.
     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%. Northwest Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Northwest Charitable Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.
Regulatory Requirements Imposed on the Charitable Foundation
     Office of Thrift Supervision regulations require that, before our board of directors adopted the plan of stock issuance, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of stock issuance.
     Office of Thrift Supervision regulations provide that the Office of Thrift Supervision will generally not object if a well-capitalized savings bank contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a stock offering. Northwest Savings Bank qualifies as a well-capitalized savings bank for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.
     Office of Thrift Supervision regulations impose the following requirements on the establishment of the charitable foundation:
•	the Office of Thrift Supervision may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

•	the charitable foundation must provide annually to the Office of Thrift Supervision a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

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     Within six months of completing the stock offering, Northwest Charitable Foundation must submit to the Office of Thrift Supervision a three-year operating plan.
COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF NORTHWEST BANCORP, INC.
     General. As a result of the conversion, existing stockholders of Northwest Bancorp, Inc. will become stockholders of Northwest Bancshares, Inc. There are differences in the rights of stockholders of Northwest Bancorp, Inc. and stockholders of Northwest Bancshares, Inc. caused by differences between federal and Maryland law and regulations and differences in Northwest Bancorp, Inc.’s federal stock charter and bylaws and Northwest Bancshares, Inc.’s Maryland articles of incorporation and bylaws.
     This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. This discussion is qualified in its entirety by reference to the articles of incorporation and bylaws of Northwest Bancshares, Inc. and the Maryland General Corporation Law. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Northwest Bancshares, Inc.’s articles of incorporation and bylaws.
     Authorized Capital Stock. The authorized capital stock of both Northwest Bancorp, Inc. Northwest Bancshares, Inc. consists of 500,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
     Under the Maryland General Corporation Law and Northwest Bancshares, Inc.’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Northwest Bancorp, Inc.
     Northwest Bancorp, Inc.’s charter and Northwest Bancshares, Inc.’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares for such purposes.
     Issuance of Capital Stock. Pursuant to applicable laws and regulations, Northwest Bancorp, MHC is required to own not less than a majority of the outstanding shares of Northwest Bancorp, Inc. common stock. Northwest Bancorp, MHC will no longer exist following consummation of the conversion.
     Northwest Bancshares, Inc.’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Northwest Bancorp, Inc.’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders’ meeting. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Northwest Bancshares, Inc. stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

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     Voting Rights. Neither Northwest Bancorp, Inc.’s stock charter or bylaws nor Northwest Bancshares, Inc.’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.
     Payment of Dividends. Northwest Bancorp, Inc.’s ability to pay dividends depends, to a large extent, upon Northwest Savings Bank’s ability to pay dividends to Northwest Bancorp, Inc. The Banking Code of the Commonwealth of Pennsylvania states, in part, that dividends may be declared and paid by Northwest Savings Bank only out of accumulated net earnings. A dividend may not be declared or paid unless the surplus, prior to the transfer of net earnings, would not be reduced by the payment of the dividend. Dividends may also not be declared or paid if Northwest Savings Bank is in default in payment of any assessment due to the FDIC.
     The same restrictions will apply to Northwest Savings Bank’s payment of dividends to Northwest Bancshares Inc. In addition, Maryland law generally provides that Northwest Bancshares, Inc. is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.
     Board of Directors. Northwest Bancorp, Inc.’s stock charter and bylaws and Northwest Bancshares, Inc.’s articles of incorporation and bylaws each require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.
     Under Northwest Bancorp, Inc.’s bylaws, any vacancies on the board of directors of Northwest Bancorp, Inc. may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Northwest Bancorp, Inc. to fill vacancies may only serve until the next annual meeting of stockholders. Under Northwest Bancshares, Inc.’s articles of incorporation, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by a majority of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
     Under Northwest Bancorp, Inc.’s bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. Northwest Bancshares, Inc.’s articles of incorporation provide that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of Northwest Bancshares, Inc.
     Limitations on Liability. The charter and bylaws of Northwest Bancorp, Inc. do not limit the personal liability of directors.
     Northwest Bancshares, Inc.’s articles of incorporation provide that directors will not be personally liable for monetary damages to Northwest Bancshares, Inc. for certain actions as directors, except for (i) receipt of an improper personal benefit from their positions as directors, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Northwest Bancshares, Inc.
     Indemnification of Directors, Officers, Employees and Agents. Under current Office of Thrift Supervision regulations, Northwest Bancorp, Inc. shall indemnify its directors, officers and employees for

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any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Northwest Bancorp, Inc. or its stockholders. Northwest Bancorp, Inc. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Northwest Bancorp, Inc. is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.
     The articles of incorporation of Northwest Bancshares, Inc. provide that it shall indemnify its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses. Maryland law allows Northwest Bancshares, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Northwest Bancshares, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
     Special Meetings of Stockholders. Northwest Bancorp, Inc.’s bylaws provide that special meetings of Northwest Bancorp, Inc.’s stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of Northwest Bancorp, Inc. entitled to vote at the meeting. Northwest Bancshares, Inc.’s bylaws provide that special meetings of the stockholders of Northwest Bancshares, Inc. may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Stockholder Nominations and Proposals. Northwest Bancorp, Inc.’s bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Northwest Bancorp, Inc. at least five days before the date of any such meeting.
     Northwest Bancshares, Inc.’s bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Northwest Bancshares, Inc. at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.
     Management believes that it is in the best interests of Northwest Bancshares, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and

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to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.
     Stockholder Action Without a Meeting. The bylaws of Northwest Bancorp, Inc. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The bylaws of Northwest Bancshares, Inc. do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.
     Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Northwest Bancorp, Inc., provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.
     Limitations on Voting Rights of Greater-than-10% Stockholders. Northwest Bancshares, Inc.’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Northwest Bancorp, Inc.’s charter does not provide such a limit on voting common stock.
     In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Northwest Bancshares, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Northwest Bancshares, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
     Mergers, Consolidations and Sales of Assets. A federal regulation applicable to Northwest Bancorp, Inc. generally requires the approval of two-thirds of the board of directors of Northwest Bancorp, Inc. and the holders of two-thirds of the outstanding stock of Northwest Bancorp, Inc. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Northwest Bancorp, Inc.’s assets. Such regulation permits Northwest Bancorp, Inc. to merge with another corporation without obtaining the approval of its stockholders if:
(i)	it does not involve an interim savings institution;

(ii)	Northwest Bancorp, Inc.’s federal stock charter is not changed;

(iii)	each share of Northwest Bancorp, Inc.’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Northwest Bancorp, Inc. after such effective date; and

(iv)	either:

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(a)	no shares of voting stock of Northwest Bancorp, Inc. and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)	the authorized but unissued shares or the treasury shares of voting stock of Northwest Bancorp, Inc. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Northwest Bancorp, Inc. outstanding immediately prior to the effective date of the transaction.
     Under Maryland law, “business combinations” between Northwest Bancshares, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Northwest Bancshares, Inc.’s voting stock after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Northwest Bancshares, Inc. at any time after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Northwest Bancshares, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
     After the five-year prohibition, any business combination between Northwest Bancshares, Inc. and an interested stockholder generally must be recommended by the board of directors of Northwest Bancshares, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Northwest Bancshares, Inc. and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Northwest Bancshares, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Northwest Bancshares, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
     Evaluation of Offers. The articles of incorporation of Northwest Bancshares, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Northwest Bancshares, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Northwest Bancshares, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:
•	the economic effect, both immediate and long-term, upon Northwest Bancshares, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

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•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Northwest Bancshares, Inc. and its subsidiaries and on the communities in which Northwest Bancshares, Inc. and its subsidiaries operate or are located;
•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Northwest Bancshares, Inc.;

•	whether a more favorable price could be obtained for Northwest Bancshares, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Northwest Bancshares, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Northwest Bancshares, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Northwest Bancshares, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.
     If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
     Northwest Bancorp, Inc.’s charter and bylaws do not contain a similar provision.
     Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange or quoted on the Nasdaq stock market are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq stock market, or any combination of such shares of stock and cash.
     Under Maryland law, stockholders of Northwest Bancshares, Inc. will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Northwest Bancshares, Inc. is a party as long as the common stock of Northwest Bancshares, Inc. trades on the Nasdaq Global Select Market.

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     Amendment of Governing Instruments. No amendment of Northwest Bancorp, Inc.’s stock charter may be made unless it is first proposed by the board of directors of Northwest Bancorp, Inc., then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.
     Northwest Bancshares, Inc.’s articles of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of common stock if at least two-thirds of the members of the board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:
(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Northwest Bancshares, Inc.;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Northwest Bancshares, Inc.;

(xi)	The limitation of liability of officers and directors to Northwest Bancshares, Inc. for money damages; and

(xii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xi) of this list.
     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

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RESTRICTIONS ON ACQUISITION OF NORTHWEST BANCSHARES, INC.
     Although the board of directors of Northwest Bancshares, Inc. is not aware of any effort that might be made to obtain control of Northwest Bancshares, Inc. after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Northwest Bancshares, Inc.’s articles of incorporation to protect the interests of Northwest Bancshares, Inc. and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Northwest Savings Bank, Northwest Bancshares, Inc. or Northwest Bancshares, Inc.’s stockholders.
     The following discussion is a general summary of the material provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws, Northwest Savings Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and reference should be made in each case to the actual document or regulatory provision in question. Northwest Bancshares, Inc.’s articles of incorporation and bylaws are included as part of Northwest Bancorp, MHC’s application for conversion filed with the Office of Thrift Supervision and Northwest Bancshares, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”
Northwest Bancshares, Inc.’s Articles of Incorporation and Bylaws
     Northwest Bancshares, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Northwest Bancshares, Inc. more difficult.
     Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.
     Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.
     Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.
     Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”)

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     Authorized but Unissued Shares. After the conversion, Northwest Bancshares, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Northwest Bancshares, Inc. Following the Conversion.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. Northwest Bancshares, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Northwest Bancshares, Inc. that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Northwest Bancshares, Inc. The board of directors has no present plan or understanding to issue any preferred stock.
     Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by our board of directors and also by at least a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:
(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Northwest Bancshares, Inc.;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Northwest Bancshares, Inc.;

(xi)	The limitation of liability of officers and directors to Northwest Bancshares, Inc. for money damages; and

(xii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xi) of this list.

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     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.
     Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Northwest Bancshares, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Northwest Bancshares, Inc.’s voting stock after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Northwest Bancshares, Inc. at any time after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Northwest Bancshares, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
     After the five-year prohibition, any business combination between Northwest Bancshares, Inc. and an interested stockholder generally must be recommended by the board of directors of Northwest Bancshares, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Northwest Bancshares, Inc. and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Northwest Bancshares, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Northwest Bancshares, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
     Evaluation of Offers. The articles of incorporation of Northwest Bancshares, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Northwest Bancshares, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Northwest Bancshares, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

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•	the economic effect, both immediate and long-term, upon Northwest Bancshares, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Northwest Bancshares, Inc. and its subsidiaries and on the communities in which Northwest Bancshares, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Northwest Bancshares, Inc.;

•	whether a more favorable price could be obtained for Northwest Bancshares, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Northwest Bancshares, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Northwest Bancshares, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Northwest Bancshares, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.
     If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
     Purpose and Anti-Takeover Effects of Northwest Bancshares, Inc.’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above or below are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Northwest Bancshares, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Northwest Bancshares, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our board of directors believes that it is in the best interests of Northwest Bancshares, Inc. and its stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Northwest Bancshares, Inc. and that is in the best interests of all stockholders.

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     Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Northwest Bancshares, Inc. for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Northwest Bancshares, Inc.’s assets.
     Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.
     Despite our belief as to the benefits to stockholders of these provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.
     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover provisions in our articles of incorporation or other devices regarding the acquisition of our equity securities that would be permitted for a Maryland business corporation.
     The cumulative effect of the restrictions on acquisition of Northwest Bancshares, Inc. contained in our articles of incorporation and bylaws and in Maryland law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Northwest Bancshares, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.
Conversion Regulations
     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by

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any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.
Change in Control Regulations
     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.
     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”
     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:
(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

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DESCRIPTION OF CAPITAL STOCK OF NORTHWEST BANCSHARES, INC. FOLLOWING
THE CONVERSION
General
     Northwest Bancshares, Inc. is authorized to issue 500,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Northwest Bancshares, Inc. currently expects to issue in the offering up to 73,025,000 shares of common stock, subject to adjustment, and up to 83,978,750 shares, subject to adjustment, in exchange for the publicly held shares of Northwest Bancorp, Inc. Northwest Bancshares, Inc. will not issue shares of preferred stock in the conversion. Each share of Northwest Bancshares, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.
     The shares of common stock of Northwest Bancshares, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
Common Stock
     Dividends. Northwest Bancshares, Inc. may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by Northwest Bancshares, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Northwest Bancshares, Inc. will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Northwest Bancshares, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
     Voting Rights. Upon consummation of the conversion, the holders of common stock of Northwest Bancshares, Inc. will have exclusive voting rights in Northwest Bancshares, Inc. They will elect Northwest Bancshares, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Northwest Bancshares, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northwest Bancshares, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.
     As a Pennsylvania stock savings association, corporate powers and control of Northwest Savings Bank are vested in its board of directors, who elect the officers of Northwest Savings Bank and who fill any vacancies on the board of directors. Voting rights of Northwest Savings Bank are vested exclusively in the owners of the shares of capital stock of Northwest Savings Bank, which will be Northwest Bancshares, Inc., and voted at the direction of Northwest Bancshares, Inc.’s board of directors. Consequently, the holders of the common stock of Northwest Bancshares, Inc. will not have direct control of Northwest Savings Bank.

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     Liquidation. In the event of any liquidation, dissolution or winding up of Northwest Savings Bank, Northwest Bancshares, Inc., as the holder of 100% of Northwest Savings Bank’s capital stock, would be entitled to receive all assets of Northwest Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Northwest Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Northwest Bancshares, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Northwest Bancshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
     Preemptive Rights. Holders of the common stock of Northwest Bancshares, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
     None of the shares of Northwest Bancshares, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
TRANSFER AGENT
     The transfer agent and registrar for Northwest Bancshares, Inc.’s common stock is American Stock Transfer & Trust Company, Brooklyn, New York.
EXPERTS
     The consolidated financial statements of Northwest Bancorp, Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that states that the Company adopted a new framework for measuring fair value effective January 1, 2008 in accordance with FASB No. 157, Fair Value Measurements.
     The discussions related to state income taxes included under the “Material Income Tax Consequences” heading of the Conversion and Offering Section, were prepared for the Company by KPMG LLP, independent registered public accounting firm, and have been included herein upon the authority of said firm as experts in tax matters.
     RP Financial, LC. has consented to the publication herein of the summary of its report to Northwest Bancshares, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the offering and its letter with respect to subscription rights.

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LEGAL MATTERS
     Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Northwest Bancshares, Inc., Northwest Bancorp, MHC, Northwest Bancorp, Inc. and Northwest Savings Bank, will issue to Northwest Bancshares, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion and its opinion regarding the contribution to the charitable foundation. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Sonnenschein Nath & Rosenthal LLP.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     Northwest Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Northwest Bancshares, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
     Northwest Bancorp, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311. Our plan of conversion and reorganization is available, upon request, at each of our banking offices.
     In connection with the offering, Northwest Bancshares, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Northwest Bancshares, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, Northwest Bancshares, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.

194

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
NORTHWEST BANCORP, INC. AND ITS SUBSIDIARIES
***
All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

KPMG LLP Suite 2500 One Mellon Center Pittsburgh, PA 15219-2598
Report of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Northwest Bancorp, Inc.:
We have audited the accompanying consolidated statements of financial condition of Northwest Bancorp, Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Northwest Bancorp, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the years in the three-year period then ended in conformity with U.S. generally accepted accounting principles.
As discussed in Note 2 to the consolidated financial statements, the Company adopted a new framework for measuring fair value effective January 1, 2008 in accordance with FASB No. 157, Fair Value Measurements.
March 4, 2009

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(Amounts in thousands, excluding share data)

	December 31
	2008	2007
Assets
Cash and cash equivalents	$55,815	75,905
Interest-earning deposits in other financial institutions	16,795	153,160
Federal funds sold and other short-term investments	7,312	1,551
Marketable securities available-for-sale (amortized cost of $1,144,435 and $1,123,526)	1,139,170	1,133,367
Loans receivable, net of allowance for loan losses of $54,929 and $41,784	5,141,892	4,795,622
Accrued interest receivable	27,252	27,084
Real estate owned, net	16,844	8,667
Federal Home Loan Bank stock, at cost	63,143	31,304
Premises and equipment, net	115,842	110,894
Bank owned life insurance	123,479	118,682
Goodwill	171,363	171,614
Other intangible assets	7,395	11,782
Mortgage servicing rights	6,280	8,955
Other assets	37,659	14,929

Total assets	$6,930,241	6,663,516

Liabilities and Shareholders’ Equity

Liabilities:
Deposits	$5,038,211	5,542,334
Borrowed funds	1,067,945	339,115
Advances by borrowers for taxes and insurance	26,190	24,159
Accrued interest payable	5,194	4,356
Other liabilities	70,663	32,354
Junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	108,254	108,320

Total liabilities	6,316,457	6,050,638
Shareholders’ equity:
Preferred stock, $0.10 par value. 50,000,000 shares authorized; no shares issued	—	—
Common stock, $0.10 par value. 500,000,000 shares authorized; shares issued 51,244,974 and 51,191,109, respectively	5,124	5,119
Paid-in capital	218,332	214,606
Retained earnings, substantially restricted	490,326	458,425
Accumulated other comprehensive (loss)/ income, net	(30,575)	816
Treasury stock of 2,742,800 and 2,610,800 shares, respectively, at cost	(69,423)	(66,088)

Total shareholders’ equity	613,784	612,878

Total liabilities and shareholders’ equity	$6,930,241	6,663,516

See accompanying notes to consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Amounts in thousands, excluding share data)

	Years ended December 31,
	2008	2007	2006
Interest income:
Loans receivable	$327,128	315,570	286,316
Mortgage-backed securities	34,694	29,385	31,523
Taxable investment securities	11,828	30,583	31,164
Tax-free investment securities	12,253	12,626	12,986
Interest-earning deposits	2,756	7,867	6,584

Total interest income	388,659	396,031	368,573
Interest expense:
Deposits	137,061	186,540	156,985
Borrowed funds	32,232	24,475	34,124

Total interest expense	169,293	211,015	191,109

Net interest income	219,366	185,016	177,464
Provision for loan losses	22,851	8,743	8,480

Net interest income after provision for loan losses	196,515	176,273	168,984
Noninterest income:
Service charges and fees	32,432	27,754	24,459
Trust and other financial services income	6,718	6,223	5,321
Insurance commission income	2,376	2,705	2,550
Gain on sale of marketable securities, net	6,037	4,958	368
Other-than-temporary impairment of investments	(16,004)	(8,412)	—
Gain on sale of loans, net	—	728	4,832
(Loss)/ gain on sale of real estate owned, net	(428)	(83)	735
Income from bank owned life insurance	4,797	4,460	4,344
Mortgage banking income	665	1,578	684
Non-cash (impairment)/ recovery of mortgage servicing asset	(2,165)	65	(205)
Other operating income	4,324	3,046	2,938

Total noninterest income	38,752	43,022	46,026
Noninterest expense:
Compensation and employee benefits	91,129	84,217	78,611
Premises and occupancy costs	21,924	21,375	20,368
Office operations	13,237	12,788	12,411
Processing expenses	18,652	15,019	12,051
Professional services	2,582	2,778	2,877
Amortization of intangible assets	4,387	4,499	3,876
Advertising	5,500	3,742	2,818
Federal deposit insurance premiums	3,884	663	685
Loss on early extinguishment of debt	705	—	3,124
Other expenses	8,128	7,661	6,861

Total noninterest expense	170,128	152,742	143,682

Income before income taxes	65,139	66,553	71,328
Provision for income taxes:
Federal	14,739	15,597	16,840
State	2,229	1,859	2,952

Total provision for income taxes	16,968	17,456	19,792

Net income	$48,171	49,097	51,536

Basic earnings per share	$1.00	1.00	1.03

Diluted earnings per share	$0.99	0.99	1.03

See accompanying notes to consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Shareholders’ Equity
Years ended December 31, 2008, 2007 and 2006
(Amounts in thousands, excluding share data)

				Accumulated
				other		Total
	Common	Paid-in	Retained	comprehensive	Treasury	shareholders’
	stock	capital	earnings	income (loss), net	stock	equity
Balance at December 31, 2005	$5,108	208,132	389,985	(384)	(17,183)	$585,658
Comprehensive income:
Net income	—	—	51,536	—	—	51,536
Other comprehensive loss, net of tax	—	—	—	(859)	—	(859)

Total comprehensive income	—	—	51,536	(859)	—	50,677
Treasury stock repurchases	—	—	—	—	(8,080)	(8,080)
Prior period adjustments — adoption of SAB 108	—	—	(2,770)	—	—	(2,770)
Exercise of stock options	6	867	—	—	—	873
Stock compensation	—	2,296	—	—	—	2,296
Adjustment for adoption of SFAS No. 158	—	—	—	(10,366)	—	(10,366)
Dividends paid ($0.70 per share)	—	—	(13,727)	—	—	(13,727)

Balance at December 31, 2006	5,114	211,295	425,024	(11,609)	(25,263)	604,561
Comprehensive income:
Net income	—	—	49,097	—	—	49,097
Other comprehensive income, net of tax	—	—	—	12,425	—	12,425

Total comprehensive income	—	—	49,097	12,425	—	61,522
Treasury stock repurchases	—	—	—	—	(40,825)	(40,825)
Exercise of stock options	5	857	—	—	—	862
Stock compensation	—	2,454	—	—	—	2,454
Dividends paid ($0.84 per share)	—	—	(15,696)	—	—	(15,696)

Balance at December 31, 2007	5,119	214,606	458,425	816	(66,088)	612,878
Effect of changing pension plan measurement date pursuant to SFAS No. 158, net of tax of $(319) and $361, respectively	—	—	(499)	572	—	73

Beginning balance as adjusted	5,119	214,606	457,926	1,388	(66,088)	612,951
Comprehensive income:
Net income	—	—	48,171	—	—	48,171
Other comprehensive loss, net of tax	—	—	—	(31,963)	—	(31,963)

Total comprehensive income	—	—	48,171	(31,963)	—	16,208
Treasury stock repurchases	—	—	—	—	(3,335)	(3,335)
Exercise of stock options	5	995	—	—	—	1,000
Stock compensation	—	2,731	—	—	—	2,731
Dividends paid ($0.88 per share)	—	—	(15,771)	—	—	(15,771)

Balance at December 31, 2008	$5,124	218,332	490,326	(30,575)	(69,423)	$613,784

See accompanying notes to consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Years ended December 31,
	2008	2007	2006
Operating activities:
Net income	$48,171	49,097	51,536
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	22,851	8,743	8,480
Net gain on sales of assets	(3,468)	(4,638)	(4,550)
Loss on early extinguishment of debt	—	—	3,124
Net depreciation, amortization, and accretion	16,222	14,572	10,828
Increase in other assets	(2,007)	(11,119)	(10,945)
Increase in other liabilities	3,997	3,799	5,353
Net amortization of discounts/premiums on marketable securities	(6,382)	(4,396)	(1,334)
Noncash compensation expense related to stock benefit plans	2,731	2,454	2,296
Noncash other-than-temporary impairment of investment securities	16,004	8,412	—
Noncash impairment/(recovery) of mortgage servicing rights	2,165	(65)	205
Deferred income tax expense/(benefit)	(6,480)	(750)	8,775
Origination of loans held for sale	(234,973)	(252,810)	(153,354)
Proceeds from loan sales	212,535	250,295	143,340

Net cash provided by operating activities	71,366	63,594	63,754
Investing activities:
Purchase of marketable securities held-to-maturity	—	—	(201,912)
Purchase of marketable securities available-for-sale	(457,776)	(49,102)	(280,459)
Proceeds from maturities and principal reductions of marketable securities held-to-maturity	—	151,374	115,550
Proceeds from maturities and principal reductions of marketable securities available-for-sale	319,051	182,454	138,640
Proceeds from sales of marketable securities available-for-sale	113,484	105,361	5,333
Proceeds from sales of marketable securities held-to-maturity	—	15,652	—
Loan originations	(1,649,652)	(1,489,646)	(1,334,596)
Proceeds from loan maturities and principal reductions	1,283,980	1,234,511	1,118,372
Proceeds from sale of portfolio loans	—	—	481,301
Redemption/(purchase) of Federal Home Loan
Bank stock	(31,839)	3,715	(979)
Proceeds from sale of real estate owned	7,176	5,316	6,771
Sale/(purchase) of real estate owned for investment	155	(101)	66
Purchase of premises and equipment	(15,655)	(11,411)	(13,071)
Acquisitions, net of cash received	—	(25,150)	(2,605)

Net cash (used in)/provided by investing activities	(431,076)	122,973	32,411

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Years ended December 31,
	2008	2007	2006
Financing activities:
(Decrease)/ increase in deposits, net	$(504,123)	9,737	54,948
Proceeds from long-term borrowings	645,000	—	—
Repayments of long-term borrowings	(84,270)	(75,180)	(47,759)
Net increase in short-term borrowings	168,484	9,342	24,025
Increase/ (decrease) in advances by borrowers for taxes and insurance	2,031	1,476	(2,142)
Treasury stock repurchases	(3,335)	(40,825)	(8,080)
Repayment of junior subordinated debentures	—	—	(102,062)
Cash dividends paid	(15,771)	(15,696)	(13,727)
Proceeds from options exercised, including tax benefit realized	1,000	862	873

Net cash provided by/ (used in) financing activities	209,016	(110,284)	(93,924)

Net (decrease)/ increase in cash and cash equivalents	$(150,694)	76,283	2,241

Cash and cash equivalents at beginning of period	$230,616	154,333	152,092
Net (decrease)/ increase in cash and cash equivalents	(150,694)	76,283	2,241

Cash and cash equivalents at end of period	$79,922	230,616	154,333

Cash paid during the period for:
Interest on deposits and borrowings (including interest credited to deposit accounts of $129,275, $160,291 and $136,319, respectively)	$168,455	210,697	191,458
Income taxes	22,541	16,684	6,940
Noncash activities:
Business acquisitions:
Fair value of assets acquired	$—	211,846	86,673
Net cash paid	—	(25,150)	(2,605)

Liabilities assumed	$—	186,696	84,068

Loan foreclosures and repossessions	$15,780	6,975	7,817
Loans transferred to held for investment from loans held for sale	24,827	—	—
Sale of real estate owned financed by the Company	614	1,013	768
See accompanying notes to consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(1)	Summary of Significant Accounting Policies
(a)	Nature of Operations

The Northwest group of companies is organized in a two-tier holding company structure. Northwest Bancorp, MHC (MHC) is a federal mutual holding company and, at December 31, 2008 and 2007, owned approximately 63% of the outstanding shares of common stock of Northwest Bancorp, Inc. (the Company). Annually, the MHC applies for and, for the past three years, has received approval from the Office of Thrift Supervision to waive its right to receive dividends from the Company. Dividends waived by MHC during the years ended December 31, 2008, 2007, and 2006 were $26,872,000, $25,651,000, and $21,376,000, respectively.

Northwest Bancorp, Inc., which is headquartered in Warren, Pennsylvania, is a federal savings and loan holding company for its wholly owned subsidiary, Northwest Savings Bank (Northwest). Northwest offers traditional deposit and loan products through its 167 banking locations in Pennsylvania, New York, Ohio, Maryland, and Florida. Northwest, through its subsidiary Northwest Consumer Discount Company, also offers loan products through 49 consumer finance offices in Pennsylvania.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all intercompany accounts and transactions.

(c)	Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and amounts due from depository institutions, interest-bearing deposits in other financial institutions, federal funds sold, and other short-term investments.

(d)	Marketable Securities

The Company classifies marketable securities at the time of purchase as available-for-sale, or trading securities. If it is management’s intent at the time of purchase to hold securities for an indefinite period of time and/or to use such securities as part of its asset/liability management strategy, the securities are classified as available-for-sale and are carried at fair value, with unrealized gains and losses excluded from net earnings and reported as accumulated other comprehensive income, a separate component of shareholders’ equity, net of tax. Securities classified as available-for-sale include securities that may be sold in response to changes in interest rates, resultant prepayment risk, or other market factors. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and are reported at fair value, with unrealized gains and losses included in earnings. The cost of securities sold is determined on a specific identification basis. The Company held no securities classified as trading at or for the years ended December 31, 2008 and 2007.

The Company regularly reviews its investment securities for declines in value below amortized cost that might be considered “other than temporary.” If a decline in value is considered other than temporary, an impairment charge is recorded in the income statement.

Federal law requires a member institution of the Federal Home Loan Bank (FHLB) system to hold stock of its district FHLB according to a predetermined formula. This stock is recorded at cost and may be pledged to secure FHLB advances.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(e)	Loans Receivable

Loans are stated at their unpaid principal balance net of any deferred origination fees or costs and the allowance for estimated loan losses. Interest income on loans is credited to income as earned. Interest earned on loans for which no payments were received during the month is accrued at month end. Interest accrued on loans more than 90 days delinquent is reversed, and such loans are placed on nonaccrual status.

The Company has identified certain residential loans which will be sold prior to maturity. These loans are recorded at the lower of amortized cost or fair value and at December 31, 2008 and 2007 were $18,738,000 and $28,412,000, respectively.

Loan fees and certain direct loan origination costs are deferred, and the net deferred fee or cost is then recognized using the level-yield method over the contractual life of the loan as an adjustment to interest income.

(f)	Allowance for Loan Losses and Provision for Loan Losses

Provisions for estimated loan losses and the amount of the allowance for loan losses are based on losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. Management believes, to the best of their knowledge, that all known losses as of the statement of condition dates have been recorded.

Management considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Nonaccrual loans are deemed to be impaired unless fully secured with liquid collateral. In evaluating whether a loan is impaired, management considers not only the amount that the Company expects to collect but also the timing of collection. Generally, if a delay in payment is insignificant (e.g., less than 30 days), a loan is not deemed to be impaired.

When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s market price or fair value of the collateral if the loan is collateral dependent. Larger loans are evaluated individually for impairment. Smaller balance, homogeneous loans (e.g., primarily consumer and residential mortgages) are evaluated collectively for impairment. Impairment losses are included in the allowance for loan losses. Impaired loans are charged off when management believes that the ultimate collectibility of a loan is not likely.

Interest income on impaired loans is recognized using the cash basis method. Such interest ultimately collected is credited to income in the period of recovery or applied to reduce principal if there is sufficient doubt about the collectibility of principal. Interest that has been accrued on impaired loans that are contractually past due 90 days and over is reversed.

(g)	Real Estate Owned

Real estate owned is comprised of property acquired through foreclosure or voluntarily conveyed by delinquent borrowers. These assets are recorded on the date acquired at the lower of the related loan balance or market value of the collateral less disposition cost with the market value being determined by an appraisal. Subsequently, foreclosed assets are valued at the lower of the amount recorded at acquisition date or the current market value, less estimated disposition costs. Gains or losses realized from the disposition of such property are credited or charged to noninterest income.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(h)	Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is accumulated on a straight-line basis over the estimated useful lives of the related assets. Estimated lives range from three to thirty years. Amortization of leasehold improvements is accumulated on a straight-line basis over the terms of the related leases or the useful lives of the related assets, whichever is shorter.

(i)	Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill is allocated to various reporting units, which are either the Company’s reportable segments or one level below. Goodwill is no longer amortized but is tested for impairment on an annual basis and between annual tests if events occur, or if circumstances change, that would more likely than not reduce the fair value below its carrying amount. The annual impairment test is based on discounted cash flow models that incorporate variables including growth in net income, discount rates, and terminal values. If the carrying amount of goodwill exceeds its fair value, an impairment loss is recognized as a non-cash charge.

(j)	Core Deposit Intangibles

The Company engages an independent third party expert to analyze and prepare a core deposit study for all acquisitions. This study reflects the cumulative present value benefit of acquiring deposits versus an alternative source of funding. Based upon this analysis, the amount of the premium related to the core deposits of the business purchased is calculated along with the estimated life of the acquired deposits. The core deposit intangible, which is recorded in other intangible assets, is then amortized to expense on an accelerated basis over an approximate life of seven years.

(k)	Bank-Owned Life Insurance

The Company owns insurance on the lives of a certain group of key employees and directors. The policies were purchased to help offset the increase in the costs of various fringe benefit plans including healthcare as well as the directors deferred compensation plan. The cash surrender value of these policies is included as an asset on the consolidated statements of financial condition, and any increases in the cash surrender value are recorded as noninterest income on the consolidated statements of income. In the event of the death of an insured individual under these policies, after distribution to the insured’s beneficiaries the Company would receive a death benefit, which would be recorded as noninterest income.

(l)	Deposits

Interest on deposits is accrued and charged to expense monthly and is paid or credited in accordance with the terms of the accounts.

(m)	Pension Plans

The Company has noncontributory defined benefit pension plans. The net periodic pension cost has been calculated in accordance with Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions. In conjunction with the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, the Company changed its measurement date to December 31 from October 31 for its defined benefit pension plans effective December 31, 2008.

(n)	Income Taxes

The Company joins with its wholly owned subsidiaries in filing a consolidated federal income tax return.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The Company accounts for income taxes using the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and tax basis of the Company’s assets and liabilities based on the tax rates expected to be in effect when such amounts are realized or settled.

(o)	Stock Related Compensation

The Company accounts for its stock-based compensation plans under the provisions of Statement of Financial Accounting Standards No. 123 (revised 2005), Share-Based Payments (“SFAS 123(r)”). The Black-Scholes-Merton option-pricing model was used to determine the fair value of each option award, estimated on the grant date. During the year ended December 31, 2008 the Company awarded 393,777 stock options to employees and 24,000 stock options to directors. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the grant date and options generally vest over a five-year to seven-year period from the grant date. Expected volatilities are based on historical volatility of the Company’s stock. The expected term of options is based upon previous option grants. The risk-free rate is based on yields on U.S. Treasury securities of a similar maturity to the expected term of the options. New shares are issued when options granted from the 1995, 2000 and 2005 Stock Options Plans are exercised and treasury shares will be issued when options granted from the 2008 Stock Option Plan are exercised.

Stock-based employee compensation expense related to the Company’s recognition and retention plan of $1,092,000, $1,251,000 and $1,176,000 was included in income before income taxes during the years ended December 31, 2008, 2007 and 2006, respectively. The effect on net income for the years ended December 31, 2008, 2007 and 2006 was a reduction of $710,000, $813,000 and $765,000, respectively. The Company will recognize the remaining expense of $1,124,000 over the next three years. Total compensation expense for unvested stock options of $1,455,000 has yet to be recognized as of December 31, 2008. The weighted average period over which this remaining stock option expense will be recognized is approximately 2.25 years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes-Merton option-pricing model with the following weighted average assumptions: (1) dividend yields ranging from 1.6% to 3.9% based on historical dividends and market prices; (2) expected volatility of 17% to 33% based on historical volatility; (3) risk-free interest rates ranging from 2.8% to 6.5%; and (4) expected lives of seven to eight years based on previous grants.

(p)	Segment Reporting

Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information, requires that public business enterprises report financial and descriptive information about their reportable operating segments. Based on the guidance provided by this statement, the Company has identified two reportable segments, Community Banks and Consumer Finance. See note 21 for related disclosures.

(q)	Derivative financial instruments — interest rate swaps

The Company accounts for derivative financial instruments in accordance with Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), as amended. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Pursuant to SFAS 133, the accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. An entity that elects to use hedge accounting is required, at inception, to establish the method it will use for assessing the effectiveness of hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the Company’s approach to managing risk.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The Company utilizes interest rate swap agreements as part of the management of interest rate risk to hedge the interest rate risk on the Company’s Trust Preferred Debentures. Amounts receivable or payable are recognized as accrued under the terms of the agreements and the differential is recorded as an adjustment to interest expense. The interest rate swaps are designated as cash flow hedges, with the effective portion of the derivative’s unrealized gain or loss is recorded as a component of other comprehensive income. The ineffective portion of the unrealized gain or loss, if any, would be recorded in other expense. See note 22 for related disclosures.

(r)	Off-Balance-Sheet Instruments

In the normal course of business, the Company extends credit in the form of loan commitments, undisbursed lines of credit, and standby letters of credit. These off-balance-sheet instruments involve, to various degrees, elements of credit and interest rate risk not reported in the consolidated statement of financial condition.

(s)	Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. The estimates and assumptions that we deem important to our financial statements relate to the allowance for loan losses, the accounting treatment and valuation of our investment securities portfolio, the analysis of the carrying value of goodwill and income taxes. These estimates and assumptions are based on management’s best estimates and judgment and we evaluate them using historical experience and other factors, including the current economic environment. We adjust our estimates and assumptions when facts and circumstances dictate. Illiquid credit markets and current economic conditions have increased the uncertainty inherent in our estimates and assumptions. As future events cannot be determined, actual results could differ significantly from our estimates.

(t)	Reclassification of Prior Years’ Statements

Certain items previously reported have been reclassified to conform with the current year’s reporting format.
(2)	Recent Accounting Pronouncements
In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R applies to all transactions or other events in which an entity obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration. SFAS 141R applies to all business entities, including mutual entities that previously used the pooling-of-interest method of accounting for some business combinations. The objective of SFAS 141R is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R establishes principles and requirements for how the acquirer recognizes and measures the identifiable assets acquired and the liabilities assumed, recognizes and measures the goodwill acquired, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effect of the business combination. SFAS 141R does not apply to the acquisition of an asset or a group of assets that does not constitute a business or a combination between entities under common control. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS 159 became effective January 1, 2008. The Company has not elected to value any assets or liabilities (not otherwise measured at fair value) under SFAS 159. The Company continues to evaluate the impact of SFAS 159 should we elect fair value measurement for any asset or liability purchased or assumed in the future.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS 158”). The Company adopted the measurement date change provision of SFAS 158 effective January 1, 2008. The measurement date change did not have a material impact on the financial condition or operations of the Company.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which upon adoption will replace various definitions of fair value in existing accounting literature with a single definition, will establish a framework for measuring fair value, and will require additional disclosures about fair value measurements. SFAS 157 clarifies that fair value is the price that would be received to sell an asset or the price paid to transfer a liability in the most advantageous market available to the Company and emphasizes that fair value is a market-based measurement and should be based on the assumptions market participants would use. SFAS 157 also creates a three-level hierarchy under which individual fair value estimates are ranked based on the relative reliability of the inputs used in the valuation. This hierarchy is the basis for the disclosure requirements, with fair value estimates based on the least reliable inputs requiring more extensive disclosures about the valuation method used. SFAS 157 is required to be applied whenever another financial accounting standard requires or permits an asset or liability to be measured at fair value. SFAS 157 does not expand the use of fair value to any new circumstances. SFAS 157 is effective for years beginning after November 15, 2007 and interim periods within those fiscal years. In February 2008, the FASB issued FSP 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delays the effective date of SFAS 157 for non-recurring, non-financial instruments to fiscal years beginning after November 15, 2008. The Company has elected to apply this deferral to all nonfinancial assets and nonfinancial liabilities that are measured on a nonrecurring basis. Additionally, on October 10, 2008, the FASB issued FSP 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”), which clarifies the application of SFAS 157 in a market that is not active. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The Company adopted SFAS 157, January 1, 2008. See footnote 16 for further information.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (an amendment to FASB Statement No. 133) (“SFAS 161”). SFAS 161 requires companies with derivative instruments to disclose information that should enable financial statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and related Interpretations, and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. The required disclosures include the fair value of derivative instruments and their gains and losses in tabular format, information about credit-risk-related contingent features in derivative agreements, counterparty credit risk and a company’s strategies and objectives for using derivative financial instruments. SFAS 161 also requires entities to disclose information that would enable users of its financial statements to understand the volume of its derivative activity. SFAS will be effective for the Company beginning January 1, 2009. The adoption of this standard will not have a material impact on the financial condition or operations of the Company.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
In January 2009, the FASB issued FASB Staff Position (“FSP”) No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. Effective for interim and annual reporting periods ending after December 15, 2008, FSP EITF 99-20-1 amended EITF 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to achieve a more consistent evaluation of whether there is other-than-temporary impairment for the debt securities under the scope of EITF 99-20 and the debt securities not within the scope of EITF 99-20 that would fall under the scope of SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. The adoption of FSP EITF 99-20-1 did not have a material impact of the financial condition or operations of the Company.
(3)	Marketable Securities

Marketable securities at December 31, 2008 are as follows:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Available-for-sale:
U.S. government and agencies:
Due in one year or less	$91	—	(3)	88
Government sponsored enterprises:
Due in one year or less	2,985	50	—	3,035
Due in one year — five years	2,962	208	—	3,170
Due in five years — ten years	30,352	2,066	—	32,418
Due after ten years	61,494	8,712	(9)	70,197
Equity securities	954	160	—	1,114
Municipal securities:
Due in one year — five years	460	1	—	461
Due in five years — ten years	43,160	822	(86)	43,896
Due after ten years	224,996	2,707	(4,512)	223,191
Corporate debt issues:
Due after ten years	25,165	214	(9,418)	15,961
Mortgage-backed securities:
Fixed rate pass-through	186,659	6,447	(7)	193,099
Variable rate pass-through	276,121	3,136	(2,074)	277,183
Fixed rate CMO	60,119	445	(3,084)	57,480
Variable rate CMO	228,917	48	(11,088)	217,877

Total mortgage- backed securities	751,816	10,076	(16,253)	745,639

Total securities available-for-sale	$1,144,435	25,016	(30,281)	1,139,170

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Marketable securities at December 31, 2007 are as follows:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Available-for-sale:
U.S. government and agencies:
Due in one year or less	$368	—	(3)	365
Government sponsored enterprises:
Due in one year or less	6,959	35	—	6,994
Due in one year — five years	42,352	259	—	42,611
Due in five years — ten years	56,406	194	(50)	56,550
Due after ten years	180,274	5,945	(193)	186,026
Equity securities	6,478	401	—	6,879
Municipal securities:
Due in one year — five years	816	1	—	817
Due in five years — ten years	33,217	388	(63)	33,542
Due after ten years	228,862	4,019	(120)	232,761
Corporate debt issues:
Due after ten years	37,225	546	(2,696)	35,075
Mortgage-backed securities:
Fixed rate pass-through	73,284	998	(290)	73,992
Variable rate pass-through	306,885	2,263	(494)	309,054
Fixed rate CMO	73,514	248	(1,969)	71,793
Variable rate CMO	76,886	416	(394)	76,908

Total mortgage- backed securities	530,569	4,325	(3,147)	531,747

Total securities available-for-sale	$1,123,526	16,113	(6,272)	1,133,367

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table presents information regarding the issuers and the carrying value of the Company’s mortgage-backed securities:

	December 31
	2008	2007
Mortgage-backed securities:
FNMA	$288,082	165,391
GNMA	99,354	88,428
FHLMC	320,297	229,960
Other (nonagency)	37,906	47,968

Total mortgage-backed securities	$745,639	531,747

Marketable securities having a carrying value of $388,599,000 at December 31, 2008 were pledged under collateral agreements. During the years ended December 31, 2008, 2007 and 2006 the Company sold marketable securities classified as available-for-sale for $113,484,000, $105,361,000 and $5,333,000, respectively. The gross realized gains on these sales were $6,037,000, $7,397,000 and $368,000, respectively. The gross realized losses on the sales for the years ended December 31, 2008, 2007 and 2006 were $0, $2,439,000 and $0, respectively. During 2007, due to deterioration in the credit markets, the Company sold the majority of its non-agency corporate debt portfolio. Included therein was $15,277,000 of securities classified as held-to-maturity. The held-to-maturity securities were sold for a net gain of $375,000. In conjunction with the sale of held-to-maturity securities, the Company was required under generally accepted accounting principles to transfer the remaining held-to-maturity portfolio of $649,658,000 to available-for-sale. At the time of transfer, the transferred securities had an unrealized gain of $4,690,000. During the years ended December 31, 2008 and 2007 the Company recognized noncash other-than-temporary impairment in its investment portfolio resulting in write-downs of $16,004,000 and $8,412,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table shows the fair value and gross unrealized losses on investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at December 31, 2008:

	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
U.S. government and agencies	$—	—	1,094	(12)	$1,094	(12)
Municipal securities	109,255	(4,598)	—	—	109,255	(4,598)
Corporate issues	8,618	(7,055)	2,573	(2,363)	11,191	(9,418)
Mortgage-backed securities	285,087	(11,625)	80,104	(4,628)	365,191	(16,253)

Total temporarily impaired securities	$402,960	(23,278)	83,771	(7,003)	$486,731	(30,281)

Percentage of total	83%		17%		100%

The following table shows the fair value and gross unrealized losses on investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at December 31, 2007:

	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
U.S. government and agencies	$—	—	30,225	(246)	$30,225	(246)
Municipal securities	24,775	(96)	5,928	(87)	30,703	(183)
Corporate issues	24,533	(2,551)	847	(145)	25,380	(2,696)
Mortgage-backed securities	59,032	(495)	130,731	(2,652)	189,763	(3,147)

Total temporarily impaired securities	$108,340	(3,142)	167,731	(3,130)	$276,071	(6,272)

Percentage of total	39%		61%		100%

The decline in the fair value of securities primarily resulted from changes in the levels of interest rates and the illiquidity in the marketplace. Regularly, the Company performs an assessment to determine whether there have been any events or economic circumstances to indicate that a security on which there is an unrealized loss is impaired other-than-temporarily. The assessment considers many factors including the severity and duration of the impairment; the Company’s intent and ability to hold the security for a period of time sufficient for recovery in value; recent events specific to the issuer or industry; and for debt securities, external credit ratings, underlying collateral position and recent downgrades. For asset backed securities, the Company evaluates current characteristics of each security such as delinquency and foreclosure levels, credit enhancement and projected losses and coverage. It is possible that the underlying collateral of these securities will perform worse than current expectations, which may lead to adverse changes in cash flows on these

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
securities and potential future other-than-temporary impairment losses. Events that may trigger material declines in fair values for these securities in the future would be, but are not limited to; deterioration of credit metrics, significantly higher levels of default and severity of loss on the underlying collateral, deteriorating credit enhancement and loss coverage ratios, or further illiquidity. Securities on which there is an unrealized loss that is deemed to the other than temporary are written down to fair value with the write-down recorded separately in the income statement. The Company has the ability and intent to hold these securities until the market value recovers or maturity and the Company believes the collection of the contractual principal and interest is probable. For these reasons, the Company considers the unrealized losses to be temporary impairment losses. There are approximately 355 positions that are temporarily impaired at December 31, 2008. The aggregate carrying amount of cost-method investments at December 31, 2008 was $1,139,170,000 of which all were evaluated for impairment.

(4)	Loans Receivable

Loans receivable at December 31, 2008 and 2007 are summarized in the table below:

	December 31
	2008	2007
Real estate loans:
One-to-four family	$2,492,940	2,430,117
Home equity	1,035,954	992,335
Multi-family and commercial	1,100,218	906,594

Total real estate loans	4,629,112	4,329,046

Consumer loans:
Automobile	102,267	125,298
Education	38,152	14,551
Loans on savings accounts	11,191	10,563
Other	115,913	117,831

Total consumer loans	267,523	268,243

Commercial loans	387,145	367,459

Total loans receivable, gross	5,283,780	4,964,748

Deferred loan fees	(5,041)	(4,179)
Allowance for loan losses	(54,929)	(41,784)
Undisbursed loan proceeds (real estate loans)	(81,918)	(123,163)

Total Loans receivable, net	$5,141,892	4,795,622

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
At December 31, 2008 and 2007, the Company serviced loans for others approximating $1,099,949,000, and $998,285,000 respectively. These loans serviced for others are not assets of the Company and are excluded from the Company’s financial statements.

At December 31, 2008 and 2007, approximately 79% and 77%, respectively, of the Company’s loan portfolio was secured by properties located in Pennsylvania. The Company does not believe it has significant concentrations of credit risk to any one group of borrowers given its underwriting and collateral requirements.

Loans receivable at December 31, 2008 and 2007 include $1,300,990,000 and $1,042,691,000 of adjustable rate loans and $3,982,790,000 and $3,922,057,000, respectively, of fixed rate loans.

The Company’s exposure to credit loss in the event of nonperformance by the other party to off-balance-sheet financial instruments is represented by the contract amount of the financial instrument. The Company uses the same credit policies in making commitments for off-balance-sheet financial instruments as it does for on-balance-sheet instruments. Financial instruments with off-balance-sheet risk as of December 31, 2008 and 2007 are presented in the following table:

	December 31
	2008	2007
Loan commitments	$116,330	69,851
Undisbursed lines of credit	273,670	328,373
Standby letters of credit	15,821	14,955

	$405,821	413,179

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained by the Company upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral held varies but generally may include cash, marketable securities, and property.

Outstanding loan commitments at December 31, 2008, for fixed rate loans, are $56,442,000. The interest rates on these commitments approximate market rates at December 31, 2008. Outstanding loan commitments at December 31, 2008 for adjustable rate loans are $59,888,000. The fair value of these commitments are affected by fluctuations in market rates of interest.

The Company issues standby letters of credit in the normal course of business. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party. The Company is required to perform under a standby letter of credit when drawn upon by the guaranteed third party in the case of nonperformance by the Company’s customer. The credit risk associated with standby letters of credit is essentially the same as that involved in extending loans to customers and is subject to normal credit policies. Collateral may be obtained based on management’s credit assessment of the customer. The maximum potential amount of future payments the Company could be required to make under these standby letters of credit is $15,821,000, of which $12,278,000 is fully collateralized. A liability (which represents deferred income) of $162,000 and $104,000 has been recognized by the Company for the obligations as of December 31, 2008 and 2007, respectively, and there are no recourse provisions that would enable the Company to recover any amounts from third parties.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The Company automatically places loans on nonaccrual status when they become more than 90 days contractually delinquent or when the paying capacity of the obligor becomes inadequate to meet the requirements of the contract. When a loan is placed on nonaccrual, all previously accrued and uncollected interest is reversed against current period interest income. Nonaccrual loans at December 31, 2008, 2007 and 2006 were $99,203,000, $49,610,000, and $40,525,000, respectively.

A loan is considered to be impaired, as defined by SFAS No. 114, Accounting by Creditors for Impairment of a Loan, when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement including both contractual principal and interest payments. The amount of impairment is required to be measured using one of the three methods prescribed by SFAS 114: (1) the present value of expected future cash flows discounted at the loan’s effective interest rate; (2) the loan’s observable market price; or (3) the fair value of collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, a specific reserve is allocated for the impairment. Impaired loans at December 31, 2008, 2007 and 2006 were $99,203,000, $49,610,000 and $40,525,000, respectively. Average impaired loans during the years ended December 31, 2008, 2007 and 2006 were $72,434,000, $41,179,000 and $41,625,000, respectively.

There were no commitments to lend additional funds to debtors on nonaccrual status.

(5)	Accrued Interest Receivable

Accrued interest receivable as of December 31, 2008 and 2007 is presented in the following table:

	December 31
	2008	2007
Investment securities	$3,672	5,455
Mortgage-backed securities	2,997	2,818
Loans receivable	20,583	18,811

	$27,252	27,084

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(6)	Allowance for Loan Losses

Changes in the allowance for losses on loans receivable for the years ended December 31, 2008, 2007 and 2006 are presented in the following table:

	Years ended December 31,
	2008	2007	2006
Balance, beginning of year	$41,784	37,655	33,411
Provision	22,851	8,743	8,480
Charge-offs	(11,610)	(8,190)	(7,617)
Acquisitions	—	2,119	1,982
Recoveries	1,904	1,457	1,399

Balance, end of year	$54,929	41,784	37,655

While management uses available information to provide for losses, future additions to the allowance may be necessary based on changes in economic conditions. Current economic conditions have increased the uncertainty inherent in our estimates and assumptions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes, to the best of their knowledge, that all known losses as of the balance sheet dates have been recorded.

(7)	Federal Home Loan Bank Stock

The Company’s banking subsidiary is a member of the Federal Home Loan Bank system. As a member, Northwest maintains an investment in the capital stock of the FHLB, at cost, in an amount not less than 4.75% of borrowings outstanding plus 0.75% of unused FHLB borrowing capacity. During the quarter ended December 31, 2008, the FHLB suspended paying dividends on its capital stock. Recent published reports indicate that the FHLB may be subject to accounting rules and asset quality risks that could result in materially lower regulatory capital levels. In an extreme situation, it is possible that the capitalization of the FHLB could be substantially diminished or reduced to zero. Consequently, there is a risk that our investment in the FHLB common stock could be deemed other-than-temporarily impaired in the future.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(8)	Premises and Equipment

Premises and equipment at December 31, 2008 and 2007 are summarized by major classification in the following table:

	December 31
	2008	2007
Land and land improvements	$14,292	14,139
Office buildings and improvements	106,561	99,438
Furniture, fixtures, and equipment	82,574	74,013
Leasehold improvements	10,990	11,186

Total, at cost	214,417	198,776

Less accumulated depreciation and amortization	(98,575)	(87,882)

Premises and equipment, net	$115,842	110,894

Depreciation and amortization expense for the years ended December 31, 2008, 2007 and 2006 was $11,984,000, $9,264,000, and $8,706,000, respectively.

Premises used by certain of the Company’s branches and offices are occupied under formal operating lease arrangements. The leases expire on various dates through 2027. Minimum annual rentals by fiscal year are summarized in the following table:

2009	$4,280
2010	3,678
2011	3,253
2012	2,438
2013	1,928
Thereafter	10,310

$25,887

Rental expense for the years ended December 31, 2008, 2007 and 2006 was $5,017,000, $4,555,000 and $4,142,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(9)	Goodwill and Other Intangible Assets

The following table provides information for intangible assets subject to amortization for the periods indicated:

	December 31
	2008	2007
Amortized intangible assets:
Core deposit intangibles — gross	$30,275	24,475
Acquisitions	—	5,800
Less accumulated amortization	(23,172)	(19,318)

Core deposit intangibles — net	$7,103	10,957

Customer contract intangible assets — gross	$1,731	831
Acquisitions	—	900
Less accumulated amortization	(1,439)	(906)

Customer contract intangible assets — net	$292	825

The following information shows the actual aggregate amortization expense for the current and prior years as well as the estimated aggregate amortization expense, based upon current levels of intangible assets, for each of the five succeeding fiscal years:

For the year ended 12/31/06	$3,876
For the year ended 12/31/07	4,499
For the year ended 12/31/08	4,387
For the year ending 12/31/09	2,847
For the year ending 12/31/10	1,896
For the year ending 12/31/11	1,445
For the year ending 12/31/12	693
For the year ending 12/31/13	355

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table provides information for the changes in the carrying amount of goodwill:

	Community	Consumer
	banks	finance	Total
Balance at December 31, 2006	$154,458	1,312	155,770
Goodwill acquired	15,844	—	15,844
Impairment losses	—	—	—

Balance at December 31, 2007	170,302	1,312	171,614
Goodwill acquired	—	—	—
Tax adjustment	(251)	—	(251)
Impairment losses	—	—	—

Balance at December 31, 2008	$170,051	1,312	171,363

We have performed the required goodwill impairment tests and have determined that goodwill is not impaired as of December 31, 2008 and 2007.

(10)	Deposits

Deposit balances at December 31, 2008 and 2007 are shown in the table below:

	December 31
	2008	2007
Savings accounts	$760,245	745,430
Interest-bearing checking accounts	706,120	717,991
Noninterest-bearing checking accounts	394,011	361,102
Money market deposit accounts	720,375	681,115
Certificates of deposit	2,457,460	3,036,696

	$5,038,211	5,542,334

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 at December 31, 2008 and 2007 was $533,404,000 and $681,695,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table summarizes the contractual maturity of the certificate accounts:

	December 31
	2008	2007
Due within 12 months	$1,285,695	2,541,053
Due between 12 and 24 months	590,849	253,957
Due between 24 and 36 months	238,927	125,226
Due between 36 and 48 months	289,001	50,759
Due between 48 and 60 months	37,905	44,959
After 60 months	15,083	20,742

	$2,457,460	3,036,696

The following table summarizes the interest expense incurred on the respective deposits:

	Years ended December 31,
	2008	2007	2006
Savings accounts	$9,159	10,908	12,619
Interest-bearing checking accounts	6,434	11,038	9,396
Money market deposit accounts	14,726	23,551	19,446
Certificate accounts	106,742	141,043	115,524

	$137,061	186,540	156,985

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(11)	Borrowed Funds

Borrowed funds at December 31, 2008 and 2007 are presented in the following table:

	December 31
	2008		2007
		Average		Average
	Amount	rate	Amount	rate
Term notes payable to the FHLB of Pittsburgh:
Due within one year	$43,708	3.87%	84,031	5.00%
Due between one and two years	36,532	4.36%	35,588	4.63%
Due between two and three years	160,000	4.11%	36,567	4.36%
Due between three and four years	145,000	3.90%	65,000	5.02%
Due between four and five years	125,000	3.85%	35,000	4.55%
Due between five and ten years	315,778	4.11%	839	2.81%

	826,018		257,025

Revolving line of credit, Federal Home Loan Bank of Pittsburgh	146,000	0.59%	—	—
Investor notes payable, due various dates in 2009	4,491	4.99%	4,638	4.99%
Securities sold under agreement to repurchase, due within one year	91,436	1.02%	77,452	3.25%

Total borrowed funds	$1,067,945		339,115

Borrowings from the Federal Home Loan Bank of Pittsburgh are secured by the Company’s mortgage-backed securities and qualifying residential first mortgage loans. Certain of these borrowings are subject to restrictions or penalties in the event of prepayment.

The revolving line of credit with the Federal Home Loan Bank of Pittsburgh carries a commitment of $150,000,000 maturing on December 7, 2011. The rate is adjusted daily by the Federal Home Loan Bank, and any borrowings on this line may be repaid at any time without penalty.

The securities sold under agreements to repurchase are collateralized by various securities held in safekeeping by the Federal Home Loan Bank of Pittsburgh. The market value of such securities exceeds the value of the securities sold under agreements to repurchase. The average amount of agreements outstanding in the years ended December 31, 2008, 2007 and 2006 was $88,349,000, $70,875,000 and $44,860,000, respectively. The maximum amount of security repurchase agreements outstanding during the years ended December 31, 2008, 2007 and 2006 was $98,108,000, $83,432,000 and $55,705,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(12)	Income Taxes

Total income tax was allocated for the years ended December 31, 2008, 2007 and 2006 as follows:

	Years ended December 31,
	2008	2007	2006
Income before income taxes	$16,968	17,456	19,792
Goodwill for prior acquisition	(251)	—	—
Shareholders’ equity for unrealized (loss)/gain on securities available-for-sale	(5,916)	4,672	(627)
Shareholders’ equity for tax benefit for excess of fair value above cost of stock benefit plans	(349)	(300)	(305)
Shareholders’ equity for pension adjustment	(9,099)	3,311	(6,628)
Shareholders’ equity for swap fair value adjustment	(4,590)	—	—
Shareholders’ equity for prior period adjustments	—	—	(1,492)

	$(3,237)	25,139	10,740

Income tax expense (benefit) applicable to income before taxes consists of:

	Years ended December 31,
	2008	2007	2006
Current	$23,448	18,206	11,017
Deferred	(6,480)	(750)	8,775

	$16,968	17,456	19,792

A reconciliation from the expected federal statutory income tax rate to the effective rate, expressed as a percentage of pretax income, is as follows:

	Years ended December 31,
	2008	2007	2006
Expected tax rate	35.0%	35.0%	35.0%
Tax-exempt interest income	(7.4)%	(7.3)%	(7.0)%
State income tax, net of federal benefit	2.2%	1.9%	2.6%
Bank-owned life insurance	(2.6)%	(2.3)%	(2.1)%
Other	(1.2)%	(1.1)%	(0.8)%

Effective tax rate	26.0%	26.2%	27.7%

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007 are presented below:

	December 31
	2008	2007
Deferred tax assets:
Deferred fee income	$527	499
Deferred compensation expense	2,980	1,719
Net operating loss carryforwards	1,352	3,716
Bad debts	14,002	10,438
Accrued postretirement benefit cost	682	698
Stock benefit plans	375	375
Marketable securities available for sale	2,078	—
Writedown of investment securities	6,243	665
Reserve for uncollected interest	1,894	844
Pension expense	559	1,013
Pension and postretirement benefits	12,060	3,317
Alternative minimum tax credit carryforwards	371	1,950
Unrealized loss on the fair value of derivatives	4,590	—
Other	379	142

	48,092	25,376
Deferred tax liabilities:
Marketable securities available for sale	—	3,838
Purchase accounting	2,487	3,451
Intangible asset	10,952	9,228
Mortgage servicing rights	2,198	3,134
Fixed assets	6,630	5,993
Other	621	613

	22,888	26,257

Net deferred tax asset/ (liability)	$25,204	(881)

The Company has determined that no valuation allowance is necessary for the deferred tax assets because it is more likely than not that these assets will be realized through carryback to taxable income in prior years, future reversals of existing temporary differences, and through future taxable income. Net deferred tax assets of $877,000 were recorded in 2007 related to the acquisition of CSB Bank. The Company will continue to review the criteria related to the recognition of deferred tax assets on a regular basis.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Under provisions of the Internal Revenue Code (“IRC”), Northwest has approximately $3,863,000 of federal net operating losses, which expire in years 2009 through 2027. These net operating losses, which were acquired as part of the First Carnegie and Maryland Permanent acquisitions, are subject to annual carryforward limitations imposed by IRC code section 382. The Company believes the limitations will not prevent the carryforward benefits from being utilized. In addition, the Company has approximately $371,000 of alternative minimum tax credit carryforwards, which can be carried forward indefinitely.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”), on January 1, 2007. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 also provides related guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption did not require us to recognize any increase or decrease in our liability for unrecognized tax benefits. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2008	$967
Additions based on tax positions related to the current year	—
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	(967)
Settlements	—

Balance at December 31, 2008	$—

The balance at December 31, 2008 reflects no unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate. The Company recognizes interest accrued and penalties (if any) related to unrecognized tax benefits in income tax expense. During the year ended December 31, 2008, the Company did not accrue any interest. At December 31, 2008 the Company had no amount accrued for interest or the payment of penalties.

The Company is subject to routine audits of our tax returns by the Internal Revenue Service as well as all states in which the Company conducts business. The Internal Revenue Service commenced an examination of our federal income tax returns for the year ended June 30, 2005, the six-month period ended December 31, 2005 and the years ended December 31, 2006 and 2007 in January of 2008 that we anticipate will be completed during 2009. We do not anticipate a material change to our financial position due to the settlement of this audit. The Company is subject to audit by any state in which we conduct business for the tax periods ended June 30, 2005, December 31, 2005, December 31, 2006 and December 31, 2007.

(13)	Shareholders’ Equity

Retained earnings are partially restricted in connection with regulations related to the insurance of savings accounts, which requires Northwest to maintain certain statutory reserves. Northwest may not pay dividends on or repurchase any of their common stock if the effect thereof would reduce retained earnings below the level of adequate capitalization as defined by federal and state regulators.

In tax years prior to fiscal 1997, Northwest was permitted, under the Internal Revenue Code (the Code), to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. Bad debt deductions for income tax purposes are included in taxable income of later years only if the bad debt reserve is used subsequently for purposes other than to absorb bad debt losses. Because Northwest does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided prior to fiscal 1987. Retained earnings at December 31, 2008 include approximately $39,107,000 representing such bad debt deductions for which no deferred income taxes have been provided.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(14)	Earnings Per Share

Basic earnings per common share (“EPS”) is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period, without considering any dilutive items. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For the year ended December 31, 2008, 213,686 options with a strike price of $25.49 per share, 179,806 options with a strike price of $25.89 per share, 2,000 options with a strike price of $28.09 per share and 191,709 options with a strike price of $25.03 per share were excluded from the calculation of earnings per share because they were anti-dilutive. There were no anti-dilutive options during 2007 or 2006. The computation of basic and diluted earnings per share follows:

	Years ended December 31,
	2008	2007	2006
Net income available to common shareholders	$48,171	49,097	51,536

Weighted average common shares outstanding	48,363	49,041	49,879
Dilutive potential shares due to effect of stock options	235	313	257

Total weighted average common shares and dilutive potential shares	48,598	49,354	50,136

Basic earnings per share	$1.00	1.00	1.03

Diluted earnings per share	$0.99	0.99	1.03

(15)	Employee Benefit Plans
(a)	Pension Plans

The Company maintains noncontributory defined benefit pension plans covering substantially all employees and the members of its board of directors. Retirement benefits are based on certain compensation levels, age, and length of service. Contributions are based on an actuarially determined amount to fund not only benefits attributed to service to date but also for those expected to be earned in the future. In addition, the Company has an unfunded Supplemental Executive Retirement Plan (“SERP”) to compensate those executive participants eligible for the Company’s defined benefit pension plan whose benefits are limited by Section 415 of the Internal Revenue Code.

The Company also sponsors a retirement savings plan in which substantially all employees participate. The Company provides a matching contribution of 50% of each employee’s contribution to a maximum of 6% of the employee’s compensation.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Total expense for all retirement plans, including defined benefit pension plans, was approximately $5,957,000, $6,639,000 and $6,310,000, for the years ended December 31, 2008, 2007 and 2006, respectively.

Components of net periodic pension cost and other amounts recognized in other comprehensive income:

The following table sets forth the net periodic pension cost for the Company’s defined benefit pension plans:

	Years ended December 31,
	2008	2007	2006
Service cost	$5,022	4,958	4,555
Interest cost	4,559	4,094	3,492
Expected return on plan assets	(4,988)	(4,409)	(3,601)
Net amortization and deferral	175	825	793

Net periodic pension cost	$4,768	5,468	5,239

The following table sets forth other changes in the Company’s defined benefit pension plans’ plan assets and benefit obligations recognized in other comprehensive income:

	Years ended December 31,
	2008	2007	2006
Net loss (gain)	$25,675	(8,391)	—
Prior service cost (credit)	(2,184)	—	—
Amortization of prior sevice cost	(51)	(77)	—

Total recognized in other comprehensive income	$23,440	(8,468)	—

Total recognized in net periodic pension cost and other comprehensive income/(loss)	$28,208	(3,000)	5,239

The estimated net loss and prior service cost for the Company’s defined benefit pension plan that will be amortized from accumulated other comprehensive income into net periodic cost over the next year are $1,677,000 and $125,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table sets forth information for the Company’s defined benefit pension plans’ funded status at December 31, 2008 and 2007:

	December 31
	2008	2007
Change in benefit obligation:
Benefit obligation at beginning of year	$73,708	71,891
Service cost	5,022	4,958
Interest cost	4,559	4,094
Actuarial (gain) loss	(675)	(5,630)
Benefits paid	(1,845)	(1,605)

Benefit obligation at end of year	$80,769	73,708

Change in plan assets:
Fair value of plan assets at beginning of year	$62,943	55,622
Actual return on plan assets	(18,394)	6,461
Employer contributions	6,332	2,465
Benefits paid	(1,845)	(1,605)

Fair value of plan assets at end of period	$49,036	62,943

Funded status at end of year	$(31,733)	(10,765)

The following table sets forth the assumptions used to develop the net periodic pension cost:

	Years ended December 31,
	2008	2007	2006
Discount rate	6.25%	5.75%	5.75%
Expected long-term rate of return on assets	8.00%	8.00%	8.00%
Rate of increase in compensation levels	4.00%	4.00%	4.00%

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table sets forth the assumptions used to determine benefit obligations at the end of each period:

	Years ended December 31,
	2008	2007	2006
Discount rate	6.00%	6.25%	5.75%
Expected long-term rate of return on assets	8.00%	8.00%	8.00%
Rate of increase in compensation levels	4.00%	4.00%	4.00%
The expected long-term rate of return on assets is based on the expected return of each of the asset categories, weighted based on the median of the target allocation for each category.

The accumulated benefit obligation for the funded defined benefit pension plan was $57,146,000, $51,010,000 and $48,325,000 at December 31, 2008, 2007 and 2006, respectively. The accumulated benefit obligation for all unfunded defined benefit plans was $3,844,000, $3,659,000 and $4,014,000 at December 31, 2008, 2007 and 2006, respectively.

The following table sets forth information for pension plans with an accumulated benefit obligation in excess of plan assets:

	December 31,
	2008	2007
Projected benefit obligation	$80,769	73,708
Accumulated benefit obligation	$60,990	54,668
Fair value of plan assets	$49,036	62,943
The Company anticipates making contributions to its defined benefit pension plan between $2 million and $8 million during the fiscal year ending December 31, 2009.

The investment policy as established by the Plan Administrative Committee, to be followed by the Trustee, is to invest assets based on the target allocations shown in the table below. To meet target allocation ranges set forth by the Plan Administrative Committee, periodically, the assets are reallocated by the Trustee. The investment policy is reviewed periodically to determine if the policy should be changed. Pension assets are conservatively invested with the goal of providing market or better returns with below market risks. Assets are invested in a balanced portfolio composed primarily of equities, fixed income, and cash or cash equivalent investments. The Trustee tries to maintain an approximate asset mix position of 30% to 60% equities and 20% to 50% bonds.

A maximum of 10% may be invested in any one stock, including the stock of Northwest Bancorp, Inc. The objective of holding equity securities is to provide capital appreciation consistent with the ownership of the common stocks of medium to large companies. Acceptable bond investments are direct or agency obligations of the U.S. Government or investment grade corporate bonds. The average maturity of the bond portfolio shall not exceed 10 years.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table sets forth the weighted average asset allocation of defined benefit plans:

	Target	December 31
Asset category	allocation	2008	2007
Debt securities	20-50%	38%	39%
Equity securities	30-60%	60%	58%
Other	5-50%	2%	3%
Total		100%	100%
The benefits expected to be paid in each year from 2009 to 2013 are $1,959,000, $2,144,000, $2,286,000, $2,517,000, and $2,933,000, respectively. The aggregate benefits expected to be paid in the five years from 2014 to 2018 are $19,823,000. The expected benefits to be paid are based on the same assumptions used to measure the Company’s benefit obligations at December 31, 2008 and include estimated future employee service.

(b)	Postretirement Healthcare Plan

In addition to pension benefits, the Company provides postretirement healthcare benefits for certain employees who were employed by the Company as of October 1, 1993 and were at least 55 years of age on that date. The Company accounts for these benefits in accordance with Statement of Financial Accounting Standards No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions (SFAS 106). SFAS 106 requires the accrual method of accounting for postretirement benefits other than pensions.

Components of net periodic benefit cost and other amounts recognized in other comprehensive income:

The following table sets forth the net periodic benefit cost for the Company’s postretirement healthcare benefits plan:

	Years ended December 31,
	2008	2007	2006
Service cost	$—	—	—
Interest cost	98	93	91
Recognized actuarial gain	43	42	34

Net periodic benefit cost	$141	135	125

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The following table sets forth other changes in the Company’s postretirement healthcare plan’s plan assets and benefit obligations recognized in other comprehensive income:

	Years ended December 31,
	2008	2007	2006
Net loss (gain)	$204	(22)	—

Total recognized in other comprehensive income	$204	(22)	—

Total recognized in net periodic benefit cost and other comprehensive income	$345	113	125

The estimated net loss for the postretirement healthcare benefit plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next year is $57,000.

The following table sets forth the funded status of the Company’s postretirement healthcare benefit plan at December 31, 2008 and 2007:

	December 31
	2008	2007
Change in benefit obligation:
Benefit obligation at beginning of year	$1,637	1,701
Service cost	—	—
Interest cost	98	93
Actuarial (gain) loss	218	20
Benefits paid	(186)	(177)

Benefit obligation at end of year	1,767	1,637

Change in plan assets:
Fair value of plan assets at beginning of year	$—	—
Employer contributions	186	177
Benefits paid	(186)	(177)

Fair value of plan assets at end of year	$—	—

Funded status at year end	$(1,767)	(1,637)

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The assumptions used to develop the preceding information for postretirement healthcare benefits are as follows:

	Years ended December 31,
	2008	2007	2006
Discount rate	6.00%	5.75%	5.75%
Monthly cost of healthcare insurance per beneficiary (1)	$305	274	257
Annual rate of increase in healthcare costs	4.00%	4.00%	4.00%

(1)	Not in thousands
If the assumed rate of increase in healthcare costs was increased by one percentage point to 5% from the level of 4% presented above, the service and interest cost components of net periodic postretirement healthcare benefit cost would increase by $12,000, in the aggregate, and the accumulated postretirement benefit obligation for healthcare benefits would increase by $80,000.

The following table sets forth amounts recognized in accumulated other comprehensive income:

	Years ended December 31,
	2008	2007	2006
Net loss/(gain)	$204	634	656

The accumulated benefit obligation for the Company’s postretirement healthcare benefit plan at December 31, 2008 and 2007 was $1,767,000 and $1,637,000, respectively.

The following table sets forth information for plans with an accumulated benefit obligation in excess of plan assets:

	December 31,
	2008	2007
Projected benefit obligation	$1,767	1,637
Accumulated benefit obligation	$1,767	1,637
Fair value of plan assets	$—	—
(c)	Employee Stock Ownership Plan

The Company has an employee stock ownership plan (ESOP) for employees who have attained age 21 and who have completed a 12-month period of employment with the Company during which they worked at least 1,000 hours. The Company can make contributions to the ESOP at the board’s discretion. Company shares would then be purchased periodically in the open market and allocated to employee accounts based on each employee’s relative portion of the Company’s total eligible compensation recorded during the year.

No contributions were made and no expense was recognized during the years ended December 31, 2008, 2007 and 2006.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(d)	Recognition and Retention Plan

On November 17, 2004, the Company established a Recognition and Retention Plan for Employees and Outside Directors (RRP) with 290,220 shares authorized. The objective of the RRP is to enable the Company to provide directors, officers, and employees with a proprietary interest in the Company. On March 16, 2005, 278,231 shares were issued with a weighted average grant date fair value per share of $21.42 (total market value of $5,959,000 at issuance). Total common shares forfeited were 8,322, of which, 685, 3,058 and 1,644 shares were forfeited during the years ended December 31, 2008, 2007, and 2006, respectively. During 2007, 4,300 shares were issued with a weighted average grant date fair value per share of $27.04 (total market value of $116,000 at issuance). Shares of common stock granted pursuant to the RRP were in the form of restricted stock and generally vest over a five-year period at the rate of 20% per year, commencing one year after the award date. As of December 31, 2008, 60% of the March 16, 2005 issuance have vested and 20% of the 2007 issuances have vested. Once shares have vested, they are no longer restricted. Compensation expense, in the amount of the fair market value of the common stock at the date of the grant, will be recognized pro rata over the five years during which the shares are payable. While restricted, the recipients are entitled to all voting and other shareholder rights, except that the shares may not be sold, pledged, or otherwise disposed of and are required to be held in a trust.

(e)	Stock Option Plans

On November 21, 1995, the Company adopted the 1995 Stock Option Plan. The objective of the Stock Option Plan is to provide an additional performance incentive to the Company’s employees and outside directors. The Stock Option Plan authorized the grant of stock options and limited stock appreciation rights for 1,380,000 shares of the Company’s common stock. On December 20, 1995, the Company granted 242,000 nonstatutory stock options to its outside directors at an exercise price of $5.58 per share (95% of the Company’s common stock fair market value per share at grant date) and 923,200 incentive stock options to employees at an exercise price of $5.875 per share. On March 22, 1996, the Company granted 122,800 incentive stock options to employees at an exercise price of $5.625 per share. On December 16, 1998, the Company granted 15,086 incentive stock options to employees at an exercise price of $9.875 per share. On October 20, 1999, the Company granted 2,000 nonstatutory stock options to an outside director and 57,700 incentive stock options to employees at an exercise price of $7.812 per share. On June 21, 2000, the Company granted the remaining 17,214 incentive stock options as well as 786 previously forfeited options at an exercise price of $6.875 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting at the rate of 20% per year commencing with the grant date.

On November 17, 2000, the Company adopted the 2000 Stock Option Plan. This Plan authorized the grant of stock options and limited stock rights for 800,000 shares of the Company’s common stock. On October 17, 2001, the Company granted 84,000 nonstatutory stock options to its outside directors and 143,845 incentive stock options to employees at an exercise price of $9.780 per share. On August 21, 2002, the Company granted 162,940 incentive stock options to employees at an exercise price of $13.30 per share. On August 20, 2003, the Company granted 182,000 incentive stock options to employees at an exercise price of $16.59 per share. On December 15, 2004, the Company granted 220,780 incentive stock options to employees at an exercise price of $25.49 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting at the rate of 20% per year commencing with the grant date.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
On November 17, 2005, the Company adopted the 2005 Stock Option Plan. This Plan authorizes the grant of stock options and limited stock rights for 725,552 shares of the Company’s common stock. On January 19, 2005, the Company granted 70,000 nonstatutory stock options to its outside directors and 154,546 incentive stock options to employees at an exercise price of $22.93 per share. On January 18, 2006 the Company granted 158,333 incentive stock options to employees at an exercise price of $22.18 per share. On January 17, 2007 the Company granted 179,806 stock options to employees at an exercise price of $25.89 per share. On June 20, 2007 the Company granted 2,000 stock options to a new director at an exercise price of $28.09 per share. On January 16, 2008 the Company granted the remaining 160,867 incentive stock options as well as 30,842 previously forfeited incentive stock options to employees at an exercise price of $25.03 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting at the rate of 20% per year commencing one year from the grant date.

On May 21, 2008, the Company adopted the 2008 Stock Option Plan. This Plan authorized the grant of stock options and limited stock rights for 1,750,000 shares of the Company’s common stock. On November 19, 2008 the Company granted 24,000 nonstatutory stock options to its outside directors and 202,068 incentive stock options to employees at an exercise price of $22.03 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting over a seven year period commencing one year from the grant date.

The following table summarizes the activity in the Company’s option plans during the years ended December 31, 2008, 2007 and 2006:

	Years Ended December 31,
	2008			2007			2006
		Weighted			Weighted			Weighted
		average			average			average
		exercise			exercise			exercise
	Number	price		Number	price		Number	price
Balance at beginning of year	1,236,358	$19.96		1,112,858	$18.65		1,019,189	$17.55
Granted	417,777	23.41	(a)	181,806	25.91	(a)	158,333	22.18	(a)
Exercised	(54,367)	12.20	(b)	(52,572)	12.66	(b)	(63,064)	10.14	(b)
Forfeited	—	0.00		(5,734)	22.14		(1,600)	5.63

Balance at end of year	1,599,768	21.12		1,236,358	19.96		1,112,858	18.65

Exercisable at end of year	853,167	18.88		796,270	17.61		651,415	15.78

(a)	Weighted average fair value of options at grant date: $3.05, $5.12, and $4.75, respectively.

(b)	The total intrinsic value of options exercised was $692,000, $773,000 and $898,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The aggregate intrinsic value of all options expected to vest and fully vested options at December 31, 2008 is $0 and $3,429,000, respectively. The following table summarizes the number of options outstanding, number of options exercisable, and weighted average remaining life of all option grants:

	Exercise	Exercise	Exercise	Exercise	Exercise	Exercise
	Price	Price	Price	Price	Price	Price
	$6.875	$7.812	$9.780	$13.302	$16.590	$22.030
Options outstanding:
Number of options	4,800	16,400	134,201	110,054	144,314	226,068
Weighted average remaining contract life (years)	1.50	1.00	2.75	4.00	5.00	9.75
Options exercisable:
Number of options	4,800	16,400	134,201	110,054	144,314	—
Weighted average remaining term - vested (years)	1.50	1.00	2.75	4.00	5.00	9.75

	Exercise	Exercise	Exercise	Exercise	Exercise	Exercise
	Price	Price	Price	Price	Price	Price	Total
	$22.180	$22.930	$25.030	$25.490	$25.890	$28.090	$21.120
Options outstanding:
Number of options	155,801	220,929	191,709	213,686	179,806	2,000	1,599,768
Weighted average remaining contract life (years)	7.00	6.00	9.00	6.00	8.00	8.00	6.65
Options exercisable:
Number of options	61,703	131,648	—	213,686	35,961	400	853,167
Weighted average remaining term - vested (years)	7.00	6.00	9.00	6.00	8.00	8.00	4.19

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(16)	Disclosures About Fair Value of Financial Instruments

SFAS No. 107, Disclosure about Fair Value of Financial Instruments (SFAS 107), requires disclosure of fair value information about financial instruments whether or not recognized in the consolidated statement of financial condition. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The carrying amounts reported in the consolidated statement of financial condition approximate fair value for the following financial instruments: cash on hand, interest-earning deposits in other institutions, federal funds sold and other short-term investments, accrued interest receivable, accrued interest payable, and marketable securities available-for-sale.

The following table sets forth the carrying amount and estimated fair value of the Company’s financial instruments included in the consolidated statement of financial condition as of December 31, 2008 and 2007:

	December 31
	2008		2007
	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value
Financial assets:
Cash and equivalents	$79,922	79,922	230,616	230,616
Securities available-for-sale	1,139,170	1,139,170	1,133,367	1,133,367
Loans receivable, net	5,141,892	5,446,835	4,795,622	4,941,215
Accrued interest receivable	27,252	27,252	27,084	27,084
FHLB stock	63,143	63,143	31,304	31,304

Total financial assets	$6,451,379	6,756,322	6,217,993	6,363,586

Financial liabilities:
Savings and checking accounts	$2,580,751	2,580,751	2,505,638	2,505,638
Time deposits	2,457,460	2,500,410	3,036,696	3,071,514
Borrowed funds	1,067,945	1,049,399	339,115	338,671
Trust-preferred securities	108,254	116,783	108,320	108,320
Cash flow hedges — swaps	13,114	13,114	—	—
Accrued interest payable	5,194	5,194	4,356	4,356

Total financial liabilities	$6,232,718	6,265,651	5,994,125	6,028,499

Fair value estimates are made at a point-in-time, based on relevant market data and information about the instrument. The following methods and assumptions were used in estimating the fair value of financial instruments at December 31, 2008 and 2007.

Marketable Securities

Where available, market values are based on quoted market prices, dealer quotes, and prices obtained from independent pricing services. See the SFAS 157 section of this footnote for further detail on how fair values of marketable securities are determined. Refer to note 3 for the detail of the type of investment securities.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Loans Receivable

Loans with comparable characteristics including collateral and repricing structures were segregated for valuation purposes. Each loan pool was separately valued utilizing a discounted cash flow analysis. Projected monthly cash flows were discounted to present value using a market rate for comparable loans. Characteristics of comparable loans included remaining term, coupon interest, and estimated prepayment speeds. Delinquent loans were evaluated separately, given the impact delinquency has on the projected future cash flow of the loan and the approximate discount or market rate.

Deposit Liabilities

SFAS 107 defines the estimated fair value of deposits with no stated maturity, which includes demand deposits, money market, and other savings accounts, to be the amount payable on demand. Although market premiums paid for depository institutions reflect an additional value for these low-cost deposits, SFAS 107 prohibits adjusting fair value for any value expected to be derived from retaining those deposits for a future period of time or from the benefit that results from the ability to fund interest-earning assets with these deposit liabilities. The fair value estimates of deposit liabilities do not include the benefit that results from the low-cost funding provided by these deposits compared to the cost of borrowing funds in the market. Fair values for time deposits are estimated using a discounted cash flow calculation that applies contractual cost currently being offered in the existing portfolio to current market rates being offered locally for deposits of similar remaining maturities. The valuation adjustment for the portfolio consists of the present value of the difference of these two cash flows, discounted at the assumed market rate of the corresponding maturity.

Borrowed Funds

The fixed rate advances were valued by comparing their contractual cost to the prevailing market cost.

Trust-Preferred Securities

The fair value of the trust-preferred securities are calculated using the discounted cash flows at the prevailing rate of interest.

Cash flow hedges — Interest rate swap agreements (“swaps”)

The fair values of the swaps is the amount the Company would have expected to pay to terminate the agreements and is based upon the present value of the expected future cash flows using the LIBOR swap curve, the basis for the underlying interest rate.

Off-Balance Sheet Financial Instruments

These financial instruments generally are not sold or traded, and estimated fair values are not readily available. However, the fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. Commitments to extend credit issued by the Company are generally short-term in nature and, if drawn upon, are issued under current market terms. At December 31, 2008 and 2007, there was no significant unrealized appreciation or depreciation on these financial instruments.

SFAS No. 157 — Fair Value Measurements

Effective January 1, 2008, the Company adopted the provisions of SFAS 157 for all financial assets and liabilities recognized or disclosed at fair value on a recurring basis and certain financial assets and liabilities on a non-recurring basis. SFAS 157 establishes a three-level hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. The fair value hierarchy gives the highest priority to quoted prices with readily available independent data in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable market inputs (Level 3). When various inputs for measurement fall within different levels of the fair value hierarchy, the lowest level input that has a significant impact on fair value measurement is used.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Financial assets and liabilities are categorized based upon the following characteristics or inputs to the valuation techniques:
•	Level 1 — Financial assets and liabilities for which inputs are observable and are obtained from reliable quoted prices for identical assets or liabilities in actively traded markets. This is the most reliable fair value measurement and includes, for example, active exchange-traded equity securities.

•	Level 2 — Financial assets and liabilities for which values are based on quoted prices in markets that are not active or for which values are based on similar assets or liabilities that are actively traded. Level 2 also includes pricing models in which the inputs are corroborated by market data, for example, matrix pricing.

•	Level 3 — Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Level 3 inputs include the following:
o	Quotes from brokers or other external sources that are not considered binding;

o	Quotes from brokers or other external sources where it can not be determined that market participants would in fact transact for the asset or liability at the quoted price;

o	Quotes and other information from brokers or other external sources where the inputs are not deemed observable.
The Company is responsible for the valuation process and as part of this process may use data from outside sources in establishing fair value. The Company performs due diligence to understand the inputs used or how the data was calculated or derived. The Company corroborates the reasonableness of external inputs in the valuation process.

The following table represents assets measured at fair value on a recurring basis as of December 31, 2008:

				Total assets at
	Level 1	Level 2	Level 3	fair value
Equity securities — available for sale	$894	—	220	1,114
Debt securities — available for sale	—	1,132,119	5,937	1,138,056
Derivative fair value of interest rate swap	—	(13,114)	—	(13,114)

Total assets	$894	1,119,005	6,157	1,126,056

Debt securities — available for sale — Generally, debt securities are valued using pricing for similar securities, recently executed transactions and other pricing models utilizing observable inputs. The valuation for most debt securities is classified as Level 2. Securities within Level 2 include corporate bonds, municipal bonds, mortgage-backed securities and US government obligations. Certain debt securities which were AAA rated at purchase do not have an active market and as such the Company has used an alternative method to determine the fair value of these securities. The fair value has been determined using a discounted cash flow model using market assumptions, which generally include cash flow, collateral and other market assumptions. As such, securities which otherwise would have been classified as level 2 securities if an active market for those assets or similar assets existed are included herein as level 3 assets. Other debt securities, pooled trust preferred securities rated below AA at purchase, have a fair value based on a discounted cash flow model using similar assumptions to those noted above and accordingly are classified as level 3 assets.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Equity securities — available for sale — Level 1 securities include publicly traded securities valued using quoted market prices. Level 3 securities include investments in two financial institutions that provide financial services only to investor banks received as part of previous acquisitions without observable market data to determine the investments fair values. These securities can only be sold back to the issuing financial institution at cost.

Interest rate swap agreements (Swaps) — The fair value of the swaps was the amount the Company would have expected to pay to terminate the agreements and is based upon the present value of the expected future cash flows using the LIBOR swap curve, the basis for the underlying interest rate.

The table below presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the year ended December 31, 2008:

	Equity	Debt
	securities	securities
Balance at January 1, 2008	$220	22,369
Total net realized investment gains/(losses) and net change in unrealized appreciation/(depreciation):
Included in net income as OTTI	—	(9,522)
Included in other comprehensive income	—	(1,234)
Purchases and sales	—	—
Net transfers in (out) of Level 3	—	(5,676)

Balance at December 31, 2008	$220	5,937

Certain assets and liabilities are measured at fair value on a nonrecurring basis after initial recognition such as loans held for sale, loans measured for impairment and mortgage servicing rights. The following table represents the fair market measurement for nonrecurring assets as of December 31, 2008:

				Total assets
	Level 1	Level 2	Level 3	at fair value
Loans held for sale	$18,738	—	—	18,738
Loans measured for impairment	—	—	9,130	9,130
Mortgage servicing rights	—	—	5,481	5,481

Total assets	$18,738	—	14,611	33,349

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Loans held for sale — Mortgage loans held for sale are recorded at the lower of carrying value or market value. The fair value of mortgage loans held for sale is based on what secondary markets are currently offering. As the fair value is determined by a quoted price from Freddie Mac, and the Company has open delivery contracts with Freddie Mac, the Company classifies loans held for sale as nonrecurring Level 1.

Impaired loans — A loan is considered to be impaired when it is probable that all of the principle and interest due under the original terms of the loan may not be collected. Impairment is measured based on the fair value of the underlying collateral or discounted cash flows when collateral does not exist. The Company measures impairment on all nonaccrual commercial and commercial real estate loans for which it has established specific reserves as part of the specific allocated allowance component of the allowance for loan losses. The Company classifies impaired loans as nonrecurring Level 3.

Mortgage servicing rights — Mortgage servicing rights represent the value associated with servicing residential mortgage loans, when the mortgage loans have been sold into the secondary market and the related servicing has been retained by the Company. The value is determined through a discounted cash flow analysis, which uses interest rates, prepayment speeds and delinquency rate assumptions as inputs. All of these assumptions require a significant degree of management judgment. Servicing rights and the related mortgage loans are segregated into categories or homogeneous pools based upon common characteristics. Adjustments are made when the estimated discounted future cash flows are less than the carrying value, as determined by individual pool. As such, mortgage servicing rights are classified as nonrecurring Level 3.

(17)	Regulatory Capital Requirements

The Company’s banking subsidiary is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by the regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company’s banking subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital to average assets (as defined). At December 31, 2008 and 2007, the Company’s banking subsidiary exceeded all capital adequacy requirements to which they were subject. At December 31, 2008, the maximum amount available for dividend payments by Northwest to the Company, while maintaining its “well capitalized” status, was approximately $99,600,000.

As of December 15, 2008, the most recent notification from the FDIC categorized Northwest as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the bank must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the bank’s categories.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
The actual, required, and well capitalized levels as of December 31, 2008 and 2007 were as follows:

	December 31, 2008
			Minimum capital		Well capitalized
	Actual		requirements		requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets):	$604,067	13.95%	$346,354	8.00%	$432,943	10.00%
Tier I capital (to risk weighted assets):	549,869	12.70%	173,177	4.00%	259,766	6.00%
Tier I capital (leverage) (to average assets):	549,869	8.05%	204,887	3.00%*	341,478	5.00%

	December 31, 2007
			Minimum capital		Well capitalized
	Actual		requirements		requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets):	$571,785	14.10%	$324,304	8.00%	$405,380	10.00%
Tier I capital (to risk weighted assets):	529,833	13.07%	162,152	4.00%	243,228	6.00%
Tier I capital (leverage) (to average assets):	529,833	8.21%	193,630	3.00%*	322,717	5.00%

*	The FDIC has indicated that the most highly rated institutions, which meet certain criteria, will be required to maintain a ratio of 3%, and all other institutions will be required to maintain an additional capital cushion of 100 to 200 basis points. As of December 31, 2008, the Company had not been advised of any additional requirements in this regard.
(18)	Contingent Liabilities

The Company and its subsidiaries are subject to a number of asserted and unasserted claims encountered in the normal course of business. Management believes that the aggregate liability, if any, that may result from such potential litigation will not have a material adverse effect on the Company’s financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(19)	Components of Comprehensive Income

The following table sets forth the components of comprehensive income for the years ended December 31, 2008, 2007 and 2006:

	Years ended December 31,
	2008	2007	2006
Unrealized (loss) gain on marketable securities available-for-sale, net of tax of $3,809, $(6,511) and $298, respectively	(5,957)	10,184	(466)
Reclassification adjustment for gains included in net income, net of tax of $2,035, $1,877 and $263, respectively	(3,183)	(2,938)	(393)
Change in fair value of interest rate swaps, net of tax of $4,590, $0 and $0, respectively	(8,524)	—	—
Defined benefit plans:
Net (loss)/ gain, net of tax of $9,161, $(3,281) and $0, respectively	(14,330)	5,132	—
Amortization of prior service costs, net of tax of $(20), $(30) and $0, respectively	31	47	—

Other comprehensive income	$(31,963)	12,425	(859)

(20)	Northwest Bancorp, Inc. (Parent Company Only)
Statements of Financial Condition

	December 31
	2008	2007
Assets
Cash and cash equivalents	$20,695	3,618
Marketable securities available-for-sale	73	96
Investment in bank subsidiary	706,610	714,160
Other assets	8,021	3,582

Total assets	$735,399	721,456

Liabilities and Shareholders’ Equity

Liabilities:
Debentures payable	$108,249	108,249
Other liabilities	13,366	329

Total liabilities	121,615	108,578
Shareholders’ equity	613,784	612,878

Total liabilities and shareholders’ equity	$735,399	721,456

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)

	Years ended December 31,
	2008	2007	2006
Income:
Interest income	$359	480	3,891
Dividends from bank subsidiary	39,000	49,000	45,000
Undistributed earnings from equity investment in bank subsidiary	12,722	4,838	16,551

Total income	52,081	54,318	65,442
Expense:
Compensation and benefits	380	366	378
Other expense	105	159	182
Loss on early extinquishment of debt	—	—	3,124
Interest expense	5,339	7,250	15,616

Total expense	5,824	7,775	19,300

Income before income taxes	46,257	46,543	46,142
Federal and state income taxes	(1,914)	(2,554)	(5,394)

Net income	$48,171	49,097	51,536

Statements of Cash Flows

	Years ended December 31,
	2008	2007	2006
Operating activities:
Net income	$48,171	49,097	51,536
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed earnings of subsidiary	(12,722)	(4,838)	(16,551)
Loss on early extinguishment	—	—	3,124
Noncash stock benfit plan compensation expense	2,731	2,454	2,296
Net change in other assets and liabilities	(2,997)	1,636	(3,242)

Net cash provided by operating activities	35,183	48,349	37,163
Investing activities:
Acquisitions, net of cash received	—	5,048	—

Net cash provided by investing activities	—	5,048	—
Financing activities:
Cash dividends paid	(15,771)	(15,696)	(13,727)
Treasury stock repurchases	(3,335)	(40,825)	(8,080)
Redemption of trust preferred stock	—	—	(102,062)
Proceeds from options exercised	1,000	862	873

Net cash used in financing activities	(18,106)	(55,659)	(122,996)

Net increase/ (decrease) in cash and cash equivalents	$17,077	(2,262)	(85,833)

Cash and cash equivalents at beginning of year	3,618	5,880	91,713
Net increase/ (decrease) in cash and cash equivalents	$17,077	(2,262)	(85,833)

Cash and cash equivalents at end of year	$20,695	3,618	5,880

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(21)	Business Segments

The Company has identified two reportable business segments based upon the operating approach currently used by management. The Community Banking segment includes the savings bank subsidiary of the Company, Northwest Savings Bank, as well as the subsidiaries of the savings bank that provide similar products and services. The savings bank is a community-oriented institution that offers a full array of traditional deposit and loan products, including mortgage, consumer, and commercial loans as well as trust, investment management, actuarial and benefit plan administration, and brokerage services typically offered by a full service financial institution. The Consumer Finance segment is comprised of Northwest Consumer Discount Company, a subsidiary of Northwest Savings Bank, which operates offices in Pennsylvania and New York. This subsidiary compliments the services of the bank by offering personal installment loans for a variety of consumer and real estate products. This activity is funded primarily through its intercompany borrowing relationship with Allegheny Services, Inc. Net income is primarily used by management to measure segment performance. The following tables provide financial information for these segments. The All Other column represents the parent company, other nonbank subsidiaries, and elimination entries necessary to reconcile to the consolidated amounts presented in the financial statements.

At or for the year ended	Community	Consumer	All
December 31, 2008	banking	finance	other*	Consolidated
External interest income	$368,201	20,452	6	$388,659

Intersegment interest income	4,959	—	(4,959)	—

Interest expense	163,922	5,186	185	169,293

Provision for loan losses	19,500	3,351	—	22,851

Noninterest income	36,324	2,269	159	38,752

Noninterest expense	158,652	10,990	486	170,128

Income tax expense (benefit)	17,646	1,236	(1,914)	16,968

Net income	$49,764	1,958	(3,551)	$48,171

Total assets	$6,792,735	115,463	22,043	$6,930,241

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)

At or for the year ended	Community	Consumer	All
December 31, 2007	banking	finance	other*	Consolidated
External interest income	$375,761	20,266	4	$396,031

Intersegment interest income	7,991	—	(7,991)	—

Interest expense	195,533	8,232	7,250	211,015

Provision for loan losses	6,000	2,743	—	8,743

Noninterest income	40,250	2,552	220	43,022

Noninterest expense	143,878	8,339	525	152,742

Income tax expense (benefit)	18,607	1,403	(2,554)	17,456

Net income	$59,984	2,101	(12,988)	$49,097

Total assets	$6,629,725	122,657	(88,866)	$6,663,516

At or for the year ended	Community	Consumer	All
December 31, 2006	banking	finance	other*	Consolidated
External interest income	$349,964	18,605	4	$368,573

Intersegment interest income	8,234	—	(8,234)	—

Interest expense	178,634	8,494	3,981	191,109

Provision for loan losses	6,000	2,480	—	8,480

Noninterest income	42,988	2,515	523	46,026

Noninterest expense	131,847	8,150	3,685	143,682

Income tax expense (benefit)	24,435	751	(5,394)	19,792

Net income	$60,270	1,245	(9,979)	$51,536

Total assets	$6,493,770	124,993	(90,948)	$6,527,815

*	Eliminations consist of intercompany interest income and interest expense.
(22)	Guaranteed Preferred Beneficial Interests in Company’s Junior Subordinated Deferrable Interest Debentures (Trust-Preferred Securities) and Interest Rate Swap Agreements

The Company has three statutory business trusts: Northwest Bancorp Capital Trust III, a Delaware statutory business trust, and Northwest Bancorp Statutory Trust IV, a Connecticut statutory business trust and Penn Laurel Financial Corp. Trust I, a Delaware statutory business trust (the Trusts). The Penn Laurel Financial Corp, Trust I was assumed with the acquisition of Penn Laurel Financial Corporation in June 2007. These trusts exist solely to issue preferred securities to third parties for cash, issue common securities to the Company in exchange for capitalization of the Trusts, invest the proceeds from the sale of trust securities in an equivalent amount of debentures of the Company, and engage in other activities that are incidental to those previously listed. The aforementioned trusts are not consolidated in accordance with FIN 46 (R), Consolidation of Variable Interest Entities and Interpretation of ARB No. 51. Northwest Bancorp Capital Trust III issued 50,000 cumulative trust preferred securities in a private transaction to a pooled investment vehicle on December 5, 2006

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
(liquidation value of $1,000 per preferred security or $50,000,000) with a stated maturity of December 30, 2035 and a floating rate of interest, which is reset quarterly, equal to three-month LIBOR plus 1.38%. Northwest Bancorp Statutory Trust IV issued 50,000 cumulative trust preferred securities in a private transaction to a pooled investment vehicle on December 15, 2006 (liquidation value of $1,000 per preferred security or $50,000,000) with a stated maturity of December 15, 2035 and a floating rate of interest, which is reset quarterly, equal to three-month LIBOR plus 1.38%. Penn Laurel Financial Corp. Trust I issued 5,000 cumulative trust preferred securities in a private transaction to a pooled investment vehicle on January 23, 2004 (liquidation value of $1,000 per preferred security or $5,000,000) with a stated maturity of January 23, 2034 and floating rate of interest, which is reset quarterly, equal to three-month LIBOR plus 2.80%.

The Trusts have invested the proceeds of the offerings in junior subordinated deferrable interest debentures issued by the Company. The structure of these debentures mirrors the structure of the trust-preferred securities. Northwest Bancorp Statutory Trust III holds $51,547,000 of the Company’s junior subordinated debentures due December 30, 2035 with a floating rate of interest, reset quarterly, of three-month LIBOR plus 1.38%. The rate in effect at December 31, 2008 was 2.85%. Northwest Bancorp Statutory Trust IV holds $51,547,000 of the Company’s junior subordinated debentures due December 15, 2035 with a floating rate of interest, reset quarterly, of three-month LIBOR plus 1.38%. The rate in effect at December 31, 2008 was 3.38%. Penn Laurel Financial Corp. Trust I holds $5,155,000 of the Company’s junior subordinated debentures due January 23, 2034 with a floating rate of interest, reset quarterly, of three-month LIBOR plus 2.80%. The rate in effect at December 31, 2008 was 6.27%. These subordinated debentures are the sole assets of the Trusts.

Cash distributions on the trust securities are made on a quarterly basis to the extent interest on the debentures is received by the Trusts. The Company has the right to defer payment of interest on the subordinated debentures at any time, or from time-to-time, for periods not exceeding five years. If interest payments on the subordinated debentures are deferred, the distributions on the trust securities also are deferred. Interest on the subordinated debentures and distributions on the trust securities is cumulative. The Company obligation constitutes a full, irrevocable, and unconditional guarantee on a subordinated basis of the obligations of the trust under the preferred securities.

The Trusts must redeem the preferred securities when the debentures are paid at maturity or upon an earlier redemption of the debentures to the extent the debentures are redeemed. All or part of the debentures may be redeemed at any time on or after December 31, 2010. Also, the debentures may be redeemed at any time if existing laws or regulations, or the interpretation or application of these laws or regulations, change causing:
•	the interest on the debentures to no longer be deductible by the Company for federal income tax purposes;

•	the trust to become subject to federal income tax or to certain other taxes or governmental charges;

•	the trust to register as an investment company; and

•	the Company to become subject to capital requirements and the preferred securities do not qualify as Tier I capital.
The Company may, at any time, dissolve any of the Trusts and distribute the debentures to the trust security holders, subject to receipt of any required regulatory approval(s).

During the quarter ended September 30, 2008, the Company entered into four interest rate swap agreements (swaps). The Company designated the swaps as a cash flow hedge and they are intended to protect against the variability of cash flows associated with Trust III and Trust IV. The first two swaps hedge the interest rate risk of Trust III, wherein the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 4.20% to the same counterparty calculated on a notional amount of $25.0 million and the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 4.61% to the same counterparty calculated on a notional amount of $25.0 million. The terms of these two swaps are five years and ten years, respectively. The second two swaps hedge the interest rate risk of Trust IV, wherein the

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)
Company receives interest of LIBOR from a counterparty and pays a fixed rate of 3.85% to the same counterparty calculated on a notional amount of $25.0 million and the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 4.09% to the same counterparty calculated on a notional amount of $25.0 million. The terms of these two swaps are seven years and ten years, respectively. The swap agreements were entered into with a counterparty that met the Company’s credit standards and the agreements contain collateral provisions protecting the at-risk party. The Company believes that the credit risk inherent in the contracts is not significant.

At December 31, 2008, the fair value of the swap agreements was $(13,114,000) and was the amount the Company would have expected to pay if the contracts were terminated. There was no material hedge ineffectiveness for this swap.

(23)	Selected Quarterly Financial Data (Unaudited)

	Three months ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
2008:
Interest income	$96,821	97,152	97,519	97,167
Interest expense	48,387	43,423	39,819	37,664
Net interest income	48,434	53,729	57,700	59,503

Provision for loan losses	2,294	3,395	6,950	10,212
Noninterest income	12,891	11,644	4,952	9,265
Noninterest expenses	42,427	41,488	42,739	43,474

Income before income taxes	16,604	20,490	12,963	15,082
Income taxes	3,982	6,048	3,140	3,798

Net income	$12,622	14,442	9,823	11,284

Basic earnings per share	$0.26	0.30	0.20	0.23
Diluted earnings per share	$0.26	0.30	0.20	0.23

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2008, 2007 and 2006
(All dollar amounts presented in tables are in thousands)

	Three months ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
2007:
Interest income	$95,592	98,827	101,558	100,054
Interest expense	50,857	53,458	54,468	52,232

Net interest income	44,735	45,369	47,090	47,822
Provision for loan losses	2,006	2,066	2,149	2,522
Noninterest income	10,489	11,366	5,247	15,920
Noninterest expenses	37,876	37,777	38,481	38,608

Income before income taxes	15,342	16,892	11,707	22,612
Income taxes	4,045	4,592	2,121	6,698

Net income	$11,297	12,300	9,586	15,914

Basic earnings per share	$0.23	0.25	0.20	0.33
Diluted earnings per share	$0.23	0.25	0.20	0.33

	Three months ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
2006:
Interest income	$89,402	91,316	93,365	94,490
Interest expense	43,542	46,532	49,404	51,631

Net interest income	45,860	44,784	43,961	42,859
Provision for loan losses	2,099	2,067	2,237	2,077
Noninterest income	13,965	10,207	11,372	10,482
Noninterest expenses	35,203	34,897	35,278	38,304

Income before income taxes	22,523	18,027	17,818	12,960
Income taxes	15,812	5,000	4,961	3,120

Net income	$15,812	13,027	12,857	9,840

Basic earnings per share	$0.32	0.26	0.26	0.20
Diluted earnings per share	$0.32	0.26	0.26	0.20

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
(Amounts in thousands, excluding share data)

	(Unaudited)
	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$43,841	55,815
Interest-earning deposits in other financial institutions	369,840	16,795
Federal funds sold and other short-term investments	1,385	7,312
Marketable securities available-for-sale (amortized cost of $1,015,733 and $1,144,435, respectively)	1,009,382	1,139,170
Loans receivable, net of allowance for loan losses of $(66,777) and $(54,929), respectively	5,091,518	5,141,892
Accrued interest receivable	25,852	27,252
Real estate owned, net	15,890	16,844
Federal Home Loan Bank stock, at cost	63,143	63,143
Premises and equipment, net	119,943	115,842
Bank owned life insurance	125,867	123,479
Goodwill	171,363	171,363
Other intangible assets	5,725	7,395
Mortgage servicing rights	7,917	6,280
Other assets	40,625	37,659

Total assets	$7,092,291	6,930,241

Liabilities and Shareholders’ Equity
Liabilities:
Deposits	$5,345,739	5,038,211
Borrowed funds	897,063	1,067,945
Advances by borrowers for taxes and insurance	30,268	26,190
Accrued interest payable	4,955	5,194
Other liabilities	73,482	70,663
Junior subordinated deferrable interest debentures held by trusts that issued guaranteed capital debt securities	108,249	108,254

Total liabilities	6,459,756	6,316,457
Shareholders’ equity:
Preferred stock, $0.10 par value. 50,000,000 shares authorized; no shares issued	—	—
Common stock, $0.10 par value. 500,000,000 shares authorized; shares issued 51,259,687 and 51,244,974, respectively	5,126	5,124
Paid-in capital	219,335	218,332
Retained earnings, substantially restricted	503,692	490,326
Accumulated other comprehensive loss	(26,195)	(30,575)
Treasury stock of 2,742,800 at cost	(69,423)	(69,423)

Total shareholders’ equity	632,535	613,784

Total liabilities and shareholders’ equity	$7,092,291	6,930,241

See accompanying notes to unaudited consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Amounts in thousands, excluding share data)

	(Unaudited)
	Six months ended June 30,
	2009	2008
Interest income:
Loans receivable	$160,763	161,409
Mortgage-backed securities	14,278	16,684
Taxable investment securities	2,896	7,066
Tax-free investment securities	5,660	6,021
Interest-earning deposits	162	2,506

Total interest income	183,759	193,686

Interest expense:
Deposits	49,083	79,281
Borrowed funds	20,304	12,529

Total interest expense	69,387	91,810

Net interest income	114,372	101,876
Provision for loan losses	17,517	5,689

Net interest income after provision for loan losses	96,855	96,187

Noninterest income:
Impairment losses on securities	(8,690)	(1,472)
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	4,400	—

Net impairment losses	(4,290)	(1,472)
Gain on sale of investments, net	280	971
Service charges and fees	15,984	15,791
Trust and other financial services income	2,853	3,531
Insurance commission income	1,308	1,163
(Loss)/ gain on real estate owned, net	(3,872)	(341)
Income from bank owned life insurance	2,388	2,369
Mortgage banking income	3,724	671
Non-cash recovery of mortgage servicing asset	1,390	—
Other operating income	1,691	2,139

Total noninterest income	21,456	24,822

Noninterest expense:
Compensation and employee benefits	46,665	44,966
Premises and occupancy costs	11,202	11,043
Office operations	6,305	6,520
Processing expenses	10,262	8,919
Professional services	1,231	1,330
Amortization of intangible assets	1,670	2,586
Advertising	2,944	2,409
Federal deposit insurance premiums	3,780	1,844
FDIC special assessment	3,288	—
Loss on early extinguishment of debt	—	705
Other expenses	3,923	3,593

Total noninterest expense	91,270	83,915

Income before income taxes	27,041	37,094

Provision for income taxes:
Federal	6,327	8,555
State	1,121	1,475

Total provision for income taxes	7,448	10,030

Net income	$19,593	27,064

Basic earnings per share	$0.40	0.56

Diluted earnings per share	$0.40	0.56

See accompanying notes to unaudited consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Changes in Shareholders’ Equity — Unaudited
Six months ended June 30, 2009 and 2008
(Amounts in thousands, excluding share data)

				Accumulated
				other		Total
	Common	Paid-in	Retained	comprehensive	Treasury	shareholders’
For the six months ended June 30, 2008	stock	capital	earnings	income (loss), net	stock	equity
Balance at December 31, 2007	$5,119	214,606	458,425	816	(66,088)	$612,878
Effects of changing pension plan measurement date pursuant to FASB Statement No. 158	—	—	(499)	572	—	73

Balance at December 31, 2007, as adjusted	5,119	214,606	457,926	1,388	(66,088)	612,951
Comprehensive income:
Net income		—	27,064	—	—	27,064
Change in unrealized loss on securities, net of tax of $(4,850)	—	—	—	(7,587)	—	(7,587)

Total comprehensive income	—	—	27,064	(7,587)	—	19,477
Treasury stock repurchases	—	—	—	—	(3,335)	(3,335)
Exercise of stock options	2	241	—	—	—	243
Stock compensation	—	1,295	—	—	—	1,295
Dividends paid ($0.44 per share)	—	—	(7,880)	—	—	(7,880)

Balance at June 30, 2008	$5,121	216,142	477,110	(6,199)	(69,423)	622,751

				Accumulated
				other		Total
	Common	Paid-in	Retained	comprehensive	Treasury	shareholders’
For the six months ended June 30, 2009	stock	capital	earnings	income (loss), net	stock	equity
Balance at December 31, 2008	$5,124	218,332	490,326	(30,575)	(69,423)	613,784
Cumulative effect of change in accounting principle, adoption of FSP SFAS 115-2 and SFAS 124-2, net of tax of $903	—	—	1,676	(1,676)	—	—
Comprehensive income:
Net income	—	—	19,593	—	—	19,593
Change in fair value of interest rate swaps, net of tax of $(2,717)	—	—	—	5,045	—	5,045
Change in unrealized loss on securities, net of tax of $(658)	—	—	—	1,222	—	1,222
Reclassification adjustment for securities losses realized in net income, net of tax of $(1,426)	—	—	—	2,649	—	2,649
Other-than-temporary impairment on securities recorded in other comprehensive income, net of tax of $1,540	—	—	—	(2,860)	—	(2,860)

Total comprehensive income	—	—	19,593	6,056	—	25,649
Exercise of stock options	2	114	—	—	—	116
Stock compensation	—	889	—	—	—	889
Dividends paid ($0.44 per share)	—	—	(7,903)	—	—	(7,903)

Balance at June 30, 2009	$5,126	219,335	503,692	(26,195)	(69,423)	632,535

See accompanying notes to unaudited consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)

	(Unaudited)
	Six months ended June 30,
	2009	2008

Operating activities:
Net income	$19,593	27,064
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	17,517	5,689
Net (gain)/ loss on sales of assets	(4,769)	726
Net gain on Visa Inc. share redemption	—	(672)
Net depreciation, amortization, and accretion	8,797	7,667
(Increase)/ decrease in other assets	(6,645)	2,627
Increase in other liabilities	10,342	5,553
Net amortization of (discounts)/premiums on marketable securities	(1,939)	(3,626)
Noncash compensation expense related to stock benefit plans	889	1,295
Noncash other-than-temporary impairment of investment securities	4,290	1,472
Noncash impairment of real estate owned	3,862	—
Deferred income tax benefit	(585)	(141)
Origination of loans held for sale	(383,800)	(108,030)
Proceeds from loan sales	388,843	105,228

Net cash provided by operating activities	56,395	44,852
Investing activities:
Purchase of marketable securities available-for-sale	(24,838)	(406,697)
Proceeds from maturities and principal reductions of marketable securities available-for-sale	154,048	240,755
Proceeds from sales of marketable securities available-for-sale	—	1,042
Loan originations	(732,247)	(883,700)
Proceeds from loan maturities and principal reductions	756,254	673,198
Net purchase of Federal Home Loan Bank stock	—	(18,764)
Proceeds from sale of real estate owned	2,639	3,822
Sale of real estate owned for investment	77	77
Purchase of premises and equipment	(10,232)	(8,765)

Net cash provided by/ (used in) investing activities	145,701	(399,032)

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)

	(Unaudited)
	Six months ended June 30,
	2009	2008

Financing activities:
Increase/ (decrease) in deposits, net	$307,528	(155,987)
Proceeds from long-term borrowings	—	460,000
Repayments of long-term borrowings	(4,566)	(84,134)
Net (decrease)/ increase in short-term borrowings	(166,205)	9,476
Increase in advances by borrowers for taxes and insurance	4,078	9,540
Treasury stock repurchases	—	(3,335)
Cash dividends paid	(7,903)	(7,880)
Proceeds from options exercised, including tax benefit realized	116	243

Net cash provided by financing activities	133,048	227,923

Net increase/ (decrease) in cash and cash equivalents	$335,144	(126,257)

Cash and cash equivalents at beginning of period	$79,922	230,616
Net increase/ (decrease) in cash and cash equivalents	335,144	(126,257)

Cash and cash equivalents at end of period	$415,066	104,359

Cash and cash equivalents:
Cash and due from banks	$43,841	98,548
Interest-earning deposit in other financial institutions	369,840	—
Federal funds sold and other short-term investments	1,385	5,811

Total cash and cash equivalents	$415,066	104,359

Cash paid during the period for:
Interest on deposits and borrowings (including interest credited to deposit accounts of $41,429 and $69,036, respectively)	$69,626	91,636
Income taxes	13,299	6,155
Noncash activities:
Loan foreclosures and repossessions	$5,557	3,903
Sale of real estate owned financed by the Company	232	260
See accompanying notes to unaudited consolidated financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(1)	Summary of Significant Accounting Policies
(a)	Nature of Operations

The Northwest group of companies is organized in a two-tier holding company structure. Northwest Bancorp, MHC (MHC) is a federal mutual holding company and, at June 30, 2009 and 2008, owned approximately 63% of the outstanding shares of common stock of Northwest Bancorp, Inc. (the Company). Annually, the MHC applies for and has received approval from the Office of Thrift Supervision to waive its right to receive dividends from the Company. Dividends waived by MHC during both the six months ended June 30, 2009 and 2008 were $13,436,000.

Northwest Bancorp, Inc., which is headquartered in Warren, Pennsylvania, is a federal savings and loan holding company for its wholly owned subsidiary, Northwest Savings Bank (Northwest). Northwest offers traditional deposit and loan products through its 168 banking locations in Pennsylvania, New York, Ohio, Maryland, and Florida. Northwest, through its subsidiary Northwest Consumer Discount Company, also offers consumer loan products through 49 consumer finance offices in Pennsylvania.

In the opinion of management, all adjustments necessary for the fair presentation of the Company’s financial position and results of operations have been included.

(b)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all intercompany accounts and transactions.

(c)	Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents include cash and amounts due from depository institutions, interest-bearing deposits in other financial institutions, federal funds sold, and other short-term investments.

(d)	Investment Securities

The Company classifies marketable securities at the time of purchase as available-for-sale, or trading securities. If it is management’s intent at the time of purchase to hold securities for an indefinite period of time and/or to use such securities as part of its asset/liability management strategy, the securities are classified as available-for-sale and are carried at fair value, with unrealized gains and losses excluded from net earnings and reported as accumulated other comprehensive income, a separate component of shareholders’ equity, net of tax. Securities classified as available-for-sale include securities that may be sold in response to changes in interest rates, resultant prepayment risk, or other market factors. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and are reported at fair value, with unrealized gains and losses included in earnings. The cost of securities sold is determined on a specific identification basis. The Company held no securities classified as trading at June 30, 2009 or December 31, 2008.

The Company regularly reviews its investment securities for impairment that might be considered “other than temporary.” For debt securities, credit related other-than-temporary impairment is recognized in earnings, while noncredit related other-than-temporary impairment on securities not expected to be sold is recognized in other comprehensive income.

Federal law requires a member institution of the Federal Home Loan Bank (FHLB) system to hold stock of its district FHLB according to a predetermined formula. This stock is recorded at cost. The Company regularly evaluates the stock for impairment and the stock may be pledged to secure FHLB advances.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(e)	Loans Receivable

Loans are stated at their unpaid principal balance net of any deferred origination fees or costs and the allowance for estimated loan losses. Interest income on loans is credited to income as earned. Interest earned on loans for which no payments were received during the month is accrued at month end. Interest accrued on loans more than 90 days delinquent is reversed, and such loans are placed on nonaccrual status.

The Company has identified certain residential loans which will be sold prior to maturity. These loans are recorded at the lower of amortized cost or fair value and at June 30, 2009 and December 31, 2008 were $25,042,000 and $18,738,000, respectively.

Loan fees and certain direct loan origination costs are deferred, and the net deferred fee or cost is then recognized using the level-yield method over the contractual life of the loan as an adjustment to interest income.

(f)	Allowance for Loan Losses and Provision for Loan Losses

Provisions for estimated loan losses and the amount of the allowance for loan losses are based on losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. Management believes, to the best of their knowledge, that all known losses as of the statement of condition dates have been recorded.

Management considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Nonaccrual loans are deemed to be impaired unless fully secured with liquid collateral. In evaluating whether a loan is impaired, management considers not only the amount that the Company expects to collect but also the timing of collection. Generally, if a delay in payment is insignificant (e.g., less than 30 days), a loan is not deemed to be impaired.

When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or at the loan’s market price or fair value of the collateral if the loan is collateral dependent. Larger loans are evaluated individually for impairment. Smaller balance, homogeneous loans (e.g., primarily consumer and residential mortgages) are evaluated collectively for impairment. Impairment losses are included in the allowance for loan losses. Impaired loans are charged off when management believes that the ultimate collectibility of a loan is not likely.

Interest income on impaired loans is recognized using the cash basis method. Such interest ultimately collected is credited to income in the period of recovery or applied to reduce principal if there is sufficient doubt about the collectibility of principal. Interest that has been accrued on impaired loans that are contractually past due 90 days and over is reversed.

(g)	Real Estate Owned

Real estate owned is comprised of property acquired through foreclosure or voluntarily conveyed by delinquent borrowers. These assets are recorded on the date acquired at the lower of the related loan balance or fair value of the collateral less disposition cost with the fair value being determined by an appraisal. Subsequently, foreclosed assets are valued at the lower of the amount recorded at acquisition date or the current fair value, less estimated disposition costs. Gains or losses realized from the disposition of such property are credited or charged to noninterest income.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(h)	Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is accumulated on a straight-line basis over the estimated useful lives of the related assets. Estimated lives range from three to thirty years. Amortization of leasehold improvements is accumulated on a straight-line basis over the terms of the related leases or the useful lives of the related assets, whichever is shorter.

(i)	Goodwill

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), goodwill is allocated to various reporting units, which are either the Company’s reportable segments or one level below. Goodwill is no longer amortized but is tested for impairment on an annual basis and between annual tests if events occur, or if circumstances change, that would more likely than not reduce the fair value below its carrying amount. The annual impairment test is based on discounted cash flow models that incorporate variables including growth in net income, discount rates, and terminal values. If the carrying amount of goodwill exceeds its fair value, an impairment loss is recognized as a non-cash charge. We have performed the required goodwill impairment tests and have determined that goodwill is not impaired as of June 30, 2009.

(j)	Core Deposit Intangibles

The Company engages an independent third party expert to analyze and prepare a core deposit study for all acquisitions. This study reflects the cumulative present value benefit of acquiring deposits versus an alternative source of funding. Based upon this analysis, the amount of the premium related to the core deposits of the business purchased is calculated along with the estimated life of the acquired deposits. The core deposit intangible, which is recorded in other intangible assets, is then amortized to expense on an accelerated basis over an approximate life of seven years.

(k)	Bank-Owned Life Insurance

The Company owns insurance on the lives of a certain group of key employees and directors. The policies were purchased to help offset the increase in the costs of various fringe benefit plans including healthcare as well as the directors deferred compensation plan. The cash surrender value of these policies is included as an asset on the consolidated statements of financial condition, and any increases in the cash surrender value are recorded as noninterest income on the consolidated statements of income. In the event of the death of an insured individual under these policies, after distribution to the insured’s beneficiaries the Company would receive a death benefit, which would be recorded as noninterest income.

(l)	Deposits

Interest on deposits is accrued and charged to expense monthly and is paid or credited in accordance with the terms of the accounts.

(m)	Pension Plans

The Company has noncontributory defined benefit pension plans. The net periodic pension cost has been calculated in accordance with Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions. In conjunction with the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, the Company changed its measurement date to December 31 from October 31 for its defined benefit pension plans effective December 31, 2008.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(n)	Income Taxes

The Company joins with its wholly owned subsidiaries in filing a consolidated federal income tax return.

The Company accounts for income taxes using the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and tax basis of the Company’s assets and liabilities based on the tax rates expected to be in effect when such amounts are realized or settled.

(o)	Stock Related Compensation

The Company accounts for its stock-based compensation plans under the provisions of Statement of Financial Accounting Standards No. 123 (revised 2005), Share-Based Payments (“SFAS 123(r)”). The Black-Scholes-Merton option-pricing model was used to determine the fair value of each option award, estimated on the grant date. During the six-month periods ended June 30, 2009 and 2008 the Company awarded 195,759 stock options to employees and 24,000 stock options to directors and 202,068 stock options to employees and 24,000 stock options to directors, respectively. Option awards are generally granted with an exercise price equal to the market price of the Company’s stock at the grant date and options generally vest over a seven-year period from the grant date. Expected volatilities are based on historical volatility of the Company’s stock. The expected term of options is based upon previous option grants. The risk-free rate is based on yields on U.S. Treasury securities of a similar maturity to the expected term of the options. New shares are issued when options granted from the 1995, 2000 and 2005 Stock Options Plans are exercised and treasury shares will be issued when options granted from the 2008 Stock Option Plan are exercised.

Stock-based employee compensation expense related to the Company’s recognition and retention and option plans of $889,000 and $1,300,000 was included in income before income taxes during the six-month periods ended June 30, 2009 and 2008, respectively. At June 30, 2009, there was compensation expense of $1,500,000 and $678,000 for the stock option plans and recognition and retention plan, respectively, remaining to be recognized.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes-Merton option-pricing model with the following weighted average assumptions: (1) dividend yields ranging from 1.6% to 3.9% based on historical dividends and market prices; (2) expected volatility of 17% to 33% based on historical volatility; (3) risk-free interest rates ranging from 2.8% to 6.5%; and (4) expected lives of seven to eight years based on previous grants.

(p)	Segment Reporting

Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information, requires that public business enterprises report financial and descriptive information about their reportable operating segments. Based on the guidance provided by this statement, the Company has identified two reportable segments, Community Banks and Consumer Finance.

(q)	Derivative financial instruments — interest rate swaps

The Company accounts for derivative financial instruments in accordance with Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), as amended. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Pursuant to SFAS 133, the accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. An entity that elects to use hedge accounting is required, at inception, to establish the method it will use for assessing the effectiveness of

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the Company’s approach to managing risk.

The Company utilizes interest rate swap agreements as part of the management of interest rate risk to hedge the interest rate risk on the Company’s Trust Preferred Debentures. Amounts receivable or payable are recognized as accrued under the terms of the agreements and the differential is recorded as an adjustment to interest expense. The interest rate swaps are designated as cash flow hedges, with the effective portion of the derivative’s unrealized gain or loss is recorded as a component of other comprehensive income. The ineffective portion of the unrealized gain or loss, if any, would be recorded in other expense.

(r)	Off-Balance-Sheet Instruments

In the normal course of business, the Company extends credit in the form of loan commitments, undisbursed lines of credit, and standby letters of credit. These off-balance-sheet instruments involve, to various degrees, elements of credit and interest rate risk not reported in the consolidated statement of financial condition.

(s)	Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. The estimates and assumptions that we deem important to our financial statements relate to the allowance for loan losses, the accounting treatment and valuation of our investment securities portfolio, the analysis of the carrying value of goodwill and income taxes. These estimates and assumptions are based on management’s best estimates and judgment and we evaluate them using historical experience and other factors, including the current economic environment. We adjust our estimates and assumptions when facts and circumstances dictate. Illiquid credit markets and current economic conditions have increased the uncertainty inherent in our estimates and assumptions. As future events cannot be determined, actual results could differ significantly from our estimates.

(t)	Reclassification of Prior Years’ Statements

Certain items previously reported have been reclassified to conform with the current year’s reporting format.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(2)	Recent Accounting Pronouncements
In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R applies to all transactions or other events in which an entity obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration. SFAS 141R applies to all business entities, including mutual entities that previously used the pooling-of-interest method of accounting for some business combinations. The objective of SFAS 141R is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R establishes principles and requirements for how the acquirer recognizes and measures the identifiable assets acquired and the liabilities assumed, recognizes and measures the goodwill acquired, and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effect of the business combination. SFAS 141R does not apply to the acquisition of an asset or a group of assets that does not constitute a business or a combination between entities under common control. SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS 159 became effective January 1, 2008. The Company has not elected to value any assets or liabilities (not otherwise measured at fair value) under SFAS 159. The Company continues to evaluate the impact of SFAS 159 should we elect fair value measurement for any asset or liability purchased or assumed in the future.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”), which upon adoption replaced various definitions of fair value in existing accounting literature with a single definition, will establish a framework for measuring fair value, and will require additional disclosures about fair value measurements. SFAS 157 clarifies that fair value is the price that would be received to sell an asset or the price paid to transfer a liability in the most advantageous market available to the Company and emphasizes that fair value is a market-based measurement and should be based on the assumptions market participants would use. SFAS 157 also creates a three-level hierarchy under which individual fair value estimates are ranked based on the relative reliability of the inputs used in the valuation. This hierarchy is the basis for the disclosure requirements, with fair value estimates based on the least reliable inputs requiring more extensive disclosures about the valuation method used. SFAS 157 is required to be applied whenever another financial accounting standard requires or permits an asset or liability to be measured at fair value. SFAS 157 does not expand the use of fair value to any new circumstances. The Company adopted SFAS 157 on January 1, 2008 and has complied with its disclosure requirements.

In February 2008, the FASB issued FSP 157-2, Effective Date of FASB Statement No. 157 (“FSP 157-2”), which delayed the effective date of SFAS 157 for non-recurring, non-financial instruments to fiscal years beginning after November 15, 2008. On October 10, 2008, the FASB issued FSP 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP 157-3”), which clarifies the application of SFAS 157 in a market that is not active. FSP 157-3 was effective upon issuance, including prior periods for which

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
financial statements had not been issued. The adoption of these standards did not have a material impact on the financial condition or operations of the Company.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (an amendment to FASB Statement No. 133) (“SFAS 161”). SFAS 161 requires companies with derivative instruments to disclose information that should enable financial statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and related Interpretations, and how derivative instruments and related hedged items affect a company’s financial position, financial performance and cash flows. The required disclosures include the fair value of derivative instruments and their gains and losses in tabular format, information about credit-risk-related contingent features in derivative agreements, counterparty credit risk and a company’s strategies and objectives for using derivative financial instruments. SFAS 161 also requires entities to disclose information that would enable users of its financial statements to understand the volume of its derivative activity. SFAS 161 became effective for the Company beginning January 1, 2009. The Company adopted the disclosure requirements effective January 1, 2009.

In January 2009, the FASB issued FASB Staff Position (“FSP”) No. EITF 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20. Effective for interim and annual reporting periods ending after December 15, 2008, FSP EITF 99-20-1 amended EITF 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to achieve a more consistent evaluation of whether there is other-than-temporary impairment for the debt securities under the scope of EITF 99-20 and the debt securities not within the scope of EITF 99-20 that would fall under the scope of SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. The adoption of FSP EITF 99-20-1 did not have a material impact of the financial condition or operations of the Company.

In December 2008, the FASB issued FSP No. 132(R)-1, Employers’ Disclosures about Pensions and Other Postretirement Benefits (“FSP 132(R)-1”). This position requires more detailed disclosures about employers’ pension plan assets, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets and valuation techniques used to measure the fair value of plan assets. FSP 132(R)-1 is effective for fiscal years ending after December 15, 2009 and the Company will adopt the disclosure requirements at that time.

In April 2009, the FASB issued FSP No. FAS 157-4, Determining Fair Value when the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP 157-4”), FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (“FSP 115-2 and 124-2”) and FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP 107-1”). FSP 157-4 clarifies that the measurement objective in determining fair value when the volume and level of activity for the asset or liability have significantly decreased, is the price that would be received to sell the asset in an orderly transaction between willing market participants under current market conditions and not the value in a hypothetical active market. FSP 157-4 includes additional factors for determining whether there has been a significant decrease in the volume and level of activity for an asset or liability compared to normal activity for that asset or liability (or similar assets or liabilities) and provides additional guidance in estimating fair value in those instances. An entity is required to base its conclusion about whether a transaction was not orderly on the weight of the evidence. FSP 157-4 requires an entity to disclose any change in valuation techniques, the related inputs and the effect resulting from the application of the FSP. FSP 115-2 and 124-2 replaces the existing requirement for debt securities, that in order for an entity to conclude impairment is not other-than-temporary, it must have the intent and ability to hold an impaired security for a period sufficient to allow for recovery in value of the investment. To conclude impairment is not other-than-temporary, FSP 115-2 and 124-2 requires management assert that it does not have the intent to sell the security and that it is more likely than not it

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
will not have to sell the security before recovery of its cost basis. FSP 115-2 and 124-2 also changes the presentation in the financial statements of non-credit related impairment amounts for instruments within its scope. When an entity asserts it does not have the intent to sell the security and it is more likely than not it will not have to sell the security before recovery of its cost basis, only the credit related impairment losses are to be recorded in earnings, non-credit losses are to be recorded in accumulated other comprehensive income. FSP 115-2 and 124-2 also expands and increases the frequency of existing disclosures about other-than-temporary impairments for debt and equity securities. FSP 107-1 amends FASB Statement No. 107 to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies that were previously only required in annual financial statements. These FSPs are effective for interim and annual reporting periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company adopted these FSPs for the interim period ending on June 30, 2009. The impact of the adoption of FSP 115-2 is summarized in Note 3, including the required disclosures.
In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, Subsequent Events (“SFAS 165”). SFAS 165 sets forth general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for periods ending after June 15, 2009. The Company considered subsequent events through September 9, 2009, for inclusion in these financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”). SFAS 168 specifies that the codification will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede al then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(3)	Marketable Securities

Marketable securities at June 30, 2009 are as follows:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Available-for-sale:
U.S. government and agencies:
Due in one year or less	$80	—	(3)	77
Government sponsored enterprises:
Due in one year or less	995	13	—	1,008
Due in one year — five years	1,972	172	—	2,144
Due in five years — ten years	22,613	1,553	—	24,166
Due after ten years	51,991	2,043	(107)	53,927
Equity securities	954	211	(81)	1,084
Municipal securities:
Due in one year — five years	913	18	—	931
Due in five years — ten years	39,929	739	(1)	40,667
Due after ten years	199,416	1,930	(5,961)	195,385
Corporate debt issues:
Due in one year — five years	500	—	—	500
Due after ten years	27,673	117	(13,386)	14,404
Residential mortgage-backed securities:
Fixed rate pass-through	160,821	5,458	(11)	166,268
Variable rate pass-through	250,939	6,651	(139)	257,451
Fixed rate non-agency CMOs	22,329	—	(3,035)	19,294
Fixed rate agency CMOs	25,836	639	(394)	26,081
Variable rate non-agencyCMOs	11,833	—	(2,964)	8,869
Variable rate agency CMOs	196,939	985	(798)	197,126

Total residential mortgage-backed securities	668,697	13,733	(7,341)	675,089

Total securities available-for-sale	$1,015,733	20,529	(26,880)	1,009,382

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Marketable securities at December 31, 2008 are as follows:

		Gross	Gross
		unrealized	unrealized
	Amortized	holding	holding	Market
	cost	gains	losses	value
Available-for-sale:
U.S. government and agencies:
Due in one year or less	$91	—	(3)	88
Government sponsored enterprises:
Due in one year or less	2,985	50	—	3,035
Due in one year — five years	2,962	208	—	3,170
Due in five years — ten years	30,352	2,066	—	32,418
Due after ten years	61,494	8,712	(9)	70,197
Equity securities	954	160	—	1,114
Municipal securities:
Due in one year — five years	460	1	—	461
Due in five years — ten years	43,160	822	(86)	43,896
Due after ten years	224,996	2,707	(4,512)	223,191
Corporate debt issues:
Due after ten years	25,165	214	(9,418)	15,961
Residential mortgage-backed securities:
Fixed rate pass-through	186,659	6,447	(7)	193,099
Variable rate pass-through	276,121	3,136	(2,074)	277,183
Fixed rate non-agency CMOs	25,683	—	(2,938)	22,745
Fixed rate agency CMOs	34,436	445	(146)	34,735
Variable rate non-agency CMOs	17,069	—	(2,710)	14,359
Variable rate agency CMOs	211,848	48	(8,378)	203,518

Total residential mortgage-backed securities	751,816	10,076	(16,253)	745,639

Total securities available-for-sale	$1,144,435	25,016	(30,281)	1,139,170

]

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
The following table presents information regarding the issuers and the carrying value of the Company’s mortgage-backed securities:

	June 30,	December 31,
	2009	2008
Mortgage-backed securities:
FNMA	$256,344	288,082
GNMA	87,622	99,354
FHLMC	302,176	320,297
Other (including nonagency)	28,947	37,906

Total mortgage-backed securities	$675,089	745,639

Marketable securities having a carrying value of $571,231,000 at June 30, 2009 were pledged under collateral agreements. During the six-month periods ended June 30, 2009 and 2008 the Company sold marketable securities classified as available-for-sale for $-0- and $1,042,000, respectively. There were no gains or losses on the sale of these securities. During the six-month periods ended June 30, 2009 and 2008 the Company recognized noncash other-than-temporary impairment in its investment portfolio resulting in write-downs of $4,290,000 and $1,472,000, respectively.

The following table shows the fair value and gross unrealized losses on investment securities, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at June 30, 2009:

	Less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
U.S. government and agencies	$7,967	(97)	188	(10)	$8,155	(107)
Municipal securities	64,183	(2,339)	52,613	(3,623)	116,796	(5,962)
Corporate issues	8,073	(7,545)	1,964	(5,841)	10,037	(13,386)
Equities	298	(81)	—	—	298	(81)
Residential mortgage-backed securities — non-agency	—	—	28,163	(5,999)	28,163	(5,999)
Residential mortgage-backed securities — agency	42,718	(296)	73,271	(1,049)	115,989	(1,345)

Total temporarily impaired securities	$123,239	(10,358)	156,199	(16,522)	$279,438	(26,880)

The decline in the fair value of securities primarily resulted from changes in the levels of interest rates and the illiquidity in the marketplace. Regularly, the Company performs an assessment to determine whether there have been any events or

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
economic circumstances to indicate that a security on which there is an unrealized loss is impaired other-than-temporarily. The assessment considers many factors including the severity and duration of the impairment; recent events specific to the issuer or industry; and for debt securities, external credit ratings, underlying collateral position and recent downgrades. For asset backed securities, the Company evaluates current characteristics of each security such as delinquency and foreclosure levels, credit enhancement and projected losses and coverage. It is possible that the underlying collateral of these securities will perform worse than current expectations, which may lead to adverse changes in cash flows on these securities and potential future other-than-temporary impairment losses. Events that may trigger material declines in fair values for these securities in the future would be, but are not limited to; deterioration of credit metrics, significantly higher levels of default and severity of loss on the underlying collateral, deteriorating credit enhancement and loss coverage ratios, or further illiquidity. For debt securities, credit related other-than-temporary impairment is recognized in earnings, while noncredit related other-than-temporary impairment on securities not expected to be sold is recognized in other comprehensive income. The Company asserts that it does not have the intent to sell these securities and it is more likely than not that it will not have to sell these securities before a recovery of its cost basis. For these reasons, the Company considers the unrealized losses to be temporary impairment losses. There are approximately 256 positions that are temporarily impaired at June 30, 2009. The aggregate carrying amount of cost-method investments, included in available-for-sale, at June 30, 2009 was $1,009,382,000 of which all were evaluated for impairment.
As of June 30, 2009, we had seven investments in corporate issues with total book value of $7,805,000 and total fair value of $1,964,000, where book value exceeded carrying value for more than 12 months. These investments were three single issuer trust preferred investments and four pooled trust preferred investments. The single issuer trust preferred investments were evaluated for other-than-temporary impairment by determining the strength of the underlying issuer. In each case, the underlying issuer was “well-capitalized” for regulatory purposes and was a participant in the U.S. governments Troubled Asset Relief Program. None of the issuers have deferred interest payments or announced the intention to defer interest payments, while three have been downgraded. We believe the decline in fair value is related to the spread over three-month LIBOR, on which the quarterly interest payments are based, as the spread over LIBOR is significantly lower than current market spreads. We concluded the impairment of these investments was considered temporary. In making that determination, we also considered the duration and the severity of the losses. The pooled trust preferred investments were evaluated for other-than-temporary impairment considering duration and severity of losses, actual cash flows, projected cash flows, performing collateral, the class of securities we owned and the amount of additional defaults the structure could withstand prior to the security experiencing a disruption in cash flows. None of these investments are projecting a cash flow disruption, nor have any of the investments experienced a cash flow disruption. Two pooled trust preferred securities have been downgraded.
As of June 30, 2009, we had investments with a total book value of $15.6 million and total fair value of $8.1 million, where the book value exceeded the carrying value for less than 12 months. One investment, a single issuer trust preferred investment, was evaluated for other-than-temporary impairment by determining the strength of the underlying issuer. The underlying issuer was “well-capitalized” for regulatory purposes and was a participant in the government’s TARP program. The issuer has not deferred interest payments or announced the intention to defer interest payments. The Company concluded that the decline in fair value was related to the spread over three month LIBOR, on which the quarterly interest payments are based. The spread over LIBOR is significantly lower than current market spreads. Two other investments were pooled trust preferred investments. These securities were evaluated for other-than-temporary impairment considering duration and severity of the losses, actual cash flows, projected cash flows, performing collateral, the class of securities owned by the Company and the amount of additional defaults the structure could withstand prior to the security experiencing a disruption in cash flows. Neither of these securities project cash flow disruption, nor have they experienced a cash flow disruption. None of the investments were downgraded during the six month period ended June 30, 2009.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
We concluded, based on all facts evaluated, the impairment of these investments was considered temporary and management asserts that we do not have the intent to sell these investments and that it is more likely than not we will not have to sell the investments before recovery of their cost basis.

The following table provides class, book value and ratings information for our portfolio of corporate investments that had an unrealized loss as of June 30, 2009:

		Total
		Book	Fair	Unrealized	Moody’s/ Fitch
Description	Class	Value	Value	Losses	Ratings
North Fork Capital (1)	N/A	$1,009	416	(593)	Baa1/ BBB+
Bank Boston Capital Trust (2)	N/A	988	484	(504)	A2/ BB
Reliance Capital Trust	N/A	1,000	835	(165)	Not rated
Huntington Capital Trust	N/A	1,419	597	(822)	Baa3/ BBB
MM Community Funding I	Mezzanine	1,000	74	(926)	Caa2/ CCC
MM Community Funding II	Mezzanine	389	42	(347)	Baa2/ BBB
I-PreTSL I	Mezzanine	1,500	168	(1,332)	Not rated/ A-
I-PreTSL II	Mezzanine	1,500	183	(1,317)	Not rated/ A-
PreTSL XIX	Senior A-1	8,954	4,323	(4,631)	A3/ AAA
PreTSL XX	Senior A-1	5,664	2,915	(2,749)	Baa1/ AAA

		$23,423	10,037	(13,386)

(1)	North Fork Bank was acquired by Capital One Financial Corporation

(2)	Bank Boston was acquired by Bank of America
The following table provides collateral information on pooled trust preferred investments included in the previous table as of June 30, 2009:

				Additional
				Immediate
				defaults before
		Current		causing an
	Total	deferrals	Performing	interest
Description	Collateral	and defaults	Collateral	shortfall

I-PreTSL I	$211,000	35,000	176,000	50,500
I-PreTSL II	378,000	—	378,000	137,500
PreTSL XIX	700,535	96,000	604,535	259,500
PreTSL XX	604,154	83,000	521,154	243,500
Mortgage-backed securities include agency (Fannie Mae, Freddie Mac and Ginnie Mae) mortgage-backed securities and non-agency collateralized mortgage obligations. We review our portfolio of agency backed mortgage-backed securities quarterly for impairment. As of June 30, 2009, we believe that the small amount of impairment within our portfolio of agency mortgage-backed securities is temporary. As of June 30, 2009, we had 12 non-agency collateralized mortgage

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
obligations with total book value of $34,162,000 and total fair value of $28,163,000. During the six months ended June 30, 2009, we recognized other-than-temporary impairment of $4,290,000 related to three of these investments. After recognizing the other-than-temporary impairment, our book value on these three investments was $12,573,000, with a fair value of $8,172,000. We determined how much of the impairment was credit related and noncredit related by analyzing cash flow estimates, estimated prepayment speeds, loss severity and conditional default rates. We consider the discounted cash flow analysis to be our primary evidence when determining whether credit related other-than-temporary impairment exists. The impairment on the other nine collateralized mortgage obligations, with book value of $21,589,000 and fair value of $19,991,000, were also reviewed considering the severity and length of impairment. After this review, we determined that the impairment on these none securities was temporary.

The following table shows issuer specific information, book value, fair value, unrealized losses and other-than-temporary impairment recorded in earnings for our portfolio on non-agency collateralized mortgage obligations as of June 30, 2009:

	Total			Impairment
	Book	Fair	Unrealized	recorded in
Description	Value	Value	Losses	earnings

AMAC 2003-6 2A2	$1,194	1,180	(14)	—
AMAC 2003-6 2A8	2,471	2,449	(22)	—
AMAC 2003-7 A3	1,415	1,385	(30)	—
BOAMS 2005-11 1A8	6,497	5,690	(807)	—
CWALT 2005-J14 A3	7,147	5,038	(2,109)	(59)
CFSB 2003-17 2A2	2,008	1,965	(43)	—
WAMU 2003-S2 A4	1,596	1,586	(10)	—
CMLTI 2005-10 1A5B	2,659	1,233	(1,426)	(2,007)
CSFB 2003-21 1A13	250	238	(12)	—
FHASI 2003-8 1A24	4,401	4,022	(379)	—
SARM 2005-21 4A2	2,767	1,901	(866)	(2,224)
WFMBS 2003-B A2	1,757	1,476	(281)	—
	$34,162	28,163	(5,999)	(4,290)
During the current period, we adopted FSP FAS 115-2 and FAS 124-2 which requires that credit related other-than-temporary impairment on debt securities be recognized in earnings while noncredit related other-than-temporary impairment on debt securities, not expected to be sold, be recognized in other comprehensive income.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
The following table shows the effect of adopting FSP FAS 115-2 and FAS 124-2 on the financial statements as of June 30, 2009 (in thousands):

	Prior to	After	Effect of
	Adoption	Adoption	Adoption
Impairment losses on securities	$(8,690)	(4,290)	4,400
Noncredit related losses on securities not expected to be sold (recognized in other comprehensive income)	—	4,400	4,400
Net income	4,431	7,291	2,860
Basic earnings per share	0.35	0.40	0.05
Diluted earnings per share	0.34	0.40	0.06
Accumulated other comprehensive loss	(23,335)	(26,195)	(2,860)
In accordance with the adoption, noncredit related other-than-temporary impairment losses recognized in prior periods have been reclassified as a cumulative effect adjustment that increased retained earnings and increased accumulated other comprehensive loss as of April 1, 2009. In 2008, $16.0 million in other-than-temporary impairment charges were recognized, of which $2.6 million related to noncredit impairment on debt securities. Therefore, the cumulative effect adjustment to retained earnings totaled $1.7 million after tax.

The table below shows a cumulative roll forward of credit losses recognized in earnings for debt securities held as of June 30, 2009 and not intended to be sold (in thousands):

Beginning balance as of Janaury 1, 2009 (a)	$7,902
Credit losses on debt securities for which other-than-temporary impairment was not perviously recognized	4,290
Additional credit losses on debt securities for which other-than-temporary impairment was previously recognized	—
Ending balance as of June 30, 2009	$12,192

(a)	The beginning balance represents credit losses included in other-than-temporary impairment charges recognized on debt securities in prior periods.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(4)	Loans Receivable

Loans receivable at June 30, 2009 and December 31, 2008 are summarized in the table below:

	June 30,	December 31,
	2009	2008

Real estate loans:
One-to-four family	$2,396,623	2,492,940
Home equity	1,038,323	1,035,954
Multi-family and commercial	1,191,107	1,100,218

Total real estate loans	4,626,053	4,629,112

Consumer loans:
Automobile	102,519	102,267
Education	25,807	38,152
Loans on savings accounts	11,576	11,191
Other	116,852	115,913

Total consumer loans	256,754	267,523

Commercial loans	400,926	387,145

Total loans receivable, gross	5,283,733	5,283,780

Deferred loan fees	(5,978)	(5,041)
Allowance for loan losses	(66,777)	(54,929)
Undisbursed loan proceeds (real estate loans)	(119,460)	(81,918)

Toal loans receivable, net	$5,091,518	5,141,892

At June 30, 2009 and December 31, 2008, the Company serviced loans for others approximating $1,294,802,000 and $1,099,949,000, respectively. These loans serviced for others are not assets of the Company and are excluded from the Company’s financial statements.

At June 30, 2009 and December 31, 2008, approximately 72% and 79%, respectively, of the Company’s loan portfolio was secured by properties located in Pennsylvania. The Company does not believe it has significant concentrations of credit risk to any one group of borrowers given its underwriting and collateral requirements.

Loans receivable at June 30, 2009 and December 31, 2008 include $1,401,079,000 and $1,300,990,000, respectively, of adjustable rate loans and $3,882,654,000 and $3,982,790,000, respectively, of fixed rate loans.

The Company’s exposure to credit loss in the event of nonperformance by the other party to off-balance-sheet financial instruments is represented by the contract amount of the financial instrument. The Company uses the same credit policies

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
in making commitments for off-balance-sheet financial instruments as it does for on-balance-sheet instruments. Financial instruments with off-balance-sheet risk as of June 30, 2009 and December 31, 2008 are presented in the following table:

	June 30,	December 31,
	2009	2008
Loan commitments	$149,272	116,330
Undisbursed lines of credit	313,679	273,670
Standby letters of credit	17,663	15,821

	$480,614	405,821

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained by the Company upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral held varies but generally may include cash, marketable securities, and property.

Outstanding loan commitments at June 30, 2009, for fixed rate loans, are $84,427,000. The interest rates on these commitments approximate market rates at June 30, 2009. Outstanding loan commitments at June 30, 2009 for adjustable rate loans are $64,844,000. The fair values of these commitments are affected by fluctuations in market rates of interest.

The Company issues standby letters of credit in the normal course of business. Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party. The Company is required to perform under a standby letter of credit when drawn upon by the guaranteed third party in the case of nonperformance by the Company’s customer. The credit risk associated with standby letters of credit is essentially the same as that involved in extending loans to customers and is subject to normal credit policies. Collateral may be obtained based on management’s credit assessment of the customer. The maximum potential amount of future payments the Company could be required to make under these standby letters of credit is $17,663,000, of which $15,127,000 is fully collateralized. A liability (which represents deferred income) of $191,000 and $136,000 has been recognized by the Company for the obligations as of June 30, 2009 and 2008, respectively, and there are no recourse provisions that would enable the Company to recover any amounts from third parties.

The Company automatically places loans on nonaccrual status when they become more than 90 days contractually delinquent or when the paying capacity of the obligor becomes inadequate to meet the requirements of the contract. When a loan is placed on nonaccrual, all previously accrued and uncollected interest is reversed against current period interest income. Nonaccrual loans at June 30, 2009 and December 31, 2008 were $122,557,000 and $99,203,000, respectively.

A loan is considered to be impaired, when, based on current information, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement including both contractual principal and interest payments. The amount of impairment is required to be measured using one of the three methods prescribed by SFAS 114: (1) the present value of expected future cash flows discounted at the loan’s effective interest rate; (2) the loan’s observable market price; or (3) the fair value of collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, a specific reserve is allocated for the impairment. Impaired loans at June 30, 2009 and December 31, 2008 were $122,557,000 and $99,203,000, respectively, with specific reserves allocated of $23,397,000 and $17,262,000, respectively.

There were no commitments to lend additional funds to debtors on nonaccrual status.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Mortgage servicing assets are recognized as separate assets when servicing rights are acquired through loan originations when the underlying loan is sold. Upon sale, the mortgage servicing right (“MSR”) is established, which represents the then fair value of future net cash flows expected to be realized for performing the servicing activities. The fair value of the MSRs are estimated by calculating the present value of estimated future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs and other economic factors , which are determined based on current market conditions. In determining the fair value of the MSRs, mortgage interest rates, which are used to determine prepayment rates and discount rates, are held constant over the estimated life of the portfolio. MSRs are amortized into mortgage banking income in proportion to, and over the period of, the estimated future net servicing income of the underlying mortgage loans.

Capitalized MSRs are evaluated for impairment based on the estimated fair value of those rights. The MSRs are stratified by certain risk characteristics, primarily loan term and note rate. If temporary impairment exists within a risk stratification tranche, a valuation allowance is established through a charge to income equal to the amount by which the carrying value exceeds the fair value. If it is later determined all or a portion of the temporary impairment no longer exists for a particular tranche, the valuation allowance is reduced.

The following table shows changes in MSRs as of and for the six months ended June 30, 2009:

			Net
			Carrying
	Servicing	Valuation	Value and
	Rights	Allowance	Fair Value
Balance at December 31, 2008	$8,660	(2,380)	6,280
Additions/ (reductions)	2,904	1,390	4,294
Amortization	(2,657)	—	(2,657)

Balance at June 30, 2009	$8,907	(990)	7,917

(5)	Accrued Interest Receivable

Accrued interest receivable as of June 30, 2009 and 2008 is presented in the following table:

	June 30,	December 31,
	2009	2008
Investment securities	$2,874	3,672
Mortgage-backed securities	2,536	2,997
Loans receivable	20,442	20,583

	$25,852	27,252

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(6)	Allowance for Loan Losses

Changes in the allowance for losses on loans receivable for the six months ended June 30, 2009 and 2008 are presented in the following table:

	Six months ended June 30,
	2009	2008

Balance, beginning of period	$54,929	41,784
Provision	17,517	5,689
Charge-offs	(6,244)	(4,996)
Recoveries	575	816

Balance, end of period	$66,777	43,293

While management uses available information to provide for losses, future additions to the allowance may be necessary based on changes in economic conditions. Current economic conditions have increased the uncertainty inherent in our estimates and assumptions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes, to the best of their knowledge, that all known losses as of the balance sheet dates have been recorded.
(7)	Federal Home Loan Bank Stock

The Company’s banking subsidiary is a member of the Federal Home Loan Bank system. As a member, Northwest maintains an investment in the capital stock of the FHLB, at cost, in an amount not less than 4.75% of borrowings outstanding plus 0.75% of unused FHLB borrowing capacity. During the quarter ended December 31, 2008, the FHLB suspended paying dividends on its capital stock. The FHLB may be subject to accounting rules and asset quality risks that could result in materially lower regulatory capital levels. It is possible that the capitalization of the FHLB could be substantially diminished or reduced to zero. Consequently, there is a risk that our investment in the FHLB common stock could be deemed impaired in the future.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(8)	Premises and Equipment

Premises and equipment at June 30, 2009 and December 31, 2008 are summarized by major classification in the following table:

	June 30,	December 31,
	2009	2008

Land and land improvements	$16,232	14,292
Office buildings and improvements	111,662	106,561
Furniture, fixtures, and equipment	85,834	82,574
Leasehold improvements	10,920	10,990

Total, at cost	224,648	214,417

Less accumulated depreciation and amortization	(104,705)	(98,575)

Premises and equipment, net	$119,943	115,842

Depreciation and amortization expense for the six-month period ended June 30, 2009 and 2008 was $6,192,000 and $5,393,000, respectively.

Premises used by certain of the Company’s branches and offices are occupied under formal operating lease arrangements. The leases expire on various dates through 2027. Minimum annual rentals by twelve-month periods ending June 30 are summarized in the following table:

2010	$4,120
2011	3,650
2012	2,976
2013	2,413
2014	2,046
Thereafter	9,939

$25,144

Rental expense for the six-month periods ended June 30, 2009 and 2008 was $2,446,000 and $2,495,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(9)	Goodwill and Other Intangible Assets

The following table provides information for intangible assets subject to amortization for the periods indicated:

	June 30,	December 31,
	2009	2008
Amortized intangible assets:
Core deposit intangibles — gross	$30,275	30,275
Less accumulated amortization	(24,800)	(23,172)

Core deposit intangibles — net	$5,475	7,103

Customer contract intangible assets — gross	$1,731	1,731
Less accumulated amortization	(1,481)	(1,439)

Customer contract intangible assets — net	$250	292

The following information shows the actual aggregate amortization expense for the current six-month period and prior year six-month period as well as the estimated aggregate amortization expense, based upon current levels of intangible assets, for the current fiscal year and each of the five succeeding fiscal years:

For the six months ended 6/30/09	$1,670
For the six months ended 6/30/08	2,586
For the year ending 12/31/09	2,847
For the year ending 12/31/10	1,896
For the year ending 12/31/11	1,445
For the year ending 12/31/12	693
For the year ending 12/31/13	355
For the year ending 12/31/14	104
The following table provides information for the changes in the carrying amount of goodwill:

	Community	Consumer
	banks	finance	Total
Balance at December 31, 2007	$170,301	1,313	171,614
Tax adjustment to purchase price allocation	(251)	—	(251)

Balance at December 31, 2008	170,050	1,313	171,363
Goodwill acquired	—	—	—

Balance at June 30, 2009	$170,050	1,313	171,363

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(10)	Deposits

Deposit balances at June 30, 2009 and December 31, 2008 are shown in the table below:

	June 30,	December 31,
	2009	2008

Savings accounts	$841,868	760,245
Interest-bearing checking accounts	745,440	706,120
Noninterest-bearing checking accounts	433,176	394,011
Money market deposit accounts	744,132	720,375
Certificates of deposit	2,581,123	2,457,460

	$5,345,739	5,038,211

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 at June 30, 2009 and December 31, 2008 was $587,368,000 and $533,404,000, respectively.
The following table summarizes the contractual maturity of the certificate accounts:

	June 30,	December 31,
	2009	2008

Due within 12 months	$1,555,170	1,285,695
Due between 12 and 24 months	272,957	590,849
Due between 24 and 36 months	511,156	238,927
Due between 36 and 48 months	205,643	289,001
Due between 48 and 60 months	21,422	37,905
After 60 months	14,775	15,083

	$2,581,123	2,457,460

The following table summarizes the interest expense incurred on the respective deposits for the six-month periods ended June 30, 2009 and 2008:

	2009	2008

Savings accounts	$3,058	4,529
Interest-bearing checking accounts	1,547	3,714
Money market deposit accounts	4,795	8,628
Certificate accounts	39,683	62,410

	$49,083	79,281

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(11)	Borrowed Funds

Borrowed funds at June 30, 2009 and December 31, 2008 are presented in the following table:

	June 30,		December 31,
	2009		2008
		Average		Average
	Amount	rate	Amount	rate
Term notes payable to the FHLB of Pittsburgh:
Due within one year	$36,585	4.45%	43,708	3.87%
Due between one and two years	135,000	4.17%	36,532	4.36%
Due between two and three years	135,000	3.78%	160,000	4.11%
Due between three and four years	160,000	3.96%	145,000	3.90%
Due between four and five years	125,095	3.98%	125,000	3.85%
Due between five and ten years	225,652	4.21%	315,778	4.11%

	817,332		826,018

Revolving line of credit, Federal Home Loan Bank of Pittsburgh	—	—	146,000	0.59%
Investor notes payable, due various dates in 2009	—	—	4,491	4.99%
Securities sold under agreement to repurchase, due within one year	79,731	1.38%	91,436	1.02%

Total borrowed funds	$897,063		1,067,945

Borrowings from the Federal Home Loan Bank of Pittsburgh are secured by the Company’s mortgage-backed securities and qualifying residential first mortgage loans. Certain of these borrowings are subject to restrictions or penalties in the event of prepayment.
The revolving line of credit with the Federal Home Loan Bank of Pittsburgh carries a commitment of $150,000,000 maturing on December 7, 2011. The rate is adjusted daily by the Federal Home Loan Bank, and any borrowings on this line may be repaid at any time without penalty.
The securities sold under agreements to repurchase are collateralized by various securities held in safekeeping by the Federal Home Loan Bank of Pittsburgh. The market value of such securities exceeds the value of the securities sold under agreements to repurchase. The average amount of agreements outstanding in the six-month periods ended June 30, 2009 and 2008 was $82,257,000 and $83,715,000, respectively. The maximum amount of security repurchase agreements outstanding during the six-month periods ended June 30, 2009 and 2008 was $87,615,000 and $87,447,000, respectively.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(12)	Income Taxes

Total income tax was allocated for the six-month periods ended June 30, 2009 and 2008 as follows:

	Six-month periods ended
	June 30,
	2009	2008

Income before income taxes	$7,448	10,030
Shareholders’ equity for unrealized (loss)/gain on securities available-for-sale	(422)	(4,844)
Shareholders’ equity for pension adjustment	—	365
Shareholders’ equity for swap fair value adjustment	(1,781)	—

	$5,245	5,551

Income tax expense (benefit) applicable to income before taxes consists of:

	Six-month periods ended
	June 30,
	2009	2008

Current	$12,036	10,170
Deferred	(4,588)	(140)

	$7,448	10,030

A reconciliation from the expected federal statutory income tax rate to the effective rate, expressed as a percentage of pretax income, is as follows:

	Six-month periods ended
	June 30,
	2009	2008

Expected tax rate	35.0%	35.0%
Tax-exempt interest income	(8.4)%	(7.1)%
State income tax, net of federal benefit	2.7%	2.6%
Bank-owned life insurance	(3.1)%	(2.2)%
Other	1.3%	(1.3)%

Effective tax rate	27.5%	27.0%

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 2009 and December 31, 2008 are presented below:

	June 30,	December 31,
	2009	2008

Deferred tax assets:
Deferred fee income	$537	527
Deferred compensation expense	3,031	2,980
Net operating loss carryforwards	1,352	1,352
Bad debts	16,166	14,002
Accrued postretirement benefit cost	710	682
Stock benefit plans	392	375
Marketable securities available for sale	2,495	2,078
Writedown of investment securities	6,924	6,243
Reserve for uncollected interest	3,159	1,894
Pension expense	2,253	559
Pension and postretirement benefits	12,060	12,060
Alternative minimum tax credit carryforwards	—	371
Unrealized loss on the fair value of derivatives	1,780	4,590
Other	471	379

	51,330	48,092

Deferred tax liabilities:
Marketable securities available for sale	—	—
Purchase accounting	2,032	2,487
Intangible asset	11,819	10,952
Mortgage servicing rights	2,770	2,198
Fixed assets	6,521	6,630
Other	615	621

	23,757	22,888

Net deferred tax asset	$27,573	25,204

The Company has determined that no valuation allowance is necessary for the deferred tax assets because it is more likely than not that these assets will be realized through carryback to taxable income in prior years, future reversals of existing temporary differences, and through future taxable income. Net deferred tax assets of $877,000 were recorded in 2007 related to the acquisition of CSB Bank.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Under provisions of the Internal Revenue Code (“IRC”), Northwest has approximately $3,863,000 of federal net operating losses, which expire in years 2009 through 2027. These net operating losses, which were acquired as part of the First Carnegie and Maryland Permanent acquisitions, are subject to annual carryforward limitations imposed by IRC code section 382. The Company believes the limitations will not prevent the carryforward benefits from being utilized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”), on January 1, 2007. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 also provides related guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption did not require us to recognize any increase or decrease in our liability for unrecognized tax benefits. As of June 30, 2009 the Company had no liability for unrecognized tax benefits.

The Company recognizes interest accrued related to: (1) unrecognized tax benefits in Federal and state income taxes and (2) refund claims in Other operating income. The Company recognizes penalties (if any) in Federal and state income taxes. There is no amount accrued for the payment of interest or penalties at June 30, 2009.

The Company is subject to routine audits of our tax returns by the Internal Revenue Service as well as all states in which the Company conducts business. The Internal Revenue Service commenced an examination of our federal income tax returns for the year ended December 31, 2007 in October of 2008 that we anticipate will be completed during 2009. We do not anticipate a material change to our financial position due to the settlement of this audit. The Company is subject to audit by any state in which we conduct business for the tax periods ended December 31, 2006, 2007 and 2008.
(13)	Shareholders’ Equity

Retained earnings are partially restricted in connection with regulations related to the insurance of savings accounts, which requires Northwest to maintain certain statutory reserves. Northwest may not pay dividends on or repurchase any of their common stock if the effect thereof would reduce retained earnings below the level of adequate capitalization as defined by federal and state regulators.

In tax years prior to fiscal 1997, Northwest was permitted, under the Internal Revenue Code (the Code), to deduct an annual addition to a reserve for bad debts in determining taxable income, subject to certain limitations. Bad debt deductions for income tax purposes are included in taxable income of later years only if the bad debt reserve is used subsequently for purposes other than to absorb bad debt losses. Because Northwest does not intend to use the reserve for purposes other than to absorb losses, no deferred income taxes have been provided prior to fiscal 1987. Retained earnings at June 30, 2009 include approximately $39,107,000 representing such bad debt deductions for which no deferred income taxes have been provided.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(14)	Earnings Per Share
Basic earnings per common share (“EPS”) is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period, without considering any dilutive items. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For the six months ended June 30, 2009, 1,189,999 options with a weighted average strike price of $23.91 per share were outstanding but were excluded from the calculation of earnings per share because they were anti-dilutive. For the six months ended June 30, 2008, 587,673 options with a weighted average strike price of $25.47 per share were outstanding but were excluded from the calculation of earnings per share because they were anti-dilutive. The computation of basic and diluted earnings per share follows:

	Six months ended June 30,
	2009	2008
Net income available to common shareholders	$19,593	27,064

Weighted average common shares outstanding	48,437,070	48,344,600
Dilutive potential shares due to effect of stock options	119,954	238,455

Total weighted average common shares and dilutive potential shares	48,557,024	48,583,055

Basic earnings per share	$0.40	0.56

Diluted earnings per share	$0.40	0.56

(15)	Employee Benefit Plans
(a)	Pension Plans
The Company maintains noncontributory defined benefit pension plans covering substantially all employees and the members of its board of directors. Retirement benefits are based on certain compensation levels, age, and length of service. Contributions are based on an actuarially determined amount to fund not only benefits attributed to service to date but also for those expected to be earned in the future. In addition, the Company has an unfunded Supplemental Executive Retirement Plan (“SERP”) to compensate those executive participants eligible for the Company’s defined benefit pension plan whose benefits are limited by Section 415 of the Internal Revenue Code.

The Company also sponsors a retirement savings plan in which substantially all employees participate. The Company provides a matching contribution of 50% of each employee’s contribution to a maximum of 6% of the employee’s compensation.

In addition to pension benefits, the Company provides postretirement healthcare benefits for certain employees who were employed by the Company as of October 1, 1993 and were at least 55 years of age on that date. The Company accounts for these benefits in accordance with Statement of Financial Accounting Standards No. 106, Employers’ Accounting for Postretirement Benefits Other than Pensions (SFAS 106). SFAS 106 requires the accrual method of accounting for postretirement benefits other than pensions.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
The following table sets forth the net periodic pension and benefit costs for the Company’s defined benefit pension and postretirement healthcare benefits plans:

	Six months ended June 30,
	Pension benefits		Other post-retirement benefits
	2009	2008	2009	2008

Service cost	$2,646	2,510	—	—
Interest cost	2,396	2,280	50	48
Expected return on plan assets	(1,934)	(2,494)	—	—
Amortization of prior service cost	(78)	26	—	—
Amortization of net loss	916	62	28	22

Net periodic benefit cost	$3,946	2,384	78	70

The Company made no contribution to its pension or other post-retirement benefit plans during the period ended June 30, 2009. Once determined, the Company anticipates making a tax-deductible contribution to its defined benefit pension plan for the year ending December 31, 2009.
(b)	Employee Stock Ownership Plan
The Company has an employee stock ownership plan (ESOP) for employees who have attained age 21 and who have completed a 12-month period of employment with the Company during which they worked at least 1,000 hours. The Company can make contributions to the ESOP at the board’s discretion. Company shares would then be purchased periodically in the open market and allocated to employee accounts based on each employee’s relative portion of the Company’s total eligible compensation recorded during the year.

No contributions were made and no expense was recognized during the six-month periods ended June 30, 2009 and 2008.
(c)	Recognition and Retention Plan
On November 17, 2004, the Company established a Recognition and Retention Plan for Employees and Outside Directors (RRP) with 290,220 shares authorized. The objective of the RRP is to enable the Company to provide directors, officers, and employees with a proprietary interest in the Company. On March 16, 2005, 278,231 shares were issued with a weighted average grant date fair value per share of $21.42 (total market value of $5,959,000 at issuance). During 2007, 4,300 shares were issued with a weighted average grant date fair value per share of $27.04 (total market value of $116,000 at issuance). Shares of common stock granted pursuant to the RRP were in the form of restricted stock and generally vest over a five-year period at the rate of 20% per year, commencing one year after the award date. As of June 30, 2009, 80% of the March 16, 2005 issuance vested and 40% of the 2007 issuances vested. Once shares have vested, they are no longer restricted. Compensation expense, in the amount of the fair market value of the common stock at the date of the grant, will be recognized pro rata over the five years during which the shares are payable. While restricted, the recipients are entitled to all voting and other shareholder rights, except that the shares may not be sold, pledged, or otherwise disposed of and are required to be held in a trust.
(d)	Stock Option Plans
On November 21, 1995, the Company adopted the 1995 Stock Option Plan. The objective of the Stock Option Plan is to provide an additional performance incentive to the Company’s employees and outside directors. The Stock

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Option Plan authorized the grant of stock options and limited stock appreciation rights for 1,380,000 shares of the Company’s common stock. On December 20, 1995, the Company granted 242,000 nonstatutory stock options to its outside directors at an exercise price of $5.58 per share (95% of the Company’s common stock fair market value per share at grant date) and 923,200 incentive stock options to employees at an exercise price of $5.875 per share. On March 22, 1996, the Company granted 122,800 incentive stock options to employees at an exercise price of $5.625 per share. On December 16, 1998, the Company granted 15,086 incentive stock options to employees at an exercise price of $9.875 per share. On October 20, 1999, the Company granted 2,000 nonstatutory stock options to an outside director and 57,700 incentive stock options to employees at an exercise price of $7.812 per share. On June 21, 2000, the Company granted the remaining 17,214 incentive stock options as well as 786 previously forfeited options at an exercise price of $6.875 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting at the rate of 20% per year commencing with the grant date.

On November 17, 2000, the Company adopted the 2000 Stock Option Plan. This Plan authorized the grant of stock options and limited stock rights for 800,000 shares of the Company’s common stock. On October 17, 2001, the Company granted 84,000 nonstatutory stock options to its outside directors and 143,845 incentive stock options to employees at an exercise price of $9.780 per share. On August 21, 2002, the Company granted 162,940 incentive stock options to employees at an exercise price of $13.30 per share. On August 20, 2003, the Company granted 182,000 incentive stock options to employees at an exercise price of $16.59 per share. On December 15, 2004, the Company granted 220,780 incentive stock options to employees at an exercise price of $25.49 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting at the rate of 20% per year commencing with the grant date.

On November 17, 2005, the Company adopted the 2005 Stock Option Plan. This Plan authorizes the grant of stock options and limited stock rights for 725,552 shares of the Company’s common stock. On January 19, 2005, the Company granted 70,000 nonstatutory stock options to its outside directors and 154,546 incentive stock options to employees at an exercise price of $22.93 per share. On January 18, 2006 the Company granted 158,333 incentive stock options to employees at an exercise price of $22.18 per share. On January 17, 2007 the Company granted 179,806 stock options to employees at an exercise price of $25.89 per share. On June 20, 2007 the Company granted 2,000 stock options to a new director at an exercise price of $28.09 per share. On January 16, 2008 the Company granted the remaining 160,867 incentive stock options as well as 30,842 previously forfeited incentive stock options to employees at an exercise price of $25.03 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting at the rate of 20% per year commencing one year from the grant date.

On May 21, 2008, the Company adopted the 2008 Stock Option Plan. This Plan authorized the grant of stock options and limited stock rights for 1,750,000 shares of the Company’s common stock. On November 19, 2008 the Company granted 24,000 nonstatutory stock options to its outside directors and 202,068 incentive stock options to employees at an exercise price of $22.03 per share. On February 19, 2009 the Company granted 24,000 nonstatutory stock options to its outside directors and 195,759 incentive stock options to employees at an exercise price of $16.84 per share. These options are exercisable for a period of ten years from the grant date with each recipient vesting over a seven year period commencing one year from the grant date.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
The following table summarizes the number of options outstanding, number of options exercisable, and weighted average remaining life of all option grants:

	Exercise	Exercise	Exercise	Exercise	Exercise	Exercise	Exercise
	Price	Price	Price	Price	Price	Price	Price
	$6.875	$7.812	$9.780	$13.302	$16.590	$16.840	$22.030
Options outstanding:
Number of options	4,800	11,200	123,976	108,004	144,314	219,759	226,068
Weighted average remaining contract life (years)	1.00	0.50	2.25	3.50	4.50	9.50	9.25
Options exercisable:
Number of options	4,800	11,200	123,976	108,004	144,314	—	—
Weighted average remaining term — vested (years)	1.00	0.50	2.25	3.50	4.50	9.50	9.25

	Exercise	Exercise	Exercise	Exercise	Exercise	Exercise
	Price	Price	Price	Price	Price	Price	Total
	$22.180	$22.930	$25.030	$25.490	$25.890	$28.090	$20.710
Options outstanding:
Number of options	155,801	220,929	191,709	213,686	179,806	2,000	1,802,052
Weighted average remaining contract life (years)	6.50	5.50	8.50	5.50	7.50	7.50	6.60
Options exercisable:
Number of options	93,069	176,288	38,342	213,686	71,922	400	986,002
Weighted average remaining term — vested (years)	6.50	5.50	8.50	5.50	7.50	7.50	3.38

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(16)	Disclosures About Fair Value of Financial Instruments

SFAS No. 107, Disclosure about Fair Value of Financial Instruments (SFAS 107), requires disclosure of fair value information about financial instruments whether or not recognized in the consolidated statement of financial condition. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The carrying amounts reported in the consolidated statement of financial condition approximate fair value for the following financial instruments: cash on hand, interest-earning deposits in other institutions, federal funds sold and other short-term investments, accrued interest receivable, accrued interest payable, and marketable securities available-for-sale.

The following table sets forth the carrying amount and estimated fair value of the Company’s financial instruments included in the consolidated statement of financial condition as of June 30, 2009 and December 31, 2008:

	June 30,		December 31,
	2009		2008
	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value
Financial assets:
Cash and equivalents	$415,066	415,066	79,922	79,922
Securities available-for-sale	1,009,382	1,009,382	1,139,170	1,139,170
Loans receivable, net	5,091,518	5,347,557	5,141,892	5,446,835
Accrued interest receivable	25,852	25,852	27,252	27,252
FHLB stock	63,143	63,143	63,143	63,143

Total financial assets	$6,604,961	6,861,000	6,451,379	6,756,322

Financial liabilities:
Savings and checking accounts	$2,764,616	2,764,616	2,580,751	2,580,751
Time deposits	2,581,123	2,645,965	2,457,460	2,500,410
Borrowed funds	897,063	886,354	1,067,945	1,049,399
Trust-preferred securities	108,249	113,603	108,254	116,783
Cash flow hedges — swaps	5,352	5,352	13,114	13,114
Accrued interest payable	4,955	4,955	5,194	5,194

Total financial liabilities	$6,361,358	6,420,845	6,232,718	6,265,651

Fair value estimates are made at a point-in-time, based on relevant market data and information about the instrument. The following methods and assumptions were used in estimating the fair value of financial instruments at June 30, 2009 and December 31, 2008.

Marketable Securities

Where available, fair values are based on quoted market prices, dealer quotes, and prices obtained from independent pricing services. See the SFAS 157 section of this footnote for further detail on how fair values of marketable securities are determined.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Loans Receivable

Loans with comparable characteristics including collateral and repricing structures were segregated for valuation purposes. Each loan pool was separately valued utilizing a discounted cash flow analysis. Projected monthly cash flows were discounted to present value using a market rate for comparable loans. Characteristics of comparable loans included remaining term, coupon interest, and estimated prepayment speeds. Delinquent loans were evaluated separately, given the impact delinquency has on the projected future cash flow of the loan and the approximate discount or market rate.

Deposit Liabilities

SFAS 107 defines the estimated fair value of deposits with no stated maturity, which includes demand deposits, money market, and other savings accounts, to be the amount payable on demand. Although market premiums paid for depository institutions reflect an additional value for these low-cost deposits, SFAS 107 prohibits adjusting fair value for any value expected to be derived from retaining those deposits for a future period of time or from the benefit that results from the ability to fund interest-earning assets with these deposit liabilities. The fair value estimates of deposit liabilities do not include the benefit that results from the low-cost funding provided by these deposits compared to the cost of borrowing funds in the market. Fair values for time deposits are estimated using a discounted cash flow calculation that applies contractual cost currently being offered in the existing portfolio to current market rates being offered locally for deposits of similar remaining maturities. The valuation adjustment for the portfolio consists of the present value of the difference of these two cash flows, discounted at the assumed market rate of the corresponding maturity.

Borrowed Funds

The fixed rate advances were valued by comparing their contractual cost to the prevailing market cost.

Trust-Preferred Securities

The fair value of the trust-preferred securities are calculated using the discounted cash flows at the prevailing rate of interest.

Cash flow hedges — Interest rate swap agreements (“swaps”)

The fair values of the swaps is the amount the Company would have expected to pay to terminate the agreements and is based upon the present value of the expected future cash flows using the LIBOR swap curve, the basis for the underlying interest rate.

Off-Balance Sheet Financial Instruments

These financial instruments generally are not sold or traded, and estimated fair values are not readily available. However, the fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. Commitments to extend credit issued by the Company are generally short-term in nature and, if drawn upon, are issued under current market terms. At June 30, 2009 and December 31, 2008, there was no significant unrealized appreciation or depreciation on these financial instruments.

SFAS No. 157 — Fair Value Measurements

Financial assets and liabilities recognized or disclosed at fair value on a recurring basis and certain financial assets and liabilities on a non-recurring basis are accounted for in accordance with SFAS 157. SFAS 157 establishes a three-level hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. The fair value hierarchy gives the highest priority to quoted prices with readily available independent data in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable market inputs (Level

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
3). When various inputs for measurement fall within different levels of the fair value hierarchy, the lowest level input that has a significant impact on fair value measurement is used.

Financial assets and liabilities are categorized based upon the following characteristics or inputs to the valuation techniques:
•	Level 1 — Financial assets and liabilities for which inputs are observable and are obtained from reliable quoted prices for identical assets or liabilities in actively traded markets. This is the most reliable fair value measurement and includes, for example, active exchange-traded equity securities.

•	Level 2 — Financial assets and liabilities for which values are based on quoted prices in markets that are not active or for which values are based on similar assets or liabilities that are actively traded. Level 2 also includes pricing models in which the inputs are corroborated by market data, for example, matrix pricing.

•	Level 3 — Financial assets and liabilities for which values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Level 3 inputs include the following:
•	Quotes from brokers or other external sources that are not considered binding;

•	Quotes from brokers or other external sources where it can not be determined that market participants would in fact transact for the asset or liability at the quoted price;

•	Quotes and other information from brokers or other external sources where the inputs are not deemed observable.
The Company is responsible for the valuation process and as part of this process may use data from outside sources in establishing fair value. The Company performs due diligence to understand the inputs used or how the data was calculated or derived. The Company corroborates the reasonableness of external inputs in the valuation process.

The following table represents assets measured at fair value on a recurring basis as of June 30, 2009:

				Total assets at
	Level 1	Level 2	Level 3	fair value
Equity securities — available for sale	$864	—	220	1,084
Debt securities — available for sale	—	1,001,060	7,238	1,008,298
Derivative fair value of interest rate swap	—	(5,352)	—	(5,352)

Total assets	$864	995,708	7,458	1,004,030

Debt securities — available for sale — Generally, debt securities are valued using pricing for similar securities, recently executed transactions and other pricing models utilizing observable inputs. The valuation for most debt securities is classified as Level 2. Securities within Level 2 include corporate bonds, municipal bonds, mortgage-backed securities and US government obligations. Certain debt securities which were AAA rated at purchase do not have an active market and as such the Company has used an alternative method to determine the fair value of these securities. The fair value has been determined using a discounted cash flow model using market assumptions, which generally include cash flow, collateral and other market assumptions. As such, securities which otherwise would have been classified as level 2 securities if an active market for those assets or similar assets existed are included herein as level 3 assets. Other debt

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
securities, pooled trust preferred securities rated below AA at purchase, have a fair value based on a discounted cash flow model using similar assumptions to those noted above and accordingly are classified as level 3 assets.

Equity securities — available for sale — Level 1 securities include publicly traded securities valued using quoted market prices. Level 3 securities include investments in two financial institutions that provide financial services only to investor banks received as part of previous acquisitions without observable market data to determine the investments fair values. These securities can only be sold back to the issuing financial institution at cost. The Company considers the financial condition of the issuer to determine if the securities have indications of impairment.

Interest rate swap agreements (Swaps) — The fair value of the swaps was the amount the Company would have expected to pay to terminate the agreements and is based upon the present value of the expected future cash flows using the LIBOR swap curve, the basis for the underlying interest rate.

The table below presents a reconciliation of all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the six-month period ended June 30, 2009:

	Equity
	securities	Debt securities
Balance at December 31, 2008	$220	5,937

Total net realized investment gains/(losses) and net change in unrealized appreciation/(depreciation):
Included in net income as OTTI	—	—
Included in other comprehensive income	—	801

Purchases and sales	—	500
Net transfers in (out) of Level 3	—	—

Balance at June 30, 2009	$220	7,238

Certain assets and liabilities are measured at fair value on a nonrecurring basis after initial recognition such as loans held for sale, loans measured for impairment and mortgage servicing rights. The following table represents the fair market measurement for nonrecurring assets as of June 30, 2009:

				Total assets
	Level 1	Level 2	Level 3	at fair value
Loans held for sale	$25,042	—	—	25,042
Loans measured for impairment	—	—	55,808	55,808
Real estate owned	—	—	15,890	15,890
Mortgage servicing rights	—	—	3,532	3,532

Total assets	$25,042	—	75,230	100,272

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Loans held for sale — Mortgage loans held for sale are recorded at the lower of carrying value or fair value. The fair value of mortgage loans held for sale is based on what secondary markets are currently offering. As the fair value is determined by a quoted price from Freddie Mac, and the Company has open delivery contracts with Freddie Mac, the Company classifies loans held for sale as nonrecurring Level 1.

Impaired loans — A loan is considered to be impaired when it is probable that all of the principle and interest due under the original terms of the loan may not be collected. Impairment is measured based on the fair value of the underlying collateral or discounted cash flows when collateral does not exist. The Company measures impairment on all nonaccrual commercial and commercial real estate loans for which it has established specific reserves as part of the specific allocated allowance component of the allowance for loan losses. The Company classifies impaired loans as nonrecurring Level 3.

Real estate owned — Real estate owned is comprised of property acquired through foreclosure or voluntarily conveyed by delinquent borrowers. These assets are recorded on the date acquired at the lower of the related loan balance or fair value, less estimated disposition costs, with the fair value being determined by appraisal. Subsequently, foreclosed assets are valued at the lower of the amount recorded at acquisition date or fair value, less estimated disposition costs. The Company classifies real estate owned as nonrecurring level 3.

Mortgage servicing rights — Mortgage servicing rights represent the value associated with servicing residential mortgage loans, when the mortgage loans have been sold into the secondary market and the related servicing has been retained by the Company. The value is determined through a discounted cash flow analysis, which uses interest rates, prepayment speeds and delinquency rate assumptions as inputs. All of these assumptions require a significant degree of management judgment. Servicing rights and the related mortgage loans are segregated into categories or homogeneous pools based upon common characteristics. Adjustments are made when the estimated discounted future cash flows are less than the carrying value, as determined by individual pool. As such, mortgage servicing rights are classified as nonrecurring Level 3.

(17)	Regulatory Capital Requirements

The Company’s banking subsidiary is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by the regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company’s banking subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital to average assets (as defined). At June 30, 2009 and December 31, 2008, the Company’s banking subsidiary exceeded all capital adequacy requirements to which they were subject. At June 30, 2009, the maximum amount available for dividend payments by Northwest to the Company, while maintaining its “well capitalized” status, was approximately $108,683,000.

As of June 15, 2009, the most recent notification from the FDIC categorized Northwest as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the bank must maintain total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the bank’s categories.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
The actual, required, and well capitalized levels as of June 30, 2009 and December 31, 2008 were as follows:

	June 30, 2009
			Minimum capital		Well capitalized
	Actual		requirements		requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets):	$619,369	13.69%	$361,992	8.00%	$452,490	10.00%
Tier I capital (to risk weighted assets):	562,620	12.43%	180,996	4.00%	271,494	6.00%
Tier I capital (leverage) (to average assets):	562,620	8.15%	207,129	3.00%*	345,215	5.00%

	December 31, 2008
			Minimum capital		Well capitalized
	Actual		requirements		requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets):	$604,067	13.95%	$346,354	8.00%	$432,943	10.00%
Tier I capital (to risk weighted assets):	549,869	12.70%	173,177	4.00%	259,766	6.00%
Tier I capital (leverage) (to average assets):	549,869	8.05%	204,887	3.00%*	341,478	5.00%

*	The FDIC has indicated that the most highly rated institutions, which meet certain criteria, will be required to maintain a ratio of 3%, and all other institutions will be required to maintain an additional capital cushion of 100 to 200 basis points. As of June 30, 2009, the Company had not been advised of any additional requirements in this regard.
(18)	Contingent Liabilities

The Company and its subsidiaries are subject to a number of asserted and unasserted claims encountered in the normal course of business. Management believes that the aggregate liability, if any, that may result from such potential litigation will not have a material adverse effect on the Company’s financial statements.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(19)	Components of Comprehensive Income

The following table sets forth the components of comprehensive income for the six-month periods ended June 30, 2009 and 2008:

	Six-month periods ended
	June 30,
	2009	2008

Unrealized (loss)/ gain on marketable securities available-for-sale, net of tax of $(658) and $4,850, respectively	1,222	(7,817)
Reclassification adjustment for gains included in net income, net of tax of $(1,426) and $(147), respectively	2,649	230
Change in fair value of interest rate swaps, net of tax of $(2,717)	5,045	—
Other-than-temporary impairment on securities recorded in other comprehensive income, net of tax of $1,540	(2,860)	—

Total other comprehensive income	$6,056	(7,587)

(20)	Northwest Bancorp, Inc. (Parent Company Only)
Statements of Financial Condition

	June 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$21,875	20,695
Marketable securities available-for-sale	62	73
Investment in bank subsidiary	717,129	706,610
Other assets	7,231	8,021

Total assets	$746,297	735,399

Liabilities and Shareholders’ Equity
Liabilities:
Debentures payable	$108,249	108,249
Other liabilities	5,513	13,366

Total liabilities	113,762	121,615
Shareholders’ equity	632,535	613,784

Total liabilities and shareholders’ equity	$746,297	735,399

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
Statements of Income

	Six-month periods
	ended June 30,
	2009	2008
Income:
Interest income	$88	182
Dividends from bank subsidiary	13,000	26,000
Undistributed earnings from equity investment in bank subsidiary	8,612	2,934

Total income	21,700	29,116
Expense:
Compensation and benefits	207	185
Other expense	40	87
Interest expense	2,948	2,789

Total expense	3,195	3,061

Income before income taxes	18,505	26,055
Federal and state income taxes	(1,088)	(1,009)

Net income	$19,593	27,064

Statements of Cash Flows

	Six-month periods
	ended June 30,
	2009	2008

Operating activities:
Net income	$19,593	27,064
Adjustments to reconcile net income to net cash provided by operating activities:
Undistributed earnings of subsidiary	(8,612)	(2,934)
Noncash stock benfit plan compensation expense	889	1,295
Net change in other assets and liabilities	(2,903)	(1,515)

Net cash provided by operating activities	8,967	23,910
Financing activities:
Cash dividends paid	(7,903)	(7,880)
Treasury stock repurchases	—	(3,335)
Proceeds from options exercised	116	243

Net cash used in financing activities	(7,787)	(10,972)

Net increase in cash and cash equivalents	$1,180	12,938

Cash and cash equivalents at beginning of year	20,695	3,618
Net increase in cash and cash equivalents	$1,180	12,938

Cash and cash equivalents at end of year	$21,875	16,556

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
(21)	Business Segments

The Company has identified two reportable business segments based upon the operating approach currently used by management. The Community Banking segment includes the savings bank subsidiary of the Company, Northwest Savings Bank, as well as the subsidiaries of the savings bank that provide similar products and services. The savings bank is a community-oriented institution that offers a full array of traditional deposit and loan products, including mortgage, consumer, and commercial loans as well as trust, investment management, actuarial and benefit plan administration, and brokerage services typically offered by a full service financial institution. The Consumer Finance segment is comprised of Northwest Consumer Discount Company, a subsidiary of Northwest Savings Bank, which operates offices in Pennsylvania and New York. This subsidiary compliments the services of the bank by offering personal installment loans for a variety of consumer and real estate products. This activity is funded primarily through its intercompany borrowing relationship with Allegheny Services, Inc. Net income is primarily used by management to measure segment performance. The following tables provide financial information for these segments. The All Other column represents the parent company, other nonbank subsidiaries, and elimination entries necessary to reconcile to the consolidated amounts presented in the financial statements.

At or for the six months	Community	Consumer	All
ended June 30, 2009	banking	finance	other*	Consolidated
External interest income	$173,668	10,080	11	$183,759
Intersegment interest income	1,551	—	(1,551)	—
Interest expense	66,395	1,626	1,366	69,387
Provision for loan losses	16,000	1,517	—	17,517
Noninterest income	20,311	1,097	48	21,456
Noninterest expense	85,152	5,871	247	91,270
Income tax expense (benefit)	7,638	898	(1,088)	7,448

Net income	$20,345	1,265	(2,017)	$19,593

Total assets	$6,963,326	115,381	13,584	$7,092,291

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)

At or for the six months	Community	Consumer	All
ended June 30, 2008	banking	finance	other*	Consolidated
External interest income	$183,460	10,224	2	$193,686
Intersegment interest income	2,781	—	(2,781)	—
Interest expense	89,004	2,895	(89)	91,810
Provision for loan losses	4,000	1,689	—	5,689
Noninterest income	23,646	1,091	85	24,822
Noninterest expense	78,219	5,423	273	83,915
Income tax expense (benefit)	10,586	453	(1,009)	10,030

Net income	$28,078	855	(1,869)	$27,064

Total assets	$6,795,617	116,949	3,767	$6,916,333

*	Eliminations consist of intercompany interest income and interest expense.
(22)	Guaranteed Preferred Beneficial Interests in Company’s Junior Subordinated Deferrable Interest Debentures (Trust-Preferred Securities) and Interest Rate Swap Agreements

The Company has three statutory business trusts: Northwest Bancorp Capital Trust III, a Delaware statutory business trust, and Northwest Bancorp Statutory Trust IV, a Connecticut statutory business trust and Penn Laurel Financial Corp. Trust I, a Delaware statutory business trust (the Trusts). The Penn Laurel Financial Corp, Trust I was assumed with the acquisition of Penn Laurel Financial Corporation in June 2007. These trusts exist solely to issue preferred securities to third parties for cash, issue common securities to the Company in exchange for capitalization of the Trusts, invest the proceeds from the sale of trust securities in an equivalent amount of debentures of the Company, and engage in other activities that are incidental to those previously listed. The aforementioned trusts are not consolidated in accordance with FIN 46 (R), Consolidation of Variable Interest Entities and Interpretation of ARB No. 51. Northwest Bancorp Capital Trust III issued 50,000 cumulative trust preferred securities in a private transaction to a pooled investment vehicle on December 5, 2006 (liquidation value of $1,000 per preferred security or $50,000,000) with a stated maturity of December 30, 2035 and a floating rate of interest, which is reset quarterly, equal to three-month LIBOR plus 1.38%. Northwest Bancorp Statutory Trust IV issued 50,000 cumulative trust preferred securities in a private transaction to a pooled investment vehicle on December 15, 2006 (liquidation value of $1,000 per preferred security or $50,000,000) with a stated maturity of December 15, 2035 and a floating rate of interest, which is reset quarterly, equal to three-month LIBOR plus 1.38%. Penn Laurel Financial Corp. Trust I issued 5,000 cumulative trust preferred securities in a private transaction to a pooled investment vehicle on January 23, 2004 (liquidation value of $1,000 per preferred security or $5,000,000) with a stated maturity of January 23, 2034 and floating rate of interest, which is reset quarterly, equal to three-month LIBOR plus 2.80%.

The Trusts have invested the proceeds of the offerings in junior subordinated deferrable interest debentures issued by the Company. The structure of these debentures mirrors the structure of the trust-preferred securities. Northwest Bancorp Statutory Trust III holds $51,547,000 of the Company’s junior subordinated debentures due December 30, 2035 with a floating rate of interest, reset quarterly, of three-month LIBOR plus 1.38%. Northwest Bancorp Statutory Trust IV holds $51,547,000 of the Company’s junior subordinated debentures due December 15, 2035 with a floating rate of interest, reset quarterly, of three-month LIBOR plus

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)
2.80%. The Company called the Penn Laurel Financial Corp. Trust I, at par, on July 23, 2009. These subordinated debentures are the sole assets of the Trusts.
Cash distributions on the trust securities are made on a quarterly basis to the extent interest on the debentures is received by the Trusts. The Company has the right to defer payment of interest on the subordinated debentures at any time, or from time-to-time, for periods not exceeding five years. If interest payments on the subordinated debentures are deferred, the distributions on the trust securities also are deferred. Interest on the subordinated debentures and distributions on the trust securities is cumulative. The Company obligation constitutes a full, irrevocable, and unconditional guarantee on a subordinated basis of the obligations of the trust under the preferred securities.
The Trusts must redeem the preferred securities when the debentures are paid at maturity or upon an earlier redemption of the debentures to the extent the debentures are redeemed. All or part of the debentures may be redeemed at any time on or after December 31, 2010. Also, the debentures may be redeemed at any time if existing laws or regulations, or the interpretation or application of these laws or regulations, change causing:
•	the interest on the debentures to no longer be deductible by the Company for federal income tax purposes;

•	the trust to become subject to federal income tax or to certain other taxes or governmental charges;

•	the trust to register as an investment company; and

•	the Company to become subject to capital requirements and the preferred securities do not qualify as Tier I capital.
The Company may, at any time, dissolve any of the Trusts and distribute the debentures to the trust security holders, subject to receipt of any required regulatory approval(s).
The Company entered into four interest rate swap agreements (swaps). The Company designated the swaps as a cash flow hedge and they are intended to protect against the variability of cash flows associated with Trust III and Trust IV. The first two swaps hedge the interest rate risk of Trust III, wherein the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 4.20% to the same counterparty calculated on a notional amount of $25.0 million and the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 4.61% to the same counterparty calculated on a notional amount of $25.0 million. The terms of these two swaps are five years and ten years, respectively. The second two swaps hedge the interest rate risk of Trust IV, wherein the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 3.85% to the same counterparty calculated on a notional amount of $25.0 million and the Company receives interest of LIBOR from a counterparty and pays a fixed rate of 4.09% to the same counterparty calculated on a notional amount of $25.0 million. The terms of these two swaps are seven years and ten years, respectively. The swap agreements were entered into with a counterparty that met the Company’s credit standards and the agreements contain collateral provisions protecting the at-risk party. The Company believes that the credit risk inherent in the contracts is not significant.
At June 30, 2009, the fair value of the swap agreements was $(5,352,000) and was the amount the Company would have expected to pay if the contracts were terminated. There was no material hedge ineffectiveness for this swap.

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)

	Liability derivatives
	(included in Other liabilites)
	June 30,	December 31,
	2009	2008

Cash flow hedges — swaps
Fair value	$5,352	13,114
Notional amount	100,000	100,000
Collateral posted	5,352	13,114
(23) Selected Quarterly Financial Data

	Three months ended
	March 31	June 30
	(In thousands, except per share data)
2009:
Interest income	$92,793	90,966
Interest expense	34,826	34,561

Net interest income	57,967	56,405
Provision for loan losses	5,781	11,736
Noninterest income	9,474	11,982
Noninterest expenses	44,266	47,004

Income before income taxes	17,394	9,647
Income taxes	5,092	2,356

Net income	$12,302	7,291

Basic earnings per share	$0.25	0.15
Diluted earnings per share	$0.25	0.15

NORTHWEST BANCORP, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
June 30, 2009 and 2008
(All dollar amounts presented in tables are in thousands, except per share amounts)

	Three months ended
	March 31	June 30
	(In thousands, except per share data)
2008:
Interest income	$96,697	96,989
Interest expense	48,387	43,423

Net interest income	48,310	53,566
Provision for loan losses	2,294	3,395
Noninterest income	13,015	11,807
Noninterest expenses	42,427	41,488

Income before income taxes	16,604	20,490
Income taxes	3,982	6,048

Net income	$12,622	14,442

Basic earnings per share	$0.26	0.30
Diluted earnings per share	$0.26	0.30
(24)  Subsequent events — Plan of Conversion and Reorganization
The Board of Directors of the MHC, the Company and the Northwest adopted a Plan of Conversion and Reorganization (the “Plan”) on August 27, 2009. Pursuant to the Plan, the MHC will convert from the mutual holding company form of organization to the fully public form. The MHC will be merged into Northwest, and the MHC will no longer exist. Pursuant to the Plan, the Company, which owns 100% of Northwest, also will be succeeded by a new Maryland corporation, named Northwest Bancshares, Inc. As part of the conversion, the MHC’s ownership interest of the Company will be offered for sale in a public offering. The existing publicly held shares of the Company, which represents the remaining ownership interest in the Company, will be exchanged for new shares of common stock of Northwest Bancshares, Inc., the new Maryland corporation. The exchange ratio will ensure that immediately after the conversion and public offering, the public shareholders of the Company will own the same aggregate percentage of Northwest Bancshares, Inc. common stock that they owned immediately prior to that time. When the conversion and public offering are completed, all of the capital stock of Northwest will be owned by Northwest Bancshares, Inc.
The Plan provides for the establishment, upon the completion of the reorganization, of a special “liquidation account” for the benefit of certain depositors of Northwest in an amount equal to the greater of the MHC’s ownership interest in the retained earnings of the Company as of the date of the latest balance sheet contained in the prospectus or the retained earnings of Northwest at the time it reorganized into the MHC in 1994. Following the completion of the reorganization, under the rules of the Office of Thrift Supervision, Northwest will not be permitted to pay dividends on its capital stock to Northwest Bancshares, Inc., its sole shareholder, if Northwest’s shareholders’ equity would be reduced below the amount of the liquidation account.
Direct costs of the conversion and public offering will be deferred and reduce the proceeds from the shares sold in the public offering. If the conversion and public offering are not completed, all costs will be charged to expense in the period in which the public offering is terminated.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Northwest Bancshares, Inc. or Northwest Savings Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Northwest Bancshares, Inc. or Northwest Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.
Up to 73,025,000 Shares
(Subject to Increase to up to 83,978,750 Shares)
Northwest Bancshares, Inc.
(Proposed Holding Company for
Northwest Savings Bank)
COMMON STOCK
par value $                     per share

PROSPECTUS

STIFEL NICOLAUS
[Prospectus date]

These securities are not deposits or savings accounts and are not federally insured or guaranteed.

Until                     , 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS OF NORTHWEST BANCSHARES, INC.
PROXY STATEMENT OF NORTHWEST BANCORP, INC.
     Northwest Savings Bank is converting from a mutual holding company structure to a fully-public ownership structure. Currently, Northwest Savings Bank is a wholly-owned subsidiary of Northwest Bancorp, Inc. and Northwest Bancorp, MHC owns approximately 63.0% of Northwest Bancorp, Inc.’s common stock. The remaining 37.0% of Northwest Bancorp, Inc.’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Northwest Bancshares, Inc., will become the parent of Northwest Savings Bank. Each share of Northwest Bancorp, Inc. common stock owned by the public will be exchanged for between 1.7676 and 2.3914 shares of common stock of Northwest Bancshares, Inc., so that Northwest Bancorp, Inc.’s existing public stockholders will own approximately the same percentage of Northwest Bancshares, Inc. common stock as they owned of Northwest Bancorp, Inc.’s common stock immediately prior to the conversion, subject to adjustment to reflect cash issued in lieu of fractional shares and the funding of a charitable foundation, as further discussed below. The actual number of shares that you will receive will depend on the percentage of Northwest Bancorp, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of Northwest Bancshares, Inc. and the number of shares of Northwest Bancshares, Inc. common stock sold in the offering described in the following paragraph. It will not depend on the market price of Northwest Bancorp, Inc. common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $  per share closing price of Northwest Bancorp, Inc. common stock as of the last trading day prior to the date of this proxy statement/prospectus, unless at least                       shares of Northwest Bancshares, Inc. common stock are sold in the offering (which is between the                       and                       of the offering range), the initial value of the Northwest Bancshares, Inc. common stock you receive in the share exchange would be less than the market value of the Northwest Bancorp, Inc. common stock you currently own. See “Risk Factors—The market value of Northwest Bancshares, Inc. common stock received in the share exchange may be less than the market value of Northwest Bancorp, Inc. common stock exchanged.”
     Concurrently with the exchange offer, we are offering up to 73,025,000 shares of common stock of Northwest Bancshares, Inc., representing the 63% ownership interest of Northwest Bancorp, MHC in Northwest Bancorp, Inc., for sale to eligible depositors and to the public at a price of $10.00 per share. The conversion of Northwest Bancorp, MHC and the offering and exchange of common stock by Northwest Bancshares, Inc. is referred to herein as the “conversion and offering.” After the conversion and offering are completed, Northwest Savings Bank will be a wholly-owned subsidiary of Northwest Bancshares, Inc., and 100% of the common stock of Northwest Bancshares, Inc. will be owned by public stockholders. As a result of the conversion and offering, Northwest Bancorp, Inc. and Northwest Bancorp, MHC will cease to exist.
     In connection with the conversion and offering, we also intend to establish a charitable foundation and contribute to it $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering. The contribution of cash and shares of common stock will total up to a maximum contribution of $16.8 million at the adjusted maximum of the offering range. “See Proposal 2—Establishment and Funding of the Charitable Foundation.”
     Northwest Bancorp, Inc.’s common stock is currently listed on the Nasdaq Global Select Market under the symbol “NWSB.” We expect that Northwest Bancshares, Inc.’s common stock will trade on the Nasdaq Global Select Market under the trading symbol NWBI.

     The conversion and offering cannot be completed unless the stockholders of Northwest Bancorp, Inc. approve the Plan of Conversion and Reorganization of Northwest Bancorp, MHC, referred to herein as the “plan of conversion”. Northwest Bancorp, Inc. is holding a special meeting of stockholders at                                         , Warren, Pennsylvania, on [Meeting Date], at ___.m., local time, to consider and vote upon the plan of conversion. Northwest Bancorp, Inc.’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.
     The establishment and funding of the charitable foundation must also be approved by the stockholders of Northwest Bancorp, Inc. at the special meeting of stockholders. However, the completion of the conversion and offering is not dependent upon the approval of the establishment and funding of the charitable foundation. Northwest Bancorp, Inc.’s board of directors unanimously recommends that stockholders vote “FOR” the establishment and funding of the charitable foundation.
     This document serves as the proxy statement for the special meeting of stockholders of Northwest Bancorp, Inc. and the prospectus for the shares of Northwest Bancshares, Inc. common stock to be issued in exchange for shares of Northwest Bancorp, Inc. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision. This document does not serve as the prospectus relating to the offering by Northwest Bancshares, Inc. of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.
     This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page                       for a discussion of certain risk factors relating to the conversion and offering.
     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
     None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
     The date of this proxy statement/prospectus is                      , 2009, and it is first being mailed to stockholders of Northwest Bancorp, Inc. on or about                      , 2009.

NORTHWEST BANCORP, INC.
100 Liberty Street
Warren, Pennsylvania 16365
(814) 726-2140
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
     On [Meeting Date], Northwest Bancorp, Inc. will hold a special meeting of stockholders at                                          . The meeting will begin at ___:00 _.m, local time. At the meeting, stockholders will consider and act on the following:
1.	The approval of a plan of conversion and reorganization pursuant to which: (a) Northwest Bancorp, Inc. will convert to an interim federal stock savings association and merge with and into Northwest Savings Bank, with Northwest Savings Bank being the surviving entity, (b) Northwest Bancorp, MHC, which currently owns approximately 63.0% of the common stock of Northwest Bancorp, Inc., will convert to an interim federal stock savings association and merge with and into Northwest Savings Bank, with Northwest Savings Bank being the surviving entity, (c) an interim stock savings association will be formed as a subsidiary of Northwest Bancshares, Inc., a Maryland corporation recently formed to be the holding company for Northwest Savings Bank, and then will merge into Northwest Savings Bank, with Northwest Savings Bank being the surviving entity, (d) the outstanding shares of Northwest Bancorp, Inc., other than those held by Northwest Bancorp, MHC, will be converted into shares of common stock of Northwest Bancshares, Inc., and (e) Northwest Bancshares, Inc. will offer shares of its common stock for sale in a subscription offering, community offering and syndicated community offering;

2.	The establishment of the Northwest Charitable Foundation, a Delaware non-stock corporation that will be dedicated to charitable purposes within the communities in which Northwest Savings Bank conducts its business, and the contribution to the foundation of $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering pursuant to the plan of conversion and reorganization;

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization and/or the establishment and funding of the Northwest Charitable Foundation;

4.	The following informational proposals:
4a.	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the ability of stockholders to remove directors;

4b.	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Northwest Bancshares, Inc.’s articles of incorporation;

4c.	Approval of a provision in Northwest Bancshares, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Northwest Bancshares, Inc.’s bylaws;

4d.	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Northwest Bancshares, Inc.’s outstanding voting stock; and
5.	Such other business that may properly come before the meeting.
     NOTE: The board of directors is not aware of any other business to come before the meeting.
     The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals 4a through 4d were approved as part of the process in which our boards of directors approved the plan of conversion and reorganization (referred to herein as the “plan of conversion”). These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and the establishment and funding of the charitable foundation. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
     The board of directors has fixed                     , 2009, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.
     Upon written request addressed to the Corporate Secretary of Northwest Bancorp, Inc. at the address given above, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of the additional copy of the proxy statement/prospectus and/or the plan of conversion, the written request should be received by Northwest Bancorp, Inc. by                     , 2009.
     Please complete and sign the enclosed proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS
Gregory C. LaRocca Corporate Secretary
Warren, Pennsylvania
                    , 2009

QUESTIONS AND ANSWERS
FOR STOCKHOLDERS OF NORTHWEST BANCORP, INC.
REGARDING THE PLAN OF CONVERSION AND REORGANIZATION
You should read this document for more information about the conversion and reorganization. The plan of conversion and reorganization described herein (referred to as the “plan of conversion”), has been conditionally approved by Northwest Bancorp, Inc.’s primary federal regulator, the Office of Thrift Supervision. We must also receive any required final regulatory approvals or non-objection from the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to complete the conversion. However, approval of the plan of conversion by these agencies does not constitute a recommendation or endorsement of the plan of conversion.
Q.	WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Northwest Bancorp, Inc. stockholders as of , 2009 are being asked to vote on the plan of conversion of Northwest Bancorp, MHC. Pursuant to the plan of conversion, referred to herein as the “plan of conversion”, Northwest Bancorp, MHC will convert from the mutual holding company form to the stock form of organization. As part of the conversion, our newly formed Maryland corporation, Northwest Bancshares, Inc. is currently conducting an offering of common stock to eligible depositors of Northwest Savings Bank, eligible stockholders and to the public. The shares offered represent Northwest Bancorp, MHC’s current ownership interest in Northwest Bancorp, Inc. Voting for approval of the plan of conversion will also include approval of the exchange ratio and the articles of incorporation and bylaws of Northwest Bancshares, Inc. (including the anti-takeover provisions and provisions limiting stockholder rights). Your vote is important. Without sufficient votes “FOR” its adoption, we cannot implement the plan of conversion.

Northwest Bancorp, Inc. stockholders are also being asked to approve the establishment and funding of the Northwest Charitable Foundation with $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering.

In addition, Northwest Bancorp, Inc. stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and/or the establishment and funding of the charitable foundation.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation and bylaws of Northwest Bancshares, Inc.:
•	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the ability of stockholders to remove directors;

•	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Northwest Bancshares, Inc.’s articles of incorporation;

•	Approval of a provision in Northwest Bancshares, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Northwest Bancshares, Inc.’s bylaws; and

•	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Northwest Bancshares, Inc.’s outstanding voting stock.
The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws that are included as informational proposals were approved as part of the process in which our boards of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and the establishment and funding of the charitable foundation. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Northwest Bancshares, Inc. if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Stockholders will also vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion or the establishment and funding of the charitable foundation.

Your vote is important. Without sufficient votes “FOR” adoption of the plan of conversion, we cannot implement the plan of conversion and the related stock offering. We also cannot establish and fund the charitable foundation without sufficient votes “FOR” that proposal.

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND RELATED OFFERING?

A.	Our primary reasons for converting and raising additional capital through the offering are:
•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida and adjacent markets, although we do not currently have any understandings or agreements regarding any specific acquisition transaction (except as described below);

•	to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (although, as of June 30, 2009, Northwest Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to a directive or recommendation from the Federal Deposit Insurance Corporation or the Pennsylvania Department of Banking to raise capital);

•	to support internal growth through lending in the communities we serve;

•	to finance the acquisition of branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction, except as disclosed below;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.
As of June 30, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Northwest Bancorp, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.

Q.	WHAT ARE THE REASONS FOR ESTABLISHING AND FUNDING THE CHARITABLE FOUNDATION?

A.	Northwest Savings Bank has a long-standing commitment of charitable contributions within the communities in which the bank conducts its business. The new foundation will enhance our ability to support community development and charitable causes. However, the issuance of shares and the contribution of cash to the charitable foundation will dilute the voting interests of stockholders and will result in an expense, and a related reduction in earnings, for the quarter in which the conversion is completed.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING NORTHWEST BANCORP, INC. SHARES?

A.	As more fully described in “Proposal 1 — Approval of the Plan of Conversion and Reorganization — Share Exchange Ratio,” depending on the number of shares sold in the offering, each share of common stock that you own at the time of the completion of the conversion will be exchanged for between 1.7676 shares at the minimum and 2.7501 shares at the adjusted maximum of the offering range of Northwest Bancshares, Inc. common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Northwest Bancorp, Inc. common stock, and the exchange ratio is 2.0795 (at the midpoint of the offering range), after the conversion you will receive 207 shares of Northwest Bancorp, Inc. common stock and $9.50 in cash, the value of the fractional share, based on the $10.00 per share purchase price of stock in the offering. Stockholders who hold shares in street-name at a brokerage firm do not need to take any action to exchange their shares of common stock. Your shares will be automatically exchanged within your brokerage account. Stockholders with stock certificates will receive a transmittal form with instructions on how to surrender stock certificates after completion of the conversion. You should not submit a stock certificate until you receive a transmittal form.

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK PRIOR TO COMPLETION OF THE CONVERSION?

A.	The amount of common stock Northwest Bancshares, Inc. will issue in the offering and the exchange is based on an independent appraisal of the estimated market value of Northwest Bancshares, Inc., assuming the conversion and offering are completed. RP Financial, LC., an appraisal firm experienced in appraisal of financial institutions, has estimated that, as of August 28, 2009, this market value ranged from $867.4 million to $1,173.8 million, with a midpoint of $1,020.6 million. Based on this valuation, the 63.0% ownership interest of Northwest Bancorp, MHC being sold in the offering and the $10.00 per share purchase price, the number of shares of common stock being offered for sale by Northwest Bancshares, Inc. will range from 53,975,000 shares to 73,025,000 shares, and the number of shares contributed to the Northwest Charitable Foundation will range from 979,500 shares to 1,360,500 shares. The $10.00 per share price was selected primarily because it is a commonly selected per share price for mutual-to-stock conversion offerings. The independent appraisal is based in part on Northwest Bancorp, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Northwest Bancorp, Inc.

Q.	WHY DOESN’T NORTHWEST BANCORP, INC. WAIT TO CONDUCT THE CONVERSION AND OFFERING UNTIL THE STOCK MARKET IMPROVES SO THAT CURRENT STOCKHOLDERS CAN RECEIVE A HIGHER EXCHANGE RATIO?

A.	The board of directors believes that because the stock holding company form of organization offers important advantages, it is in the best interest of our stockholders to complete the conversion and offering sooner rather than later. There is no way to know when market conditions will change or how they might change, or how changes in market conditions might affect stock prices for financial institutions. The board of directors concluded that it would be better to complete the conversion and offering now, under a valuation that offers a fair exchange ratio to existing stockholders and an attractive price to new investors, rather than wait an indefinite amount of time for market conditions that would result in a higher exchange ratio but a less attractive valuation for new investors.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATES NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the shares will be sent to you after completion of the conversion. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) to us, in the enclosed proxy reply envelope. YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY.

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the plan of conversion and “against” the establishment and funding of the charitable foundation. Without sufficient favorable votes “for” the plan of conversion, we will not proceed with the conversion and offering. Without sufficient favorable votes “for” the establishment and funding of the charitable foundation, we cannot establish and fund the charitable foundation.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER?

A.	Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion and “against” the establishment and funding of the charitable foundation.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. Eligible depositors of Northwest Savings Bank have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public, including Northwest Bancorp, Inc. stockholders, in a community offering, as described herein. In the event orders for Northwest Bancshares, Inc. common stock in a community offering exceed the number of shares available for sale, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore and Howard, as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, to our existing public stockholders and to the general public, next to cover orders of Northwest Bancorp, Inc. stockholders as of , 2009, and thereafter to cover orders of other members of the general public. Stockholders of Northwest Bancorp, Inc. are subject to an ownership limitation. Shares of common stock purchased in the offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Northwest Bancorp, Inc. common stock, may not exceed 5% of the total shares of common stock of Northwest Bancshares, Inc. to be issued and outstanding after the completion of the conversion. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at , Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center is closed weekends and bank holidays.

Q.	WILL THE CONVERSION HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT NORTHWEST SAVINGS BANK?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit

Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors will no longer have voting rights in the mutual holding company, which will cease to exist, after the conversion and offering. Only stockholders of Northwest Bancshares, Inc. will have voting rights after the conversion and offering.

Q.	WHAT IF THE PLAN OF CONVERSION AND REORGANIZATION IS APPROVED BUT THE FUNDING OF THE CHARITABLE FOUNDATION IS NOT APPROVED.

A.	The charitable foundation will only be established and funded if both proposals are approved. If the funding of the charitable foundation is not approved, our board of directors will retain the ability to complete the conversion and stock offering without the funding of the charitable foundation, or it may determine to terminate the conversion and stock offering.

Please note that properly completed and signed stock order forms, with full payment, must be received (not postmarked) by the Stock Information Center no later than ___p.m., Eastern Time on , 2009.
Other Questions?
For answers to other questions, please read the proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, at                     .

SUMMARY
     This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1 — Approval of The Plan of Conversion and Reorganization,” “Proposal 2 — Approval of the Establishment and Funding of the Charitable Foundation,” “Proposal 3 — Adjournment of the Special Meeting,” “Proposals 4a through 4d — Informational Proposals Related to the Articles of Incorporation and Bylaws of Northwest Bancshares, Inc.” and the consolidated financial statements and the notes to the consolidated financial statements.
The Northwest Bancorp, Inc. Special Meeting
     Date, Time and Place. Northwest Bancorp, Inc. will hold its special meeting of stockholders at                                         , on                     , 2009, at ___:00 ___.m., Eastern Time.
     The Proposals. Stockholders will be voting on the following proposals at the special meeting:
1.	The approval of a plan of conversion and reorganization pursuant to which: (a) Northwest Bancorp, Inc. will convert to an interim federal stock savings association and merge with and into Northwest Savings Bank, with Northwest Savings Bank being the surviving entity, (b) Northwest Bancorp, MHC, which currently owns approximately 63.0% of the common stock of Northwest Bancorp, Inc., will convert to an interim federal stock savings association and merge with and into Northwest Savings Bank, with Northwest Savings Bank being the surviving entity, (c) an interim stock savings association will be formed as a subsidiary of Northwest Bancshares, Inc., a Maryland corporation recently formed to be the holding company for Northwest Savings Bank, and then will merge into Northwest Savings Bank, with Northwest Savings Bank being the surviving entity, (d) the outstanding shares of Northwest Bancorp, Inc., other than those held by Northwest Bancorp, MHC, will be converted into shares of common stock of Northwest Bancshares, Inc., and (e) Northwest Bancshares, Inc. will offer shares of its common stock for sale in a subscription offering, community offering and syndicated community offering;

2.	The establishment of the Northwest Charitable Foundation, a Delaware non-stock corporation that will be dedicated to charitable purposes within the communities in which Northwest Savings Bank conducts its business, and the contribution to the foundation of $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering pursuant to the plan of conversion and reorganization;

3.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization and/or the establishment and funding of the Northwest Charitable Foundation; and

4.	The following informational proposals:
4a.	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the ability of stockholders to remove directors;

4b.	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Northwest Bancshares, Inc.’s articles of incorporation;

4c.	Approval of a provision in Northwest Bancshares, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Northwest Bancshares, Inc.’s bylaws;

4d.	Approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Northwest Bancshares, Inc.’s outstanding voting stock; and
5.	Such other business that may properly come before the meeting.
     The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals 4a through 4d were approved as part of the process in which our boards of directors approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Northwest Bancshares, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Vote Required for Approval of Proposals by the Stockholders of Northeast Bancorp, Inc.
     Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Northwest Bancorp, Inc. entitled to be cast at the special meeting, including shares held by Northwest Bancorp, MHC, and (ii) a majority of the outstanding shares of common stock of Northwest Bancorp, Inc. entitled to be cast at the special meeting, other than shares held by Northwest Bancorp, MHC.
     Proposal 2: Approval of the Establishment and Funding of the Charitable Foundation. The establishment and funding of Northwest Charitable Foundation with $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering must be approved by at least a majority of the total number of votes entitled to be cast at the special meeting by Northwest Bancorp, Inc. stockholders other than Northwest Bancorp, MHC.
     Proposal 3: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Northwest Bancorp, Inc. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion and/or the proposal to establish and fund the Northwest Charitable Foundation.

     Informational Proposals 4a through 4d. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals were approved as part of the process in which the board of directors of Northwest Bancorp, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Northwest Bancshares, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
     Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Northwest Bancorp, Inc. At this time, we know of no other matters that may be presented at the special meeting.
     Management anticipates that Northwest Bancorp, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Northwest Bancorp, MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting if necessary, would be assured.
     As of                      , 2009 the directors and executive officers of Northwest Bancorp, Inc. beneficially owned                      shares, or approximately ___% of the outstanding shares of Northwest Bancorp, Inc. common stock and Northwest Bancorp, MHC owned                      shares, or approximately 63.0% of the outstanding shares of Northwest Bancorp, Inc. common stock.
     Your board of directors unanimously recommends that you vote “FOR” the plan of conversion, “FOR” approval of the establishment and funding of the charitable foundation, “FOR” the adjournment of the special meeting and “FOR” the Informational Proposals 4a through 4d.
The Companies
     Northwest Bancshares, Inc.
     Northwest Bancshares, Inc. is a newly-formed Maryland corporation that was incorporated in September 2009 to be the successor corporation to Northwest Bancorp, Inc. upon completion of the conversion. Northwest Bancshares, Inc. will own all of the outstanding shares of common stock of Northwest Savings Bank upon completion of the conversion.
     Northwest Bancshares, Inc.’s executive offices are located at 100 Liberty Street, Warren, Pennsylvania 16365. Our telephone number at this address is (814) 726-2140.
     Northwest Bancorp, MHC
     Northwest Bancorp, MHC is the federally chartered mutual holding company of Northwest Bancorp, Inc. Northwest Bancorp, MHC’s principal business activity is the ownership of 30,536,457 shares of common stock of Northwest Bancorp, Inc., or 63.0% of the issued and outstanding shares as of June 30, 2009. The remaining 17,980,430 shares of Northwest Bancorp, Inc. common stock outstanding as of June 30, 2009 were held by the public. After the completion of the conversion, Northwest Bancorp, MHC will cease to exist.
     Northwest Bancorp, Inc.
     Northwest Bancorp, Inc. is a federally chartered stock holding company that owns all of the outstanding common stock of Northwest Savings Bank. Northwest Bancorp, Inc. succeeded to the operations of Northwest Bancorp, Inc., a Pennsylvania corporation, in 2001. At June 30, 2009, Northwest Bancorp, Inc. had consolidated assets of $7.1 billion, deposits of $5.3 billion and stockholders’ equity of $632.5 million. After the completion of the conversion, Northwest Bancorp, Inc. will cease to exist, and will be succeeded by Northwest Bancshares, Inc., a new Maryland corporation. As of June 30, 2009, Northwest Bancorp, Inc. had 48,516,887 shares of common stock issued and outstanding, of which 30,536,457 shares were owned by Northwest Bancorp, MHC.
     Northwest Savings Bank
     Northwest Savings Bank is a Pennsylvania chartered savings bank headquartered in Warren, Pennsylvania. It was originally founded in 1896 and reorganized from the mutual (meaning no stockholders) structure into the mutual holding company structure in 1994, thereby becoming partially stockholder-owned. Northwest Savings Bank became the wholly owned subsidiary of Northwest Bancorp, Inc., a Pennsylvania corporation, in 1998, and the wholly-owned subsidiary of Northwest Bancorp, Inc., a federal corporation, in 2001.
Plan of Conversion and Reorganization
     The Boards of Directors of Northwest Bancorp, Inc., Northwest Bancorp, MHC, Northwest Savings Bank and Northwest Bancshares, Inc. have adopted a plan of conversion and reorganization, referred to herein as the “plan of conversion,” pursuant to which Northwest Savings Bank will reorganize from a mutual holding company structure to a stock form holding company structure. Public stockholders of Northwest Bancorp, Inc. will receive shares in Northwest Bancshares, Inc. in exchange for their shares of Northwest Bancorp, Inc. common stock based on an exchange ratio. This conversion to a stock holding company structure also includes the offering by Northwest Bancshares, Inc. of shares of its common stock to eligible depositors of Northwest Savings Bank in a subscription offering and, if necessary, to the public in a community offering and syndicated community offering. Following the conversion and offering, Northwest Bancorp, MHC and Northwest Bancorp, Inc. will no longer exist, and Northwest Bancshares, Inc. will be the parent company of Northwest Savings Bank.
     The conversion and offering cannot be completed unless the stockholders of Northwest Bancorp, Inc. approve the plan of conversion. Northwest Bancorp, Inc.’s stockholders will vote on the plan of conversion at Northwest Bancorp, Inc.’s special meeting. This document is the proxy statement used by Northwest Bancorp, Inc.’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Northwest Bancshares, Inc. regarding the shares of Northwest Bancshares, Inc. common stock to be issued to Northwest Bancorp, Inc.’s stockholders in the share exchange. This document does not serve as the prospectus relating to the offering by Northwest Bancshares, Inc. of its shares of common stock in the subscription offering and any community offering, syndicated community offering or firm commitment offering, which will be made pursuant to a separate prospectus.
     In addition, informational proposals relating to Northwest Bancshares, Inc.’s articles of incorporation and bylaws are also described in this proxy statement/prospectus. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-

stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
     In connection with the conversion and offering we also intend to establish a charitable foundation and contribute to it $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering. The aggregate value of the cash and shares contributed to the charitable foundation will equal $16.8 million at the adjusted maximum of the offering range. The establishment and funding of the foundation must be approved by the stockholders of Northwest Bancorp, Inc. However, stockholder approval of the charitable foundation is not a condition to the completion of the conversion and offering.
     Our Current Organizational Structure
     In 1994, Northwest Bancorp, Inc., a Pennsylvania corporation, conducted its initial public offering, thereby becoming partially publicly owned. In February 1998, Northwest Bancorp, Inc. became the mid-tier stock holding company for Northwest Savings Bank. Northwest Bancorp, Inc., a federal corporation, succeeded to the operations of Northwest Bancorp, Inc., the Pennsylvania corporation, in 2001, and owns 100% of the outstanding shares of common stock of Northwest Savings Bank. The majority of the outstanding shares of common stock of Northwest Bancorp, Inc. are owned by Northwest Bancorp, MHC, which is a mutual holding company with no stockholders.
     Pursuant to the terms of Northwest Bancorp, MHC’s plan of conversion, Northwest Bancorp, MHC will convert from the mutual holding company to the stock holding company corporate structure. As part of the conversion, we are offering for sale in a subscription offering, and possibly in a community and/or a syndicated community offering, the majority ownership interest of Northwest Bancorp, Inc. that is currently owned by Northwest Bancorp, MHC. In addition, we intend to contribute cash and shares of common stock to a charitable foundation we will establish in connection with the conversion. Upon the completion of the offering, Northwest Bancorp, MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Upon completion of the conversion, existing public stockholders of Northwest Bancorp, Inc. will receive shares of common stock of Northwest Bancshares, Inc. in exchange for their shares of Northwest Bancorp, Inc. common stock in order to maintain the public stockholders’ existing percentage ownership in our organization (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and the effect of shares issued to the charitable foundation).

     The following diagram shows our current organizational structure:
     Our Organizational Structure Following the Conversion
     After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:
Reasons for the Conversion and the Offering
     Our primary reasons for converting and raising additional capital through the offering are:
•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida,

although we do not currently have any understandings or agreements regarding any specific acquisition transaction (except as described below);

•	to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (although, as of June 30, 2009, Northwest Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to a directive or recommendation from the Federal Deposit Insurance Corporation or the Pennsylvania Department of Banking to raise capital);

•	to support internal growth through lending in the communities we serve;

•	to finance the acquisition of branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction, except as disclosed below;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.
     As of June 30, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency.
     As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Northwest Bancorp, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.
Conditions to Completion of the Conversion
     The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.
     We cannot complete the conversion unless:
•	The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Northwest Bancorp, MHC as of , 2009 (comprised of depositors of Northwest Savings Bank as of , 2009);

•	The plan of conversion is approved by a vote of at least two-thirds of the outstanding shares of common stock of Northwest Bancorp, Inc. as of , 2009, including shares held by Northwest Bancorp, MHC (because Northwest Bancorp, MHC owns 63.0% of the outstanding shares of Northwest Bancorp, Inc. common stock, we expect that Northwest Bancorp, MHC and our directors and executive officers will control the outcome of this vote);
•	The plan of conversion is approved by a vote of at least a majority of the outstanding shares of common stock of Northwest Bancorp, Inc. as of , 2009, excluding those shares held by Northwest Bancorp, MHC;
•	We sell at least the minimum number of shares of common stock offered;
•	We receive the final approval of the Office of Thrift Supervision to complete the conversion, however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency; and
•	We receive any required final regulatory approvals or non-objection from the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to complete the conversion, however, such approval or non-objection does not constitute a recommendation or endorsement of the plan of conversion by those agencies.
     Subject to member, stockholder and regulatory approvals, we intend to establish and fund the charitable foundation in connection with the conversion. However, stockholder approval of the charitable foundation is not a condition to the completion of the conversion and offering.
     Northwest Bancorp, MHC intends to vote its ownership interest in favor of the plan of conversion and in favor of the establishment and funding of the charitable foundation. At                     , 2009, Northwest Bancorp, MHC owned 63.0% of the outstanding shares of common stock of Northwest Bancorp, Inc. The directors and executive officers of Northwest Bancorp, Inc. and their affiliates owned                      shares of Northwest Bancorp, Inc., or ___% of the outstanding shares of common stock as of                     , 2009. They have indicated their intention to vote those shares in favor of the plan of conversion and in favor of the establishment and funding of the charitable foundation.
The Exchange of Existing Shares of Northwest Bancorp, Inc. Common Stock
     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Northwest Bancorp, Inc. common stock will, on the effective date of the conversion, be automatically converted into the right to receive a number of shares of Northwest Bancshares, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Northwest Bancshares, Inc. after the conversion as they held in Northwest Bancorp, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of our currently outstanding Northwest Bancorp, Inc. common stock. The exchange ratio is based on the percentage of Northwest Bancorp, Inc. common stock held by the public, the independent valuation of Northwest Bancshares, Inc. prepared by RP Financial, LC. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.7676 exchange shares for each publicly held share of Northwest Bancorp, Inc. at the minimum of the offering range to 2.3914 exchange shares for each publicly held share of Northwest Bancorp, Inc. at the adjusted maximum of the offering range.
     If you are a stockholder of Northwest Bancorp, Inc., at the conclusion of the conversion, your shares will be exchanged for shares of Northwest Bancshares, Inc. The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.
     The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many whole shares of Northwest Bancshares, Inc. a hypothetical owner of Northwest Bancorp, Inc. common stock would receive in the exchange for 100 shares of Northwest Bancorp, Inc. common stock owned at the consummation of the conversion, depending on the number of shares issued in the offering.

										New Shares
			New Shares to be				Total Shares of		Equivalent	That Would
			Exchanged for				Common Stock to		Per Share	be Received
			Existing Shares of				be Outstanding		Current	for 100
	New Shares to be Sold		Northwest Bancorp,		Shares to be issued		After the	Exchange	Market	Existing
	in This Offering		Inc.		to the Foundation		Offering	Ratio	Price (1)	Shares
	Amount	Percent	Amount	Percent	Amount	Percent
Minimum	53,975,000	62.23%	31,781,477	36.64%	979,500	1.13%	86,735,977	1.7676	$17.68	176
Midpoint	63,500,000	62.21%	37,389,973	36.64%	1,170,000	1.15%	102,059,973	2.0795	$20.80	208
Maximum	73,025,000	62.21%	42,998,469	36.63%	1,360,500	1.16%	117,383,969	2.3914	$23.91	239
15% above Adjusted Maximum	83,978,750	62.20%	49,448,239	36.63%	1,579,575	1.17%	135,006,564	2.7501	$27.50	275

(1)	Represents the value of shares of Northwest Bancshares, Inc. received in the conversion by a holder of one share of Northwest Bancorp, Inc. at the exchange ratio, assuming the market price of $10.00 per share.
Exchange of Existing Stockholders’ Stock Certificates
     The conversion of existing outstanding shares of Northwest Bancorp, Inc. common stock into the right to receive shares of Northwest Bancshares, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Northwest Bancorp, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange stock certificates of Northwest Bancorp, Inc. common stock for stock certificates of Northwest Bancshares, Inc. common stock. We expect that stock certificates evidencing shares of Northwest Bancshares, Inc. common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Northwest Bancorp, Inc. stock certificates and other required documents. You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. Shares held by public stockholders through a brokerage account in “street name” will be exchanged automatically upon the conclusion of the conversion; no transmittal forms will be mailed relating to these shares.
     No fractional shares of Northwest Bancshares, Inc. common stock will be issued to any public stockholder of Northwest Bancorp, Inc. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Northwest Bancorp, Inc. stock certificates. If your shares of common stock are held in street name (such as in a brokerage account), you will automatically receive cash in lieu of fractional shares in your brokerage account.
     After the conversion, Northwest Bancorp, Inc. stockholders who hold stock certificates will not receive shares of Northwest Bancshares, Inc. common stock and will not be paid dividends on the shares of Northwest Bancshares, Inc. common stock until existing certificates representing shares of Northwest Bancorp, Inc. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Northwest Bancorp, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Northwest Bancshares, Inc. common stock into which those shares have been converted by virtue of the conversion.
     If a certificate for Northwest Bancorp, Inc. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.
     All shares of Northwest Bancshares, Inc. common stock that we issue in exchange for existing shares of Northwest Bancorp, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.
How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price
     The offering range and exchange ratio are based on an independent appraisal of the estimated market value of Northwest Bancshares, Inc., assuming the conversion, the exchange and the offering are completed and the charitable foundation is funded with a grant of cash and stock. RP Financial, LC., an appraisal firm experienced in appraisals of financial institutions, has estimated that, as of August 28, 2009, this estimated pro forma market value ranged from $867.4 million to $1,173.8 million, with a midpoint of $1,020.6 million. Based on this valuation, the 63% ownership interest of Northwest Bancorp, MHC being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Northwest Bancshares, Inc. will range from 53,975,000 shares to 73,025,000 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio will range from 1.7676 shares at the minimum of the offering range to 2.3914 shares at the maximum of the offering range in order to approximately preserve the existing percentage ownership of public stockholders of Northwest Bancorp, Inc. (excluding any new shares purchased by them in the offering, their receipt of cash in lieu of fractional exchange shares and the effect of shares issued to the charitable foundation). If market conditions warrant, the appraisal can be increased by 15%. At this adjusted maximum of the offering range, the pro forma market value is $1,350.1 million, the number of shares of common stock offered for sale will be 83,978,750 and the exchange ratio will be 2.7501 shares.
     The independent appraisal is based in part on Northwest Bancorp, Inc.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Northwest Bancorp, Inc.
     The appraisal peer group consists of the following companies. Total assets are as of June 30, 2009.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in thousands)
Brookline Bancorp, Inc. (BRKL)	NASDAQ	Brookline, MA	$2,641,113
ESB Financial Corp (ESBF)	NASDAQ	Ellwood City, PA	$1,963,389
ESSA Bancorp, Inc. (ESSA)	NASDAQ	Stroudsburg, PA	$1,052,942
First Defiance Financial Corp. (FDEF)	NASDAQ	Defiance, OH	$2,023,563
First Niagara Financial Group (FNFG)	NASDAQ	Lockport, NY	$11,577,171
Hudson City Bancorp, Inc. (HCBK)	NASDAQ	Paramus, NJ	$57,406,339
New York Community Bancorp (NYB)	NYSE	Westbury, NY	$32,860,123
NewAlliance Bancshares (NAL)	NYSE	New Haven, CT	$8,581,440
Peoples United Financial (PBCT)	NASDAQ	Bridgeport, CT	$20,811,500
Provident Financial Serv. Inc. (PFS)	NYSE	Jersey City, NJ	$6,668,844
     The independent appraisal does not indicate actual market value. Do not assume or expect that the estimated valuation as indicated above means that, after the offering, the shares of our common stock will trade at or above the $10.00 purchase price.
     The following table presents a summary of selected pricing ratios for the peer group companies, Northwest Bancshares, Inc. (on a pro forma basis) and Northwest Bancorp, Inc. (on a historical basis). The pricing ratios are based on earnings and other information as of and for the twelve months ended June 30, 2009 and stock price information as of August 28, 2009, as reflected in RP Financial, LC.’s appraisal report, dated August 28, 2009. Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a discount of 9.4% on a price-to-book value basis, a discount of 27.5% on a price-to-tangible book value basis, and a discount of 18.8% on a price-to-core earnings basis.
     Our board of directors, in reviewing and approving the independent appraisal, considered the range of price-to-core earnings multiples, the range of price-to-book value and price-to-tangible book value ratios at the different ranges of shares of common stock to be sold in the offering, and did not consider one valuation approach to be more important than the other. Instead, in approving the independent appraisal, the board of directors concluded that these ranges represented the appropriate balance of the three approaches to establishing our estimated valuation range, and the number of shares of common stock to be sold, in comparison to the peer group institutions. Specifically, in approving the independent appraisal, the board of directors believed that we would not be able to sell our shares at a price-to-book value and price-to-tangible book value that was in line with the peer group without unreasonably exceeding the peer group on a price-to-core earnings basis. The estimated appraised value and the resulting discounts took into consideration the potential financial impact of the offering as well as the trading price of Northwest Bancorp, Inc. common stock, which decreased from $20.74 per share on August 26, 2009, the closing price on the last trading day immediately preceding the announcement of the conversion, to $20.70 per share, the closing price on August 28, 2009, the effective date of the independent appraisal.

	Price-to-core earnings	Price-to-book	Price-to-tangible
	multiple (1)	value ratio	book value ratio
Northwest Bancshares, Inc. (on a pro forma basis, assuming completion of the conversion)
Minimum	15.21x	78.19%	93.02%
Midpoint	17.61x	85.44%	100.40%
Maximum	19.93x	91.74%	106.50%
Maximum, as adjusted	22.51x	98.04%	112.49%

Valuation of peer group companies, as of
August 28, 2009
Averages	24.53x	101.26%	146.94%
Medians	28.48x	105.21%	146.11%

(1)	Information derived from the RP Financial report and are based upon estimated core earnings for the twelve months ended June 30, 2009. These ratios are different than “Pro Forma Data.”
     The independent appraisal also reflects the contribution of cash and shares of common stock to the charitable foundation we are organizing in connection with the conversion. The contribution of cash and shares of common stock to the charitable foundation will reduce our estimated pro forma market value. See “ Proposal 2—Establishment and Funding of the Charitable Foundation—Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”
     RP Financial, LC. will update the independent appraisal prior to the completion of the conversion. If the estimated appraised value, including offering shares, exchange shares and shares contributed to the charitable foundation, changes to either below $867.4 million or above $1,350.1 million, we will resolicit persons who submitted stock orders. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Stock Pricing and Number of Shares to be Issued.”
How We Intend to Use the Proceeds From the Offering
     Assuming we sell 63,500,000 shares of common stock in the stock offering, and we have net proceeds of $607.3 million, we intend to distribute the net proceeds as follows:
•	$303.7 million (50.0% of the net proceeds) will be invested in Northwest Savings Bank;

•	$25.9 million (4.3% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of our shares of common stock;

•	$1.0 million (0.2% of the net proceeds) will be contributed to the Northwest Charitable Foundation; and

•	$276.7 million (45.6% of the net proceeds) will be retained by us.
     We may use the remaining funds we receive for investments, to pay cash dividends, to repurchase shares of common stock and for other general corporate purposes. Northwest Savings Bank may use the proceeds it receives to support increased lending and other products and services. The net proceeds retained also may be used for future business expansion through acquisitions of banks, thrifts and other financial services companies, and opening or acquiring branch offices. We have no current arrangements or agreements with respect to any such acquisitions, except as previously described. Initially, a substantial portion of the net proceeds will be invested in short-term investments and mortgage-backed securities consistent with our investment policy.
     Please see “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

Our Dividend Policy
     As of June 30, 2009, Northwest Bancorp, Inc. paid a quarterly cash dividend of $0.22 per share, which equals $0.88 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. Northwest Bancshares, Inc. expects the annual dividends to equal $0.50, $0.42, $0.37 and $0.32 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 5.0%, 4.2%, 3.7% and 3.2%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we intend to pay after the conversion will preserve the dividend amount that Northwest Bancorp, Inc. stockholders currently receive, as adjusted to reflect the exchange ratio. However, the dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced or eliminated in the future.
Purchases by Officers and Directors
     We expect our directors, executive officers and their associates, to purchase 55,000 shares of common stock in the offering. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own 1,686,570 shares of common stock, or 1.65% of our total outstanding shares of common stock at the midpoint of the offering range, including shares they receive in exchange for shares they currently own in Northwest Bancorp, Inc.
Market for Common Stock
     Publicly held shares of Northwest Bancorp, Inc.’s common stock currently trade on the Nasdaq Global Select Market under the symbol “NWSB.” Upon completion of the conversion, the shares of common stock of Northwest Bancshares, Inc. will replace Northwest Bancorp, Inc.’s existing shares. We expect that Northwest Bancshares, Inc.’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol “NWBI” after the completion of the offering. In order to list our common stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. Northwest Bancorp, Inc. currently has 20 registered market makers. Persons purchasing shares of common stock in the offering may not be able to sell their shares at or above the $10.00 price per share.
Tax Consequences
     As a general matter, the conversion will not be a taxable transaction for federal or state income tax purposes to Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank, Northwest Bancshares, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Northwest Bancorp, Inc. Existing stockholders of Northwest Bancorp, Inc. who receive cash in lieu of fractional share interests in shares of Northwest Bancshares, Inc. common stock will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Changes in Stockholders’ Rights for Existing Stockholders of Northwest Bancorp, Inc.
     As a result of the conversion, existing stockholders of Northwest Bancorp, Inc. will become stockholders of Northwest Bancshares, Inc. Some rights of stockholders of Northwest Bancshares, Inc.

will be reduced compared to the rights stockholders currently have in Northwest Bancorp, Inc. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Northwest Bancshares, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Northwest Bancshares, Inc. and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of Northwest Bancshares, Inc. include the following: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; and (iii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Northwest Bancorp, Inc.” for a discussion of these differences.
We Will Form and Contribute Cash and Stock to The Northwest Charitable Foundation
     To further our commitment to the communities we serve and may serve in the future, we intend, subject to our members’ and stockholders’ approval, to establish and fund a new charitable foundation as part of the conversion. We intend to contribute to the charitable foundation $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the shares sold in the stock offering. These shares and cash will have a value of $10.8 million at the minimum of the valuation range and $14.6 million at the maximum of the valuation range, subject to adjustment to $16.8 million. As a result of the issuance of shares to the charitable foundation and the cash contribution, we expect to record an after-tax expense of approximately $6.6 million at the minimum of the valuation range and approximately $10.2 million at the adjusted maximum of the valuation range, during the quarter in which the conversion is completed.
     Issuing shares of common stock to the charitable foundation will:
•	dilute the voting interests of purchasers of shares of our common stock in the stock offering; and

•	result in an expense, and a reduction in our earnings during the quarter in which the contribution is made, equal to the full amount of the contribution to the charitable foundation, offset in part by a corresponding tax benefit equal to 39% of such contribution.
     See“Proposal 2—Establishment and Funding of the Charitable Foundation—Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation” and “Northwest Charitable Foundation.”
Dissenters’ Rights
     Stockholders of Northwest Bancorp, Inc. do not have dissenters’ rights in connection with the conversion and offering.
Important Risks in Owning Northwest Bancshares, Inc.’s Common Stock
     Before you decide to purchase stock, you should read the “Risk Factors” section beginning on page ___ of this proxy statement/prospectus.

RISK FACTORS
     You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of Northwest Bancshares, Inc. common stock.
Risks Related to Our Business
Changes in interest rates could adversely affect our results of operations and financial condition.
     Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits, borrowings and trust preferred securities. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.
     Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed rate assets, whereby we would not have the opportunity to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit so long as the early withdrawal penalty is less than the interest they could receive as a result of the higher interest rates.
     Changes in interest rates also affect the current fair value of our interest-earning securities portfolio. Generally, the value of securities moves inversely with changes in interest rates. At June 30, 2009, the fair value of our investment and mortgage-backed securities portfolio totaled $1.009 billion. Net unrealized losses on these securities totaled $6.4 million at June 30, 2009.
     At June 30, 2009, our interest rate risk analysis indicated that the market value of our equity would decrease by 10.2% if there was an instantaneous parallel 200 basis point increase in market interest rates. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”
If the allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.
     Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which may have a material adverse effect on operating results. We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. If the assumptions prove to be incorrect, the allowance for credit losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to the allowance. Material additions to the allowance would materially decrease net income.

     Our emphasis on the origination of commercial real estate and commercial loans is one of the more significant factors in evaluating the allowance for loan losses. As we continue to increase the amount of such loans, additional or increased provisions for loan losses may be necessary and would decrease earnings.
     Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations or financial condition.
We could record future losses on our securities portfolio.
     During the six months ended June 30, 2009, we recognized $8.7 million of impairment losses on securities, of which $4.4 million was recognized as other comprehensive loss, in the equity section of our balance sheet and $4.3 million was recognized as noninterest expense in our income statement. At June 30, 2009, we held corporate debt securities, non-government agency collateralized mortgage obligations and municipal securities with unrealized holding losses of $13.4 million, $6.0 million and $6.0 million, respectively.
     A number of factors or combinations of factors could require us to conclude in one or more future reporting periods that an unrealized loss that exists with respect to these securities constitutes an impairment that is other than temporary, which could result in material losses to us. These factors include, but are not limited to, continued failure by the issuer to make scheduled interest payments, an increase in the severity of the unrealized loss on a particular security, an increase in the continuous duration of the unrealized loss without an improvement in value or changes in market conditions and/or industry or issuer specific factors that would render us unable to forecast a full recovery in value. In addition, the fair values of securities could decline if the overall economy and the financial condition of some of the issuers continue to deteriorate and there remains limited liquidity for these securities.
     See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Balance Sheet Analysis—Securities” for a discussion of our securities portfolio and the unrealized losses related to the portfolio.
Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.
     The Internal Revenue Service may not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. The total value of the contribution would be $16.8 million at the adjusted maximum of the offering range, which would result in after-tax expense of approximately $10.2 million. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize after-tax expense up to the value of the entire contribution, or $16.8 million at the adjusted maximum of the offering range.
     In addition, even if the contribution is tax deductible, we may not have sufficient taxable income to be able to use the deduction fully. Under the Internal Revenue Code, a corporate entity is generally permitted to deduct charitable contributions in an amount of up to 10% of its taxable income (taxable income before the charitable contributions deduction) in any one year for charitable contributions. Any contribution in excess of the 10% limit may be deducted for federal income tax purposes over the five years following the year in which the charitable contribution was made. Accordingly, a charitable contribution by a corporate entity to a charitable foundation could, if necessary, be deducted for federal income tax purposes over a six-year period. Our taxable income over this period may not be sufficient to fully use this deduction.
Any future Federal Deposit Insurance Corporation insurance premiums or special assessments will adversely impact our earnings.
     On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment is payable on September 30, 2009. We recorded an expense of $3.3 million during the quarter ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation believes would adversely affect public confidence or to a level that will be close to or below zero. The Federal Deposit Insurance Corporation has announced that it is likely to levy an additional special assessment of up to five basis points later in 2009, the amount and timing of which are currently uncertain. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase compared to prior periods.
We hold certain intangible assets that could be classified as impaired in the future. If these assets are considered to be either partially or fully impaired in the future, our earnings and the book values of these assets would decrease.
     Pursuant to SFAS No. 142, Goodwill and Other Intangible Assets, we are required to test our goodwill and core deposit intangible assets for impairment on a periodic basis. The impairment testing process considers a variety of factors, including the current market price of our common shares, the estimated net present value of our assets and liabilities and information concerning the terminal valuation of similarly situated insured depository institutions. Future impairment testing may result in a partial or full impairment of the value of our goodwill or core deposit intangible assets, or both. If an impairment determination is made in a future reporting period, our earnings and the book value of these intangible assets will be reduced by the amount of the impairment. If an impairment loss is recorded, it will have little or no impact on the tangible book value of our shares of common stock or our regulatory capital levels.
Strong competition may limit growth and profitability.
     Competition in the banking and financial services industry is intense. We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Our profitability depends upon our ability to successfully compete in our market areas.
We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
     We are subject to extensive regulation, supervision and examination by the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and the Office of Thrift Supervision. Laws and regulations govern the activities in which we may engage, primarily for the protection of depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed. Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit premiums could have a material impact on our operations. Because our business is highly regulated, the laws and applicable regulations are subject to frequent change. Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.
The United States economy is in a deep recession. A prolonged economic downturn, especially one affecting our geographic market area, will adversely affect our business and financial results.
     Negative developments in the global credit and securitization markets have resulted in uncertainty in the financial markets since the latter half of 2007, and it is expected that the general economic downturn will continue through the remainder of 2009 and into 2010. Loan portfolio quality has deteriorated at many institutions, reflecting in part, the deteriorating U.S. economy and rising unemployment. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow in the debt markets.
     The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that noncurrent assets plus other real estate owned as a percentage of assets for FDIC insured financial institutions rose to 2.77% as of June 30, 2009, compared to 0.95% as of December 31, 2007. For the six months ended June 30, 2009, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that annualized return on average assets was 0.04% for FDIC insured financial institutions compared to 0.81% for the year ended December 31, 2007. The NASDAQ Bank Index declined 41.97% between December 31, 2007 and June 30, 2009. At June 30, 2009, our noncurrent assets plus other real estate owned as a percentage of assets was 1.95%, and our annualized return on average assets was 0.56% for the six months ended June 30, 2009.
     Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability. Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies, could adversely affect our stock performance.
Continued government action in response to the economic downturn may negatively affect our operations.
     In response to the developments described above, Congress adopted the Emergency Economic Stabilization Act of 2008, under which the U.S. Department of the Treasury has the authority to expend up to $700 billion to assist in stabilizing and providing liquidity to the U.S. financial system. Although it was originally contemplated that these funds would be used primarily to purchase troubled assets under the Troubled Asset Relief Program, in October 2008 the U.S. Department of the Treasury announced the Capital Purchase Program, pursuant to which it intends to purchase up to $250 billion of non-voting senior preferred shares of qualifying financial institutions to encourage financial institutions to build capital to increase the flow of financing to businesses and consumers and to support the economy. In addition, Congress temporarily increased Federal Deposit Insurance Corporation deposit insurance from $100,000 to $250,000 per depositor through December 31, 2013. The Federal Deposit Insurance

Corporation also announced the creation of the Temporary Liquidity Guarantee Program which is intended to strengthen confidence and encourage liquidity in financial institutions by temporarily guaranteeing newly issued senior unsecured debt of participating organizations and providing full insurance coverage for noninterest-bearing transaction deposit accounts (such as business checking accounts, interest-bearing transaction accounts paying 50 basis points or less and lawyers’ trust accounts), regardless of dollar amount until December 31, 2009. The increased insurance coverage may not be extended beyond 2009, which could negatively affect consumer confidence in financial institutions.
     The potential exists for additional federal or state laws and regulations regarding lending and funding practices and liquidity standards, and bank regulatory agencies are expected to be active in responding to concerns and trends identified in examinations, including the expected issuance of many formal enforcement orders. Actions taken to date, as well as potential actions, may not have the beneficial effects that are intended. In addition, new laws, regulations, and other regulatory changes may increase our Federal Deposit Insurance Corporation insurance premiums and may also increase our costs of regulatory compliance and of doing business, and otherwise adversely affect our operations. New laws, regulations, and other regulatory changes may significantly affect the markets in which we do business, the markets for and value of our loans and investments, and our ongoing operations, costs and profitability.
Future legislative or regulatory actions responding to perceived financial and market problems could impair our ability to foreclose on collateral.
     There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. Were proposals such as these, or other proposals limiting our rights as a creditor, to be implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor. In addition, there have been legislative proposals to create a federal consumer protection agency that may, among other powers, have the ability to affect our rights as a creditor.
If our investment in the Federal Home Loan Bank of Pittsburgh becomes impaired, our earnings and stockholders’ equity could decrease.
     We are required to own common stock of the Federal Home Loan Bank of Pittsburgh to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program. The aggregate cost of our Federal Home Loan Bank common stock as of June 30, 2009 was $63.1 million. Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.
     Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could result in materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of Pittsburgh, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in Federal Home Loan Bank of Pittsburgh common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

The Federal Home Loan Bank of Pittsburgh stopped paying dividends during the fourth quarter of 2008. This will negatively affect our earnings.
     The Federal Home Loan Bank of Pittsburgh stopped paying dividends during the fourth quarter of 2008, and would be prohibited from paying dividends in the future so long as it fails to meet any of its regulatory capital requirements. As a result of its expected risk-based capital deficiency as of December 31, 2008, we may not receive dividends from the Federal Home Loan Bank of Pittsburgh in the near future. We received $1.1 million in total dividends from the Federal Home Loan Bank of Pittsburgh during the three quarters ended September 30, 2008, and the failure of the Federal Home Loan Bank of Pittsburgh to pay dividends for any quarter will reduce our earnings during that quarter. In addition, the Federal Home Loan Bank of Pittsburgh is an important source of liquidity for us, and any restrictions on their operations may hinder our ability to use them as a liquidity source.
Risks Related to the Offering and the Exchange
The market value of Northwest Bancshares, Inc. common stock received in the share exchange may be less than the market value of Northwest Bancorp, Inc. common stock exchanged.
     The number of shares of Northwest Bancshares, Inc. common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Northwest Bancorp, Inc. common stock held by the public prior to the completion of the conversion and offering, the final independent appraisal of Northwest Bancshares, Inc. common stock prepared by RP Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that existing public shareholders of Northwest Bancorp, Inc. common stock will own approximately the same percentage of Northwest Bancshares, Inc. common stock after the conversion and offering as they owned of Northwest Bancorp, Inc. common stock immediately prior to completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering, the receipt of cash in lieu of fractional shares, and adjustment for the funding of the charitable foundation with cash and shares of Northwest Bancshares, Inc. common stock. The exchange ratio will not depend on the market price of Northwest Bancorp, Inc. common stock.
     The exchange ratio ranges from a minimum of 1.7676 to a maximum of 2.3914 shares of Northwest Bancshares, Inc. common stock per share of Northwest Bancorp, Inc. common stock. Shares of Northwest Bancshares, Inc. common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Northwest Bancorp, Inc. common stock at the time of the exchange, the initial market value of the Northwest Bancshares, Inc. common stock that you receive in the share exchange could be less than the market value of the Northwest Bancorp, Inc. common stock that you currently own. Based on the most recent closing price of Northwest Bancorp, Inc. common stock prior to the date of this proxy statement/prospectus, which was $                    , unless at least                      shares of Northwest Bancshares, Inc. common stock are sold in the offering (which is between the                      and the                      of the offering range), the initial value of the Northwest Bancshares, Inc. common stock you receive in the share exchange would be less than the market value of the Northwest Bancorp, Inc. common stock you currently own.
The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
     If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Northwest Bancshares, Inc. and the outlook for the financial services industry in general. Price fluctuations may be unrelated to the operating performance of particular companies.
We have broad discretion to deploy our net proceeds and our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.
     Northwest Bancshares, Inc. intends to contribute between $257.8 million and $349.6 million of the net proceeds of the offering (or $402.3 million at the adjusted maximum of the offering range) to Northwest Savings Bank. Northwest Bancshares, Inc. may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes. Northwest Bancshares, Inc. also expects to use a portion of the net proceeds it retains to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan. Northwest Savings Bank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, build new branches or acquire branches, or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan and some of our branching initiatives, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for reinvesting of the net proceeds, and we cannot predict how long we will require to reinvest the net proceeds.
Our failure to effectively reinvest the net proceeds of the offering could reduce our return on stockholders’ equity and our return on assets and negatively impact the value of our common stock.
     Net income divided by average stockholders’ equity, known as “return on average equity” and net income divided by average total assets, known as “return on average assets,” are ratios many investors use to compare the performance of a financial institution to its peers. Our return on average equity ratio for the six months ended June 30, 2009 and for the year ended December 31, 2008 was 6.26% and 7.75%, respectively, compared to an average of negative 1.23% based on trailing twelve month earnings for all publicly traded fully converted savings institutions as of August 28, 2009. Our return on average assets ratio for the six months ended June 30, 2009 and for the year ended December 31, 2008 was 0.56% and 0.70%, respectively, compared to an average of negative 0.37% based on trailing twelve month earnings for all publicly traded fully converted savings institutions as of August 28, 2009. Until we can increase our net interest income and non-interest income and effectively reinvest the additional capital raised in the offering, our return on average equity and our return on average assets may be below the industry average, which may negatively affect the value of our common stock.
The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.
     The shares of common stock that our directors and officers intend to purchase in the offering, when combined with the shares that they will receive in the exchange for their existing shares of Northwest Bancorp, Inc. common stock are expected to result in management and the board controlling approximately 5.0% of our outstanding shares of common stock at the midpoint of the offering range. In addition, our employee stock ownership plan is expected to purchase 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation, and additional stock options and shares of common stock would be granted to our directors and employees if a stock-based incentive plan is adopted in the future. This would result in management and employees controlling a significant percentage of our shares of common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage a potential sale of Northwest Bancshares, Inc. that our stockholders may desire.
The implementation of the stock-based incentive plan may dilute your ownership interest.
     We intend to adopt a new stock-based incentive plan following the offering, subject to receipt of stockholder approval. This stock-based incentive plan may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of Northwest Bancshares, Inc. While our intention is to fund this plan through open market purchases, stockholders would experience an 8.15% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options or shares of restricted common stock under the plan in an amount equal to up to 10% and 4%, respectively, of the shares sold in the offering and issued to the charitable foundation. In the event we adopt the plan within one year following the conversion, shares of restricted stock to be issued and options to be granted under the stock-based incentive plan will be limited in order to ensure that the aggregate number of shares of restricted common stock and option awards subject to the new stock-based incentive plan, our existing recognition and retention plan and our existing stock option plans do not exceed 4% and 10%, respectively, of the total shares outstanding (including shares issued by Northwest Bancshares, Inc. in exchange for existing shares of Northwest Bancorp, Inc. and shares issued to the charitable foundation) following completion of the conversion and the offering. Historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders. In the event we adopt the plan more than one year following the conversion, our stock-based incentive plan will not be subject to these limitations.
     Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.
Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.
     We intend to adopt a new stock-based incentive plan after the offering under which plan participants would be awarded restricted shares of our common stock (at no cost to them) and options to purchase shares of our common stock. If the stock-based incentive plan is implemented and approved by stockholders within one year of the completion of the offering, the number of restricted shares of common stock or options granted under any initial stock-based incentive plan may not exceed 4.0% and 10.0%, respectively, of the shares sold in the offering and issued to the charitable foundation. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based incentive plan adopted more than one year after the completion of the offering, our costs would increase further.
     Following the offering, our non-interest expenses are likely to increase as we will recognize additional annual employee compensation and benefit expenses related to the shares granted to employees and executives under our stock-based incentive plan. We cannot predict the actual amount of these new stock-related compensation and benefit expenses because applicable accounting practices require that expenses be based on the fair market value of the shares of common stock at specific points in the future; however, we expect them to be material. In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the offering has been estimated to be approximately $7.4 million ($4.5 million after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Executive Compensation—Long-Term Stock-Based Compensation.”
We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs.
     If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4.0% and 10.0%, respectively, of the shares of stock sold in the stock offering and issued to the charitable foundation. The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering. Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our board of directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Additional expenses following the conversion from the compensation and benefit expenses associated with the implementation of the new stock-based incentive benefit plan will adversely affect our profitability.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of the stock-based incentive plan may dilute your ownership interest.”
The contribution of shares to the charitable foundation will dilute your ownership interests and adversely affect net income.
     Subject to member and stockholder approval, we intend to establish a charitable foundation in connection with the conversion. We will make a contribution to the charitable foundation in the form of shares of common stock and $1.0 million in cash. The contribution of cash and shares of common stock will total $10.8 million at the minimum of the offering range, and up to $16.8 million at the adjusted maximum of the offering range. The aggregate contribution will have an adverse effect on our net income for the quarter and year in which we make the contribution to the charitable foundation. The after-tax expense of the contribution will reduce net income by approximately $10.2 million at the adjusted maximum of the offering range. We had net income of $19.6 million for the six months ended June 30, 2009 and $48.2 million for the year ended December 31, 2008, respectively. Persons purchasing shares in the stock offering will have their ownership and voting interests diluted by up to 1.16% due to the issuance of shares of common stock to the charitable foundation.

Various factors may make takeover attempts more difficult to achieve.
     Our board of directors has no current intention to sell control of Northwest Bancshares, Inc. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of Northwest Bancshares, Inc. without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:
•	Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a converted savings institution or its holding company without the prior approval of the Office of Thrift Supervision.

•	Articles of incorporation and statutory provisions. Provisions of the articles of incorporation and bylaws of Northwest Bancshares, Inc. and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. Specifically, our articles of incorporation provide that certain mergers or acquisitions must be approved by stockholders owning at least 80% of our shares of common stock, unless the transaction has been approved by a majority of the disinterested directors or certain fair price and procedure requirements have been satisfied. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

•	Issuance of stock options and restricted stock. We also intend to issue stock options and shares of restricted stock to key employees and directors that will require payments to these persons in the event of a change in control of Northwest Bancshares, Inc. These payments may have the effect of increasing the costs of acquiring Northwest Bancshares, Inc., thereby discouraging future takeover attempts.

•	Employment and change in control agreements. Northwest Bancorp, Inc. has employment agreements with each of its executive officers which will remain in effect following the stock offering. In addition, Northwest Bancshares, Inc., Inc intends to enter into change in control agreements with each of its corporate senior vice presidents (of which there are currently 11 such corporate senior vice presidents). These agreements may have the effect of increasing the costs of acquiring Northwest Bancshares, Inc., thereby discouraging future takeover attempts.
There May Be a Decrease in Stockholders’ Rights for Existing Stockholders of Northwest Bancorp, Inc.
     As a result of the conversion, existing stockholders of Northwest Bancorp, Inc. will become stockholders of Northwest Bancshares, Inc. Some rights of stockholders of Northwest Bancshares, Inc. will be reduced compared to the rights stockholders currently have in Northwest Bancorp, Inc. The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Northwest Bancshares, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of Northwest Bancshares, Inc. and its stockholders. The articles of incorporation and bylaws of Northwest Bancshares, Inc. include the following provisions: (i) approval by at least 80% of outstanding shares required to remove a director for cause; (ii) greater lead time required for stockholders to submit proposals for new business or to nominate directors; and (iii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Northwest Bancorp, Inc.” for a discussion of these differences.
You May Not Revoke Your Decision to Purchase Northwest Bancshares, Inc. Common Stock in the Subscription Offering After You Send Us Your Subscription.
     Funds submitted or automatic withdrawals authorized in the connection with a purchase of shares of common stock in the subscription offering will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date. Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in the completion of the conversion and offering. Orders submitted in the subscription offering are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond                     , or the number of shares to be sold in the offering is increased to more than 83,978,750 shares or decreased to less than 53,975,000 shares.

INFORMATION ABOUT THE SPECIAL MEETING
General
     This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Northwest Bancorp, Inc. of proxies to be voted at the special meeting of stockholders to be held at                                          on                     , 2009 at ___:00 ___.m., Eastern Time, and any adjournment or postponement thereof.
     The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Northwest Bancorp, MHC (referred to herein as the “plan of conversion”), and the establishment and funding of the charitable foundation with cash and shares of common stock of Northwest Bancshares, Inc.
     In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposals. Stockholders also will vote on informational proposals with respect to the articles of incorporation and bylaws of Northwest Bancshares, Inc.
     Voting in favor of or against the plan of conversion includes a vote for or against the conversion of Northwest Bancorp, MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Northwest Savings Bank.
Who Can Vote at the Meeting
     You are entitled to vote your Northwest Bancorp, Inc. common stock if our records show that you held your shares as of the close of business on                     , 2009. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
     As of the close of business on                     , 2009, there were                      shares of Northwest Bancorp, Inc. common stock outstanding. Each share of common stock has one vote.
Attending the Meeting
     If you are a stockholder as of the close of business on                     , 2009, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Northwest Bancorp, Inc. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Vote Required
     The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
     Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Northwest Bancorp, Inc. entitled to be cast at the special meeting, including shares held by Northwest Bancorp, MHC, and (ii) a majority of the outstanding shares of common stock of Northwest Bancorp, Inc. entitled to be cast at the special meeting, other than shares held by Northwest Bancorp, MHC.
     Proposal 2: Approval of the Establishment and Funding of the Charitable Foundation. The establishment and funding of Northwest Charitable Foundation with $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering must be approved by at least a majority of the total number of votes entitled to be cast at the special meeting by Northwest Bancorp, Inc. stockholders other than Northwest Bancorp, MHC.
     Proposal 3: Approval of the adjournment of the special meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Northwest Bancorp, Inc. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion and/or the proposal to establish and fund the Northwest Charitable Foundation.
     Informational Proposals 4a through 4d: Approval of certain provisions in Northwest Bancshares, Inc.’s articles of incorporation. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals were approved as part of the process in which the board of directors of Northwest Bancorp, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Northwest Bancshares, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
     Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Northwest Bancorp, Inc. At this time, we know of no other matters that may be presented at the special meeting.
Shares Held by Northwest Bancorp, MHC and Our Officers and Directors
     As of                     , 2009, Northwest Bancorp, MHC beneficially owned                      shares of Northwest Bancorp, Inc. common stock. This equals approximately 63.0% of our outstanding shares. Northwest Bancorp, MHC intends to vote all of its shares in favor of Proposal 1, approval of the plan of conversion, Proposal 2, establishment and funding of the charitable foundation Proposal 3, approval of the adjournment of the special meeting, and Informational Proposals 4a through 4d.

     As of                     , 2009, our officers and directors beneficially owned                      shares of Northwest Bancorp, Inc. common stock, not including shares that they may acquire upon the exercise of outstanding stock options. This equals ___% of our outstanding shares and ___% of shares held by persons other than Northwest Bancorp, MHC.
Voting by Proxy
     Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Northwest Bancorp, Inc. common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Northwest Bancorp, Inc. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the establishment and funding of the charitable foundation, “FOR” approval of the adjournment of the special meeting, and “FOR” each of the Informational Proposals 4a through 4d.
     If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.
     You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of Northwest Bancorp, Inc. in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
     If your Northwest Bancorp, Inc. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.
Solicitation of Proxies
     This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Northwest Bancorp, Inc. will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, Laurel Hill Advisory Group, LLC, our proxy solicitor, directors, officers or employees of Northwest Bancorp, Inc. and Northwest Savings Bank may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. We will pay Laurel Hill Advisory Group, LLC, $32,500 for fees plus out-of-pocket expenses.
     We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan and 401(k) Plan
     If you participate in Northwest Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Northwest Savings Bank 401(k) Plan (“401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Northwest Bancorp, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Northwest Bancorp, Inc. Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is                     , 2009.
     The board of directors recommends that you promptly sign, date and mark the enclosed proxy card in favor of the above described proposals, including, the adoption of the plan of conversion and the establishment and funding of the charitable foundation and promptly return it in the enclosed self-addressed, postage-prepaid proxy reply envelope. Voting the proxy card will not prevent you from voting in person at the special meeting.
     Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion and the establishment and funding of the charitable foundation.

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
     The Boards of Directors of Northwest Bancorp, Inc. and Northwest Bancorp, MHC have approved the plan of conversion and reorganization, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of Northwest Bancorp, MHC (depositors of Northwest Savings Bank) and the stockholders of Northwest Bancorp, Inc. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by that agency.
General
     Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Currently, Northwest Savings Bank is a wholly-owned subsidiary of Northwest Bancorp, Inc. and Northwest Bancorp, MHC owns approximately 63.0% of Northwest Bancorp, Inc.’s common stock. The remaining 37.0% of Northwest Bancorp, Inc.’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Northwest Bancshares, Inc., will become the parent of Northwest Savings Bank. Each share of Northwest Bancorp, Inc. common stock owned by the public will be exchanged for between 1.7676 and 2.3914 shares of common stock of Northwest Bancshares, Inc., so that Northwest Bancorp, Inc.’s existing public stockholders will own approximately the same percentage of Northwest Bancshares, Inc. common stock as they owned of Northwest Bancorp, Inc.’s common stock immediately prior to the conversion, subject to adjustment to reflect cash issued in lieu of fractional shares and the funding of a charitable foundation, as further discussed below. The actual number of shares that you will receive will depend on the percentage of Northwest Bancorp, Inc. common stock held by the public at the completion of the conversion, the final independent appraisal of Northwest Bancshares, Inc. and the number of shares of Northwest Bancshares, Inc. common stock sold in the offering described in the following paragraph. It will not depend on the market price of Northwest Bancorp, Inc. common stock.
     Concurrently with the exchange offer, we are offering up to 73,025,000 shares of common stock of Northwest Bancshares, Inc., representing the 63% ownership interest of Northwest Bancorp, MHC in Northwest Bancorp, Inc., for sale to eligible depositors and to the public at a price of $10.00 per share. After the conversion and offering are completed, Northwest Savings Bank will be a wholly-owned subsidiary of Northwest Bancshares, Inc., and 100% of the common stock of Northwest Bancshares, Inc. will be owned by public stockholders. As a result of the conversion and offering, Northwest Bancorp, Inc. and Northwest Bancorp, MHC will cease to exist.
     Northwest Bancshares, Inc. intends to retain between $234.8 million and $318.8 million of the net proceeds, or $367.1 million if the offering range is increased by 15% (excluding the portion of the net proceeds loaned to our employee stock ownership plan), and to contribute the balance of the net proceeds to Northwest Savings Bank. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.
     The plan of conversion provides that we will offer shares of common stock in a “subscription offering” in the following descending order of priority:
(i)	First, to depositors with accounts at Northwest Savings Bank with aggregate balances of at least $50.00 at the close of business on June 30, 2008.

(ii)	Second, to our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, which will receive nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering and issued to the Charitable Foundation.

(iii)	Third, to depositors with accounts at Northwest Savings Bank with aggregate balances of at least $50.00 at the close of business on [supplemental date].

(iv)	Fourth, to depositors of Northwest Savings Bank at the close of business on [voting record date].
     If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer shares of common stock for sale in a community offering to members of the general public, with a preference given in the following order:
(i)	Natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore and Howard, as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula; and

(ii)	Northwest Bancorp, Inc.’s public stockholders as of [stockholder record date].
     We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”
     We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Northwest Bancshares, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock in the offering. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
     The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each banking office of Northwest Savings Bank and at the Southeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to Northwest Bancorp, MHC’s application to convert from mutual to stock form, of which this proxy statement/prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. The plan of conversion is also an exhibit to Northwest Bancshares, Inc.’s Registration Statement on Form S-1, which is accessible on the Securities and Exchange Commission website, www.sec.gov. See “Where You Can Find Additional Information.”
     The board of directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Northwest Bancorp, MHC.

Reasons for the Conversion and Offering
     Our board of directors decided at this time to convert to a fully public stock form of ownership and conduct the offering in order to increase our capital position. Completing the offering is necessary for us to continue to grow and execute our business strategy.
     Our primary reasons for converting and raising additional capital through the offering are:
•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any understandings or agreements regarding any specific acquisition transaction (except as described below);

•	to improve our capital position during a period of significant economic uncertainty, especially for the financial industry (although, as of June 30, 2009, Northwest Savings Bank was considered “well capitalized” for regulatory purposes and is not subject to a directive or recommendation from the Federal Deposit Insurance Corporation or the Pennsylvania Department of Banking to raise capital);

•	to support internal growth through lending in the communities we serve;

•	to finance the acquisition of branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction, except as disclosed below;

•	to enhance existing products and services, and support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to improve the liquidity of our shares of common stock and stockholder returns through higher earnings and more flexible capital management strategies; and

•	to use the additional capital for other general corporate purposes.
     As of June 30, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency.
     As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration for a merger or acquisition since Northwest Bancorp, MHC is required to own a majority of our shares of common stock. Potential sellers often want stock for at least part of the purchase price. Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.

Conditions to Completion of the Conversion
     The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.
     We cannot complete the conversion unless:
•	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Northwest Bancorp, MHC as of [voting record date] (comprised of depositors of Northwest Savings Bank as of [voting record date]);

•	The plan of conversion and reorganization is approved by a vote of at least two-thirds of the outstanding shares of common stock of Northwest Bancorp, Inc. as of [voting record date], including shares held by Northwest Bancorp, MHC (Because Northwest Bancorp, MHC owns 63.0% of the outstanding shares of Northwest Bancorp, Inc. common stock, we expect that Northwest Bancorp, MHC and our directors and executive officers will control the outcome of this vote.);

•	The plan of conversion and reorganization is approved by a vote of at least a majority of the outstanding shares of common stock of Northwest Bancorp, Inc. as of [voting record date], excluding those shares held by Northwest Bancorp, MHC;

•	We sell at least the minimum number of shares of common stock offered;

•	We receive the final approval of the Office of Thrift Supervision to complete the conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency; and

•	We receive any required final regulatory approvals or non-objection from the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation to complete the conversion; however, such approval or non-objection does not constitute a recommendation or endorsement of the plan of conversion and reorganization by those agencies.
     Subject to member, stockholder and regulatory approvals, we intend to establish and fund the charitable foundation in connection with the conversion. However, member and stockholder approval of the charitable foundation is not a condition to the completion of the conversion and offering.
     Northwest Bancorp, MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization and in favor of the establishment and funding of the charitable foundation. At [stockholder record date], Northwest Bancorp, MHC owned 63.0% of the outstanding shares of common stock of Northwest Bancorp, Inc. The directors and executive officers of Northwest Bancorp, Inc. and their affiliates owned                      shares of Northwest Bancorp, Inc., or ___% of the outstanding shares of common stock as of [stockholder record date]. They have indicated their intention to vote those shares in favor of the plan of conversion and reorganization and in favor of the establishment and funding of the charitable foundation.

Share Exchange Ratio for Current Stockholders
     Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of Northwest Bancorp, Inc. common stock will, on the effective date of the conversion, be automatically converted into the right to receive a number of shares of Northwest Bancshares, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own approximately the same percentage of common stock in Northwest Bancshares, Inc. after the conversion as they held in Northwest Bancorp, Inc. immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering and their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of our currently outstanding Northwest Bancorp, Inc. common stock. The exchange ratio is based on the percentage of Northwest Bancorp, Inc. common stock held by the public, the independent valuation of Northwest Bancshares, Inc. prepared by RP Financial, LC. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 1.7676 exchange shares for each publicly held share of Northwest Bancorp, Inc. at the minimum of the offering range to 2.3914 exchange shares for each publicly held share of Northwest Bancorp, Inc. at the adjusted maximum of the offering range.
     If you are a stockholder of Northwest Bancorp, Inc., at the conclusion of the conversion, your shares will be exchanged for shares of Northwest Bancshares, Inc. The number of shares you receive will be based on the number of shares of common stock you own and the final exchange ratio determined as of the conclusion of the conversion.
     The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many whole shares of Northwest Bancshares, Inc. a hypothetical owner of Northwest Bancorp, Inc. common stock would receive in the exchange for 100 shares of Northwest Bancorp, Inc. common stock owned at the consummation of the conversion, depending on the number of shares issued in the offering.

										New Shares
			New Shares to be				Total Shares of		Equivalent	That Would
			Exchanged for				Common Stock to		Per Share	be Received
			Existing Shares of				be Outstanding		Current	for 100
	New Shares to be Sold		Northwest Bancorp,		Shares to be issued		After the	Exchange	Market	Existing
	in This Offering		Inc.		to the Foundation		Offering	Ratio	Price (1)	Shares
	Amount	Percent	Amount	Percent	Amount	Percent
Minimum	53,975,000	62.23%	31,781,477	36.64%	979,500	1.13%	86,735,977	1.7676	$17.68	176
Midpoint	63,500,000	62.22%	37,389,973	36.64%	1,170,000	1.15%	102,059,973	2.0795	$20.80	207
Maximum	73,025,000	62.21%	42,998,469	36.63%	1,360,500	1.16%	117,383,969	2.3914	$23.91	239
15% above Adjusted Maximum	83,978,750	62.20%	49,448,239	36.63%	1,579,575	1.17	135,006,564	2.7501	$27.50	275

(1)	Represents the value of shares of Northwest Bancshares, Inc. received in the conversion by a holder of one share of Northwest Bancorp, Inc. at the exchange ratio, assuming the market price of $10.00 per share.
Exchange of Existing Stockholders’ Stock Certificates
     The conversion of existing outstanding shares of Northwest Bancorp, Inc. common stock into the right to receive shares of Northwest Bancshares, Inc. common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Northwest Bancorp, Inc. who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange stock certificates of Northwest Bancorp, Inc. common stock for stock certificates of Northwest Bancshares, Inc. common stock. We expect that stock certificates evidencing shares of Northwest Bancshares, Inc. common stock will be distributed within five business days after the exchange agent receives properly executed transmittal forms, Northwest Bancorp, Inc. stock certificates and other required documents. You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. Shares held by public stockholders through a brokerage account in “street name” will be exchanged automatically upon the conclusion of the conversion; no transmittal forms will be mailed relating to these shares.
     No fractional shares of Northwest Bancshares, Inc. common stock will be issued to any public stockholder of Northwest Bancorp, Inc. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Northwest Bancorp, Inc. stock certificates. If your shares of common stock are held in street name (such as in a brokerage account), you will automatically receive cash in lieu of fractional shares in your brokerage account.
     After the conversion, Northwest Bancorp, Inc. stockholders who hold stock certificates will not receive shares of Northwest Bancshares, Inc. common stock and will not be paid dividends on the shares of Northwest Bancshares, Inc. common stock until existing certificates representing shares of Northwest Bancorp, Inc. common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Northwest Bancorp, Inc. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Northwest Bancshares, Inc. common stock into which those shares have been converted by virtue of the conversion.
     If a certificate for Northwest Bancorp, Inc. common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.
     All shares of Northwest Bancshares, Inc. common stock that we issue in exchange for existing shares of Northwest Bancorp, Inc. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.
Effects of Conversion on Depositors, Borrowers and Members
     Continuity. While the conversion is being accomplished, the normal business of Northwest Savings Bank of accepting deposits and making loans will continue without interruption. Northwest Savings Bank will continue to be a state-chartered savings bank and will continue to be regulated by the Federal Deposit Insurance Corporation and the Pennsylvania Department of Banking. After the

conversion, Northwest Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors serving Northwest Bancorp, Inc. at the time of the conversion will be the directors of Northwest Bancshares, Inc. after the conversion.
     Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Northwest Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.
     Effect on Loans. No loan outstanding from Northwest Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.
     Effect on Voting Rights of Members. At present, all depositors of Northwest Savings Bank are members of, and have voting rights in, Northwest Bancorp, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors will cease to be members of Northwest Bancorp, MHC and will no longer have voting rights, unless they purchase shares of Northwest Bancshares, Inc.’s common stock. Upon completion of the conversion, all voting rights in Northwest Savings Bank will be vested in Northwest Bancshares, Inc. as the sole stockholder of Northwest Savings Bank. The stockholders of Northwest Bancshares, Inc. will possess exclusive voting rights with respect to Northwest Bancshares, Inc. common stock.
     Tax Effects. We will receive an opinion of counsel or tax advisor with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be a taxable transaction for federal or state income tax purposes to Northwest Bancorp, MHC, Northwest Bancorp, Inc., the public stockholders of Northwest Bancorp, Inc. (except for cash paid for fractional shares), members of Northwest Bancorp, MHC, eligible account holders, supplemental eligible account holders, or Northwest Savings Bank. See “—Material Income Tax Consequences.”
     Effect on Liquidation Rights. Each depositor in Northwest Savings Bank has both a deposit account in Northwest Savings Bank and a pro rata ownership interest in the net worth of Northwest Bancorp, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Northwest Bancorp, MHC and Northwest Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Northwest Bancorp, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Northwest Bancorp, MHC, which is lost to the extent that the balance in the account is reduced or closed.
     Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Northwest Bancorp, MHC and Northwest Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Northwest Bancorp, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.
     In the unlikely event that Northwest Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the

“liquidation account” to depositors as of June 30, 2008 and [supplemental date] who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Northwest Bancshares, Inc. as the holder of Northwest Savings Bank’s capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See “—Liquidation Rights.”
Stock Pricing and Number of Shares to be Issued
     The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. Northwest Savings Bank and Northwest Bancorp, MHC have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $230,000 and $10,000 for expenses and an additional $15,000 for each valuation update, as necessary. Northwest Savings Bank and Northwest Bancorp, MHC have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.
     The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC. to account for differences between Northwest Bancorp, Inc. and the peer group. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.
     The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this proxy statement/prospectus, including the consolidated financial statements of Northwest Bancorp, Inc. RP Financial, LC. also considered the following factors, among others:
•	the present results and financial condition of Northwest Bancorp, Inc. and the projected results and financial condition of Northwest Bancshares, Inc.;

•	the economic and demographic conditions in Northwest Bancorp, Inc.’s existing market area;

•	certain historical, financial and other information relating to Northwest Bancorp, Inc.;

•	the impact of the offering on Northwest Bancshares, Inc.’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Northwest Bancshares, Inc.;

•	the trading market for securities of comparable institutions and general conditions in the market for such securities; and

•	the issuance of shares and contribution of cash to the charitable foundation.
     Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of Northwest Bancshares, Inc. after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds of 1.98% and purchases in the open market of the common stock issued in the offering by the stock-based incentive plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.
     The independent valuation states that as of August 28, 2009, the estimated pro forma market value, or valuation range, of Northwest Bancshares, Inc. ranged from a minimum of $867.4 million to a maximum of $1,173.8 million, with a midpoint of $1,020.6 million and an adjusted maximum of $1,350.1 million. The board of directors of Northwest Bancshares, Inc. decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the percentage of Northwest Bancorp, Inc. common stock owned by Northwest Bancorp, MHC. The number of shares offered will be equal to the aggregate offering price of the shares of common stock divided by the price per share. Based on the valuation range, the 63% of Northwest Bancorp, Inc. common stock owned by Northwest Bancorp, MHC and the $10.00 price per share, the minimum of the offering range will be 53,975,000 shares, the midpoint of the offering range will be 63,500,000 shares and the maximum of the offering range will be 73,025,000 shares of common stock, with an adjusted maximum of 83,978,750 shares.
     The board of directors of Northwest Bancshares, Inc. reviewed the independent valuation and, in particular, considered the following:
•	Northwest Bancorp, Inc.’s financial condition and results of operations;

•	comparison of financial performance ratios of Northwest Bancorp, Inc. to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Northwest Bancorp, Inc. common stock.
     All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Northwest Bancorp, Inc. or Northwest Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Northwest Bancshares, Inc. to less than $867.4 million or more than $1,350.1 million the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Northwest Bancshares, Inc.’s registration statement.
     The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Northwest Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Northwest Savings Bank. Moreover, because the independent valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares of common stock at prices at or above the $10.00 price per share.
     Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $1,350.1 million, without resoliciting purchasers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 83,978,750 shares, to reflect changes in the market and financial conditions, demand for the shares of common stock or regulatory considerations. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of purchasers. The subscription price of $10.00 per share of common stock will remain fixed. See “—Limitations on Common Stock Purchases” as to the method of distribution of additional shares of common stock to be issued in the event of an increase in the offering range of up to 83,978,750 shares.
     If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $839.8 million and a corresponding increase in the offering range to more than 83,978,750 shares, or a decrease in the minimum of the valuation range to less than $539.8 million and a corresponding decrease in the offering range to fewer than 53,975,000 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received, with interest at Northwest Savings Bank’s passbook savings rate. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering. In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Northwest Savings Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final expiration date], which is two years after the special meeting of members to vote on the conversion.
     An increase in the number of shares of common stock to be issued in the offering would decrease both a purchaser’s ownership interest and Northwest Bancshares, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a purchaser’s ownership interest and Northwest Bancshares, Inc.’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”
     Copies of the independent valuation appraisal report prepared by RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Northwest Savings Bank and as specified under “Where You Can Find Additional Information.”
Subscription Offering and Subscription Rights
     In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and subject to the minimum, maximum and overall purchase and ownership limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”
     Priority 1: Eligible Account Holders. Each Northwest Savings Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on June 30, 2008 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $1.5 million (150,000 shares) of our common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock offered by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
     To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2008. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Northwest Bancorp, Inc. or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding June 30, 2008.
     Priority 2: Tax-Qualified Plans. Our tax-qualified employee stock benefit plans, consisting of our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering and issued to the charitable foundation, although our employee stock ownership plan intends to purchase 4% of the shares of common stock issued in the offering and issued to the foundation. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to fill its subscription rights, in whole or in part, through open-market purchases.
     Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Northwest Savings Bank depositor, other than directors and executive officers of Northwest Bancorp, Inc., with a Qualifying Deposit at the close of business on [supplemental date] who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of (i) $1.5 million (150,000 shares) of common stock, (ii) one-tenth of one percent of the total number of shares issued in the offering of common stock; or (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of qualifying deposits of all Supplemental Eligible Account Holders subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.
     To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at [supplemental date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Northwest Savings Bank as of the close of business on the voting record date of [voting record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to $1.5 million (150,000 shares) of common stock, subject to the overall purchase and ownership limitations. See ”—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Any remaining shares will be allocated among Other Depositors in the proportion that the amount of the subscription of each Other Member whose subscription remains unsatisfied bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied. To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at [voting record date]. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.
     Expiration Date. The subscription offering will expire at 4:00 p.m., Eastern Time, on [expiration date], unless extended by us for up to 45 days. Such extension may be made without notice to you, except that extensions beyond [extension date] will require the approval of the Office of Thrift Supervision and a resolicitation of subscribers in the offering. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void. Subscription rights will expire whether or not each eligible depositor can be located.
Community Offering
     To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares may be offered with the following preferences:
(i)	Natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore and Howard, as well as

Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake Geauga and Ashtabula;

(ii)	Northwest Bancorp, Inc.’s public stockholders as of [stockholder record date]; and

(iii)	Other members of the general public.
     Purchasers in the community offering may purchase up to $                     (                     shares) of common stock, subject to the overall purchase and ownership limitations. See “—Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.
     If we do not have sufficient shares of common stock available to fill the accepted orders of persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore and Howard, as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Northwest Bancorp, Inc. as of [stockholder record date], the allocation procedures described above will apply to the stock orders of such persons. In the event of an oversubscription among members of the general public, these same allocation procedures will also apply. In connection with the allocation process, orders received for Northwest Bancshares, Inc. common stock in the community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
     The term “residing” or “resident” as used in this proxy statement/prospectus means any person who occupies a dwelling within the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore and Howard, as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
     Expiration Date. The community offering, if any, may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering. Northwest Bancshares, Inc. may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers in the offering.
Syndicated Community Offering
     If feasible, our Board of Directors may decide to offer for sale shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock. In the syndicated community offering, any person may purchase up to $                     (                     shares) of common stock, subject to the overall purchase and ownership limitations. We retain the right to accept or reject in whole or in part any orders in the syndicated community offering. Unless the Office of Thrift Supervision permits otherwise, accepted orders for Northwest Bancshares, Inc. common stock in the syndicated community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.
     If a syndicated community offering is held, Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. In such capacity, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other brokers-dealers who are Financial Industry Regulatory Authority member firms. Neither Stifel, Nicolaus & Company, Incorporated nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering. The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Stifel, Nicolaus & Company, Incorporated, a broker-dealer, will deposit funds it receives prior to closing from interested investors into a separate non-interest-bearing bank account at a bank other than Northwest Savings Bank. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among us, Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be promptly delivered to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest. If the offering is not consummated, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.
     If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is a significant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.
Limitations on Common Stock Purchases
     The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:
(i)	No person may purchase fewer than 25 shares of common stock or more than $1.5 million (150,000 shares);

(ii)	Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)	Except for the tax-qualified employee stock benefit plans, including our employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $6.0 million (600,000 shares) in all categories of the offering combined;

(iv)	Current stockholders of Northwest Bancorp, Inc. are subject to an ownership limitation. As previously described, current stockholders of Northwest Bancorp, Inc. will receive shares of Northwest Bancshares, Inc. common stock in exchange for their existing shares of Northwest Bancorp, Inc. common stock at the conclusion of the offering. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Northwest Bancorp, Inc. common stock, may not exceed 5% of the shares of common stock of Northwest Bancshares, Inc. to be issued and outstanding at the completion of the conversion; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of Northwest Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 25% of the shares issued in the conversion.
     Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Northwest Bancorp, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering and issued to the charitable foundation, such limitation may be further increased to 9.99%, provided that orders for Northwest Bancshares, Inc. common stock exceeding 5% of the shares issued in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.
     In the event of an increase in the offering range of up to [Supermax] shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:
(i)	to fill the tax-qualified employee stock benefit plans, including the employee stock ownership plan’s, subscriptions for up to 10% of the total number of shares of common stock sold in the offering and to the charitable foundation;

(ii)	in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Commonwealth of Pennsylvania; the Florida county of Broward; the Maryland counties of Anne Arundel, Baltimore and Howard, as well as Baltimore City, Maryland; the New York counties of Cattaraugus, Chautuaqua, Erie and Monroe; and the Ohio counties of Lake, Geauga and Ashtabula, then to Northwest

Bancorp, Inc.’s public stockholders as of [stockholder record date] and then to members of the general public.
     The term “associate” of a person means:
(i)	any corporation or organization, other than Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or a majority-owned subsidiary of Northwest Bancorp, Inc. or Northwest Savings Bank, of which the person is a senior officer, partner or beneficial owner, directly or indirectly, of 10% or more of any equity security;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term “associate” does not include a person who has a substantial beneficial interest in an employee stock benefit plan of Northwest Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers and directors of Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or Northwest Bancshares, Inc., Inc. the term “associate” does not include any tax-qualified employee stock benefit plan of Northwest Savings Bank; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or Northwest Bancshares, Inc.
     The term “acting in concert” means:
(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.
     A person or company which acts in concert with another person or company shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
     We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” Persons exercising subscription rights through a single qualifying deposit account held jointly, whether or not related, will be deemed to be acting in concert unless we determine otherwise.
     Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Northwest Bancshares, Inc. or Northwest Savings Bank and except as described below. Any purchases made by any associate of Northwest Bancshares, Inc. or Northwest Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Northwest Bancshares, Inc.”
Marketing Arrangements
     To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:
(i)	acting as our conversion advisor for the offering;

(ii)	providing administrative services and managing the Stock Information Center;

(iii)	educating our employees regarding the offering;

(iv)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(v)	soliciting orders for common stock.
     We have also engaged Stifel, Nicolaus & Company, Incorporated as records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated, will assist us in the offering as follows: (1) consolidation of accounts and vote calculation; (2) preparation of order forms; (3) organization and supervision of the conversion center; (4) proxy solicitation and special meeting services; and (5) subscription services.
     For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $50,000 and 1% of the dollar amount of all shares of common stock sold in the subscription and community offering. The sales fee will be reduced by the advisory and administrative fee. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families, shares purchased by our tax-qualified and non-qualified employee benefit plans. In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Stifel, Nicolaus & Company, Incorporated) shall not exceed 5% in the aggregate. Stifel, Nicolaus & Company, Incorporated will serve as sole book running manager. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in an amount not to exceed $50,000, and for attorneys’ fees in an amount not to exceed $175,000.
     In the event that we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings and Stifel, Nicolaus & Company, Incorporated provides significant additional services in connection with the resolicitation, we may pay Stifel, Nicolaus & Company, Incorporated as additional fee for those services that will not exceed $75,000.
     We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.
     Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Northwest Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of Northwest Savings Bank’s main office apart from the area accessible to the general public. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.
Offering Deadline
     The subscription and community offerings will expire at 4:00 p.m., Eastern Time, on [expiration date], unless extended, without notice to you, for up to 45 days. Any extension of the subscription and/or community offering beyond [extension date] would require the Office of Thrift Supervision’s approval. In such event, we would conduct a resolicitation. Purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period. If a purchaser does not respond during the resolicitation period, his or her stock order will be canceled and payment will be returned promptly, with interest calculated at Northwest Savings Bank’s passbook savings rate, and deposit account withdrawal authorizations will be canceled. We will not execute orders until at least the minimum number of shares offered has been sold. If we have not sold the minimum by the expiration date or any extension thereof, we will terminate the offering and cancel all orders, as described above. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to vote on the conversion. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest calculated at Northwest Savings Bank’s passbook savings rate from the date of receipt.
Prospectus Delivery
     To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.
Procedure for Purchasing Shares in the Subscription and Community Offerings
     Use of Stock Order Forms. In order to purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 11:00 a.m.

Eastern Time, on [expiration date] at our Stock Information Center. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by bringing your stock order form to our Stock Information Center, or by overnight delivery to the indicated address on the order form. Our Stock Information Center is located at [stock information center address]. Stock order forms may not be delivered to other Northwest Savings Bank offices. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.
     If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the stock order forms will be final.
     By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Northwest Savings Bank or the federal or state governments, and that you received a copy of this proxy statement/prospectus. However, signing the stock order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.
     Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. You may not submit cash or wire transfers. Payment for shares may be made by:
(i)	personal check, bank check or money order, made payable to Northwest Bancshares, Inc.; or

(ii)	authorization of withdrawal from the types of Northwest Savings Bank deposit accounts designated on the stock order form.
     Appropriate means for designating withdrawals from deposit accounts at Northwest Savings Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current passbook savings rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at Northwest Savings Bank or another depository institution and will earn interest calculated at Northwest Savings Bank’s passbook savings rate from the date payment is processed until the offering is completed or terminated.
     You may not remit Northwest Savings Bank line of credit checks, and we will not accept third-party checks, including those payable to you and endorsed over to Northwest Bancshares, Inc. You may not designate on your stock order form a direct withdrawal from a Northwest Savings Bank individual retirement account. See “—Using Individual Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Northwest Savings Bank deposit accounts with check-writing privileges. Please provide a check instead. Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by [extension date], in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.
     Regulations prohibit Northwest Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.
     We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion. This payment may be made by wire transfer.
     If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or Northwest Bancshares, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.
Using Individual Retirement Account Funds to Purchase Shares
     If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account. By regulation, Northwest Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock. Therefore, if you wish to use your funds that are currently in a Northwest Savings Bank individual retirement account, you may not designate on the stock order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will have to be transferred to another bank or a brokerage account before you place your stock order. There will be no early withdrawal or interest penalties for these transfers. The new trustee or custodian will hold the shares of common stock in a self-directed account in the same manner as we now hold the depositor’s individual retirement account funds. An annual administrative fee may be payable to the new trustee or custodian. Assistance on how to transfer individual retirement accounts maintained at Northwest Savings Bank can be obtained from the Stock Information Center. Depositors interested in using funds in an individual retirement account or any other retirement account at Northwest Savings Bank or elsewhere to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the [expiration date] offering deadline, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates
     Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held by our transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.
     If you are currently a stockholder of Northwest Bancorp, Inc., see “—Exchange of Existing Stockholders’ Stock Certificates.”
Other Restrictions
     Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (c) such registration or qualification would be impracticable for reasons of cost or otherwise.
Restrictions on Transfer of Subscription Rights and Shares
     Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.
     We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center
     Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call or visit our Stock Information Center, located at [stock information center address]. The toll-free telephone number is (877)                     . The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed weekends and bank holidays. Other Northwest Savings Bank offices will not have offering materials and will not accept stock order forms or proxy cards.
Liquidation Rights
     In the unlikely event of a complete liquidation of Northwest Bancorp, MHC or Northwest Bancorp, Inc. prior to the conversion, all claims of creditors of Northwest Bancorp, Inc., including those of depositors of Northwest Savings Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Northwest Bancorp, Inc. remaining, these assets would be distributed to stockholders, including Northwest Bancorp, MHC. Then, if there were any assets of Northwest Bancorp, MHC remaining, members of Northwest Bancorp, MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Northwest Savings Bank immediately prior to liquidation. In the unlikely event that Northwest Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Northwest Bancshares, Inc. as the holder of Northwest Savings Bank capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.
     The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:
(i)	Northwest Bancorp, MHC’s ownership interest in the retained earnings of Northwest Bancorp, Inc. as of the date of its latest balance sheet contained in this proxy statement/prospectus or

(ii)	the retained earnings of Northwest Savings Bank as of the date of the latest financial statements set forth in the prospectus used by Northwest Savings Bank’s mutual predecessor when it reorganized into Northwest Bancorp, MHC in 1994.
     The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Northwest Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Northwest Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder who continues to maintain his or her deposit account at Northwest Savings Bank, would be entitled, on a complete liquidation of Northwest Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Northwest Bancshares, Inc. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Northwest Savings Bank on June 30, 2008, or [supplemental date]. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2008, or [supplemental date] bears to the balance of all deposit accounts in Northwest Savings Bank on such dates.
     If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2008 or [supplemental date] or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Northwest Bancshares, Inc. as the sole stockholder of Northwest Savings Bank.
Material Income Tax Consequences
     Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the offering is conditioned upon the prior receipt of an opinion of counsel or tax advisor with respect to federal and Pennsylvania tax laws to the effect that no gain or loss will be recognized by Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank or Northwest Bancshares, Inc. as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We have received an opinion of counsel Luse Gorman Pomerenk & Schick, P.C. as to the federal tax consequences of the conversion. KPMG LLP is expected to issue an opinion to us to the effect that, more likely than not, the income tax consequences under Pennsylvania law of the offering are not materially different than for federal income tax purposes.
     Luse Gorman Pomerenk & Schick, P.C., has issued an opinion to Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank and Northwest Bancshares, Inc. that for federal income tax purposes:
1.	The conversion of Northwest Bancorp, Inc. to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	The merger of Northwest Bancorp, Inc. with and into Northwest Savings Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. Neither Northwest Bancorp, Inc. nor Northwest Savings Bank will recognize gain or loss as a result of such merger. (Sections 361(a) and 1032(a) of the Internal Revenue Code).

3.	The basis of the assets of Northwest Bancorp, Inc. and the holding period of such assets to be received by Northwest Savings Bank will be the same as the basis and holding period in such assets in the hands of Northwest Bancorp, Inc. immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

4.	The conversion of Northwest Bancorp, MHC, to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

5.	The merger of Northwest Bancorp, MHC with and into Northwest Savings Bank qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

6.	The exchange of Eligible Account Holders’ and Supplemental Account Holders’ interests in Northwest Bancorp, MHC for interests in a liquidation account established in Northwest Savings Bank will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax regulations.

7.	None of Northwest Bancorp, MHC, Northwest Savings Bank, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Northwest Bancorp, MHC to Northwest Savings Bank in exchange for an interest in a liquidation account established in Northwest Savings Bank for the benefit of such persons who remain depositors or borrowers of Northwest Savings Bank.

8.	The basis of the assets of Northwest Bancorp, MHC and the holding period of such assets to be received by Northwest Savings Bank will be the same as the basis and holiday period in such assets in the hands of Northwest Bancorp, MHC immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code.)

9.	Current stockholders of Northwest Bancorp, Inc. will not recognize any gain or loss upon their constructive exchange of Northwest Bancorp, Inc. common stock for shares of Northwest Savings Bank which will in turn be exchanged for new shares of Northwest Bancshares, Inc. common stock.

10.	Each stockholder’s aggregate basis in shares of Northwest Bancshares, Inc. common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Northwest Bancorp, Inc. common stock surrendered in the exchange.

11.	Each stockholder’s holding period in his or her Northwest Bancshares, Inc. common stock received in the exchange will include the period during which the Northwest Bancorp, Inc. common stock surrendered was held, provided that the Northwest Bancorp, Inc. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.	Cash received by any current stockholder of Northwest Bancorp, Inc. in lieu of a fractional share interest in shares of Northwest Bancshares, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Northwest Bancshares, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Northwest Bancshares, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Northwest Bancshares, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.	It is more likely than not that the basis of the shares of Northwest Bancshares, Inc. common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Northwest Bancshares, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

15.	No gain or loss will be recognized by Northwest Bancshares, Inc. on the receipt of money in exchange for Northwest Bancshares, Inc. common stock sold in the offering.
     We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Northwest Bancorp, MHC, Northwest Bancorp, Inc., Northwest Savings Bank, Northwest Bancshares, Inc. and persons receiving subscription rights and shareholders of Northwest Bancorp, Inc. The tax opinion as to items 12 and 13 above is based on the position that subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
     We also have received a letter from RP Financial, LC. stating its belief that the subscription rights do not have any ascertainable fair market value and that the price at which the subscription rights are exercisable will not be more or less than the fair market value of the shares on the date of the exercise. This position is based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at the same price as will be paid by members of the general public in any community offering.
     We do not plan to apply for a private letter ruling from the Internal Revenue Service concerning the transactions described herein. Unlike private letter rulings issued by the Internal Revenue Service, opinions of counsel are not binding on the Internal Revenue Service or any state tax authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.
     The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Northwest Bancshares, Inc.’s registration statement. Advice regarding the Pennsylvania state income tax consequences consistent with the federal tax opinion is expected to be issued by KPMG LLP, tax advisors to Northwest Bancorp, MHC and Northwest Bancorp, Inc.
Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion
     All shares of common stock purchased in the offering by a director or an executive officer of Northwest Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Northwest Bancshares, Inc. also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.
     Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock-based incentive plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans.
     Office of Thrift Supervision regulations prohibit Northwest Bancshares, Inc. from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.
     The board of directors recommends that you vote “FOR” the Plan of Conversion and Reorganization of Northwest Bancorp, MHC.
PROPOSAL 2 — ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION
General
     In furtherance of our commitment to our local community, the plan of conversion provides that we will establish a new charitable foundation, the Northwest Charitable Foundation, as a non-stock, nonprofit Delaware corporation in connection with the stock offering. The charitable foundation will be funded with cash and shares of our common stock, as further described below.
     By further enhancing our visibility and reputation in our local community, we believe that the new charitable foundation will enhance the long-term value of our community banking franchise. The stock offering presents us with a unique opportunity to provide a substantial and continuing benefit to our communities through the Northwest Charitable Foundation.

Purpose of the Charitable Foundation
     In connection with the conclusion of the conversion, we intend to contribute to Northwest Charitable Foundation $1.0 million in cash and shares of common stock with an aggregate value of cash and stock equal to 2% of the common stock sold by Northwest Bancshares, Inc. in the offering. The aggregate value of the cash and shares will be $10.8 million at the minimum of the valuation range and $14.6 million at the maximum of the valuation range, subject to adjustment to $16.8 million. The purpose of the charitable foundation is to provide financial support to charitable organizations in the communities in which we operate and to enable our communities to share in our long-term growth. Northwest Charitable Foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us. Northwest Charitable Foundation will also support our ongoing obligations to the community under the Community Reinvestment Act. Northwest Savings Bank received a satisfactory rating in its most recent Community Reinvestment Act examination by the Federal Deposit Insurance Corporation.
     Funding Northwest Charitable Foundation with shares of our common stock is also intended to allow our communities to share in our potential growth and success after the stock offering is completed because Northwest Charitable Foundation will benefit directly from any increases in the value of our shares of common stock. In addition, Northwest Charitable Foundation will maintain close ties with Northwest Savings Bank, thereby forming a partnership within the communities in which Northwest Savings Bank operates.
Structure of the Charitable Foundation
     Northwest Charitable Foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of Northwest Charitable Foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. Northwest Charitable Foundation’s certificate of incorporation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.
     The charitable foundation will be governed by a board of directors, initially consisting of William J. Wagner, Philip M. Tredway and Richard E. McDowell who are our current directors and one individual who is not affiliated with us. Office of Thrift Supervision regulations require that we select one person to serve on the initial board of directors who is not one of our officers or directors and who has experience with local charitable organizations and grant making, and we have selected ___ as a director to satisfy these requirements. While there are no plans to change the size of the initial board of directors during the year following the completion of the conversion, following the first anniversary of the conversion, the charitable foundation may alter the size and composition of its board of directors. For five years after the stock offering, one seat on the charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of Northwest Savings Bank’s directors. Except as described below in “—Regulatory Requirements Imposed on the Charitable Foundation,” on an annual basis, directors of the charitable foundation elect one third of the board to serve for three-year terms.
     The business experience of our current directors is described in “Management.” Information with respect to                      is as follows:
     [biography of independent director to be included here]

     The board of directors of Northwest Charitable Foundation will be responsible for establishing its grant and donation policies, consistent with the purposes for which it was established. As directors of a nonprofit corporation, directors of Northwest Charitable Foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors of Northwest Charitable Foundation also will be responsible for directing the activities of the charitable foundation, including the management and voting of the shares of our common stock held by the charitable foundation. However, as required by Office of Thrift Supervision regulations, all shares of our common stock held by Northwest Charitable Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.
     Northwest Charitable Foundation’s initial place of business will be located at our administrative offices. The board of directors of Northwest Charitable Foundation will appoint such officers and employees as may be necessary to manage its operations. To the extent applicable, we will comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and the Office of Thrift Supervision regulations governing transactions between Northwest Savings Bank and the charitable foundation.
     Northwest Charitable Foundation will receive working capital from the initial cash contribution and:
(1)	any dividends that may be paid on our shares of common stock in the future;

(2)	within the limits of applicable federal and state laws, loans collateralized by the shares of common stock; or

(3)	the proceeds of the sale of any of the shares of common stock in the open market from time to time.
     As a private foundation under Section 501(c)(3) of the Internal Revenue Code, Northwest Charitable Foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of shares of common stock is that the amount of shares of common stock that may be sold by Northwest Charitable Foundation in any one year may not exceed 5% of the average market value of the assets held by Northwest Charitable Foundation, except where the board of directors of the charitable foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.
Tax Considerations
     We believe that an organization created for the above purposes should qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. Northwest Charitable Foundation will submit a timely request to the Internal Revenue Service to be recognized as an exempt organization. As long as Northwest Charitable Foundation files its application for tax-exempt status within 27 months after the date it was organized, and provided the Internal Revenue Service approves the application, its effective date as a Section 501(c)(3) organization will be the date of its organization. We have not received a tax opinion as to whether Northwest Charitable Foundation’s tax exempt status will be affected by the regulatory requirement that all shares of our common stock held by Northwest Charitable Foundation must be voted in the same ratio as all other outstanding shares of our common stock on all proposals considered by our stockholders.

     Northwest Financial, Inc. and Northwest Savings Bank are authorized by federal law to make charitable contributions. We believe that the stock offering presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised. In making such a determination, we considered the dilutive impact to our stockholders of the contribution of shares of common stock to Northwest Charitable Foundation. We believe that the contribution to Northwest Charitable Foundation of an amount of common stock and cash that may be in excess of the 10% annual limitation on charitable deductions described below is justified given Northwest Savings Bank’s capital position and its earnings, the substantial additional capital being raised in the stock offering and the potential benefits of Northwest Charitable Foundation to our community. See “Capitalization,” “Regulatory Capital Compliance,” and Proposal 2 — Establishment and Funding of the Charitable Foundation — “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”
     We believe that our contribution of shares of our common stock to Northwest Charitable Foundation should not constitute an act of self-dealing and that we should be entitled to a federal or state tax deduction in the amount of the fair market value of the stock at the time of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to Northwest Charitable Foundation. We estimate that all of the contribution should be deductible for federal tax purposes over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period). However, we do not have any assurance that the Internal Revenue Service will grant tax-exempt status to the charitable foundation. In such event, our contribution to Northwest Charitable Foundation would be expensed without a tax benefit, resulting in a reduction in earnings in the year in which the Internal Revenue Service makes such a determination. Furthermore, even if the contribution is deductible, we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to Northwest Charitable Foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.
     As a private foundation, earnings and gains, if any, from the sale of common stock or other assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 2%. Northwest Charitable Foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year. Northwest Charitable Foundation will be required to make its annual return available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.
Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation
          As reflected in the table below, if the charitable foundation is not established and funded as part of the stock offering, RP Financial, LC. estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the stock offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $867.4 million, $1,020.6 million, $1,173.8 million and $1,350.1 million with the charitable foundation, as compared to $871.1 million, $1,024.8 million, $1,178.5 million and $1,355.3 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.
          For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the six months ended June 30, 2009 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the stock offering was completed at the beginning of the six-month period, with and without the charitable foundation.

													Adjusted Maximum of
	Minimum of Offering Range				Midpoint of Offering Range				Maximum of Offering Range				Offering Range
	With		Without		With		Without		With		Without		With		Without
	Foundation		Foundation		Foundation		Foundation		Foundation		Foundation		Foundation		Foundation
	(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$539,750		$548,250		$635,000		$645,000		$730,250		$741,750		$839,788		$853,013
Estimated full value	867,360		871,070		1,020,600		1,024,788		1,173,840		1,178,506		1,350,066		1,355,282
Total assets	7,569,136		7,573,217		7,653,903		7,658,718		7,738,670		7,744,220		7,836,152		7,842,546
Total liabilities	6,459,756		6,459,756		6,459,756		6,459,756		6,459,756		6,459,756		6,459,756		6,459,756
Pro forma stockholders’ equity	1,109,380		1,113,461		1,194,147		1,198,962		1,278,914		1,284,464		1,376,396		1,382,790
Pro forma net income	22,219		22,306		22,688		22,791		23,157		23,276		23,696		23,834
Pro forma stockholders’ equity per share	12.79		12.78		11.70		11.70		10.90		10.90		10.20		10.20
Pro forma tangible stockholders’ equity per share	10.75		10.75		9.96		9.97		9.39		9.40		8.89		8.89
Pro forma net income per share	0.26		0.26		0.23		0.23		0.20		0.20		0.18		0.18
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	78.19%		78.25%		85.47%		85.47%		91.74%		91.74%		98.04%		98.04%
Offering price as a percentage of pro forma tangible stockholders’ equity per share	93.02		93.02		100.40		100.30		106.50		106.38		112.49		112.49
Offering price to pro forma net income per share	19.23	x	19.23	x	21.74	x	21.74	x	25.00	x	25.00	x	27.78	x	27.78	x
Pro forma financial ratios:
Return on assets (annualized)	0.59%		0.59%		0.59%		0.59%		0.60%		0.60%		0.60%		0.61%
Return on equity (annualized)	4.01		4.01		3.80		3.80		3.62		3.62		3.44		3.45
Equity to assets	14.66		14.70		15.60		15.65		16.53		16.59		17.56		17.63
Tangible equity ratio	12.61		12.66		13.60		13.66		14.57		14.63		15.66		15.73
Regulatory Requirements Imposed on the Charitable Foundation
     Office of Thrift Supervision regulations require that, before our board of directors adopted the plan of stock issuance, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these directors could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of stock issuance.
     Office of Thrift Supervision regulations provide that the Office of Thrift Supervision will generally not object if a well-capitalized savings bank contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a stock offering. Northwest Savings Bank qualifies as a well-capitalized savings bank for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.
     Office of Thrift Supervision regulations impose the following requirements on the establishment of the charitable foundation:
•	the Office of Thrift Supervision may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by the Office of Thrift Supervision;

•	the charitable foundation must provide annually to the Office of Thrift Supervision a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.
     Within six months of completing the stock offering, Northwest Charitable Foundation must submit to the Office of Thrift Supervision a three-year operating plan.
     The board of directors recommends that you vote “FOR” the establishment and funding of the charitable foundation.

PROPOSAL 3 — ADJOURNMENT OF THE SPECIAL MEETING
     If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Northwest Bancorp, Inc. at the time of the special meeting to be voted for an adjournment, if necessary, Northwest Bancorp, Inc. has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Northwest Bancorp, Inc. recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
     The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
PROPOSALS 4a THROUGH 4d — INFORMATIONAL PROPOSALS RELATED TO THE
ARTICLES OF INCORPORATION AND BYLAWS OF NORTHWEST BANCSHARES, INC.
     By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Northwest Bancorp, Inc. has approved each of the informational proposals numbered 4a through 4d, all of which relate to provisions included in the articles of incorporation or bylaws of Northwest Bancshares, Inc. Each of these informational proposals is discussed in more detail below.
     As a result of the conversion, the public stockholders of Northwest Bancorp, Inc., whose rights are presently governed by the charter and bylaws of Northwest Bancorp, Inc., will become stockholders of Northwest Bancshares, Inc., whose rights will be governed by the articles of incorporation and bylaws of Northwest Bancshares, Inc. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Northwest Bancorp, Inc. and the articles of incorporation and bylaws of Northwest Bancshares, Inc. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.
     The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals 4a through 4d were approved as part of the process in which the board of directors of Northwest Bancorp, Inc. approved the plan of conversion. These proposals are informational in nature only, because the Office of Thrift Supervision’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Northwest Bancorp, Inc.’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Northwest Bancshares, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Informational Proposal 4a — Approval of a Provision in Northwest Bancshares, Inc.’s Articles of Incorporation and Bylaws to Limit the Ability of Stockholders to Remove Directors. The articles of incorporation of Northwest Bancshares, Inc. provide that any director may be removed by stockholders only for cause upon the affirmative vote of the holders of at least 80% of the shares entitled to vote in the election of directors.
     Northwest Bancorp, Inc.’s bylaws provides that any director may be removed only for cause by vote of the holders of a majority of the outstanding voting shares at a meeting of stockholders called for such purpose. This has provided an adequate degree of protection under the mutual holding company structure, in which the mutual holding company owns a majority of all voting shares and can prevent a third party from seeking removal of one or more directors in order to promote an agenda that may not be in the best interests of all other stockholders.
     The 80% voting requirement of the articles of incorporation of Northwest Bancshares, Inc. is intended to prevent sudden and fundamental changes to the composition of the board of directors except in the case of director misconduct. This provision does not prevent the replacement of one or more directors at a special meeting of stockholders, and will not prevent replacement of the entire Board over the course of three years. This provision is intended to reduce the ability of anyone to coerce members of the board of directors by threatening them with removal from office, in cases where the directors are acting in good faith to discharge their duties to the corporation and to all stockholders as a group. This provision will not prevent a stockholder from conducting a proxy contest with respect to the election of directors at a special meeting of stockholders.
     The higher vote threshold may make it more difficult to bring about a change in control of Northwest Bancshares, Inc. One method for a hostile stockholder to take control of a company is to acquire a majority of the outstanding shares of the company through a tender offer or open market purchases and then use its voting power to remove the existing directors.
     The board of directors believes that it is desirable to adopt this provision so that a director’s continued service will be conditioned on his or her ability to serve and discharge his or her duties to the corporation and the stockholders in good faith, rather than his or her position relative to a dominant stockholder.
     The board of directors recommends that you vote “FOR” the approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the ability of stockholders to remove directors.

     Informational Proposal 4b. — Approval of a Provision in Northwest Bancshares, Inc.’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to Northwest Bancshares, Inc.’s Articles of Incorporation. No amendment of the charter of Northwest Bancorp, Inc. may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Northwest Bancshares, Inc. generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D and E of Article Fifth (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Approval of Certain Business Combinations), Article 11 (Indemnification, etc. of Directors and Officers), Article 12 (Limitation of Liability) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock.
     These limitations on amendments to specified provisions of Northwest Bancshares, Inc.’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Northwest Bancorp, MHC, as a 63.5% stockholder, currently can effectively block any stockholder proposed change to the charter.
     This provision in Northwest Bancshares, Inc.’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Northwest Bancshares, Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
     The board of directors recommends that you vote “FOR” the approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Northwest Bancshares, Inc.’s articles of incorporation.
     Informational Proposal 4c. — Approval of a Provision in Northwest Bancshares, Inc.’s Bylaws Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Northwest Bancshares, Inc.’s Bylaws. An amendment to Northwest Bancorp, Inc.’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Office of Thrift Supervision. The bylaws of Northwest Bancshares, Inc. provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.
     These limitations on amendments to the bylaws of Northwest Bancshares, Inc. are intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders. While this limits the ability of stockholders to amend the bylaws, Northwest Bancorp, MHC, as a 63.5% stockholder, currently can effectively block any stockholder proposed change to the bylaws. Also, the board of directors of both Northwest Bancorp, Inc. and Northwest Bancshares, Inc. may by a majority vote amend either company’s bylaws.
     This provision in Northwest Bancshares, Inc.’s bylaws could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Northwest Bancshares, Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
     The board of directors recommends that you vote “FOR” the approval of the provision in Northwest Bancshares, Inc.’s bylaws requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Northwest Bancshares, Inc.’s bylaws.
     Informational Proposal 4d. — Approval of a Provision in Northwest Bancshares, Inc.’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Northwest Bancshares, Inc.’s Outstanding Voting Stock. The articles of incorporation of Northwest Bancshares, Inc. provide that in no event shall any person, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Northwest Bancshares, Inc. to be beneficially, owned by such person and his or her affiliates).
     The foregoing restriction does not apply to any employee benefit plans of Northwest Bancshares, Inc. or any subsidiary or a trustee of a plan.
     The charter of Northwest Bancorp, Inc. provides that, for a period of five years from the effective date of Northwest Savings Bank’s mutual holding company reorganization, no person, other than Northwest Bancorp, MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:
•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Northwest Bancorp, Inc. or any subsidiary.
     The provision in Northwest Bancshares, Inc.’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of Northwest Bancshares, Inc.’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Northwest Bancshares, Inc. common stock and thereby gain sufficient voting control so as to cause Northwest Bancshares, Inc. to effect a transaction that may not be in the best interests of Northwest Bancshares, Inc. and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in Northwest Bancshares, Inc., but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of Northwest Bancshares, Inc. believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in Northwest Bancshares, Inc.’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.
     The board of directors recommends that you vote “FOR” the approval of a provision in Northwest Bancshares, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Northwest Bancshares, Inc.’s outstanding voting stock.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF
NORTHWEST BANCORP, INC. AND SUBSIDIARY
     The summary financial information presented below is derived in part from the consolidated financial statements of Northwest Bancorp, Inc. and Subsidiaries. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on pages F-1 and G-1. The information at December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 is derived in part from the audited consolidated financial statements of Northwest Bancorp, Inc. that appear in this proxy statement/prospectus. The information at December 31, 2005 and at June 30, 2005 and 2004 and for the years then ended is derived in part from audited consolidated financial statements that do not appear in this proxy statement/prospectus. We changed our fiscal year end from June 30 to December 31, effective December 31, 2005. The operating data for the six months ended June 30, 2009 and 2008 and the financial condition data at June 30, 2009 were not audited. However, in the opinion of management of Northwest Bancorp, Inc., all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods have been made. No adjustments were made other than normal recurring entries. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results of operations that may be expected for the entire year.

	At
	June 30,	At December 31,				At June 30,
	2009	2008	2007	2006	2005	2005	2004
	(In Thousands)
Selected Consolidated Financial Data:
Total assets	$7,092,291	$6,930,241	$6,663,516	$6,527,815	$6,447,307	$6,330,482	$6,343,248
Investment securities held-to-maturity(1)	—	—	—	465,312	444,407	467,303	209,241
Investment securities available-for-sale	334,293	393,531	601,620	388,546	289,871	290,702	444,676
Mortgage-backed securities held-to-maturity(1)	—	—	—	251,655	189,851	235,676	392,301
Mortgage-backed securities available-for-sale	675,089	745,639	531,747	378,968	323,965	384,481	411,003
Loans receivable net:
Real estate(2)	4,460,338	4,508,393	4,172,850	3,926,859	4,100,754	3,888,287	3,583,302
Consumer	250,544	261,398	261,598	253,490	366,488	348,672	324,897
Commercial	380,636	372,101	361,174	232,092	155,027	139,925	145,742
Total loans receivable, net	5,091,518	5,141,892	4,795,622	4,412,441	4,622,269	4,376,884	4,053,941
Deposits	5,345,739	5,038,211	5,542,334	5,366,750	5,228,479	5,187,946	5,191,621
Advances from Federal Home Loan Bank and other borrowed funds	897,063	1,067,945	339,115	392,814	417,356	410,344	449,147
Shareholders’ equity	632,535	613,784	612,878	604,561	585,658	582,190	550,472

(1)	In 2007 we divested investment securities that we deemed to have a deteriorating risk profile, including several classified as held-to-maturity, which required us to reclassify all investment securities as available-for-sale.

(2)	Includes one- to four-family residential mortgage loans, home equity loans and commercial real estate loans.

						For the Six
						Months
						Ended
	For the Six Months Ended					December	For the Year Ended
	June 30,		For the Year Ended December 31,			31,	June 30,
	2009	2008	2008	2007	2006	2005	2005	2004
	(Dollars in Thousands, except per share amounts)
Selected Consolidated Operating Data:
Total interest income	$183,759	$193,686	$388,659	$396,031	$368,573	$170,449	$321,824	$300,230
Total interest expense	69,387	91,810	169,293	211,015	191,109	79,414	138,047	134,466

Net interest income	114,372	101,876	219,366	185,016	177,464	91,035	183,777	165,764
Provision for loan losses	17,517	5,689	22,851	8,743	8,480	4,722	9,566	6,860

Net interest income after provision for loan losses	96,855	96,187	196,515	176,273	168,984	86,313	174,211	158,904
Noninterest income	21,456	24,822	38,752	43,022	46,026	19,851	32,004	31,862
Noninterest expense	91,270	83,915	170,128	152,742	143,682	66,317	128,659	128,805

Income before income tax expense	27,041	37,094	65,139	66,553	71,328	39,847	77,556	61,961
Income tax expense	7,448	10,030	16,968	17,456	19,792	10,998	22,741	19,829

Net income	$19,593	$27,064	$48,171	$49,097	$51,536	$28,849	$54,815	$42,132

Earnings per share:
Basic	$0.40	$0.56	$1.00	$1.00	$1.03	$0.57	$1.10	$0.88

Diluted	$0.40	$0.56	$0.99	$0.99	$1.03	$0.56	$1.09	$0.87

At or for
the Six
Months
At or For the Six	Ended
Months Ended	At or For the Year Ended	December	At or for the Year
June 30, (1)	December 31,	31,	Ended June 30,
2009	2008	2008	2007	2006	2005 (1)	2005	2004
Selected Financial Ratios and Other Data:
Return on average assets (2)	0.56%	0.79%	0.70%	0.73%	0.79%	0.91%	0.86%	0.68%
Return on average equity (3)	6.26%	8.72%	7.75%	8.18%	8.60%	9.81%	9.74%	8.17%
Average capital to average assets	8.93%	9.10%	9.04%	8.96%	9.19%	9.23%	8.87%	8.27%
Capital to total assets	8.92%	9.00%	8.86%	9.20%	9.26%	9.04%	9.20%	8.68%
Tangible equity to tangible assets	6.48%	6.44%	6.36%	6.50%	6.79%	6.66%	6.93%	6.34%
Net interest rate spread (4)	3.36%	3.02%	3.25%	2.74%	2.77%	2.99%	3.07%	2.83%
Net interest margin (5)	3.63%	3.36%	3.57%	3.10%	3.06%	3.21%	3.24%	2.98%
Noninterest expense to average assets	2.60%	2.46%	2.48%	2.28%	2.20%	2.08%	2.03%	2.06%
Efficiency ratio	67.20%	66.23%	65.91%	66.98%	64.29%	59.81%	59.62%	65.18%
Noninterest income to average assets	0.61%	0.73%	0.56%	0.64%	0.71%	0.63%	0.50%	0.51%
Net interest income to noninterest expense	1.25	x	1.21	x	1.29	x	1.21	x	1.24	x	1.37	x	1.43	x	1.29	x
Dividend payout ratio (6)	110.00%	78.57%	88.89%	84.85%	67.96%	53.57%	44.04%	45.98%
Nonperforming loans to net loans receivable	2.41%	1.38%	1.93%	1.03%	0.92%	0.93%	0.77%	0.80%
Nonperforming assets to total assets	1.95%	1.12%	1.67%	0.87%	0.72%	0.74%	0.64%	0.57%
Allowance for loan losses to nonperforming loans	54.49%	62.72%	55.37%	84.22%	92.92%	77.67%	93.91%	94.35%
Allowance for loan losses to net loans receivable	1.31%	0.87%	1.07%	0.87%	0.85%	0.72%	0.72%	0.76%
Average interest-bearing assets to average interest-bearing liabilities	1.11	x	1.10	x	1.10	x	1.10	x	1.09	x	1.09	x	1.08	x	1.06	x
Number of full-service offices	168	166	167	166	160	153	153	152
Number of consumer finance offices	49	51	51	51	51	50	49	49

(1)	Ratios are annualized where appropriate.

(2)	Represents net income divided by average total assets.

(3)	Represents net income divided by average equity.

(4)	Represents average yield on interest-earning assets less average cost of interest-bearing liabilities.

(5)	Represents net interest income as a percentage of average interest-earning assets.
(footnotes continued on following page)

(continued from previous page)

(6)	The dividend payout ratio represents dividends declared per share divided by net income per share. The following table sets forth aggregate cash dividends paid per period, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

						For the Six
						Months
	For the Six Months Ended					Ended	For the Year Ended
	June 30,		For the Year Ended December 31,			December	June 30,
	2009	2008	2008	2007	2006	31, 2005	2005	2004
	(In Thousands)
Dividends paid to public stockholders	$7,903	$7,880	$15,771	$15,696	$13,727	$6,119	$9,600	$7,151
Dividends paid to Northwest Bancorp, MHC	—	—	—	—	—	—	10,571	2,812

Total dividends paid	7,903	7,880	15,771	15,696	13,727	6,119	20,171	9,963

FORWARD-LOOKING STATEMENTS
     This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:
•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.
     These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

•	adverse changes in the securities markets;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate acquired entities, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in our organization, compensation and benefit plans;

•	our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans;

•	possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;

•	the level of future deposit premium assessments;

•	the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;

•	the impact of the current governmental effort to restructure the U.S. financial and regulatory system;

•	changes in the financial performance and/or condition of our borrowers; and

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
     Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors” beginning on page                     .

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING
     Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the aggregate net proceeds will be between $515.5 million and $699.1 million, or $804.7 million if the offering range is increased by 15%.
     We intend to distribute the net proceeds from the stock offering as follows:

	Based Upon the Sale at $10.00 Per Share of
	53,975,000 Shares		63,500,000 Shares		73,025,000 Shares		83,978,750 Shares (1)
		Percent		Percent		Percent		Percent of
		of Net		of Net		of Net		Net
	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds	Amount	Proceeds
				(Dollars in Thousands)
Offering proceeds	$539,750		$635,000		$730,250		$839,788
Less offering expenses	24,214		27,668		31,121		35,093

Net offering proceeds	$515,536	100.0%	$607,332	100.0%	$699,129	100.0%	$804,695	100.0%

Distribution of net proceeds:
To Northwest Savings Bank	$257,768	50.0%	$303,666	50.0%	$349,564	50.0%	$402,347	50.0%
To fund the loan to employee stock ownership plan	$21,982	4.3%	$25,868	4.3%	$29,754	4.3%	$34,223	4.3%
Proceeds contributed to foundation	$1,000	0.2%	$1,000	0.2%	$1,000	0.1%	$1,000	0.1%
etained by Northwest Bancshares, Inc.	$234,786	45.5%	$276,798	45.5%	$318,811	45.6%	$367,125	45.6%

(1)	As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market or general financial conditions following the commencement of the offering.
     Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Northwest Savings Bank’s deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.
Northwest Bancshares, Inc. May Use the Proceeds it Retains From the Offering:
•	to fund a loan to the employee stock ownership plan to purchase shares of common stock in the offering;

•	to finance the acquisition of financial institutions or other financial service companies as opportunities arise, particularly in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although, except as set forth below, we do not currently have any agreements or understandings regarding any specific acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise;

•	to pay cash dividends to stockholders;

•	to repurchase shares of our common stock for, among other things, the funding of our stock-based incentive plan;

•	to invest in securities; and

•	for other general corporate purposes.
     On January 21, 2009, we had entered into a merger agreement to purchase Keystone State Savings Bank, a mutual savings bank located in Sharpsburg, Pennsylvania, and we had executed a letter of intent with respect to the acquisition of an insurance agency with annual revenues of approximately $2.0 million. At June 30, 2009, Keystone State Savings Bank had one branch and approximately $25.0 million in assets. On August 31, 2009, the Federal Deposit Insurance Corporation approved the merger of Keystone State Savings Bank into Northwest Savings Bank.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.
     Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval and for the funding of certain stock-based plans.
Northwest Savings Bank May Use the Net Proceeds it Receives From the Offering:
•	to fund new loans, including commercial real estate, commercial and residential construction loans, commercial business loans, one- to four-family residential mortgage loans and consumer loans;

•	to finance the acquisition of financial institutions or other financial service companies primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although, except as previously described, we do not currently have any understandings or agreements regarding any specific acquisition transaction;

•	to acquire branches from other financial institutions or build or lease new branch facilities primarily in, or adjacent to, Pennsylvania, New York, Ohio, Maryland and Florida, although we do not currently have any agreements or understandings regarding any specific acquisition transaction;

•	to enhance existing products and services and to support the development of new products and services by investing, for example, in technology to support growth and enhanced customer service;

•	to invest in securities; and

•	for other general corporate purposes.
     We also intend to make a $1.0 million cash contribution to fund the Northwest Charitable Foundation.
     Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. The use of proceeds may change based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions, and overall market conditions. Our business strategy for the deployment of the net proceeds raised in the offering is discussed in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy.”
     Our return on equity may be relatively low until we are able to effectively reinvest the additional capital raised in the offering. Until we can increase our non-interest income, our return on equity may be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Our failure to effectively reinvest the net proceeds of the offering could reduce our return on stockholders’ equity and our return on assets and negatively impact the value of our common stock.”

OUR POLICY REGARDING DIVIDENDS
     As of June 30, 2009, Northwest Bancorp, Inc. paid a quarterly cash dividend of $0.22 per share, which equals $0.88 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. After adjustment for the exchange ratio, we expect the annual dividends to equal $0.50, $0.42, $0.37 and $0.32 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 5.0%, 4.2%, 3.7% and 3.2% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we intend to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their shares of Northwest Bancorp, Inc. common stock. However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.
     Under the rules of the Office of Thrift Supervision, Northwest Savings Bank will not be permitted to pay dividends on its capital stock to Northwest Bancshares, Inc., its sole stockholder, if Northwest Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion. In addition, Northwest Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See “ Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights.”
     Unlike Northwest Savings Bank, we are not restricted by Office of Thrift Supervision regulations on the payment of dividends to our stockholders, although the source of dividends will depend on the net proceeds retained by us and earnings and dividends from Northwest Savings Bank. However, we will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.
     Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.
     See “Selected Consolidated Financial and Other Data of Northwest Bancorp, Inc. and Subsidiaries” and “Market for the Common Stock” for information regarding our historical dividend payments.

MARKET FOR THE COMMON STOCK
     Northwest Bancorp, Inc.’s common stock currently trades on the Nasdaq Global Select Market under the symbol “NWSB.” Upon completion of the offering, the shares of common stock of Northwest Bancshares, Inc. will replace Northwest Bancorp, Inc.’s shares of common stock. We expect that Northwest Bancshares, Inc.’s shares of common stock will trade on the Nasdaq Global Select Market under the trading symbol “NWBI” after the completion of the offering. In order to list our common stock on the Nasdaq Global Select Market, we are required to have at least three broker-dealers who will make a market in our common stock. Northwest Bancorp, Inc. currently has 20 registered market makers.
     The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. You may not be able to sell your shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.
     The following table sets forth the high and low trading prices for shares of Northwest Bancorp, Inc. common stock and cash dividends paid per share for the periods indicated. As of June 30, 2009, there were 17,980,430 shares of Northwest Bancorp, Inc. common stock issued and outstanding (excluding shares held by Northwest Bancorp, MHC). In connection with the conversion and offering, each existing publicly held share of common stock of Northwest Bancorp, Inc. will be converted into a right to receive a number of shares of Northwest Bancshares, Inc. common stock, based upon the exchange ratio that is described in other sections of this proxy statement/prospectus. See “Proposal 1— Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders.”

Year Ending December 31, 2009	High		Low		Dividend Paid Per Share
Fourth quarter (through , 2009)	$		$		$
Third quarter						0.22
Second quarter		20.59		16.02		0.22
First quarter		21.59		13.07		0.22

Year Ended December 31, 2008	High	Low	Dividend Paid Per Share
Fourth quarter	$29.86	$18.80	$0.22
Third quarter	34.34	20.05	0.22
Second quarter	28.10	21.78	0.22
First quarter	30.16	23.50	0.22

Year Ended December 31, 2007	High	Low	Dividend Paid Per Share
Fourth quarter	$30.03	$25.76	$0.22
Third quarter	29.75	25.51	0.22
Second quarter	28.99	26.08	0.20
First quarter	28.31	25.26	0.20
     On August 26, 2009, the business day immediately preceding the public announcement of the conversion, and on August 28, 2009, the closing prices of Northwest Bancorp, Inc. common stock as reported on the Nasdaq Global Select Market were $20.74 per share and $20.70 per share, respectively. At June 30, 2009, Northwest Bancorp, Inc. had approximately 6,818 stockholders of record. On the effective date of the conversion, all publicly held shares of Northwest Bancorp, Inc. common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Northwest Bancshares, Inc. common stock determined pursuant to the exchange ratio. See “The Conversion Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Northwest Bancorp, Inc. common stock will be converted into options to purchase a number of shares of Northwest Bancshares, Inc. common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Management.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE
     At June 30, 2009, Northwest Savings Bank exceeded all of the applicable regulatory capital requirements. The table below sets forth the historical equity capital and regulatory capital of Northwest Savings Bank at June 30, 2009, and the pro forma regulatory capital of Northwest Savings Bank, after giving effect to the sale of Northwest Bancshares, Inc.’s shares of common stock at a $10.00 per share purchase price. Accordingly, the table assumes the receipt by Northwest Savings Bank of at least 50% of the net proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	Northwest Savings
	Bank Historical at		Pro Forma at June 30, 2009 Based Upon the Sale at $10.00 Per Share
	June 30, 2009		53,975,000 Shares		63,500,000 Shares		73,025,000 Shares		83,978,750 Shares(1)
		Percent of		Percent of		Percent of		Percent of		Percent of
	Amount	Assets (2)	Amount	Assets (2)	Amount	Assets (2)	Amount	Assets (2)	Amount	Assets (2)
	(Dollars in Thousands)
Equity capital	$717,129	10.03%	$932,996	12.59%	$971,121	13.03%	$1,009,247	13.45%	$1,053,092	13.94%

Core (leverage) capital	$562,620	8.15%	$778,487	10.87%	$816,612	11.33%	$854,738	11.78%	$898,583	12.29%
Core (leverage) requirement (3)	276,172	4.00%	$286,565	4.00%	$288,401	4.00%	$290,237	4.00%	$292,348	4.00%

Excess	$286,448	4.15%	$491,922	6.87%	$528,212	7.33%	$564,501	7.78%	$606,235	8.29%

Tier 1 risk-based capital (4)	$562,620	12.43%	$778,487	17.01%	$816,612	17.81%	$854,738	18.60%	$898,583	19.51%
Tier 1 requirement (3)	180,996	4.00%	$183,075	4.00%	$183,442	4.00%	$183,809	4.00%	$184,231	4.00%

Excess	$381,624	8.43%	$595,412	13.01%	$633,170	13.81%	$670,929	14.60%	$714,352	15.51%

Total risk-based capital (4)	$619,369	13.69%	$835,236	18.25%	$873,361	19.04%	$911,487	19.84%	$955,332	20.74%
Risk-based requirement	361,992	10.00%	$457,687	10.00%	$458,605	10.00%	$459,523	10.00%	$460,579	10.00%

Excess	$257,377	3.69%	$377,549	8.25%	$414,756	9.04%	$451,964	9.84%	$494,753	10.74%

Reconciliation of capital infused into Northwest Savings Bank:
Net proceeds			$257,768		$303,666		$349,564		$402,347
Add: Northwest Bancorp, MHC capital contribution			2,062		2,062		2,062		2,062
Less:
Common stock acquired by employee stock ownership plan			(21,982)		(25,868)		(29,754)		(34,223)
Common stock acquired by stock-based benefit plan			(21.982)		(25,868)		(29,754)		(34,223)

Pro forma increase in GAAP and regulatory capital (5)			$224,799		$262,925		$301,051		$344,896

Less: MHC goodwill contribution			(8,913)		(8,913)		(8,913)		(8,913)

Pro forma increase in GAAP and regulatory capital			$215,867		$253,992		$292,118		$335,963

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.

(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3)	Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards of 6% leverage capital and 10% risk-based capital. In addition, the Federal Deposit Insurance Corporation requires a Tier 1 risk-based capital ratio of 4% or greater.

(4)	Pro forma capital levels assume that we fund the stock-based benefit plans with purchases in the open market equal to 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation at a price equal to the price for which the shares of common stock are sold in the stock offering, and that the employee stock ownership plan purchases 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation with funds we lend. Pro forma GAAP and regulatory capital have been reduced by the amount required to fund both of these plans. See “Management” for a discussion of the stock-based benefit plan and employee stock ownership plan. We may award shares of common stock under one or more stock-based benefit plans in excess of this amount if the stock-based benefit plans are adopted more than one year following the stock offering. Accordingly, we may increase the awards beyond current regulatory restrictions and beyond the amounts reflected in this table.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

CAPITALIZATION
     The following table presents the historical consolidated capitalization of Northwest Bancorp, Inc. at June 30, 2009 and the pro forma consolidated capitalization of Northwest Bancshares, Inc. after giving effect to the offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Northwest
	Bancorp, Inc.	Northwest Bancshares, Inc. $10.00 Per Share Pro Forma
	Historical at	53,975,000	63,500,000	73,025,000	83,978,750
	June 30, 2009	Shares	Shares	Shares	Shares (1)
	(Dollars in Thousands)
Deposits (2)	$5,345,739	$5,345,739	$5,345,739	$5,345,739	$5,345,739
Borrowed funds	897,063	897,063	897,063	897,063	897,063
Trust preferred securities	108,249	108,249	108,249	108,249	108,249

Total deposits and borrowed funds	$6,351,051	$6,351,051	$6,351,051	$6,351,051	$6,351,051

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized (post-conversion) (3)
Common stock $0.01 par value, 500,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	5,126	867	1,021	1,174	1,350
Paid-in capital (3)	219,335	748,925	842,473	936,021	1,043,601
Retained earnings (5)	503,692	503,692	503,692	503,692	503,692
Accumulated other comprehensive loss	(26,195)	(26,195)	(26,195)	(26,195)	(26,195)
Plus:
Northwest Bancorp, MHC Capital Contribution	—	2,062	2,062	2,062	2,062
Less:
Treasury stock	(69,423)	(69,423)	(69,423)	(69,423)	(69,423)
After-tax expense of contribution to charitable foundation (6)	—	(6,585)	(7,747)	(8,909)	(10,246)
Common stock to be acquired by the ESOP (7)	—	(21,982)	(25,868)	(29,754)	(34,223)
Common stock to be acquired by the stock-based incentive plan (8)	—	(21,982)	(25,868)	(29,754)	(34,223)

Total stockholders’ equity	$632,535	$1,109,380	$1,194,147	$1,278,914	$1,376,391

Pro Forma Shares Outstanding
Total shares outstanding	48,516,887	86,735,977	102,059,973	117,383,969	135,006,564
Exchange shares issued	—	31,781,477	37,389,973	42,998,469	49,448,239
Shares offered for sale	—	53,975,000	63,500,000	73,025,000	83,978,750
Shares issued to charitable foundation	—	979,500	1,170,000	1,360,500	1,579,575
Total stockholders’ equity as a percentage of total assets	8.92%	14.66%	15.60%	16.53%	17.56%
Tangible equity ratio	6.59%	12.61%	13.60%	14.57%	15.66%

(1)	As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market or general financial conditions following the commencement of the offering.

(2)	Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering other than a deposit of $2.1 million of Northwest Bancorp, MHC held at Northwest Savings Bank. These withdrawals would reduce pro forma deposits by the amount of the withdrawals. On a pro forma basis, it also reflects a transfer to equity of $2.1 million in Northwest Bancorp, MHC deposits held at Northwest Savings Bank.

(3)	Northwest Bancorp, Inc. currently has 50,000,000 authorized shares of preferred stock and 500,000,000 authorized shares of common stock, par value $0.10 per share. On a pro forma basis, Northwest Bancshares, Inc. common stock and additional paid-in capital have been revised to reflect the number of shares of Northwest Bancshares, Inc. common stock to be outstanding, which is 86,735,977 shares, 102,059,973 shares, 117,383,969 shares and 135,006,564 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.
(Footnotes continued on next page)

(continued from previous page)

(4)	No effect has been given to the issuance of additional shares of Northwest Bancshares, Inc. common stock pursuant to stock options to be granted under a stock-based incentive plan. If this plan is implemented within one year of the completion of the offering, an amount up to 10% of the shares of Northwest Bancshares, Inc. common stock sold in the offering and issued to the charitable foundation will be reserved for issuance upon the exercise of options. We may exceed this limit if the plan is implemented more than one year following the completion of the offering. No effect has been given to the exercise of options currently outstanding. See “Management—Benefits to be Considered Following Completion of the Conversion.”

(5)	The retained earnings of Northwest Savings Bank will be substantially restricted after the conversion. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation.”

(6)	Represents the expense of the contribution to the charitable foundation based on a 39% tax rate. The realization of the deferred tax benefit is limited annually to a maximum deduction for charitable foundations equal to 10% of our annual taxable income, subject to our ability to carry forward for federal or state purposes any unused portion of the deduction for the years following the year in which the contribution is made.

(7)	Assumes that 4% of the shares sold in the offering and issued to the charitable foundation will be acquired by the employee stock ownership plan financed by a loan from Northwest Bancshares, Inc. The loan will be repaid principally from Northwest Savings Bank’s contributions to the employee stock ownership plan. Since Northwest Bancshares, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Northwest Bancshares, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(8)	Assumes at the minimum, midpoint, the maximum and the maximum as adjusted, of the offering range that a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering and issued to the charitable foundation will be purchased by the stock-based incentive plan in open market purchases. The stock-based incentive plan will be submitted to a vote of stockholders following the completion of the offering. The funds to be used by the stock-based incentive plan to purchase the shares will be provided by Northwest Bancshares, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. As Northwest Bancshares, Inc. accrues compensation expense to reflect the vesting of shares pursuant to the stock-based incentive plan, the credit to capital will be offset by a charge to operations. Implementation of the stock-based incentive plan will require stockholder approval. If the shares to fund the plan (restricted stock awards and stock options) are assumed to come from authorized but unissued shares of Northwest Bancshares, Inc., the number of outstanding shares at the minimum, midpoint, maximum and the maximum, as adjusted, of the offering range would be 94,429,607, 111,113,773, 127,797,939 and 146,984,730, respectively, total stockholders’ equity would be $1,140.3 million, $1,228.9 million, $1,317.6 million and $1,419.6 million, respectively, and total stockholders’ ownership in Northwest Bancshares, Inc. would be diluted by approximately 8.15% at the maximum of the offering range.

PRO FORMA DATA
     The following tables summarize historical data of Northwest Bancorp, Inc. and pro forma data at and for the six months ended June 30, 2009 and at and for the year ended December 31, 2008. This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the offering. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Northwest Savings Bank, to the recoverability of intangible assets or the tax effect of the recapture of the bad debt reserve. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights.”
     The net proceeds in the tables are based upon the following assumptions:
(i)	one-third of all shares of common stock will be sold in the subscription and community offerings, including shares purchased by insiders, with the remaining shares to be sold in the syndicated community offering;

(ii)	55,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

(iii)	our employee stock ownership plan will purchase 4% of the shares of common stock sold in the offering, and contributed to the charitable foundation with a loan from Northwest Bancshares, Inc. The loan will be repaid in substantially equal payments of principal and interest over a period of 20 years;

(iv)	Stifel, Nicolaus & Company, Incorporated will receive a fee equal to 1% of all shares of common stock sold in the subscription and community offerings and a fee equal to 5% of all shares sold in the syndicated community offering. No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(v)	total expenses of the offering, including the marketing fees to be paid to Stifel, Nicolaus & Company, Incorporated, will be between $24.2 million at the minimum of the offering range and $35.1 million at the maximum of the offering range, as adjusted.
     We calculated pro forma consolidated net income for the six months ended June 30, 2009 and the year ended December 31, 2008 as if the estimated net proceeds we received had been invested at the beginning of each period at an assumed interest rate of 3.25% (1.98% on an after-tax basis), which represented a blended average made of one- to four-family loans and the one-year U.S. Treasury Bill rate as of June 30, 2009 (which we consider to reflect more accurately the pro forma reinvestment rate than an arithmetic average method in light of current market interest rates). The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.
     The pro forma tables give effect to the implementation of one or more stock-based benefit plans. Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering and issued to the charitable foundation at the same price for which they were sold in the stock offering. We assume that shares of common stock are granted under the plans in awards that vest over a seven-year period.
     We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering and issued to the charitable foundation. In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over seven years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.03 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 20.37% for the shares of common stock, a dividend yield of 4.56%, an expected option life of eight years and a risk-free interest rate of 2.16%.
     We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and issued to the charitable foundation if the stock-based benefit plans are adopted more than one year following the stock offering.
     As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds from the stock offering to Northwest Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.
     The pro forma table does not give effect to:
•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.
     The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders’ equity does not give effect to the impact of intangible assets, the liquidation account we will establish in the conversion or tax bad debt reserves in the unlikely event we are liquidated.

At or for the Six Months Ended June 30, 2009
Based Upon the Sale at $10.00 Per Share of
53,975,000	63,500,000	73,025,000	83,978,750
Shares	Shares	Shares	Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$539,750	$635,000	$730,250	$839,788
Market value of shares issued to charitable foundation	9,795	11,700	13,605	15,796
Market value of shares issued in the exchange	317,815	373,900	429,985	494,482

Pro forma market capitalization	$867,360	$1,020,600	$1,173,840	$1,350,066

Gross proceeds of offering	$539,750	$635,000	$730,250	$839,788
Less: Expenses	24,214	27,668	31,121	35,093

Estimated net proceeds	$515,536	$607,332	$699,129	$804,695

Less: Common stock purchased by employee stock ownership plan	(21,982)	(25,868)	(29,754)	(34,223)
Less: Cash contribution to charitable foundation	(1,000)	(1,000)	(1,000)	(1,000)
Less: Common stock purchased by the stock-based incentive plan	(21,982)	(25,868)	(29,754)	(34,223)
Plus: Northwest Bancorp, MHC capital contribution	2,058	2,058	2,058	2,058

Estimated net proceeds, as adjusted	$472,630	$556,654	$640,679	$737,307

For the Six Months Ended June 30, 2009
Consolidated net income:
Historical	$19,593	$19,593	$19,593	$19,593
Pro forma adjustments:
Income on adjusted net proceeds	4,685	5,518	6,351	7,309
Employee stock ownership plan (2)	(335)	(395)	(454)	(522)
Shares granted under the stock-based incentive plan (3)	(958)	(1,127)	(1,296)	(1,491)
Options granted under the stock-based incentive plan (4)	(766)	(901)	(1,037)	(1,192)

Pro forma net income	$22,219	$22,688	$23,157	$23,697

Net income per share (5):
Historical	$0.22	$0.19	$0.16	$0.14
Pro forma adjustments:
Income on adjusted net proceeds	0.06	0.06	0.06	0.06
Employee stock ownership plan (2)	—	—	—	—
Shares granted under the stock-based incentive plan (3)	(0.01)	(0.01)	(0.01)	(0.01)
Options granted under the stock-based incentive plan (4)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share (5) (6)	$0.26	$0.23	$0.20	$0.18

Offering price to pro forma net income per share	19.23	x	21.74	x	25.00	x	27.78	x
Number of shares used in net income per share calculations (5)	84,592,752	99,537,843	114,482,935	131,669,790

At June 30, 2009
Stockholders’ equity:
Historical	$632,535	$632,535	$632,535	$632,535
Estimated net proceeds	515,536	607,332	699,129	804,695
Northwest Bancorp, MHC capital contribution	2,062	2,062	2,062	2,062
Stock contribution to charitable foundation	9,795	11,700	13,604	15,795
Tax benefit of contribution of charitable foundation	4,210	4,953	5,696	6,550
Less: Common stock acquired by employee stock ownership plan (2)	(21,982)	(25,868)	(29,754)	(34,223)
Less: Common stock acquired by the stock-based incentive plan (3)	(21,982)	(25,868)	(29,754)	(34,223)
Less: After-tax effect of contribution to charitable foundation	(10,795)	(12,700)	(14,605)	(16,796)

Pro forma stockholders’ equity	$1,109,380	$1,194,147	$1,278,914	$1,376,396
Less: Intangible assets	$(177,088)	$(177,088)	$(177,088)	$(177,088)

Pro forma tangible stockholders’ equity	$932,292	$1,017,059	$1,101,826	$1,199,308

Stockholders’ equity per share (7):
Historical	$7.28	$6.19	$5.37	$4.67
Estimated net proceeds	5.94	5.95	5.96	5.96
Northwest Bancorp, MHC capital contribution	0.02	0.02	0.02	0.02
Stock contribution to charitable foundation	0.11	0.11	0.12	0.12
Tax benefit of contribution to charitable foundation	0.05	0.05	0.05	0.05
Less: Common stock acquired by employee stock ownership plan (2)	(0.25)	(0.25)	(0.25)	(0.25)

	At or for the Six Months Ended June 30, 2009
	Based Upon the Sale at $10.00 Per Share of
	53,975,000	63,500,000	73,025,000	83,978,750
	Shares	Shares	Shares	Shares (1)
	(Dollars in Thousands, except per share amounts)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.25)	(0.25)	(0.25)	(0.25)
Less: After-tax effect of contribution to charitable foundation	(0.12)	(0.12)	(0.12)	(0.12)

Pro forma stockholders’ equity per share (7)	$12.97	$11.70	$10.90	$10.20
Intangible assets	(2.04)	(1.74)	(1.51)	(1.31)

Pro forma tangible stockholders’ equity per share (7)	$10.75	$9.96	$9.39	$8.89

Offering price as percentage of pro forma stockholders’ equity per share	78.19%	85.47%	91.74%	98.04%

Offering price as percentage of pro forma tangible stockholders’ equity per share	93.02%	100.40%	106.50%	112.49%

Number of shares outstanding for pro forma book value per share calculations (8)	86,735,977	102,059,973	117,383,969	135,006,564

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.

(2)	Assumes that 4% of shares of common stock sold in the offering and issued to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Northwest Bancshares, Inc. Northwest Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Northwest Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans” (“SOP 93-6”), requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Northwest Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 54,955, 64,670, 74,386 and 85,558 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)	Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the minimum, midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the offering and issued to the charitable foundation, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Northwest Bancshares, Inc. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Northwest Bancshares, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 7.2% of the amount contributed was an amortized expense (14.3% annually based upon a seven-year vesting period) during the six months ended June 30, 2009. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Northwest Bancshares, Inc., our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.47% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Six Months Ended				Maximum, as
Ended June 30, 2009	Minimum	Midpoint	Maximum	Adjusted
Pro forma net income per share	$0.26	$0.23	$0.20	$0.18
Pro forma stockholders’ equity per share	$12.72	$11.66	$10.07	$10.19

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering and issued to the charitable foundation. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant-date fair value pursuant to the application of the Black-Scholes option pricing model was $2.03 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $2.03 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 4.56%; (iv) expected life of eight years; (v) expected volatility of 20.37%; and

(vi) risk-free interest rate of 2.16%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant date fair value of the stock options was amortized to expense on a straight-line basis over a seven-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.96% on the ownership interest of persons who purchase shares of common stock in the offering.

(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the six months ended June 30, 2009 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, plus the shares contributed to the charitable foundation, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with SOP 93-6. See footnote 2, above.

(6)	The retained earnings of Northwest Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation.”

(7)	Per share figures include publicly held shares of Northwest Bancorp, Inc. common stock that will be exchanged for shares of Northwest Bancshares, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; (ii) shares issued to the charitable foundation and (iii) shares to be issued in exchange for publicly held shares.

(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

At or for the Year Ended December 31, 2008
Based Upon the Sale at $10.00 Per Share of
53,975,000	63,500,000	73,025,000	83,978,750
Shares	Shares	Shares	Shares (1)
(Dollars in Thousands, except per share amounts)
Gross proceeds of stock offering	$539,750	$635,000	$730,250	$839,788
Market value of shares issued to charitable foundation	9,795	11,700	13,605	15,796
Market value of shares issued in the exchange	317,815	373,900	429,985	494,482

Pro forma market capitalization	$867,360	$1,020,600	$1,173,840	$1,350,066

Gross proceeds of offering	$539,750	$635,000	$730,250	$839,788
Less: Expenses	24,214	27,668	31,121	35,093

Estimated net proceeds	$515,536	$607,332	$699,129	$804,695

Less: Common stock purchased by employee stock ownership plan	(21,982)	(25,868)	(29,754)	(34,223)
Less: Cash contribution to charitable foundation	(1,000)	(1,000)	(1,000)	(1,000)
Less: Common stock purchased by the stock-based incentive plan	(21,982)	(25,868)	(29,754)	(34,223)
Plus: Northwest Bancorp, MHC capital contribution	2,223	2,223	2,223	(2,223)

Estimated net proceeds, as adjusted	$472,795	$556,819	$640,844	$737,472

For the Twelve Months Ended December 31, 2008
Consolidated net income:
Historical	$48,171	$48,171	$48,171	$48,171
Pro forma adjustments:
Income on adjusted net proceeds	9,373	11,039	12,705	14,620
Employee stock ownership plan (2)	(670)	(789)	(908)	(1,044)
Shares granted under the stock-based incentive plan (3)	(1,916)	(2,254)	(2,593)	(2,982)
Options granted under the stock-based incentive plan (4)	(1,532)	(1,802)	(2,073)	(2,384)

Pro forma net income	$53,426	$54,365	$55,302	$56,381

Net income per share (5):
Historical	$0.57	$0.49	$0.42	$0.37
Pro forma adjustments:
Income on adjusted net proceeds	0.11	0.11	0.11	0.11
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Shares granted under the stock-based incentive plan (3)	(0.02)	(0.02)	(0.02)	(0.02)
Options granted under the stock-based incentive plan (4)	(0.02)	(0.02)	(0.02)	(0.02)

Pro forma net income per share (5) (6)	$0.63	$0.55	$0.48	$0.43

Offering price to pro forma net income per share	15.87	x	18.18	x	20.83	x	23.26	x
Number of shares used in net income per share calculations (5)	84,647,706	99,602,513	114,557,320	131,755,348

At December 31, 2008
Stockholders’ equity:
Historical	$613,784	$613,784	$613,784	$613,784
Estimated net proceeds	515,536	607,332	699,129	804,695
Northwest Bancorp, MHC capital contribution	2,217	2,217	2,217	2,217
Stock contribution to charitable foundation	9,795	11,700	13,604	15,795
Tax benefit of contribution of charitable foundation	4,210	4,953	5,696	6,550
Less: Common stock acquired by employee stock ownership plan (2)	(21,982)	(25,868)	(29,754)	(34,223)
Less: Common stock acquired by the stock-based incentive plan (3)	(21,982)	(25,868)	(29,754)	(34,223)
Less: After-tax effect of contribution to charitable foundation	(10,795)	(12,700)	(14,605)	(16,796)

Pro forma stockholders’ equity	$1,090,784	$1,175,551	$1,260,318	$1,357,800

Less: Intangible assets	$(178,758)	$(178,758)	$(178,758)	$(178,758)

Pro forma tangible stockholders’ equity	$912,026	$996,793	$1,081,560	$1,179,042

Stockholders’ equity per share (7):
Historical	$7.07	$6.01	$5.21	$4.53
Estimated net proceeds	5.95	5.95	5.96	5.96
Northwest Bancorp, MHC capital contribution	0.03	0.02	0.02	0.02
Stock contribution to charitable foundation	0.11	0.11	0.12	0.12
Tax benefit of contribution to charitable foundation	0.05	0.05	0.05	0.05
Less: Common stock acquired by employee stock ownership plan (2)	(0.25)	(0.25)	(0.25)	(0.25)

	At or for the Year Ended December 31, 2008
	Based Upon the Sale at $10.00 Per Share of
	53,975,000	63,500,000	73,025,000	83,978,750
	Shares	Shares	Shares	Shares (1)
	(Dollars in Thousands, except per share amounts)
Less: Common stock acquired by the stock-based incentive plan (3)	(0.25)	(0.25)	(0.25)	(0.25)

Less: After-tax effect of contribution to charitable foundation	(0.12)	(0.12)	(0.12)	(0.12)

Pro forma stockholders’ equity per share (7)	$12.58	$11.52	$10.74	$10.06
Intangible assets	(2.06)	(1.75)	(1.52)	(1.32)

Pro forma tangible stockholders’ equity per share (7)	$10.52	$9.77	$9.22	$8.74

Offering price as percentage of pro forma stockholders’ equity per share	79.49%	86.81%	93.11%	99.40%

Offering price as percentage of pro forma tangible stockholders’ equity per share	95.06%	102.35%	108.46%	114.42%

Number of shares outstanding for pro forma book value per share calculations (8)	86,735,977	102,059,973	117,383,969	135,006,564

(1)	As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, or changes in market and financial conditions following the commencement of the offering.

(2)	Assumes that 4% of shares of common stock sold in the offering and issued to the charitable foundation will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Northwest Bancshares, Inc. Northwest Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Northwest Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. SOP 93-6 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that: (i) the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Northwest Savings Bank, (ii) the fair value of the common stock remains equal to the $10.00 subscription price and (iii) the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 39%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 109,909, 129,340, 148,771 and 171,117 shares were committed to be released during the year at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with SOP 93-6, only the employee stock ownership plan shares committed to be released during the year were considered outstanding for purposes of net income per share calculations.

(3)	Gives effect to the grant of stock awards pursuant to the stock-based incentive plan expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that at the midpoint, maximum and maximum as adjusted, of the offering range this plan acquires a number of shares of restricted common stock equal to 4% of the shares sold in the stock offering and issued to the charitable foundation, either through open market purchases, from authorized but unissued shares of common stock or treasury stock of Northwest Bancshares, Inc. Funds used by the stock-based incentive plan to purchase the shares of common stock will be contributed by Northwest Bancshares, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares of common stock were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 14.3% of the amount contributed was an amortized expense (based upon a seven-year vesting period) during the year ended December 31, 2008. There can be no assurance that the actual purchase price of the shares of common stock granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Northwest Bancshares, Inc., our net income per share and stockholders’ equity per share will decrease. This will also have a dilutive effect of approximately 2.47% (at the maximum of the offering range) on the ownership interest of stockholders. The impact on pro forma net income per share and pro forma stockholders’ equity per share is not material. The following table shows pro forma net income per share and pro forma stockholders’ equity per share, assuming all the shares of common stock to fund the stock awards are obtained from authorized but unissued shares.

At or For the Year				Maximum, as
Ended December 31, 2008	Minimum	Midpoint	Maximum	Adjusted
Pro forma net income per share	$0.62	$0.54	$0.48	$0.42
Pro forma stockholders’ equity per share	$12.51	$11.48	$10.72	$10.06

(4)	Gives effect to the granting of options pursuant to the stock-based incentive plan, which is expected to be adopted by Northwest Bancshares, Inc. following the offering and presented to stockholders for approval not earlier than six months after the completion of the offering. We have assumed that options will be granted to acquire shares of common stock equal to 10% of the shares sold in the offering. In calculating the pro forma effect of the stock options, it is assumed that the exercise price of the stock options and the trading price of the stock at the date of grant were $10.00 per share, and the estimated grant date fair value pursuant to the application of the Black-Scholes option pricing model was $2.03 for each option. The pro forma net income assumes that the options granted under the stock-based incentive plan have a value of $2.03 per option, which was determined using the Black-Scholes option pricing formula using the following assumptions: (i) the trading price on date of grant was $10.00 per share; (ii) exercise price is equal to the trading price on the date of grant; (iii) dividend yield of 4.56% ; (iv) expected life of eight years; (v) expected volatility of 20.73%; and (vi) risk-free interest rate of 2.16%. If the fair market value per share on the date of grant is different than $10.00, or if the assumptions used in the option pricing formula are different from those used in preparing this pro forma data, the value of options and the related expense recognized will be different. The aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a seven-year vesting period of the options. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock-based incentive plan is obtained from the issuance of authorized but unissued shares of common stock, our net income and stockholders’ equity per share will decrease. This also will have a dilutive effect of up to 5.96% on the ownership interest of persons who purchase shares of common stock in the offering.

(5)	The number of shares used to calculate pro forma net income per share is equal to the estimated weighted average shares outstanding for the year ended December 31, 2008 multiplied by the exchange ratio at the minimum, midpoint, maximum and maximum, as adjusted, plus the shares contributed to the charitable foundation, and subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods in accordance with SOP 93-6. See footnote 2, above.

(6)	The retained earnings of Northwest Savings Bank will be substantially restricted after the conversion. See “Our Policy Regarding Dividends,” “Proposal 1—Approval of the Plan of Conversion and Reorganization—Liquidation Rights” and “Supervision and Regulation.”

(7)	Per share figures include publicly held shares of Northwest Bancorp, Inc. common stock that will be exchanged for shares of Northwest Bancshares, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering; (ii) shares issued to the charitable foundation and (iii) shares to be issued in exchange for publicly held shares. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

(8)	The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
     This discussion and analysis reflects our consolidated financial statements and other relevant statistical data. The information in this section has been derived from the audited and unaudited consolidated financial statements, which appear beginning on pages F-1 and G-1 of this proxy statement/prospectus. You should read the information in this section in conjunction with the business and financial information regarding Northwest Bancorp, Inc. provided in this proxy statement/prospectus.
Overview
     Historically, our principal business has consisted of attracting deposits from the general public and the business community and making loans secured by various types of collateral, including real estate and other consumer assets. We are significantly affected by prevailing economic conditions, particularly interest rates, as well as government policies concerning among other things, monetary and fiscal affairs, housing and financial institutions and regulations regarding lending and other operations, privacy and consumer disclosure. Attracting and maintaining deposits is influenced by a number of factors, including interest rates paid on competing investments offered by other financial and non-financial institutions, account maturities, fee structures, and levels of personal income and savings. Lending activities are affected by the demand for funds and thus are influenced by interest rates, the number and quality of lenders and regional economic conditions. Sources of funds for lending activities include deposits, borrowings, repayments on loans, cash flows from maturities of investment securities and income provided from operations.
     Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets, consisting primarily of loans, mortgage-backed securities and other investment securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits, borrowed funds, and trust-preferred securities. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on our interest-earning assets and the average rate paid on our interest-bearing liabilities, as well as a function of the average balance of interest-earning assets compared to interest-bearing liabilities. Also contributing to our earnings is noninterest income, which consists primarily of service charges and fees on loan and deposit products and services, fees related to insurance and investment management and trust services, and net gains and losses on sale of assets. Interest income and noninterest income are offset by provisions for loan losses, general administrative and other expenses, including employee compensation and benefits and occupancy and equipment costs, as well as by state and federal income tax expense.
     Our net income has decreased over the past few years, totaling $48.2 million for the year ended December 31, 2008 compared to $49.1 million for the year ended December 31, 2007 and $51.5 million for the year ended December 31, 2006. Our net income was $19.6 million for the six months ended June 30, 2009 compared to $27.1 million for the six months ended June 30, 2008. Much of the reduction in our net income has resulted from increased loan loss reserves and impairment charges on securities caused by deteriorating asset quality, which has affected much of the financial institutions industry in recent years. Our provision for loan losses was $22.9 million for the year ended December 31, 2008 compared to $8.7 million for the year ended December 31, 2007 and $8.5 million for the year ended December 31, 2006. Our provision for loan losses was $17.5 million for the six months ended June 30, 2009 compared to $5.7 million for the year ended June 30, 2008. In addition, we experienced other-than-temporary impairment charges for securities, which were reflected as a reduction of noninterest income, of $4.3 million and $16.0 million during the six months ended June 30, 2009 and the year ended December 31, 2008, respectively.

     Other than our loans for the construction of one- to four-family residential mortgage loans, we do not offer “interest only” mortgage loans on one- to four-family residential properties (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. We do not directly offer “subprime loans” (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (traditionally defined as loans having less than full documentation). However, our subsidiary, Northwest Consumer Discount Company, originates such loans which totaled $115.4 million as of June 30, 2009.
     As of June 30, 2009, we held $183,000 of preferred stock issued by Freddie Mac, and $28.2 million of private label collateralized mortgage obligations, some of which are collateralized by ALT-A mortgage loans. As of June 30, 2009, our available credit lines and other sources of liquidity had not been reduced compared to levels from December 31, 2008 or 2007.
Our Competitive Strengths
     Since our initial public offering in 1994 we have grown from a savings bank operating primarily in Northwestern Pennsylvania to a regional community banking organization with branch offices in Ohio, New York, Maryland, Florida and throughout Pennsylvania. We believe that our growth and success have largely been due to the following strengths that have given us a competitive advantage in our markets:
•	Maintaining a strong and experienced management team, and attracting and retaining dedicated and qualified personnel to support the growth of our franchise. Achieving our strategic objectives requires an experienced and dedicated management team, which we have developed and maintained over the years. Our management team has been an integral part of the continued growth and success of Northwest Savings Bank, including its transition to being a fully public company.

•	Being recognized as an employer of choice in all of our markets by providing employees with exceptional opportunities for advancement and growth in an attractive business environment. A strong management team requires the support of dedicated and experienced employees. Our commitment to our employees, as well as the career opportunities offered by our sustained growth, has made Northwest Savings Bank a preferred employer in the markets we serve.

•	Maintaining our ability and our reputation as an experienced and successful acquirer. Since 1994, we have completed 25 acquisition transactions. During this period, our total banking offices have increased from 41 to 167, and our assets have increased from $1.4 billion to $7.1 billion at June 30, 2009.

•	Track record of creating value for our stockholders. As a publicly traded mutual holding company, we have strived to create value for our stockholders while meeting the needs of our banking customers. Common stock purchased in our initial offering in 1994 has appreciated 310.0% in value as of August 31, 2009. We will continue to focus on creating shareholder value as we transition to a fully converted stock holding company.

Our Business Strategy
     Our strategy is to focus on those banking activities and services that have proven to be successful and that have generated favorable returns for our stockholders. We believe that this focus will enable us to continue to grow our franchise, while maintaining our commitment to customer service, high asset quality, and sustained net earnings. The following are the key elements of our business strategy:
Expand Our Geographic Reach
•	Complementary acquisitions. We believe that acquisition opportunities exist both within and beyond our current market area. We will consider pursuing acquisition opportunities on a selective basis in contiguous or near contiguous market areas that will afford us the opportunity to add complementary products to our existing business or expand our franchise geographically.

•	De novo branching. We have opened de novo branches to provide better service for our customers and to add to or fill in gaps in our geographic footprint. For example, we plan to open four new branches in Rochester, New York during the fourth quarter of 2009.
Continue to Improve Our Earnings
•	Asset mix diversification. Historically, we have emphasized the origination of single family residential mortgage loans and we will continue to emphasize these loans in the future. However, loan diversification improves our net interest margin because consumer loans and commercial business loans generally have shorter terms and higher interest rates than residential mortgage loans.

•	Managing interest rate risk. Diversifying our asset mix not only improves our margin but also reduces the exposure of our net interest income and earnings to interest rate risk. We will continue to manage our interest rate risk by diversifying the type and maturity of assets in our loan and investment portfolios.

•	Fee income. We have been focusing on increasing our fee income by offering new products and services. For example, we offer business deposits which are a source of low-cost funds and fee income as well as an investment management, brokerage and trust services with almost $1.0 billion of managed assets.

•	Investment in our infrastructure. Over the past five years, we have significantly upgraded our technology capabilities by offering internet and mobile banking, an expanded ATM network, debit cards, surcharge-free ATM capabilities and electronic check clearing. We intend to capitalize on our technology capabilities to improve operating efficiencies and enhance customer service.
Continue to Improve Our Funding Mix
•	Reducing our cost of funds and our exposure to interest rate risk by offering and attracting more checking accounts, transaction accounts and other low cost deposits. Transaction accounts generally are our least costly source of funds, and therefore improve our interest rate spread and the interest rate risk associated with deposits repricing more quickly than loans and investments in a rising interest rate environment.

Increase Lending While Maintaining Asset Quality
•	Maintaining a quality loan portfolio while exercising prudent loan underwriting and administration standards. While the delinquencies in our loan portfolio have increased during the current economic recession, we intend to maintain conservative loan underwriting and administration standards in the future.
Increase our Capital to Support Our Future Growth
•	Using the capital raised in the stock offering to take advantage of strategic growth and acquisition opportunities. Management believes that the current economic recession will increase the rate of consolidation in the banking industry. After raising additional capital from the conversion and stock offering, we will be better positioned to take advantage of growth and acquisition opportunities that arise.

•	Using the capital raised in the stock offering to increase our capital levels that may be required by the federal banking regulators in the current economic environment. The current severe economic recession has underscored the importance of capital strength. It is expected that existing minimum regulatory capital ratios will be increased by the bank regulatory agencies in response to market conditions and the recession.
Continue Our Community-Oriented Focus
•	Operating as a regional community banking organization offering a broad range of financial products and services. As a community bank, we are uniquely positioned to understand the financial needs of our local customers. Our Community Banking Division has implemented a new sales process that emphasizes the building and fostering of customer relationships. Our new fully-integrated service and sales system will improve customer service and our operating performance.

•	Our newly established charitable foundation will strengthen our commitment to the communities we serve. The charitable foundation will be initially funded with $9.8 million to $15.8 million of stock and $1.0 million in cash to benefit the communities we serve.
          Our results of operations may be significantly affected by our ability to effectively implement our business strategy including our plans for expansion through strategic acquisitions. If we are unable to effectively integrate and manage acquired or merged businesses or attract significant new business through our branching efforts, our financial performance may be negatively affected.
Expected Increase in Non-Interest Expense Following the Offering
          Following the completion of the conversion and offering, our non-interest expense can be expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan, the adoption of a new stock-based incentive plan, if approved by our stockholders, and implementation of our business plan, which includes the continued growth of our branch franchise.

     Assuming that 73,025,000 shares are sold in the offering (the maximum of the offering range):
(i)	the employee stock ownership plan will acquire 2,975,420 shares of common stock with a $29.8 million loan from Northwest Bancshares, Inc. that is expected to be repaid over 20 years, resulting in an annual expense (pre-tax) of approximately $1.5 million (assuming that the shares of common stock maintain a value of $10.00 per share);

(ii)	if adopted more than one year following the offering, the new stock-based incentive plan may award a number of shares of restricted stock equal to or in excess of 4% of the shares sold in the offering and issued to the charitable foundation, or 2,975,420 shares, to eligible participants, and such awards will be expensed as the awards vest. Assuming all shares are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the awards vest over a minimum of seven years, the corresponding annual expense (pre-tax) associated with shares awarded under the stock-based incentive plan will be approximately $4.3 million; and

(iii)	if adopted more than one year following the offering, the new stock-based incentive plan may award options to purchase a number of shares equal to or in excess of 10% of the shares sold in the offering and issued to the charitable foundation, or 7,438,550 shares, to eligible participants, and such options will be expensed as the options vest. Assuming all options are awarded under the stock-based incentive plan at a price of $10.00 per share, and that the options vest over a minimum of seven years and using the Black-Scholes option pricing model with the following assumptions: an exercise price and trading price on the date of grant of $10.00 and a fair value of $2.03 per option based upon a dividend yield of 4.56%, expected life of eight years, expected volatility of 20.37% and risk-free interest rate of 2.16%. The corresponding annual expense (pre-tax) associated with options awarded under the stock-based incentive plan will be approximately $2.2 million.
     The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the stock-based incentive plan related to restricted stock will be determined by the fair market value of the common stock on the grant date, which may be less than or greater than $10.00 per share.
Critical Accounting Policies
     Certain accounting policies are important to the understanding of our financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain. Estimates associated with these policies are susceptible to material changes as a result of changes in facts and circumstances, including, but without limitation, changes in interest rates, performance of the economy, financial condition of borrowers and laws and regulations. The following are the accounting policies we believe are critical.
     Allowance for Loan Losses. We recognize that losses will be experienced on loans and that the risk of loss will vary with, among other things, the type of loan, the creditworthiness of the borrower, general economic conditions and the quality of the collateral for the loan. We maintain an allowance for loan losses to absorb losses inherent in the loan portfolio. The allowance for loan losses represents management’s estimate of probable losses based on all available information. The allowance for loan losses is based on management’s evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent losses, information about specific borrower situations and estimated collateral values, and current economic conditions. The loan portfolio and other credit exposures are regularly reviewed by management in its determination of the allowance for loan losses. The methodology for assessing the appropriateness of the allowance includes a review of historical losses, peer group comparisons, industry data and economic conditions. As an integral part of their examination process, regulatory agencies periodically review our allowance for loan losses and may require us to make additional provisions for estimated losses based upon judgments different from those of management. In establishing the allowance for loan losses, loss factors are applied to various pools of outstanding loans. Loss factors are derived using our historical loss experience and may be adjusted for factors that affect the collectibility of the portfolio as of the evaluation date. Commercial loans that are criticized are evaluated individually to determine the required allowance for loan losses and to evaluate the potential impairment of such loans under Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan” (“SFAS 114”). Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that increases will not be necessary should the quality of loans deteriorate as a result of the factors discussed previously. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. The allowance is based on information known at the time of the review. Changes in factors underlying the assessment could have a material impact on the amount of the allowance that is necessary and the amount of provision to be charged against earnings. Such changes could impact future results. Management believes, to the best of their knowledge, that all known losses as of the balance sheet date have been recorded.
     Valuation of Investment Securities. All of our investment securities are classified as available for sale and recorded at current fair value. Unrealized gains or losses, net of deferred taxes, are reported in other comprehensive income as a separate component of shareholders’ equity. In general, fair value is based upon quoted market prices of identical assets, when available. If quoted market prices are not available, fair value is based upon valuation models that use cash flow, security structure and other observable information. Where sufficient data is not available to produce a fair valuation, fair value is based on broker quotes for similar assets. Broker quotes may be adjusted to ensure that financial instruments are recorded at fair value. Adjustments may include unobservable parameters, among other things. No adjustment, were made to any broker quotes required by us.
     We conduct a quarterly review and evaluation of our investment securities to determine if any declines in fair value are other than temporary. In making this determination, we consider the period of time the securities were in a loss position, the percentage decline in comparison to the securities’ amortized cost, the financial condition of the issuer, if applicable, and the delinquency or default rates of underlying collateral. We consider our intent to sell the investment securities evaluated and the likelihood that we will not have to sell the investment securities before recovery of their cost basis. If impairment exists, credit related impairment losses are recorded in earnings while noncredit related impairment losses are recorded in accumulated other comprehensive income.
     Goodwill. Goodwill is not subject to amortization but must be tested for impairment at least annually, and possibly more frequently if certain events or changes in circumstances arise. Impairment testing requires that the fair value of each reporting unit be compared to its carrying amount, including goodwill. Reporting units are identified based upon analyzing each of our individual operating segments. A reporting unit is defined as any distinct, separately identifiable component of an operating segment for which complete, discrete financial information is available that management regularly reviews. Goodwill is allocated to the carrying value of each reporting unit based on its relative fair value at the time it is acquired. Determining the fair value of a reporting unit requires a high degree of subjective management judgment. We, through the use of an independent third party, evaluate goodwill for possible impairment using four valuation methodologies including a public market peers approach, a comparable transactions approach, a control premium approach and a discounted cash flow approach. Future changes in the economic environment or the operations of the reporting units could cause changes to these variables, which could give rise to declines in the estimated fair value of the reporting unit. Declines in fair value could result in impairment being identified. We have established June 30 of each year as the date for conducting our annual goodwill impairment assessment. The variables are selected as of that date and the valuation model is run to determine the fair value of each reporting unit. At June 30, 2009, we did not identify any individual reporting unit where the fair value was less than the carrying value.
     Deferred Income Taxes. We use the asset and liability method of accounting for income taxes as prescribed in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). Using this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on an ongoing basis as regulatory and business factors change. A reduction in estimated future taxable income could require us to record a valuation allowance. Changes in levels of valuation allowances could result in increased income tax expense, and could negatively affect earnings.
     Other Intangible Assets. Using the purchase method of accounting for acquisitions, we are required to record the assets acquired, including identified intangible assets, and liabilities assumed at their fair values. These fair values often involve estimates based on third-party valuations, including appraisals, or internal valuations based on discounted cash flow analyses or other valuation techniques, which are inherently subjective. Core deposit and other intangible assets are recorded in purchase accounting when a premium is paid to acquire other entities or deposits. Other intangible assets, which are determined to have finite lives, are amortized based on the period of estimated economic benefits received, primarily on an accelerated basis.
     Pension Benefits. Pension expense and obligations are dependent on assumptions used in calculating such amounts. These assumptions include discount rates, anticipated salary increases, interest costs, expected return on plan assets, mortality rates, and other factors. In accordance with U.S. generally accepted accounting principles, actual results that differ from the assumptions are amortized over average future service and, therefore, generally affect recognized expense. While management believes that the assumptions used are appropriate, differences in actual experience or changes in assumptions may affect our pension obligations and future expense.
     In determining the projected benefit obligations for pension benefits at December 31, 2008, we used a discount rate of 6.00%, which is 0.50% lower than the discount rate used at December 31, 2007 of 6.50%. We use the Citigroup Pension Liability Index rates matching the duration of our benefit payments as of the measurement date to determine the discount rate. Effective January 1, 2008, we changed the measurement date from October 31 to December 31 concurrent with our adoption of the measurement provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for

Defined Benefit Pension and Other Postretirement Plans.” Our pre-tax pension expense is forecasted to increase from approximately $4.8 million for the year ended December 31, 2008 to approximately $7.9 million for the year ending December 31, 2009.
Balance Sheet Analysis
     Assets. Our total assets at June 30, 2009 were $7.092 billion, an increase of $162.1 million, or 2.3%, from $6.930 billion at December 31, 2008. This increase in assets was primarily attributed to an increase in cash and cash equivalents of $335.1 million, which was partially offset by a decrease in investments of $130.0 million, a decrease in loans of $38.5 million and an increase in the allowance for loan losses of $11.8 million. The net increase in total assets was funded by an increase in deposits of $307.5 million, partially offset by a decrease in borrowed funds of $170.9 million.
     Cash and equivalents. Total cash and investments increased by $205.4 million, or 16.8%, to $1.424 billion at June 30, 2009, from $1.219 billion at December 31, 2008. This increase was a result of deposit growth while we evaluated investment alternatives and maintained liquidity to repay $37.0 million of long-term borrowings due before the end of the year.
     Cash and equivalents decreased by $150.7 million, or 65.3%, to $79.9 million at December 31, 2008 from $230.6 million at December 31, 2007. This decrease was attributable to our using cash to fund loan growth and purchase investment securities.
     Loans receivable. Loans receivable decreased by $38.5 million, or 0.8%, to $5.158 billion at June 30, 2009, from $5.197 billion at December 31, 2008. Loan demand remained strong, with originations of $1.116 billion for the six-month period ended June 30, 2009. However, we sold $388.8 million of one- to four-family residential mortgage loans originated during the same period to assist with maintaining an acceptable liquidity position and lessen interest-rate risk. During the six months ended June 30, 2009 commercial loans increased by $82.8 million, or 5.8%, mortgage loans decreased by $112.9 million, or 4.6%, and consumer and home equity loans decreased by $8.4 million, or 0.6%.
     Net loans receivable increased $346.3 million, or 7.2%, to $5.142 billion at December 31, 2008 from $4.796 billion at December 31, 2007. This increase in loans was primarily attributable to growth in our consumer and commercial loan portfolios. Consumer home equity loans increased $43.6 million, or 4.4%, commercial real estate loans increased $193.6 million, or 21.4%, and commercial business loans increased $19.7 million, or 5.4%.
     Total loans 30 days or more past due decreased by $7.9 million, or 4.1%, to $184.9 million at June 30, 2009 from $192.8 million at December 31, 2008. The June 30, 2009 amount of $184.9 million consisted of 2,815 loans, while the $192.8 million of total delinquency at December 31, 2008 consisted of 3,492 loans. Delinquencies on one- to four-family mortgage and consumer loans decreased by $26.3 million, or 31.0%, and commercial real estate and commercial business loans increased $18.4 million, or 17.1%. Like most financial institutions, we experienced an increase in the amount of delinquencies during the past 18 months due to deteriorating economic conditions. The decrease in mortgage and consumer delinquency is due to comparing a 30 day month to a 31 day month. The largest increases in commercial loan delinquencies have occurred in Florida and Maryland, where economic activity has declined the most.

     Set forth below are selected data relating to the composition of our loan portfolio by type of loan as of the dates included.

	At June 30,		At December 31,
	2009		2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real estate:
One- to four-family	$2,396,623	45.4%	$2,492,940	47.2%	$2,430,117	48.9%	$2,411,024	53.5%
Home equity	1,038,323	19.7	1,035,954	19.6	992,335	20.0	887,352	19.7
Multi-family and commercial	1,191,107	22.5	1,100,218	20.8	906,594	18.3	701,951	15.6

Total real estate loans	4,626,053	87.6	4,629,112	87.6	4,329,046	87.2	4,000,327	88.8
Consumer:
Automobile	102,519	1.9	102,267	2.0	125,298	2.5	138,401	3.1
Education loans	25,807	0.5	38,152	0.7	14,551	0.3	11,973	0.3
Loans on savings accounts	11,576	0.2	11,191	0.2	10,563	0.2	10,313	0.2
Other (1)	116,852	2.2	115,913	2.2	117,831	2.4	109,303	2.4

Total consumer loans	256,754	4.8	267,523	5.1	268,243	5.4	269,990	6.0

Commercial business	400,926	7.6	387,145	7.3	367,459	7.4	235,311	5.2

Total loans receivable, gross	5,283,733	100.0%	5,283,780	100.0%	4,964,748	100.0%	4,505,628	100.0%

Deferred loan fees	(5,978)		(5,041)		(4,179)		(3,027)
Undisbursed loan proceeds	(119,460)		(81,918)		(123,163)		(52,505)
Allowance for loan losses (real estate loans)	(40,277)		(33,760)		(28,854)		(17,936)
Allowance for loan losses (other loans)	(26,500)		(21,169)		(12,930)		(19,719)

Total loans receivable net	$5,091,518		$5,141,892		$4,795,622		$4,412,441

			At June 30
	At December 31, 2005		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real estate:
One- to four-family	$2,805,900	59.5%	$2,693,174	60.3%	$2,615,328	63.1%
Home equity	780,451	16.5	737,619	16.5	588,192	14.2
Multi-family and commercial	594,503	12.6	534,224	11.9	454,606	11.0

Total real estate loans	4,180,854	88.6	3,965,017	88.7	3,658,126	88.3
Consumer:
Automobile	144,519	3.1	138,102	3.1	120,887	2.9
Education loans	120,504	2.5	112,462	2.5	95,599	2.3
Loans on savings accounts	9,066	0.2	8,500	0.2	8,038	0.2
Other(1)	106,390	2.3	102,787	2.3	112,163	2.7

Total consumer loans	380,479	8.1	361,851	8.1	336,687	8.1
Commercial business	157,572	3.3	142,391	3.2	149,509	3.6

Total loans receivable, gross	4,718,905	100.0%	4,469,259	100.0%	4,144,322	100.0%

Deferred loan fees	(3,877)		(4,257)		(6,630)
Undisbursed loan proceeds	(59,348)		(56,555)		(53,081)
Allowance for loan losses (real estate loans)	(16,875)		(15,918)		(15,113)
Allowance for loan losses (other loans)	(16,536)		(15,645)		(15,557)

Total loans receivable net	$4,622,269		$4,376,884		$4,053,941

(1)	Consists primarily of secured and unsecured personal loans.

     The following table sets forth loans by state (based on borrowers’ residence) at June 30, 2009.
Loans outstanding:

					Commercial
					business and
	One- to four-family		Consumer and		commercial
	mortgage (1)	Percentage	home equity (2)	Percentage	real estate (3)	Percentage	Total (4)	Percentage
	(Dollars in thousands)
Pennsylvania	$2,013,821	85.6%	1,168,682	90.3%	989,493	65.6%	4,171,996	80.8%
New York	132,988	5.6	71,854	5.5	279,683	18.5	484,525	9.4
Ohio	15,670	0.7	13,065	1.0	7,406	0.5	36,141	0.7
Maryland	156,027	6.6	29,712	2.3	174,056	11.5	359,795	7.0
Florida	34,827	1.5	11,765	0.9	59,246	3.9	105,838	2.1

Total	$2,353,333	100.0%	1,295,078	100.0%	1,509,884	100.0%	5,158,295	100.0%

(1)	Percentage of total mortgage loans.

(2)	Percentage of total consumer loans.

(3)	Percentage of total commercial loans.

(4)	Percentage of total loans.
     The following table sets forth the maturity or period of repricing of our loan portfolio at June 30, 2009. Demand loans and loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Adjustable and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due.

		Due after	Due after	Due after
	Due in one	one year	two years	three years
	year or	through	through	through	Due after
	less	two years	three years	five years	five years	Total
	(In Thousands)
Real estate loans:
One-to four-family residential	$190,901	$126,516	$115,058	$229,379	$1,734,769	$2,396,623
Multifamily and commercial	420,091	123,190	131,849	415,076	100,901	1,191,107
Consumer loans	381,021	123,946	113,954	203,888	472,268	1,295,077
Commercial business loans	141,403	41,466	44,380	139,714	33,963	400,926

Total loans	$1,133,416	$415,118	$405,241	$988,057	$2,341,901	$5,283,733

     The following table sets forth at June 30, 2009, the dollar amount of all fixed-rate and adjustable-rate loans due after June 30, 2010. Adjustable- and floating-rate loans are included in the table based on the contractual due date of the loan.

	Fixed	Adjustable	Total
	(In Thousands)
Real estate loans:
One-to four-family residential	$2,204,859	$57,446	$2,262,305
Multifamily and commercial	386,471	646,214	1,032,685
Consumer loans	882,884	159,802	1,042,686
Commercial business loans	135,366	212,235	347,601

Total loans	$3,609,580	$1,075,697	$4,685,277

     Securities. Securities decreased by $129.8 million, or 11.4%, to $1.009 billion at June 30, 2009 from $1.139 billion at December 31, 2008. This decrease was the result of normal amortization on mortgage-backed securities. These proceeds have been accumulated in interest-earning deposits while we continue to evaluate investment alternatives. During the six months ended June 30, 2009, we recognized other-than-temporary impairment charges of $4.3 million on three private label collateralized mortgage obligations due to a deterioration in credit of the underlying collateral. These collateralized mortgage obligations were purchased in 2005.
     Securities increased by $5.8 million, or 0.5%, to $1.139 billion at December 31, 2008 from $1.133 billion at December 31, 2007. This increase was the result of our investing excess cash in marketable securities in order to earn a higher yield. During 2008 we recognized other-than-temporary impairment charges of $16.0 million. The other-than-temporary impairment charges were $5.5 million for preferred stock of Freddie Mac, $600,000 for a single issuer trust preferred security with a remaining amortized cost of $1.4 million at December 31, 2008 and $9.9 million for multiple pooled-trust preferred securities with remaining amortized cost of $13.7 million as of December 31, 2008.
     The following tables set forth certain information regarding the amortized cost and fair values of our investment securities portfolio and mortgage-backed securities portfolio at the dates indicated.

			At December 31,
	At June 30, 2009		2008		2007		2006
	Amortized		Amortized		Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In Thousands)
Mortgage-backed securities available for sale:
Fixed-rate pass through certificates	$160,821	$166,268	$186,659	$193,099	$73,284	$73,992	$68,720	$67,430
Variable-rate pass through certificates	250,939	257,451	276,121	277,183	306,886	309,054	199,442	198,365
Fixed-rate CMOs	48,165	45,375	60,119	57,480	73,514	71,793	87,946	85,402
Variable-rate CMOs	208,772	205,995	228,917	217,877	76,886	76,908	27,613	27,771

Total mortgage-backed securities available for sale	$668,697	$675,089	$751,816	$745,639	$530,569	$531,747	$383,721	$378,968

Investment securities available for sale:
U.S. Government, agency and GSEs	$77,651	$81,322	$97,884	$108,908	$286,359	$292,546	$214,031	$212,525
Municipal securities	240,258	236,983	268,616	267,548	262,895	267,120	14,553	14,604
Corporate debt issues	28,173	14,904	25,165	15,961	37,225	35,075	63,114	60,577
Equity securities and mutual funds	954	1,084	954	1,114	6,478	6,879	95,548	100,840

Total investment securities available for sale	$347,036	$334,293	$392,619	$393,531	$592,957	$601,620	$387,246	$388,546

			At December 31,
	At June 30, 2009		2008		2007		2006
	Amortized		Amortized		Amortized		Amortized
	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In Thousands)
Mortgage-backed securities held to maturity:
Fixed-rate pass through certificates	$—	$—	$—	$—	$—	$—	$9,097	$8,965
Variable-rate pass through certificates	—	—		—	—	—	188,700	188,382
Fixed-rate CMOs	—	—	—	—	—	—	4,484	4,249
Variable-rate CMOs	—	—	—	—	—	—	49,374	49,335

Total mortgage-backed securities held to maturity	$—	$—	$—	$—	$—	$—	$251,655	$250,931

     The following table sets forth information regarding the issuers and the carrying value of our mortgage-backed securities.

	At June 30,	At December 31,
	2009	2008	2007	2006
	(In Thousands)
Mortgage-backed securities:
Fannie Mae	$256,344	$288,082	$165,391	$205,127
Ginnie Mae	87,622	99,354	88,428	120,799
Freddie Mac	302,176	320,297	229,960	249,685
Other (non-agency)	28,947	37,906	47,968	55,012

Total mortgage-backed securities	$675,089	$745,639	$531,747	630,623

     Investment Portfolio Maturities and Yields. The following table sets forth the scheduled maturities, carrying values, amortized cost, market values and weighted average yields for our investment securities and mortgage-backed securities portfolios at June 30, 2009. Adjustable-rate mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust.

	At June 30, 2009
	One Year or Less		One Year to Five Years		Five to Ten Years		More than Ten Years		Total
		Annualized		Annualized		Annualized		Annualized			Annualized
		Weighted		Weighted		Weighted		Weighted			Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized		Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Fair Value	Yield
	(Dollars in thousands)
Investment securities available for sale
Government sponsored entities	$995	5.34%	$1,972	5.37%	$22,613	5.39%	$51,991	5.26%	$77,571	$81,245	5.30%
U.S. Government and agency obligations	80	1.20%	—	—	—	—	—	—	80	77	1.20%
Municipal securities	—	—	913	4.03%	39,929	4.18%	199,416	4.50%	240,258	236,983	4.44%
Corporate debt issues	—	—	500	2.91%	—	—	27,673	4.33%	28,173	14,904	4.30%
Equity securities and mutual funds	—	—	—	—	—	—	954	5.09%	954	1,084	5.09%

Total investment securities available for sale	1,075	5.03%	3,385	4.64%	62,542	4.62%	280,034	4.62%	347,036	334,293	4.62%
Mortgage-backed securities available for sale:
Pass through certificates	251,059	4.69%	11,925	4.57%	8,536	4.89%	140,240	5.43%	411,760	423,719	4.94%
CMOs	208,772	1.70%	—	—	18,936	4.81%	29,229	4.34%	256,937	251,370	2.23%

Total mortgage-backed securities available for sale	$459,831	3.33%	11,925	4.57%	27,472	4.84%	169,469	5.24%	668,697	675,089	3.90%

Total investment securities and mortgage-backed securities	$460,906	3.34%	$15,310	4.59%	$90,014	4.69%	$449,503	4.85%	$1,015,733	$1,009,382	4.15%

     The following table sets forth information with respect to gross unrealized holding gains and losses on our portfolio of investment securities as of June 30, 2009.

		Gross Unrealized	Gross Unrealized
	Amortized Cost	Holding Gains	Holding Losses	Fair Value
	(In thousands)
Debt issued by the U.S. Government and agencies:
Due in one year or less	$80	$—	$(3)	$77

Debt issued by government-sponsored enterprises:
Due in one year or less	995	13	—	1,008
Due in greater than one year to five years	1,972	172	—	2,144
Due in greater than five years to ten years	22,613	1,553	—	24,166
Due after ten years	51,991	2,043	(107)	53,927

Equity securities	954	211	(81)	1,084

Municipal securities:
Due in greater than one year to five years	913	18	—	931
Due in greater than five years to ten years	39,929	739	(1)	40,667
Due after ten years	199,416	1,930	(5,961)	195,385

Corporate debt issues:
Due in greater than one year to five years	500	—	—	500
Due after ten years	27,673	117	(13,386)	14,404

Residential mortgage-backed securities:
Fixed-rate pass-through	160,821	5,458	(11)	166,268
Variable-rate pass-through	250,939	6,651	(139)	257,451
Fixed-rate non-agency CMO	22,329	—	(3,035)	19,294
Fixed-rate agency CMO	25,836	639	(394)	26,081
Variable-rate non-agency CMO	11,833	—	(2,964)	8,869
Variable-rate agency CMO	196,939	985	(798)	197,126

Total residential mortgage-backed securities	668,697	13,733	(7,341)	675,089

Total marketable securities available for sale	$1,015,733	$20,529	$(26,880)	$1,009,382

     The following table sets forth information with respect to gross unrealized holding gains and losses on our portfolio of investment securities as of December 31, 2008.

		Gross Unrealized	Gross Unrealized
	Amortized Cost	Holding Gains	Holding Losses	Fair Value
	(In thousands)
Debt issued by the U.S. Government and agencies:
Due in one year or less	$91	$—	$(3)	$88

Debt issued by government-sponsored enterprises:
Due in one year or less	2,985	50	—	3,035
Due in greater than one year to five years	2,962	208	—	3,170
Due in greater than five years to ten years	30,352	2,066	—	32,418
Due after ten years	61,494	8,712	(9)	70,197

Equity securities	954	160	—	1,114

Municipal securities:
Due in greater than one year to five years	460	1	—	461
Due in greater than five years to ten years	43,160	822	(86)	43,896
Due after ten years	224,996	2,707	(4,512)	223,191

Corporate debt issues:
Due after ten years	25,165	214	(9,418)	15,961

Residential mortgage-backed securities:
Fixed-rate pass-through	186,659	6,447	(7)	193,099
Variable-rate pass-through	276,121	3,136	(2,074)	277,183
Fixed-rate non-agency CMO	25,683	—	(2,938)	22,745
Fixed-rate agency CMO	34,436	445	(146)	34,735
Variable-rate non-agency CMO	17,069	—	(2,710)	14,359
Variable-rate agency CMO	211,848	48	(8,378)	203,518

Total residential mortgage-backed securities	751,816	10,076	(16,253)	745,639

Total marketable securities available for sale	$1,144,435	$25,016	$(30,281)	$1,139,170

     We review our investment portfolio on a quarterly basis for indications of impairment. This review includes analyzing the length of time and the extent to which the fair value has been lower than the cost, the financial condition and near-term prospects of the issuer, including any specific events which may influence the operations of the issuer and management asserts that it does not have the intent to sell the security and that it is more likely than not we will not have to sell the security before recovery of its cost basis. Other investments are evaluated using our best estimate of future cash flows. If our estimate of cash flow determines that it is expected an adverse change has occurred, other-than-temporary impairment would be recognized for the credit loss.

     The following table shows the fair value and gross unrealized losses on our investment securities, aggregated by investment category and length of time that the individual securities had been in a continuous unrealized loss position at June 30, 2009.

	Less Than 12 Months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(In thousands)
U.S. Government and agencies	$7,967	$(97)	$188	$(10)	$8,155	$(107)
Municipal securities	64,183	(2,339)	52,613	(3,623)	116,796	(5,962)
Corporate issuer	8,073	(7,545)	1,964	(5,841)	10,037	(13,386)
Equity securities	298	(81)	—	—	298	(81)
Residential mortgage-backed securities — non-agency	—	—	28,163	(5,999)	28,163	(5,999)
Residential mortgage-backed securities — agency	42,718	(296)	73,271	(1,049)	115,989	(1,345)

Total temporarily impaired securities	$123,239	$(10,358)	$156,199	$(16,522)	$279,438	$(26,880)

     The following table shows the fair value and gross unrealized losses on our investment securities, aggregated by investment category and length of time that the individual securities had been in a continuous unrealized loss position at December 31, 2008.

	Less Than 12 Months		12 Months or Greater		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
	(In thousands)
U.S. Government and agencies	$—	$—	$1,094	$(12)	$1,094	$(12)
Municipal securities	109,255	(4,598)	—	—	109,255	(4,598)
Corporate issuer	8,618	(7,055)	2,573	(2,363)	11,191	(9,418)
Residential mortgage-backed securities — non-agency	15,256	(2,550)	21,848	(3,098)	37,104	(5,648)
Residential mortgage-backed securities — agency	269,831	(9,075)	58,256	(1,530)	328,087	(10,605)

Total temporarily impaired securities	$402,960	$(23,278)	$83,771	$(7,003)	$486,731	$(30,281)

     As of June 30, 2009, we had seven investments in corporate issues with a total book value of $7.8 million and total fair value of $2.0 million, where the book value exceeded the carrying value for more than 12 months. These investments were three single issuer trust preferred investments and four pooled trust preferred securities. The single issuer trust preferred securities were evaluated for other-than-temporary impairment by determining the strength of the underlying issuer. In each case, the underlying issuer was “well-capitalized” for regulatory purposes and was a participant in the U.S. government’s TARP program. None of the issuers have deferred interest payments or announced the intention to defer interest payments, nor have any been downgraded. We believe the decline in fair value is related to the spread over three-month LIBOR, on which the quarterly interest payments are based, as the spread over LIBOR is significantly lower than current market spreads. We concluded the impairment of these investments was considered temporary. In making that determination, we also considered the duration and the severity of the losses. The pooled trust preferred securities were evaluated for other-than-temporary impairment considering duration and severity of the losses, actual cash flows, projected cash flows, performing collateral, the class of securities we owned and the amount of additional defaults the structure could withstand prior to the security experiencing a disruption in cash flows. None of these securities are projecting a cash flow disruption, nor have any of the securities experienced a cash flow disruption.

     As of June 30, 2009, we had investments in corporate issuers with a total book value of $15.6 million and total fair value of $8.1 million, where the book value exceeded the carrying value for less than 12 months. One investment, a single issuer trust preferred investment, was evaluated for other-than-temporary impairment by determining the strength of the underlying issuer. The underlying issuer was “well-capitalized” for regulatory purposes and was a participant in the government’s TARP program. The issuer has not deferred interest payments or announced the intention to defer interest payments. We concluded that the decline in fair value was related to the spread over three month LIBOR, on which the quarterly interest payments are based. The spread over LIBOR is significantly lower than current market spreads. Two other investments were pooled trust preferred investments. These securities were evaluated for other-than-temporary impairment considering duration and severity of the losses, actual cash flows, projected cash flows, performing collateral, the class of securities we owned and the amount of additional defaults the structure could withstand prior to the security experiencing a disruption in cash flows. Neither of these securities project cash flow disruption, nor have they experienced a cash flow disruption. None of the investments were downgraded during the six-month period ended June 30, 2009.
     We concluded, based on all facts evaluated, the impairment of these investments was considered temporary and management asserts that we do not have the intent to sell these securities and that it is more likely than not we will not have to sell the securities before recovery of their cost basis.
     The following table provides class, book value, fair value and ratings information for our portfolio of corporate securities that had an unrealized loss as of June 30, 2009.

		Total
				Unrealized	Moody’s/Fitch
Description	Class	Book Value	Fair Value	Losses	Ratings
		(In thousands)
North Fork Capital (1)	N/A	$1,009	$416	$(503)	Baa1/BBB+
Bank Boston Capital Trust (2)	N/A	988	484	(504)	A2/BB
Reliance Capital Trust	N/A	1,000	835	(165)	Not rated
Huntington Capital Trust	N/A	1,419	597	(822)	Baa3/BBB
MM Community Funding I	Mezzanine	1,000	74	(926)	Caa2/CCC
MM Community Funding II	Mezzanine	389	42	(347)	Baa2/BBB
I-PreTSL I	Mezzanine	1,500	168	(1,332)	Not rated/A-
I-PreTSL II	Mezzanine	1,500	183	(1,317)	Not rated/A-
PreTSL XIX	Senior A-1	8,954	4,323	(4,631)	A3/AAA
PreTSL XX	Senior A-1	5,664	2,915	(2,749)	Baa1/AAA

		$23,423	$10,037	$(13,386)

(1)	North Fork Bank was acquired by Capital One Financial Corporation

(2)	Bank Boston was acquired by Bank of America
     The following table provides collateral information on pooled trust preferred securities included in the previous table as of June 30, 2009.

				Additional
				Immediate
				Defaults Before
		Current		Causing an
		Deferrals and	Performing	Interest
Description	Total collateral	Defaults	Collateral	Shortfall
	(In thousands)
I-PreTSL I	$211,000	$35,000	$176,000	$50,500
I-PreTSL II	378,000	—	378,000	137,500
PreTSL XIX	700,535	96,000	604,535	259,500
PreTSL XX	604,154	83,000	521,154	243,500

     Mortgage-backed securities include agency (Fannie Mae, Freddie Mac and Ginnie Mae) mortgage-backed securities and non-agency collateralized mortgage obligations. We review our portfolio of agency backed mortgage-backed securities quarterly for impairment. As of June 30, 2009, we believe that the small amount of impairment within our portfolio of agency mortgage-backed securities is temporary. As of June 30, 2009, we had 12 non-agency collateralized mortgage obligations with a total book value of $34.2 million and a total fair value of $28.2 million. During the six months ended June 30, 2009, we recognized other-than-temporary impairment of $4.3 million related to three of these investments. After recognizing the other-than-temporary impairment, our book value on these investments was $12.6 million, with a fair value of $8.2 million. We determined how much of the impairment was credit related and noncredit related by analyzing cash flow estimates, estimated prepayment speeds, loss severity and conditional default rates. We consider the discounted cash flow analysis to be our primary evidence when determining whether credit related other-than-temporary impairment exists. The impairment on the other nine collateralized mortgage obligations, with book value of $21.6 million and fair value of $20.0 million, were also reviewed considering the severity and length of impairment. After this review, we determined that the impairment on these securities was temporary.
     The following table shows issuer specific information, book value, fair value, unrealized losses and other-than-temporary impairment recorded in earnings for our portfolio of non-agency collateralized mortgage obligations as of June 30, 2009.

	Total			Impairment
			Unrealized	Recorded in
Description	Book Value	Fair Value	Losses	Earnings
	(In thousands)
AMAC 2003-6 2A2	$1,194	$1,180	$(14)	$—
AMAC 2003-6 2A8	2,471	2,449	(22)	—
AMAC 2003-7 A3	1,415	1,385	(30)	—
BOAMS 2005-11 1A8	6,497	5,690	(807)	—
CWALT 2005-J14 A3	7,147	5,038	(2,109)	(59)
CFSB 2003-17 2A2	2,008	1,965	(43)	—
WAMU 2003-S2 A4	1,596	1,586	(10)	—
CMLTI 2005-10 1A5B	2,659	1,233	(1,426)	(2,007)
CSFB 2003-21 1A13	250	238	(12)	—
FHASI 2003-8 1A24	4,401	4,022	(379)	—
SARM 2005-21 4A2	2,767	1,901	(866)	(2,224)
WFMBS 2003-B A2	1,757	1,476	(281)	—

	$34,162	$28,163	$(5,999)	$(4,290)

     Deposits. Deposit balances increased across all of our products and all of our regions as consumer spending continued to decrease and the rate of consumer savings generally increased on a national basis. In addition, we have continued our focus on generating lower cost business deposits. Deposits increased by $307.5 million, or 6.1%, to $5.346 billion at June 30, 2009 from $5.038 billion at December 31, 2008. The largest increases were in savings deposits, which increased by $105.4 million, or 7.1%, to $1.586 billion at June 30, 2009 from $1.481 billion at December 31, 2008 and time deposits, which increased by $123.7 million, or 5.0%, to $2.581 billion at June 30, 2009 from $2.457 billion at December 31, 2008.
     Deposits decreased $504.1 million, or 9.1%, to $5.038 billion at December 31, 2008 from $5.542 billion at December 31, 2007. This designed decrease in deposits was attributable to our using Federal Home Loan Bank advances as a less expensive long-term funding alternative, while allowing rate-sensitive certificates of deposit to mature and be invested elsewhere. We allowed $579.2 million of certificate of deposit funds to run off, reducing the related cost of certificates of deposit from 4.58% as of

December 31, 2007, to 3.93% as of December 31, 2008. This provided a reduction in certificate of deposit interest expense of $34.3 million during the year ended December 31, 2008.
     The following table sets forth the dollar amount of deposits in the various types of accounts we offered at the dates indicated.

	At June 30, 2009			At December 31, 2008
	Balance	Percent (1)	Rate (2)	Balance	Percent (1)	Rate (2)
	(Dollars in thousands)
Savings accounts	$841,868	15.7%	0.76%	$760,245	15.1%	1.14%
Checking accounts	1,178,616	22.1	0.23	1,100,131	21.8	0.37%
Money market accounts	744,132	13.9	1.25	720,375	14.3	1.58%
Certificates of deposit:
Maturing within 1 year	1,555,170	29.1	2.71	1,285,695	25.5	2.88%
Maturing 1 to 3 years	784,113	14.7	3.52	829,776	16.5	3.74%
Maturing more than 3 years	241,840	4.5	4.13	341,989	6.8	4.11%

Total certificates	2,581,123	48.3	3.09	2,457,460	48.8	3.34%

Total deposits	$5,345,739	100.0%	1.81%	$5,038,211	100.0%	2.08%

	At December 31
		2007			2006

	Balance	Percent (1)	Rate (2)	Balance	Percent (1)	Rate (2)
	(Dollars in thousands)
Savings accounts	$745,430	13.4%	1.20%	$807,873	15.1%	1.44%
Checking accounts	1,079,093	19.5	0.85%	994,783	18.5	1.05%
Money market accounts	681,115	12.3	3.63%	594,472	11.1	3.62%
Certificates of deposit:
Maturing within 1 year	2,541,053	45.9	4.70%	2,024,850	37.7	4.47%
Maturing 1 to 3 years	379,183	6.8	4.31%	801,156	14.9	4.50%
Maturing more than 3 years	116,460	2.1	4.62%	143,616	2.7	4.56%

Total certificates	3,036,696	54.8	4.65%	2,969,622	55.3	4.48%

Total deposits	$5,542,334	100.0%	3.29%	$5,366,750	100.0%	3.26%

(1)	Represents percentage of total deposits.

(2)	Represents weighted average nominal rate at fiscal year end.
     The following table sets forth the dollar amount of deposits in each state indicated as of June 30, 2009.

Deposits by state	Balance	Percent
	(Dollars in thousands)
Pennsylvania	$4,485,447	83.9%
New York	448,739	8.3
Ohio	55,571	1.0
Maryland	307,942	5.8
Florida	48,040	0.9

Total	$5,345,739	100.0%

     The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At June 30,	At December 31,
	2009	2008	2007	2006
	(In thousands)
Interest Rate:
Less than 2.00%	$468,550	$149,140	$9,607	$13,891
2.00% to 2.99%	686,448	855,120	26,063	100,667
3.00% to 3.99%	848,466	771,932	517,064	791,206
4.00% to 4.99%	544,794	640,500	1,362,512	1,191,995
5.00% or higher	32,865	40,768	1,121,450	871,863

Total	$2,581,123	$2,457,460	$3,036,696	$2,969,622

     The following table sets forth, by interest rate ranges, information concerning our certificates of deposit.

	At June 30, 2009
	Period to Maturity
	Less Than or	More Than	More Than
	Equal to	One to	Two to	More Than		Percent of
	One Year	Two Years	Three Years	Three Years	Total	Total
	(Dollars in thousands)
Interest Rate Range:
Less than 2.00%	$410,999	$52,643	$3,997	$11	$467,650	20.1%
2.00% to 2.99%	550,571	86,119	36,341	14,317	687,348	26.6
3.00% to 3.99%	475,853	32,745	289,920	49,948	848,466	32.9
4.00% to 4.99%	106,370	93,630	171,128	173,666	544,794	21.1
5.00% or higher	11,377	7,820	9,770	3,898	32,865	1.3

Total	$1,555,170	$272,957	$511,156	$241,840	$2,581,123	100.0%

     The following table indicates the amount of our certificates of deposit of $100,000 or more by time remaining until maturity at June 30, 2009.

Maturity Period	Certificates of Deposit
(In thousands)
Three months or less	$78,178
Over three months through six months	45,323
Over six months through twelve months	217,076
Over twelve months	246,791

Total	$587,368

     Borrowings. Borrowings decreased by $170.9 million, or 16.0%, to $897.1 million at June 30, 2009 from $1.068 billion at December 31, 2008. This decrease resulted from our using deposit growth to repay short-term borrowings. During the third and fourth quarters of 2009, we are scheduled to repay an additional $37.0 million of long-term Federal Home Loan Bank advances.
     Borrowings increased $728.8 million, or 214.9%, to $1.1 billion at December 31, 2008 from $339.1 million at December 31, 2007. The increase resulted from an increase in Federal Home Loan Bank advances of $715.0 million, or 278.2%, to $972.0 million at December 31, 2008 from $257.0 million at December 31, 2007.

     The following table sets forth information concerning our borrowings at the dates and for the periods indicated.

	During the Six Months Ended
	June 30,		During the Years Ended December 31,
	2009	2008	2008	2007	2006
	(Dollars in Thousands)
Federal Home Loan Bank of Pittsburgh borrowings:
Average balance outstanding	$893,033	$414,834	$625,707	$305,597	$352,596
Maximum outstanding at end of any month during period	$954,439	$632,758	$972,018	$332,160	$377,592
Balance outstanding at end of period	$817,332	$632,758	$972,018	$257,025	$332,196
Weighted average interest rate during period	3.76%	4.15%	3.89%	4.59%	4.62%
Weighted average interest rate at end of period	4.04%	3.99%	3.49%	4.64%	4.58%

Reverse repurchase agreements:
Average balance outstanding	$82,257	$83,715	$88,349	$70,875	$44,860
Maximum outstanding at end of any month during period	$87,615	$87,447	$98,108	$83,432	$55,705
Balance outstanding at end of period	$79,731	$86,928	$91,436	$77,452	$55,705
Weighted average interest rate during period	1.23%	2.05%	1.75%	4.01%	4.03%
Weighted average interest rate at end of period	1.38%	1.50%	1.02%	3.25%	4.25%

Other borrowings:
Average balance outstanding	$2,566	$4,630	$4,602	$4,790	$5,333
Maximum outstanding at end of any month during period	$4,496	$4,652	$4,652	$4,923	$5,660
Balance outstanding at end of period	$—	$4,619	$4,491	$4,638	$4,913
Weighted average interest rate during period	4.99%	4.99%	4.99%	4.99%	4.99%
Weighted average interest rate at end of period	—	4.99%	4.99%	4.99%	4.99%

Total borrowings:
Average balance outstanding	$977,856	$503,179	$718,657	$381,262	$402,789
Maximum outstanding at end of any month during period	$1,009,586	$724,305	$1,067,945	$408,596	$424,766
Balance outstanding at end of period	$897,063	$724,305	$1,067,945	$339,115	$392,814
Weighted average interest rate during period	3.57%	3.89%	3.74%	4.52%	4.59%
Weighted average interest rate at end of period	3.81%	3.70%	3.29%	4.33%	4.54%
     Shareholders’ equity. Total shareholders’ equity at June 30, 2009 was $632.5 million, or $13.05 per share, an increase of $18.7 million, or 3.1%, from $613.8 million, or $12.65 per share, at December 31, 2008. This increase was primarily attributable to net income of $19.6 million and $6.1 million of accumulated other comprehensive income primarily due to the change in fair value of interest rate swaps for the six-month period ended June 30, 2009, which was partially offset by cash dividends of $7.9 million.
     Shareholders’ equity increased by $906,000, or less than 1.0%, to $613.8 million at December 31, 2008 from $612.9 million at December 31, 2007. This increase in shareholders’ equity was primarily attributable to net income of $48.2 million, which was offset by other comprehensive loss of $30.6 million, the payment of dividends of $15.8 million and stock repurchases of $3.3 million.

Average Balance Sheets
     The following tables set forth average balance sheets, average yields and costs, and certain other information at and for the periods indicated. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

		For the Six Months Ended June 30,
	At June 30,	2009				2008
	2009	Average			Average	Average			Average
	Average	Outstanding			Yield/ Cost	Outstanding			Yield/ Cost
	Yield/Cost	Balance		Interest	(12)	Balance		Interest	(12)
				(Dollars in Thousands)
Interest-earning assets:
Loans receivable (includes FTE adjustments of $834 and $783, respectively)	6.28%	$5,194,221		$161,597	6.21%	$4,907,866		$162,478	6.58%
Mortgage-backed securities	3.92%	711,842		14,278	4.01%	688,911		16,684	4.84%
Investment securities (includes FTE adjustments of $3,047 and $3,241, respectively)	6.21%	370,922		11,603	6.26%	502,370		15,611	6.21%
Federal Home Loan Bank stock	—	63,143		—	—	39,174		717	3.66%
Interest-earning deposits	0.25%	175,431		162	0.18%	185,255		2,506	2.68%

Total interest-earning assets (includes FTE adjustments of $3,881 and $4,204, respectively)	5.64%	6,515,559		187,640	5.75%	6,323,576		197,996	6.23%

Non-interest-earning assets		496,152				497,741

Total assets		$7,011,711				$6,821,317

Interest-bearing liabilities:
Savings deposits	0.76%	$812,396		3,058	0.76%	$767,551		4,529	1.19%
NOW accounts	0.23%	727,614		1,547	0.43%	737,138		3,714	1.01%
Money market accounts	1.24%	717,288		4,795	1.35%	721,558		8,628	2.40%
Certificate accounts	3.09%	2,504,253		39,683	3.20%	2,913,135		62,410	4.31%
Borrowed funds	3.81%	977,856		17,355	3.57%	503,179		9,740	3.89%
Junior subordinated deferrable interest debentures	5.49%	108,249		2,949	5.42%	108,303		2,789	5.09%
Total interest-bearing liabilities	2.16%	5,847,656		69,387	2.39%	5,750,864		91,810	3.21%

Non-interest-bearing liabilities		538,188				449,991

Total liabilities		6,385,844				6,200,855
Shareholders’ equity		625,867				620,462

Total liabilities and stockholders’ equity		$7,011,711				$6,821,317

Net interest income				$118,253				$106,186

Net interest rate spread (10)					3.36%				3.02%

Net earning assets (6)		$667,903				$572,712

Net interest margin (11)					3.63%				3.36%

Ratio of average interest-earning assets to average interest-bearing liabilities		1.11	x			1.10	x

(Footnotes follow on next page)

	For the Years Ended December 31,
	2008				2007				2006
	Average			Average	Average			Average	Average
	Outstanding			Yield/ Cost	Outstanding			Yield/ Cost	Outstanding			Average
	Balance		Interest	(13)	Balance		Interest	(13)	Balance		Interest	Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable (includes FTE adjustments of $1,559, $1,751 and $1,721, respectively) (1)(2)(3)	$5,016,694		$328,687	6.50%	$4,660,693		$317,321	6.78%	$4,395,274		288,037	6.59%
Mortgage-backed securities (5)	732,281		34,694	4.74%	584,053		29,385	5.03%	660,986		31,523	4.77%
Investment securities (includes FTE adjustments of $6,597, $6,798 and $6,992, respectively) (4)(5)(6)	478,933		29,250	6.11%	820,337		47,990	5.85%	861,411		49,450	5.74%
Federal Home Loan Bank stock (7)	48,167		1,428	2.96%	33,348		2,017	6.05%	34,292		1,692	4.93%
Interest-earning deposits	104,895		2,756	2.59%	150,665		7,867	5.15%	133,218		6,584	4.87%

Total interest-earning assets (includes FTE adjustments of $8,156, $8,549 and $8,713, respectively)	6,380,970		396,815	6.18%	6,249,096		404,580	6.45%	6,085,181		377,286	6.20%
Non-interest-earning assets (8)	488,579				453,922				437,607

Total assets	$6,869,549				$6,703,018				$6,522,788

Interest-bearing liabilities:
Savings deposits	$778,341		9,159	1.18%	$793,172		10,909	1.38%	$882,974		12,619	1.43%
NOW accounts	732,097		6,434	0.88%	698,585		11,038	1.58%	663,046		9,396	1.42%
Money market accounts	720,713		14,726	2.04%	637,983		23,551	3.69%	574,820		19,446	3.38%
Certificate accounts	2,716,815		106,742	3.93%	3,076,693		141,042	4.58%	2,850,548		115,524	4.05%
Borrowed funds (9)	718,657		26,893	3.74%	381,262		17,225	4.52%	402,789		18,508	4.59%
Junior subordinated deferrable interest debentures	108,287		5,339	4.86%	105,850		7,250	6.76%	203,413		15,616	7.57%

Total interest-bearing liabilities	5,774,910		169,293	2.93%	5,693,545		211,015	3.71%	5,577,590		191,109	3.43%
Non-interest-bearing liabilities	473,410				409,096				346,016

Total liabilities	6,248,320				6,102,641				5,923,606
Shareholders’ equity	621,229				600,377				599,182

Total liabilities and stockholders’ equity	$6,869,549				$6,703,018				$6,522,788

Net interest income			$227,522				$193,565				$186,177

Net interest rate spread (10)				3.25%				2.74%				2.77%

Net interest earning assets					$555,551				$507,591

Net interest margin (11)	$606,060			3.57%				3.10%				3.06%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.10	x			1.10	x			1.09	x

(1)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(2)	Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.

(3)	Interest income on tax-free loans is presented on a taxable equivalent basis including adjustments of $1,559, $1,751 and $1,721, respectively.

(4)	Interest income on tax-free investment securities is presented on a taxable equivalent basis including adjustments of $6,597, $6,798 and $6,992, respectively.

(5)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(6)	Average balances include Fannie Mae and Freddie Mac stock.

(7)	During the quarter ended December 31, 2008, the Federal Home Loan Bank of Pittsburgh suspended dividends until further notice.

(8)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(9)	Average balances include Federal Home Loan Bank advances, securities sold under agreements to repurchase and other borrowings.

(10)	Net interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(11)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(12)	Annualized. Shown on a fully tax-equivalent basis (“FTE”). The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. GAAP basis yields were: Loans – 6.18% and 6.55%; respectively, Investment securities – 4.61% and 4.92%; respectively, interest-earning assets – 5.63% and 6.10%; respectively, GAAP basis net interest rate spreads were 3.24% and 2.89%, respectively and GAAP basis net interest margins were 3.51% and 3.23%, respectively.

(13)	Shown on a FTE basis. GAAP basis yields were: Loans – 6.47%, 6.75% and 6.55%, respectively, Investment securities – 4.73%, 5.02% and 4.93%, respectively, interest-earning assets – 6.05%, 6.32% and 6.06%, respectively, GAAP basis net interest rate spreads were 3.12%, 2.61% and 2.63%, respectively, and GAAP basis net interest margins were 3.44%, 2.97% and 2.92%, respectively.

Rate/Volume Analysis
     The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008, for the year ended December 31, 2008 as compared to 2007 and for the year ended December 31, 2007 as compared to 2006. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (1) changes in volume multiplied by the old rate; (2) changes in rate, which are changes in rate multiplied by the old volume; and (3) changes not solely attributable to rate or volume, which have been allocated proportionately to the change due to volume and the change due to rate.

	Six Months Ended June 30,			Years Ended December 31,			Years Ended December 31,
	2009 vs. 2008			2008 vs. 2007			2007 vs. 2006
	Increase (Decrease)		Total	Increase (Decrease)		Total	Increase (Decrease) Due		Total
	Due to		Increase	Due to		Increase	to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
	(In Thousands)
Interest-earning assets:
Loans receivable	$(10,302)	$9,421	$(881)	$(12,864)	$24,230	$11,366	$10,072	$19,212	$29,284
Mortgage-backed securities	(2,961)	555	(2,406)	(2,149)	7,458	5,309	1,733	(3,871)	(2,138)
Investment securities	104	(4,112)	(4,008)	2,110	(20,850)	(18,740)	943	(2,403)	(1,460)
Federal Home Loan Bank stock	(717)	—	(717)	(1,485)	896	(589)	382	(57)	325
Interest-earning deposits	(2,266)	(78)	(2,344)	(3,314)	(1,797)	(5,111)	396	887	1,283

Total interest-earning assets	(16,142)	5,786	(10,356)	(17,702)	9,937	(7,765)	13,526	13,768	27,294

Interest-bearing liabilities:
Savings accounts	(1,735)	264	(1,471)	(1,560)	(190)	(1,750)	(451)	(1,259)	(1,710)
Interest-bearing demand accounts	(2,128)	(39)	(2,167)	(5,134)	530	(4,604)	1,109	533	1,642
Money market demand accounts	(3,782)	(51)	(3,833)	(11,879)	3,054	(8,825)	1,870	2,235	4,105
Certificate accounts	(15,033)	(7,694)	(22,727)	(18,981)	(15,319)	(34,300)	15,752	9,766	25,518
Borrowed funds	(1,568)	9,183	7,615	(5,575)	15,243	9,668	(302)	(981)	(1,283)
Junior subordinated deferrable interest debentures	176	(16)	160	(2,078)	167	(1,911)	(1,280)	(7,086)	(8,366)

Total interest-bearing liabilities	(24,070)	1,647	(22,423)	(45,207)	3,485	(41,722)	16,698	3,208	19,906

Net change in net interest income	$7,928	$4,139	$12,067	$27,505	$6,452	$33,957	$(3,172)	$10,560	$7,388

Comparison of Operating Results for the Six Months Ended June 30, 2009 and 2008
     General. Net income for the six months ended June 30, 2009 was $19.6 million, or $0.40 per diluted share, a decrease of $7.5 million, or 27.6%, from $27.1 million, or $0.56 per diluted share, for the six months ended June 30, 2008. The decrease in net income resulted primarily from an increase in the provision for loan losses of $11.8 million, an increase in Federal Deposit Insurance Corporation insurance premiums of $5.2 million, a write-down of a real estate owned property located in Florida of $3.9 million, an increase in investment impairment of $2.8 million, an increase in compensation and employee benefits of $1.7 million and an increase in processing expenses of $1.3 million. These items were partially offset by an increase in net interest income of $12.5 million, an increase in mortgage banking income of $3.1 million, a recovery of previously written down servicing assets of $1.3 million, a decrease in amortization of intangible assets of $916,000 and a decrease in loss on early extinguishment of debt of $705,000. A discussion of each significant change follows.
     Annualized, net income for the six months ended June 30, 2009 represented a 6.26% and 0.56% return on average equity and return on average assets, respectively, compared to 8.72% and 0.79% for the six months ended June 30, 2008.
     Interest income. Total interest income decreased by $9.9 million, or 5.1%, to $183.8 million due to a decrease in the average yield earned on interest earning assets, which was partially offset by an increase in the average balance of interest earning assets. The average yield on interest earning assets decreased to 5.63% for the six-month period ended June 30, 2009 from 6.10% for the six-month period ended June 30, 2008. The average yield on all categories of interest earning assets decreased from the previous period. Average interest earning assets increased by $192.0 million, or 3.0%, to $6.516 billion for the six-month period ended June 30, 2009 from $6.324 billion for the six-month period ended June 30, 2008.
     Interest income on loans decreased by $646,000, or 0.4%, to $160.8 million for the six-month period ended June 30, 2009, from $161.4 million for the six-month period ended June 30, 2008. The average yield on loans receivable decreased to 6.18% for the six-month period ended June 30, 2009 from 6.55% for the six-month period ended June 30, 2008. The decrease in average yield was primarily attributable to our variable rate loans adjusting downward as the prime interest rate and short-term market interest rates decreased as well as the origination of new loans in a generally lower interest rate environment. This decrease in average yield was partially offset by an increase in the average balance of loans receivable. Average loans receivable increased by $286.4 million, or 5.8%, to $5.194 billion for the six-month period ended June 30, 2009 from $4.908 billion for the six-month period ended June 30, 2008. This increase was primarily attributable to continued strong loan demand throughout our market areas. We originated $1.116 billion of loans for the six-month period ended June 30, 2009 compared to $991.7 million for the six-month period ended June 30, 2008.
     Interest income on mortgage-backed securities decreased by $2.4 million, or 14.4%, to $14.3 million for the six-month period ended June 30, 2009 from $16.7 million for the six-month period ended June 30, 2008. This decrease was primarily the result of a decrease in the average yield earned, which decreased to 4.01% for the six-month period ended June 30, 2009 from 4.84% for the six-month period ended June 30, 2008. This decrease in yield was partially offset by an increase in the average balance, which increased by $22.9 million, or 3.3%, to $711.8 million for the six-month period ended June 30, 2009 from $688.9 million for the six-month period ended June 30, 2008.
     Interest income on investment securities decreased by $4.5 million, or 34.6%, to $8.6 million for the six-month period ended June 30, 2009 from $13.1 million for the six-month period ended June 30, 2008. This decrease was due to a decrease in the average balance, which decreased by $131.5 million, or

26.2%, to $370.9 million for the six-month period ended June 30, 2009 from $502.4 million for the six-month period ended June 30, 2008 and a decrease in the average yield, which decreased to 4.61% for the six-month period ended June 30, 2009 from 4.92% for the six month period ended June 30, 2008.
     During the fourth quarter of 2008, the Federal Home Loan Bank of Pittsburgh suspended the dividends paid on member-owned stock. This suspension was due to concern over the Federal Home Loan Bank of Pittsburgh’s capital position as a result of possible impairment of certain non-agency mortgage-backed securities. As a result, dividends on Federal Home Loan Bank of Pittsburgh stock decreased to zero for the six-month period ended June 30, 2009 from $717,000 for the six-month period ended June 30, 2008.
     Interest income on interest-earning deposits decreased by $2.3 million, or 93.5%, to $162,000 for the six-month period ended June 30, 2009 from $2.5 million for the six-month period ended June 30, 2008. The average balance decreased by $9.9 million, or 5.3%, to $175.4 million for the six-month period ended June 30, 2009 from $185.3 million for the six-month period ended June 30, 2008. The average yield decreased to 0.18% from 2.68% as a result of decreases in the overnight federal funds rate.
     Interest expense. Interest expense decreased by $22.4 million, or 24.5%, to $69.4 million for the six-month period ended June 30, 2009 from $91.8 million for the six-month period ended June 30, 2008. This decrease in interest expense was due to a decrease in the average cost of interest-bearing liabilities to 2.39% from 3.21%, which was partially offset by an increase in the average balance of interest-bearing liabilities. Average interest-bearing liabilities increased by $96.8 million, or 1.7%, to $5.848 billion for the six-month period ended June 30, 2009 from $5.751 billion for the six-month period ended June 30, 2008. The decrease in the cost of funds resulted primarily from a decrease in the level of market interest rates which enabled us to reduce the rate of interest paid on all deposit products. We believe the increase in liabilities resulted from an increase in deposits as the national savings rate increased in response to deteriorating economic conditions and a general loss of wealth due to weaknesses in the financial markets.
     Net interest income. Net interest income increased by $12.5 million, or 12.3%, to $114.4 million for the six-month period ended June 30, 2009 from $101.9 million for the six-month period month ended June 30, 2008. This increase in net interest income was attributable to the factors discussed above. Our net interest rate spread increased to 3.24% for the six-month period ended June 30, 2009 from 2.89% for the six-month period ended June 30, 2008, and our net interest margin increased to 3.51% for the six-months ended June 30, 2009 from 3.23% for the six-month period ended June 30, 2008.
     Provision for loan losses. The provision for loan losses increased by $11.8 million, or 207.9%, to $17.5 million for the six-month period ended June 30, 2009 from $5.7 million for the six-month period ended June 30, 2008. This increase was primarily a result of increasing the reserve percentages used to calculate the provision for losses due to deteriorating economic factors and the specific reserves on seven loans to different borrowers along with an increase in troubled loans. Increasing the reserve percentages resulted in an increase in the provision for loan losses of $5.2 million. The increases were made based on historical loss history, delinquency trends and geographical loan stratification. A specific reserve was increased by $764,000, resulting in reserves of $951,000, or 50% of the outstanding loan balance, for a loan secured by a strip mall in the state of Indiana. A specific reserve was increased by $855,000, resulting in reserves of $1.8 million, or 53.3% of the outstanding loan balance, for a loan secured by a housing development in Delaware. A specific reserve of $574,000 was established for a property taken into REO located in northern Virginia. Specific reserves of $696,000 were established for two real estate properties located in northern Florida. In addition, specific reserves of $1.8 million were added to existing reserves on a $2.7 million loan to a transportation/automobile sales company, resulting in specific reserves for this loan of $2.4 million.
     Loans with payments 90 days or more delinquent have increased to $122.6 million at June 30, 2009 from $69.0 million at June 30, 2008. In determining the amount of the current period provision, we considered the deteriorating economic conditions in our markets, including increases in unemployment and bankruptcy filings, and declines in real estate values. Net loan charge-offs increased by $1.5 million, or 35.6%, to $5.7 million for the six-month period ended June 30, 2009 from $4.2 million for the six-month period ended June 30, 2008. Annualized net charge-offs to average loans increased to 22 basis points for the six-month period ended June 30, 2009 from 17 basis points for the six-month period ended June 30, 2008. Management analyzes the allowance for loan losses as described in the section entitled “Allowance for Loan Losses.” The provision that was recorded is sufficient, in management’s judgment, to bring this reserve to a level that reflects the losses inherent in our loan portfolio relative to the types of loans in our portfolio, economic conditions and historical loss experience. Management believes, to the best of their knowledge, that all known losses as of the balance sheet dates have been recorded.
     Noninterest income. Noninterest income decreased by $3.3 million, or 13.6%, to $21.5 million for the six-month period ended June 30, 2009 from $24.8 million for the six-month period ended June 30, 2008. Net impairment losses increased by $2.8 million, or 191.4%, to $4.3 million for the six-month period ended June 30, 2009 from $1.5 million for the six-month period ended June 30, 2008; net gain on sale of investment securities decreased by $691,000, or 71.2%, to $280,000 for the six-month period ended June 30, 2009 from $971,000 for the six-month period ended June 30, 2008; trust and other financial services income decreased by $678,000, or 19.2%, to $2.9 million for the six-month period ended June 30, 2009 from $3.5 million for the six-month period ended June 30, 2008; write-downs on real estate owned increased by $3.5 million, to $3.9 million for the six-month period ended June 30, 2009 from $341,000 for the six-month period ended June 30, 2008; and other operating income decreased by $448,000, or 20.9%, to $1.7 million for the six-month period ended June 30, 2009 from $2.1 million for the six-month period ended June 30, 2008. Partially offsetting these decreases, mortgage banking income increased by $3.1 million, or 455.0%, to $3.7 million for the six-month period ended June 30, 2009 from $671,000 for the six-month period ended June 30, 2008 and the non-cash fair value of servicing assets increased by $1.4 million for the six-month period ended June 30, 2009.
     Noninterest expense. Noninterest expense increased by $7.4 million, or 8.8%, to $91.3 million for the six-month period ended June 30, 2009 from $83.9 million for the same period in the prior year. The largest increases were in compensation and employee benefits, processing expenses, marketing and Federal Deposit Insurance Corporation insurance premiums, while amortization of intangibles and loss on early extinguishment of debt decreased. Compensation and employee benefits increased by $1.7 million, or 3.8%, to $46.7 million for the six-month period ended June 30, 2009 from $45.0 million for the six-month period ended June 30, 2008. This increase is primarily a result of increased pension expense. Processing expenses increased by $1.3 million, or 15.1%, to $10.3 million for the six-month period ended June 30, 2009 from $8.9 million for the six-month period ended June 30, 2008. This increase is primarily a result of our continued implementation of new technology, including the deployment of a new customer service platform. Marketing expense increased by $535,000, or 22.2%, to $2.9 million for the six-month period ended June 30, 2009 from $2.4 million for the six-month period ended June 30, 2008. This increase is a result of publicizing our recognition as one of Forbes.com’s 100 Most Trustworthy Companies in an effort to strengthen our brand, build confidence and increase market share. Federal Deposit Insurance Corporation insurance premiums increased by $5.3 million, or 283.3%, to $7.1 million for the six-month period ended June 30, 2009 from $1.8 million for the six-month period ended June 30, 2008. This increase is a result of our offsetting 2008 Federal Deposit Insurance Corporation insurance premiums with credits accumulated in previous years and the Federal Deposit Insurance Corporation’s special assessment levied on all banks as of June 30, 2009. Our Federal Deposit Insurance Corporation special assessment was $3.3 million.
     Income taxes. The provision for income taxes for the six-month period ended June 30, 2009 decreased by $2.6 million, or 25.7%, compared to the same period last year. This decrease in income tax is primarily a result of a decrease in income before income taxes of $10.1 million, or 27.1%. Our effective tax rate for the six-month period ended June 30, 2009 was 27.5% compared to 27.0% experienced in the same period last year.
Comparison of Results of Operations for the Years Ended December 31, 2008 and 2007
     General. Net income for the year ended December 31, 2008 was $48.2 million, or $0.99 per diluted share, a decrease of $926,000, or 1.9%, from $49.1 million, or $0.99 per diluted share, for the year ended December 31, 2007. The decrease in net income resulted primarily from an increase in the provision for loan losses of $14.1 million, an increase in noninterest expense of $17.4 million and a decrease of $4.3 million in noninterest income. These items were partially offset by an increase in net interest income of $34.3 million. A discussion of each significant change follows.
     Net income for the year ended December 31, 2008 represents a 7.75% and 0.70% return on average equity and return on average assets, respectively, compared to 8.18% and 0.73% for the year ended December 31, 2007.
     Interest income. Interest income decreased by $7.3 million, or 1.9%, to $388.7 million for the year ended December 31, 2008 from $396.0 million for the year ended December 31, 2007. The decrease in interest income was due to a decrease in the average yield on interest-earning assets, which was partially offset by an increase in the average balance of interest-earning assets. The average rate earned on interest-earnings assets decreased by 27 basis points, to 6.18% for the year ended December 31, 2008 from 6.45% for the year ended December 31, 2007. The average balance of interest-earning assets increased by $131.9 million, or 2.1%, to $6.381 billion for the year ended December 31, 2008 from $6.249 billion for the year ended December 31, 2007. An explanation of the growth in interest-earnings assets is discussed in each category below.
     Interest income on loans receivable increased by $11.5 million, or 3.7%, to $327.1 million for the year ended December 31, 2008 from $315.6 million for the year ended December 31, 2007. This increase was attributable to an increase in the average balance of loans receivable, which was partially offset by a decrease in the average yield on loans receivable. Average loans receivable increased by $356.0 million, or 7.6%, to $5.017 billion for the year ended December 31, 2008 from $4.661 billion for the year ended December 31, 2007. This increase was attributable both to our efforts in attracting and maintaining quality consumer and commercial loan relationships as well as continued strong loan demand throughout our market area. During the year we increased commercial loan balances by $213.3 million, or 16.7%, and consumer home equity loans by $43.6 million, or 4.4%. The average yield on loans receivable decreased by 28 basis points, to 6.50% for the year ended December 31, 2008, from 6.78% for the year ended December 31, 2007. This decrease is primarily due to our variable rate loans repricing in a generally lower interest rate environment.
     Interest income on mortgage-backed securities increased $5.3 million, or 18.1%, to $34.7 million for the year ended December 31, 2008 from $29.4 million for the year ended December 31, 2007. This increase was attributable to an increase in the average balance of mortgage-backed securities, which was partially offset by a decrease in the mortgage-backed securities average yield. The average mortgage-backed securities balance increased by $148.2 million, or 25.4%, to $732.3 million for the year ended December 31, 2008 from $584.1 million for the year ended December 31, 2007. The increase in the average balance was primarily the result of our investing cash flows during the first six months of the year from calls and maturities in the investment portfolio into mortgage-backed securities, many of which were variable rate, in anticipation of interest rates moving higher. The average yield on mortgage-backed securities decreased by 29 basis points, to 4.74% for the year ended December 31, 2008, from 5.03% for the year ended December 31, 2007. This decrease in yield is primarily the result of the generally low interest rate environment throughout 2008.
     Interest income on investment securities decreased by $18.5 million, or 45.0%, to $22.7 million for the year ended December 31, 2008 from $41.2 million for the year ended December 31, 2007. This decrease was attributable to a decrease in the average balance of investment securities, which was partially offset by an increase in the yield on investment securities. The average investment securities balance decreased by $341.4 million, or 41.6%, to $478.9 million for the year ended December 31, 2008 from $820.3 million for the year ended December 31, 2007. This decrease was primarily from the November 2007 sale of $120.0 million of investment securities as well as the ongoing sale of zero coupon treasury strips throughout 2008. The average yield increased by 26 basis points, to 6.11% for the year ended December 31, 2008, from 5.85% for the year ended December 31, 2007. The increase in the average yield is primarily due the 6.75% taxable equivalent yield on municipal securities comprising a larger percentage of the investment securities portfolio.
     Interest expense. Interest expense decreased by $41.7 million, or 19.8%, to $169.3 million for the year ended December 31, 2008 from $211.0 million for the year ended December 31, 2007. This decrease was attributed to a decrease in the interest rate paid on all funding sources, which was partially offset by an increase in the average balance of interest-bearing liabilities. The average rate paid on all deposit accounts decreased during the year ending December 31, 2008 with savings accounts decreasing from 1.38% for the year ended December 31, 2007 to 1.18% for the year ended December 31, 2008; interest-bearing demand deposits decreasing from 1.58% for the year ended December 31, 2007 to 0.88% for the year ended December 31, 2008; money market demand accounts decreasing from 3.69% for the year ended December 31, 2007 to 2.04% for the year ended December 31, 2008 and certificate accounts decreasing from 4.58% for the year ended December 31, 2007 to 3.93% for the year ended December 31, 2008. In addition to the decrease in the rates paid on deposit accounts there was an overall decrease in the average balance of deposit accounts, which decreased by $258.5 million, or 5.0%, to $4.948 billion for the year ended December 31, 2008 from $5.206 billion for the year ended December 31, 2007. The strategic reduction of certificate accounts was offset by an increase in the average balance of borrowed funds, which increased by $337.4 million, or 88.5%, to $718.7 million for the year ended December 31, 2008, from $381.3 million for the year ended December 31, 2007. The average rate paid on borrowed funds also decreased 78 basis points to 3.74% for the year ended December 31, 2008, from 4.52% for the year ended December 31, 2007. Throughout the year, we utilized alternative funding sources, including borrowings from the Federal Home Loan Bank of Pittsburgh, to extend the maturities of our interest-bearing liabilities while continuing our efforts to control our cost of funds.
     Net interest income. Net interest income increased $34.4 million, or 18.6%, on a taxable equivalent basis, to $219.4 million for the year ended December 31, 2008 from $185.0 million for the year ended December 31, 2007. This increase was a result of the factors previously discussed, primarily due to the cost of funds decreasing more than the asset yield, contributing to a 47 basis point increase in net interest margin to 3.57% for the year ended December 31, 2008 from 3.10% for the year ended December 31, 2007.
     Provision for loan losses. Management analyzes the allowance for loan losses as described in the section “Allowance for Loan Losses.” The provision for loan losses increased $14.2 million, or 161.4%, to $22.9 million for the year ended December 31, 2008 from $8.7 million for the year ended December 31, 2007. During the year ended December 31, 2008, we made specific provisions for two large commercial loans located in the Florida region and one large commercial loan located in the Maryland region as well as increasing our provision to reflect deteriorating general economic factors. To the best of management’s knowledge, all known losses as of December 31, 2008 have been recorded.
     Noninterest income. Noninterest income decreased by $4.2 million, or 9.9%, to $38.8 million for the year ended December 31, 2008 from $43.0 million for the year ended December 31, 2007. This decrease in noninterest income was primarily due to an increase in the noncash other-than-temporary impairment of investment securities, which increased by $7.6 million, or 90.3%, to $16.0 million for the year ended December 31, 2008, from $8.4 million for the year ended December 31, 2007 and a noncash impairment of mortgage servicing assets of $2.2 million for the year ended December 31, 2008 compared to a recovery of previous noncash impairment of mortgage servicing assets of $65,000 in the year ended December 31, 2007. In addition, insurance commission income decreased $329,000, or 12.2%, and mortgage banking income decreased $913,000, or 57.9%. Partially offsetting the decreases were increases in service charges and fees, which increased by $4.7 million, or 16.9%, to $32.4 million for the year ended December 31, 2008, from $27.8 million for the year ended December 31, 2007; increases in trust and other financial services income of $495,000, or 8.0%; income from bank owned life insurance of $337,000, or 7.6%; and other operating income of $1.3 million, or 42.0%.
     Noninterest expense. Noninterest expense increased by $17.4 million, or 11.4%, to $170.1 million for the year ended December 31, 2008 from $152.7 million for the year ended December 31, 2007. This increase was primarily due to an increase in compensation and employee benefits of $6.9 million, an increase in processing expenses of $3.6 million, an increase in advertising of $1.8 million, an increase in federal deposit insurance premiums of $3.2 million, an increase in the penalty for early repayment of debt of $705,000 and an increase in other expenses of $467,000. The increases in operating expenses were a result of our continued upgrading of personnel and systems to build customer loyalty and improve our loan mix.
     Income taxes. Income tax expense decreased $488,000, or 2.8%, to $17.0 million for the year ended December 31, 2008 from $17.5 million for the year ended December 31, 2007. This decrease is due to a decrease in income before income taxes of $1.4 million and a decrease in the effective tax rate from 26.2% to 26.0%. The decrease in the effective tax rate was primarily due to higher percentage of earnings on tax-free assets during the current year.
Comparison of Results of Operations for the Years Ended December 31, 2007 and 2006
     General. Net income for the year ended December 31, 2007 was $49.1 million, or $0.99 per diluted share, a decrease of $2.4 million, or 4.7%, from $51.5 million, or $1.03 per diluted share, for the year ended December 31, 2006. The decrease in net income resulted primarily from an increase in noninterest expense of $9.1 million and a decrease of $3.0 million in noninterest income. These items were partially offset by an increase in net interest income of $7.6 million. A discussion of each significant change follows.
     Net income for the year ended December 31, 2007 represents an 8.18% and 0.73% return on average equity and return on average assets, respectively, compared to 8.60% and 0.79% for the year ended December 31, 2006.
     Interest income. Interest income increased $27.4 million, or 7.4%, to $396.0 million for the year ended December 31, 2007 from $368.6 million for the year ended December 31, 2006. The increase in interest income was due to both an increase in the average balance of interest-earning assets and an increase in the average yield on interest-earning assets. The average balance of interest-earning assets increased $163.9 million, or 2.7%, to $6.249 billion for the year ended December 31, 2007 from $6.085 billion for the year ended December 31, 2006. The average rate earned on interest-earnings assets increased by 25 basis points, to 6.45% for the year ended December 31, 2007 from 6.20% for the year ended December 31, 2006. The growth in average interest-earning assets was primarily attributable to the acquisition of CSB Bank and the increase in average rate was primarily attributable to the continued change in mix of our loan portfolio, with an emphasis on increasing the percentage of consumer and commercial loans while decreasing the percentage of one- to four-family mortgage loans.
     Interest income on loans receivable increased $29.3 million, or 10.2%, to $315.6 million for the year ended December 31, 2007 from $286.3 million for the year ended December 31, 2006. This increase was attributable to increases in both the average balance of loans receivable and the average yield on those loans. Average loans receivable increased $265.4 million, or 6.0%, to $4.661 billion for the year ended December 31, 2007 from $4.395 billion for the year ended December 31, 2006. This increase was attributable both to our efforts in attracting and maintaining quality consumer and commercial loan relationships as well as the acquisition of CSB Bank. During the year ended December 31, 2007 we increased commercial loan balances by $336.8 million, or 35.9%, and consumer home equity loans by $105.0 million, or 11.8%. The average yield on loans receivable increased 19 basis points for the year ended December 31, 2007 to 6.78% from 6.59% for the year ended December 31, 2006. This increase was primarily attributable to the significant growth in consumer and commercial loans which generally carry higher rates of interest than residential mortgage loans.
     Interest income on mortgage-backed securities decreased $2.1 million, or 6.8%, to $29.4 million for the year ended December 31, 2007 from $31.5 million for the year ended December 31, 2006. This decrease was primarily attributable to a decrease in the average balance of $76.9 million, or 11.6%, to $584.1 million for the year ended December 31, 2007 from $661.0 million for the year ended December 31, 2006. This decrease was attributable to our effort to use cash flows from these securities to fund loan growth. The decrease in average balance was partially offset by an increase in the average yield of 26 basis points to 5.03% for the year ended December 31, 2007 from 4.77% for the year ended December 31, 2006 as the yield on floating rate bonds increased over the 18-month period from June 30, 2005 through December 31, 2007 with the general movement of short-term interest rates.
     Interest income on investment securities decreased $1.3 million, or 3.0%, to $41.2 million for the year ended December 31, 2007 from $42.5 million for the year ended December 31, 2006. This decrease was primarily attributable to a decrease in the average balance of $41.1 million, or 4.8%, to $820.3 million for the year ended December 31, 2007 from $861.4 million for the year ended December 31, 2006. This decrease was attributable to our effort to use cash flows from these securities to fund loan growth. The decrease in average balance was partially offset by an increase in the average yield of 11 basis points to 5.85% for the year ended December 31, 2007 from 5.74% for the year ended December 31, 2006. This increase in average yield was primarily attributable to our purchasing securities during the year yielding higher interest rates than those in the existing investment portfolio.
     Interest expense. Interest expense increased $19.9 million, or 10.4%, to $211.0 million for the year ended December 31, 2007 from $191.1 million for the year ended December 31, 2006. This increase was attributed to increases in both the average balance and the average rate paid on deposits. The average balance increased $235.0 million, or 4.7%, to $5.206 billion for the year ended December 31, 2007 from $4.971 billion for the year ended December 31, 2006. This increase was primarily due to the acquisition of CSB Bank, which contributed approximately $82.9 million to the average balance of deposits. The average rate paid on deposits increased 42 basis points to 3.58% for the year ended December 31, 2007 from 3.16% for the year ended December 31, 2006. This increase in the average rate was due to both a general increase in average short-term rates during the year and the change in mix of deposits with an increase in higher cost certificates of deposit and a decrease in low-cost passbook and statement savings accounts. Partially offsetting the increase in the cost of deposits was a decrease in interest expense on trust preferred debentures of $8.4 million, as we redeemed approximately $99.0 million of trust preferred securities in December 2006.
     Net interest income. Net interest income increased $7.5 million, or 4.3%, to $185.0 million for the year ended December 31, 2007 from $177.5 million for the year ended December 31, 2006. This increase was a result of the factors previously discussed, primarily due to a larger increase in interest earning assets than in interest bearing liabilities contributing to a four basis point increase in net interest margin to 3.10% for the year ended December 31, 2007 from 3.06% for the year ended December 31, 2006.
     Provision for loan losses. Management analyzes the allowance for loan losses as described in the section “Allowance for Loan Losses.” The provision recorded adjusts this allowance to a level that reflects the loss inherent in our loan portfolio as of the reporting date. The provision for loan losses increased $263,000, or 3.1%, to $8.7 million for the year ended December 31, 2007 from $8.5 million for the year ended December 31, 2006. To the best of management’s knowledge, all known losses as of December 31, 2007 were recorded as of December 31, 2007.
     Noninterest income. Noninterest income decreased $3.0 million, or 6.5%, to $43.0 million for the year ended December 31, 2007 from $46.0 million for the year ended December 31, 2006. This decrease in noninterest income was primarily due to the loss on sale of investment securities in the amount of $1.6 million and a noncash other-than-temporary impairment of Freddie Mac preferred stock of $1.9 million. The decrease was also impacted by a $4.1 million gain on the sale of education loans in the previous year. The negative effect of the prior year gain on sale of education loans and the current year losses on securities were partially offset by increases in service charges and fees of $3.3 million; trust and other financial services income of $902,000; insurance commission income of $155,000 and mortgage banking income of $1.2 million.
     Noninterest expense. Noninterest expense increased $9.0 million, or 6.3%, to $152.7 million for the year ended December 31, 2007 from $143.7 million for the year ended December 31, 2006. This increase was primarily due to an increase in compensation and employee benefits of $5.6 million, an increase in processing expenses of $3.0 million, an increase in premises and occupancy costs of $1.0 million, an increase in marketing of $924,000 and an increase in amortization of intangible assets of $623,000, all of which are partially offset by a decrease in the loss on early extinguishment of debt of $3.1 million. These increases in operating expenses were a result of our continued expansion of our existing retail office network, both de novo and through the CSB acquisition, as well as the addition of commercial lending and investment management and trust personnel.
     Income taxes. Income tax expense decreased $2.3 million, or 11.8%, to $17.5 million for the year ended December 31, 2007 from $19.8 million for the year ended December 31, 2006. This decrease was due to a decrease in income before income taxes of $4.8 million and a decrease in the effective tax rate from 27.7% to 26.2%. The decrease in the effective tax rate was primarily due to lower state incomes taxes and a higher percentage of earnings on tax free assets during the year.
Asset Quality
     We actively manage asset quality through our underwriting practices and collection procedures. Our underwriting practices tend to focus on optimizing the return of a greater risk classification while collection operatives focus on minimizing losses in the event an account becomes delinquent.
     Collection procedures. Our collection procedures generally provide that when a loan is five days past due, a computer-generated late notice is sent to the borrower requesting payment. If delinquency continues, at 15 days a delinquent notice, plus a notice of a late charge, is sent and personal contact efforts are attempted, either in person or by telephone, to strengthen the collection process and obtain reasons for the delinquency. Also, plans to arrange a repayment plan are made. Personal contact efforts are continued throughout the collection process, as necessary. Generally, if a loan becomes 60 days past due, a collection letter is sent and the loan becomes subject to possible legal action if suitable arrangements to repay have not been made. In addition, the borrower is given information, which provides access to consumer counseling services, to the extent required by regulations of the Department of Housing and Urban Development. When a loan continues in a delinquent status for 90 days or more, and a repayment schedule has not been made or kept by the borrower, we may send to the borrower a notice of intent to foreclose, giving 30 days to cure the delinquency. If not cured, foreclosure proceedings are initiated.
     Nonperforming assets. Loans are reviewed on a regular basis and are placed on a nonaccrual status when, in the opinion of management, the collection of additional principal and/or interest is doubtful. Loans are automatically placed on nonaccrual status when either principal or interest is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed on a nonaccrual status is reversed and charged against interest income.
     Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at the lower of the related loan balance or its fair value as determined by an appraisal, less estimated costs of disposal. If the value of the property is less than the loan, less any related specific loan loss reserve allocations, the difference is charged against the allowance for loan losses. Any subsequent write-down of real estate owned or loss at the time of disposition is charged against earnings.

     Loans Past Due and Nonperforming Assets. The following table sets forth information regarding our loans 30 days or more past due, nonaccrual loans 90 days or more past due, and real estate acquired or deemed acquired by foreclosure at the dates indicated. When a loan is delinquent 90 days or more, we fully reserve all accrued interest thereon and cease to accrue interest thereafter. For all the dates indicated, we did not have any material restructured loans within the meaning of Statement of Financial Accounting Standards No. 15, “Accounting by Debtors and Creditors for Troubled Debt Restructurings.” A large number of one- to four-family residential real estate loans are due on the first day of the month. Effective December 31, 2005, we changed our fiscal year-end from June 30 (a 30-day month) to December 31 (a 31-day month) causing the loans that are 30 to 59 days delinquent to increase dramatically compared to prior fiscal year ends because of the additional day.

	At June 30, 2009		At December 31				At June 30,
	Number	Balance	2008	2007	2006	2005	2005	2004
				(Dollars in thousands)
Loans past due 30 days to 59 days:
One- to four-family residential loans	71	$3,206	$32,988	$27,270	$24,078	$26,290	$3,941	$5,765
Multifamily and commercial real estate loans	99	19,977	18,901	11,331	7,975	4,924	5,198	2,201
Consumer loans	822	7,987	11,295	10,550	9,096	12,053	5,611	4,877
Commercial business loans	48	3,847	7,770	9,947	4,325	2,450	1,000	782

Total loans past due 30 days to 59 days	1,040	35,017	70,884	59,098	45,474	45,717	15,750	13,625

Loans past due 60 days to 89 days:
One- to four-family residential loans	78	6,307	7,599	6,077	5,970	9,156	4,687	4,925
Multifamily and commercial real estate loans	54	9,152	8,432	4,984	3,846	3,399	8,156	1,023
Consumer loans	311	2,858	2,836	2,676	2,833	3,773	3,134	2,032
Commercial business loans	40	8,995	3,801	2,550	501	263	279	309

Total loans past due 60 days to 89 days	483	27,312	22,668	16,287	13,150	16,591	16,256	8,289

Loans past due 90 days or more: (1)
One- to four-family residential loans	263	27,670	20,435	12,542	10,334	12,179	11,507	11,322
Multifamily and commercial real estate loans	198	52,601	43,828	24,323	18,982	21,013	15,610	13,823
Consumer loans	692	10,569	9,756	7,582	4,578	8,322	5,514	4,536
Commercial business loans	139	31,717	25,184	5,163	6,631	1,502	979	2,824

Total loans past due 90 days or more	1,292	122,557	99,203	49,610	40,525	43,016	33,610	32,505

Total loans 30 days or more past due	2,815	$184,886	$192,755	$124,995	$99,149	$105,324	$65,616	$54,419

Total real estate owned	125	$15,890	$16,844	$8,667	$6,653	$4,872	$6,685	$3,951
Total loans 90 days or more past due and real estate owned	1,417	$138,447	$116,047	$58,277	$47,178	47,888	$40,295	36,456
Total loans 90 days or more past due to net loans receivable		2.41%	1.93%	1.03%	0.92%	0.93%	0.77%	0.80%
Total loans 90 days or more past due and real estate owned to total assets		1.95%	1.67%	0.87%	0.72%	0.74%	0.64%	0.57%

(1)	We classify as nonperforming all loans 90 days or more delinquent.

     During the six months ended June 30, 2009 and the year ended December 31, 2008, gross interest income of approximately $3.9 million and $2.8 million, respectively, would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current during the periods. No interest income on nonaccrual loans was included in income during either period.
     The following table sets forth loans by state (based on borrowers’ residence ) at June 30, 2009.
Loans 90 or more days past due:

					Commercial
					business
					and
	One- to four-		Consumer		commercial
	family		and home		real estate
	mortgage (1)	Percentage	equity (2)	Percentage	(3)	Percentage	Total (4)	Percentage
				(Dollars in thousands)
Pennsylvania	$19,863	1.0%	8,128	0.7%	54,775	5.5%	82,766	2.0%
New York	102	0.1	412	0.6%	1,230	0.4	1,744	0.4
Ohio	108	0.7	72	0.6%	180	2.4	360	1.0
Maryland	595	0.4	555	1.9%	9,389	5.4	10,539	2.9
Florida	7,003	20.1	1,401	11.9%	18,744	31.6	27,148	25.7

Total	$27,671	1.2%	10,568	0.8%	84,318	5.6%	122,557	2.4%

(1)	Percentage of mortgage loans in specified geographic area.

(2)	Percentage of consumer loans in specified geographic area.

(3)	Percentage of commercial loans in specified geographic area.

(4)	Percentage of total loans in specified geographic area.
     Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans considered to be of lesser quality as “substandard,” “doubtful,” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the savings institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” so that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated “special mention.” At June 30, 2009, we had 259 loans, with an aggregate principal balance of $53.8 million, designated as special mention.
     We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. Our largest classified assets generally are also our largest nonperforming assets.
     The following table sets forth the aggregate amount of our classified assets at the dates indicated.

	At June 30,	At December 31,
	2009	2008	2007
		(In Thousands)
Substandard assets	$176,963	$155,245	$85,526
Doubtful assets	4,248	3,596	4,374
Loss assets	62	64	388

Total classified assets	$181,273	$158,905	$90,288

     Allowance for Loan Losses. Our board of directors has adopted an Allowance for Loan Losses Policy designed to provide management with a systematic methodology for determining and documenting the allowance for loan losses each reporting period. This methodology was developed to provide a consistent process and review procedure to ensure that the allowance for loan losses is in conformity with GAAP, our policies and procedures and other supervisory and regulatory guidelines.
     On an ongoing basis, the Credit Review department, as well as loan officers, branch managers and department heads, review and monitor the loan portfolio for problem loans. This portfolio monitoring includes a review of the monthly delinquency reports as well as historical comparisons and trend analysis. On an on-going basis the loan officer along with the Credit Review department grades or classifies problem loans or potential problem loans based upon their knowledge of the lending relationship and other information previously accumulated. Loans that have been classified as substandard or doubtful are reviewed by the Risk Management department for possible impairment under the provisions of Statement of Financial Accounting Standards No. 114, “Accounting by Creditors for Impairment of a Loan” (“SFAS 114”). A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement including both contractual principal and interest payments. Our loan grading system for problem loans is described above in “—Classification of Assets.”
     If an individual loan is deemed to be impaired, we determine the proper measurement of impairment for each loan based on one of three methods as prescribed by SFAS No. 114: (1) the present value of expected future cash flows discounted at the loan’s effective interest rate; (2) the loan’s observable market price; or (3) the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is more or less than the recorded investment in the loan, we adjust the specific allowance associated with that individual loan accordingly.
     If a substandard or doubtful loan is not considered to be individually impaired, it is grouped with other loans that possess common characteristics for impairment evaluation and analysis under the provisions of Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies.” This segmentation is accomplished by grouping loans of similar product types, risk characteristics and industry concentration into homogeneous pools. Each pool is then analyzed based on the historical delinquency, charge-off and recovery trends over the past three years which are then extended to include the loss realization period during which the event of default occurs, additional consideration is also given to the current economic, political, regulatory and interest rate environment. This adjusted historical net charge-off amount as a percentage of loans outstanding for each group is used to estimate the measure of impairment.
     The individual impairment measures along with the estimated losses for each homogeneous pool are consolidated into one summary document. This summary schedule along with the supporting documentation used to establish this schedule is prepared monthly and presented to the Credit Committee on a quarterly basis. The Credit Committee is comprised of members of Senior Management from our various departments, including mortgage, consumer and commercial lending, appraising, administration and finance as well as our President and Chief Executive Officer. The Credit Committee reviews the processes and documentation presented, reviews the concentration of credit by industry and customer, discusses lending products, activity, competition and collateral values, as well as economic conditions in general and in each of our market areas. Based on this review and discussion, the appropriate allowance for loan losses is estimated and any adjustments necessary to reconcile the actual allowance for loan losses with this estimate are determined. In addition, the Credit Committee considers whether any changes to the methodology are needed. The Credit Committee also compares our delinquency trends, nonperforming asset amounts and allowance for loan loss levels to its peer group and to state and national statistics. A similar review is also performed by the Risk Management Committee of the board of directors.
     In addition to the reviews by the Credit Committee and the Risk Management Committee, regulators from either the Federal Deposit Insurance Corporation or Pennsylvania State Department of Banking perform an extensive review on an annual basis of the adequacy of the allowance for loan losses and its conformity with regulatory guidelines and pronouncements. The internal audit department also performs a regular review of the detailed supporting schedules for accuracy and reports their findings to the Audit Committee of the board of directors. Any recommendations or enhancements from these independent parties are considered by management and the Credit Committee and implemented accordingly.
     Management acknowledges that this is a dynamic process and consists of factors, many of which are external and beyond management’s control, that can change. The adequacy of the allowance for loan losses is based upon estimates using all the information previously discussed as well as current and known circumstances and events. There is no assurance that actual portfolio losses will not be substantially different than those that were estimated. Management believes that all known losses as of June 30, 2009, December 31, 2008 and December 31, 2007 have been recorded.
      Management utilizes a consistent methodology each period when analyzing the adequacy of the allowance for loan losses and the related provision for loan losses. As part of the analysis, management considered the deteriorating economic data in our markets such as the continued increases in unemployment and bankruptcies as well as the declines in real estate collateral values. In addition, management considered the negative trend in asset quality, loan charge-offs and the allowance for loan losses as a percentage of nonperforming loans. As a result, Northwest Bancorp increased the allowance for loan losses during the period by $11.9 million, or 21.6%, to $66.8 million, or 1.29% of total loans, at June 30, 2009 from $54.9 million, or 1.06% of total loans, at December 31, 2008. The increase in the allowance for loan losses and the related provision for loan losses is partially attributed to the deterioration of a loan to a moving and storage company/ new car dealer in our Pennsylvania market requiring an additional reserve of $1.8 million, deterioration of a loan secured by a strip mall in the state of Indiana requiring a reserve of $1.0 million, additional deterioration of loans secured by real estate located in Florida requiring additional reserves of $700,000 and deterioration in loans secured by real estate in Maryland requiring reserves of $1.4 million. In addition, management considered how the continued increase in nonperforming loans and historical charge-offs have influenced the amount of allowance for loan losses. Nonperforming loans of $122.6 million, or 2.38% of total loans, at June 30, 2009 increased by $23.4 million, or 23.6%, from $99.2 million, or 1.91% of total loans, at December 31, 2008 and increased $53.6 million, or 77.7%, from $69.0 million, or 1.37% of total loans, at June 30, 2008. As a percentage of average loans, annualized net charge-offs remained 0.19% for the quarter ended June 30, 2009 compared to the quarter ended June 30, 2008 and increased to 0.22% for the six-month period ended June 30, 2009 from 0.17% for the six-month period ended June 30, 2008.

     Analysis of the Allowance For Loan Losses. The following table sets forth the analysis of the allowance for loan losses for the periods indicated. Ratios for the six months ended June 30, 2009 and 2008 and December 31, 2005 have been annualized.

						Six Months
						Ended
	Six Months Ended June 30,		Years Ended December 31,			December 31,	Years Ended June 30,
	2009	2008	2008	2007	2006	2005	2005	2004
				(In thousands)
Net loans receivable	$5,091,518	$4,997,910	$5,141,892	$4,795,622	$4,412,441	$4,622,269	$4,376,884	$4,053,941
Average loans outstanding	$5,194,221	$4,907,866	$5,016,694	$4,660,693	$4,395,274	$4,532,523	$4,234,241	$3,846,261

Allowance for loan losses
Balance at beginning of period	$54,929	$41,784	$41,784	$37,655	$33,411	$31,563	$30,670	$27,166
Provision for loan losses	17,517	5,689	22,851	8,743	8,480	4,722	9,566	6,860
Charge offs:
Real estate loans	(2,407)	—	(3,962)	(2,042)	(1,148)	(282)	(676)	(176)
Consumer loans	(2,770)	(4,996)	(6,290)	(5,175)	(5,543)	(3,314)	(5,726)	(5,113)
Commercial loans	(1,067)	—	(1,358)	(973)	(926)	(43)	(3,071)	(461)

Total charge-offs	(6,244)	(4,996)	(11,610)	(8,190)	(7,617)	(3,639)	(9,473)	(5,750)
Recoveries:
Real estate loans	22	—	140	250	123	4	1	—
Consumer loans	520	816	1,060	1,073	1,214	455	750	562
Commercial loans	33	—	704	134	62	51	49	502

Total recoveries	575	816	1,904	1,457	1,399	510	800	1,064
Acquired through acquisitions	—	—	—	2,119	1,982	255	—	1,330

Balance at end of period	$66,777	$43,293	$54,929	$41,784	$37,655	$33,411	$31,563	$30,670

Allowance for loan losses as a percentage of net loans receivable	1.31%	0.87%	1.07%	0.87%	0.85%	0.72%	0.72%	0.76%
Net charge-offs as a percentage of average loans outstanding	0.22%	0.17%	0.19%	0.14%	0.14%	0.14%	0.20%	0.12%
Allowance for loan losses as a percentage of nonperforming loans	54.49%	62.72%	55.37%	84.22%	92.92%	77.67%	93.91%	94.35%
Allowance for loan losses as a percentage of nonperforming loans and real estate owned	48.23%	55.91%	47.33%	71.70%	79.81%	69.77%	78.33%	84.13%

     Allocation of Allowance for Loan Losses. The following tables set forth the allocation of allowance for loan losses by loan category at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category. Effective January 1, 2008, we revised our methodology to calculating the allowance for loan losses. Prior to that date, we established the allowance for loan losses based on ranges applicable to various loan categories (as opposed to single amounts applicable to the loan categories), which resulted in our not having an unallocated component of the allowance prior to that date.

			At December 31,
	At June 30, 2009		2008		2007		2006
		% of Total		% of Total		% of Total		% of Total
	Amount	Loans (1)	Amount	Loans (1)	Amount	Loans (1)	Amount	Loans (1)
				(Dollars in Thousands)
Balance at end of period applicable to:
Real estate loans	$36,082	87.5%	$29,115	87.6%	$28,854	87.2%	$17,936	88.8%
Consumer loans	6,210	4.9	6,125	5.1	6,645	5.4	16,500	6.0
Commercial business loans	20,290	7.6	15,044	7.3	6,285	7.4	3,219	5.2

Total allocated allowance	62,582		50,284		41,784		37,655
Unallocated	4,195	—	4,645	—	—	—	—	—

Total	$66,777	100.0%	$54,929	100.0%	$41,784	100.0%	$37,655	100.0%

	At December 31,		At June 30,
	2005		2005		2004
		% of Total		% of Total		% of Total
	Amount	Loans (1)	Amount	Loans (1)	Amount	Loans (1)
			(Dollars in Thousands)
Balance at end of period applicable to:
Real estate loans	$16,875	88.6%	$15,918	88.7%	$15,113	88.3%
Consumer loans	13,991	8.1	13,179	8.1	11,790	8.1%
Commercial business loans	2,545	3.3	2,466	3.2	3,767	3.6%

Total allocated allowance	33,411		31,563		30,670
Unallocated	—	—	—	—	—	—

Total	$33,411	100.0%	$31,563	100.0%	$30,670	100.0%

(1)	Represents percentage of loans in each category to total loans.
Liquidity and Capital Resources
     Northwest Savings Bank is required to maintain a sufficient level of liquid assets, as determined by management and defined and reviewed for adequacy by the Federal Deposit Insurance Corporation during their regular examinations. The Federal Deposit Insurance Corporation, however, does not prescribe by regulation a minimum amount or percentage of liquid assets. The Federal Deposit Insurance Corporation allows us to consider any marketable security, whose sale would not impair our capital adequacy, to be eligible for liquidity. Liquidity is quantified through the use of a standard liquidity ratio of liquid assets to borrowings plus deposits. Using this formula, Northwest Savings Bank’s liquidity ratio was 18.0% and 14.8% as of June 30, 2009 and December 31, 2008, respectively. We adjust our liquidity level in order to meet funding needs of deposit outflows, repayment of borrowings and loan commitments. We also adjust liquidity as appropriate to meet our asset and liability management objectives. As of June 30, 2009, Northwest Savings Bank had $1.9 billion of additional borrowing capacity available with the Federal Home Loan Bank of Pittsburgh, including a $150.0 million overnight line of credit, as well as a $169.3 million borrowing capacity available with the Federal Reserve Bank and $75.0 million with a correspondent bank.
     In addition to deposits, our primary sources of funds are the amortization and repayment of loans and mortgage-backed securities, maturities of investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans and mortgage-backed securities are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by general interest rate levels, economic conditions, and competition. We manage the pricing of our deposits to maintain a desired deposit balance. In addition, we invest excess funds in short-term interest earning and other assets, which provide liquidity to meet lending requirements. Short-term interest-earning deposits amounted to $371.2 million and $24.1 million at June 30, 2009 and December 31, 2008, respectively. For additional information about our cash flows from operating, financing, and investing activities, see the Statements of Cash Flows included in the Consolidated Financial Statements.
     A portion of our liquidity consists of cash and cash equivalents, which are a product of its operating, investing, and financing activities. The primary sources of cash were net income, principal repayments on loans and mortgage-backed securities, and increases in deposit accounts.
     Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Pittsburgh, which provide an additional source of funds. At June 30, 2009 Northwest Savings Bank had advances of $817.3 million from the Federal Home Loan Bank of Pittsburgh. We borrow from the Federal Home Loan Bank of Pittsburgh to reduce interest rate risk and to provide liquidity when necessary.
     At June 30, 2009, our customers had $313.7 million of unused lines of credit available and $149.3 million in loan commitments. This amount does not include the unfunded portion of loans in process. Certificates of deposit scheduled to mature in less than one year at June 30, 2009, totaled $1.555 billion. Management believes that a significant portion of such deposits will remain with us.
     The major sources of our cash flows are in the areas of loans, marketable securities, deposits and borrowed funds.
     Deposits are our primary source of externally generated funds. The level of deposit inflows during any given period is heavily influenced by factors outside of management’s control, such as the general level of short-term and long-term market interest rates, as well as higher alternative yields that investors may obtain on competing investments such as money market mutual funds. Financial institutions, such as Northwest Savings Bank, are also subject to deposit outflows. Our net deposits increased/(decreased) by $307.5 million, $(504.1) million, $9.7 million and $54.9 million for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively.
     Similarly, the amount of principal repayments on loans and the amount of new loan originations is heavily influenced by the general level of market interest rates. Funds received from loan maturities and principal payments on loans for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $756.3 million, $1.284 billion, $1.235 billion and $1.118 billion, respectively. Loan originations for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $1.116 billion, $1.885 billion, $1.742 billion and $1.488 billion, respectively. We also sell a portion of the loans we originate, and the cash flows from such sales for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $388.8 million, $212.5 million, $250.3 million and $624.6 million, respectively.
     We experience significant cash flows from our portfolio of marketable securities as principal payments are received on mortgage-backed securities and as investment securities mature. Cash flow from the repayment of principal and the maturity of marketable securities for the six months ended June

30, 2009 and for the years ended December 31, 2008, 2007 and 2006 were $154.0 million, $319.1 million, $333.8 million and $254.2 million, respectively.
     When necessary, we utilize borrowings as a source of liquidity and as a source of funds for long-term investment when market conditions permit. The net cash flow from the receipt and repayment of borrowings was a net increase/(decrease) of $(170.8 million), $729.2 million, $(65.8) million and $(23.7) million for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively.
     Other activity with respect to cash flow was the payment of cash dividends on common stock in the amount of $7.9 million, $15.8 million, $15.7 million and $13.7 million for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively. Dividends waived by Northwest Bancorp, MHC during the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006 were $13.4 million, $26.9 million, $25.7 million and $21.4 million, respectively. In September 2005, we initiated the first of three common stock repurchase plans. Since that time, we have used $69.4 million to repurchase a total of 2,742,800 shares of common stock at an average price of $25.31 per share.
     At June 30, 2009, stockholders’ equity totaled $632.5 million. During 2008 our board of directors declared regular quarterly dividends totaling $0.88 per share of common stock that were paid with the proceeds of maturities and payments of available-for-sale securities. Net of dividends waived by Northwest Bancorp, MHC in the amount of $26.9 million, our equity was reduced by $15.8 million in 2008 for dividends paid.
     Management monitors the capital levels of Northwest Savings Bank to provide for current and future business opportunities and to meet regulatory guidelines for “well capitalized” institutions. Northwest Savings Bank is required by the Pennsylvania State Department of Banking and the Office of Thrift Supervision to meet minimum capital adequacy requirements. At June 30, 2009, Northwest Savings Bank exceeded all regulatory minimum capital requirements and is considered to be “well capitalized.” In addition, as of June 30, 2009, management was not aware of any recommendation by a regulatory authority that, if it were implemented, would have a material effect on liquidity, capital resources or operations. See “Historical and Pro Forma Regulatory Capital Compliance” for information with respect to our regulatory capital position as of June 30, 2009.
Contractual Obligations
     We are obligated to make future payments according to various contracts. The following tables present the expected future payments of the contractual obligations aggregated by obligation type at June 30, 2009 and December 31, 2008.

	Payments Due
		One year to	Three years to
	Less than one	less than three	less than five	Five years or
	year	years	years	greater	Total
			(In Thousands)
Contractual Obligations at June 30, 2009
Long-term debt (1)	$116,316	$270,000	$285,095	$225,652	$897,063
Junior subordinated debentures (2)	5,155			103,094	108,249
Operating leases (3)	4,120	6,626	4,459	9,939	25,144

Total	$125,591	$276,626	$289,554	$338,685	$1,030,456

Commitments to extend credit	$149,272	$—	$—	$—	$149,272

(1)	See Note 11, Borrowed Funds, on page G-28 for additional information.

(2)	See Note 22, Junior Subordinated Debentures/Trust Preferred Securities, on page G-45 for additional information.

(3)	See Note 8, Premises and Equipment, on page G-25 for additional information.

	Payments Due
		One year to	Three years to
	Less than one	less than three	less than five	Five years or
	year	years	years	greater	Total
			(In Thousands)
Contractual Obligations at December 31, 2008
Long-term debt (1)	$285,635	$196,532	$270,000	$315,778	$1,067,945
Junior subordinated debentures (2)	—	—	—	108,254	108,254
Operating leases (3)	4,280	6,931	4,366	10,310	25,887

Total	$289,915	$203,463	$274,366	$434,342	$1,202,086

Commitments to extend credit	$116,330	$—	$—	$—	$116,330

(1)	See Note 11, Borrowed Funds, on page F-26 for additional information.

(2)	See Note 22, Junior Subordinated Debentures/Trust Preferred Securities, on page F-49 for additional information.

(3)	See Note 8, Premises and Equipment, on page F-22 for additional information.
Impact of Inflation and Changing Prices
     The Consolidated Financial Statements and notes thereto, presented elsewhere herein, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike most industrial companies, nearly all of our assets and liabilities are monetary. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.
Market Risk Management
     The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring an institution’s interest rate sensitivity “gap.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to positively affect net interest income. Similarly, during a period of falling interest rates, a negative gap would tend to positively affect net interest income while a positive gap would tend to adversely affect net interest income.
     We have an Asset/Liability Committee, consisting of several members of management, which meets monthly to review market interest rates, economic conditions, the pricing of interest earning assets and interest bearing liabilities and our balance sheet structure. On a quarterly basis, this committee also reviews our interest rate risk position and our cash flow projections.
     Our board of directors has a Risk Management Committee, which meets quarterly and reviews interest rate risks and trends, our interest sensitivity position, our liquidity position and the market risk inherent in our investment portfolio.

     In an effort to assess market risk, we use a simulation model to determine the effect of immediate incremental increases and decreases in interest rates on net income and the market value of our equity. Certain assumptions are made regarding loan prepayments and decay rates of passbook and NOW accounts. Because it is difficult to accurately project the market reaction of depositors and borrowers, the effect of actual changes in interest on these assumptions may differ from simulated results. We have established the following guidelines for assessing interest rate risk:
     Net income simulation. Given a non-parallel shift of 200 basis points in interest rates (a basis point equals one hundreds of one percent), the estimated net income may not decrease by more than 20% within a one-year period.
     Market value of equity simulation. The market value of our equity is the present value of our assets and liabilities. Given a non-parallel shift of 200 basis points in interest rates, the market value of equity may not decrease by more than 35% of total shareholders’ equity.
     The following tables illustrate the simulated impact of a non-parallel 1% or 2% upward or 1% or 2% downward movement in interest rates on net income, return on average equity, earnings per share and market value of equity. These analyses were prepared assuming that interest-earning asset levels at June 30, 2009 remain constant. The impact of the rate movements was computed by simulating the effect of an immediate and sustained shift in interest rates over a twelve-month period from June 30, 2009 levels.

Non-Parallel Shift in Interest Rates
	Increase		Decrease
Shift in interest rates over the next 12 months	1.0%	2.0%	1.0%	2.0%
Projected percentage increase/ (decrease) in net income	14.9%	19.8%	0.9%	(5.0)%
Projected increase/ (decrease) in return on average equity	1.0%	1.4%	0.1%	(0.3)%
Projected increase/ (decrease) in earnings per share	$0.14	$0.18	$0.01	$(0.05)
Projected percentage increase/ (decrease) in market value of equity	(2.9)%	(8.0)%	(4.5)%	(11.4)%
     The figures included in the tables above represent projections that were computed based upon certain assumptions including prepayment rates and decay rates. These assumptions are inherently uncertain and, as a result, we cannot precisely predict the impact of changes in interest rates. Actual results may differ significantly due to timing, magnitude and frequency of interest rate changes and changes in market conditions.
     When assessing our interest rate sensitivity, analysis of historical trends indicates that loans will prepay at various speeds (or annual rates) depending on the variance between the weighted average portfolio rates and the current market rates. In preparing the tables above, it has been assumed market rates will remain constant at current levels and as a result, our loans will be affected as follows: (i) adjustable-rate mortgage loans will prepay at an annual rate of 5% to 10%; (ii) fixed-rate mortgage loans will prepay at an annual rate of 7% to 10%, depending on the type of loan; (iii) commercial loans will prepay at an annual rate of 8% to 12%; (iv) consumer loans held by Northwest Savings Bank will prepay at an annual rate of 20%; and (v) consumer loans held by Northwest Consumer Discount Company will prepay at an annual rate of 60% to 65%. In regards to our deposits, it has been assumed that (i) fixed maturity deposits will not be withdrawn prior to maturity; (ii) the significant majority of money market accounts will reprice immediately; (iii) savings accounts will gradually reprice over three years; and (iv) and checking accounts will reprice either when the rates on such accounts reprice as interest rate levels change, or when deposit holders withdraw funds from such accounts and select other types of deposit accounts, such as certificate accounts, which may have higher interest rates. For purposes of this analysis, management has estimated, based on historical trends, that $193.0 million of our checking accounts and

$244.0 million of our savings accounts are interest sensitive and may reprice in one year or less, and that the remainder may reprice over longer time periods.
     The above assumptions used by management are annual percentages based on remaining balances and should not be regarded as indicative of the actual prepayments and withdrawals that we may experience. Moreover, certain shortcomings are inherent in the analysis presented by the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, interest rates on certain types of assets and liabilities may fluctuate in advance of or lag behind changes in market interest rates. Additionally, certain assets, such as some adjustable-rate loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Moreover, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table.
Off-Balance Sheet Arrangements
     As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. In addition, we routinely enter into commitments to securitize and sell mortgage loans.

BUSINESS OF NORTHWEST BANCSHARES, INC.
NORTHWEST BANCORP, INC.
     Northwest Bancshares, Inc. is a Maryland corporation, organized in September 2009. Upon completion of the conversion, Northwest Bancshares, Inc. will become the holding company of Northwest Savings Bank and will succeed to all of the business and operations of Northwest Bancorp, Inc. and each of Northwest Bancorp, Inc. and Northwest Bancorp, MHC will cease to exist.
     Initially following the completion of the conversion, Northwest Bancshares, Inc. will have no significant assets other than owning 100% of the outstanding common stock of Northwest Savings Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the Northwest Savings Bank Employee Stock Ownership Plan, and its ownership of wholly owned statutory trust subsidiaries through which Northwest Bancorp, Inc. has issued trust preferred securities, and will have no significant liabilities. See “How We Intend to Use the Proceeds From the Offering.” Northwest Bancshares, Inc. intends to use the support staff and offices of Northwest Savings Bank and will pay Northwest Savings Bank for these services. If Northwest Bancshares, Inc. expands or changes its business in the future, it may hire its own employees.
     Northwest Bancshares, Inc. intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.” In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for these activities.
BUSINESS OF NORTHWEST BANCORP, INC. AND NORTHWEST SAVINGS BANK
Northwest Bancorp, Inc.
     Northwest Bancorp, Inc. is a federal corporation that was formed in 2001 as the successor to a Pennsylvania corporation of the same name. Northwest Bancorp, Inc. became the stock holding company of Northwest Savings Bank in a reorganization transaction that was approved by Northwest Savings Bank’s stockholders in December 1997, and completed in February 1998. In the reorganization, each share of Northwest Savings Bank’s common stock was converted into and became a share of common stock of Northwest Bancorp, Inc., par value $0.10 per share, and Northwest Savings Bank became a wholly-owned subsidiary of Northwest Bancorp, Inc. Northwest Bancorp, MHC, which owned a majority of Northwest Savings Bank’s outstanding shares of common stock immediately prior to completion of the reorganization, became the owner of the same percentage of the outstanding shares of common stock of Northwest Bancorp, Inc. immediately following the completion of the reorganization. In August 2003, Northwest Bancorp, Inc. completed an incremental stock offering whereby it canceled 7,255,520 shares common stock owned by Northwest Bancorp, MHC and sold the same number of shares in a subscription offering. Northwest Bancorp, MHC owns approximately 63% of our outstanding shares. As of June 30, 2009, the primary activity of Northwest Bancorp, Inc was the ownership of all of the issued and outstanding common stock of Northwest Savings Bank. Northwest Bancorp, Inc. has also issued trust preferred securities through wholly owned statutory trust subsidiaries.
     Northwest Bancorp, Inc.’s principal executive office is located at 100 Liberty Street, Warren, Pennsylvania, and its telephone number at that address is (814) 726-2140.
     Northwest Bancorp, Inc.’s website (www.northwestsavingsbank.com) contains a direct link to its filings with the Securities and Exchange Commission, including copies of annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these filings, if any.

Copies may also be obtained, without charge, by written request to Shareholder Relations, P.O. Box 128, 100 Liberty Street, Warren, Pennsylvania 16365.
Northwest Savings Bank
     Northwest Savings Bank is a Pennsylvania-chartered stock savings bank headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania. Northwest Savings Bank is a community-oriented financial institution offering traditional deposit and loan products, investment and trust services and through a wholly-owned subsidiary, Northwest Consumer Discount Company, it also offers consumer finance services. Northwest Savings Bank’s mutual savings bank predecessor was founded in 1896.
     As of June 30, 2009, Northwest Savings Bank operated 168 community-banking offices throughout its market area in northwest, southwest and central Pennsylvania, western New York, eastern Ohio, Maryland and southeastern Florida. Northwest Savings Bank, through its wholly owned subsidiary, Northwest Consumer Discount Company, also operates 49 consumer finance offices throughout Pennsylvania. Through wholly-owned subsidiaries, Northwest Savings Bank also offers investment management and trust services. Historically, we have focused our lending activities primarily on the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences. In an effort to reduce interest rate risk and improve profit margins, we have made a strategic decision to also focus our lending efforts on shorter term consumer and commercial loans, while continuing to offer one- to four-family residential mortgage loans to customers in our market area. With the change in lending emphasis, we regularly sell a portion of the one- to four-family residential mortgage loans that we originate.
     Our principal sources of funds are deposits, borrowed funds and the principal and interest payments on loans and marketable securities. Our principal source of income is interest received on loans and marketable securities. Our principal expenses are the interest paid on deposits and the cost of employee compensation and benefits.
     Northwest Savings Bank’s principal executive office is located at 100 Liberty Street, Warren, Pennsylvania, and its telephone number at that address is (814) 726-2140.
Market Area and Competition
     We are headquartered in Warren, Pennsylvania, which is located in northwestern Pennsylvania, and have our highest concentration of deposits and loans in this area. Since the early 1990s, we have expanded, primarily through acquisitions, into the southwestern and central regions of Pennsylvania, as well as western New York, eastern Ohio, Maryland and southeastern Florida. As of June 30, 2009, we operate 141 community banking offices and 49 consumer finance offices located in Pennsylvania, five community banking offices located in Ohio, 14 community banking offices located in New York, five community banking offices in Maryland and three community banking offices in Broward County, Florida. All of the aforementioned market areas have a large concentration of financial institutions. As a result, we encounter strong competition both in attracting deposits and in originating retail and commercial loans. Our most direct competition for deposits has come historically from commercial banks, brokerage houses, other savings banks and credit unions in our market areas. We expect continued competition from these financial institutions in the foreseeable future. With the continued acceptance of internet banking by our customers and consumers generally, competition for deposits has increased from institutions operating outside of our market area as well as from insurance companies.

     Pennsylvania and Western New York Market Area. Through our acquisitions and de novo branching strategy we have expanded our retail branch footprint throughout 30 counties in Pennsylvania and four counties in western New York. In addition, through our consumer finance offices we operate in 11 additional counties in Pennsylvania. Our northwestern and southwestern Pennsylvania and western New York markets are fueled by a diverse economy driven by service businesses, technology companies and small manufacturing companies. Our southeastern market is primarily driven by service businesses and serves as a bedroom community to the cities of Baltimore, Maryland and Philadelphia. In view of the current economic downturn, our primary market area has remained a stable banking market. As of July 2009, the unemployment rates in Pennsylvania and New York were 8.5% and 8.6% compared to the national average of 9.7% according to the U.S. Bureau of Labor Statistics.
     In Pennsylvania, we ranked 6th in terms of deposit market share and total assets for institutions headquartered in the Commonwealth of Pennsylvania. Pennsylvania is a stable banking market with a total population of approximately 12.6 million and total households of approximately 4.9 million. The Pennsylvania markets in which we operate our retail branch and consumer financial offices contains more than half of Pennsylvania’s population and a similar percentage of households. Our western New York market area has a total population of approximately 1.9 million and total households of approximately 748,000 according to SNL Securities. Since 2000, many of the counties served in the Pennsylvania and western New York market area have experienced population declines with population growth rates increasing mainly in the central and southeastern portion of Pennsylvania. However, median household income has increased in all of the counties in which we conduct business in Pennsylvania since 2000 and generally decreased in our western New York markets. The median household income in Pennsylvania was stable at $53,225 as of June 30, 2009, compared to the nationwide median income level of $54,719 according to estimates from SNL Securities. The household income growth rate in Pennsylvania and our western New York market area is expected to increase above the expected national and state average growth rates over the next five years by approximately 4% according to estimates for SNL Securities.
     Maryland, Ohio and Florida Market Areas. In addition to operating in Pennsylvania and western New York, we also operate five community banking offices Ashtabula, Lake and Geauga counties in Ohio, five community banking offices Baltimore, Howard and Anne Arundel counties in Maryland and three community banking offices in Broward county in Florida. Our Maryland regional economy consists of service business, government as well as heath care services while our Florida market is primarily driven by the real estate sector. The major employment sectors in our Ohio market are similar to our northwestern Pennsylvania market. With the exception of Ashtabula county in Ohio, these markets have an expanding population base as well as higher median household income levels relative to the state and national averages. As of June 30, 2009, the median household income levels in these markets ranged from $55,150 to $101,954 according to estimates provided by SNL Securities. Over the next five years, the household income levels in each of these markets are expected to increase above state and national household income averages.
Lending Activities
     General. Historically, our principal lending activity has been the origination, for retention in our loan portfolio, of fixed-rate and, to a lesser extent, adjustable-rate mortgage loans collateralized by one- to four-family residential real estate located in our market area. We also originate loans collateralized by multifamily residential and commercial real estate, commercial business loans and consumer loans. Generally, we focus our lending activities in the geographic areas where we maintain offices.
     In an effort to manage interest rate risk, we have sought to make our interest-earning assets more interest rate sensitive by originating adjustable-rate loans, such as adjustable-rate residential mortgage loans and home equity loans, and by originating short-term and medium-term fixed-rate consumer loans.

In recent years we have emphasized the origination of commercial real estate loans and commercial business loans, which generally have adjustable rates of interest and shorter maturities than one- to four-family residential real estate loans. We also purchase mortgage-backed securities and other types of investment securities that generally have short average lives and/or adjustable interest rates. Because we also originate a substantial amount of long-term fixed-rate mortgage loans collateralized by one- to four-family residential real estate, when possible, we originate and underwrite loans according to standards that allow us to sell them in the secondary mortgage market for purposes of managing interest-rate risk and liquidity. We currently sell in the secondary market a limited number of fixed-rate residential mortgage loans with maturities of more than 15 years, and generally retain all adjustable-rate mortgage loans and fixed-rate residential mortgage loans with maturities of 15 years or less. Although we are selling an increasing number of the mortgage loans that we originate, we continue to be a portfolio lender and at any one time we hold few loans identified as held-for-sale. We currently retain servicing on the mortgage loans we sell which generates monthly service fee income. We generally retain in our portfolio all consumer loans that we originate while we periodically sell participations in the multifamily residential, commercial real estate or commercial business loans that we originate in an effort to reduce the risk of certain individual credits and the risk associated with certain businesses or industries.
     One- to Four-Family Residential Mortgage Loans. We currently offer one- to four-family residential mortgage loans with terms typically ranging from 15 to 30 years, with either adjustable or fixed interest rates. Originations of fixed-rate mortgage loans versus adjustable-rate mortgage loans are monitored on an ongoing basis and affected significantly by such factors as the level of market interest rates, customer preference, our interest rate sensitivity position and loan products offered by our competitors. Therefore, even when management’s strategy is to increase the origination of adjustable-rate mortgage loans, market conditions may be such that there is greater demand for fixed-rate mortgage loans.
     Our fixed-rate loans, whenever possible, are originated and underwritten according to standards that permit sale into the secondary mortgage market. Whether we can or will sell fixed-rate loans into the secondary market, however, depends on a number of factors including the yield and the term of the loan, market conditions, and our current liquidity and interest rate sensitivity position. We historically have been primarily a portfolio lender, and at any one time we have held only a nominal amount of loans as held for sale. Our current strategy is to grow the consumer and commercial loan portfolios by more than we grow our portfolio of long-term fixed-rate residential mortgage loans. With this in mind, we generally retain in our portfolio fixed-rate loans with terms of 15 years or less, and sell a portion of fixed-rate loans (servicing retained) with terms of more than 15 years. Our one- to four-family residential real estate loans are amortized on a monthly basis with principal and interest due each month. These loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option, usually without a prepayment penalty.
     We currently offer adjustable-rate mortgage loans with initial interest rate adjustment periods of one, three and five years, based on changes in a designated market index. We determine whether a borrower qualifies for an adjustable-rate mortgage loan based on secondary market guidelines. One- to four-family adjustable-rate residential mortgage loans totaled $47.0 million, or 0.9% of our gross loan portfolio at June 30, 2009.
     Our one- to four-family residential mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as collateral for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed-rate mortgage loan portfolio.

     Regulations limit the amount that a savings bank may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Appraisals are either performed by our in-house appraisal staff or by an appraiser who has been deemed qualified by our chief appraiser. Such regulations permit a maximum loan-to-value ratio of 95% for residential property and 80% for all other real estate loans. We generally limit the maximum loan-to-value ratio on both fixed-rate and adjustable-rate mortgage loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the real estate that serves as collateral for the loan. We originate a limited amount of one- to four-family residential mortgage loans with loan-to-value ratios in excess of 80%. For one- to four-family residential mortgage loans with loan-to-value ratios in excess of 80%, we generally require the borrower to obtain private mortgage insurance. We require fire and casualty insurance, as well as a title guaranty regarding good title, on all properties securing our real estate loans.
     Some financial institutions we have acquired have held loans that are serviced by others and are secured by one- to four-family residences. At June 30, 2009, our portfolio of one- to four-family loans serviced by others totaled $11.0 million. We currently have no formal plans to enter into new residential loan participations.
     Included in our $2.4 billion portfolio of one- to four-family residential real estate loans are construction loans of $10.7 million, or 0.4% of our total loan portfolio. We offer fixed-rate and adjustable-rate residential construction loans primarily for the construction of owner-occupied one- to four-family residences in our market area to builders or to owners who have a contract for construction. Construction loans are generally structured to become permanent loans, and are originated with terms of up to 30 years with an allowance of up to one year for construction. Advances are made as construction is completed. In addition, we originate loans within our market area that are secured by individual unimproved or improved lots. Land loans for the construction of owner-occupied residential real estate properties are currently offered with fixed-rates for terms of up to 10 years. The maximum loan-to-value ratio for these loans is 80% of the as-completed appraised value, and the maximum loan-to-value ratio for our construction loans is 95% of the lower of cost or as-completed appraised value.
     Construction lending generally involves a greater degree of credit risk than permanent one- to four-family residential mortgage lending. The repayment of the construction loan is often dependent upon the successful completion of the construction project. Construction delays or the inability of the borrower to sell the property once construction is completed may impair the borrower’s ability to repay the loan.
     Multifamily Residential and Commercial Real Estate Loans. Our multifamily residential real estate loans are secured by multifamily residences, such as rental properties. Our commercial real estate loans are secured by nonresidential properties such as hotels, church property, manufacturing facilities and retail establishments. At June 30, 2009, a significant portion of our multifamily residential and commercial real estate loans were secured by properties located within our market area. Our largest multifamily residential real estate loan relationship at June 30, 2009 had a principal balance of $9.6 million, and was collateralized by multiple residential real estate rental properties. These loans were performing in accordance with their terms as of June 30, 2009. Our largest commercial real estate loan relationship at June 30, 2009, had a principal balance of $36.8 million and was collateralized by a medical and health related campus. These loans were performing in accordance with their terms as of June 30, 2009. Multifamily residential and commercial real estate loans are offered with both adjustable interest rates and fixed interest rates. The terms of each multifamily residential and commercial real estate loan are negotiated on a case-by-case basis. We generally originate multifamily residential and commercial real estate loans in amounts up to 80% of the appraised value of the property collateralizing the loan.

     Loans secured by multifamily residential and commercial real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multifamily residential and commercial real estate is typically dependent upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.
     Home Equity Loans and Lines of Credit. Generally, our home equity loans and home equity lines of credit are secured by the borrower’s principal residence with a maximum loan-to-value ratio, including the principal balances of both the first and second mortgage loans, of 90% or less. Home equity loans are offered on a fixed rate basis with terms of up to 20 years. Home equity lines of credit are offered on an adjustable-rate basis with terms of up to 25 years. At June 30, 2009, the disbursed portion of home equity lines of credit totaled $162.2 million, or 3.1% of our total loans, with $197.1 million remaining undisbursed, and our home equity loans totaled $876.1 million, or 16.6% of our total loans. We generally underwrite home equity loans and lines of credit in a manner similar to our underwriting of one- to four-family residential real estate loans.
     Consumer Loans. The principal types of consumer loans we offer are automobile loans, sales finance loans, unsecured personal loans, credit card loans, and loans secured by deposit accounts. Consumer loans are typically offered with maturities of ten years or less.
     The underwriting standards we employ for consumer loans include a determination of the applicant’s credit history and an assessment of ability to meet existing obligations and payments on the proposed loan. The stability of the applicant’s monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income. Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.
     Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, recreation vehicles, appliances and furniture. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles.
     Commercial Business Loans. We offer commercial business loans to finance various activities in our market area, some of which are secured in part by additional real estate collateral. At June 30, 2009 the largest commercial business loan relationship had a principal balance of $11.2 million, and was secured by all fixed assets of a diagnostic imaging center.
     Commercial business loans are offered with both fixed and adjustable interest rates. Underwriting standards we employ for commercial business loans include a determination of the applicant’s ability to meet existing obligations and payments on the proposed loan from normal cash flows generated by the applicant’s business. The financial strength of each applicant also is assessed through a review of financial statements provided by the applicant.
     Commercial business loans generally bear higher interest rates than residential loans, but they also may involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower’s business. We generally obtain personal guarantees from the borrower or a third party as a condition to originating commercial business loans.
     Loan Originations, Solicitation, Processing and Commitments. Loan originations are derived from a number of sources such as real estate broker referrals, existing customers, borrowers, builders, attorneys and walk-in customers. Historically all of our loan originators were salaried employees, and we did not pay commissions in connection with loan originations. Beginning in 2007, we implemented a program whereby certain commercial lenders are paid commissions based on predetermined goals. Upon receiving a retail loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant’s employment, income, and credit standing. In the case of a real estate loan, an in-house appraiser or an appraiser we approve appraises the real estate intended to secure the proposed loan. A loan processor in our loan department checks the loan documents file for accuracy and completeness, and verifies the information provided.
     For our retail loans, including residential mortgage loans, home equity loans and lines of credit, automobile loans, credit cards, education loans and other unsecured loans, we have implemented a credit approval process based on a laddered individual loan authority system. Local loan officers are granted various levels of authority based on their lending experience and expertise. These authority levels are reviewed by the Credit Committee on at least an annual basis.
     Our commercial loan policy assigns lending limits for commercial loans for our various commercial loan officers. These individual authorities are established by the Credit Committee. Regional loan committees may approve extensions of credit above those that may be authorized by individual officers, and the Senior Loan Committee may approve extensions of credit in excess of those that may be approved by regional loan committees. The Credit Committee meets quarterly to review the assigned lending limits and to monitor our lending policies, loan activity, economic conditions and concentrations of credit.
     The board of directors must approve all loans where the total debt relationship exceeds $7.5 million ($5.0 million for loans exceeding the maximum loan-to-value ratio or not meeting minimum debt service coverage), or as may be required by Regulation O. Loans exceeding the limits established for the Senior Loan Committee must be approved by the Executive Committee of the board of directors or by the entire board of directors. Our general policy is to make no loans either individually or in the aggregate to one entity in excess of $15.0 million. Exceptions to this policy are permitted with the prior approval from the board of directors. Fire and casualty insurance is required at the time the loan is made and throughout the term of the loan, and flood insurance as required by regulation. After the loan is approved, a loan commitment letter is promptly issued to the borrower. At June 30, 2009, we had commitments to originate $149.3 million of loans.
     If the loan is approved, the commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a description of the required collateral and required insurance coverage. The borrower must provide proof of fire and casualty insurance on the property (and, as required, flood insurance) serving as collateral, which insurance must be maintained during the full term of the loan. Property searches are requested, as needed, on all loans secured by real property.
     Loan Origination Fees. In addition to interest earned on loans, we generally receive loan origination fees. To the extent that loans are originated or acquired for our portfolio, Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS 91”), requires that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method. Fees deferred under SFAS 91 are recognized into income immediately upon prepayment or the sale of the related loan. At June 30, 2009, we had $6.0 million of net deferred loan origination fees. Loan origination fees are volatile sources of income. Such fees vary with the volume and type of loans and commitments originated and purchased, principal repayments, and competitive conditions in the marketplace.
     We recognized fees of $4.9 million, $7.4 million, $9.3 million and $8.8 million for the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006, respectively.
     Loans-to-One Borrower. Savings banks are subject to the same loans-to-one borrower limits as those applicable to national banks, which restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). We have established our own internal limit of loans to one borrower of $15.0 million, which may be exceeded only with the approval of the board of directors. At June 30, 2009, the largest aggregate amount loaned to one borrower totaled $36.8 million and was secured by various commercial real estate properties. Our second largest lending relationship totaled $36.1 million and was secured by several hotels and retail stores. Our third largest lending relationship totaled $16.7 million and was secured by a hotel. Our fourth largest lending relationship totaled $13.8 million and was secured by a hotel and retail stores. Our fifth largest lending relationship totaled $13.5 million and was secured by a hotel. These loans were performing in accordance with their terms at June 30, 2009.
Investment Activities
     Our board of directors has primary responsibility for establishing and overseeing our investment policy. The board of directors has delegated authority to implement the investment policy to our Chief Financial Officer. The investment policy is reviewed at least annually by the Chief Financial Officer, and any changes to the policy are subject to approval by the full board of directors. The overall objectives of the Investment Policy are to maintain a portfolio of high quality and diversified investments to maximize interest income over the long term and to minimize risk, to provide collateral for borrowings, to provide additional earnings when loan production is low, and to reduce our tax liability. The policy dictates that investment decisions give consideration to the safety of principal, liquidity requirements and potential returns. Either our Chief Financial Officer executes our securities portfolio transactions or our Treasurer executes transactions as directed by the Chief Financial Officer. All purchase and sale transactions are reported to the board of directors on a monthly basis.
     Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities. As of June 30, 2009, we held no asset-backed securities other than mortgage-backed securities.
     Statement of Financial Accounting Standards No. 115, “Investments in Debt and Equity Securities,” requires that, at the time of purchase, we designate a security as either held to maturity, available-for-sale, or trading, based upon our ability and intent. Securities available-for-sale and trading securities are reported at market value and securities held to maturity are reported at amortized cost. A periodic review and evaluation of the available-for-sale and held-to-maturity securities portfolios is conducted to determine if the fair value of any security has declined below its carrying value and whether such decline is other-than-temporary. If impairment exists, credit related impairment losses are recorded in earnings while noncredit related impairment losses are recorded in accumulated comprehensive income. The fair values of our securities are based on published or securities dealers’ market values.

     We purchase mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. Historically, we invested in mortgage-backed securities to achieve positive interest rate spreads with minimal administrative expense and to lower our credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae or Ginnie Mae. However, in September 2008, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship. The U.S. Treasury Department has established financing agreements to ensure that Freddie Mac and Fannie Mae meet their obligations to holders of mortgage-backed securities that they have issued or guaranteed. These actions have not affected the markets for mortgage-backed securities issued by Freddie Mac or Fannie Mae.
Sources of Funds
     General. Deposits are the major source of our funds for lending and other investment purposes. In addition to deposits, we derive funds from the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, operations and, if needed, borrowings from the Federal Home Loan Bank of Pittsburgh. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.
     Deposits. Consumer and commercial deposits are generated principally from our market area by offering a broad selection of deposit instruments including checking accounts, savings accounts, money market deposit accounts, term certificate accounts and individual retirement accounts. While we accept deposits of $100,000 or more, we do not offer substantial premium rates for such deposits. We accept brokered deposits through the CDARS program, but generally do not solicit funds outside our market area. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. We regularly execute changes in our deposit rates based upon cash flow requirements, general market interest rates, competition, and liquidity requirements.
Borrowings
     Deposits are the primary source of funds for our lending and investment activities and general business purposes. We also rely upon borrowings from the Federal Home Loan Bank of Pittsburgh to supplement our supply of lendable funds and to meet deposit withdrawal requirements. Borrowings from the Federal Home Loan Bank of Pittsburgh typically are collateralized by our stock in the Federal Home Loan Bank of Pittsburgh and a portion of our real estate loans. In addition to the Federal Home Loan Bank of Pittsburgh, we have borrowing facilities with the Federal Reserve Bank and a correspondent bank.
     The Federal Home Loan Bank of Pittsburgh functions as a central reserve bank providing credit for Northwest Savings Bank and other member financial institutions. As a member, Northwest Savings Bank is required to own capital stock in the Federal Home Loan Bank of Pittsburgh and is authorized to apply for borrowings on the security of such stock and certain of its real estate loans, provided certain standards related to creditworthiness have been met. Borrowings are made pursuant to several different programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of borrowings are based either on a fixed percentage of a member institution’s net worth or on the Federal Home Loan Bank of Pittsburgh’s assessment of the institution’s creditworthiness. All of our Federal Home Loan Bank of Pittsburgh borrowings currently have fixed interest rates and original maturities of between one day and ten years.

Subsidiary Activities
     Northwest Bancorp, Inc.’s sole consolidated subsidiary is Northwest Savings Bank. Northwest Savings Bank has seven wholly owned subsidiaries — Northwest Settlement Agency, LLC, Great Northwest Corporation, Northwest Financial Services, Inc., Northwest Consumer Discount Company, Inc., Allegheny Services, Inc., Boetger and Associates, Inc., and Northwest Capital Group, Inc. For financial reporting purposes all of these companies are included in the consolidated financial statements of Northwest Bancorp, Inc.
     Northwest Settlement Agency, LLC provides title insurance to borrowers of Northwest Savings Bank and other lenders. At June 30, 2009, Northwest Savings Bank had an equity investment in Northwest Settlement Agency, LLC of $1.3 million. For the six months ended June 30, 2009, Northwest Settlement Agency, LLC had net income of $302,000.
     Great Northwest’s sole activity is holding equity investments in government-assisted low-income housing projects in various locations in our market area. At June 30, 2009, Northwest Savings Bank had an equity investment in Great Northwest of $6.1 million. For the six months ended June 30, 2009, Great Northwest had net income of $67,000 generated primarily from federal low-income housing tax credits.
     Northwest Financial Services’ principal activity is the operation of retail brokerage activities. It also owns the common stock of several financial institutions. In addition, Northwest Financial Services holds an equity investment in one government assisted low-income housing project. At June 30, 2009, Northwest Savings Bank had an equity investment in Northwest Financial Services of $6.9 million, and for the six months ended June 30, 2009, Northwest Financial Services had a net loss of $78,000.
     Northwest Consumer Discount Company operates 49 consumer finance offices throughout Pennsylvania. At June 30, 2009, Northwest Savings Bank had an equity investment in Northwest Consumer Discount Company of $28.2 million and the net income of Northwest Consumer Discount Company for the six months ended June 30, 2009 was $1.2 million. Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, and recreation vehicles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles.
     Allegheny Services, Inc. is a Delaware investment company that holds mortgage loans originated through our wholesale lending operation as well as municipal bonds. In addition, Allegheny Services, Inc. has loans to both Northwest Savings Bank and Northwest Consumer Discount Company. At June 30, 2009, Northwest Savings Bank had an equity investment in Allegheny Services, Inc. of $643.7 million, and for the six months ended June 30, 2009, Allegheny Services, Inc. had net income of $9.5 million.
     Boetger and Associates, Inc. is an actuarial and employee benefits consulting firm that specializes in the design, implementation and administration of qualified retirement plan programs. At June 30, 2009, Northwest Savings Bank had an equity investment of $1.6 million in Boetger and Associates and for the six months ended June 30, 2009, Boetger and Associates had net income of $37,000.
     Northwest Capital Group’s principal activity is to own, operate and ultimately divest of properties that were acquired in foreclosure. At June 30, 2009, Northwest Savings Bank had an equity investment of

$695,000 in Northwest Capital Group and reported a net loss of $7,000 for the six months ended June 30, 2009.
     Federal regulations require insured institutions to provide 30 days advance notice to the Federal Deposit Insurance Corporation before establishing or acquiring a subsidiary or conducting a new activity in a subsidiary. The insured institution must also provide the Federal Deposit Insurance Corporation such information as may be required by applicable regulations and must conduct the activity in accordance with the rules and orders of the Federal Deposit Insurance Corporation. In addition to other enforcement and supervision powers, the Federal Deposit Insurance Corporation may determine after notice and opportunity for a hearing that the continuation of a savings bank’s ownership of or relation to a subsidiary constitutes a serious risk to the safety, soundness or stability of the savings bank, or is inconsistent with the purposes of federal banking laws. Upon the making of such a determination, the Federal Deposit Insurance Corporation may order the savings bank to divest the subsidiary or take other actions.
Personnel
     As of June 30, 2009, we had 1,697 full-time and 316 part-time employees (including employees of our wholly owned subsidiaries). None of our employees is represented by a collective bargaining group. We believe our working relationship with our employees to be good.
Legal Proceedings
     We and our subsidiaries are subject to various legal actions arising in the normal course of business. In the opinion of management, the resolution of these legal actions is not expected to have a material adverse effect on our financial position or results of operations.
Properties
     As of June 30, 2009, we conducted our business through our main office located in Warren, Pennsylvania, 132 other full-service offices and eight free-standing drive-up locations throughout our market area in northwest, southwest and central Pennsylvania, 14 offices in western New York, five offices in eastern Ohio, five offices in Maryland and three offices in south Florida. Northwest Savings Bank and its wholly owned subsidiaries also operated 49 consumer finance offices located throughout Pennsylvania. At June 30, 2009, our premises and equipment had an aggregate net book value of approximately $119.9 million.
Expense Allocation
     Northwest Savings Bank has entered into an agreement with Northwest Bancorp, Inc. and Northwest Bancorp, MHC and any successor (Northwest Bancshares, Inc.) to provide it with certain administrative support services for compensation not less than the fair market value of the services provided.

SUPERVISION AND REGULATION
General
     Northwest Savings Bank is a Pennsylvania-chartered savings bank whose deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation under the Deposit Insurance Fund. Northwest Savings Bank is subject to extensive regulation by the Department of Banking of the Commonwealth of Pennsylvania, as its chartering agency, and by the Federal Deposit Insurance Corporation, as the insurer of its deposit accounts. Northwest Savings Bank must file reports with the Department of Banking of the Commonwealth of Pennsylvania and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions including, but not limited to, mergers with or acquisitions of other financial institutions. Northwest Savings Bank is examined periodically by the Department of Banking of the Commonwealth of Pennsylvania and the Federal Deposit Insurance Corporation to test Northwest Savings Bank’s compliance with various regulatory requirements. This regulation and supervision, as well as federal and state law, establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and with their examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
     Any change in these laws or regulations, whether by the Department of Banking of the Commonwealth of Pennsylvania or the Federal Deposit Insurance Corporation, could have a material adverse impact on Northwest Bancshares, Inc., Northwest Savings Bank and their respective operations.
     Northwest Bancshares, Inc., as a savings and loan holding company following the conversion, will be required to file certain reports with, will be subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision. Northwest Bancshares, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
     Certain of the regulatory requirements that are or will be applicable to Northwest Savings Bank and Northwest Bancshares, Inc. are described below. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Northwest Savings Bank and Northwest Bancshares, Inc. and is qualified in its entirety by reference to the actual statutes and regulations.
Pennsylvania Savings Bank Law
     The Pennsylvania Banking Code of 1965, as amended (the “Banking Code”) contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees, and depositors, as well as corporate powers, savings and investment operations and other aspects of Northwest Savings Bank and its affairs. The Banking Code delegates extensive rulemaking power and administrative discretion to the Department of Banking of the Commonwealth of Pennsylvania so that the supervision and regulation of state-chartered savings banks is flexible and readily responsive to changes in economic conditions and in savings and lending practices.
     One of the purposes of the Banking Code is to provide savings banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws as well as other state, federal and foreign laws. A Pennsylvania savings bank may locate or change the location of its principal place of business and establish an office anywhere in, or adjacent to, Pennsylvania, with the prior approval of the Department of Banking of the Commonwealth of Pennsylvania.
     The Department of Banking of the Commonwealth of Pennsylvania generally examines each savings bank not less frequently than once every two years. Although the Department of Banking of the Commonwealth of Pennsylvania may accept the examinations and reports of the Federal Deposit Insurance Corporation in lieu of the Department of Banking of the Commonwealth of Pennsylvania’s examination, the current practice is for the Department of Banking of the Commonwealth of Pennsylvania to conduct individual examinations. The Department of Banking of the Commonwealth of Pennsylvania may order any savings bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney, or employee of a savings bank engaged in an objectionable activity, after the Department of Banking of the Commonwealth of Pennsylvania has ordered the activity to be terminated, to show cause at a hearing before the Department of Banking of the Commonwealth of Pennsylvania why such person should not be removed.
Insurance of Deposit Accounts
     Deposit accounts at Northwest Savings Bank are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. Northwest Savings Bank’s deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 (“EESA”) temporarily (until December 31, 2013) raised the basic limit on federal deposit insurance coverage from $100,000 to $250,000 per depositor.
     The Federal Deposit Insurance Corporation imposes an assessment against all depository institutions for deposit insurance. This assessment is based on the risk category of the institution and, prior to 2009, ranged from five to 43 basis points of the institution’s deposits. On December 22, 2008, the Federal Deposit Insurance Corporation issued a final rule that raises the current deposit insurance assessment rates uniformly by seven basis points (to a range from 12 to 50 basis points) effective for the first quarter 2009. On February 27, 2009, the Federal Deposit Insurance Corporation issued a final rule that will alter the way the Federal Deposit Insurance Corporation calculates federal deposit insurance assessment rates beginning in the second quarter of 2009. Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate. This initial base assessment rate would range, depending on the risk category of the institution, from 12 to 45 basis points. The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate. The adjustment to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits. The total base assessment rate would range from seven to 77.5 basis points of the institution’s deposits.
     On May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009. The special assessment is payable on September 30, 2009. We recorded an expense of $3.3 million during the quarter ended June 30, 2009, to reflect the special assessment. The final rule permits the Federal Deposit Insurance Corporation’s board of directors to levy up to two additional special assessments of up to five basis points each during 2009 if the Federal Deposit Insurance Corporation estimates that the Deposit Insurance Fund reserve ratio will fall to a level that the Federal Deposit Insurance Corporation’s board of directors believes would adversely affect public confidence or to a level that will be close to or below zero. The Federal Deposit Insurance Corporation has publicly announced that it is probable that it will levy an additional special assessment of up to five basis points later in 2009, the amount and timing of which are currently uncertain. Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period. In addition, the Federal Deposit Insurance Corporation materially increased the general assessment rate and, therefore, our Federal Deposit Insurance Corporation general insurance premium expense will increase substantially compared to prior periods.
     In addition to Federal Deposit Insurance Corporation premiums, the Financing Corporation is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance cost and custodial fees on bonds issued by the Financing Corporation in the 1980s to recapitalize the Federal Savings and Loan Insurance Corporation. The bonds issued by the Financing Corporation are due to mature in 2017 through 2019. For the quarter ended December 31, 2008, the annualized Financing Corporation assessment was equal to 1.14% for each $100 in domestic deposits maintained at an institution.
     Temporary Liquidity Guarantee Program. On October 14, 2008, the Federal Deposit Insurance Corporation announced a new program — the Temporary Liquidity Guarantee Program. This program has two components. One guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on a Federal Deposit Insurance Corporation-guaranteed debt instrument upon the uncured failure of the participating entity to make a timely payment of principal or interest in accordance with the terms of the instrument. The guarantee will remain in effect until June 30, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions will pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt. Northwest Savings Bank has opted not to participate in this component of the Temporary Liquidity Guarantee Program.
     The other component of the program provides full federal deposit insurance coverage for non-interest bearing transaction deposit accounts, regardless of dollar amount, until December 31, 2009. An annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed on a quarterly basis to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program. Northwest Savings Bank has opted to participate in this component of the Temporary Liquidity Guarantee Program.
Capital Requirements
     Any savings institution that fails any of the Federal Deposit Insurance Corporation capital requirements is subject to possible enforcement actions by the Federal Deposit Insurance Corporation. Such actions could include a capital directive, a cease and desist order, civil money penalties, the establishment of restrictions on an institution’s operations, termination of federal deposit insurance, and the appointment of a conservator or receiver. Certain actions are required by law. The Federal Deposit Insurance Corporation’s capital regulation provides that such actions, through enforcement proceedings or otherwise, could require one or more of a variety of corrective actions.

     Northwest Savings Bank is also subject to more stringent capital guidelines of the Department of Banking of the Commonwealth of Pennsylvania. Although not adopted in regulation form, the Department of Banking of the Commonwealth of Pennsylvania utilizes capital standards of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Federal Deposit Insurance Corporation.
Prompt Corrective Action
     Under federal regulations, a bank shall be deemed to be (i) “well capitalized” if it has total risk-based capital of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of “well capitalized”; (iii) “undercapitalized” if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) “significantly undercapitalized” if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) “critically undercapitalized” if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the Federal Deposit Insurance Corporation may not reclassify a significantly undercapitalized institution as critically undercapitalized). As of June 30, 2009, Northwest Savings Bank was “well-capitalized” for this purpose. See “Historical and Pro Forma Regulatory Capital Compliance.”
Loans-to-One Borrower Limitation
     Under federal regulations, with certain limited exceptions, a Pennsylvania chartered savings bank may lend to a single or related group of borrowers on an “unsecured” basis an amount equal to 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily marketable collateral, which is defined to include certain securities and bullion, but generally does not include real estate. Our internal policy, however, is to make no loans either individually or in the aggregate to one entity in excess of $15.0 million. However, in special circumstances this limit may be exceeded subject to the approval of the board of directors.
Activities and Investments of Insured State-Chartered Banks
     Federal law generally limits the activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered banks to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank’s total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors’, trustees’, and officers’ liability insurance coverage or bankers’ blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met.

The USA PATRIOT Act
     The USA Patriot Act gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The USA Patriot Act also requires the federal banking agencies to take into consideration the effectiveness of controls designed to combat money-laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. We have established policies, procedures and systems designed to comply with these regulations.
Holding Company Regulation
     General. Federal law allows a state savings bank, such as Northwest Savings Bank, that qualifies as a “Qualified Thrift Lender,” as discussed below, to elect to be treated as a savings association for purposes of the savings and loan company provisions of the Home Owners’ Loan Act of 1933, as amended. Such election results in its holding company being regulated as a savings and loan holding company by the Office of Thrift Supervision rather than as a bank holding company by the Federal Reserve Board. In 2001, Northwest Bancorp, Inc. and Northwest Bancorp, MHC made such election by converting from a Pennsylvania corporation and a Pennsylvania mutual holding company to a Federal corporation and Federal mutual holding company, respectively. In connection with the conversion, Northwest Bancshares, Inc. is making a similar election. Therefore, upon completion of the conversion, Northwest Bancshares, Inc. will be a savings and loan holding company within the meaning of the Home Owners’ Loan Act of 1933, as amended. As such, Northwest Bancshares, Inc. will be registered with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision will have enforcement authority over Northwest Bancshares, Inc. and any nonsavings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.
     Permissible Activities. Under present law, the business activities of Northwest Bancshares, Inc. will be generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.
     Federal law prohibits a savings and loan holding company, including Northwest Bancshares, Inc., directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

     The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:
(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.
     The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
     Qualified Thrift Lender Test. To be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Federal Reserve Board), Northwest Savings Bank must qualify as a Qualified Thrift Lender. To qualify as a Qualified Thrift Lender, Northwest Savings Bank must be a “domestic building and loan association,” as defined in the Internal Revenue Code, or comply with the Qualified Thrift Lender test. Under the Qualified Thrift Lender test, a savings institution is required to maintain at least 65% of its “portfolio assets” (total assets less: (1) specified liquid assets up to 20% of total assets; (2) intangibles, including goodwill; and (3) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine months out of each 12-month period. As of June 30, 2009 Northwest Savings Bank met the Qualified Thrift Lender test.
Federal Securities Laws
     We have filed with the Securities and Exchange Commission registration statements under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the stock offering and in connection with the conversion. Upon completion of the stock offering, our common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
     The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not our affiliates may be resold without registration. Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.
Sarbanes-Oxley Act of 2002
     The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.
Regulatory Enforcement Authority
     Federal law provides federal banking regulators with substantial enforcement powers. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders, and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.
FEDERAL AND STATE TAXATION
     Federal Taxation. For federal income tax purposes, Northwest Bancshares, Inc. will file a consolidated federal income tax return with its wholly owned subsidiaries on a calendar year basis. The applicable federal income tax expense or benefit will be properly allocated to each subsidiary based upon taxable income or loss calculated on a separate company basis.
     We account for income taxes in accordance with SFAS 109. The asset and liability method accounts for deferred income taxes by applying the enacted statutory rates in effect at the balance sheet date to differences between the book basis and the tax basis of assets and liabilities. The resulting deferred tax liabilities and assets are adjusted to reflect changes in tax laws.
     Northwest Bancorp, Inc. is currently under examination by the Internal Revenue Service for the December 31, 2007 tax period. The statute of limitations is open for examinations by the Internal Revenue Service for the tax years ended December 31, 2007 and 2008.
     State Taxation. Northwest Bancshares, Inc. will be subject to the Corporate Net Income Tax and the Capital Stock Tax of the Commonwealth of Pennsylvania. Dividends received from Northwest Savings Bank qualify for a 100% dividends received deduction and are not subject to Corporate Net Income Tax. In addition, our investments in our subsidiaries will qualify as exempt intangible assets and greatly reduce the amount of Capital Stock Tax assessed.
     Northwest Savings Bank is subject to the Mutual Thrift Institutions Tax of the Commonwealth of Pennsylvania based on Northwest Savings Bank’s financial net income determined in accordance with generally accepted accounting principles with certain adjustments. The tax rate under the Mutual Thrift Institutions Tax is 11.5%. Interest on Pennsylvania and federal obligations is excluded from net income. An allocable portion of interest expense incurred to carry the obligations is disallowed as a deduction. Northwest Savings Bank is also subject to taxes in the other states in which it conducts business. These taxes are apportioned based upon the volume of business conducted in those states as a percentage of the whole. Because a majority of Northwest Savings Bank’s affairs are conducted in, or adjacent to, Pennsylvania, taxes paid to other states are not material.

     The subsidiaries of Northwest Savings Bank are subject to the Corporate Net Income Tax and the Capital Stock Tax of the Commonwealth of Pennsylvania and other applicable taxes in the states where they conduct business.
     As a Maryland business corporation, Northwest Bancshares, Inc. will be required to file annual returns with the State of Maryland.
MANAGEMENT
     The board of directors of Northwest Bancshares, Inc. will consist of nine individuals who currently serve as directors of Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank. The board of directors of Northwest Bancshares, Inc. will be divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year. The directors will be elected by the stockholders of Northwest Bancshares, Inc. for three-year terms, and until their successors are elected and have qualified. The terms of the directors of each of Northwest Bancshares, Inc. and Northwest Savings Bank are identical. The executive officers of Northwest Bancshares, Inc. are also executive officers of Northwest Bancorp, Inc. We expect that Northwest Bancshares, Inc. and Northwest Savings Bank will continue to have common directors until there is a business reason to establish separate management structures.
     The following individuals will serve as the executive officers of Northwest Bancshares, Inc. and hold the offices set forth below opposite their name.

Name	Positions Held
William J. Wagner	President and Chief Executive Officer
William W. Harvey, Jr.	Executive Vice President and Chief Financial Officer
Gregory C. LaRocca	Executive Vice President and Corporate Secretary
Steven G. Fisher	Executive Vice President — Banking Services
     Executive officers of Northwest Bancshares, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation or removal by the board of directors.
The Business Background of Our Directors and Executive Officers.
     The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.
Directors
     The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated.
     William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancorp, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancorp, Inc. in July 2003. Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the board of directors in 1994. Mr. Wagner is a certified public accountant. Age 55.

     John M. Bauer is co-founder and partner of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania, where he also served as President from 1989 through 2008. In 2008 he assumed the role of Co-Chairman of the company. Age 67.
     Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. Mr. Carr was appointed Lead Director of Northwest Bancorp, Inc. in 2003. Age 67.
     Thomas K. Creal, III is a self employed architectural consultant. He previously served as an architect in the architectural firm of Habiterra Architecture & Landscape Architecture, in Warren, Pennsylvania from 2003 until his retirement in December 2007, and was an owner/partner in the firm’s predecessor from 1970 to 2003. Age 70.
     Robert G. Ferrier has been President of Ferrier’s True Value Hardware, Erie, Pennsylvania since 1957. Age 69.
     A. Paul King has been President of Oral Surgery of Erie, Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. Dr. King was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000. Age 65.
     Joseph F. Long has served as President of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee. Age 67.
     Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1970 until August 2002. Age 65.
     Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982. Age 60.
Executive Officers who are not Directors
     The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.
     Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President of the Investment and Trust Services Group and the Deposit Administration Department, and as Corporate Secretary for Northwest Savings Bank and Northwest Bancorp, Inc. He was previously Chief Executive Officer of American Federal Savings, which merged with Northwest Savings Bank in March 1992. Age 58.
     William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancorp, Inc. Mr. Harvey is a certified public accountant. Age 42.

     Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group. He was formerly Senior Vice President of Operations of Northwest Savings Bank. Age 52.
Board Independence
     The board of directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell, and Tredway are each “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank. In addition, the board of directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.
     In determining the independence of the directors listed above, the board of directors reviewed the following transactions, none of which are required to be reported under “—Compensation Committee Interlocks and Insider Participation,” below. Directors Carr and McDowell each have a Northwest Savings Bank credit card. Directors Carr, King and McDowell have a home equity line of credit with Northwest Savings Bank. Director Ferrier has a mortgage loan and a home equity line of credit with Northwest Savings Bank. Director Bauer has a credit card and a commercial line of credit with Northwest Savings Bank. Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Carr, Bauer, King, Creal, Ferrier, Long and McDowell.
Compensation Committee Interlocks and Insider Participation
     Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell and Tredway. None of these individuals was an officer or employee of Northwest Bancorp, Inc. during the year ended December 31, 2008, or is a former officer of Northwest Bancorp, Inc.
     The following table sets forth information with respect to loans made by Northwest Savings Bank to Director Ferrier, pursuant to which Director Ferrier received interest rate discounts available to employees of Northwest Savings Bank, as described in “—Compensation Committee Interlocks and Insider Participation.” These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

		Nature	Largest Aggregate		Principal	Principal Paid	Interest Paid
		Of	Balance over	Interest	Balance	01/01/09 to	01/01/09 to
Name	Position	Transaction	Disclosure Period	Rate	06/30/09	06/30/09	06/30/09
Robert G. Ferrier	Director	Mortgage Fixed Term	$292,435	4.875% Fixed	$278,180	$14,255	$7,143
		Home Equity Line of Credit	$35,346	Prime + 2.50% Variable	$28,375	$18,000	$1,319
     During the year ended December 31, 2008, (i) no executive of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; (ii) no executive officer of Northwest Bancorp, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancorp, Inc.; and (iii) no executive officer of Northwest Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancorp, Inc.
Compensation Discussion and Analysis
     Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall corporate compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In that regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:
•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed in a competitive market environment;

•	assist in balancing the sometimes competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

•	use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and to provide a retention incentive.
     At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Senior Vice President of Human Resources. These reviews are intended to assure:
•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses and equity awards is competitive; and

•	the overall program is aligned with stockholders’ interest.
     The senior management compensation program utilizes competitive peer group information to determine base salary and annual cash bonus levels. We establish compensation levels for all positions with a goal that the total compensation paid for that position will approximate the market median (50th percentile). Market compensation is developed using national and/or regional financial industry data for executives and other management-level employees, and regional and/or local pay practices for other employees.

     Compensation Program. Compensation paid to our executive officers for 2008 consisted primarily of performance-based salary, annual cash bonuses and stock option awards. An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail asset growth as well as the performance of the individual employee. In addition, all of our employees, including executive officers, generally receive a holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service. Stock option awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provides an incentive for our key employees to remain employed with us. Approximately 350, or 17%, of our employees receive these stock option awards. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, the executive officers participate in a senior management life insurance plan and the Chief Executive Officer participates in a supplemental employee retirement plan.
     Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2008. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.
     The Compensation Committee reviewed 2008 compensation for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria. The Compensation Committee concluded that the executives’ compensation is consistent with market practice and is reasonable based on performance.
     Market Comparisons. In determining executive officer compensation, we utilize market information that is provided by our Senior Vice President of Human Resources, which is supported by survey data from two compensation consultants. We establish compensation targets for all of our employees so that their total compensation opportunity would approximate the market median (50th percentile). For the year ended December 31, 2008, our Senior Vice President of Human Resources utilized survey data from two nationally recognized compensation consultants (Watson Wyatt and William M. Mercer) in reviewing compensation for all employees. However, we also utilized the following peer group in determining market compensation for our executive officers:
First Commonwealth Financial Corporation
First Niagara Financial Group, Inc.
F.N.B. Corporation
National Penn Bancshares, Inc.
Provident Bancshares Corporation
S&T Bancorp, Inc.
Susquehanna Bancshares, Inc.
     Compensation data for our peer group is reviewed for reasonableness. In addition to this review, we rely primarily on certified market data for each job classification and responsibilities.
     Base Salary. Members of senior management, and all other employees, receive base salaries determined by the responsibilities, skills, performance, growth and experience related to their respective positions. Other factors considered in base salary determination are the competitiveness of total compensation and our ability to pay an appropriate and competitive salary. Base salaries are targeted consistent with our goal that our employees total compensation opportunity would approximate the market median (50th percentile). Specifically, base salaries range between 80% and 120% of the midpoint of the base salary established for each salary range. Base salaries above target (midpoint) will be limited to those whose performance clearly exceeds expectations. Performance expectations include measures of results and how results are achieved. Employees are eligible for periodic (normally annual) merit increases in their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, position of salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee reviews and approves any salary increases for executive officers. The base salary for each of the Named Executive Officers is reflected in the “Summary Compensation Table.”
     Annual Cash Incentive. We provide performance-based cash incentive awards to over 350 eligible management personnel, including executive officers, under the Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing us to control fixed compensation expense. Funding for the Management Bonus Plan is based on an assessment of our actual financial performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. Cash incentives are paid no later than March 15 of each year. For the year ended December 31, 2008, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail asset growth. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement as set forth in our strategic initiatives. Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel.
     The Management Bonus Plan sets forth eight levels of corporate performance targets, with the lowest level (Level 1) resulting in no cash incentive payments to the Named Executive Officers, and, for the 2008, the highest level (Level 8) resulting in cash incentive payments up to 35% of base salary. The performance targets for Levels 2, 5 and 8, which would result in cash incentive payments of 10%, 23% and 35% of base salary, respectively (the amounts set forth in the columns entitled “Threshold,” “Target” and “Maximum” under the “Estimated future payouts under Non-equity incentive plan awards” section of the table entitled “Grants Of Plan-Based Awards For The Year Ended December 31, 2008”) are as follows:

Bonus Level Under Management Bonus Plan
	Level 2	Level 5	Level 8
	(10% of	(23% of	(35% of
Performance Measure	Base Salary)	Base Salary)	Base Salary)
Return on Average Assets	0.75% to 0.79%	0.90% to 0.94%	Greater than 1.10%
Return on Average Equity	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Return on Average Tangible Equity	12.00% to 12.99%	15.00% to 16.99%	Greater than 18.00%
Percentage Growth in Earnings Per Share	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Retail Asset Growth	4.00% to 5.99%	10.00% to 11.99%	Greater than 15.00%
     The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions. For the year ended December 31, 2008, the Compensation Committee considered certain gains and losses in determining our performance under the Management Bonus Plan. The Committee excluded from operating results income resulting from Visa’s initial public offering, gains on the sale of investment securities and gains from the reversal of tax reserves. The

Committee also excluded from operating results losses resulting from the impairment write-down on investment securities, a prepayment penalty on Federal Home Loan Bank borrowings, loan loss provisions in amounts that exceeded net loan charge-offs and a valuation adjustment on the value of mortgage servicing rights.
     Long-Term Stock-Based Compensation. The purpose of our 2004 Stock Option Plan and our 2008 Stock Option Plan is to advance the interests of Northwest Bancorp, Inc. and its stockholders by providing key employees and outside directors, upon whose judgment, initiative and efforts the successful conduct of our business largely depends, with an additional incentive to perform in a superior manner. The plan was also designed to reward seniority as well as longevity and to attract and retain people of experience and ability.
     Each of our stock option plans was approved by our stockholders. The intention of the Compensation Committee with respect to the 2004 Stock Option Plan was to distribute a total of 655,552 shares to key employees in four distributions and with respect to the 2008 Stock Option Plan is to distribute a total of 1,750,000 shares to key employees and directors in up to seven distributions, with all grants based upon the level of responsibility of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.
     Grants of stock options to an individual are based primarily on the individual’s level of responsibility and their performance. During the year ended December 31, 2008, for each of the 2004 and 2008 stock option plans, the Chief Executive Officer was eligible to receive 9,500 stock options if he exceeded individual performance expectations, and 4,750 stock options if he met individual performance goals. Similarly, the other Named Executive Officers were eligible to receive 5,750 stock options if individual performance goals were exceeded, and 2,875 stock options if individual performance goals were met. For the year ended December 31, 2008, each Named Executive Officer received stock options based upon their exceeding individual performance expectations.
     In addition to stock options, Named Executive Officers also received grants of restricted stock during the year ended December 31, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. No grants were made under this plan to the Named Executive Officers during the year ended December 31, 2008.
     Employment Agreements. We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”
     Retirement Plans. All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See “Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21, completed six or more months of continuous service and have worked 1,000 hours or more are eligible to participate in our 401(k) plan. The 401(k) plan was modified as of January 1, 2008 to allow for immediate participation in the plan after age 21. The one year of service and 1,000 hour eligibility requirements still must be met before becoming eligible for the company match. Additionally, the plan was changed to allow for the company match to be made in Northwest Bancorp stock. Employees may elect to diversify their portion of matching funds in other investment options. We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our employee stock ownership plan. Allocations under the plan are based upon an employee’s salary in relation to the salary of all other qualified employees. Annual contributions to this plan are discretionary and no contributions were made during 2008.
     Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Executive Compensation
     The following table sets forth for the years ended December 31, 2008, 2007 and 2006 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancorp, Inc. or Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
							Change in
							pension value
							and
							nonqualified
						Non-equity	deferred
						incentive plan	compensation	All other
Name and principal				Stock awards	Option	compensation	earnings	compensation
position	Year	Salary ($)	Bonus ($)	($)(1)	awards ($)(2)	($)	($)(3)	($)(4)	Total ($)
William J. Wagner,	2008	473,322	23,666	65,117	166,245	86,800	160,039	27,303	1,002,492
Chairman of the Board,	2007	457,190	22,859	65,117	52,964	46,500	76,415	33,956	755,001
President and	2006	441,741	22,087	65,117	45,862	44,900	161,926	32,402	814,035
Chief Executive Officer

William W. Harvey, Jr.	2008	209,769	10,488	51,408	30,172	40,500	24,790	11,328	378,455
Executive Vice	2007	180,388	9,019	51,408	28,955	19,500	9,407	13,232	308,009
President- Finance and	2006	152,900	7,645	51,408	23,066	13,300	14,862	13,093	276,274
Chief Financial Officer

Gregory C. LaRocca,	2008	212,307	10,615	30,845	35,248	40,500	61,764	15,953	407,232
Executive Vice President	2007	190,527	9,526	30,845	29,383	20,000	33,102	16,652	326,035
and Corporate Secretary	2006	176,867	8,843	30,845	42,766	14,500	52,169	16,365	342,355

Robert A. Ordiway,	2008	216,166	10,808	30,845	35,248	40,500	71,712	16,793	422,072
Executive Vice	2007	203,116	10,156	30,845	29,383	20,800	48,952	14,968	354,020
President, Marketing and	2006	193,913	9,696	30,845	42,766	15,900	91,729	15,124	399,973
Facilities (5)

Steven G. Fisher,	2008	209,769	10,488	30,845	91,419	40,500	68,005	13,229	464,255
Executive Vice	2007	180,388	9,019	30,845	26,092	19,500	32,178	12,392	306,514
President, Banking	2006	152,900	7,645	30,845	21,391	13,300	43,904	11,860	281,845
Services

(footnotes on following page)

(footnotes from previous page)
(1)	Reflects the value of all stock awards that vested during the applicable year that were granted on March 16, 2005 under the Northwest Bancorp, Inc. 2004 Recognition and Retention Plan. The value is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards for 2008, 2007 and 2006 are included in Notes 1(o) and 15(d) to our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, respectively, as filed with the Securities and Exchange Commission.

(2)	Reflects the value of option awards that had been granted under the Northwest Bancorp, Inc. 2000, 2004 and 2008 Stock Option Plans. The value is the amount recognized for financial statement reporting purposes in accordance with SFAS 123(R), including the immediate expense for those executive officers that qualify for normal retirement (all Named Executive Officers except for Mr. Harvey). The assumptions used in the valuation of these awards for 2008, 2007 and 2006 are included in Notes 1(o) and 15(e) to our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006, respectively, as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value only.

(4)	The compensation represented by the amounts for 2008 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

	Company
	Contributions to	Company
	Qualified Defined	Paid Life	Restricted
	Contribution	Insurance	Stock	Total All Other
Name	Plan (a)	Premiums (b)	Dividends (c)	Compensation
William J. Wagner	$5,125	$17,496	$4,682	$27,303

William W. Harvey, Jr.	$6,293	$1,339	$3,696	$11,328

Gregory C. LaRocca	$6,110	$7,625	$2,218	$15,953

Robert A. Ordiway	$6,485	$8,090	$2,218	$16,793

Steven G. Fisher	$6,293	$4,718	$2,218	$13,229

(a)	Reflects contributions by Northwest Savings Bank to qualified defined contribution plans. Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation. For the year ended December 31, 2008, Northwest Savings Bank did not make a discretionary contribution to the employee stock ownership plan.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.

(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

(5)	Mr. Ordiway retired as an executive officer effective January 30, 2009.
     Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers. See “Employment Agreements.” Amounts listed in the “Bonus” column reflect a discretionary bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule. Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2008. Amounts listed in the “Non-equity incentive plan compensation” column reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan. See “Compensation Discussion and Analysis—Annual Cash Incentive.” Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for SFAS 87 accounting purposes at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the SFAS 87 discount rate as well as changes due to the accrual of plan benefits

     Plan-Based Awards. The following table sets forth for the year ended December 31, 2008 certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2008
									All other
								All other	option	Exercise		Grant
								stock	awards:	or base	Closing	Date Fair
		Estimated future payouts under Non-			Estimated future payouts under equity-			awards:	number of	price of	Market	Value of
		equity incentive plan awards			incentive plan awards			number of	securities	option	Price on	Stock and
		Threshold		Maximum	Threshold		Maximum	shares or	underlying	awards	Date of	Option
Name	Grant date	($)(1)	Target ($)	($)	(#)	Target (#)	(#)	units (#)	options (#)	($/Sh)	Grant	Awards ($)
William J. Wagner	(2)	48,180	110,814	168,630	—	—	—	—	—	—	—	—
	(3)	—	—	—	4,750	9,500	9,500	—	—	16.84	16.50	13,870

William W. Harvey, Jr.	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Gregory C. LaRocca	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Robert A. Ordiway	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

Steven G. Fisher	(2)	22,500	51,750	78,750	—	—	—	—	—	—	—	—
	(3)	—	—	—	2,875	5,750	5,750	—	—	16.84	16.50	8,395

(1)	Reflects minimum amount payable under the relevant plan if a payment is to be made to the Named Executive Officer.

(2)	On an annual basis, Named Executive Officers are eligible to receive incentive cash bonuses under the Management Bonus Plan.

(3)	On an annual basis, Named Executive Officers are eligible to receive stock options under our stock option plans. Equity incentive plan awards for the year ended December 31, 2008 were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan.
     Grants of cash bonuses reflected in the above table were made under our Management Bonus Plan. For the year ended December 31, 2008, bonuses were paid in March 2009, in the amounts listed in the “Summary Compensation Table.” For a discussion of this plan, see “Compensation Discussion and Analysis—Annual Cash Incentive.”
     Grants of stock options reflected in the above table were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan. For the year ended December 31, 2008, options were awarded in February 2009 to each Named Executive Officer in the amounts listed in the “Target” column. Stock options vest over seven years beginning one year from the date of grant, but vesting is accelerated in the event of a change in control of Northwest Savings Bank or Northwest Bancorp, Inc., or in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65, or the attainment of age 55 having completed 15 years of service, or retiring at any age having completed at least 25 years of service). The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant. For a further discussion of grants made pursuant to this plan for the year ended December 31, 2008, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

     Outstanding Equity Awards at Year End. The following tables set forth information with respect to outstanding equity awards as of December 31, 2008 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option awards						Stock awards
										Equity incentive
				Equity incentive					Equity incentive	plan awards:
	Number of	Number of		plan awards:					plan awards:	market or
	securities	securities		number of			Number of	Market value of	number of	payout value of
	underlying	underlying		securities			shares or units	shares or units	unearned shares,	unearned shares,
	unexercised	unexercised		underlying	Option		of stock that	of stock that	units or other	units or other
	options (#)	options (#)		unexercised	exercise price	Option	have not vested	have not vested	rights that have	rights that have
Name	exercisable	unexercisable		unearned options (#)	($)	expiration date	(#)	($)	not vested (#)	not vested ($)
William J. Wagner	8,600	—		—	9.780	10/17/11	6,080 (6)	129,990	—	—
	11,000	—		—	13.302	08/21/12
	11,000	—		—	16.590	08/20/13
	11,000	—		—	25.490	12/15/14
	5,700	3,800	(1)	—	22.930	01/19/15
	3,800	5,700	(2)	—	22.180	01/18/16
	1,900	7,600	(3)	—	25.890	01/17/17
	—	9,500	(4)	—	25.030	01/16/18
	—	9,500	(5)	—	22.030	11/19/18

William W. Harvey, Jr.	4,300	—		—	9.780	10/17/11	4,800 (6)	102,624	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	3,450	2,300	(1)	—	22.930	01/19/15
	2,300	3,450	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

Gregory C. LaRocca	4,300	—		—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

Robert A. Ordiway	4,300	—		—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—		—	13.302	08/21/12
	5,100	—		—	16.590	08/20/13
	5,100	—		—	25.490	12/15/14
	2,700	1,800	(1)	—	22.930	01/19/15
	1,800	2,700	(2)	—	22.180	01/18/16
	1,150	4,600	(3)	—	25.890	01/17/17
	—	5,750	(4)	—	25.030	01/16/18
	—	5,750	(5)	—	22.030	11/19/18

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008
	Option awards					Stock awards
									Equity incentive
			Equity incentive					Equity incentive	plan awards:
	Number of	Number of	plan awards:					plan awards:	market or
	securities	securities	number of			Number of	Market value of	number of	payout value of
	underlying	underlying	securities			shares or units	shares or units	unearned shares,	unearned shares,
	unexercised	unexercised	underlying	Option		of stock that	of stock that	units or other	units or other
	options (#)	options (#)	unexercised	exercise price	Option	have not vested	have not vested	rights that have	rights that have
Name	exercisable	unexercisable	unearned options (#)	($)	expiration date	(#)	($)	not vested (#)	not vested ($)
Steven G. Fisher	4,300	—	—	9.780	10/17/11	2,880 (6)	61,574	—	—
	5,100	—	—	13.302	08/21/12
	5,100	—	—	16.590	08/20/13
	5,100	—	—	25.490	12/15/14
	2,700	1,800 (1)	—	22.930	01/19/15
	1,800	2,700 (2)	—	22.180	01/18/16
	1,150	4,600 (3)	—	25.890	01/17/17
	—	5,750 (4)	—	25.030	01/16/18
	—	5,750 (5)	—	22.030	11/19/18

(1)	Remaining unexercisable options will vest equally on January 19, 2009 and 2010.

(2)	Remaining unexercisable options will vest equally on January 18, 2009, 2010 and 2011.

(3)	Remaining unexercisable options will vest equally on January 17, 2009, 2010, 2011 and 2012.

(4)	Remaining unexercisable options will vest equally over a seven-year period beginning January 16, 2009.

(5)	Remaining unexercisable options will vest equally over a seven-year period beginning November 19, 2009.

(6)	Unvested 2004 Recognition and Retention Plan shares will vest equally on March 16, 2009 and 2010.

     Option Exercises and Stock Vested. The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2008 for the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED
DECEMBER 31, 2008
	Option awards		Stock awards
	Number of shares		Number of shares
	acquired on exercise	Value realized on	acquired on vesting	Value realized on
Name	(#)	exercise ($)	(#)	vesting ($)(2)
William J. Wagner	—	—	3,040	82,749

William W. Harvey, Jr.	2,500	41,400 (1)	2,400	65,328

Gregory C. LaRocca	—	—	1,440	39,197

Robert A. Ordiway	—	—	1,440	39,197

Steven G. Fisher	—	—	1,440	39,197

(1)	Based on the difference between the $24.27 per share trading price on May 20, 2008 and the exercise price of $7.81.

(2)	Based on the $27.22 per share trading price of our common stock on March 16, 2008.
     Pension Benefits. The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2008 for the Named Executive Officers. See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2008
			Present value of
		Number of years	accumulated benefit	Payments during last
Name	Plan name	credited service (#)	($)	fiscal year ($)
William J. Wagner	Northwest Savings Bank Pension Plan	25	581,691	—
	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	25	644,456	—
William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	13	93,924	—
Gregory C. LaRocca	Northwest Savings Bank Pension Plan	23	415,381	—
Robert A. Ordiway	Northwest Savings Bank Pension Plan	34	781,097	—
Steven G. Fisher	Northwest Savings Bank Pension Plan	25	316,598	—

     Nonqualified Deferred Compensation. The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2008 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2008
	Executive	Registrant	Aggregate	Aggregate	Aggregate balance
	contributions in	contributions in	earnings in last	withdrawals/	at last fiscal year
Name	last fiscal year ($)	last fiscal year ($)	fiscal year ($)	distributions ($)	end ($)
William J. Wagner	—	—	613 (1)	—	17,520 (1)

William W. Harvey, Jr.	—	—	—	—	—

Gregory C. LaRocca	—	—	—	—	—

Robert A. Ordiway	—	—	—	—	—

Steven G. Fisher	—	—	—	—	—

(1)	Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”
     Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan. Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus. Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year. The interest rate paid for 2008 was 3.58%. Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.
Employment Agreements
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank are parties to a three-year employment agreement with William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director or trustee of Northwest Bancorp, MHC, Northwest Savings Bank and Northwest Bancorp, Inc. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date. Under the agreement, Mr. Wagner’s base salary ($481,800, effective July 1, 2008) is reviewed annually and may be increased but not decreased. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:
(i)	three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.
     To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank and Messrs. LaRocca, Ordiway, Harvey and Fisher (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2008, Mr. LaRocca’s base salary was $225,000; Mr. Ordiway’s base salary was $225,000; Mr. Harvey’s base salary was $225,000 and Mr. Fisher’s base salary was $225,000. In the event Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below). Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 18 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.
     The following provisions apply to all of the employment agreements. If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options awarded to the executive shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest

Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancorp, MHC or Northwest Bancorp, Inc. shall make such payments. The employment agreements are binding on successors to Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank.
     The following definitions apply to all of the employment agreements.
     Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or other material breach of any provision of the employment agreement. In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry. No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank.
     Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:
(i)	reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)	in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director or trustee of Northwest Bancorp, Inc., Northwest Bancorp, MHC and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)	in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)	a relocation of the executive’s principal place of employment by more than 30 miles;

(v)	liquidation or dissolution of Northwest Bancorp, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)	breach of the employment agreement by Northwest Bancorp, Inc. or Northwest Savings Bank.

     “Change in control” means a change in control of a nature that:
(i)	would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)	results in a change in control of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)	a change in control shall be deemed to have occurred at such time as:
(a)	any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than Northwest Bancorp, MHC is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancorp, Inc. representing 25% or more of the combined voting power of Northwest Bancorp, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)	individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancorp, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)	a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancorp, Inc., Northwest Bancorp, MHC or Northwest Savings Bank or similar transaction in which Northwest Bancorp, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)	a proxy statement soliciting proxies from stockholders of Northwest Bancorp, Inc., by someone other than the current management of Northwest Bancorp, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancorp, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancorp, Inc. is approved by Northwest Bancorp, Inc.’s board of directors or the requisite vote of Northwest Bancorp, Inc.’s stockholders; or

(e)	a tender offer is made for 25% or more of the voting securities of Northwest Bancorp, Inc. and the shareholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancorp, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.
     Each of the executives has acknowledged that mutual-to-stock conversion and the second step stock offering will not be treated as a change in control under the agreements.

Potential Payments to Named Executive Officers
     The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2008, pursuant to each individual’s employment agreement, pursuant to stock options that have been granted under our stock option plans and pursuant to our policies with respect to health care and other benefits continuation. For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$1,445,400	—	—	$481,800	$905,400	—

Bonus payment	$210,498	$70,166	—	$70,166	$70,166	$70,166

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$43,073	—	—	$38,789	—	—

William W. Harvey, Jr.
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$29,988	$29,988	—	$29,988	$29,988	$29,988

Stock option vesting acceleration	—	—	—	—	—	—

Health care and other benefits continuation	$21,536	—	—	$38,789	—	—

Gregory C. LaRocca
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$30,615	$30,615	—	$30,615	$30,615	$30,615
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$14,113	—	—

Robert A. Ordiway
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$31,608	$31,608	—	$31,608	$31,608	$31,608
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$38,789	—	—

Steven G. Fisher
	Involuntary Termination or
	Termination for Good Reason
	Before Change in Control or
	Voluntary Termination Upon
Type of	or Any Time After Change in	Voluntary	Termination
Benefit	Control	Termination	for Cause	Death	Disability	Retirement
Severance pay	$675,000	—	—	$225,000	$270,000	—

Bonus payment	$29,988	$29,988	—	$29,988	$29,988	$29,988
Stock option vesting acceleration	—	—	—	—	—	—
Health care and other benefits continuation	$21,536	—	—	$38,789	—	—
Defined Benefit Plan
     Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”). All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan. Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). At December 31, 2008, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.
     At the normal retirement age of 65, the plan is designed to provide a single life annuity benefit. The retirement benefits for employees hired or acquired prior to January 1, 2008 is an amount equal to

1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years. Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at or after age 55 and the completion of five years of service with us (or after 25 years of service and no minimum age). Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date. Benefits under the Retirement Plan are payable in various annuity forms. For the plan year ended December 31, 2008, we made contributions to the Retirement Plan of $6.0 million.
     Effective January 1, 2008, several changes were made to the Retirement Plan. The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008. Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).
     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2008, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified below.

Average		Years of Service and Annual Benefit Payable at Retirement
Compensation		15	20	25	30	35	40
$25,000		$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$50,000		$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$75,000		$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$100,000		$25,051	$33,402	$41,752	$44,752	$47,752	$47,752
$125,000		$33,301	$44,402	$55,502	$59,252	$63,002	$63,002
$150,000		$41,551	$55,402	$69,252	$73,752	$78,252	$78,252
$175,000		$49,801	$66,402	$83,002	$88,252	$93,502	$93,502
$200,000		$58,051	$77,402	$96,752	$102,752	$108,752	$108,752
$230,000	plus	$67,951	$90,602	$113,252	$120,152	$127,052	$127,052
     As of the plan year ended December 31, 2008, Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher had 25, 23, 34, 13 and 25 years of credited service (i.e., benefit service), respectively.
     The accrued annual pension benefit as of December 31, 2008 for Messrs. Wagner, LaRocca, Ordiway, Harvey and Fisher are $108,119, $64,016, $105,939, $38,218 and $75,132, respectively. As of December 31, 2008, Messrs. Wagner, LaRocca, Ordiway and Fisher qualified for early retirement under the Retirement Plan. If Messrs. Wagner, LaRocca, Ordiway and Fisher had retired on December 31, 2008, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $54,665, $38,762, $74,729 and $29,844, respectively.
Supplemental Executive Retirement Plan
     Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2008, that limit was $230,000). The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.
     Pre-retirement survivor benefits are provided for designated beneficiaries of participants who do not survive until retirement in an amount equal to the lump sum actuarial equivalent of the participant’s accrued benefit under the SERP. Pre-retirement benefits are payable in 120 equal monthly installments. The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.
     The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$100,000	$25,051	$33,402	$41,752	$44,752	$47,752	$47,752
$125,000	$33,301	$44,402	$55,502	$59,252	$63,002	$63,002
$150,000	$41,551	$55,402	$69,252	$73,752	$78,252	$78,252
$175,000	$49,801	$66,402	$83,002	$88,252	$93,502	$93,502
$200,000	$58,051	$77,402	$96,752	$102,752	$108,752	$108,752
$250,000	$74,551	$99,402	$124,252	$131,752	$139,252	$139,252
$300,000	$91,051	$121,402	$151,752	$160,752	$169,752	$169,752
$350,000	$107,551	$143,402	$179,252	$189,752	$200,252	$200,252
$400,000	$124,051	$165,402	$206,752	$218,752	$230,752	$230,752
     At December 31, 2008, Mr. Wagner was the only Named Executive Officer participant in the SERP and he had 25 years of credited service under the SERP. Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $184,000 for the year ended December 31, 2008.
Life Insurance Coverage
     Northwest Savings Bank generally provides group term life insurance to its employees. The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage. Pay grade level determines the multiple used. The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.
     Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan. This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense. The benefit then becomes a split dollar arrangement. The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive. The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.
     Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next $1,000. Multiples range from 150% to 500% based on pay grade levels. The Named Executives Officers are all in the highest multiple of 500%. The group term life insurance plan does not have a post-retirement death benefit provision. However, four of the five Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement. Through a special agreement in the group plan carve out provision, Mr. Ordiway will be provided with a post-retirement insurance benefit equal to fifty percent of his coverage in effect at the time of retirement. As of December 31, 2008, the pre-retirement death benefit amounts from the Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $700,000 for Mr. Ordiway; and $50,000 for Mr. Fisher. As of December 31, 2008, the post-retirement death benefit for Mr. Ordiway was $563,000.
     The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan. The specific arrangement with each Named Executive Officer is discussed below.
     The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2008 totaled $39,778, consisting of the following premiums: $17,598 for Mr. Wagner; $1,441 for Mr. Harvey; $7,727 for Mr. LaRocca; $8,192 for Mr. Ordiway; and $4,820 for Mr. Fisher. However, the imputed economic benefit for this life insurance coverage during 2008 was as follows: $17,496 for Mr. Wagner; $1,339 for Mr. Harvey; $7,625 for Mr. LaRocca; $8,090 for Mr. Ordiway; and $4,718 for Mr. Fisher. The imputed economic benefit to the Named Executive Officers of the 2008 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer. The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Directors’ Compensation
     The following table sets forth for the year ended December 31, 2008 certain information as to the total remuneration we paid to Northwest Bancorp, Inc.’s directors. Mr. Wagner does not receive separate compensation for his service as a director.

Director Compensation Table For the Year Ended December 31, 2008
							Change in pension value
						Non-equity	and nonqualified deferred	All other
	Fees earned or	Stock awards		Option awards		incentive plan	compensation earnings	compensation
Name	paid in cash ($)	($)(1)		($)(2)		compensation ($)	($)(3)	($)(4)	Total ($)
John M. Bauer	56,400	17,136	(5)	35,350	(5)	—	23,573	1,584	134,043
Richard L. Carr	69,500	17,136	(6)	35,350	(6)	—	21,976	1,584	145,546
Thomas K. Creal, III	62,700	17,136	(7)	35,350	(7)	—	27,354	1,584	144,124
Robert G. Ferrier	54,800	17,136	(8)	35,350	(8)	—	27,305	1,584	136,175
A. Paul King	53,400	17,136	(9)	35,350	(9)	—	19,258	1,584	126,728
Joseph F. Long	61,300	17,136	(10)	35,350	(10)	—	21,057	1,584	136,427
Richard E. McDowell	57,600	17,136	(11)	35,350	(11)	—	23,369	1,584	135,039
Philip M. Tredway	56,100	4,494	(12)(13)	2,587	(12)(14)	—	8,548	634	72,363

(1)	For all directors other than Mr. Tredway, reflects expense related to an award of 4,000 shares of restricted stock granted to each director on March 16, 2005 with a grant date fair value of $85,680 (based on a grant date fair value of $21.42 per share). This award vests equally over a five-year period beginning March 16, 2006. All values listed (including the value for Mr. Tredway) are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R). The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

(2)	Reflects expense related to an award of 3,000 stock options granted to each director on November 19, 2008 with a grant date fair value of $8,550 (based on a grant date fair value of $2.85 per stock option). This award vests equally over a seven-year period beginning November 19, 2009. These options have an exercise price of $22.03 per option. In addition, for all directors other than Mr. Tredway, reflects expense related to an award of 10,000 stock options granted to each director on January 19, 2005 with a grant date fair value of $67,000 (based on a grant date fair value of $6.70 per stock option). This award vests equally over a five-year period beginning January 19, 2006. Options have an exercise price of $22.93 per option. All values listed are the amounts recognized for financial statement reporting purposes in accordance with SFAS 123(R), including the immediate expense for those directors that qualify for normal retirement, which includes all directors except Mr. Tredway. The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(e) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission.

(3)	Reflects change in pension value and nonqualified deferred compensation for each director as follows: Mr. Bauer, $20,323 and $3,250; Mr. Carr. $20,206 and $1,770; Mr. Creal, $24,347 and $3,007; Mr. Ferrier, $22,426 and $4,879; Mr. King, $17,034 and $2,224; Mr. Long $20,166 and $891; Mr. McDowell, $17,046 and $6,323; and Mr. Tredway, $8,312 and $236.

(4)	Reflects dividends on unvested restricted stock awards.

(5)	At December 31, 2008, Mr. Bauer had 20,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(6)	At December 31, 2008, Mr. Carr had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(7)	At December 31, 2008, Mr. Creal had 13,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(8)	At December 31, 2008, Mr. Ferrier had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(9)	At December 31, 2008, Mr. King had 25,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(10)	At December 31, 2008, Mr. Long had 25,000 stock options outstanding and 1,600 unvested shares of restricted common stock

(11)	At December 31, 2008, Mr. McDowell had 23,000 stock options outstanding and 1,600 unvested shares of restricted common stock.

(12)	At December 31, 2008, Mr. Tredway had 5,000 stock options outstanding and 640 unvested shares of restricted stock.

(13)	Reflects expense related to an award of 800 shares of restricted stock granted on June 20, 2007 with a grant date fair value of $22,472 (based on a grant date fair value of $28.09 per share). This award vests equally over a five-year period beginning June 20, 2008.

(14)	In addition to the 3,000 options granted on November 19, 2008 as described in footnote (2) above, reflects expense related to an award of 2,000 stock options granted on June 20, 2007 with a grant date fair value of $11,600 (based on a grant date fair value of $5.80 per option). This award vests equally over a five-year period beginning June 20, 2008. Options have an exercise price of $28.09 per option.

     The full board of directors determines director compensation. In determining director compensation, we utilize peer group data that is provided by our President, Chief Executive Officer and Chairman of the Board, which is supported by survey data from compensation consultants.
     For the year ended December 31, 2008, nonemployee directors of Northwest Bancorp, Inc. and Northwest Savings Bank were paid a retainer of $16,200 per year plus $812.50 for each board meeting of Northwest Savings Bank and Northwest Bancorp, Inc. attended. Non-employee members of the Executive, Compensation, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancorp, Inc. and Northwest Savings Bank. The chairman of the Compensation, Trust, Audit and Risk Management committees were paid an additional $750 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year. Director Carr also received a fee of $1,500 per quarter as a retainer for his service as Lead Director for Northwest Bancorp, Inc. and Northwest Savings Bank. In addition, each member of the Board of Trustees of Northwest Bancorp, MHC was paid a retainer of $3,600 per year plus a fee of $200 for each board meeting attended. As of December 31, 2008, all directors of Northwest Bancorp, Inc. and Northwest Savings Bank were trustees of Northwest Bancorp, MHC.
     We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of his directors’ fees. The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancorp, Inc. on its bank owned life insurance policies that insure the directors’ lives. Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal annual installments. Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board. Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed. In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.
     We maintain a retirement plan for outside directors (the “Directors Plan”). Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan. Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement. If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him. Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement. Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years. In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid. During the year ended December 31, 2008, the expense to Northwest Savings Bank of the Directors Plan was $194,000.
     Options granted under our 2004 and 2008 Stock Option Plans, which grants are described in the footnotes to the table above, vest over a five-year and seven-year period, respectively. All nonstatutory options granted under the 2004 and 2008 Stock Option Plans expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director. However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancorp, Inc., nonstatutory options may be exercised for up to five years.
     Restricted shares granted under our 2004 Recognition and Retention Plan, which grants are described in the footnotes to the table above, vest over a five-year period. Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2004 Recognition and Retention Plan.
Benefits to be Considered Following Completion of the Conversion
     Following the offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards. If the stock-based incentive plan is adopted within one year following the conversion, the number of options granted or shares awarded under the plan may not exceed 10% and 4%, respectively, of the shares sold in the offering and issued to the charitable foundation, which when combined with our existing stock options and shares awarded under our existing stock option plans and recognition and retention plan will not exceed 10% and 4%, respectively, of the shares outstanding following the offering, in accordance with Office of Thrift Supervision regulations.
     We may fund our plans through open market purchases, as opposed to new issuance of common stock; however, if any options previously granted under our existing stock option plans are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or under extraordinary circumstances. We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test. The stock-based incentive plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Northwest Bancshares, Inc. common stock eligible to be cast. If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast. The following additional restrictions would apply to our stock-based incentive plan if the plan is adopted within one year after the stock offering:
•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Northwest Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of the grant;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Northwest Savings Bank or Northwest Bancshares, Inc.; and

•	our executive officers or directors must exercise or forfeit their options in the event that Northwest Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.
     In the event either federal or state regulators change their regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

BENEFICIAL OWNERSHIP OF COMMON STOCK
     Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of June 30, 2009, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock. Information with respect to share ownership by our directors and executive officers is included in “Management.”

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding
Northwest Bancorp, MHC	30,536,457	63.0%
100 Liberty Street Warren, Pennsylvania 16365

Northwest Bancorp, MHC,	31,321,057	64.6%
and all directors and executive officers of Northwest Bancorp, Inc. and Northwest Savings Bank as a group (12 directors and officers) (2)

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes shares of common stock held by Northwest Bancorp, MHC, of which our directors are also trustees. Excluding shares of common stock held by Northwest Bancorp, MHC, directors and executive officers of Northwest Bancorp, Inc. and Northwest Savings Bank owned 784,600 shares of common stock, or 1.6% of the outstanding shares.

     The following table provides the positions, ages and terms of office as applicable to our directors and executive officers along with the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, as of                     , 2009.

	Shares of Common
	Stock Beneficially		Percent
Name (1)	Owned (2)		of Class
Directors:
John M. Bauer	33,359	(3)	*
Richard L. Carr	58,745	(4)	*
Thomas K. Creal, III	9,605	(5)	*
Robert G. Ferrier	32,946	(6)	*
A. Paul King	36,235	(7)	*
Joseph F. Long	49,831	(8)	*
Richard E. McDowell	75,729	(9)	*
Philip M. Tredway	2,557	(10)	*
William J. Wagner	231,035	(11)	*

Executive Officers:
Gregory C. LaRocca	114,674	(12)	*
William W. Harvey, Jr.	51,834	(13)	*
Steven G. Fisher	88,050	(14)	*

All Directors and Executive Officers as a Group (12 Persons)

*	Less than 1%.

(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.

(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(3)	Includes options to purchase 15,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(4)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(5)	Includes options to purchase 8,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(6)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(7)	Includes options to purchase 20,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(8)	Includes options to purchase 20,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(9)	Includes options to purchase 18,000 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(10)	Includes options to purchase 400 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(11)	Includes options to purchase 60,600 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(12)	Includes options to purchase 29,350 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(13)	Includes options to purchase 31,100 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

(14)	Includes options to purchase 25,050 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
     The table below sets forth, for each of Northwest Bancshares, Inc.’s directors and executive officers and for all of the directors and executive officers as a group, the following information:
(vi)	the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Northwest Bancorp, Inc. common stock as of , 2009;

(vii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(viii)	the total amount of Northwest Bancshares, Inc. common stock to be held upon consummation of the conversion.
     In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Limitations on Common Stock Purchases.” Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase.

		Proposed Purchases of Stock in the		Total Common Stock to be Held
	Number of	Offering (1)			Percentage of
	Exchange Shares to	Number of		Number of	Total
Name of Beneficial Owner	be Held (2)	Shares	Amount	Shares	Outstanding
Directors:
William J. Wagner	480,437	15,000	$150,000	495,437	0.49%
John M. Bauer	69,370	500	5,000	69,870	0.07
Richard L. Carr	122,160	2,000	20,000	124,160	0.12
Thomas K. Creal, III	19,973	1,000	10,000	20,973	0.02
Robert G. Ferrier	68,511	4,000	40,000	72,511	0.07
A. Paul King	75,350	5,000	50,000	80,350	0.80
Joseph F. Long	103,623	1,000	10,000	104,623	0.10
Richard E. McDowell	157,478	5,000	50,000	162,478	0.16
Philip M. Tredway	5,317	500	5,000	5,817	0.01

Total	1,102,219	34,000	$340,000	1,136,219	1.11%

Executive Officers:
Gregory C. LaRocca	238,464	10,000	100,000	248,464	0.24
William W. Harvey	107,788	1,000	10,000	108,788	0.11
Steven G. Fisher	183,099	10,000	100,000	193,099	0.19

Total	529,351	21,000	$210,000	550,351	0.54%

Total for Directors and Executive Officers	1,631,570	55,000	$550,000	1,686,570	1.65%

*	Less than 1%.

(1)	Includes proposed subscriptions, if any, by associates.

(2)	Based on information presented in “Beneficial Ownership of Common Stock” and assumes an exchange ratio of 2.075 shares for each share of Northwest Bancorp, Inc.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING
STOCKHOLDERS OF NORTHWEST BANCORP, INC.
     General. As a result of the conversion, existing stockholders of Northwest Bancorp, Inc. will become stockholders of Northwest Bancshares, Inc. There are differences in the rights of stockholders of Northwest Bancorp, Inc. and stockholders of Northwest Bancshares, Inc. caused by differences between federal and Maryland law and regulations and differences in Northwest Bancorp, Inc.’s federal stock charter and bylaws and Northwest Bancshares, Inc.’s Maryland articles of incorporation and bylaws.
     This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. This discussion is qualified in its entirety by reference to the articles of incorporation and bylaws of Northwest Bancshares, Inc. and the Maryland General Corporation Law. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Northwest Bancshares, Inc.’s articles of incorporation and bylaws.
     Authorized Capital Stock. The authorized capital stock of both Northwest Bancorp, Inc. Northwest Bancshares, Inc. consists of 500,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
     Under the Maryland General Corporation Law and Northwest Bancshares, Inc.’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Northwest Bancorp, Inc.
     Northwest Bancorp, Inc.’s charter and Northwest Bancshares, Inc.’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. We currently have no plans for the issuance of additional shares for such purposes.
     Issuance of Capital Stock. Pursuant to applicable laws and regulations, Northwest Bancorp, MHC is required to own not less than a majority of the outstanding shares of Northwest Bancorp, Inc. common stock. Northwest Bancorp, MHC will no longer exist following consummation of the conversion.
     Northwest Bancshares, Inc.’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Northwest Bancorp, Inc.’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal stockholders’ meeting. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Northwest Bancshares, Inc. stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.
     Voting Rights. Neither Northwest Bancorp, Inc.’s stock charter or bylaws nor Northwest Bancshares, Inc.’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.
     Payment of Dividends. Northwest Bancorp, Inc.’s ability to pay dividends depends, to a large extent, upon Northwest Savings Bank’s ability to pay dividends to Northwest Bancorp, Inc. The Banking Code of the Commonwealth of Pennsylvania states, in part, that dividends may be declared and paid by Northwest Savings Bank only out of accumulated net earnings. A dividend may not be declared or paid unless the surplus, prior to the transfer of net earnings, would not be reduced by the payment of the dividend. Dividends may also not be declared or paid if Northwest Savings Bank is in default in payment of any assessment due to the FDIC.
     The same restrictions will apply to Northwest Savings Bank’s payment of dividends to Northwest Bancshares, Inc. Inc. In addition, Maryland law generally provides that Northwest Bancshares, Inc. is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.
     Board of Directors. Northwest Bancorp, Inc.’s stock charter and bylaws and Northwest Bancshares, Inc.’s articles of incorporation and bylaws each require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.
     Under Northwest Bancorp, Inc.’s bylaws, any vacancies on the board of directors of Northwest Bancorp, Inc. may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Northwest Bancorp, Inc. to fill vacancies may only serve until the next annual meeting of stockholders. Under Northwest Bancshares, Inc.’s articles of incorporation, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by a majority of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.
     Under Northwest Bancorp, Inc.’s bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares. Northwest Bancshares, Inc.’s articles of incorporation provide that any director may be removed for cause by the holders of at least 80% of the outstanding voting shares of Northwest Bancshares, Inc.
     Limitations on Liability. The charter and bylaws of Northwest Bancorp, Inc. do not limit the personal liability of directors.
     Northwest Bancshares, Inc.’s articles of incorporation provide that directors will not be personally liable for monetary damages to Northwest Bancshares, Inc. for certain actions as directors, except for (i) receipt of an improper personal benefit from their positions as directors, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might benefit Northwest Bancshares, Inc.
     Indemnification of Directors, Officers, Employees and Agents. Under current Office of Thrift Supervision regulations, Northwest Bancorp, Inc. shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Northwest Bancorp, Inc. or its stockholders. Northwest Bancorp, Inc. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Northwest Bancorp, Inc. is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.
     The articles of incorporation of Northwest Bancshares, Inc. provide that it shall indemnify its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses. Maryland law allows Northwest Bancshares, Inc. to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Northwest Bancshares, Inc. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.
     Special Meetings of Stockholders. Northwest Bancorp, Inc.’s bylaws provide that special meetings of Northwest Bancorp, Inc.’s stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of Northwest Bancorp, Inc. entitled to vote at the meeting. Northwest Bancshares, Inc.’s bylaws provide that special meetings of the stockholders of Northwest Bancshares, Inc. may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Stockholder Nominations and Proposals. Northwest Bancorp, Inc.’s bylaws generally provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Northwest Bancorp, Inc. at least five days before the date of any such meeting.
     Northwest Bancshares, Inc.’s bylaws generally provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Northwest Bancshares, Inc. at least 80 days prior and not earlier than 90 days prior to such meeting. However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.
     Management believes that it is in the best interests of Northwest Bancshares, Inc. and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.
     Stockholder Action Without a Meeting. The bylaws of Northwest Bancorp, Inc. provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote. The bylaws of Northwest Bancshares, Inc. do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.
     Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Northwest Bancorp, Inc., provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.
     Limitations on Voting Rights of Greater-than-10% Stockholders. Northwest Bancshares, Inc.’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Northwest Bancorp, Inc.’s charter does not provide such a limit on voting common stock.
     In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Northwest Bancshares, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Northwest Bancshares, Inc.’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
     Mergers, Consolidations and Sales of Assets. A federal regulation applicable to Northwest Bancorp, Inc. generally requires the approval of two-thirds of the board of directors of Northwest Bancorp, Inc. and the holders of two-thirds of the outstanding stock of Northwest Bancorp, Inc. entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Northwest Bancorp, Inc.’s assets. Such regulation permits Northwest Bancorp, Inc. to merge with another corporation without obtaining the approval of its stockholders if:
(i)	it does not involve an interim savings institution;

(ii)	Northwest Bancorp, Inc.’s federal stock charter is not changed;

(iii)	each share of Northwest Bancorp, Inc.’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Northwest Bancorp, Inc. after such effective date; and

(iv)	either:

(a)	no shares of voting stock of Northwest Bancorp, Inc. and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)	the authorized but unissued shares or the treasury shares of voting stock of Northwest Bancorp, Inc. to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Northwest Bancorp, Inc. outstanding immediately prior to the effective date of the transaction.
     Under Maryland law, “business combinations” between Northwest Bancshares, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Northwest Bancshares, Inc.’s voting stock after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Northwest Bancshares, Inc. at any time after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Northwest Bancshares, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
     After the five-year prohibition, any business combination between Northwest Bancshares, Inc. and an interested stockholder generally must be recommended by the board of directors of Northwest Bancshares, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Northwest Bancshares, Inc. and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Northwest Bancshares, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Northwest Bancshares, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
     Evaluation of Offers. The articles of incorporation of Northwest Bancshares, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Northwest Bancshares, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Northwest Bancshares, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:
•	the economic effect, both immediate and long-term, upon Northwest Bancshares, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Northwest Bancshares, Inc. and its subsidiaries and on the communities in which Northwest Bancshares, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Northwest Bancshares, Inc.;

•	whether a more favorable price could be obtained for Northwest Bancshares, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Northwest Bancshares, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Northwest Bancshares, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Northwest Bancshares, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.
     If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
     Northwest Bancorp, Inc.’s charter and bylaws do not contain a similar provision.
     Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements. The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange or quoted on the Nasdaq stock market are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange or quoted on the Nasdaq stock market, or any combination of such shares of stock and cash.
     Under Maryland law, stockholders of Northwest Bancshares, Inc. will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Northwest Bancshares, Inc. is a party as long as the common stock of Northwest Bancshares, Inc. trades on the Nasdaq Global Select Market.

     Amendment of Governing Instruments. No amendment of Northwest Bancorp, Inc.’s stock charter may be made unless it is first proposed by the board of directors of Northwest Bancorp, Inc., then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.
     Northwest Bancshares, Inc.’s articles of incorporation may be amended by the vote of the holders of a majority of the outstanding shares of common stock if at least two-thirds of the members of the board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:
(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Northwest Bancshares, Inc.;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Northwest Bancshares, Inc.;

(xi)	The limitation of liability of officers and directors to Northwest Bancshares, Inc. for money damages; and

(xii)	The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xi) of this list.
     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF NORTHWEST BANCSHARES, INC.
     Although the board of directors of Northwest Bancshares, Inc. is not aware of any effort that might be made to obtain control of Northwest Bancshares, Inc. after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Northwest Bancshares, Inc.’s articles of incorporation to protect the interests of Northwest Bancshares, Inc. and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Northwest Savings Bank, Northwest Bancshares, Inc. or Northwest Bancshares, Inc.’s stockholders.
     The following discussion is a general summary of the material provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws, Northwest Savings Bank’s charter and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and reference should be made in each case to the actual document or regulatory provision in question. Northwest Bancshares, Inc.’s articles of incorporation and bylaws are included as part of Northwest Bancorp, MHC’s application for conversion filed with the Office of Thrift Supervision and Northwest Bancshares, Inc.’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”
Northwest Bancshares, Inc.’s Articles of Incorporation and Bylaws
     Northwest Bancshares, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Northwest Bancshares, Inc. more difficult.
     Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of our board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.
     Restrictions on Call of Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.
     Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.
     Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.
     Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”)

     Authorized but Unissued Shares. After the conversion, Northwest Bancshares, Inc. will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Northwest Bancshares, Inc. Following the Conversion.” The articles of incorporation authorize 50,000,000 shares of serial preferred stock. Northwest Bancshares, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Northwest Bancshares, Inc. that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Northwest Bancshares, Inc. The board of directors has no present plan or understanding to issue any preferred stock.
     Amendments to Governing Instruments. Amendments to the articles of incorporation must be approved by our board of directors and also by at least a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Northwest Bancorp, Inc.—Amendment of Governing Instruments” above.
     The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Northwest Bancshares, Inc.’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this supermajority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.
     Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Northwest Bancshares, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Northwest Bancshares, Inc.’s voting stock after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Northwest Bancshares, Inc. at any time after the date on which Northwest Bancshares, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Northwest Bancshares, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
     After the five-year prohibition, any business combination between Northwest Bancshares, Inc. and an interested stockholder generally must be recommended by the board of directors of Northwest Bancshares, Inc. and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Northwest Bancshares, Inc. and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Northwest Bancshares, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Northwest Bancshares, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
     Evaluation of Offers. The articles of incorporation of Northwest Bancshares, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Northwest Bancshares, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Northwest Bancshares, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:
•	the economic effect, both immediate and long-term, upon Northwest Bancshares, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Northwest Bancshares, Inc. and its subsidiaries and on the communities in which Northwest Bancshares, Inc. and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Northwest Bancshares, Inc.;

•	whether a more favorable price could be obtained for Northwest Bancshares, Inc.’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Northwest Bancshares, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Northwest Bancshares, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Northwest Bancshares, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.
     If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.
     Purpose and Anti-Takeover Effects of Northwest Bancshares, Inc.’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above or below are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Northwest Bancshares, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Northwest Bancshares, Inc. and to negotiate more effectively for what may be in the best interests of its stockholders. Accordingly, our board of directors believes that it is in the best interests of Northwest Bancshares, Inc. and its stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Northwest Bancshares, Inc. and that is in the best interests of all stockholders.
     Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Northwest Bancshares, Inc. for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Northwest Bancshares, Inc.’s assets.
     Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.
     Despite our belief as to the benefits to stockholders of these provisions of Northwest Bancshares, Inc.’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.
     Following the conversion, pursuant to applicable law and, if required, following the approval by stockholders, we may adopt additional anti-takeover provisions in our articles of incorporation or other devices regarding the acquisition of our equity securities that would be permitted for a Maryland business corporation.

     The cumulative effect of the restrictions on acquisition of Northwest Bancshares, Inc. contained in our articles of incorporation and bylaws and in Maryland law may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain stockholders of Northwest Bancshares, Inc. may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.
Conversion Regulations
     Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.
Change in Control Regulations
     Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Office of Thrift Supervision.
     Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank’s voting stock, if the acquiror is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank’s stock who do not intend to participate in or seek to exercise control over a savings bank’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”
     The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:
(i)	the acquisition would result in a monopoly or substantially lessen competition;

(ii)	the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

(iii)	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

DESCRIPTION OF CAPITAL STOCK OF NORTHWEST BANCSHARES, INC.
General
     Northwest Bancshares, Inc. is authorized to issue 500,000,000 shares of common stock, par value of $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. Northwest Bancshares, Inc. currently expects to issue in the offering up to 73,025,000 shares of common stock, subject to adjustment, and up to 83,978,750 shares, subject to adjustment, in exchange for the publicly held shares of Northwest Bancorp, Inc. Northwest Bancshares, Inc. will not issue shares of preferred stock in the conversion. Each share of Northwest Bancshares, Inc. common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.
     The shares of common stock of Northwest Bancshares, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.
Common Stock
     Dividends. Northwest Bancshares, Inc. may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by Northwest Bancshares, Inc. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of Northwest Bancshares, Inc. will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Northwest Bancshares, Inc. issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.
     Voting Rights. Upon consummation of the conversion, the holders of common stock of Northwest Bancshares, Inc. will have exclusive voting rights in Northwest Bancshares, Inc. They will elect Northwest Bancshares, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Northwest Bancshares, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northwest Bancshares, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.
     As a Pennsylvania stock savings association, corporate powers and control of Northwest Savings Bank are vested in its board of directors, who elect the officers of Northwest Savings Bank and who fill any vacancies on the board of directors. Voting rights of Northwest Savings Bank are vested exclusively in the owners of the shares of capital stock of Northwest Savings Bank, which will be Northwest Bancshares, Inc., and voted at the direction of Northwest Bancshares, Inc.’s board of directors. Consequently, the holders of the common stock of Northwest Bancshares, Inc. will not have direct control of Northwest Savings Bank.
     Liquidation. In the event of any liquidation, dissolution or winding up of Northwest Savings Bank, Northwest Bancshares, Inc., as the holder of 100% of Northwest Savings Bank’s capital stock,

would be entitled to receive all assets of Northwest Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Northwest Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Northwest Bancshares, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Northwest Bancshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.
     Preemptive Rights. Holders of the common stock of Northwest Bancshares, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.
Preferred Stock
     None of the shares of Northwest Bancshares, Inc.’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
TRANSFER AGENT
     The transfer agent and registrar for Northwest Bancshares, Inc.’s common stock is American Stock Transfer & Trust Company, Brooklyn, New York.
EXPERTS
     The consolidated financial statements of Northwest Bancorp, Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 consolidated financial statements contains an explanatory paragraph that states that the Company adopted a new framework for measuring fair value effective January 1, 2008 in accordance with FASB No. 157, Fair Value Measurements.
     The discussions related to state income taxes included under the “Material Income Tax Consequences” heading of the Conversion and Offering Section, were prepared for the Company by KPMG LLP, independent registered public accounting firm, and have been included herein upon the authority of said firm as experts in tax matters.
     RP Financial, LC. has consented to the publication herein of the summary of its report to Northwest Bancshares, Inc. setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the offering and its letter with respect to subscription rights.
LEGAL MATTERS
     Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Northwest Bancshares, Inc., Northwest Bancorp, MHC, Northwest Bancorp, Inc. and Northwest Savings Bank, will issue to

Northwest Bancshares, Inc. its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion and its opinion regarding the contribution to the charitable foundation. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Sonnenschein Nath & Rosenthal LLP.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     Northwest Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Northwest Bancshares, Inc. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
     Northwest Bancorp, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This proxy statement/prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311. Our plan of conversion and reorganization is available, upon request, at each of our banking offices.
     In connection with the offering, Northwest Bancshares, Inc. will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Northwest Bancshares, Inc. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion and reorganization, Northwest Bancshares, Inc. has undertaken that it will not terminate such registration for a period of at least three years following the offering.
OTHER MATTERS
     As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution

Amount
* Registrant’s Legal Fees and Expenses	$800,000
* Registrant’s Accounting Fees and Expenses	550,000
* Marketing and Records Management Fees (1)	8,442,375
* Marketing Agent Expenses (Including Legal Fees and Expenses)	225,000
* Appraisal Fees and Expenses	240,000
* Business Plan Fees and Expenses	51,000
* Printing, Edgar and Mailing Fees (Excluding Postage)	800,000
* Postage	1,000,000
* Filing Fees (FINRA, Nasdaq, SEC and OTS)	180,500
* Blue Sky Fees	5,000
* Proxy Solicitation	500,000
* Transfer Agent and Registrar Fees and Expenses	50,000
* Other	50,000

* Total	$12,893,875

*	Estimated

(1)	Northwest Bancshares, Inc. has retained Stifel, Nicolaus & Company, Incorporated to assist in the sale of common stock on a best efforts basis in the offerings, and to serve as records management agent in connection with the conversion and offering. Fees are estimated at the maximum, as adjusted, of the offering range.
Item 14. Indemnification of Directors and Officers
     Articles 10 and 11 of the Articles of Incorporation of Northwest Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:
     ARTICLE 10. Indemnification, etc. of Directors and Officers.
     A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.
     C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.
     D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.
     E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.
     Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.
     ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15. Recent Sales of Unregistered Securities
          Not Applicable.
Item 16. Exhibits and Financial Statement Schedules:
          The exhibits and financial statement schedules filed as part of this registration statement are as follows:
(a)	List of Exhibits
1.1	Engagement Letter between Northwest Bancorp, Inc. and Northwest Bancorp, MHC and Stifel, Nicolaus & Company, Incorporated

1.2	Form of Agency Agreement between Northwest Bancshares, Inc. and Stifel, Nicolaus & Company, Incorporated*

2	Northwest Bancorp, MHC Plan of Conversion and Reorganization (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 2, 2009).

3.1	Articles of Incorporation of Northwest Bancshares, Inc.

3.2	Bylaws of Northwest Bancshares, Inc.

4	Form of Common Stock Certificate of Northwest Bancshares, Inc.

5	Form of Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick

10.1	Amendment and Restatement of Deferred Compensation Plan for Outside Directors Of Northwest Savings Bank and Eligible Affiliates (Incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 4, 2009).

10.2	Retirement Plan for Outside Directors of Northwest Savings Bank and Eligible Affiliates (Incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 4, 2009).

10.3	Amended and Restated Northwest Savings Bank Nonqualified Supplemental Retirement Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 4, 2009).

10.4	Employee Stock Ownership Plan.

10.5	Northwest Bancorp, Inc. 2004 Stock Option Plan (Incorporated by reference to Appendix B to the Registrant’s Proxy Statement filed with the SEC on October 6, 2004).

10.6	Northwest Bancorp, Inc. 2004 Recognition and Retention Plan (Incorporated by reference to Appendix C to the Registrant’s Proxy Statement filed with the SEC on October 6, 2004).

10.7	Management Bonus Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 4, 2009).

10.8	Management Bonus Guidelines for Management Bonus Plan (Incorporated by reference to Exhibit 10.7 to the Registrant’s Amended Annual Report on Form 10-K/A filed with the SEC on April 16, 2009).

10.9	Northwest Bancorp, Inc. 2008 Stock Option Plan (Incorporated by reference to Appendix A to the Registrant’s Proxy Statement filed with the SEC on April 11, 2007).

10.10	Amended and Restated Northwest Savings Bank and Affiliates Upper Managers Bonus Deferred Compensation Plan (Incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 4, 2009).

10.11	Employment Agreement for William J. Wagner (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2007).

10.12	Employment Agreement for William W. Harvey, Jr. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2007).

10.13	Employment Agreement for Steven G. Fisher (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2007).

10.14	Employment Agreement for Gregory C. LaRocca (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 25, 2007).

21	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 4, 2009).

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8)

23.2	Consent of KPMG LLP

23.3	Consent of RP Financial, LC.

24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Northwest Savings Bank and RP Financial, LC.

99.2	Business Plan Agreement by and among Northwest Savings Bank, Northwest Bancorp, Inc. and FinPro, Inc.

99.3	Appraisal Report of RP Financial, LC.**

99.4	Letter of RP Financial, LC. with respect to Subscription Rights

99.5	Marketing Materials*

99.6	Order and Acknowledgment Form*

*	To be filed supplementally or by amendment.

**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection, during business hours, at the principal offices of the SEC in Washington, D.C.

     (b) Financial Statement Schedules
     No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.
Item 17. Undertakings
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein:
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warren, Commonwealth of Pennsylvania on September 9, 2009.

NORTHWEST BANCSHARES, INC.
By:	/s/ William J. Wagner
Chairman, President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY
     We, the undersigned directors and officers of NW Financial, Inc. (the “Company”) hereby severally constitute and appoint William J. Wagner as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William J. Wagner may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William J. Wagner shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ William J. Wagner William J. Wagner	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 9, 2009

/s/ William W. Harvey, Jr. William W. Harvey, Jr.	Executive Vice President — Finance and Chief Financial Officer (Principal Financial Officer)	September 9, 2009

/s/ Gerald J. Ritzert Gerald J. Ritzert	Senior Vice President and Controller (Principal Accounting Officer)	September 9, 2009

/s/ John M. Bauer John M. Bauer	Director	September 9, 2009

/s/ Richard L. Carr Richard L. Carr	Director	September 9, 2009

/s/ Thomas K. Creal, III Thomas K. Creal, III	Director	September 9, 2009

Signatures	Title	Date

/s/ Robert G. Ferrier Robert G. Ferrier	Director	September 9, 2009

/s/ A. Paul King A. Paul King	Director	September 9, 2009

/s/ Joseph F. Long Joseph F. Long	Director	September 9, 2009

/s/ Richard E. McDowell Richard E. McDowell	Director	September 9, 2009

/s/ Philip M. Tredway Philip M. Tredway	Director	September 9, 2009